UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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D. BORAL ARC ACQUISITION I CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF

D. BORAL ARC ACQUISITION I CORP.

(a British Virgin Islands business company)

PROSPECTUS

FOR UP TO 60,456,000 SHARES OF CLASS A ORDINARY COMMON STOCK,

30,744,000 SHARES OF CLASS B SUPER COMMON STOCK, AND

14,100,000 WARRANTS TO PURCHASE SHARES OF CLASS A ORDINARY COMMON STOCK

(For Issuance)

OF

D. BORAL ARC MERGER CORPORATION

(to be renamed “Exascale Labs Holdings Inc.” in connection with the Business Combination described herein)

On January 11, 2026, D. Boral ARC Acquisition I Corp., a British Virgin Islands business company (“BCAR” or the “Parent”), entered into that certain Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and a direct, wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of BCAR (“Merger Sub”), and Exascale Labs Inc., a Delaware corporation (the “Company” or “Exascale”). Capitalized terms used but not defined herein shall have the meaning given to them in the Business Combination Agreement. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

Exascale is a next-generation artificial intelligence (“AI”) infrastructure provider operating an asset-light, software-defined graphics processing unit (“GPU”) compute platform and related AI infrastructure solutions. Exascale’s core business includes GPU-as-a-Service (“GaaS”), through which it provides reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for AI data center (“AIDC”) operators. In addition, Exascale has developed certain modular data center, high-density liquid cooling, high-voltage direct current (“HVDC”) power and energy storage solutions that are designed to address deployment bottlenecks in AI infrastructure and that Exascale believes are ready for commercial engagement, although these capabilities have not yet generated revenue as of the date of this proxy statement/prospectus. The platform is purpose-built for large-scale AI workloads, including large language model (“LLM”) training, fine-tuning, and high-concurrency inference. Additional information about Exascale is set forth in the section titled “Information about Exascale” in this proxy statement/prospectus.

The Business Combination Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur (together with the other agreements and transactions contemplated by the Business Combination Agreement, the “Business Combination”):

(i)	Subject to the conditions of the Business Combination Agreement, BCAR shall continue out of the British Virgin Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger of BCAR with and into PubCo (the “Domestication Merger”), with PubCo continuing as the surviving company pursuant to the Business Companies Act, (Revised Edition 2020) as amended, of the British Virgin Islands and Section 388 and other applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). Upon the Domestication Merger, PubCo shall change its name to “Exascale Labs Holdings Inc.”; and, thereafter

(ii)	Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall continue as the surviving corporation and become a wholly-owned subsidiary of PubCo (the “Acquisition Merger”).

The BCAR Board has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of BCAR and its shareholders because they believe that Exascale is a company with strong revenue growth potential. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the BCAR Board reviewed various industry and financial data and the due diligence and evaluation materials provided by Exascale, demonstrating that Exascale has a business plan dedicated to both near term cash flow as well as long term growth. See “The Business Combination Proposal — BCAR Board of Directors’ Reasons for the Approval of the Business Combination” on page 130.

Consideration and Structure

Under the Business Combination Agreement, the Merger Consideration is 50,000,000 shares of PubCo Common Stock to be issued at the closing of the Business Combination. Holders of shares of Exascale Class A common stock and Exascale securities convertible or exchangeable for shares of Exascale Class A common stock (including the Exascale Safeholders, the Base Camp Investor and the Exascale Equity Incentive Recipients) will receive shares of PubCo Class A Ordinary Common Stock for such Exascale securities, and holders of Exascale Class B common stock will receive shares of PubCo Class B Super Common Stock for such Exascale securities. Completion of the Business Combination is subject to the satisfaction or waiver, where permissible, of various conditions to closing.

BCAR’s Units, Class A Ordinary Shares and Public Warrants are currently traded on the Global Market tier of the Nasdaq Stock Market LLC under the symbols “BCARU,” “BCAR” and “BCARW,” respectively. BCAR has applied to have the PubCo Class A Ordinary Common Stock (as defined below) and the PubCo Warrants (as defined below) listed on Nasdaq under the ticker symbols “XLAB” and “XLABW,” respectively. It is a condition precedent to the consummation of the Business Combination that BCAR receive confirmation from Nasdaq (or another nationally recognized securities exchange in the United States as may be agreed by BCAR and Exascale) that the securities have been conditionally approved for listing on such exchange, but there can be no assurance such listing conditions will be met or that BCAR will obtain such confirmation from such exchange.

The following summarizes the pro forma ownership of PubCo’s Class A common stock, par value $0.0001 per share and having one (1) vote per share (“PubCo Class A Ordinary Common Stock”), and PubCo’s Class B common stock, par value $0.0001 per share and having twenty (20) votes per share (“PubCo Class B Super Common Stock”), immediately following the Business Combination across a range of varying redemption scenarios.

	Assuming No Redemption			Assuming 50% of Maximum Redemption			Assuming 100% of Maximum Redemption
	Shares	Ownership %	Voting %	Shares	Ownership %	Voting %	Shares	Ownership %	Voting %
PubCo Class A Ordinary Common Stock held by former Exascale Securityholders (including Exascale Class A common stockholders, the Exascale Safeholders, the Exascale Base Camp Investor, and the Exascale Equity Incentive Recipients)(1)	19,256,000	21.1%	2.9%	19,256,000	24.9%	2.9%	19,256,000	30.5%	3.0%
PubCo Class B Super Common Stock held by former Exascale stockholders(2)	30,744,000	33.7%	91.1%	30,744,000	39.8%	93.0%	30,744,000	48.6%	95.0%
PubCo Class A Ordinary Common Stock held by Insiders(3)	13,200,000	14.5%	2.0%	13,200,000	17.1%	2.0%	13,200,000	20.9%	2.0%
PubCo Class A Ordinary Common Stock held by Non-Affiliated Public	28,000,000	30.7%	4.2%	14,000,000	18.2%	2.1%	-	-%	-%
Total pro forma PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock	91,200,000	100.0%	100.0%	77,200,000	100.0%	100%	63,200,000	100.0%	100%

1.	Consists of (i) 10,100,000 PubCo Class A Ordinary Common Stock to be issued to current holders of Exascale Class A common stock, (ii) 8,766,500 PubCo Class A Ordinary Common Stock to be issued to the Exascale Safeholders, (iii) 312,500 PubCo Class A Ordinary Common Stock to be issued to the Exascale Base Camp Investor, and (iv) 77,000 PubCo Class A Ordinary Common Stock to be issued to the Exascale Equity Incentive Recipients. For additional details, see “Questions and Answers for Shareholders of BCAR—What will Exascale Securityholders receive in connection with the Business Combination?” Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Consideration” and “Unaudited Pro Forma Condensed Combined Financial Information—Description of the Transactions.”
2.	Consists of 30,744,000 PubCo Class B Super Common Stock to be issued to current holders of Exascale Class B common stock. For additional details, see “Questions and Answers for Shareholders of BCAR—What will Exascale Securityholders receive in connection with the Business Combination?” Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Consideration” and “Unaudited Pro Forma Condensed Combined Financial Information—Description of the Transactions.”
3.	Consists of 13,200,000 PubCo Class A Ordinary Common Stock to be issued in exchange for (i) 12,000,000 BCAR Class B Ordinary Shares held by the Sponsor and its affiliates, (ii) 200,000 BCAR Class A Ordinary Shares underlying the Private Units held by the Sponsor and (iii) 1,000,000 BCAR Class A Ordinary Shares (being the Representative Shares) held by BCAR’s Chairman and Chief Executive Officer.

Stockholders will experience additional dilution to the extent PubCo issues additional shares of PubCo Common Stock in connection with any Minimum Cash Financing and/or after the closing of the Business Combination. The table above excludes any shares that will be issuable upon the exercise or settlement of: (i) the 100,000 Private Placement Warrants, and (ii) the 14,000,000 Public Warrants.

Dilution

The following table illustrates varying ownership levels in PubCo immediately following the consummation of the Business Combination based on the varying levels of redemptions by the Public Shareholders, on a fully diluted basis, showing full exercise and conversion of all securities, including the Public Warrants and Private Placement Warrants.

	Assuming No Redemption			Assuming 50% of Maximum Redemption			Assuming 100% of Maximum Redemption
	Shares	Ownership %	Voting %	Shares	Ownership %	Voting %	Shares	Ownership %	Voting %
PubCo Class A Ordinary Common Stock held by former Exascale Securityholders (including Exascale Class A common stockholders, the Exascale Safeholders, the Exascale Base Camp Investor, and the Exascale Equity Incentive Recipients)(1)	19,256,000	18.3%	2.8%	19,256,000	22.8%	2.9%	19,256,000	30.4%	3.0%
PubCo Class B Super Common Stock held by former Exascale stockholders(2)	30,744,000	29.2%	89.2%	30,744,000	36.5%	92.0%	30,744,000	48.6%	95.0%
PubCo Class A Ordinary Common Stock held by Insiders(3)	13,300,000	12.6%	1.9%	13,300,000	15.8%	2.0%	13,300,000	21.0%	2.1%
PubCo Class A Ordinary Common Stock held by Non-Affiliated Public	42,000,000	39.9%	6.1%	21,000,000	24.9%	3.1%	-	-%	-%
Total pro forma PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock	105,300,000	100.0%	100%	84,300,000	100.0%	100%	63,300,000	100.0%	100%

1.	Consists of (i) 10,100,000 PubCo Class A Ordinary Common Stock to be issued to current holders of Exascale Class A common stock, (ii) 8,766,500 PubCo Class A Ordinary Common Stock to be issued to the Exascale Safeholders, (iii) 312,500 PubCo Class A Ordinary Common Stock to be issued to the Exascale Base Camp Investor, and (iv) 77,000 PubCo Class A Ordinary Common Stock to be issued to the Exascale Equity Incentive Recipients. For additional details, see “Questions and Answers for Shareholders of BCAR—What will Exascale Securityholders receive in connection with the Business Combination?” Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Consideration” and “Unaudited Pro Forma Condensed Combined Financial Information—Description of the Transactions.”
2.	Consists of 30,744,000 PubCo Class B Super Common Stock to be issued to current holders of Exascale Class B common stock. For additional details, see “Questions and Answers for Shareholders of BCAR—What will Exascale Securityholders receive in connection with the Business Combination?” Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Consideration” and “Unaudited Pro Forma Condensed Combined Financial Information—Description of the Transactions.”
3.	Consists of 13,300,000 PubCo Class A Ordinary Common Stock to be issued in exchange for (i) 12,000,000 BCAR Class B Ordinary Shares held by the Sponsor and its affiliates, (ii) 200,000 BCAR Class A Ordinary Shares underlying the Private Units held by the Sponsor, (iii) 100,000 BCAR Class A Ordinary Shares underlying Private Placement Warrants held by the Sponsor and (iv) 1,000,000 BCAR Class A Ordinary Shares (being the Representative Shares) held by BCAR’s Chairman and Chief Executive Officer.

Although the PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock have identical economic rights, each holder of PubCo Class A Common Stock shall be entitled to one (1) vote for each share of PubCo Class A Ordinary Common Stock held and twenty (20) votes for each PubCo share of PubCo Class B Super Common Stock held.

For more information, please see the sections entitled “Questions and Answers for Shareholders of BCAR—What will Exascale Securityholders receive in connection with the Business Combination?” Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Consideration,” “Unaudited Pro Forma Condensed Combined Financial Information—Description of the Transactions,” “Unaudited Pro Forma Condensed Combined Financial Information.”

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Unaudited Condensed Combined Pro Forma Financial Information”. For more information, including the ownership percentages giving effect to certain dilutive securities, see the section entitled “The Business Combination Proposal—Ownership of PubCo after the Closing”.

Conflicts of interest

Certain of BCAR’s directors and executive officers may be deemed to have interests in the transactions contemplated by the Business Combination Agreement that are different from, or in addition to, those of BCAR’s shareholders generally. These interests may present these individuals with certain potential conflicts of interest. BCAR’s independent directors reviewed and considered these interests during their evaluation and negotiation of the Business Combination and in unanimously approving, as members of the BCAR Board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination. The BCAR Board concluded that the potential benefits that it expected BCAR and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. When you consider the recommendation of the BCAR Board in favor of approval of the Business Combination, you should keep in mind that BCAR’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including the following:

●	If the proposed Business Combination is not consummated by February 1, 2027 (or May 1, 2027 if the Sponsor (as defined below) exercises its three-month extension option), then BCAR will be required to wind down its affairs and liquidate. In such event, the 12,000,000 BCAR Class B Ordinary Shares, which were acquired by BCAR’s sponsor, MFH 1, LLC (the “Sponsor”), prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such BCAR Class B Ordinary Shares had an aggregate market value of approximately $126,120,000 based on the closing price of BCAR’s Public Shares of $10.51 on Nasdaq as of July 2, 2026. As a result of the nominal price of $0.002 per Class B Ordinary Share paid by the Sponsor compared to the recent market price of BCAR’s Class A Ordinary Shares, the Sponsor is likely to earn a positive rate of return on their investments in the Class B Ordinary Shares even if the holders of BCAR’s Class A Ordinary Shares experience a negative rate of return on their investments in the Class A Ordinary Shares.

●	If the proposed Business Combination is not consummated by February 1, 2027 (or May 1, 2027 if the Sponsor exercises its three-month extension option), then 200,000 private placement units (the “Private Units”) purchased by the Sponsor for a total purchase price of $2,000,000, will be worthless. Such Private Units had an aggregate market value of approximately $2,400,000 based on the closing price of BCAR Units of $12.00 on Nasdaq as of July 2, 2026.

●	The Sponsor invested an aggregate of $2,025,000 in BCAR, comprised of the $25,000 purchase price for the Founder Shares and $2,000,000 purchase price for the Private Units. The amount held in BCAR’s trust account was approximately $290,025,825.19 on the Record Date, implying a value of $10.36 per public share. Based on the trust account balance as of the Record Date, each PubCo Class A Common Stock would have an implied value of $4.80 per share upon consummation of the Business Combination, representing a 53.69% decrease from the initial implied value of $10.36 per public share. While the implied value of $4.80 per share upon consummation of the Business Combination would represent a dilution to our Public Shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Founder Share. At approximately $4.80 per share, the 12,200,000 PubCo Class A Common Stock that the Sponsor and its affiliates would own upon consummation of the Business Combination would have an aggregate implied value of $58,527,111.74. As a result, even if the trading price of PubCo Class A Common Stock significantly declines, the value of the PubCo Class A Common Stock held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. For more information, please see “Risk Factors – The nominal purchase price paid by the Sponsor and directors and officers of BCAR for the Founder Shares may significantly dilute the implied value of the Public Shares in the event the parties complete an initial business combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of BCAR paid to purchase such shares in the event the parties complete an initial business combination, even if the Business Combination causes the trading price of the PubCo Class A Common Stock to materially decline.”

●	If the proposed Business Combination is not consummated, then 1,000,000 BCAR Class A Ordinary Shares (the “Representative Shares”) granted to D. Boral Capital LLC, the underwriter in the IPO, as compensation, which are held by David Boral, the CEO of D. Boral Capital LLC and BCAR’s Chairman and Chief Executive Officer, will be worthless. Such Representative Shares had an aggregate market value of approximately $10,510,000 based on the closing price of BCAR Class A Ordinary Shares of $10.51 on Nasdaq as of July 2, 2026;

●	Unless BCAR consummates the Business Combination, its officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As a result, the financial interest of BCAR’s officers, directors and Initial Shareholders or their affiliates could influence its officers’ and directors’ motivation in selecting Exascale as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in BCAR’s shareholders’ best interest.

●	The exercise of BCAR’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination Agreement may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest.

●	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

●	BCAR’s Current Charter provides that BCAR renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that may be a corporate opportunity for any member of BCAR’s management, on the one hand, and BCAR, on the other hand, or the participation in which would breach any existing legal obligation, under applicable law or otherwise, of a member of BCAR’s management to any other entity. BCAR is not aware of any such corporate opportunities not being offered to BCAR and does not believe that waiver of the corporate opportunities doctrine has materially affected BCAR’s search for an acquisition target or will materially affect BCAR’s ability to complete an initial business combination.

The foregoing interests may influence the officers and directors of BCAR to support or approve the Business Combination. As such, the Sponsor and BCAR’s officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to BCAR’s shareholders rather than liquidate. In considering the recommendations of the BCAR Board to vote for the proposals, BCAR’s shareholders should consider these interests.

The following table sets forth the payments to be received by BCAR’s promoters and the Sponsor and its affiliates from BCAR prior to or in connection with the completion of the Business Combination and the securities issued and to be issued by BCAR to the Sponsor or its affiliates. Since the Insiders, and any other holders of BCAR’s Founder Shares may lose their entire investment in BCAR if the Business Combination is not completed, a conflict of interest may arise in determining whether Exascale is appropriate for BCAR’s initial business combination.

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
MFH 1, LLC	12,000,000 Class B Ordinary Shares(1)	$25,000

	200,000 Private Units purchased simultaneously with the closing of the IPO	$2,000,000

	$20,000 per month, commencing on July 30, 2025	Office space, utilities and secretarial and administrative services

	Up to $2,500,000 in working capital loans, which loans may be converted into Private Units of the post-business combination entity at the price of $10.00 per Private Unit	Working capital loans to finance transaction costs in connection with an initial business combination

MFH 1, LLC, BCAR’s officers, directors, advisor or BCAR’s or their affiliates	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination

David Boral	1,000,000 Representative Shares	Underwriter compensation in connection with the IPO

(1)	366,631 BCAR Class B Ordinary Shares were subsequently transferred to John Darwin, BCAR’s Chief Financial Officer.

For more information, please see Section – “Directors, Officers, Executive Compensation and Corporate Governance of BCAR Prior to the Business Combination – Conflicts of interest” on page 208.

Pursuant to the Business Combination Agreement, BCAR agreed to cause PubCo to receive an amount of at least $5,000,000 in any combination of cash, cash in the trust account, a private investment in public equity (“PIPE”), an equity line of credit, or third-party financing, net of any outstanding checks, wire transfers, or similar items not yet cleared, and net of any cash distributions or transfers made in connection with or as a result of the Business Combination (the “Minimum Cash Financing”). It is a condition precedent to Closing that PubCo receive the Minimum Cash Financing. If the Minimum Cash Financing is not met, and such condition is not waived by Exascale under the terms of the Business Combination Agreement, the proposed Business Combination will not be consummated. In the event that the Business Combination will not be consummated, all Public Shares submitted for redemption will be returned to the holders thereof, and BCAR may instead search for an alternate business combination or liquidate BCAR. As of the date hereof, neither BCAR nor Exascale has secured financing for the Minimum Cash Financing. The management teams of BCAR and Exascale are continuing to analyze the available financing options based on cost, amount available under any such facility and future effects that any financing would have on the capitalization of PubCo. BCAR, the Sponsor, Exascale and their affiliates will have no prior relationships with any of the potential financing sources that will be considered in connection with the Business Combination. Upon entry into a financing arrangement for the Business Combination, including any Minimum Cash Financing, BCAR will disclose such arrangement (including the potential dilution) in accordance with the rules of the SEC.

At any time at or prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding BCAR or its securities, the Sponsor, BCAR’s officers, BCAR’s directors and/or their affiliates, in compliance with the tender offer rules and other Exchange Act limitations, including Rule 14e-5 thereunder, may purchase Public Shares from institutional and other investors, execute agreements to purchase shares from such investors in the future, or they may enter into transactions, including non-redemption agreements, with such investors and others to provide them with incentives to acquire shares of BCAR and/or not to redeem (or to validly rescind any redemption requests). The Sponsor, BCAR’s officers, BCAR’s directors and/or their affiliates anticipate that they may identify such unaffiliated third-party shareholders with whom the Sponsor, BCAR’s officers, BCAR’s directors or their affiliates may pursue privately negotiated transactions by either the shareholders contacting BCAR directly or by BCAR’s receipt of redemption requests submitted by shareholders following BCAR’s mailing of tender offer or proxy materials in connection with the Business Combination. To the extent that the Sponsor, BCAR’s officers, BCAR’s directors, BCAR’s advisors or their affiliates enter into a private transaction with an unaffiliated third party, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account, whether or not such shareholder has already submitted a proxy with respect to the Business Combination but only if such shares have not already been voted at the Extraordinary General Meeting related to the Business Combination. The Sponsor, BCAR’s officers, BCAR’s directors, BCAR’s advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws. Any such privately negotiated transactions may be effected at purchase prices that are no greater than the per share pro rata portion of the trust account. Such privately negotiated transactions may include a contractual acknowledgement that such unaffiliated third-party shareholder, although still the record or beneficial holder of BCAR’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, BCAR’s officers, BCAR’s directors and/or their affiliates purchase shares in privately negotiated transactions from unaffiliated third-party shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their Public Shares. The purpose of such share purchases and other transactions would be to limit the number of Public Shares electing to be redeemed.

In accordance with the SEC’s Compliance and Disclosure Interpretation 166.01, any Public Shares purchased by the Sponsor, BCAR’s officers, BCAR’s directors and/or their affiliates would not be voted in favor of approving the Business Combination.

Except as disclosed in this proxy statement/prospectus, BCAR has not entered into any privately negotiated transactions with respect to its shares as of the date hereof. If they engage in such privately negotiated transactions, the Sponsor, BCAR’s officers, BCAR’s directors and/or their affiliates will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

The Sponsor, BCAR’s officers, BCAR’s directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) of, or Rule 10b-5 under, the Exchange Act. BCAR expects any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsor, BCAR’s directors, BCAR’s officers, BCAR’s advisors, or their affiliates were to purchase shares from Public Shareholders, or if any third party investors are incentivized to acquire Public Shares by the Sponsor, BCAR’s directors, BCAR’s officers, or their affiliates, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	this proxy statement/prospectus would disclose the possibility that the Sponsor, BCAR’s directors, BCAR’s officers, BCAR’s advisors or any of their affiliates may purchase shares from Public Shareholders outside the redemption process, along with the purpose of such purchases;

●	if the Sponsor, BCAR’s directors, BCAR’s officers, BCAR’s advisors or any of their affiliates were to purchase shares from Public Shareholders, they would do so at a price no higher than the price offered through BCAR’s redemption process;

●	Any of BCAR’s shares purchased by the Sponsor, BCAR’s directors, BCAR’s officers, BCAR’s advisors or any of their affiliates would not be voted in favor of approving the Business Combination;

●	the Sponsor, BCAR’s directors, BCAR’s officers, BCAR’s advisors or any of their affiliates would not possess any redemption rights with respect to BCAR’s shares or, if they do acquire and possess redemption rights, they would waive such rights; and

●	BCAR would disclose in a Current Report on Form 8-K, before the Extraordinary General Meeting, the following material items:

●	the amount of BCAR’s shares purchased outside of the redemption offer by the Sponsor, BCAR’s directors, BCAR’s officers, BCAR’s advisors or any of their affiliates, along with the purchase price;

●	the purpose of the purchases by the Sponsor, BCAR’s directors, BCAR’s officers, BCAR’s advisors or any of their affiliates;

●	the impact, if any, of the purchases by the Sponsor, BCAR’s directors, BCAR’s officers, BCAR’s advisors or any of their affiliates on the likelihood that the Business Combination will be approved;

●	the identities of BCAR’s security holders who sold to the Sponsor, BCAR’s directors, BCAR’s officers, BCAR’s advisors or any of their affiliates (if not purchased on the open market) or the nature of BCAR’s security holders (e.g., 5% security holders) who sold to the Sponsor, BCAR’s directors, BCAR’s officers, BCAR’s advisors or any of their affiliates; and

●	the number of BCAR’s shares for which BCAR has received redemption requests pursuant to BCAR’s redemption offer.

None of the funds in the trust account will be used to purchase Public Shares in such transactions.

Investing in PubCo’s securities involves a high degree of risk. We encourage you to read this proxy statement/prospectus carefully. In particular, you should review the matters discussed under the section entitled “Risk Factors.”

BCAR will hold an Extraordinary General Meeting of its shareholders (the “Extraordinary General Meeting”) to consider matters relating to the Business Combination at 10:00 A.M., Eastern Time, on July 29, 2026. The Extraordinary General Meeting will be a virtual meeting conducted via live webcast. For the purposes of British Virgin Islands law and the Current Charter, the physical location of the meeting will be at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 on July 29, 2026, at 10:00 A.M. Eastern Time and virtually by visiting www.proxydocs.com/BCAR.

As of July 6, 2026, there was approximately $290,025,825.19 in BCAR’s trust account. On July 2, 2026, the last sale price of BCAR Class A Ordinary Shares was $10.51 per share.

Pursuant to BCAR’s existing amended and restated memorandum and articles of association (the “Current Charter”), BCAR is providing its Public Shareholders with the opportunity to redeem all or a portion of their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in BCAR’s trust account as of two business days prior to the consummation of the Business Combination, including interest, less taxes payable, divided by the number of then outstanding Public Shares that were sold as part of the BCAR Units in the IPO, subject to the limitations described herein. BCAR estimates that the per-share price at which Public Shares may be redeemed from cash held in the trust account will be approximately $10.36 at the time of the Extraordinary General Meeting. BCAR’s Public Shareholders may elect to redeem their shares even if they vote for the Business Combination Proposal or do not vote at all. BCAR has no specified maximum redemption threshold under BCAR’s Current Charter. Holders of outstanding BCAR Warrants do not have redemption rights in connection with the Business Combination. Notwithstanding the foregoing redemption rights, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in the IPO without BCAR’s prior consent. However, BCAR will not restrict shareholders’ ability to vote all their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in the IPO) for or against the Business Combination.

On July 6, 2026, the record date for the Extraordinary General Meeting (the “Record Date”), the last sale price of BCAR Class A Ordinary Share was $10.47.

If you have any questions or need assistance voting your BCAR shares, please contact Advantage Proxy, Inc., BCAR’s proxy solicitor, by email at ksmith@advantageproxy.com. Individuals may also call Advantage Proxy toll free at 877-870-8565; banks and brokers can call 206-870-8565. The notice of the Extraordinary General Meeting and the proxy statement/prospectus relating to the Business Combination will be available at www.sec.gov or www.proxydocs.com/BCAR.

This document is (i) a prospectus related to the issuance by PubCo of PubCo Common Stock and PubCo Warrants in the Business Combination and (ii) a proxy statement for BCAR to use in soliciting proxies for the Extraordinary General Meeting. The Insiders, who own approximately 32.0% of BCAR’s outstanding ordinary shares as of the Record Date, have agreed to vote all shares they own in favor of the Business Combination Proposal, and intend to vote for each of the other proposals as well, although there is no agreement in place with respect to voting on those proposals.

This proxy statement/prospectus provides shareholders of BCAR with detailed information about the Business Combination and other matters to be considered at the Extraordinary General Meeting of BCAR. We encourage you to read this entire document, including the Annexes and other documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described under the heading “Risk Factors.”

BCAR’s board of directors unanimously recommends that BCAR shareholders vote “FOR” approval of each of the proposals.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE BCAR REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO BCAR’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION TITLED “EXTRAORDINARY GENERAL MEETING OF BCAR SHAREHOLDERS - REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

D. BORAL ARC ACQUISITION I CORP.

British Virgin Islands Business Company

(Company Number WC-2172570)

10 East 53rd Street, Suite 3001, New York, NY 10022

(332) 266-7344

NOTICE OF EXTRAORDINARY GENERAL MEETING TO BE HELD ON JULY 29, 2026

To the Shareholders of D. Boral ARC Acquisition I Corp.:

NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting (the “Extraordinary General Meeting”) of D. Boral ARC Acquisition I Corp., a British Virgin Islands business company (“BCAR” or the “Parent”), will be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 on July 29, 2026, at 10:00 A.M. Eastern Time and virtually by visiting www.proxydocs.com/BCAR.

Capitalized terms used but not defined herein shall have the meaning given to them in the accompanying proxy statement/prospectus.

For the purposes of British Virgin Islands law and the amended and restated memorandum and articles of association of BCAR (the “Current Charter”), the physical location of the Extraordinary General Meeting will be at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154. You are cordially invited to attend the Extraordinary General Meeting, which will be held for the following purposes:

(1) Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve by way of an ordinary resolution and adopt the Agreement and Plan of Merger, dated as of January 11, 2026 (the “Business Combination Agreement”), by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and a direct, wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of BCAR (“Merger Sub”), and Exascale Labs Inc., a Delaware corporation (the “Company” or “Exascale”), pursuant to which, among other things, following the closing of the Domestication Merger (as defined below), Merger Sub shall be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of PubCo (the “Acquisition Merger”), and approve the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement. The Acquisition Merger, together with the Domestication Merger and the other agreements and transactions contemplated by the Business Combination Agreement, are referred to herein as the “Business Combination.” We refer to this proposal as the “Business Combination Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

(2) Proposal No. 2 — The Domestication Merger Proposal — To consider and vote upon a proposal to approve by way of an ordinary resolution and adopt the domestication of D. Boral ARC Acquisition I Corp., a British Virgin Islands business company (“BCAR” or the “Parent”) pursuant to the Business Combination Agreement, and subject to the conditions of the Business Combination Agreement, pursuant to which BCAR shall continue out of the British Virgin Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger (the “Domestication Merger”) of BCAR with and into PubCo, with PubCo as the surviving company pursuant to the Business Companies Act, (Revised Edition 2020) as amended, of the British Virgin Islands and Section 388 and other applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). Upon the Domestication Merger, PubCo shall change its name to “Exascale Labs Holdings Inc.” We refer to this proposal as the “Domestication Merger Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

(3) Proposal No. 3 — Organizational Documents Proposal — To consider and vote upon a proposal to approve by way of an ordinary resolution the proposed amended and restated certificate of incorporation (the “Proposed Charter”) and the proposed amended and restated bylaws (“Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of PubCo (a corporation incorporated in the State of Delaware), (the “Organizational Documents Proposal”). The forms of each of the Proposed Charter and the Proposed Bylaws are attached to the accompanying proxy statement/prospectus as Annex B-1 and Annex B-2, respectively.

(4) Proposal No. 4 — The Advisory Organizational Documents Proposals — To consider and vote upon the following six (6) separate proposals (collectively, the “Advisory Organizational Documents Proposals”) to approve on an advisory non-binding basis by way of an ordinary resolution the following material differences between the Current Charter and the Proposed Organizational Documents:

(A) Advisory Organizational Documents Proposal 4A (Authorized Shares) — authorize the amendment and redesignation of the authorized shares of BCAR from (a) 500,000,000 BCAR Class A Ordinary Shares, 50,000,000 BCAR Class B Ordinary Shares and 5,000,000 BCAR preference shares, in each case par value $0.0001 per share, to (b) 260,000,000 shares of PubCo Class A Ordinary Common Stock, 35,000,000 shares of PubCo Class B Super Common Stock, and 5,000,000 shares of PubCo Preferred Stock, in each case par value $0.0001 per share (“Advisory Organizational Documents Proposal 4A”).

(B) Advisory Organizational Documents Proposal 4B (Change in Voting Rights) — to change the voting rights of PubCo’s Common Stock such that, each PubCo Class A Ordinary Common Stock will be entitled to one (1) vote per PubCo Class A Ordinary Common Stock on all matters submitted to a vote of the stockholders of PubCo, and each PubCo Class B Super Common Stock will be entitled to twenty (20) votes per PubCo Class B Super Common Stock on all matters submitted to a vote of the stockholders of PubCo, and that the PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock shall vote together on all matters except as explicitly required by the DGCL or as explicitly set forth in the Proposed Charter (“Advisory Organizational Documents Proposal 4B”).

(C) Advisory Organizational Documents Proposal 4C (Exclusive Forum Provision) — to authorize adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act of 1933, as amended (the “Securities Act”) (“Advisory Organizational Documents Proposal 4C”).

(D) Advisory Organizational Documents Proposal 4D (Required Vote to Amend Charter) — to approve provisions providing that the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares of capital stock of PubCo entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH or Article ELEVENTH of the Proposed Charter (“Advisory Organizational Documents Proposal 4D”).

(E) Advisory Organizational Documents Proposal 4E (Removal of Directors) — to approve provisions permitting the removal of a director, but only for cause, and then by the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class (“Advisory Organizational Documents Proposal 4E”).

(F) Advisory Organizational Documents Proposal 4F (Name Change) — to approve the change of the name of PubCo to “Exascale Labs Holdings Inc.” (“Advisory Organizational Documents Proposal 4F”).

(5) Proposal No. 5 — Directors Proposal — A proposal to elect Hoansoo Lee, Wenying Jia, David Card, Shachar Kariv and Jaeyoung Shin as the directors of PubCo, with Hoansoo Lee to serve until the 2029 annual meeting and until his successor has been duly elected and qualified or until his earlier resignation, removal or death, with each of Wenying Jia and David Card to serve until the 2028 annual meeting and until their respective successors have been duly elected and qualified or until their earlier resignation, removal or death, and with each of Shachar Kariv and Jaeyoung Shin to serve until the 2027 annual meeting and until their respective successors have been duly elected and qualified or until their earlier resignation, removal or death (the “Directors Proposal”).

(6) Proposal No. 6 — The Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve by an ordinary resolution the Equity Incentive Plan (the “Equity Incentive Plan Proposal”).

(7) Proposal No. 7 — The Nasdaq Proposal — To consider and vote upon a proposal to approve by an ordinary resolution, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635, the issuance of PubCo Common Stock and PubCo Warrants in connection with the Business Combination (the “Nasdaq proposal”).

(8) Proposal No. 8 — The Adjournment Proposal — To consider and vote upon a proposal to approve by way of an ordinary resolution the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting (the “Adjournment Proposal”).

Each of Proposal Nos. 1, 2, 3, 5, 6 and 7 is cross-conditioned on the approval of each other (the “Condition Precedent Proposals”). The Advisory Organizational Documents Proposal 4A-F and the Adjournment Proposal are not cross-conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. Notwithstanding the order of the resolutions on this notice to the Extraordinary General Meeting, the Adjournment Proposal may be presented first to the shareholders if, based on the tabulated vote collected at the time of the Extraordinary General Meeting, there are insufficient votes for, or otherwise in connection with, the approval of the Condition Precedent Proposals.

Pursuant to BCAR’s existing amended and restated memorandum and articles of association (the “Current Charter”), BCAR is providing its Public Shareholders with the opportunity to redeem all or a portion of their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in BCAR’s trust account as of two business days prior to the consummation of the Business Combination, including interest, less taxes payable, divided by the number of then outstanding Public Shares that were sold as part of the BCAR Units in the IPO, subject to the limitations described herein. BCAR estimates that the per-share price at which Public Shares may be redeemed from cash held in the trust account will be approximately $10.36 at the time of the Extraordinary General Meeting based on the trust account balance as of July 6, 2026. BCAR’s Public Shareholders may elect to redeem their shares even if they vote for the Business Combination Proposal or do not vote at all. BCAR has no specified maximum redemption threshold under BCAR’s Current Charter. Holders of outstanding BCAR Warrants do not have redemption rights in connection with the Business Combination. Notwithstanding the foregoing redemption rights, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in the IPO without BCAR’s prior consent. However, BCAR will not restrict shareholders’ ability to vote all their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in the IPO) for or against the Business Combination.

Only holders of record of BCAR Ordinary Shares at the close of business on July 6, 2026 (the “Record Date”) are entitled to notice of and to vote at and to have their votes counted at the Extraordinary General Meeting and any adjournment of the Extraordinary General Meeting.

This proxy statement/prospectus and accompanying proxy card is being provided to BCAR’s shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournment of the Extraordinary General Meeting. Whether or not you plan to attend the Extraordinary General Meeting, all of BCAR’s shareholders are urged to read this proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described under the heading “Risk Factors” beginning on page 54 of this proxy statement/prospectus.

After careful consideration, the board of directors of BCAR (the “BCAR Board”) has unanimously approved the Business Combination and unanimously recommends that shareholders vote “FOR” the adoption of the Business Combination Agreement, and approval of the transactions contemplated thereby, including the Business Combination Proposal, and “FOR” all other proposals presented to BCAR’s shareholders in this proxy statement/prospectus. When you consider the recommendation of these proposals by the BCAR Board, you should keep in mind that BCAR’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. Additionally, the Insiders have the right to vote an aggregate of 13,200,000 shares, or approximately 32.0% of the issued and outstanding BCAR Ordinary Shares. See “The Business Combination Proposal — Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

The Business Combination Agreement is subject to the satisfaction or waiver of customary closing conditions, including, among others: (i) approval of the Business Combination and related agreements and transactions by the respective shareholders of BCAR and Exascale; and (ii) the effectiveness of the registration statement on Form S-4 filed by BCAR of which the accompanying proxy statement/prospectus forms a part.

The approval of each of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal requires an ordinary resolution, being the affirmative vote of a simple majority of the votes cast by holders of BCAR Ordinary Shares, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

The Sponsor and each director and officer of BCAR (collectively, the “Insiders”) have agreed to, among other things, vote in favor of the Business Combination. The Sponsor and its affiliates own 13,200,000 BCAR Ordinary Shares, including (i) 11,633,369 Class B Ordinary Shares held by the Sponsor, (ii) 200,000 Class A Ordinary Shares underlying the Private Units held by the Sponsor, (iii) 1,000,000 Representative Shares held by David Boral and (iv) 366,631 Class B Ordinary Shares held by John Darwin. As a result, as of the date of the accompanying proxy statement/prospectus, the Insiders own approximately 32.0% of the issued and outstanding BCAR Ordinary Shares.

Your vote is very important. Whether or not you plan to attend the Extraordinary General Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to make sure that your shares are represented at the Extraordinary General Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Extraordinary General Meeting. The transactions contemplated by the Business Combination Agreement will be consummated only if the Condition Precedent Proposals are approved at the Extraordinary General Meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Extraordinary General Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Extraordinary General Meeting in person, the effect will be that your shares will not be voted. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal because each proposal requires the affirmative vote of a particular number of votes cast and an abstention or broker non-vote is not a vote cast. If you are a shareholder of record and you attend the Extraordinary General Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the Annexes and other documents referred to therein) for a more complete description of the Business Combination and related transactions and each of the proposals. You are encouraged to read the accompanying proxy statement/prospectus carefully and in its entirety, including the Annexes and other documents referred to therein. If you have any questions or need assistance voting your BCAR Ordinary Shares, please contact Advantage Proxy, Inc., BCAR’s proxy solicitor, by email at Ksmith@advantageproxy.com. Individuals may also call Advantage Proxy toll free at 877-870-8565; banks and brokers can call 206-870-8565. This notice of Extraordinary General Meeting and the accompanying proxy statement/prospectus are available at www.sec.gov or www.proxydocs.com/BCAR.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors of D. Boral ARC Acquisition I Corp.

/s/ David Boral
David Boral

Chairman and Chief Executive Officer

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE BCAR REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO BCAR’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION TITLED “EXTRAORDINARY GENERAL MEETING OF BCAR SHAREHOLDERS - REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

The accompanying proxy statement/prospectus is dated July 6, 2026 and is first being mailed to shareholders on or about July 6, 2026.

i

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) by BCAR, constitutes a prospectus of PubCo under Section 5 of the Securities Act, with respect to the PubCo Common Stock and PubCo Warrants to be issued to BCAR shareholders and warrant holders and Exascale securityholders if the Business Combination described herein is consummated. This document also constitutes a proxy statement of BCAR under Section 14(a) of the Exchange Act, and a notice of meeting with respect to the Extraordinary General Meeting of BCAR.

You should rely only on the information contained in this proxy statement/prospectus. BCAR and Exascale have not authorized anyone to provide you with information that is different from that contained in this proxy statement/prospectus. This proxy statement/prospectus is dated July 6, 2026 and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date unless otherwise specifically provided herein.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

This proxy statement/prospectus incorporates important business and financial information about BCAR that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by BCAR with the SEC, such information is available without charge upon written or oral request to BCAR’s Chief Executive Officer at 10 East 53rd Street, Suite 3001, New York, NY 10022; or to Advantage Proxy LLC, our proxy solicitor, by email at ksmith@advantageproxy.com. Individuals may also call Advantage Proxy toll free at 877-870-8565; banks and brokers can call 206-870-8565.

In order for you to receive timely delivery of the documents in advance of the Extraordinary General Meeting of BCAR to be held on July 29, 2026, you must request the information no later than five business days prior to the date of the Extraordinary General Meeting, by July 22, 2026.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “Parent,” and “BCAR” refer to D. Boral ARC Acquisition I Corp. (which prior to the Domestication Merger is a business company incorporated under the laws of the British Virgin Islands, and in connection with the Domestication Merger, will merge with and into D. Boral ARC Merger Corporation, a Delaware corporation). Following the Domestication Merger, D. Boral ARC Merger Corporation will be renamed “Exascale Labs Holdings Inc.” D. Boral ARC Merger Corporation is referred to in this document as PubCo.

In this document:

“Acquisition Merger” means the statutory merger of Merger Sub with and into Exascale pursuant to the terms of the Business Combination Agreement with Exascale continuing as the surviving entity and a wholly-owned subsidiary of PubCo.

“Adjournment Proposal” means the proposal to be considered at the Extraordinary General Meeting to adjourn the Extraordinary General Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by BCAR that more time is necessary or appropriate to approve one or more proposals at the Extraordinary General Meeting.

“Advantage Proxy” means Advantage Proxy, Inc., proxy solicitor to BCAR.

“Advisory Organizational Documents Proposals” means the proposals to be considered at the Extraordinary General Meeting to approve, on a non-binding advisory basis and as required by applicable SEC guidance, certain material differences between the Current Charter and the Proposed Organizational Documents.

“AI” means artificial intelligence.

“AIDC” means AI data center.

“Base Camp Investment Agreement” means the Base Camp Investment Agreement dated May 9, 2023, by and between Exascale and the Base Camp Investor.

“Base Camp Investor” means Outlier Ventures Operations Ltd.

“BCAR” means D. Boral ARC Acquisition I Corp.

“BCAR Board” means the board of directors of BCAR prior to the Closing.

“BCAR Class A Ordinary Shares” means, prior to the Domestication Merger, the Class A ordinary shares of BCAR, par value $0.0001 per share.

“BCAR Class B Ordinary Shares” means, prior to the Domestication Merger, the Class B ordinary shares of BCAR, par value $0.0001 per share.

“BCAR Ordinary Shares” means, collectively, the BCAR Class A Ordinary Shares and the BCAR Class B Ordinary Shares.

“BCAR Units” means the units of BCAR issued in the IPO, consisting of one Public Share and one-half of one BCAR Warrant.

“BCAR Warrant” means one whole redeemable warrant exercisable for one BCAR Class A Ordinary Share at an exercise price of $11.50 per share.

“Business Combination” means the transactions contemplated by the Business Combination Agreement and the other agreements contemplated therein.

“Business Combination Agreement” means the Agreement and Plan of Merger, dated as of January 11, 2026, by and among BCAR, Merger Sub, Exascale and D. Boral ARC Merger Corporation, and as it may be further amended and/or restated from time to time. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

“Business Combination Proposal” means the proposal to be considered at the Extraordinary General Meeting to approve the Business Combination.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, NY are open for the general transaction of business.

“Current Charter” means BCAR’s Amended and Restated Memorandum and Articles of Association, as in effect on the date of this proxy statement/prospectus.

“Closing” means the closing of the Business Combination.

“Closing Date” means the date of the Closing.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Companies Act” refers to the Business Companies Act, (Revised Edition 2020) as amended, of the British Virgin Islands.

“Condition Precedent Proposals” mean the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Directors Proposal, the Nasdaq Proposal and the Equity Incentive Plan Proposal.

“DGCL” means the General Corporation Law of the State of Delaware.

“Directors Proposal” means the proposal to be considered at the Extraordinary General Meeting to elect the directors of PubCo.

“Domestication Merger” means the merger of BCAR with and into D. Boral ARC Merger Corporation, a Delaware corporation and wholly owned subsidiary of BCAR, upon which the separate existence of BCAR will cease and D. Boral ARC Merger Corporation will be the surviving corporation (such surviving company, “PubCo”) in accordance with the DGCL, the Companies Act, the Certificate of Merger, which is filed as Exhibit 3.5 to this proxy statement/prospectus (the “Certificate of Merger”), and the Current Charter.

“Domestication Merger Proposal” means the proposal to be considered at the Extraordinary General Meeting to approve the Domestication Merger.

“DWAC” means The Depository Trust Company’s deposit/withdrawal at custodian system.

“Effective Time” means the effective time of the Business Combination.

“Equity Incentive Plan” means the Exascale Labs Holdings Inc. 2026 Omnibus Equity Incentive Plan, which will become effective upon the Closing. A copy of the Equity Incentive Plan is attached to this proxy statement/prospectus as Annex C.

“Equity Incentive Plan Proposal” means the proposal to be considered at the Extraordinary General Meeting to approve the Equity Incentive Plan.

“Exascale” or the “Company” means Exascale Labs Inc., a Delaware corporation, and, if the context requires, Exascale Labs Inc. together with its subsidiaries.

“Exascale Board” means the board of directors of Exascale prior to the Closing.

“Exascale Common Stock” means the common stock, par value $0.01 per share, of Exascale.

“Exascale Equity Incentive Recipients” means, collectively, the persons entitled to receive shares of Exascale Class A Common Stock pursuant to outstanding share-based compensation awards.

“Exascale Safeholder” means holder of a SAFE.

“Exascale Securityholders” means, collectively, Exascale Stockholders, the Base Camp Investor, the Exascale Equity Incentive Recipients and Exascale Safeholders.

“Exascale Stockholder” means a holder of shares of Exascale Common Stock prior to the Closing.

“Exascale Support Agreement” means the support agreement, dated as of January 11, 2026, entered by and among BCAR, Exascale and certain stockholders of Exascale, as it may be amended and supplemented from time to time, pursuant to which such Exascale stockholders have agreed, among other things, to vote in favor of the adoption and approval of the Business Combination. A copy of the Exascale Support Agreement is attached to this proxy statement/prospectus as Annex E.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Extraordinary General Meeting” means the extraordinary general meeting of BCAR’s shareholders, to be held virtually at www.proxydocs.com/BCAR and in person at 10:00 A.M., Eastern Time on July 29, 2026, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, and any adjournments or postponements thereof.

“Founder Shares” means the 12,000,000 BCAR Class B Ordinary Shares acquired by the Sponsor prior to the IPO for the purchase price of $25,000.

“GaaS” means GPU-as-a-Service.

“GAAP” means U.S. generally accepted accounting principles.

“GPU” means graphics processing unit.

“HVDC” means high-voltage direct current.

“Initial Shareholders” means the holders of BCAR Class B Ordinary shares prior to the IPO.

“Insiders” means the Sponsor and each director and officer of BCAR.

“IPO” means BCAR’s initial public offering of 28,000,000 BCAR Units (each BCAR Unit consisting of one BCAR Class A Ordinary Share and one-half of one warrant to purchase one BCAR Class A Ordinary Share at a price of $11.50 per share) pursuant to registration statements on Form S-1 declared effective by the SEC on July 30, 2025. On August 1, 2025, BCAR completed its initial public offering.

“IRS” means the U.S. Internal Revenue Service.

“LLM” means large language model.

“Merger Consideration” means 50,000,000 shares of PubCo Common Stock.

“Merger Sub” means D. Boral Arc Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of BCAR.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Nasdaq Global Market” means the Global Market tier of Nasdaq.

“Nasdaq Proposal” means the proposal to be considered at the Extraordinary General Meeting to approve the issuance of PubCo Common Stock and PubCo Warrants in connection with the Business Combination, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635.

“Organizational Documents Proposal” means the proposal to be considered at the Extraordinary General Meeting to approve by ordinary resolution the Proposed Charter and the Proposed Bylaws. A copy of each of the Proposed Charter and the Proposed Bylaws is attached to this proxy statement/prospectus as Annex B-1 and Annex B-2, respectively.

“Person” means any individual, firm, corporation, partnership, limited liability company, association, trust, joint venture, joint stock company, governmental authority or instrumentality or other entity or organization of any other kind.

“Private Placement Shares” or “Private Shares” means the BCAR Class A Ordinary Shares included in the Private Units.

“Private Placement Warrants” means the warrants included in the Private Units, each whole warrant exercisable for one BCAR Class A Ordinary Share at a price of $11.50 per share.

“Private Units” means the 200,000 units of BCAR, consisting of one BCAR Class A Ordinary Share and one-half of one warrant, issued in a private placement that closed concurrently with the IPO.

“Proposed Bylaws” mean the proposed bylaws of PubCo to be in effect following the Domestication Merger and Business Combination, a form of which is attached to this proxy statement/prospectus as Annex B-2.

“Proposed Charter” means the proposed certificate of incorporation of PubCo to be in effect following the Domestication Merger and the Business Combination, a form of which is attached to this proxy statement/prospectus as Annex B-1.

“Proposed Organizational Documents” means the Proposed Charter and the Proposed Bylaws.

“PubCo” means D. Boral ARC Merger Corporation following its merger with BCAR (which will be renamed “Exascale Labs Holdings Inc.”).

“PubCo Board” means the board of directors of PubCo subsequent to the Closing.

“PubCo Class A Ordinary Common Stock” means the Class A Ordinary Common Stock, par value $0.0001 per share, of PubCo, with each such share having one (1) vote per share.

“PubCo Class B Super Common Stock” means the Class B Common Stock, par value $0.0001 per share, of PubCo, with each such share having twenty (20) votes per share.

“PubCo Common Stock” means PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock.

“PubCo Preferred Stock” means the preferred stock of PubCo, par value $0.0001 per share.

“PubCo Warrant” means a BCAR Warrant that will become exercisable for one share of PubCo Class A Ordinary Common Stock subsequent to the Closing.

“Public Shareholders” means the holders of BCAR Class A Ordinary Shares that were sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).

“Public Shares” means the BCAR Class A Ordinary Shares sold in the IPO (whether they were purchased in the IPO as part of the BCAR Units or thereafter in the open market) and, following the Domestication Merger, the shares of PubCo Class A Ordinary Common Stock received in connection with the Domestication Merger upon conversion of such BCAR Class A Ordinary Shares.

“Public Warrant Holders” means the holders of the Public Warrants of BCAR.

“Public Warrants” means the BCAR Warrants sold in the IPO (whether they were purchased in the IPO as part of the BCAR Units or thereafter in the open market).

“Record Date” means July 6, 2026.

“Representative Shares” means the 1,000,000 BCAR Class A Ordinary Shares granted to D. Boral Capital LLC, the underwriter in BCAR’s initial public offering, as compensation.

“SAFE” means the Simple Agreements for Future Equity by and between Exascale and each Exascale Safeholder.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Sponsor” means MFH 1, LLC, a Delaware limited liability company.

“Sponsor Support Agreement” means the Sponsor support agreement, dated as of January 11, 2026, entered by and among BCAR, Exascale and the Sponsor, as it may be amended and supplemented from time to time, pursuant to which the Sponsor has agreed, among other things, to vote in favor of the adoption and approval of the Business Combination. A copy of the Sponsor Support Agreement is attached to this proxy statement/prospectus as Annex D.

“Transfer Agent” means Odyssey Transfer and Trust Company.

“Warrant Agreement” means the Warrant Agreement, dated as of July 30, 2025, between BCAR and Odyssey Transfer and Trust Company, as warrant agent, which governs BCAR’s outstanding warrants.

“Working Capital Loan” means any financing provided by the Sponsor or an affiliate of the Sponsor, or BCAR’s officers and directors, as may occur, in order to finance the transaction costs of the Business Combination.

MARKET AND INDUSTRY DATA

We are responsible for the disclosure contained in this proxy statement/prospectus. However, information contained in this proxy statement/prospectus concerning the market and the industry in which Exascale competes, including its market position, general expectations of market opportunity, size and growth rates, is based on information from various third-party sources, on assumptions made by Exascale based on such sources and Exascale’s knowledge of the markets for its services and solutions. This information and any estimates provided herein involve numerous assumptions and limitations, and third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable. The industry in which Exascale operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this proxy statement/prospectus are subject to change based on various factors, including those described in “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors — Risks Related to Exascale” and elsewhere in this proxy statement/prospectus.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This proxy statement/prospectus contains references to trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to such trademarks, trade names and service marks. Neither BCAR nor Exascale intends the use or display of other entities’ trade names, trademarks or service marks in this proxy statement/prospectus to imply a relationship with, or endorsement or sponsorship of BCAR or Exascale by, any other entities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for the businesses of BCAR, Exascale and PubCo, and the timing and ability of BCAR and Exascale to complete the Business Combination. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this proxy statement/prospectus, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this proxy statement/prospectus and in any document incorporated by reference in this proxy statement/prospectus may include, for example, statements about:

●	the anticipated benefits of the Business Combination;

●	the ability to consummate the Business Combination, including meeting the Minimum Cash Financing condition;

●	the future financial performance of PubCo following the Business Combination;

●	changes in the market for Exascale’s products and services;

●	Exascale’s expected growth, scale, and market opportunity in AI infrastructure, GaaS, and enterprise AI compute markets;

●	the anticipated performance, capacity, utilization, availability, and economics of Exascale’s GPU compute platform;

●	the expected demand for LLM training, fine-tuning, and high-concurrency inference workloads and Exascale’s ability to capture such demand;

●	Exascale’s ability to execute its business strategy, expand customer relationships, enter into strategic partnerships, and compete effectively in the AI infrastructure market;

●	Exascale’s ability to execute its growth strategy, manage growth and maintain its corporate culture as it grows;

●	expectations regarding Exascale existing contracts and agreements, including its memorandum of understanding;

●	anticipated technology trends and developments and Exascale’s ability to address those trends and developments with its products and offerings;

●	Exascale’s future regulatory, legal, and compliance environment, including matters related to data security, AI regulation, energy usage, and data center operations; and

●	expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus and BCAR’s and Exascale’s managements’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of BCAR, Exascale and their respective directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing BCAR’s or Exascale’s views as of any subsequent date. Neither BCAR nor Exascale undertakes any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares on the proposals set out in this proxy statement/prospectus. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of BCAR’s and Exascale’s assumptions prove incorrect, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

●	the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Business Combination Agreement;

●	estimates and forecasts of financial and performance metrics and expectations and timing related to potential benefits, terms and timing of the Business Combination;

●	risks relating to the uncertainty of the projected financial information with respect to Exascale and PubCo;

●	the outcome of any legal proceedings that may be instituted against Exascale or BCAR following announcement of the Business Combination and transactions contemplated thereby;

●	the inability to complete the Business Combination due to the failure to obtain approval of the BCAR shareholders or the failure of BCAR or Exascale to meet the conditions to closing in the Business Combination Agreement;

●	PubCo’s public securities’ liquidity and trading;

●	the risk that the Business Combination disrupts current plans and operations;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of PubCo to grow and manage growth profitably;

●	costs related to the Business Combination;

●	Exascale’s ability to obtain sufficient additional financing, on acceptable terms or at all, and ability to continue as a going concern;

●	the impact of Exascale’s remaining indebtedness outstanding following the Business Combination;

●	changes in the market in which Exascale competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations;

●	demand uncertainty for AI compute services, including slower-than-anticipated adoption of LLMs, changes in customer workload requirements, budget constraints, or shifts toward alternative architectures or in-house compute solutions;

●	fluctuations in utilization rates of Exascale’s GPU capacity, which could negatively affect revenues, margins, and operating leverage;

●	technological risks, including the performance, scalability, reliability, and security of Exascale’s platform, as well as the pace of innovation in AI hardware and software that could render Exascale’s offerings less competitive;

●	competitive pressures from hyperscalers, cloud service providers, vertically integrated AI infrastructure companies, and other GaaS providers with greater scale, resources, or pricing flexibility;

●	the impact of macroeconomic events, such as inflation, recessions or depressions, and war or fears of war;

●	changes in the vertical markets that Exascale targets;

●	the impact of current or future government regulation and oversight, including the U.S. federal, state and local authorities;

●	the ability to launch new Exascale services and products or to profitably expand into new markets;

●	the ability to execute Exascale’s growth strategies, including identifying and executing acquisitions;

●	the ability to develop and maintain effective internal controls and procedures, correct or remediate the previously identified material weaknesses, or correct or remediate any future identified material weaknesses;

●	the exposure to any liability, protracted and costly litigation or reputational damage relating to Exascale’s data security;

●	the possibility that Exascale, PubCo or BCAR may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties indicated in this proxy statement/prospectus, including those set forth under “Risk Factors” in this proxy statement/prospectus.

QUESTIONS AND ANSWERS FOR SHAREHOLDERS OF BCAR

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Extraordinary General Meeting, including with respect to the Business Combination. The following questions and answers do not include all the information that is important to BCAR’s shareholders. BCAR urges shareholders to read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the Business Combination and the voting procedures for the Extraordinary General Meeting, which will be held at 10:00 A.M., Eastern Time, on July 29, 2026, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154. You may also attend the Extraordinary General Meeting virtually by visiting www.proxydocs.com/BCAR. For the purposes of British Virgin Islands law and the Current Charter (as defined herein), the physical location of the Extraordinary General Meeting will be at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the Extraordinary General Meeting, as described in this proxy statement/prospectus.

Q.	Why am I receiving this proxy statement/prospectus?

A.	You are receiving this proxy statement/prospectus because you are a shareholder of BCAR and you are entitled to vote at the Extraordinary General Meeting to approve the matters set forth herein. This document serves as:

●	a proxy statement of BCAR to solicit proxies for the Extraordinary General Meeting on the matters set forth herein; and

●	a prospectus of PubCo to offer PubCo Common Stock and PubCo Warrants to the BCAR shareholders and warrant holders in the Domestication Merger and to the Exascale Securityholders in the Business Combination.

BCAR shareholders are being asked to consider and vote upon, among other proposals, a proposal to approve and adopt the Business Combination Agreement and approve the Business Combination. The Business Combination Agreement provides for, among other things, (i) the Domestication Merger of BCAR and (ii) the merger of Merger Sub with and into Exascale, with Exascale surviving the merger, in accordance with the terms and subject to the conditions of the Business Combination Agreement, as more fully described elsewhere in this proxy statement/prospectus. See “The Business Combination Proposal” and “The Domestication Merger Proposal” for more detail. The BCAR Board is soliciting your proxy to vote for the Business Combination and other proposals at the Extraordinary General Meeting because you owned BCAR Class A Ordinary Shares at the close of business on July 6, 2026, the “Record Date” for the Extraordinary General Meeting, and are therefore entitled to vote at the meeting. This proxy statement/prospectus summarizes the information that you need to know in order to cast your vote.

A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A and you are encouraged to read it in its entirety.

THE VOTE OF PUBLIC SHAREHOLDERS IS IMPORTANT. PUBLIC SHAREHOLDERS ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES AND THE ACCOMPANYING FINANCIAL STATEMENTS OF BCAR AND EXASCALE.

Q.	What proposals are shareholders of BCAR being asked to vote upon?

A.	At the Extraordinary General Meeting, BCAR is asking holders of BCAR Ordinary Shares to consider and vote upon:

●	The Business Combination Proposal;

●	The Domestication Merger Proposal;

●	The Organizational Documents Proposal;

●	The Advisory Organizational Documents Proposals;

●	The Directors Proposal;

●	The Equity Incentive Plan Proposal;

●	The Nasdaq Proposal; and

●	The Adjournment Proposal, if presented.

If BCAR’s shareholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Business Combination Agreement are waived by the applicable parties to the Business Combination Agreement, the Business Combination Agreement could be terminated and the Business Combination may not be consummated. See “The Business Combination Proposal,” “The Domestication Merger Proposal,” “The Organizational Documents Proposal,” “The Directors Proposal,” “The Equity Incentive Plan Proposal,” and “The Nasdaq Proposal,” of this proxy statement/prospectus, respectively.

BCAR will hold the Extraordinary General Meeting to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the Business Combination and the other matters to be acted upon at the Extraordinary General Meeting. Shareholders of BCAR should read it carefully.

After careful consideration, the BCAR Board has determined that each of (i) the Business Combination Proposal, (ii) the Domestication Merger Proposal, (iii) the Organizational Documents Proposal, (iv) the Advisory Organizational Documents Proposals, (v) the Directors Proposal, (vi) the Equity Incentive Plan Proposal, (vii) the Nasdaq Proposal, and (viii) the Adjournment Proposal, if presented, are in the best interests of BCAR and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

If BCAR’s shareholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Business Combination Agreement are waived by the applicable parties to the Business Combination Agreement, the Business Combination Agreement could terminate and the Business Combination may not be consummated.

The existence of financial and personal interests of one or more of BCAR’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BCAR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, BCAR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

Q.	Are the proposals conditioned on one another?

A.	Yes. The Business Combination is conditioned on the approval of each of the Condition Precedent Proposals at the Extraordinary General Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Advisory Organizational Documents Proposals and the Adjournment Proposal are not conditioned upon the approval of any other proposal. It is important for you to note that in the event that the Business Combination Proposal is not approved, BCAR will not consummate the Business Combination. If BCAR does not consummate the Business Combination and fails to complete an initial business combination by February 1, 2027 (or May 1, 2027 if the Sponsor exercises its three-month extension option) BCAR will be required to dissolve and liquidate.

Q.	Why is BCAR proposing the Business Combination?

A.	BCAR was incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, with one or more businesses or entities.

Exascale is a next-generation AI infrastructure provider operating an asset-light, software-defined GPU compute platform and related AI infrastructure solutions. Exascale’s core business includes GaaS, through which it provides reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for AIDC operators. In addition, Exascale has developed certain modular data center, high-density liquid cooling, HVDC power and energy storage solutions that are designed to address deployment bottlenecks in AI infrastructure and that Exascale believes are ready for commercial engagement, although these capabilities have not yet generated revenue as of the date of this proxy statement/prospectus. The platform is purpose-built for large-scale AI workloads, including LLM training, fine-tuning, and high-concurrency inference. Additional information about Exascale is set forth in the section titled “Information about Exascale” in this proxy statement/prospectus.

Based on BCAR’s due diligence investigations of Exascale and the industry in which it operates, including the financial and other information provided by Exascale in the course of BCAR’s due diligence investigations, the BCAR Board believes that the Business Combination with Exascale is in the best interests of BCAR and its shareholders, and presents an opportunity to increase shareholder value. However, there is no assurance that the Business Combination with Exascale will increase shareholder value. See “The Business Combination Proposal — BCAR Board of Directors’ Reasons for the Approval of the Business Combination” for additional information.

Although the BCAR Board believes that the Business Combination with Exascale presents an attractive business combination opportunity and is in the best interests of BCAR and its shareholders, the BCAR Board did consider certain potentially material negative factors in arriving at that conclusion. These factors are discussed in greater detail in “The Business Combination Proposal — BCAR Board of Directors’ Reasons for the Approval of the Business Combination,” as well as in “Risk Factors — Risks Related to Exascale.”

Q:	Did the BCAR Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.	No. See “Risk Factors – Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination – Neither the BCAR Board nor any committee thereof obtained a fairness opinion (or any similar report or appraisal) in determining whether or not to pursue the Business Combination. Consequently, you have no assurance from an independent source that the price BCAR is paying for Exascale is fair to BCAR - and, by extension, its securityholders - from a financial point of view” and “–The BCAR Board did not obtain a fairness opinion (or any similar report or appraisal) in connection with its determination to approve the Business Combination (including the consideration to be delivered to Exascale stockholders under the terms of the Business Combination Agreement).”

Q.	What will Exascale Securityholders receive in connection with the Business Combination?

A.	Under the Business Combination Agreement, Exascale Securityholders immediately prior to the Closing will collectively receive 50,000,000 shares of PubCo Common Stock (the “Merger Consideration”) in exchange for their then outstanding interests in Exascale. Holders of Exascale Class A common stock and Exascale securities convertible or exchangeable for shares of Exascale Class A common stock (being the Exascale Safeholders, the Base Camp Investor and Exascale Equity Incentive Recipients) will receive shares of PubCo Class A Ordinary Common Stock in exchange for such interests in Exascale, with each such PubCo Class A Ordinary Common Stock having one (1) vote per share, and holders of Exascale Class B common stock will receive shares of PubCo Class B Super Common Stock for their Exascale Class B common stock, with each share of such PubCo Class B Super Common Stock having twenty (20) votes per share.

The allocation of the 50,000,000 shares of PubCo Common Stock among Exascale Securityholders will be determined in accordance with (i) the conversion provisions applicable in the event of a “liquidity event” under the SAFEs, (ii) the terms of the Base Camp Investment Agreement, and (iii) the allocation percentages applicable to the Exascale Equity Incentive Recipients and Exascale stockholders. As a result, the allocation of the Merger Consideration among Exascale Securityholders is not determined using a single uniform exchange ratio applicable to all Exascale securities.

At the closing of the Acquisition Merger, each issued and outstanding SAFE will be cancelled and converted into the right to receive a number of shares of PubCo Class A Ordinary Common Stock based on the SAFE’s “implied ownership percentage,” as determined under the terms of the applicable SAFE in connection with the Business Combination, which constitutes a “liquidity event” under the SAFEs. In general, a SAFE’s implied ownership percentage is the product of (i) the quotient obtained by dividing (x) the SAFE’s purchase amount by (y) the SAFE’s post-money valuation cap, multiplied by (ii) 100; subject to the capitalization adjustments, rounding provisions, and other terms contained in the applicable SAFE and the final closing calculations. The resulting implied ownership percentage determines the number of shares of the 50,000,000 Merger Consideration issuable for each SAFE. Based on the foregoing, the aggregate implied ownership percentage of all SAFEs outstanding on the filing date of this proxy statement/prospectus was 17.533%, entitling all the SAFEs to collectively receive an aggregate of 8,766,500 shares of PubCo Class A Ordinary Common Stock as their portion of the Merger Consideration in connection with the consummation of the Business Combination. The right of an Exascale Safeholder to receive PubCo Class A Ordinary Common Stock for their SAFE will be contingent on the execution by such Exascale Safeholder of an acknowledgement and such other agreements and other documents as Exascale deems necessary, appropriate or expedient.

At the closing of the Acquisition Merger, the Base Camp Investment Agreement will be cancelled and converted into the right to receive a number of shares of PubCo Class A Ordinary Common Stock based on the “implied ownership percentage” attributable to the Base Camp Investment Agreement. The implied ownership percentage applicable to the Base Camp Investment Agreement is a fixed percentage determined in accordance with the terms of the Base Camp Investment Agreement and will equal 0.625%, entitling the Base Camp Investor to receive an aggregate of 312,500 PubCo Class A Ordinary Common Stock as their portion of the Merger Consideration in connection with the consummation of the Business Combination.

At the closing of the Acquisition Merger, each then outstanding Exascale Equity Incentive award will be cancelled and converted into the right to receive a number of shares of PubCo Class A Ordinary Common Stock based on the “implied ownership percentage” attributable to the award. The implied ownership percentage of the Exascale Equity Incentive awards is determined based on Exascale’s fully diluted capitalization, and, based on Exascale’s capitalization as of the filing date of this proxy statement/prospectus, will be 0.154%, entitling the Exascale Equity Incentive Recipients to receive an aggregate of 77,000 PubCo Class A Ordinary Common Stock as their portion of the Merger Consideration in connection with the consummation of the Business Combination.

At the closing of the Acquisition Merger, each issued and outstanding Exascale Class A common stock will be cancelled and converted into the right to receive a number of shares of PubCo Class A Ordinary Common Stock based on the “implied ownership percentage” attributable to Exascale’s Class A common stock. The implied ownership percentage of the Exascale Class A common stock is determined based on Exascale’s fully diluted capitalization, and, based on Exascale’s capitalization as of the filing date of this proxy statement/prospectus, will be 20.200%, entitling the holders of Exascale Class A common stock to receive an aggregate of 10,100,000 PubCo Class A Ordinary Common Stock as their portion of the Merger Consideration in connection with the consummation of the Business Combination.

At the closing of the Acquisition Merger, each issued and outstanding Exascale Class B common stock will be cancelled and converted into the right to receive a number of shares of PubCo Class B Super Common Stock based on the “implied ownership percentage” attributable to Exascale’s Class B common stock. The implied ownership percentage of the Exascale Class B common stock is determined based on Exascale’s fully diluted capitalization, and, based on Exascale’s capitalization as of the filing date of this proxy statement/prospectus, will be 61.488%, entitling the holders of Exascale Class B common stock to receive an aggregate of 30,744,000 PubCo Class B Ordinary Common Stock as their portion of the Merger Consideration in connection with the consummation of the Business Combination.

At the Effective Time, the holders of Exascale Common Stock, the Exascale Safeholders, the Base Camp Investor, and the Exascale Equity Incentive Recipients will cease to have any rights with respect to Exascale securities, except the right to receive their portion of the Merger Consideration.

The allocation of the 50,000,000 shares of PubCo Class A Common Stock is set forth below (based on Exascale’s capitalization as of the filing date of this proxy statement/prospectus):

Exascale securityholder group	Calculation basis	Ownership percentage	PubCo shares to be received	PubCo share class
Exascale Safeholders	Sum of each Safeholder’s purchase amount divided by the applicable post-money valuation cap, subject to capitalization, rounding and final closing allocation mechanics	17.533%	8,766,500	PubCo Class A Ordinary Common Stock
Base Camp Investment Agreement Investor	0.625% of Exascale’s total equity, calculated on a fully diluted basis	0.625%	312,500	PubCo Class A Ordinary Common Stock
Exascale Equity Incentive Recipients	Fixed allocation percentages based on Exascale’s fully-diluted capitalization	0.154%	77,000	PubCo Class A Ordinary Common Stock
Exascale Class A common stockholders	Fixed allocation percentages based on Exascale’s fully-diluted capitalization	20.200%	10,100,000	PubCo Class A Ordinary Common Stock
Exascale Class B common stockholders	Fixed allocation percentages based on Exascale’s fully-diluted capitalization	61.488%	30,744,000	PubCo Class B Super Common Stock
Total		100.000%	50,000,000

The foregoing discussion and figures are provided to illustrate the allocation mechanics, and remain subject to final rounding and closing adjustments.

Q:	Will PubCo obtain new financing in connection with the Business Combination?

A.	Pursuant to the Business Combination Agreement, BCAR agreed to cause PubCo to receive an amount of at least $5,000,000 in any combination of cash, cash in the trust account, a PIPE, an equity line of credit, or third-party financing, net of any outstanding checks, wire transfers, or similar items not yet cleared, and net of any cash distributions or transfers made in connection with or as a result of the Business Combination (the “Minimum Cash Financing”). It is a condition precedent to Closing that PubCo receive the Minimum Cash Financing on or prior to Closing. If the Minimum Cash Financing is not met, and such condition is not waived by Exascale under the terms of the Business Combination Agreement, the proposed Business Combination will not be consummated. In the event that the Business Combination will not be consummated, all Public Shares submitted for redemption will be returned to the holders thereof, and we may instead search for an alternate business combination or liquidate BCAR. As of the date hereof, neither BCAR nor PubCo has secured financing for the Minimum Cash Financing. The management teams of BCAR and Exascale are continuing to analyze the available financing options based on cost, amount available under the facility and future effects that any financing would have on the capitalization of PubCo. BCAR, BCAR’s Sponsor, Exascale and their affiliates have no prior relationships with any of the potential financing sources being considered in connection with the Business Combination. Upon entry into a financing arrangement for the Business Combination, including any Minimum Cash Financing, BCAR will disclose such arrangement (including the potential dilution) in accordance with the rules of the SEC.

At any time at or prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding BCAR or its securities, our Sponsor, officers, directors and/or their affiliates, in compliance with the tender offer rules and other Exchange Act limitations, including Rule 14e-5 thereunder, may purchase Public Shares from institutional and other investors, execute agreements to purchase shares from such investors in the future, or they may enter into transactions, including non-redemption agreements, with such investors and others to provide them with incentives to acquire shares of BCAR and/or not to redeem (or to validly rescind any redemption requests). Our Sponsor, officers, directors and/or their affiliates anticipate that they may identify such unaffiliated third-party shareholders with whom our Sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with the Business Combination. To the extent that our Sponsor, officers, directors, advisors or their affiliates enter into a private transaction with an unaffiliated third party, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account, whether or not such shareholder has already submitted a proxy with respect to the Business Combination but only if such shares have not already been voted at the Extraordinary General Meeting. Our Sponsor, executive officers, directors, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws. Any such privately negotiated transactions may be effected at purchase prices that are no greater than the per share pro rata portion of the trust account. Such privately negotiated transactions may include a contractual acknowledgement that such unaffiliated third-party shareholder, although still the record or beneficial holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, officers, directors and/or their affiliates purchase shares in privately negotiated transactions from unaffiliated third-party shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their Public Shares. The purpose of such share purchases and other transactions would be to limit the number of Public Shares electing to be redeemed.

In accordance with the SEC’s Compliance and Disclosure Interpretation 166.01, any Public Shares purchased by our Sponsor, officers, directors and/or their affiliates would not be voted in favor of approving the Business Combination.

Except as disclosed in this proxy statement/prospectus, we have not entered into any privately negotiated transactions with respect to our shares as of the date hereof. If they engage in such privately negotiated transactions, our Sponsor, officers, directors and/or their affiliates will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

Our Sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our Sponsor, directors, executive officers, advisors, or their affiliates were to purchase shares or warrants from Public Shareholders, or if any third party investors are incentivized to acquire Public Shares by our Sponsor, directors, executive officers, or their affiliates, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our Sponsor, directors, executive officers, advisors or any of their affiliates may purchase shares or warrants from Public Shareholders outside the redemption process, along with the purpose of such purchases;

●	if our Sponsor, directors, executive officers, advisors or any of their affiliates were to purchase shares or warrants from Public Shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	Any of our securities purchased by our Sponsor, directors, executive officers, advisors or any of their affiliates would not be voted in favor of approving the business combination transaction;

●	our Sponsor, directors, executive officers, advisors or any of their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Current Report on Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our Sponsor, directors, executive officers, advisors or any of their affiliates, along with the purchase price;

●	the purpose of the purchases by our Sponsor, directors, executive officers, advisors or any of their affiliates;

●	the impact, if any, of the purchases by our Sponsor, directors, executive officers, advisors or any of their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our Sponsor, directors, executive officers, advisors or any of their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our Sponsor, directors, executive officers, advisors or any of their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

None of the funds in the trust account will be used to purchase Public Shares in such transactions.

Q.	What equity stake will current BCAR shareholders and Exascale Securityholders hold in PubCo immediately after the consummation of the Business Combination?

A.	It is anticipated that, following the Business Combination, an aggregate of 91,200,000 shares of PubCo Common Stock will be outstanding, and based on Exascale’s balance of capital stock as of the date of this proxy statement/prospectus, comprised of: (i) 19,256,000 shares of PubCo Class A Ordinary Common Stock and 30,744,000 shares of PubCo Class B Super Common Stock, issued to Exascale Securityholders in the Business Combination, constituting approximately 54.8% of the outstanding PubCo Common Stock from an economic perspective and 94.0% of the outstanding PubCo Common Stock from a voting perspective; (ii) 13,200,000 shares of PubCo Class A Ordinary Common Stock issued to the Sponsor, constituting approximately 14.5% of the outstanding shares of PubCo Common Stock from an economic perspective and 2.0% of the outstanding PubCo Common Stock from a voting perspective; and (iii) 28,000,000 shares of PubCo Class A Ordinary Common Stock held by Public Shareholders, or 30.7% of the outstanding PubCo Common Stock from an economic perspective and 4.2% of the outstanding PubCo Common Stock from a voting perspective. These percentages assume that there are no redemptions, no BCAR Warrants will be exercised and there are no other issuances of equity securities of PubCo prior to or in connection with the Closing, including any equity awards that may be issued under the Equity Incentive Plan following the Business Combination. If the actual facts are different from these assumptions, the percentage ownership retained by BCAR’s existing shareholders in PubCo will be different.

The following summarizes the pro forma ownership of PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock immediately following the Business Combination across a range of varying redemption scenarios.

	Assuming No Redemption			Assuming 50% of Maximum Redemption			Assuming 100% of Maximum Redemption
	Shares	Ownership %	Voting %	Shares	Ownership %	Voting %	Shares	Ownership %	Voting %
PubCo Class A Ordinary Common Stock held by former Exascale Securityholders (including Exascale Class A common stockholders, the Exascale Safeholders, the Exascale Base Camp Investor, and the Exascale Equity Incentive Recipients)(1)	19,256,000	21.1%	2.9%	19,256,000	24.9%	2.9%	19,256,000	30.5%	3.0%
PubCo Class B Super Common Stock held by former Exascale stockholders(2)	30,744,000	33.7%	91.1%	30,744,000	39.8%	93.0%	30,744,000	48.6%	95.0%
PubCo Class A Ordinary Common Stock held by Insiders(3)	13,200,000	14.5%	2.0%	13,200,000	17.1%	2.0%	13,200,000	20.9%	2.0%
PubCo Class A Ordinary Common Stock held by Non-Affiliated Public	28,000,000	30.7%	4.2%	14,000,000	18.2%	2.1%	-	-%	-%
Total pro forma PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock	91,200,000	100.0%	100.0%	77,200,000	100.0%	100%	63,200,000	100.0%	100%

1.	Consists of (i) 10,100,000 PubCo Class A Ordinary Common Stock to be issued to current holders of Exascale Class A common stock, (ii) 8,766,500 PubCo Class A Ordinary Common Stock to be issued to the Exascale Safeholders, (iii) 312,500 PubCo Class A Ordinary Common Stock to be issued to the Exascale Base Camp Investor, and (iv) 77,000 PubCo Class A Ordinary Common Stock to be issued to the Exascale Equity Incentive Recipients. For additional details, see “Questions and Answers for Shareholders of BCAR—What will Exascale Securityholders receive in connection with the Business Combination?” Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Consideration” and “Unaudited Pro Forma Condensed Combined Financial Information—Description of the Transactions.”
2.	Consists of 30,744,000 PubCo Class B Super Common Stock to be issued to current holders of Exascale Class B common stock. For additional details, see “Questions and Answers for Shareholders of BCAR—What will Exascale Securityholders receive in connection with the Business Combination?” Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Consideration” and “Unaudited Pro Forma Condensed Combined Financial Information—Description of the Transactions.”
3.	Consists of 13,200,000 PubCo Class A Ordinary Common Stock to be issued in exchange for (i) 12,000,000 BCAR Class B Ordinary Shares held by the Sponsor and its affiliates, (ii) 200,000 BCAR Class A Ordinary Shares underlying the Private Units held by the Sponsor and (iii) 1,000,000 BCAR Class A Ordinary Shares (being the Representative Shares) held by BCAR’s Chairman and Chief Executive Officer.

Stockholders will experience additional dilution to the extent PubCo issues additional shares of PubCo Common Stock in connection with any Minimum Cash Financing and/or after the closing of the Business Combination. The table above excludes any shares that will be issuable upon the exercise or settlement of: (i) the 100,000 Private Placement Warrants, and (ii) the 14,000,000 Public Warrants.

The following table illustrates varying ownership levels in PubCo immediately following the consummation of the Business Combination based on the varying levels of redemptions by the Public Shareholders, on a fully diluted basis, showing full exercise and conversion of all securities, including the Public Warrants and Private Placement Warrants.

	Assuming No Redemption			Assuming 50% of Maximum Redemption			Assuming 100% of Maximum Redemption
	Shares	Ownership %	Voting %	Shares	Ownership %	Voting %	Shares	Ownership %	Voting %
PubCo Class A Ordinary Common Stock held by former Exascale Securityholders (including Exascale Class A common stockholders, the Exascale Safeholders, the Exascale Base Camp Investor, and the Exascale Equity Incentive Recipients)(1)	19,256,000	18.3%	2.8%	19,256,000	22.8%	2.9%	19,256,000	30.4%	3.0%
PubCo Class B Super Common Stock held by former Exascale stockholders(2)	30,744,000	29.2%	89.2%	30,744,000	36.5%	92.0%	30,744,000	48.6%	95.0%
PubCo Class A Ordinary Common Stock held by Insiders(3)	13,300,000	12.6%	1.9%	13,300,000	15.8%	2.0%	13,300,000	21.0%	2.1%
PubCo Class A Ordinary Common Stock held by Non-Affiliated Public	42,000,000	39.9%	6.1%	21,000,000	24.9%	3.1%	-	-%	-%
Total pro forma PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock	105,300,000	100.0%	100%	84,300,000	100.0%	100%	63,300,000	100.0%	100%

1.

Consists of (i) 10,100,000 PubCo Class A Ordinary Common Stock to be issued to current holders of Exascale Class A common stock, (ii) 8,766,500 PubCo Class A Ordinary Common Stock to be issued to the Exascale Safeholders, (iii) 312,500 PubCo Class A Ordinary Common Stock to be issued to the Exascale Base Camp Investor, and (iv) 77,000 PubCo Class A Ordinary Common Stock to be issued to the Exascale Equity Incentive Recipients. For additional details, see “Questions and Answers for Shareholders of BCAR—What will Exascale Securityholders receive in connection with the Business Combination?” Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Consideration” and “Unaudited Pro Forma Condensed Combined Financial Information—Description of the Transactions.”

2.	Consists of 30,744,000 PubCo Class B Super Common Stock to be issued to current holders of Exascale Class B common stock. For additional details, see “Questions and Answers for Shareholders of BCAR—What will Exascale Securityholders receive in connection with the Business Combination?” Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Consideration” and “Unaudited Pro Forma Condensed Combined Financial Information—Description of the Transactions.”
3.	Consists of 13,300,000 PubCo Class A Ordinary Common Stock to be issued in exchange for (i) 12,000,000 BCAR Class B Ordinary Shares held by the Sponsor and its affiliates, (ii) 200,000 BCAR Class A Ordinary Shares underlying the Private Units held by the Sponsor, (iii) 100,000 BCAR Class A Ordinary Shares underlying Private Placement Warrants held by the Sponsor and (iv) 1,000,000 BCAR Class A Ordinary Shares (being the Representative Shares) held by BCAR’s Chairman and Chief Executive Officer.

Although shares of PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock have identical economic rights, each holder of shares of PubCo Class A Ordinary Common Stock shall be entitled to one (1) vote for each share of PubCo Class A Ordinary Common Stock held and each holder of shares of PubCo Class B Super Common Stock shall be entitled to twenty (20) votes for each share of Class B Super Common Stock held.

For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information,” “Proposal No. 1—The Business Combination Proposal— The Business Combination Agreement—Consideration.”

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Unaudited Condensed Combined Pro Forma Financial Information”. For more information, including the ownership percentages reflecting the effect of certain dilutive securities, see the section entitled “The Business Combination Proposal — Ownership of PubCo after the Closing.”

Q.	Do any conflicts of interest exist relating to the Business Combination?

A.	Yes. Certain of BCAR’s directors and executive officers may be deemed to have interests in the transactions contemplated by the Business Combination Agreement that are different from, or in addition to, those of BCAR’s shareholders generally. These interests may present these individuals with certain potential conflicts of interest. Our independent directors reviewed and considered these interests during their evaluation and negotiation of the Business Combination and in unanimously approving, as members of the BCAR Board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination. The BCAR Board concluded that the potential benefits that it expected BCAR and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. When you consider the recommendation of the BCAR Board in favor of approval of the Business Combination, you should keep in mind that BCAR’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

●	If the proposed Business Combination is not consummated by February 1, 2027 (or May 1, 2027 if the Sponsor exercises its three-month extension option), then we will be required to liquidate. In such event, the 12,000,000 BCAR Class B Ordinary Shares, which were acquired by the BCAR’s sponsor, MFH 1, LLC (the “Sponsor”), prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such BCAR Class B Ordinary Shares had an aggregate market value of approximately $126,120,000 based on the closing price of BCAR’s Public Shares of $10.51 on Nasdaq as of July 2, 2026. As a result of the nominal price of $0.002 per Class B Ordinary Share paid by the Sponsor compared to the recent market price of BCAR Class A Ordinary Shares, the Sponsor is likely to earn a positive rate of return on their investments in the Class B Ordinary Shares even if the holders of BCAR’s Class A Ordinary Shares experience a negative rate of return on their investments in the Class A Ordinary Shares.

●	If the proposed Business Combination is not consummated by February 1, 2027 (or May 1, 2027 if the Sponsor exercises its three-month extension option), then 200,000 private placement units (the “Private Units”) purchased by the Sponsor for a total purchase price of $2,000,000, will be worthless. Such Private Units had an aggregate market value of approximately $2,400,000 based on the closing price of BCAR Units of $12.00 on Nasdaq as of July 2, 2026.

●	The Sponsor invested an aggregate of $2,025,000 in BCAR, comprised of the $25,000 purchase price for the Founder Shares and $2,000,000 purchase price for the Private Units. The amount held in BCAR’s trust account was approximately $290,025,825.19 on the Record Date, implying a value of $10.36 per public share. Based on trust account balance as of the Record Date, each PubCo Class A Common Stock would have an implied value of $4.80 per share upon consummation of the Business Combination, representing a 53.69% decrease from the initial implied value of $10.36 per public share. While the implied value of $4.80 per share upon consummation of the Business Combination would represent a dilution to our Public Shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Founder Share. At approximately $4.80 per share, the 12,200,000 PubCo Class A Common Stock that the Sponsor and its affiliates would own upon consummation of the Business Combination would have an aggregate implied value of $58,527,111.74. As a result, even if the trading price of PubCo Class A Common Stock significantly declines, the value of the PubCo Class A Common Stock held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. For more information, please see “Risk Factors – The nominal purchase price paid by the Sponsor and directors and officers of BCAR for the Founder Shares may significantly dilute the implied value of the Public Shares in the event the parties complete an initial business combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of BCAR paid to purchase such shares in the event the parties complete an initial business combination, even if the Business Combination causes the trading price of the PubCo Class A Common Stock to materially decline.”

●	If the proposed Business Combination is not consummated, then 1,000,000 BCAR Class A Ordinary Shares (the “Representative Shares”) granted to D. Boral Capital LLC, the underwriter in the IPO, as compensation, which are held by David Boral, the CEO of D. Boral Capital LLC and our Chairman and Chief Executive Officer, will be worthless. Such Representative Shares had an aggregate market value of approximately $10,510,000 based on the closing price of BCAR Class A Ordinary Shares of $10.51 on Nasdaq as of July 2, 2026;

●	Unless BCAR consummates the Business Combination, its officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As a result, the financial interest of BCAR’s officers, directors and Initial Shareholders or their affiliates could influence its officers’ and directors’ motivation in selecting Exascale as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest.

●	The exercise of BCAR’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest.

●	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

●	BCAR’s Current Charter provides that BCAR renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that may be a corporate opportunity for any member of BCAR’s management, on the one hand, and BCAR, on the other hand, or the participation in which would breach any existing legal obligation, under applicable law or otherwise, of a member of BCAR’s management to any other entity. BCAR is not aware of any such corporate opportunities not being offered to BCAR and does not believe that waiver of the corporate opportunities doctrine has materially affected BCAR’s search for an acquisition target or will materially affect BCAR’s ability to complete an initial business combination.

The foregoing interests may influence the officers and directors of BCAR to support or approve the Business Combination. As such, the Sponsor and BCAR’s officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to BCAR’s shareholders rather than liquidate. In considering the recommendations of the BCAR Board to vote for the proposals, BCAR’s shareholders should consider these interests. For more information, please see “Risk Factors — Some of the BCAR officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.”

Q.	How has the announcement of the Business Combination affected the trading price of the securities of BCAR?

A.	On January 12, 2026, the last trading date prior to the public announcement of the Business Combination, BCAR Class A Ordinary Shares, Public Warrants, and BCAR Units had closing prices, as reported on Nasdaq, of $10.03, $0.3496 and $10.20, respectively. As of July 2, 2026, the last trading day immediately prior to the filing date of this proxy statement/prospectus, the closing prices for each BCAR Class A Ordinary Share, Public Warrants and BCAR Units, as reported on Nasdaq, were $10.51, $1.84 and $12.00, respectively.

Q:	How will PubCo be managed following the Business Combination?

A.	Immediately following the Closing, PubCo’s board of directors will consist of five directors, all of whom shall be designated by Exascale, and PubCo will be managed by Exascale’s current management team.

Q.	Why is BCAR proposing the Domestication Merger?

A.	The BCAR Board believes that there are significant advantages to PubCo that will arise as a result of a change of BCAR’s domicile to the State of Delaware. Further, the BCAR Board believes that any direct benefit that the DGCL provides to a corporation also indirectly benefits its stockholders, who are the owners of the corporation. The BCAR Board believes that there are several reasons why a reincorporation in the State of Delaware is in the best interests of BCAR and its shareholders, including (i) the prominence, predictability and flexibility of the DGCL, (ii) Delaware’s well-established principles of corporate governance, and (iii) the increased ability for Delaware corporations to attract and retain qualified directors. Each of the foregoing are discussed in greater detail in “The Domestication Merger Proposal — Reasons for the Domestication.”

To effect the Domestication Merger, BCAR will merge with and into D. Boral ARC Merger Corporation, a Delaware corporation and wholly owned subsidiary of BCAR, upon which the separate existence of BCAR will cease and D. Boral ARC Merger Corporation will be the surviving corporation (such surviving company “PubCo”) in accordance with the DGCL, the Business Companies Act, (Revised Edition 2020) as amended, of the British Virgin Islands (As Revised) (the “Companies Act”), the Certificate of Merger, which is filed as Exhibit 3.5 to this proxy statement/prospectus (the “Certificate of Merger”), and the amended and restated memorandum and articles of association of BCAR (as may be amended from time to time, the “Current Charter”).

The approval of the Domestication Merger Proposal is a condition to the Closing under the Business Combination Agreement. The approval of the Domestication Merger Proposal requires an ordinary resolution under British Virgin Islands law of holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon and who do so at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal under British Virgin Islands law.

Q.	What amendments will be made to the Current Charter?

A.	The consummation of the Business Combination is conditioned, among other things, on the Domestication Merger.

Accordingly, in addition to voting on the Business Combination, BCAR’s shareholders are also being asked to consider and vote upon a proposal to approve the Domestication Merger and replace the Current Charter, in each case, under the Companies Act, with the Proposed Charter and the Proposed Bylaws, in each case, under the DGCL, which differ materially from the Current Charter. These differences are discussed in greater detail in “The Domestication Merger Proposal” of this proxy statement/prospectus.

Q.	How will the Domestication Merger affect my BCAR Class A Ordinary Shares, BCAR Warrants and BCAR Units?

A.	In connection with the Domestication Merger, at the effective time of the Domestication Merger, (i) each then issued and outstanding BCAR Class A Ordinary Share will convert automatically, on a one-for-one basis, into one share of PubCo Class A Ordinary Common Stock; (ii) each whole then issued and outstanding BCAR Warrant (including each whole Private Placement Warrant) will become exercisable for one share of PubCo Class A Ordinary Common Stock having the same terms and subject to the same conditions of such BCAR Warrant; and (iii) each then issued and outstanding BCAR Unit will separate and convert automatically into one share of PubCo Class A Ordinary Common Stock and one-half of one PubCo Warrant.

Q.	Will holders of Public Shares or Public Warrants be subject to U.S. federal income tax on the PubCo Common Stock or PubCo Warrants received in the Domestication Merger?

A.	As discussed more fully under “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Consequences of the Domestication Merger to U.S. Holders of BCAR Securities,” the Domestication Merger should qualify as a “reorganization” within the meaning of Section 368 of the Code. However, the provisions of the Code that govern reorganizations are complex, and due to the absence of direct guidance on the application of Section 368 to a domestication of a corporation holding only investment-type assets such as BCAR, the qualification of the Domestication Merger as a “reorganization” within the meaning of Section 368 of the Code is not entirely clear. If the Domestication Merger so qualifies, then a U.S. Holder (as defined in “Certain Material U.S. Federal Income Tax Considerations”) generally will be subject to Section 367(b) of the Code and, as a result:

●	a U.S. Holder whose Public Shares have a fair market value of less than $50,000 on the date of the Domestication Merger and who on the date of the Domestication Merger owns (directly, indirectly, and constructively) less than 10% of the total combined voting power of all classes of BCAR shares entitled to vote and less than 10% of the total value of all classes of BCAR shares will generally not recognize any gain or loss and will generally not be required to include in income any part of BCAR’s earnings and profits pursuant to the Domestication Merger;

●	a U.S. Holder whose Public Shares have a fair market value of $50,000 or more on the date of the Domestication Merger, but who on the date of the Domestication Merger owns (directly, indirectly, and constructively) less than 10% of the total combined voting power of all classes of BCAR shares entitled to vote and less than 10% of the total value of all classes of BCAR shares will generally recognize gain (but not loss) on the exchange of Public Shares for PubCo Common Stock pursuant to the Domestication Merger. As an alternative to recognizing gain, such U.S. Holders may file an election to include in income as a dividend the “all earnings and profits amounts,” (as defined in Treasury Regulation Section 1.367(b)-2(d)) attributable to their Public Shares, provided certain other requirements are satisfied. BCAR does not expect to have significant cumulative earnings and profits on the date of the Domestication Merger; and

●	a U.S. Holder who on the date of the Domestication Merger owns (directly, indirectly, and constructively) 10% or more of the total combined voting power of all classes of BCAR shares entitled to vote or 10% or more of the total value of all classes of BCAR shares will generally be required to include in income as a dividend the “all earnings and profits amount,” (as defined in Treasury Regulation Section 1.367(b)-2(d)) attributable to its Public Shares, provided certain other requirements are satisfied. Any U.S. Holder that is a corporation may, under certain circumstances, effectively be exempt from taxation due to a deduction in the amount of a portion or all of the deemed dividend pursuant to Section 245A of the Code. BCAR does not expect to have significant cumulative earnings and profits on the date of the Domestication Merger.

Furthermore, even if the Domestication Merger qualifies as a “reorganization” within the meaning of Section 368 of the Code, a U.S. Holder of BCAR securities may, in certain circumstances, still recognize gain (but not loss) upon the exchange of its BCAR securities for PubCo Securities pursuant to the Domestication Merger under the PFIC rules of the Code equal to the excess, if any, of the fair market value of PubCo Securities received in the Domestication Merger and the U.S. Holder’s adjusted tax basis in the corresponding BCAR securities surrendered in exchange therefor. The tax on any such gain so recognized would generally be imposed at the rate applicable to ordinary income and an interest charge would apply, absent certain elections. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Domestication Merger, see the discussion in the section titled “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Consequences of the Domestication Merger to U.S. Holders of BCAR Securities — Passive Foreign Investment Company Status.”

If the Domestication Merger does not qualify as a reorganization, then a U.S. Holder that exchanges its BCAR securities for PubCo Securities generally will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the PubCo Common Stock and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the Public Shares and Public Warrants exchanged.

Additionally, the Domestication Merger may cause Non-U.S. Holders (as defined in “Certain Material U.S. Federal Income Tax Considerations”) to become subject to U.S. federal income withholding taxes on any dividends paid in respect of such Non-U.S. Holder’s shares of Public Shares after the Domestication Merger.

For a more detailed discussion of certain U.S. federal income tax consequences of the Domestication Merger, see “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Consequences of the Domestication Merger to U.S. Holders of BCAR Securities” in this proxy statement/consent solicitation statement/prospectus. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Domestication Merger.

Q.	What are the U.S. federal income tax consequences of exercising my Redemption Rights?

A.	The U.S. federal income tax consequences of exercising your redemption rights depend on your particular facts and circumstances. See the section entitled “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — Certain U.S. Federal Income Tax Consequences to U.S. Holders of Exercising Redemption Rights,” for additional information. All holders considering the exercise of their redemption rights should consult with their tax advisors with respect to the U.S. federal income tax consequences of exercising such redemption rights.

Q.	How do the Public Warrants differ from the Private Placement Warrants and what are the related risks for any Public Warrant Holders post-Business Combination?

A.	The Public Warrants are identical to the Private Placement Warrants in their respective material terms and provisions. The Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants until 30 days after the consummation of the Business Combination. The aforementioned terms of the Private Placement Warrants are detailed in the Warrant Agreement and are not modified as a result of the Business Combination.

The Private Placement Warrants are redeemable by BCAR and exercisable by the holders on the same basis as the Public Warrants. Following the consummation of the Business Combination, PubCo has the ability to redeem the outstanding Public Warrants and Private Placement Warrants for cash at any time after they become exercisable and prior to their expiration, in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption to each warrant holder, if, among other things, the closing price of PubCo Class A Ordinary Common Stock is equal to or exceeds $18.00 per share (as adjusted for sub share sub divisions, share capitalizations, reorganizations, recapitalization and the like) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of the Business Combination and ending on the third trading day prior to the date on which PubCo sends the notice of redemption to warrant holders. The value received upon redemption of the warrants (i) may be less than the value the holders would have received if they had exercised their warrants at a later time when the underlying share price is higher and (ii) may not compensate the holders for the value of the warrants.

In the event that PubCo determines to redeem the Public Warrants and Private Placement Warrants, PubCo will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by PubCo not less than thirty (30) days prior to the redemption date to the registered holders of the Public Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner herein provided will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

Q.	What conditions must be satisfied to complete the Business Combination?

A.	The Business Combination is subject to the satisfaction or waiver of customary closing conditions, including, among others: (i) the absence of any order or provisions of any applicable law prohibiting the transactions or preventing the transactions; (ii) BCAR receiving approval of the Business Combination from its shareholders in accordance with BCAR’s existing memorandum and articles of association; (iii) the initial stock exchange listing application with respect to the PubCo Class A Ordinary Common Stock having been approved by Nasdaq or another nationally recognized securities exchange in the United States as may be agreed by BCAR and Exascale; and (iv) the SEC having approved the proxy statement/prospectus filed in connection with the Business Combination.

For more information about conditions to the consummation of the Business Combination, see “The Business Combination Proposal — Business Combination Agreement” beginning on page 137 of this proxy statement/prospectus.

Q.	When is the Business Combination expected to be completed?

A.	It is currently expected that the Business Combination will be consummated in the second quarter of 2026. This date depends, among other things, on the approval of the proposals to be put to BCAR shareholders at the Extraordinary General Meeting. However, such meeting could be adjourned if the Adjournment Proposal is adopted by BCAR’s shareholders at the Extraordinary General Meeting and BCAR elects to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting. For a description of the conditions for the completion of the Business Combination, see “The Business Combination Proposal — Business Combination Agreement”.

Q.	What interests do the Sponsor and BCAR’s current officers and directors have in the Business Combination?

A.	The Sponsor and BCAR’s directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Business Combination. See “The Business Combination Proposal — Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination.”

Q.	Do I have appraisal rights or dissenters’ rights in connection with the Business Combination?

A.	No appraisal or dissenters’ rights are available to BCAR’s shareholders in connection with the ordinary resolution to approve the Business Combination Proposal. However, in respect of the resolution to approve the Domestication Merger Proposal, under section 179 of the Companies Act, shareholders of a British Virgin Islands company ordinarily have dissenters’ rights with respect to a statutory merger. The Companies Act prescribes when shareholder dissenters’ rights will be available and sets the limitations on such rights. Where such rights are available, shareholders are entitled to receive fair value for their shares. However, regardless of whether such rights are or are not available, BCAR’s shareholders are still entitled to exercise the rights of redemption as detailed in this proxy statement/prospectus and the BCAR Board has determined that the redemption proceeds payable to BCAR’s shareholders who exercise such redemption rights represents the fair value of those shares. Please see the section entitled “Appraisal or Dissenters’ Rights.”

Q.	What do I need to do now?

A.	BCAR urges you to read this proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety and to consider how the Business Combination will affect you as a shareholder or warrant holder. BCAR’s shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q.	How do I vote?

A.	If you are a holder of record of BCAR Ordinary Shares on the Record Date for the Extraordinary General Meeting, you may vote in person at the Extraordinary General Meeting or by submitting a proxy for the Extraordinary General Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage-paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the Extraordinary General Meeting and vote in person, obtain a valid proxy from your broker, bank or nominee.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.	No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement/prospectus may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent, and you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or nominee as to how to vote your shares. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all the proposals presented to the shareholders at the Extraordinary General Meeting will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares and you should instruct your broker to vote your shares in accordance with directions you provide. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.” Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting, and otherwise will have no effect on a particular proposal under British Virgin Islands law.

Q.	When and where will the Extraordinary General Meeting be held?

A.	The Extraordinary General Meeting will be held at 10:00 A.M., Eastern Time, on July 29, 2026 at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154. Shareholders may attend the Extraordinary General Meeting in person or virtually by visiting www.proxydocs.com/BCAR.

Q.	Who is entitled to vote at the Extraordinary General Meeting?

A.	BCAR has fixed July 6, 2026 as the Record Date for the Extraordinary General Meeting. If you were a shareholder of BCAR at the close of business on the Record Date, you are entitled to vote on matters that come before the Extraordinary General Meeting. However, a shareholder may only vote his, her or its shares if he, she or it is present in person or is represented by proxy at the Extraordinary General Meeting.

Q.	How many votes do I have?

A.	BCAR shareholders are entitled to one vote at the Extraordinary General Meeting for each BCAR Ordinary Share held of record as of the Record Date. As of the close of business on the Record Date for the Extraordinary General Meeting, there were 41,200,000 BCAR Ordinary Shares issued and outstanding, of which 28,000,000 were Public Shares held by persons other than the Insiders.

Q.	What constitutes a quorum?

A.	A quorum of BCAR shareholders is necessary to hold a valid meeting. A quorum will be present at the Extraordinary General Meeting if the holders of at least thirty percent (30%) of the issued and outstanding BCAR Ordinary Shares entitled to vote at the Extraordinary General Meeting are represented in person or by proxy.

Q.	What vote is required to approve each proposal at the Extraordinary General Meeting?

A.	The following votes are required to approve each proposal being presented at the Extraordinary General Meeting:

Business Combination Proposal — The approval of the Business Combination Proposal requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

Domestication Merger Proposal — The approval of the Domestication Merger Proposal requires an ordinary resolution under British Virgin Islands law, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

Organizational Documents Proposal — The approval of the Organizational Documents Proposal requires an ordinary resolution under British Virgin Islands law, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

Advisory Organizational Documents Proposals — The separate approval of each of the Advisory Organizational Documents Proposals, each of which is a non-binding vote, requires an ordinary resolution, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

Directors Proposal — The approval of the Directors Proposal requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

Equity Incentive Plan Proposal — The approval of the Equity Incentive Plan Proposal requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

Nasdaq Proposal — The approval of the Nasdaq Proposal requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

Adjournment Proposal — The approval of the Adjournment Proposal requires an ordinary resolution, being the affirmative vote of a simple majority of the BCAR Ordinary Shares, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

As of the date of this proxy statement/prospectus, the Insiders, all of whom have agreed to vote in favor of all the proposals being presented at the Extraordinary General Meeting, collectively own an aggregate of 13,200,000 BCAR Ordinary Shares, collectively representing approximately 32.0% of the issued and outstanding BCAR Ordinary Shares entitled to vote on the proposals at the Extraordinary General Meeting. As a result, in addition to the shares held by the Insiders, BCAR would need 7,400,001 Public Shares, or approximately 26.4% of the 28,000,000 Public Shares sold in the BCAR IPO, to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved, assuming all outstanding shares are voted and the Insiders do not acquire any Public Shares. Assuming that only the holders of thirty percent (30%) of the issued and outstanding BCAR ordinary shares, representing a quorum under BCAR’s amended and restated memorandum and articles of association, vote their shares at the Extraordinary General Meeting, BCAR will not need any Public Shares in addition to the shares held by the Insiders to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved.

Q.	What are the recommendations of the BCAR Board?

A.	The BCAR Board believes that the Business Combination Proposal and the other proposals to be presented at the Extraordinary General Meeting are in the best interests of Exascale and BCAR’s shareholders and unanimously recommends that BCAR shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Domestication Merger Proposal, “FOR” the approval of the Organizational Documents Proposal, “FOR” the approval, on an advisory basis, of each of the separate Advisory Organizational Documents Proposals, “FOR” the approval of the Directors Proposal, “FOR” the approval of the Equity Incentive Plan Proposal, “FOR” the approval of the Nasdaq Proposal, and “FOR” the approval of the Adjournment Proposal, if presented, at the Extraordinary General Meeting.

The existence of financial and personal interests of one or more of BCAR’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BCAR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, BCAR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination”.

Q.	How do the Insiders intend to vote their BCAR Ordinary Shares?

A.	The Sponsor and the officers and directors of BCAR, who we collectively refer to as the Insiders, have agreed to vote in favor of all the proposals being presented at the Extraordinary General Meeting. The Sponsor, which includes among its members each of the directors and officers of BCAR, and its affiliates own 200,000 Private Units and 12,000,000 Class B Ordinary Shares. The securities held by the Sponsor represent approximately 29.6% of the issued and outstanding voting shares of BCAR. In addition to the securities held by the Sponsor, David Boral, BCAR’s Chairman and Chief Executive Officer, holds 1,000,000 Representative Shares which were granted to D. Boral Capital LLC, the underwriter in BCAR’s IPO, as compensation.

The existence of financial and personal interests of one or more of BCAR’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BCAR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, BCAR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination”.

Q.	What happens if I sell my BCAR Ordinary Shares before the Extraordinary General Meeting?

A.	The Record Date for the Extraordinary General Meeting is earlier than the date of the Extraordinary General Meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your Public Shares after the applicable Record Date, but before the Extraordinary General Meeting, unless you grant a proxy to the transferee, you will retain your right to vote at the Extraordinary General Meeting but the transferee, and not you, will have the ability to redeem such shares, so long as such transferee takes the required steps to elect to redeem such shares at least two business days prior to the initially scheduled vote on the Business Combination Proposal.

Q.	How can I vote my shares without attending the Extraordinary General Meeting?

A.	If you are a shareholder of record of BCAR Ordinary Shares as of the close of business on the Record Date, you can vote by proxy by e-mail or by mail by following the instructions provided in the attached or enclosed proxy card, as the case may be, or at the Extraordinary General Meeting. Please note that if you are a beneficial owner of BCAR Ordinary Shares, you may vote by submitting voting instructions to your broker, bank or nominee, or otherwise by following instructions provided by your broker, bank or nominee. Telephone and internet voting will be available to beneficial owners. Please refer to the vote instruction form provided by your broker, bank or nominee.

Q.	May I revoke my proxy or change my vote after I have mailed my signed proxy card?

A.	Yes. Shareholders may send a later-dated, signed proxy card to BCAR’s address set forth below so that it is received by BCAR’s Chairman prior to the vote at the Extraordinary General Meeting (which is scheduled to take place on July 29, 2026 or attend the Extraordinary General Meeting in person and vote. Shareholders also may revoke their proxy by sending a notice of revocation to BCAR’s address set forth below, which must be received by the last business day prior to the date of the Extraordinary General Meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q.	What happens if I fail to take any action with respect to the Extraordinary General Meeting?

A.	If you fail to take any action with respect to the Extraordinary General Meeting and the Business Combination is approved by shareholders and the Business Combination is consummated, you will become a stockholder or warrant holder of PubCo unless you redeem your shares. If you fail to take any action with respect to the Extraordinary General Meeting and the Business Combination is not approved, you will remain a shareholder or warrant holder of BCAR. However, if you fail to vote with respect to the Extraordinary General Meeting, you will nonetheless be able to elect to redeem your Public Shares in connection with the Business Combination, so long as you take the required steps to elect to redeem your shares at least two business days prior to the initially scheduled vote on the Business Combination Proposal.

Q:	Do I have redemption rights?

A.	If you are a holder of Public Shares, you have the right to request that we redeem all or a portion of your Public Shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement/prospectus. Public Shareholders may elect to redeem all or a portion of the Public Shares held by them regardless of if or how they vote in respect of the Business Combination Proposal. If you wish to exercise your redemption rights, please see the answer to the question: “How do I exercise my redemption rights?” below.

Pursuant to the letter agreement, dated July 30, 2025, entered into by and among BCAR and the Insiders, the Insiders, for no additional consideration, agreed to waive their redemption rights with respect to all of their Class A Ordinary Shares in connection with the consummation of the Business Combination. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Q:	Am I required to vote in order to have my Public Shares redeemed and how do I exercise my redemption rights?

A:

No. You are not required to vote in order to have the right to demand that BCAR redeem your Public Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the trust account (including interest earned on their pro rata portion of the trust account, net of taxes payable). These rights to demand redemption of Public Shares for cash are sometimes referred to herein as redemption rights.

Public Shareholders who seek to have their shares redeemed must (i) demand, no later than 5:00 p.m., Eastern time on July 27, 2026 (two business days before the Extraordinary General Meeting), that BCAR redeem your shares into cash; and (ii) submit your request in writing to BCAR’s Transfer Agent, at the address listed at the end of this section and delivering your shares to BCAR’s Transfer Agent physically or electronically using the depository trust company’s deposit/withdrawal at custodian (“DWAC”) system two business days prior to the vote at the Extraordinary General Meeting.

Any corrected or changed written demand of redemption rights must be received by BCAR’s Transfer Agent two business days prior to the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the Transfer Agent two business days prior to the vote at the Meeting.

Public Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from BCAR’s Transfer Agent and to effect delivery. It is BCAR’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks.

Public Shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination. Public Shareholders who hold Public Shares on or before July 27, 2026 (two business days before the Extraordinary General Meeting) will have the right to demand that their shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination. Public Shareholders are eligible to redeem their shares at any time prior to July 27, 2026, regardless of whether such shareholder became a shareholder before or after the Record Date. However, Public Shareholders will not be able to seek redemption after July 27, 2026 (two business days before the Extraordinary General Meeting) and therefore Public Shareholders will not be able to decide whether to redeem based on whether the Business Combination is approved or not at the Extraordinary General Meeting as the redemption decision must be made two days prior to such meeting.

Any request for redemption, once made by a holder of Public Shares, may be withdrawn at any time up to the time the vote is taken with respect to the Business Combination Proposal at the Extraordinary General Meeting. If you deliver your shares for redemption to BCAR’s transfer agent and later decide prior to the Extraordinary General Meeting not to elect redemption, you may request that BCAR’s transfer agent return the shares (physically or electronically). You may make such request by contacting BCAR’s transfer agent at the address listed at the end of this section.

Q:	If I am a holder of units, can I exercise redemption rights with respect to my units?

A:

No. Holders of issued and outstanding units must elect to separate the units into the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If you hold your units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the units into the underlying Public Shares and Public Warrants or if you hold units registered in your own name, you must contact our Transfer Agent, directly and instruct them to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to our Transfer Agent in order to validly redeem its shares. You are requested to cause your Public Shares to be separated and your share certificates (if any) and other redemption forms (as applicable) be delivered to our Transfer Agent, by 5:00 p.m., Eastern Time, on July 27, 2026 (two business days before the Extraordinary General Meeting) in order to exercise your redemption rights with respect to your Public Shares.

Should you elect to separate your BCAR Units into the underlying Public Shares and Public Warrants, and decide to exercise your redemption rights in connection with your BCAR Class A Ordinary Shares, you will still own your Public Warrants. Upon consummation of the Business Combination, each Public Warrant issued and outstanding will convert into a PubCo Warrant to purchase one PubCo Class A Ordinary Common Stock. The PubCo Warrants will have substantially the same terms and conditions as set forth in the Public Warrants.

Q:	What happens if a substantial number of the Public Shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A.	Our Public Shareholders are not required to vote in respect of the Business Combination in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the trust account and the number of Public Shareholders is reduced as a result of redemptions by Public Shareholders.

Q:	May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:	The Companies Act prescribes when shareholder appraisal rights will be available and sets the limitations on such rights. For additional information, see the section entitled “Extraordinary General Meeting of BCAR Shareholders – Appraisal Rights.”

Q.	What happens if the Business Combination is not consummated?

A.	If the Business Combination is not consummated, the Business Combination Agreement may be terminated in accordance with its terms. In that event, BCAR will not complete the Business Combination contemplated by this proxy statement/prospectus, and the parties will generally have no further obligations to each other except for any obligations that expressly survive termination.

If the Business Combination is not consummated, and provided that BCAR remains within the period permitted under the Current Charter to consummate an initial business combination, BCAR expects to continue to seek and evaluate alternative business combination opportunities. There can be no assurance that BCAR will be able to identify, negotiate or consummate an alternative initial business combination on acceptable terms, or at all, within the time available. If BCAR does not consummate an initial business combination within the time period required by the Current Charter, it will be required to cease operations except for the purpose of winding up, redeem all of the outstanding Public Shares for a pro rata portion of the funds held in the trust account, and thereafter liquidate and dissolve, as discussed below.

Q:	What happens if an initial a business combination is not consummated?

A:	If BCAR does not consummate an initial business combination by February 1, 2027 (or May 1, 2027 if the Sponsor exercises its three-month extension option), then pursuant to Article 25.10 of BCAR’s Current Charter, BCAR’s directors must take all actions necessary in accordance with the Companies Act to dissolve and liquidate BCAR as soon as reasonably practicable. Following dissolution, BCAR will no longer exist as a company. In any liquidation, the funds held in the trust account, plus any interest earned thereon (net of taxes payable and up to $100,000 of interest to pay dissolution expenses), together with any remaining out-of-trust net assets will be distributed pro-rata to holders of Public Shares who acquired such Class A Ordinary Shares in BCAR’s IPO or in the aftermarket. If a an initial business combination is not effected by February 1, 2027 (or May 1, 2027 if the Sponsor exercises its three-month extension option), then the BCAR Warrants will expire worthless. The estimated consideration that each Public Share would be paid at liquidation would be approximately $10.36 per share for shareholders based on amounts on deposit in the trust account as of July 6, 2026. The closing price of Public Shares on the Nasdaq as of July 2, 2026 was $10.51. BCAR’s Insiders waived the right to any liquidation distribution with respect to any Founder Shares held by them.

Q:	What happens to the funds deposited in the trust account following the Business Combination?

A:	Following the Closing, funds in the trust account will be released to PubCo. Holders of Public Shares exercising redemption rights will receive their per share redemption price. The balance of the funds will be utilized to fund the Business Combination. As of July 6, 2026, there was approximately $290,025,825.19 in BCAR’s trust account. Approximately $10.36 per outstanding share issued in BCAR’s IPO will be paid to redeeming public investors. Any funds remaining in the trust account after such uses will be used for future working capital and other corporate purposes of PubCo.

Q.	What should I do with my share certificates, warrant certificates or unit certificates?

A.	Upon the Domestication Merger, holders of BCAR Units, BCAR Class A Ordinary Shares and BCAR Warrants will receive PubCo Class A Ordinary Common Stock and PubCo Warrants, as the case may be, without needing to take any action and, accordingly, such holders should not submit any certificates relating to their BCAR Units, BCAR Class A Ordinary Shares, or BCAR Warrants.

Q.	What should I do if I receive more than one set of voting materials?

A.	Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your BCAR Ordinary Shares.

Q.	Who will solicit and pay the cost of soliciting proxies for the Extraordinary General Meeting?

A.	BCAR will pay the cost of soliciting proxies for the Extraordinary General Meeting. BCAR has engaged Advantage Proxy to assist in the solicitation of proxies for the Extraordinary General Meeting. BCAR has agreed to pay Advantage Proxy a fee of $12,500, plus disbursements. BCAR will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of BCAR Class A Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of BCAR Class A Ordinary Shares and in obtaining voting instructions from those owners. BCAR’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	Where can I find the voting results of the Extraordinary General Meeting?

A.	The preliminary voting results are expected to be announced at the Extraordinary General Meeting.

BCAR will publish final voting results of the Extraordinary General Meeting in a Current Report on Form 8-K within four business days after the Extraordinary General Meeting.

Q.	Who can help answer my questions?

A.	If you have questions about the Business Combination or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card, you should contact:

Advantage Proxy, Inc.

Tel: 877-870-8565 (toll-free) or 206-870-8565
(banks and brokers can call collect) Email: ksmith@advantageproxy.com

You also may obtain additional information about BCAR from documents filed with the SEC by following the instructions in “Where You Can Find More Information.”

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus, but does not contain all of the information that may be important to you. To better understand the proposals to be considered at the Extraordinary General Meeting, including the Business Combination Proposal, whether or not you plan to attend such meeting, we urge you to read this proxy statement/prospectus (including the Annexes) carefully and in its entirety, including “Risk Factors” section. See also “Where You Can Find More Information.”

Parties to the Business Combination

D. Boral ARC Acquisition I Corp. (“BCAR”)

BCAR is a blank check company incorporated on March 20, 2025 as a British Virgin Islands business company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

BCAR’s Units, Class A Ordinary Shares and Public Warrants are currently traded on the Nasdaq Global Market under the symbols “BCARU,” “BCAR” and “BCARW,” respectively

BCAR’s principal executive office is located at 10 East 53rd Street, Suite 3001, New York, NY 10022. Its telephone number is (332) 266-7344. BCAR’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.

D. Boral ARC Merger Corporation (“PubCo”)

D. Boral ARC Merger Corporation is a wholly-owned subsidiary of BCAR formed solely for the purpose of effecting the Domestication Merger and the Business Combination. Pursuant to the Domestication Merger, BCAR will merge with and into D. Boral ARC Merger Corporation with D. Boral ARC Merger Corporation being the surviving entity. D. Boral ARC Merger Corporation was incorporated in Delaware on December 19, 2025. D. Boral ARC Merger Corporation (post-Merger, “PubCo”) owns no material assets and does not operate any business. D. Boral ARC Merger Corporation’s principal executive office is located at 10 East 53rd Street, Suite 3001, New York, NY 10022. Its telephone number is (332) 266-7344.

Upon consummation of the Business Combination, PubCo’s principal executive office will be located at 820 Gessner Road, Suite 332 and its telephone number at such address will be (650) 537-7553.

Merger Sub

Merger Sub is a wholly-owned subsidiary of BCAR formed solely for the purpose of effecting the Business Combination. Pursuant to the Business Combination, Merger Sub will merge with and into Exascale with Exascale being the surviving entity and becoming a wholly-owned subsidiary of PubCo. Merger Sub was incorporated in Delaware on December 19, 2025. Merger Sub owns no material assets and does not operate any business. Merger Sub’s principal executive office is located at 10 East 53rd Street, Suite 3001, New York, NY 10022. Its telephone number is (332) 266-7344.

Exascale

Exascale is a next-generation AI infrastructure provider operating an asset-light, software-defined GPU compute platform and related AI infrastructure solutions. Exascale’s core business includes GaaS, through which it provides reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for AIDC operators. In addition, Exascale has developed certain modular data center, high-density liquid cooling, HVDC power and energy storage solutions that are designed to address deployment bottlenecks in AI infrastructure and that Exascale believes are ready for commercial engagement, although these capabilities have not yet generated revenue as of the date of this proxy statement/prospectus. The platform is purpose-built for large-scale AI workloads, including LLM training, fine-tuning, and high-concurrency inference. Additional information about Exascale is set forth in the section titled “Information about Exascale” in this proxy statement/prospectus.

Exascale’s principal executive office is located at 820 Gessner Road, Suite 332 and its telephone number is (650) 537-7553. Exascale’s corporate website address is www.exascalelabs.ai. Exascale’s website and the information contained on, or that can be accessed through, Exascale’s website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.

BCAR Board of Directors’ Reasons for the Approval of the Business Combination

The officers and directors of BCAR have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background enabled such officers and directors of BCAR to make the necessary analyses and determinations regarding the Business Combination. After careful consideration of the terms and conditions of the Business Combination Agreement, the Board has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of BCAR and its shareholders because the Board believes that Exascale is a company with strong revenue growth potential. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the BCAR Board also reviewed various industry and financial data and the due diligence and evaluation materials provided by Exascale, demonstrating that Exascale has a business plan dedicated to both near term cash flow as well as long term growth. The BCAR Board also carefully considered certain potentially material negative factors in arriving at its conclusion, which are discussed elsewhere in this proxy statement/prospectus. For additional information regarding the positive and negative factors the BCAR Board considered in evaluating the Business Combination, see the section entitled “The Business Combination Proposal — BCAR Board of Directors’ Reasons for the Approval of the Business Combination” on page 130.

Exascale’s Reasons for the Business Combination

Exascale evaluated a range of strategic alternatives, including remaining private, raising additional private capital, pursuing a traditional initial public offering or entering into a merger, and determined that the Business Combination represents a favorable opportunity to support its long-term growth strategy and competitive position. Exascale operates in a rapidly evolving AI infrastructure market characterized by strong demand for GPU compute, persistent supply constraints and increasing power, cooling and deployment challenges, and believes that scaling its asset-light, software-defined platform and related Infrastructure Solutions offerings requires access to capital, execution certainty and commercial flexibility. Exascale expects that the Business Combination will provide access to the public capital markets to support capacity sourcing, platform expansion, working capital needs and operational execution, accelerate its go-to-market strategy and customer growth, enhance credibility with customers, suppliers and facility partners, and support the commercialization of certain Infrastructure Solutions offerings. These offerings include modular data center, advanced liquid cooling, HVDC power and energy storage solutions that management believes are ready to support customer deployments as of the date of this proxy statement/prospectus, although such offerings have not generated revenue to date. In reaching this determination, Exascale also considered transaction-specific factors, including timing and execution certainty relative to alternative financing paths, as well as risks and uncertainties associated with the Business Combination, including redemption risk, market volatility, public company costs and structural considerations, and concluded that the Business Combination offers a favorable balance of strategic benefits and execution certainty. For additional information regarding the positive and negative factors Exascale considered in evaluating the Business Combination, see the section entitled “The Business Combination Proposal — Exascale’s Reasons for the Business Combination” on page 133.

The Proposals to be Submitted at the Extraordinary General Meeting

(1) Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution and adopt the Agreement and Plan of Merger, dated as of January 11, 2026 (the “Business Combination Agreement”), by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and a direct, wholly owned subsidiary of the Parent (“PubCo”), D. Boral Arc Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Parent (“Merger Sub”), and Exascale Labs Inc., a Delaware corporation (the “Company” or “Exascale”), pursuant to which, among other things, following the closing of the Domestication Merger (as defined below), Merger Sub shall be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of PubCo (the “Acquisition Merger”), and approve the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement. The Acquisition Merger, together with the Domestication Merger and the other agreements and transactions contemplated by the Business Combination Agreement, are referred to herein as the “Business Combination.” We refer to this proposal as the “Business Combination Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

For additional information, see “The Business Combination Proposal,” below.

(2) Proposal No. 2 — The Domestication Merger Proposal — To consider and vote upon a proposal to approve by way of an ordinary resolution and adopt the domestication of D. Boral ARC Acquisition I Corp., a British Virgin Islands business company (“BCAR” or the “Parent”) pursuant to the Business Combination Agreement, and subject to the conditions of the Business Combination Agreement, pursuant to which the Parent shall continue out of the British Virgin Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger (the “Domestication Merger”) of the Parent with and into the PubCo, with PubCo as the surviving company pursuant to the Business Companies Act, (Revised Edition 2020) as amended, of the British Virgin Islands and Section 388 and other applicable provisions of the DGCL. Upon the Domestication Merger, PubCo shall change its name to “Exascale Labs Holdings Inc.” We refer to this proposal as the “Domestication Merger Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

(3) Proposal No. 3 — Organizational Documents Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution the proposed amended and restated certificate of incorporation (the “Proposed Charter”) and the proposed amended and restated bylaws (“Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of PubCo (a corporation incorporated in the State of Delaware), (the “Organizational Documents Proposal”). The forms of each of the Proposed Charter and the Proposed Bylaws are attached to the accompanying proxy statement/prospectus as Annex B-1 and Annex B-2, respectively.

For additional information, see “The Organizational Documents Proposal,” below.

(4) Proposal No. 4 — The Advisory Organizational Documents Proposals — To consider and vote upon the following six (6) separate proposals (collectively, the “Advisory Organizational Documents Proposals”) to approve on an advisory non-binding basis by way of ordinary resolution the following material differences between the Current Charter and the Proposed Organizational Documents:

(A) Advisory Organizational Documents Proposal 4A (Authorized Shares) — authorize the amendment and redesignation of the authorized shares of BCAR from (a) 500,000,000 BCAR Class A Ordinary Shares, 50,000,000 BCAR Class B Ordinary Shares and 5,000,000 BCAR preference shares, in each case par value $0.0001 per share, to (b) 260,000,000 shares of PubCo Class A Ordinary Common Stock, 35,000,000 shares of PubCo Class B Super Common Stock and 5,000,000 shares of PubCo Preferred Stock, in each case par value $0.0001 per share (“Advisory Organizational Documents Proposal 4A”).

(B) Advisory Organizational Documents Proposal 4B (Change in Voting Rights) — to change the voting rights of PubCo’s Common Stock such that, each PubCo Class A Ordinary Common Stock will be entitled to one (1) vote per PubCo Class A Ordinary Common Stock on all matters submitted to a vote of the stockholders of PubCo, and each PubCo Class B Super Common Stock will be entitled to twenty (20) votes per PubCo Class B Super Common Stock on all matters submitted to a vote of the stockholders of PubCo, and that the PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock shall vote together on all matters except as explicitly required by the DGCL or as explicitly set forth in the Proposed Charter (“Advisory Organizational Documents Proposal 4B”).

(C) Advisory Organizational Documents Proposal 4C (Exclusive Forum Provision) — to authorize adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act of 1933, as amended (the “Securities Act”) (“Advisory Organizational Documents Proposal 4C”).

(D) Advisory Organizational Documents Proposal 4D (Required Vote to Amend Charter) — to approve provisions providing that the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares of capital stock of PubCo entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH and Article ELEVENTH of the Proposed Charter (“Advisory Organizational Documents Proposal 4D”).

(E) Advisory Organizational Documents Proposal 4E (Removal of Directors) — to approve provisions permitting the removal of a director, but only for cause, and then by the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class (“Advisory Organizational Documents Proposal 4E”).

(F) Advisory Organizational Documents Proposal 4F (Name Change) — to approve the change of the name of PubCo to “Exascale Labs Holdings Inc.” (“Advisory Organizational Documents Proposal 4F”).

For additional information, see “The Advisory Organizational Documents Proposal,” below.

(5) Proposal No. 5 — Directors Proposal — A proposal to elect Hoansoo Lee, Wenying Jia, David Card, Shachar Kariv and Jaeyoung Shin as the directors of PubCo, with Hoansoo Lee to serve until the 2029 annual meeting and until his successor has been duly elected and qualified or until his earlier resignation, removal or death, with each of Wenying Jia and David Card to serve until the 2028 annual meeting and until their respective successors have been duly elected and qualified or until their earlier resignation, removal or death, and with each of Shachar Kariv and Jaeyoung Shin to serve until the 2027 annual meeting and until their respective successors have been duly elected and qualified or until their earlier resignation, removal or death (the “Directors Proposal”).

For additional information, see “The Directors Proposal,” below.

(6) Proposal No. 6 — The Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve by ordinary resolution the Equity Incentive Plan (the “Equity Incentive Plan Proposal”).

For additional information, see “The Equity Incentive Plan Proposal,” below.

(7) Proposal No. 7 — The Nasdaq Proposal — To consider and vote upon a proposal to approve by ordinary resolution, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635, the issuance of PubCo Common Stock and PubCo Warrants in connection with the Business Combination (the “Nasdaq proposal”).

For additional information, see “The Nasdaq Proposal,” below.

(8) Proposal No. 8 — The Adjournment Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting (the “Adjournment Proposal”).

For additional information, see “The Adjournment Proposal,” below.

Date, Time and Place of the Extraordinary General Meeting

The Extraordinary General Meeting will be held at 10:00 A.M., Eastern Time, on July 29, 2026 at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154. Shareholders may attend the Extraordinary General Meeting in person or virtually by visiting www.proxydocs.com/BCAR.

Voting Power; Record Date

BCAR shareholders will be entitled to vote or direct votes to be cast at the Extraordinary General Meeting if they owned BCAR Ordinary Shares at the close of business on July 6, 2026, which is the Record Date for the Extraordinary General Meeting. Shareholders will have one vote for each BCAR Ordinary Share owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. BCAR Warrants do not have voting rights. As of the close of business on the Record Date, there were 41,200,000 BCAR Ordinary Shares outstanding, of which 28,000,000 were Public Shares held by persons other than held by the Insiders.

Quorum and Vote of BCAR Shareholders

A quorum of BCAR shareholders is necessary to hold a valid meeting. A quorum will be present at the BCAR Extraordinary General Meeting if the holders of at least thirty percent (30%) of the issued and outstanding shares entitled to vote at the Extraordinary General Meeting are represented in person or by proxy (which would include presence at the Extraordinary General Meeting). Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal under British Virgin Islands law.

As of the Record Date for the Extraordinary General Meeting, 12,360,000 BCAR Ordinary Shares would be required to achieve a quorum. Because the Insiders have the right to vote 13,200,000 BCAR Ordinary Shares and have agreed to be present at the Extraordinary General Meeting, the presence at the Extraordinary General Meeting no additional holders of Ordinary Shares will be needed to establish a quorum.

The proposals presented at the Extraordinary General Meeting require the following votes:

●	Business Combination Proposal — The approval of the Business Combination Proposal requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

●	Domestication Merger Proposal — The approval of the Domestication Merger Proposal requires an ordinary resolution under British Virgin Islands law, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

●	Organizational Documents Proposal — The approval of the Organizational Documents Proposal requires an ordinary resolution under British Virgin Islands law, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

●	Advisory Organizational Documents Proposals — The separate approval of each of the Advisory Organizational Documents Proposals, each of which is a non-binding vote, requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

●	Directors Proposal — The approval of the Directors Proposal requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

●	Equity Incentive Plan Proposal — The approval of the Equity Incentive Plan Proposal requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

●	Nasdaq Proposal — The approval of the Nasdaq Proposal requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

●	Adjournment Proposal — The approval of the Adjournment Proposal requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal under British Virgin Islands law.

The Insiders have agreed to vote all of their BCAR Ordinary Shares in favor of the proposals being presented at the Extraordinary General Meeting. The Sponsor, which includes among its members each of the directors and officers of BCAR, and its affiliates own 200,000 Private Units and 12,000,000 Class B Ordinary Shares, and David Boral owns 1,000,000 Representative Shares. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 32.0% of the issued and outstanding BCAR Ordinary Shares. As a result, in addition to the shares held by the Insiders, BCAR would need 7,400,001 Public Shares, or approximately 26.4% of the 28,000,000 Public Shares sold in the BCAR IPO, to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved, assuming all outstanding shares are voted and the Insiders do not acquire any Public Shares. Assuming that only the holders of thirty percent (30%) of the issued and outstanding BCAR ordinary shares, representing a quorum under BCAR’s amended and restated memorandum and articles of association, vote their shares at the Extraordinary General Meeting, BCAR will not need any Public Shares in addition to the shares held by the Insiders to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved.

Ownership of PubCo after the Closing

The following table illustrates varying ownership levels in PubCo immediately following the consummation of the Business Combination based on the varying levels of redemptions by the Public Shareholders, excluding the dilutive effect of Public Warrants, and Private Placement Warrants, that will be assumed by PubCo in the Business Combination.

	Assuming No Redemption			Assuming 50% of Maximum Redemption			Assuming 100% of Maximum Redemption
	Shares	Ownership %	Voting %	Shares	Ownership %	Voting %	Shares	Ownership %	Voting %
PubCo Class A Ordinary Common Stock held by former Exascale Securityholders (including Exascale Class A common stockholders, the Exascale Safeholders, the Exascale Base Camp Investor, and the Exascale Equity Incentive Recipients)(1)	19,256,000	21.1%	2.9%	19,256,000	24.9%	2.9%	19,256,000	30.5%	3.0%
PubCo Class B Super Common Stock held by former Exascale stockholders(2)	30,744,000	33.7%	91.1%	30,744,000	39.8%	93.0%	30,744,000	48.6%	95.0%
PubCo Class A Ordinary Common Stock held by Insiders(3)	13,200,000	14.5%	2.0%	13,200,000	17.1%	2.0%	13,200,000	20.9%	2.0%
PubCo Class A Ordinary Common Stock held by Non-Affiliated Public	28,000,000	30.7%	4.2%	14,000,000	18.2%	2.1%	-	-%	-%
Total pro forma PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock	91,200,000	100.0%	100.0%	77,200,000	100.0%	100%	63,200,000	100.0%	100%

1.	Consists of (i) 10,100,000 PubCo Class A Ordinary Common Stock to be issued to current holders of Exascale Class A common stock, (ii) 8,766,500 PubCo Class A Ordinary Common Stock to be issued to the Exascale Safeholders, (iii) 312,500 PubCo Class A Ordinary Common Stock to be issued to the Exascale Base Camp Investor, and (iv) 77,000 PubCo Class A Ordinary Common Stock to be issued to the Exascale Equity Incentive Recipients. For additional details, see “Questions and Answers for Shareholders of BCAR—What will Exascale Securityholders receive in connection with the Business Combination?” Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Consideration” and “Unaudited Pro Forma Condensed Combined Financial Information—Description of the Transactions.”
2.	Consists of 30,744,000 PubCo Class B Super Common Stock to be issued to current holders of Exascale Class B common stock. For additional details, see “Questions and Answers for Shareholders of BCAR—What will Exascale Securityholders receive in connection with the Business Combination?” Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Consideration” and “Unaudited Pro Forma Condensed Combined Financial Information—Description of the Transactions.”
3.	Consists of 13,200,000 PubCo Class A Ordinary Common Stock to be issued in exchange for (i) 12,000,000 BCAR Class B Ordinary Shares held by the Sponsor and its affiliates, (ii) 200,000 BCAR Class A Ordinary Shares underlying the Private Units held by the Sponsor and (iii) 1,000,000 BCAR Class A Ordinary Shares (being the Representative Shares) held by BCAR’s Chairman and Chief Executive Officer.

Stockholders will experience additional dilution to the extent PubCo issues additional shares of PubCo Common Stock in connection with any Minimum Cash Financing and/or after the closing of the Business Combination. The table above excludes any shares that will be issuable upon the exercise or settlement of: (i) the 100,000 Private Placement Warrants, and (ii) the 14,000,000 Public Warrants.

The following table illustrates varying ownership levels in PubCo immediately following the consummation of the Business Combination based on the varying levels of redemptions by the Public Shareholders, on a fully diluted basis, showing full exercise and conversion of all securities, including the Public Warrants and Private Placement Warrants.

	Assuming No Redemption			Assuming 50% of Maximum Redemption			Assuming 100% of Maximum Redemption
	Shares	Ownership %	Voting %	Shares	Ownership %	Voting %	Shares	Ownership %	Voting %
PubCo Class A Ordinary Common Stock held by former Exascale Securityholders (including Exascale Class A common stockholders, the Exascale Safeholders, the Exascale Base Camp Investor, and the Exascale Equity Incentive Recipients)(1)	19,256,000	18.3%	2.8%	19,256,000	22.8%	2.9%	19,256,000	30.4%	3.0%
PubCo Class B Super Common Stock held by former Exascale stockholders(2)	30,744,000	29.2%	89.2%	30,744,000	36.5%	92.0%	30,744,000	48.6%	95.0%
PubCo Class A Ordinary Common Stock held by Insiders(3)	13,300,000	12.6%	1.9%	13,300,000	15.8%	2.0%	13,300,000	21.0%	2.1%
PubCo Class A Ordinary Common Stock held by Non-Affiliated Public	42,000,000	39.9%	6.1%	21,000,000	24.9%	3.1%	-	-%	-%
Total pro forma PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock	105,300,000	100.0%	100%	84,300,000	100.0%	100%	63,300,000	100.0%	100%

1.	Consists of (i) 10,100,000 PubCo Class A Ordinary Common Stock to be issued to current holders of Exascale Class A common stock, (ii) 8,766,500 PubCo Class A Ordinary Common Stock to be issued to the Exascale Safeholders, (iii) 312,500 PubCo Class A Ordinary Common Stock to be issued to the Exascale Base Camp Investor, and (iv) 77,000 PubCo Class A Ordinary Common Stock to be issued to the Exascale Equity Incentive Recipients. For additional details, see “Questions and Answers for Shareholders of BCAR—What will Exascale Securityholders receive in connection with the Business Combination?” Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Consideration” and “Unaudited Pro Forma Condensed Combined Financial Information—Description of the Transactions.”
2.	Consists of 30,744,000 PubCo Class B Super Common Stock to be issued to current holders of Exascale Class B common stock. For additional details, see “Questions and Answers for Shareholders of BCAR—What will Exascale Securityholders receive in connection with the Business Combination?” Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Consideration” and “Unaudited Pro Forma Condensed Combined Financial Information—Description of the Transactions.”
3.	Consists of 13,300,000 PubCo Class A Ordinary Common Stock to be issued in exchange for (i) 12,000,000 BCAR Class B Ordinary Shares held by the Sponsor and its affiliates, (ii) 200,000 BCAR Class A Ordinary Shares underlying the Private Units held by the Sponsor, (iii) 100,000 BCAR Class A Ordinary Shares underlying Private Placement Warrants held by the Sponsor and (iv) 1,000,000 BCAR Class A Ordinary Shares (being the Representative Shares) held by BCAR’s Chairman and Chief Executive Officer.

Although shares of PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock have identical economic rights, each holder of shares of PubCo Class A Ordinary Common Stock shall be entitled to one (1) vote for each share of PubCo Class A Ordinary Common Stock held, and each holder of shares of PubCo Class B Super Common Stock shall be entitled to twenty (20) votes for each share of PubCo Class B Super Common Stock held.

The entirety of the PubCo Class B Super Common Stock will be held by five shareholders, namely, (i) Zerowave Ltd, (ii) Jisu Paul Lee Non-Grantor Directed Trust, (iii) Sophia Jisun Lee Non-Grantor Directed Trust, (iv) Gabriel Jihwan Lee Non-Grantor Directed Trust and (v) HSL Capital Management LLC.

Zerowave Ltd is affiliated with Wenying Jia, and the Jisu Paul Lee Non-Grantor Directed Trust, the Sophia Jisun Lee Non-Grantor Directed Trust, the Gabriel Jihwan Lee Non-Grantor Directed Trust and HSL Capital Management LLC are each affiliated with Hoansoo Lee, as more particularly explained below.

Wenying Jia, who is a founder of Exascale, the current Chairperson and a member of the board of directors of Exascale, and will be the Chairperson and a member of the PubCo Board upon consummation of the Business Combination, is the sole member and manager of Zerowave Ltd and will have sole voting and dispositive power with respect to the PubCo Class B Super Common Stock directly held by Zerowave Ltd.

Hoansoo Lee, who is a founder of Exascale, the current Chief Executive Officer, Chief Financial Officer and a member of the board of directors of Exascale, and who will be the Chief Executive Officer and Interim Chief Financial Officer of PubCo and a member of the PubCo Board upon consummation of the Business Combination, is the sole member and manager of HSL Capital Management LLC and will have sole voting and dispositive power with respect to the PubCo Class B Super Common Stock directly held by HSL Capital Management LLC.

Hoansoo Lee is also the settlor of, and serves as investment advisor to, each of the Jisu Paul Lee Non-Grantor Directed Trust, the Sophia Jisun Lee Non-Grantor Directed Trust, and the Gabriel Jihwan Lee Non-Grantor Directed Trust, and the beneficiaries of each of those trusts are the children of Hoansoo Lee.

Dilution

The following table presents the net tangible book value per share, as adjusted, at various redemption levels assuming various sources of material probable dilution (but excluding the effects of the Business Combination transaction itself):

	Assuming No Redemption	Assuming 50% of Maximum Redemption	Assuming 100% of Maximum Redemption
IPO offering price per share	$10	$10	$10
BCAR net tangible book value as of March 31, 2026(1)	$54,122	$54,122	$54,122
Adjusted for(2): Changes to trust account balance	287,319,687	143,659,843	-
Estimated transaction expenses	(1,066,722)	(1,066,722)	(1,066,722)
BCAR net tangible book value as of March 31, 2026, as adjusted	$286,307,087	$142,593,121	$(1,012,600)
BCAR non-redeemable Ordinary Shares as of March 31, 2026(3)	13,200,000	13,200,000	13,200,000
BCAR Ordinary Shares subject to Possible redemption(4)	28,000,000	14,000,000	-
Total BCAR Ordinary Shares outstanding as of March 31, 2026, as adjusted	41,200,000	27,200,000	13,200,000
BCAR net tangible book value per share as of March 31, 2026(5)	$0.00	$0.00	$0.00
BCAR net tangible book value per share as of March 31, 2026, as adjusted	$6.95	$5.24	$(0.08)
Difference between IPO offering price per share and adjusted net tangible book value per share	$3.05	$4.76	$10.08

(1)	BCAR’s net tangible book value was calculated by total assets minus total liabilities minus ordinary shares subject to possible redemptions.
(2)	BCAR’s trust account balance was adjusted for (i) subsequent actual and possible redemptions as a result of different levels of assumption.
(3)	Consisted of BCAR’s Founder Shares of 12,000,000, Private Shares of 200,000 issued to the Sponsor and representative shares of 1,000,000 to the underwriter.
(4)	Consisted of 28,000,000 BCAR’s Ordinary Shares subject to redemption as of March 31, 2026, adjusted for possible redemptions as a result of different levels of assumption.
(5)	Respective amounts are less than 0.01.

	Assuming No Redemption	Assuming 50% of Maximum Redemption	Assuming 100% of Maximum Redemption
Total BCAR Ordinary Shares outstanding as of March 31, 2026, as adjusted	41,200,000	27,200,000	13,200,000
Post-Combination Company common stock issued in the Business Combination to Exascale stockholders	50,000,000	50,000,000	50,000,000
Number of shares after giving effect to the Business Combination	91,200,000	77,200,000	63,200,000
The company valuation at or above which the non-redeeming shareholders’ interest per share being at least the IPO price per share	$912,000,000	$772,000,000	$632,000,000

Shareholders will experience additional dilution to the extent PubCo issues additional PubCo Common Stock in connection with or after the closing of the Business Combination. The table above excludes the following potential sources of dilution that are not probable or not automatically convertible upon the consummation of the Business Combination: (i) 14,000,000 and 100,000 PubCo Class A Ordinary Common Stock that will be issuable upon the exercise of the 28,000,000 BCAR Public Warrants and 200,000 BCAR Private Placement Warrants, respectively.

For each of the three redemption scenarios, potential dilution results in the amount of non-redeeming shareholders’ interest per share being at least the IPO price per share:

Appraisal Rights

No appraisal or dissenters’ rights are available to BCAR’s shareholders in connection with the ordinary resolution to approve the Business Combination Proposal. However, in respect of the resolution to approve the Domestication Merger Proposal, under section 179 of the Companies Act, shareholders of a British Virgin Islands company ordinarily have dissenters’ rights with respect to a statutory merger. The Companies Act prescribes when shareholder dissenters’ rights will be available and sets the limitations on such rights. Where such rights are available, shareholders are entitled to receive fair value for their shares. However, regardless of whether such rights are or are not available, BCAR’s shareholders are still entitled to exercise the rights of redemption as detailed in this proxy statement/prospectus and the BCAR Board has determined that the redemption proceeds payable to BCAR’s shareholders who exercise such redemption rights represents the fair value of those shares. Please see the section entitled “Appraisal or Dissenters’ Rights.”

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. BCAR has engaged Advantage Proxy to assist in the solicitation of proxies.

If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Extraordinary General Meeting. A shareholder also may change its vote by submitting a later-dated proxy as described in “Extraordinary General Meeting of BCAR — Revoking Your Proxy.”

Sponsor Information

Our sponsor is MFH 1, LLC, a Delaware limited liability company, which was formed on March 13, 2025 to invest in BCAR. Although our Sponsor is permitted to undertake any activities permitted under the Delaware Limited Liability Company Act and other applicable law, our sponsor’s business is focused on investing in BCAR. MilunaC Technology Limited owns a majority of the membership interests in our sponsor. John Darwin is the manager of our Sponsor, and Mr. Darwin has sole voting and investment discretion with respect to the securities held by the Sponsor.

Prior SPAC Experience

Below are the SPAC business combinations in which members of our management team have participated, along with certain other information:

EF Hutton Acquisition Corporation I.

Mr. Boral previously served as Co-President and a Director of EF Hutton Acquisition Corporation I since March 3, 2021. EF Hutton Acquisition Corporation I completed its initial public offering on September 13, 2022, in which it raised aggregate proceeds of approximately $115 million. On March 6, 2023, EF Hutton Acquisition Corporation I announced that it had entered into a definitive agreement for a business combination with Humble Imports Inc., d/b/a ECD Auto Design (“ECD”). On December 7, 2023, EF Hutton Acquisition Corporation I held a special meeting of stockholders to approve the business combination and between the initial public offering and the special meeting to approve the business combination, approximately 11,477,545 public shares were redeemed, representing approximately 98% of the public shares issued in EF Hutton Acquisition Corporation I’s initial public offering. Following the closing of the business combination with ECD on December 12, 2023, the common stock and warrants of ECD began trading on Nasdaq on December 13, 2023, under the ticker symbols “ECDA” and “ECDAW,” respectively. On March 30, 2026, ECD Automotive Design, Inc. filed a Form 15-15D reporting its termination of registration under section 12(g) of the Securities Exchange Act or suspension of duty to file reports under sections 13 and 15(D) of the Securities Exchange Act.

Northern Lights Acquisition Corp.

Mr. Darwin previously served as Co-Chief Executive Officer of Northern Lights Acquisition Corp. since March 19, 2021. Northern Lights Acquisition Corp. completed its initial public offering on June 24, 2021, in which it raised aggregate proceeds of approximately $115 million. On February 14, 2022, Northern Lights Acquisition Corp. announced that it had entered into a definitive agreement for a business combination with SHF Holdings, LLC. (“SHF”). On June 28, 2022, Northern Lights Acquisition Corp. held a special meeting of stockholders to approve the business combination and in connection therewith, approximately 7,573,402 shares were redeemed and an additional 3,804,872 redeemed shares were purchased as part of a forward purchase agreement for a total of 11,378,274 shares, or 98.9% of the public shares issued in Northern Lights Acquisition Corp.’s initial public offering. Following the closing of the business combination with SHF on June 30, 2022, the Class A common stock and warrants of SHF began trading on Nasdaq on July 1, 2022 under the ticker symbols “SHFS” and “SHFSW,” respectively. On July 2, 2026, the closing sale price of SHFS and SHFSW were $0.02418 and $0.0269, respectively. As of July 2, 2026, the aggregate market capitalization of SHF reflects a market value of approximately $1.6 million.

Edoc Acquisition Corp.

Mr. Chen previously served as Chief Executive Officer and Director of Edoc Acquisition Corp. since September 2020. Edoc Acquisition Corp. completed its initial public offering on November 12, 2020, in which it raised aggregate proceeds of approximately $90 million. On December 5, 2022, Edoc Acquisition Corp. announced that it had entered into a definitive agreement for a business combination with Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (“AOI”). On March 5, 2024, Edoc Acquisition Corp. held a special meeting of stockholders to approve the business combination and between the initial public offering and the special meeting to approve the business combination, approximately 8,833,832 public shares were redeemed, representing approximately 98% of the public shares issued in Edoc Acquisition Corp.’s initial public offering. Following the closing of the business combination with AOI on March 21, 2024, the ordinary shares and warrants of AOI began trading on Nasdaq on March 22, 2024, under the ticker symbols “COOT” and “COOTW,” respectively. On July 2, 2026, the closing sale price of COOT and COOTW were $0.58 and $0.02, respectively. As of July 2, 2026, the aggregate market capitalization of AOI reflects a market value of approximately $16.2 million.

InFinT Acquisition Corporation

Mr. Chen previously served board member of InFinT Acquisition Corporation from November 2021 to August 2024. INFINT Acquisition Corporation completed its initial public offering on November 23, 2021, in which it raised aggregate proceeds of approximately $199,998,800. On August 3, 2022, InFinT Acquisition Corporation announced that it had entered into a definitive agreement for a business combination with Seamless Group Inc., a Cayman Islands exempted company (“Seamless”). On August 6, 2023, InFinT Acquisition Corporation held a special meeting of stockholders to approve the business combination and between the initial public offering and the special meeting to approve the business combination, approximately 15,252,859 public shares were redeemed, representing approximately 76% of the public shares issued in InFinT Acquisition Corporation’s initial public offering. Following the closing of the business combination with Seamless on August 30, 2024, the ordinary shares of Seamless began trading on Nasdaq on August 31, 2024, under the ticker symbol “CURR”. On July 2, 2026, the closing sale price of CURR was $2.60. As of July 2, 2026, the aggregate market capitalization of Seamless reflects a market value of approximately $291.9 million.

Conflicts of Interest

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. In addition our amended and restated articles of association will contain provisions to exculpate and indemnify, to the maximum extent permitted by law, such persons in respect of any liability, obligation or duty to the company that may arise as a consequence of such persons becoming aware of any business opportunity or failing to present such business opportunity. Our directors and officers are also not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. See “Risk Factors — Risks Related to our Team and Their Respective Affiliates and to the Post-Business Combination Company — Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

The following table sets forth the payments to be received by BCAR’s promoters and the Sponsor and its affiliates from BCAR prior to or in connection with the completion of BCAR’s initial business combination and the securities issued and to be issued by BCAR to the Sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
MFH 1, LLC	12,000,000 Class B Ordinary Shares(1)	$25,000

	200,000 Private Units purchased simultaneously with the closing of the IPO	$2,000,000

	$20,000 per month, commencing on July 30, 2025	Office space, utilities and secretarial and administrative services

	Up to $2,500,000 in working capital loans, which loans may be converted into Private Units of the post-business combination entity at the price of $10.00 per Private Unit	Working capital loans to finance transaction costs in connection with an initial business combination

MFH 1, LLC, our officers, directors, advisor or our or their affiliates	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination

David Boral	1,000,000 Representative Shares	Underwriter compensation in connection with the IPO

(1)	366,631 BCAR Class B Ordinary Shares were subsequently transferred to John Darwin, BCAR’s Chief Financial Officer.

In addition, our sponsor, its members, our officers or our directors or their respective affiliates may be investors, or have other direct or indirect interests, in a business with which we may enter into a business combination agreement and/or in certain funds or other persons that may purchase shares in this offering or that may otherwise purchase our BCAR Class A Ordinary Shares in the public market.

We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination.

Below is a table summarizing the entities to which the executive officers and directors of BCAR currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
David Boral	D. Boral Capital	Broker-dealer	Chief Executive Officer
	D. Boral Acquisition I Corp.	SPAC	Chief Executive Officer

John Darwin	D. Boral Capital	Broker-dealer	Chief Investment Officer
	D. Boral Acquisition I Corp.	SPAC	Chief Financial Officer
	Luminous Capital USA Inc.	Investment firm	Managing Partner

Luisa Ingargiola	Dragonfly Energy Holdings Corp.	Energy storage and battery technology	Director
	Avalon GloboCare Corp.	Biotechnology	Chief Financial Officer
	BioCorRx Inc.	Healthcare	Director and Audit Committee Chair
	Vision Marine Marine Technologies, Inc.	Electric outboard powertrain systems	Director and Audit Committee Chair
	Fusion Fuel Green PLC	Energy fuel technology	Director and Audit Committee Chair
	Core AI Holdings, Inc.	Mobile games developer and publisher	Director and Audit Committee Chair
	D. Boral Acquisition I Corp.	SPAC	Director
	New America Acquisition I Corp.	SPAC	Director

Kevin Chen	Horizon Financial	Investment advisor	Chief Investment Officer
	ACM Macro LLC	Investment advisor	Manager
	Australian Oilseeds Investment	Manufacture and sale of sustainable oilseeds	Director
	CurrenC Group	Financial services	Director
	Capitan Investment Ltd.	Real estate	Director
	Scage International Limited	Energy heavy-duty commercial vehicles and e-fuel solutions	Director

Matt Laker	N/A	N/A	N/A

Interests of BCAR’s Directors and Officers in the Business Combination

Certain of BCAR’s directors and executive officers may be deemed to have interests in the transactions contemplated by the Business Combination Agreement that are different from, or in addition to, those of BCAR’s shareholders generally. These interests may present these individuals with certain potential conflicts of interest. Our independent directors reviewed and considered these interests during their evaluation and negotiation of the Business Combination and in unanimously approving, as members of the BCAR Board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination. The BCAR Board concluded that the potential benefits that it expected BCAR and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. When you consider the recommendation of the BCAR Board in favor of approval of the Business Combination, you should keep in mind that BCAR’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

●	If the proposed Business Combination is not consummated by February 1, 2027 (or May 1, 2027 if the Sponsor exercises its three-month extension option), then we will be required to liquidate. In such event, the 12,000,000 BCAR Class B Ordinary Shares, which were acquired by BCAR’s sponsor, MFH 1, LLC (the “Sponsor”), prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such BCAR Class B Ordinary Shares had an aggregate market value of approximately $126,120,000 based on the closing price of BCAR’s Public Shares of $10.51 on Nasdaq as of July 2, 2026. As a result of the nominal price of $0.002 per Class B Ordinary Share paid by the Sponsor compared to the recent market price of BCAR’s Class A Ordinary Shares, the Sponsor is likely to earn a positive rate of return on their investments in the Class B Ordinary Shares even if the holders of BCAR’s Class A Ordinary Shares experience a negative rate of return on their investments in the Class A Ordinary Shares.

●	If the proposed Business Combination is not consummated by February 1, 2027 (or May 1, 2027 if the sponsor exercises its three-month extension option), then 200,000 private placement units (the “Private Units”) purchased by the Sponsor for a total purchase price of $2,000,000, will be worthless. Such Private Units had an aggregate market value of approximately $2,400,000 based on the closing price of BCAR Units of $12.00 on Nasdaq as of July 2, 2026.

●	The Sponsor invested an aggregate of $2,025,000 in BCAR, comprised of the $25,000 purchase price for the Founder Shares and $2,000,000 purchase price for the Private Units. The amount held in BCAR’s trust account was approximately $290,025,825.19 on the Record Date, implying a value of $10.36 per public share. Based on the trust account balance as of the Record Date, each PubCo Class A Common Stock would have an implied value of $4.80 per share upon consummation of the Business Combination, representing a 53.69% decrease from the initial implied value of $10.36 per public share. While the implied value of $4.80 per share upon consummation of the Business Combination would represent a dilution to our Public Shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Founder Share. At approximately $4.80 per share, the 12,200,000 PubCo Class A Common Stock that the Sponsor and its affiliates would own upon consummation of the Business Combination would have an aggregate implied value of $58,527,111.74. As a result, even if the trading price of PubCo Class A Common Stock significantly declines, the value of the PubCo Class A Common Stock held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. For more information, please see “Risk Factors – The nominal purchase price paid by the Sponsor and directors and officers of BCAR for the Founder Shares may significantly dilute the implied value of the Public Shares in the event the parties complete an initial business combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of BCAR paid to purchase such shares in the event the parties complete an initial business combination, even if the Business Combination causes the trading price of the PubCo Class A Common Stock to materially decline.”

●	If the proposed Business Combination is not consummated, then 1,000,000 BCAR Class A Ordinary Shares (the “Representative Shares”) granted to D. Boral Capital LLC, the underwriter in the IPO, as compensation, which are held by David Boral, the CEO of D. Boral Capital LLC and our Chairman and Chief Executive Officer, will be worthless. Such Representative Shares had an aggregate market value of approximately $10,510,000 based on the closing price of BCAR Class A Ordinary Shares of $10.51 on Nasdaq as of July 2, 2026;

●	Unless BCAR consummates the Business Combination, its officers, directors and the sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As a result, the financial interest of BCAR’s officers, directors and Initial Shareholders or their affiliates could influence its officers’ and directors’ motivation in selecting Exascale as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest.

●	The exercise of BCAR’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest.

●	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

●	BCAR’s Current Charter provides that BCAR renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that may be a corporate opportunity for any member of BCAR’s management, on the one hand, and BCAR, on the other hand, or the participation in which would breach any existing legal obligation, under applicable law or otherwise, of a member of BCAR’s management to any other entity. BCAR is not aware of any such corporate opportunities not being offered to BCAR and does not believe that waiver of the corporate opportunities doctrine has materially affected BCAR’s search for an acquisition target or will materially affect BCAR’s ability to complete an initial business combination.

The foregoing interests may influence the officers and directors of BCAR to support or approve the Business Combination. As such, the Sponsor and BCAR’s officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to BCAR’s shareholders rather than liquidate. In considering the recommendations of the BCAR Board to vote for the proposals, BCAR’s shareholders should consider these interests. For more information, please see “Risk Factors — Some of the BCAR officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.”

Interests of Exascale’s Directors and Officers in the Business Combination

In considering the Business Combination, Exascale’s sole executive officer and Exascale’s directors have interests that are different from, or in addition to, the interests of Exascale’s other stockholders. Following the completion of the Business Combination, Exascale’s executive officer and directors and their affiliates will receive or hold shares of PubCo Class B Super Common Voting Stock, which will carry twenty (20) votes per share, while other Exascale Securityholders participating in the Business Combination will receive PubCo Class A Ordinary Common Voting Stock, which will carry one (1) vote per share. As a result, Exascale’s executive officer and directors will hold equity interests with enhanced voting power, which will enable them to exercise significant influence over matters submitted to PubCo’s stockholders, including the election of directors and approval of significant corporate transactions.

In addition, Exascale’s executive officer and directors have interests in the Business Combination related to the continuation of their positions with PubCo, anticipated future equity-based compensation, severance or change-in-control protections, and the opportunity to participate in the future growth of PubCo as a publicly traded company. Exascale’s executive officer and directors will also benefit from increased liquidity for their equity holdings following the Business Combination, subject to applicable lock-up periods, and from the potential appreciation in the value of PubCo’s securities.

These interests may create conflicts of interest in connection with the approval of the Business Combination and related transactions. Exascale’s board of directors considered these interests, among other factors, in evaluating and approving the Business Combination. For a more complete description of the interests of Exascale’s executive officer and directors in the Business Combination, see the section of this proxy statement/prospectus entitled “The Business Combination Proposal—Certain Interests of Exascale’s Directors and Officers in the Business Combination.”

Regulatory Matters

Neither BCAR nor Exascale is aware of any material regulatory approvals or actions that are required for completion of the Business Combination, other than the regulatory notices and approvals discussed in “The Business Combination Proposal — Business Combination Agreement — Closing Conditions — Conditions to the Obligations of Each Party.” It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Stock Exchange Listing

The BCAR Units, BCAR Class A Ordinary Shares and Public Warrants are currently traded on the Nasdaq Global Market under the symbols “BCARU”, “BCAR”, and “BCARW”, respectively.

Recommendation to Shareholders of BCAR

The BCAR Board believes that the Business Combination Proposal and the other proposals to be presented at the Extraordinary General Meeting are in the best interests of BCAR and BCAR’s shareholders and unanimously recommends that its shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Domestication Merger Proposal, “FOR” the approval of the Organizational Documents Proposal, “FOR” the approval, on an advisory basis, of each of the separate Advisory Organizational Documents Proposals, “FOR” the approval of the Directors Proposal, “FOR” the approval of the Equity Incentive Plan Proposal, “FOR” the approval of the Nasdaq Proposal, and “FOR” the approval of the Adjournment Proposal, if presented to the Extraordinary General Meeting.

The existence of financial and personal interests of one or more of BCAR’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BCAR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, BCAR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination”.

U.S. Federal Income Tax Considerations

For a discussion summarizing certain U.S. federal income tax considerations of the Domestication Merger in connection with the Business Combination, please see “Certain Material U.S. Federal Income Tax Considerations”.

Accounting Considerations

The Business Combination will be accounted for as a reverse recapitalization, in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Under this method of accounting, BCAR will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Exascale issuing stock for the net assets of BCAR, accompanied by a recapitalization. The net assets of BCAR will be stated at historical cost, with no goodwill or other intangible assets recorded.

Summary Risk Factors

BCAR believes it is important to communicate its expectations to its securityholders. However, there may be events in the future that neither BCAR nor Exascale is able to predict accurately or over which they have control. The section in this proxy statement/prospectus entitled “Risk Factors” and the other cautionary language discussed in this proxy statement/prospectus provide examples of certain risks, uncertainties and events that may cause actual results to differ materially from the expectations described by BCAR or Exascale in such forward-looking statements. Set forth below is only a summary of certain principal risks associated with an investment in our and PubCo’s securities. You should carefully consider the following discussion of risks, as well as the discussion of risks included elsewhere in this proxy statement/prospectus, including those described under “Risk Factors.”

Unless the context otherwise requires, references to Exascale in the summary risk factors below also includes PubCo subsequent to the Business Combination.

●	Exascale has a limited operating history, has incurred net losses since inception, and may not achieve or sustain growth or profitability.

●	Exascale depends on a limited and constrained supply of advanced GPU chips, and any disruption or increase in cost could adversely affect Exascale’s business and results of operations.

●	Exascale has incurred operating losses and may not be able to achieve or sustain profitability due to Exascale’s cost structure and ongoing operating expenses.

●	Exascale’s financial statements include a going concern qualification, and Exascale may not have sufficient liquidity to fund its operations without additional financing.

●	Demand for AI compute services and accelerated infrastructure may not grow as expected, and customer spending may be volatile.

●	Exascale operates in a highly competitive market, and Exascale may be unable to compete effectively against larger and better-capitalized competitors.

●	Exascale depends on third-party GPU capacity suppliers, and disruptions, non-renewals, pricing increases or capacity limitations could adversely affect its business, results of operations and margins.

●	GPU capacity used to deliver Exascale’s services is deployed in third-party data centers and partner facilities, and constraints or disruptions in those facilities could materially adversely affect Exascale’s business.

●	If Exascale fails to deliver expected performance, efficiency, or reliability for customer workloads, Exascale’s reputation, customer relationships, and results of operations could be harmed.

●	Exascale’s performance optimization and utilization practices may not achieve intended results, and Exascale’s methods may not scale as customer requirements and infrastructure complexity increase.

●	Exascale may experience service interruptions, security incidents, or other operational failures, which could expose Exascale to liability and harm its business.

●	Exascale’s AI-assisted operational tools and automation may not perform as intended and could introduce errors or risks.

●	Exascale’s costs may increase, and Exascale may be unable to pass increased costs through to customers, which could adversely affect Exascale’s margins and results of operations.

●	Exascale’s revenues may be concentrated in a limited number of customers or engagements, and Exascale’s results may be volatile due to usage variability and contract dynamics.

●	Exascale’s AIDC GPU cluster management services may expose Exascale to additional operational, contractual, and liability risks.

●	Exascale’s infrastructure solution capabilities, including modular data centers, liquid cooling, HVDC power and energy storage solutions have not yet generated revenue and may not achieve commercial success.

●	Rapid technological change in GPUs, networking, and AI software could require Exascale to adapt quickly, and Exascale may be unable to keep pace.

●	Third parties may claim that Exascale’s platform infringes, misappropriates, or otherwise violates their intellectual property rights, and such claims could be time-consuming or costly to defend or settle, result in the loss of significant rights, or harm Exascale’s relationships with its customers or Exascale’s reputation in the industry.

●	Some of Exascale’s technology incorporates “open-source” software, and failure to comply with the terms of the underlying open-source software licenses could adversely affect Exascale’s business, results of operations, financial condition, and future prospects.

●	Exascale may be unable to protect its intellectual property, and third-party claims of infringement could be costly and disruptive.

●	Exascale is subject to laws and regulations, including governmental export and import controls, sanctions, and anti-corruption laws, that could impair Exascale’s ability to compete in Exascale’s markets and subject Exascale to liability if Exascale is not in full compliance with applicable laws.

●	Exascale is subject to laws, regulations, and industry requirements related to data privacy, data protection and information security, and user protection across different markets where it conducts its business and such laws, regulations, and industry requirements are constantly evolving and changing. Any actual or perceived failure to comply with such laws, regulations, and industry requirements, or Exascale’s privacy policies, could harm Exascale’s business.

●	Export controls, trade restrictions, and sanctions could limit Exascale’s ability to procure GPU hardware or serve certain customers and could increase compliance costs.

●	If Exascale is unable to attract and retain qualified personnel, our ability to execute our strategy and maintain service quality could be adversely affected.

●	Exascale’s prior evaluation of blockchain or digital asset-related concepts could create reputational or regulatory scrutiny, and any future evaluation of such initiatives may be subject to heightened regulation.

●	The price of PubCo Common Stock may be volatile.

●	PubCo will have a dual-class share structure with different voting rights, which may adversely affect the value and liquidity of PubCo’s securities.

●	PubCo’s dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that stockholders of PubCo may view as beneficial.

●	The holders of shares of PubCo Class B Super Common Stock will be able to control most stockholder votes.

●	An investment in the PubCo Securities may result in uncertain or adverse U.S. federal income tax consequences.

●	The requirements of being a public company may strain PubCo’s resources and distract management and PubCo will incur substantial costs as a result of being a public company.

●	Sales of a substantial amount of PubCo Common Stock in the public market, particularly sales by PubCo’s executive officers, directors and significant stockholders, or the perception that these sales could occur, could cause the market price of PubCo’s securities to decline.

●	A decline in the price of PubCo’s securities could affect PubCo’s ability to raise working capital and adversely impact PubCo’s ability to continue operations.

●	Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on PubCo’s business.

●	Inflationary pressures and persistently high prices and uncertain availability of inputs used by PubCo and PubCo’s suppliers, or instability in logistics and related costs, could negatively impact PubCo’s profitability. Pending tariffs proposed by the Trump Administration, may also negatively impact the cost structure of PubCo’s supply chain, and PubCo may not be able to pass these price increases on to its customers.

●	Changes to United States tariff and import/export regulations may have a material adverse effect on PubCo’s business, financial condition and results of operations.

●	If the price of PubCo Common Stock fluctuates after the Business Combination, you could lose a significant part of your investment.

●	BCAR Public Shareholders will experience immediate dilution as a consequence of the issuance of PubCo Common Stock as consideration in the Business Combination.

●	PubCo Warrants will become exercisable for PubCo Class A Ordinary Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders. Such dilution will increase if more Public Shares are redeemed.

●	Even if the Business Combination is consummated, the Public Warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment.

●	PubCo may redeem your unexpired PubCo Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your PubCo Warrants worthless.

●	The Insiders have agreed to vote in favor of the Business Combination, regardless of how BCAR’s Public Shareholders vote.

●	Since the Sponsor and BCAR’s directors and officers have interests that are different, or in addition to (and which may conflict with), the interests of our shareholders, a conflict of interest may have existed in determining whether the Business Combination with Exascale is appropriate as BCAR’s initial business combination.

●	The exercise of BCAR’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in BCAR’s shareholders’ best interest.

●	Upon consummation of the Business Combination, the rights of holders of PubCo Common Stock arising under the DGCL as well as Proposed Organizational Documents will differ from and may be less favorable to the rights of holders of BCAR Class A Ordinary Shares arising under the Companies Act as well as the Current Charter.

●	Holders of BCAR Class A Ordinary Shares are not entitled to vote on any appointment of directors prior to BCAR’s initial business combination.

●	Because of BCAR’s history as a special purpose acquisition company, the Business Combination may be subject to increased regulatory scrutiny, which could delay or prevent the completion of the Business Combination.

●	Because of BCAR’s history as a special purpose acquisition company, the SEC may treat the Business Combination as an IPO of Exascale, subjecting BCAR to heightened disclosure and liability standards.

●	BCAR may be a controlled foreign corporation which could result in adverse U.S. federal income tax consequences to U.S. investors.

●	BCAR, and subsequent to the Business Combination, PubCo may be or become a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

●	The Domestication Merger may result in taxes imposed on holders of BCAR securities and Exascale securities.

●	The future exercise of registration rights granted to our Insiders and holders of our Private Placement Warrants may adversely affect the market price of PubCo’s securities.

●	BCAR’s ability to complete the Business Combination with Exascale may be impacted if the Business Combination is subject to U.S. foreign investment regulations and review by a U.S. government entity, such as the Committee on Foreign Investment in the United States, and ultimately prohibited.

●	BCAR and Exascale will incur significant transaction and transition costs in connection with the Business Combination.

●	Subsequent to the consummation of the Business Combination, PubCo may be exposed to unknown or contingent liabilities and may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and its share price, which could cause you to lose some or all of your investment.

●	BCAR may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in connection with redemptions of Public Shares.

●	If the Domestication Merger does not qualify as a reorganization under Section 368(a) of the Code, U.S. Holders of Exascale securities may be required to pay substantial U.S. federal income taxes.

●	There are risks to BCAR shareholders who are not affiliates of the Sponsor of becoming stockholders of PubCo through the Business Combination rather than acquiring securities of PubCo directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

●	If BCAR’s due diligence investigation of Exascale was inadequate, then BCAR shareholders following the consummation of the Business Combination could lose some or all of their investment.

●	Even though BCAR and its legal advisors conducted a due diligence investigation of Exascale, BCAR cannot be sure that this due diligence uncovered all material issues that may be present in Exascale and its business and operations, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Exascale and its business and operations and outside of its control will not later arise.

●	The parties to the Business Combination, or any of them, may be targeted by securities class action and derivative lawsuits that could result in substantial costs and may delay or prevent the Business Combination from being completed.

●	Delaware law and PubCo’s Proposed Organizational Documents contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

●	The provisions of the Proposed Charter requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

MARKET PRICE AND DIVIDENDS OF SECURITIES

Market Price of BCAR Ordinary Shares and Public Warrants

Market Price and Ticker Symbol

BCAR Units, BCAR Class A Ordinary Shares and the Public Warrants are currently traded on the Nasdaq Global Market under the symbols “BCARU”, “BCAR” and “BCARW”, respectively. The BCAR Units commenced public trading on July 31, 2025, and the BCAR Class A Ordinary Shares and Public Warrants commenced separate public trading on August 20, 2025 on the Nasdaq Global Market. On July 2, 2026, the closing prices of BCAR’s Units, Class A Ordinary Shares and warrants was $12.00, $10.51 and $1.84, respectively.

Holders

On July 2, 2026, there were 2 holders of record of BCAR Class A Ordinary Shares, 2 holders of record of BCAR Class B Ordinary Shares and 1 holders of record of BCAR Warrants.

Dividends

BCAR has not paid or declared any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of its initial business combination. The payment of cash dividends in the future will be dependent upon BCAR’s or the combined company’s, as the case may be, revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of BCAR’s initial business combination. The payment of any cash dividends subsequent to BCAR’s initial business combination will be within the discretion of the board of directors of the applicable company at such time. The BCAR Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

Market Price of Exascale Securities

Historical market price information regarding Exascale is not provided because there is no public market for Exascale’s securities. For information regarding Exascale’s liquidity and capital resources, see “Exascale’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Dividend Policy of PubCo Following the Business Combination

PubCo does not intend to pay cash dividends after the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon PubCo’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the PubCo Board at such time. If PubCo incurs any indebtedness, PubCo’s ability to declare dividends may be limited by restrictive covenants PubCo may agree to in connection therewith.

RISK FACTORS

Risks Related to Exascale

In this subsection the “Company” refers to Exascale, and subsequent to the Business Combination, PubCo. Investing in PubCo’s securities involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as other information included in this proxy statement/prospectus, including Exascale’s financial statements and related notes appearing elsewhere in this proxy statement/prospectus, before making an investment decision. The occurrence of any of the following risks or additional risks and uncertainties not presently known to Exascale or that Exascale currently believes to be immaterial could materially adversely affect Exascale’s business, financial condition, and results of operations. In such case, the trading price of PubCo’s securities could decline, and you may lose some or all of your investment. The risks discussed below are not the only risks Exascale faces. Additional risks or uncertainties not currently known to Exascale, or that Exascale currently deems immaterial, may also have a material adverse effect on Exascale’s business, financial condition, prospects, results of operations, or cash flows. Neither Exascale nor BCAR can assure you that any of the events discussed in the risk factors below will not occur.

Exascale has a limited operating history, has incurred net losses since inception, and may not achieve or sustain growth or profitability.

Exascale was formed in June 2022 and has a limited operating history upon which investors can evaluate its business, operating performance and prospects. As a result, Exascale’s historical financial information may not be indicative of its future performance, and investors have limited information on which to base an investment decision. Exascale has incurred net losses since inception. For the fiscal years ended June 30, 2025 and 2024, and the nine months ended March 31, 2026, Exascale incurred net losses of $7.7 million, $5.0 million, and $8.0 million, respectively. As at March 31, 2026, Exascale had an accumulated deficit of $21.1 million. Exascale expects to continue to incur operating losses for the foreseeable future as it invests in product development, platform enhancements, sales and marketing activities, personnel and infrastructure to support growth. There can be no assurance that Exascale will achieve or sustain profitability in the future. In addition, Exascale is an AI compute infrastructure platform that delivers GPU-based compute services and related infrastructure management services. The markets in which Exascale operates are evolving rapidly, and Exascale’s ability to grow its business depends on a number of factors, including Exascale’s ability to maintain access to GPU capacity and suitable data center facilities, deliver reliable service at scale, and compete effectively against significantly larger competitors. Exascale may encounter unexpected operational, technical, regulatory, or commercial challenges. If Exascale is unable to successfully execute its business strategy, expand its customer base, or manage costs as it scales, Exascale’s business, financial condition and results of operations could be materially adversely affected.

Exascale depends on a limited and constrained supply of advanced GPU chips, and any disruption or increase in cost could adversely affect Exascale’s business and results of operations

Exascale’s business depends on its ability to obtain a reliable and cost-competitive supply of advanced GPU chips, which are subject to global supply constraints, limited sources of manufacture, and significant demand volatility. The supply of advanced GPUs is concentrated among a small number of manufacturers and distributors, and disruptions caused by geopolitical events, trade restrictions, manufacturing delays, or changes in allocation policies could limit Exascale’s access to required hardware or increase procurement costs.

If Exascale is unable to secure sufficient GPU supply on acceptable terms, its ability to plan capacity, meet customer demand, and expand its services could be adversely affected. Prolonged or recurring supply limitations could reduce service availability, impair operating efficiency, delay customer deployments, or negatively impact customer satisfaction and retention, which could materially harm Exascale’s business, financial condition, and results of operations.

Exascale has incurred operating losses and may not be able to achieve or sustain profitability due to Exascale’s cost structure and ongoing operating expenses.

Exascale has incurred and expects to continue to incur significant operating expenses under its asset-light model, including costs related to the sourcing of GPU resources and the development of software on top of those resources, data center hosting, power, and network services. These costs are largely recurring and may not scale proportionately with revenue. As a result, Exascale’s ability to achieve profitability depends on its ability to manage operating expenses relative to revenue growth.

Increases in procurement costs, power prices, or hosting expenses, as well as pricing pressure from customers or competitors, could adversely affect margins. In addition, efforts to optimize resource utilization or pricing may not be successful or may negatively impact service quality or customer demand. There can be no assurance that Exascale will be able to achieve or sustain profitability, and continued operating losses could materially adversely affect its financial condition.

Exascale’s financial statements include a going concern qualification, and Exascale may not have sufficient liquidity to fund its operations without additional financing that may or may not be on favorable terms to Exascale.

Exascale’s financial statements included elsewhere in this proxy statement/prospectus include qualifications that raise substantial doubt about Exascale’s ability to continue as a going concern. As of March 31, 2026, Exascale had $5.1 million of cash and cash equivalents and U.S. Dollar Coin, and $29.2 million of current liabilities, and has incurred recurring net losses and negative cash flows from operating activities since inception. For the fiscal year ended June 30, 2025 and the nine months ended March 31, 2026, Exascale used approximately $1.0 million and $3.8 million, respectively, for operating activities and incurred net losses of approximately $7.7 million and $7.9 million, respectively. As of March 31, 2026, Exascale had an accumulated deficit of approximately $21.1 million. These conditions indicate that Exascale’s existing cash resources are not sufficient to fund its anticipated operating requirements, capital expenditures and obligations for the next twelve months. Exascale’s ability to continue as a going concern is dependent upon its ability to obtain additional financing, increase revenues, manage operating expenses and successfully execute its business plan. Exascale’s management intends to mitigate these conditions primarily through the completion of the Business Combination, as well as through additional equity financings and continued fundraising from investors that may or may not be on the most favorable terms to Exascale. In addition, Exascale is focused on expanding its market presence, developing client relationships to drive revenue growth and managing operating expenses, with the goal of generating positive cash flow from operating activities over time. Exascale’s majority shareholder has also entered into a binding support agreement to provide funding necessary to cover anticipated operating cash flow shortfalls prior to the completion of a qualifying initial public offering or the Business Combination. However, these plans have not been fully implemented as of the date of this proxy statement/prospectus, and there can be no assurance that the Business Combination will be completed, or that additional capital will be available on acceptable terms, or at all. Exascale may not be able to secure necessary financing in a timely manner or on favorable terms, or successfully execute its operating plans. As a result, Exascale’s management’s plans, although actively pursued, cannot be considered probable of mitigating the substantial doubt regarding Exascale’s ability to continue as a going concern. Exascale’s financial statements have been prepared assuming that Exascale will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Demand for AI compute services and accelerated infrastructure may not grow as expected, and customer spending may be volatile.

Exascale’s business depends on customer demand for GPU-based compute capacity and related services. Demand may be affected by factors outside Exascale’s control, including macroeconomic conditions, changes in corporate IT spending, customer budget constraints, the pace of AI adoption across industries, and shifts in the economics of AI model development and deployment. In addition, improvements in model efficiency, changes in customer architecture decisions (including increased in-house deployments), or changes in the availability or pricing of competing offerings could reduce demand for Exascale’s products and services. If demand for AI compute services grows more slowly than anticipated or declines, or if customers reduce or delay spending on AI workloads, Exascale’s revenues and growth prospects could be materially adversely affected.

Exascale operates in a highly competitive market, and Exascale may be unable to compete effectively against larger and better-capitalized competitors.

The market for GPU-based compute services and AI infrastructure is highly competitive, and Exascale faces competition from a number of companies and other entities with varying business models, operating scales and strategic priorities, including (i) large, diversified cloud service providers, (ii) specialized AI infrastructure providers, (iii) GPU aggregators and marketplaces, and (iv) data center operators and AIDC service providers. Many of Exascale’s competitors have substantially greater financial, technical, operational, and marketing resources, broader customer relationships, longer operating histories, and greater brand recognition than Exascale does. As a result, these competitors may be able to respond more quickly to new or emerging technologies, devote greater resources to the development, promotion and sale of their offerings, withstand pricing pressures more effectively, or offer more favorable commercial terms than Exascale. Competitive pressures may require Exascale to reduce prices, increase spending on technology and operations, expand support commitments, or accept less favorable commercial terms. If Exascale is unable to compete effectively or maintain differentiation in performance, reliability, ease of use, and service quality, Exascale’s business and results of operations could be materially adversely affected. See “Information about Exascale—Competition” for additional information.

Exascale depends on third-party GPU capacity suppliers, and disruptions, non-renewals, pricing increases or capacity limitations could adversely affect its business, results of operations and margins.

Exascale’s asset-light business model depends on its ability to obtain access to GPU capacity from third-party suppliers. Exascale’s GPU capacity supplier arrangements generally provide access to specified GPU servers or GPU capacity, together with bundled hosting, power, rack space, data center resources, network connectivity and related infrastructure services. Supplier costs are a principal component of Exascale’s cost of revenue, and pricing under these arrangements is generally subject to market conditions for GPU compute capacity, although pricing may be fixed for short periods or for specific usage periods, orders or capacity configurations.

Exascale uses a multi-supplier sourcing model designed to support supply continuity, procurement flexibility and access to alternative sources of GPU capacity. Exascale has identified and continues to evaluate alternative sources of GPU capacity; however, alternative capacity may differ in pricing, GPU type, configuration, location, performance, network connectivity, deployment timing or bundled infrastructure services. Exascale’s supplier arrangements do not include take-or-pay obligations, minimum purchase commitments or exclusivity provisions. Certain suppliers may provide non-exclusive priority allocation or preferred access to GPU capacity, but there can be no assurance that such arrangements or alternative sources will be sufficient to meet Exascale’s customer demand or growth plans.

If any significant supplier reduces available GPU capacity, fails to perform, increases pricing, declines to renew or terminates an arrangement, experiences power, facility, network or operational issues, or is unable to provide additional capacity when needed, Exascale may not be able to obtain replacement capacity on a timely basis or on commercially acceptable terms. Any such event could reduce available GPU capacity, impair Exascale’s ability to meet customer demand, increase cost of revenue, reduce gross margins, lower utilization, delay customer deployments or adversely affect customer relationships.

GPU capacity used to deliver Exascale’s services is deployed in third-party data centers and partner facilities, and constraints or disruptions in those facilities could materially adversely affect Exascale’s business.

GPU deployments for Exascale’s compute services depend on third-party data centers and partner facilities that provide space, power, cooling, and network connectivity. Exascale’s ability to deploy and operate GPU capacity is subject to facility availability, build-out timelines, grid interconnection constraints, power and cooling limitations, and other facility-related requirements. Third-party facilities may experience outages, service interruptions, cyber incidents, equipment failures, natural disasters, or other events that disrupt operations. If Exascale is unable to secure sufficient facility capacity, if facility costs increase, or if Exascale’s deployed capacity experiences material disruptions, Exascale’s ability to deliver services and generate revenue could be materially adversely affected.

If Exascale fails to deliver expected performance, efficiency, or reliability for customer workloads, Exascale’s reputation, customer relationships, and results of operations could be harmed.

Customers running AI training and inference workloads may be sensitive to performance, stability, and predictability, particularly for large-scale or time-sensitive workloads. Exascale’s value proposition includes applying Exascale’s technology and operational practices to optimize cluster performance and utilization, maintain stability and uptime, and reduce operational complexity for customers. Actual performance and reliability outcomes may vary based on workload characteristics, network and storage conditions, hardware configurations, and other factors. If Exascale’s services experience performance degradation, instability, or downtime, or if customers perceive that Exascale’s services do not meet their requirements, Exascale may face customer dissatisfaction, reduced usage, non-renewals, contractual disputes, service credits, or reputational harm, any of which could materially adversely affect Exascale’s business.

Exascale’s performance optimization and utilization practices may not achieve intended results, and Exascale’s methods may not scale as customer requirements and infrastructure complexity increase.

Exascale seeks to maximize the compute potential of infrastructure components through configuration, tuning, orchestration, and operational practices across compute, networking, and related systems. Achieving and sustaining high effective utilization is technically and operationally complex, and outcomes can be affected by software stack efficiency, data movement bottlenecks, workload-specific behaviors, and operational factors that interrupt or degrade workload execution. As customer workloads and cluster sizes increase, optimization complexity may increase and may require additional engineering and operational resources. If Exascale’s performance optimization methods are ineffective in certain environments, do not scale as expected, or require greater resources than anticipated, Exascale’s service quality, margins, and competitiveness could be materially adversely affected.

Exascale may experience service interruptions, security incidents, or other operational failures, which could expose Exascale to liability and harm its business.

Operating GPU compute services and infrastructure management services involves risks of outages, system failures, human errors, misconfigurations, and cyber incidents. Service interruptions may result from failures of third-party facilities or suppliers, software defects, network disruptions, power events, or other causes, including causes beyond Exascale’s control, such as natural disasters that are not in our control. Security incidents could result in unauthorized access, data exposure, malware, ransomware, or disruption of operations. Any such incident could lead to loss of customers, reputational harm, regulatory inquiries, litigation, remediation costs, and potential contractual liabilities. If Exascale is unable to prevent or rapidly remediate operational failures or security incidents, Exascale’s business and results of operations could be materially adversely affected.

Exascale’s AI-assisted operational tools and automation may not perform as intended and could introduce errors or risks.

Exascale uses AI-assisted tools to support certain operational workflows, such as issue detection, analysis, prioritization, and support processes. These tools may produce inaccurate outputs, fail to identify certain issues, or generate recommendations that are ineffective or inappropriate for particular operational circumstances. AI-assisted tools may require ongoing training, validation, monitoring, and human oversight, and their performance may degrade over time as infrastructure configurations, workloads, or external conditions change. If Exascale’s AI-assisted tools do not perform as intended, or if reliance on such tools contributes to operational errors, service disruptions, or customer dissatisfaction, Exascale’s business could be materially adversely affected.

Exascale’s costs may increase, and Exascale may be unable to pass increased costs through to customers, which could adversely affect Exascale’s margins and results of operations.

A significant portion of Exascale’s cost structure relates to fees paid under GPU capacity sourcing arrangements and costs associated with third-party facilities, including colocation, power, cooling, and network connectivity. Exascale’s costs may increase due to changes in supplier pricing, power price volatility, facility pricing, regulatory or tax changes, insurance costs, or other factors. Competitive pressures or contractual terms may limit Exascale’s ability to increase prices or adjust commercial terms to offset cost increases. If Exascale’s costs increase materially and Exascale is unable to manage or pass through such increases, Exascale’s margins and financial performance could be materially adversely affected.

Exascale’s revenues may be concentrated in a limited number of customers or engagements, and Exascale’s results may be volatile due to usage variability and contract dynamics.

Customer demand for compute services can vary based on project cycles, workload characteristics, and budget constraints. In addition, certain customer arrangements may be of limited duration or may permit termination under specified conditions. Revenues from GPU cluster management services may be project-based or dependent on ongoing engagements that can fluctuate in timing and scope. If a significant customer reduces usage, terminates or does not renew an arrangement, delays implementation, or experiences financial difficulties, Exascale’s revenues and cash flows could be materially adversely affected. Exascale may also face increased credit risk, disputes, or collection delays depending on customer terms and payment practices.

Exascale operates in a highly competitive market, and its failure to acquire, retain, or expand its customer base could adversely affect Exascale’s revenue and growth.

Exascale’s results of operations depend on sustained customer demand and its ability to attract, retain, and expand relationships with AI developers and enterprise customers in a competitive market. Customers may evaluate Exascale’s services against alternative providers based on performance, reliability, pricing, and available features, and may reduce or discontinue usage for a variety of reasons, including changes in budget priorities, internal capabilities, or technological preferences.

While Exascale has experienced customer growth and high renewal rates in recent periods, there can be no assurance that these trends will continue. Increased competition, service performance issues, pricing pressure, or an inability to address evolving customer requirements could result in lower customer acquisition, reduced renewals, or decreased usage levels. Any decline in customer demand or retention could materially and adversely affect Exascale’s revenue and operating results.

Exascale’s AIDC GPU cluster management services may expose Exascale to additional operational, contractual, and liability risks.

Exascale provides GPU cluster management services to certain AIDC operators, which may involve planning, deployment support, operational monitoring, performance tuning, and ongoing assistance. These engagements may require coordination with customer environments and third-party facilities, and may depend on customer-provided information, customer operational practices, and infrastructure conditions outside Exascale’s control. If Exascale’s services do not meet customer expectations, if clusters experience operational issues, or if customers allege that Exascale’s actions contributed to performance degradation or outages, Exascale could face contractual disputes, claims, reputational harm, and potential liabilities. In addition, scaling these services may require specialized personnel and operational capacity, and Exascale may be unable to expand or deliver such services consistently as demand increases.

Exascale’s infrastructure solution capabilities, including modular data centers, liquid cooling, HVDC power and energy storage solutions have not yet generated revenue and may not achieve commercial success.

Exascale has developed certain Infrastructure Solutions offerings intended to support large-scale AI deployments, including modular data center, advanced liquid cooling, HVDC power and energy storage solutions. While Exascale has made progress in the development and validation of these capabilities and Exascale’s management believes these offerings are ready to support customer deployments as of the date of this proxy statement/prospectus, these offerings have not generated revenue to date. Exascale expects to pursue these offerings on an asset-light basis, primarily through partnerships, systems integration, contract manufacturing and other collaborative structures. Because these offerings have limited commercial operating history, Exascale may face challenges in customer adoption, partner execution, technical integration, supply chain availability, regulatory or permitting requirements, pricing, warranty or performance obligations, and the efficient scaling of deployment and support capabilities. These offerings may require significant investment to commercialize and scale and may not achieve market acceptance, revenue generation, margins or profitability on Exascale’s expected timeline, or at all. If Exascale is unable to successfully commercialize these offerings, secure customers or partners, or perform customer deployments as expected, Exascale’s business, financial condition and results of operations could be materially adversely affected.

Rapid technological change in GPUs, networking, and AI software could require Exascale to adapt quickly, and Exascale may be unable to keep pace.

The AI infrastructure market is characterized by rapid changes in GPU architectures, interconnect technologies, software frameworks, and customer requirements. Exascale’s competitiveness may depend on Exascale’s ability to integrate new GPU generations and adapt Exascale’s software and operational systems to evolving infrastructure configurations. If Exascale is unable to access current-generation GPUs on acceptable terms, if Exascale’s platform is not compatible with emerging architectures, or if Exascale’s operational tooling and methods do not evolve with technology changes, Exascale may lose customers or face increased costs and operational complexity. In addition, customer preferences may shift toward alternative architectures or deployment models, which could reduce demand for Exascale’s services.

Third parties may claim that Exascale’s platform infringes, misappropriates, or otherwise violates their intellectual property rights, and such claims could be time-consuming or costly to defend or settle, result in the loss of significant rights, or harm Exascale’s relationships with its customers or Exascale’s reputation in the industry.

Third parties may claim that Exascale’s current or future offerings infringe their intellectual property rights, and such claims may result in legal claims against Exascale, Exascale’s third-party partners, and Exascale’s customers. These claims may be time consuming, costly to defend or settle, damage Exascale’s brand and reputation, harm Exascale’s customer relationships, and create liability for Exascale. Contractually, Exascale is expected to indemnify its partners and customers for these types of claims. Exascale expects the number of such claims (whether warranted or not) to increase once PubCo becomes a public company through the Business Combination with an increased profile and visibility, as the level of competition in Exascale’s market grows, as the functionality of Exascale’s offerings overlap with that of other cloud infrastructure companies, and as the volume of issued hardware and software patents and patent applications continues to increase. Exascale generally agrees in its customer and partner contracts to indemnify customers for certain expenses or liabilities they incur as a result of third-party intellectual property infringement claims associated with Exascale’s platform. To the extent that any claim arises as a result of third-party technology Exascale has licensed for use in Exascale’s platform, Exascale may be unable to recover from the appropriate third party any expenses or other liabilities that Exascale incurs.

Companies in the cloud infrastructure and technology industries, including some of Exascale’s current and potential competitors, may own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, patent holding companies, non-practicing entities, and other adverse patent owners that are not deterred by Exascale’s existing intellectual property protections may seek to assert patent claims against Exascale. From time to time, third parties, including certain of these leading companies, may invite Exascale to license their patents and may assert patent, copyright, trademark, or other intellectual property rights against Exascale, Exascale’s third-party partners, or Exascale’s customers. Exascale may also receive notices that claim Exascale has misappropriated, misused, or infringed other parties’ intellectual property rights, and, to the extent Exascale gains greater market visibility, Exascale will face a higher risk of being the subject of intellectual property infringement claims.

There may be third-party intellectual property rights that cover significant aspects of Exascale’s technologies or business methods and assets. In the event that Exascale engages software engineers or other personnel who were previously engaged by competitors or other third parties, Exascale may be subject to claims that those personnel inadvertently or deliberately incorporate proprietary technology of third parties into Exascale’s platform or have improperly used or disclosed trade secrets or other proprietary information. Exascale may also in the future be subject to claims by Exascale’s third-party manufacturing partners, employees, or contractors asserting an ownership right in Exascale’s intellectual property as a result of the work they performed on Exascale’s behalf. In addition, Exascale may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent Exascale’s ability to develop, market, and support potential offerings and platform enhancements, which could severely harm Exascale’s business.

Any intellectual property claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate, and could divert Exascale’s management’s attention and other resources. These claims could also subject Exascale to significant liability for damages, potentially including treble damages if Exascale is found to have willfully infringed patents or copyrights, and may require Exascale to indemnify Exascale’s customers for liabilities they incur as a result of such claims. These claims could also result in Exascale having to stop using technology found to be in violation of a third party’s rights. Exascale might be required to seek a license for the intellectual property, which may not be available on reasonable terms or at all. Even if a license were available, Exascale could be required to pay significant royalties, which would increase Exascale’s operating expenses. Alternatively, Exascale could be required to develop alternative non-infringing technology, which could require significant time, effort, and expense, and may affect the performance or features of Exascale’s platform. If Exascale cannot license or develop alternative non-infringing substitutes for any infringing technology used in any aspect of Exascale’s business, Exascale would be forced to limit or stop sales of Exascale’s platform and may be unable to compete effectively. Moreover, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of Exascale or PubCo’s securities. Any of these results would adversely affect Exascale’s business, operating results, financial condition, and future prospects.

Some of Exascale’s technology incorporates “open-source” software, and failure to comply with the terms of the underlying open-source software licenses could adversely affect Exascale’s business, results of operations, financial condition, and future prospects.

Exascale uses open-source software in Exascale’s solutions and services and may continue to use open-source software in the future. Certain open-source licenses contain requirements that Exascale make available source code for modifications or derivative works Exascale creates. If Exascale combines its proprietary software with open-source software in a certain manner, Exascale could, under certain open-source licenses, be required to release the source code of Exascale’s proprietary software to the public on unfavorable terms or at no cost. Any actual or claimed requirement to disclose Exascale’s proprietary source code or pay damages for breach of contract may allow Exascale’s competitors to create similar products with lower development effort and time and, ultimately, could result in a loss of sales for Exascale.

The use and distribution of open-source software may entail greater risks than the use of third-party commercial software, as open-source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code, which they are not typically required to maintain and update, and they can change the license terms on which they offer the open-source software. Although Exascale believes that it has complied with its obligations under the applicable licenses for open-source software, it is possible that Exascale may not be aware of all instances where open-source software has been incorporated into Exascale’s proprietary software or used in connection with Exascale’s solutions or Exascale’s corresponding obligations under open-source. Exascale takes steps to monitor its use of open-source software in an effort both to comply with the terms of the applicable open-source licenses and to avoid subjecting Exascale’s platform to conditions Exascale does not intend, but there are risks associated with use of open-source software that cannot be eliminated and could negatively affect Exascale’s business. Exascale relies on multiple software programmers to design its proprietary software and, while Exascale takes steps to vet software before it is incorporated into Exascale’s proprietary software and monitor the software incorporated into Exascale’s proprietary software, Exascale cannot be certain that its programmers have not incorporated open-source software into Exascale’s proprietary software that Exascale intends to maintain as confidential or that they will not do so in the future. In addition, the wide availability of source code used in Exascale’s offerings could expose Exascale to security vulnerabilities. Such use, under certain circumstances, could materially adversely affect Exascale’s business, operating results, financial condition, and future prospects, as well as Exascale’s reputation, including if Exascale is required to take remedial action that may divert resources away from Exascale’s development efforts.

On occasion, companies that use open-source software have faced claims challenging their use of open-source software or compliance with open-source license terms. There is evolving legal precedent for interpreting the terms of certain open-source licenses, including the determination of which works are subject to the terms of such licenses. The terms of many open-source licenses have not been interpreted by U.S. courts, and there is a risk that these licenses could be construed in ways that could impose unanticipated conditions or restrictions on Exascale’s ability to commercialize any offerings incorporating such software. Moreover, Exascale cannot provide assurance that its processes for controlling Exascale’s use of open-source software in Exascale’s platform will be effective. From time to time, Exascale may face claims from third parties asserting ownership of, or demanding release of, the open-source software or derivative works that Exascale developed using such software (which could include Exascale’s proprietary source code), or otherwise seeking to enforce the terms of the applicable open-source license. These claims, regardless of validity, could result in time consuming and costly litigation, divert management’s time and attention away from developing Exascale’s business, expose Exascale to customer indemnity claims, or force Exascale to disclose source code. Litigation could be costly for Exascale to defend, result in paying damages, entering into unfavorable licenses, have a negative effect on Exascale’s business, operating results, financial condition, and future prospects, or cause delays by requiring Exascale to devote additional research and development resources to change Exascale’s solution.

Exascale may be unable to protect its intellectual property, and third-party claims of infringement could be costly and disruptive.

Exascale relies on proprietary software, operational methods, and know-how to differentiate Exascale’s services. Exascale may be unable to prevent unauthorized use or disclosure of Exascale’s proprietary information, and trade secret protections may be difficult to enforce. In addition, third parties may claim that Exascale’s technology infringes or misappropriates their intellectual property, whether or not such claims have merit. Any such claims could result in litigation, require Exascale to obtain licenses, modify Exascale’s systems, incur significant costs, or face injunctions, and could materially adversely affect Exascale’s business.

Exascale customarily enters into confidentiality or license agreements with its employees, consultants, vendors, and customers, and makes significant efforts to limit access to and distribution of Exascale’s proprietary information. However, such agreements may not be enforceable in whole or in part in all jurisdictions and any breach could negatively affect Exascale’s business and Exascale’s remedy for such breach may be limited. The contractual provisions that Exascale enters into may not prevent unauthorized use or disclosure of Exascale’s proprietary technology or intellectual property rights and may not provide an adequate remedy in the event of unauthorized use or disclosure of Exascale’s proprietary technology or intellectual property rights. Lastly, the measures Exascale employs to limit the access and distribution of Exascale’s proprietary information may not prevent unauthorized use or disclosure of Exascale’s proprietary technology or intellectual property. As such, Exascale cannot guarantee that the steps taken by Exascale will prevent infringement, violation, or misappropriation of Exascale’s technology.

Exascale pursues the registration of its trademarks, service marks, patents, and domain names in the United States and in certain foreign jurisdictions. These processes are expensive and may not be successful in all jurisdictions or for every such application, and Exascale may not pursue such protections in all jurisdictions that may be relevant, for all Exascale’s goods or services or in every class of goods and services in which Exascale operates. As such, policing unauthorized use of Exascale’s technology or platform is difficult. Additionally, Exascale may not be able to obtain, maintain, protect, exploit, defend, or enforce Exascale’s intellectual property rights in every foreign jurisdiction in which Exascale operates. For example, effective trade secret protection may not be available in every country in which Exascale’s platform is available or where Exascale has employees or independent contractors. The loss of trade secret protection could make it easier for third parties to compete with Exascale’s platform by copying functionality. Any changes in, or unexpected interpretations of, the trade secret and employment laws in any country in which Exascale operates may compromise Exascale’s ability to enforce Exascale’s trade secret and intellectual property rights. In addition, Exascale believes that the protection of its trademark rights is an important factor in product recognition, protecting Exascale’s brand and maintaining goodwill and if Exascale does not adequately protect its rights in trademarks from infringement, any goodwill that Exascale has developed in those trademarks could be lost or impaired, which could harm Exascale’s brand and business. The legal systems of certain countries do not favor the enforcement of trademarks, trade names, service marks, trade secrets, and other intellectual property and proprietary protection, which could make it difficult for Exascale to stop the infringement, misappropriation, dilution, or other violation of Exascale’s intellectual property or marketing of competing platforms, solutions, or services in violation of Exascale’s intellectual property rights generally. Any changes in, or unexpected interpretations of, intellectual property laws may compromise Exascale’s ability to enforce Exascale’s intellectual property rights. If Exascale fails to maintain, protect and enhance Exascale’s intellectual property rights, Exascale’s business, operating results, financial condition, and future prospects may be harmed.

In addition, defending Exascale’s intellectual property rights through litigation might entail significant expense. Such litigation could result in substantial costs and diversion of resources and could negatively affect Exascale’s business, operating results, financial condition, and future prospects. If Exascale is unable to protect its proprietary rights, Exascale could find itself at a competitive disadvantage to others who need not incur the additional expense, time, and effort required to create Exascale’s platform and Exascale’s other offerings. Moreover, Exascale may need to expend additional resources to defend its intellectual property rights in foreign countries, and Exascale’s inability to do so could impair its business or adversely affect Exascale’s international expansion.

Exascale is subject to laws and regulations, including governmental export and import controls, sanctions, and anti-corruption laws, that could impair Exascale’s ability to compete in Exascale’s markets and subject Exascale to liability if Exascale is not in full compliance with applicable laws.

Exascale is subject to laws and regulations, including governmental export and import controls, that could subject Exascale to liability or impair Exascale’s ability to compete in its markets. Exascale’s platform and related technology are subject to U.S. export controls, including the U.S. Department of Commerce’s Export Administration Regulations (also known as “EAR”), and Exascale and Exascale’s employees, representatives, contractors, agents, intermediaries, and other third parties are also subject to various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control and other U.S. government agencies. Changes to sanctions and export or import restrictions in the jurisdictions in which Exascale operates could further impact Exascale’s ability to do business in certain parts of the world and to do business with certain persons and entities, which could adversely affect Exascale’s business, operating results, financial condition, and future prospects. In particular, Exascale is continuing to monitor recent and forthcoming developments in export controls with respect to the semiconductor industry and their impact on Exascale’s sourcing of equipment for Exascale’s computing infrastructure. In addition, Exascale is also monitoring the January 29, 2024 proposed rule from the U.S. Department of Commerce, Bureau of Industry and Security (“BIS”), which if implemented as proposed, would impose requirements on Infrastructure-as-a-Service providers (“IaaS”) and their foreign resellers to verify the identity and beneficial ownership of foreign person customers and to perform related reporting to BIS, as well as provide BIS authority to restrict certain IaaS transactions with foreign persons. While Exascale has implemented certain procedures to facilitate compliance with applicable laws and regulations, Exascale cannot provide assurance that these procedures are fully effective or that Exascale, or third parties who Exascale does not control, have complied with all laws or regulations in this regard. Failure by Exascale’s employees, representatives, contractors, partners, agents, intermediaries, or other third parties to comply with applicable laws and regulations also could have negative consequences to Exascale, including reputational harm, government investigations, loss of export privileges and penalties. Changes in Exascale’s platform, and changes in or promulgation of new export and import regulations, may create delays in the introduction of Exascale’s platform into international markets, prevent Exascale’s customers with international operations from deploying Exascale’s platform globally or, in some cases, prevent the export or import of Exascale’s platform to certain countries, governments, or persons altogether. Any change in export or import regulations, economic sanctions, or related legislation, shift in the enforcement or scope of existing regulations, or change in the countries, governments, persons, or technologies targeted by such regulations, could result in decreased sales of Exascale’s platform, solutions, and services, or in Exascale’s decreased ability to export or sell Exascale’s platform, to existing or potential customers with international operations. Any decreased sales of Exascale’s platform, solutions, and services or limitation on Exascale’s ability to export or sell its platform would adversely affect Exascale’s business, operating results, financial condition, and future prospects.

Exascale is also subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the United Kingdom Bribery Act 2010 (the “Bribery Act”), and other anti-corruption, sanctions, anti-bribery, anti-money laundering, and similar laws in the United States and other countries in which Exascale conducts activities. Anti-corruption and anti-bribery laws, which have been enforced aggressively and are interpreted broadly, prohibit companies and their employees, agents, intermediaries, and other third parties from promising, authorizing, making, or offering improper payments or other benefits to government officials and others in the public, and in certain cases, private sector. Exascale leverages third parties, including intermediaries and agents, to conduct Exascale’s business in the United States and abroad, to sell Exascale’s platform. Exascale and such third parties may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and Exascale may be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries, Exascale’s employees, representatives, contractors, partners, agents, intermediaries, and other third parties, even if Exascale does not explicitly authorize such activities. Exascale cannot provide assurance that its policies and procedures to address compliance with the FCPA, the Bribery Act, and other anti-corruption, sanctions, anti-bribery, anti-money laundering, and similar laws, will be effective, or that all of Exascale’s employees, representatives, contractors, partners, agents, intermediaries, or other third parties have not taken, or will not take actions, in violation of Exascale’s policies and applicable law, for which Exascale may be ultimately held responsible. As Exascale increases its international sales and business, Exascale’s risks under these laws will increase. Noncompliance with these laws could subject Exascale to investigations, severe criminal or civil sanctions, settlements, prosecution, loss of export privileges, suspension or debarment from U.S. government contracts, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, whistleblower complaints, adverse media coverage, and other consequences. Any investigations, actions, or sanctions could harm Exascale’s reputation, business, operating results, financial condition, and future prospects.

Exascale is subject to laws, regulations, and industry requirements related to data privacy, data protection and information security, and user protection across different markets where it conducts its business and such laws, regulations, and industry requirements are constantly evolving and changing. Any actual or perceived failure to comply with such laws, regulations, and industry requirements, or Exascale’s privacy policies, could harm Exascale’s business.

Various local, state, federal, and international laws, directives, and regulations apply to Exascale’s collection, use, retention, protection, disclosure, transfer, and processing of personal information. These data protection and privacy laws and regulations are subject to uncertainty and continue to evolve in ways that could adversely impact Exascale’s business. These laws have a substantial impact on Exascale’s operations both in the United States and internationally and compliance with new and existing laws may result in significant costs due to implementation of new processes, which could ultimately hinder Exascale’s ability to grow its business by extracting value from Exascale’s data assets.

In the United States, state and federal lawmakers and regulatory authorities have increased their attention on the collection and use of user data. For example, in California, the California Consumer Privacy Act of 2018 (as amended, the “CCPA”) requires companies that hit certain broad revenue or data processing related thresholds to, among other things, provide new disclosures to California users, and affords such users new privacy rights such as the ability to opt-out of certain processing of personal information and expanded rights to access and require deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is collected, used, and shared. The CCPA provides for civil penalties for violations, as well as a private right of action for security breaches that may increase security breach litigation. In addition, other states have enacted laws that contain obligations similar to the CCPA that have taken effect or will take effect in coming years and many others continue to propose similar laws, or are considering proposing similar laws. Exascale cannot fully predict the impact of recently proposed or enacted laws or regulations on Exascale’s business or operations, but compliance may require Exascale to modify its data processing practices and policies incurring costs and expense. Further, to the extent multiple state-level laws are introduced with inconsistent or conflicting standards, it may require costly and difficult efforts to achieve compliance with such laws. Exascale’s failure or perceived failure to comply with state or federal privacy laws or regulations passed in the future could have a material adverse effect on Exascale’s business, including how Exascale uses personal information, Exascale’s business, operating results, financial condition, and future prospects and could expose Exascale to regulatory investigations or possible fines.

Additionally, many foreign countries and governmental bodies, including the European Union, the United Kingdom, Canada, and other jurisdictions in which Exascale operates or conducts business, have laws and regulations concerning the collection, use, processing, storage, and deletion of personal data obtained from their residents or by businesses operating within their jurisdiction. These laws and regulations often are more restrictive than those in the United States. Such laws and regulations may require companies to implement new privacy and security policies, permit individuals to access, correct, and delete personal information stored or maintained by such companies, inform individuals of security breaches that affect their personal information, require that certain types of data be retained on local servers within these jurisdictions, and, in some cases, obtain individuals’ affirmative opt-in consent to collect and use personal information for certain purposes. The increased focus on data sovereignty and data localization requirements around the world could also impact Exascale’s business model with respect to the storage, management, and transfer of data.

Exascale is subject to the European Union’s General Data Protection Regulation and the United Kingdom’s General Data Protection Regulation (collectively, the “GDPR”), which comprehensively regulate Exascale’s use of personal data, including cross-border transfers of personal data out of the European Economic Area (“EEA”) and the United Kingdom. The GDPR imposes stringent privacy and data protection requirements, and could increase the risk of non-compliance and the costs of providing Exascale’s services in a compliant manner. A breach of the GDPR could result in regulatory investigations, reputational damage, fines and sanctions, orders to cease or change Exascale’s processing of Exascale’s data, enforcement notices, or assessment notices (for a compulsory audit). For example, if regulators assert that Exascale has failed to comply with the GDPR, Exascale may be subject to fines. Since Exascale is subject to the supervision of relevant data protection authorities under multiple legal regimes (including separately in both the EU and the United Kingdom), Exascale could be fined under those regimes independently in respect of the same breach. Exascale may also face civil claims including representative actions and other class action type litigation (where individuals have suffered harm), potentially amounting to significant compensation or damages liabilities, as well as associated costs, diversion of internal resources, and reputational harm.

The GDPR prohibits transfers of personal data from the EEA or the United Kingdom to countries not formally deemed adequate by the European Commission or the U.K. Information Commission Office, respectively, including the United States, unless a particular compliance mechanism (and, if necessary, certain safeguards) is implemented. The mechanisms that Exascale and many other companies, including Exascale’s customers, rely upon for European and U.K. data transfers (for example, Standard Contractual Clauses or the EU-US Data Privacy Framework) are the subject of legal challenge, regulatory interpretation, and judicial decisions by the Court of Justice of the European Union. The suitability of Standard Contractual Clauses for data transfer in some scenarios has recently been the subject of legal challenge, and while the United States and the European Union reached an agreement on the EU-US Data Privacy Framework (and similar agreements were reached with respect to the United Kingdom), there are legal challenges to that data transfer mechanism as well. Exascale expects the legal complexity and uncertainty regarding international personal data transfers to continue, and as the regulatory guidance and enforcement landscape in relation to data transfers continues to develop, Exascale could suffer additional costs, complaints, and/or regulatory investigations or fines; Exascale may have to stop using certain tools and vendors and make other operational changes; Exascale may have to implement alternative data transfer mechanisms under the GDPR and/or take additional compliance and operational measures; and/or it could otherwise affect the manner in which Exascale provides its services, and could adversely affect Exascale’s business, operating results, financial condition, and future prospects.

Exascale is also subject to evolving U.S., E.U., and U.K. privacy laws governing cookies, tracking technologies, and e-marketing. In the United States, plaintiffs are increasingly making use of existing laws such as the California Invasion of Privacy Act to litigate use of tracking technologies. In the European Union, regulators are increasingly focusing on compliance with requirements in the online behavioral advertising ecosystem. Also in the European Union, informed consent, including a prohibition on pre-checked consents and a requirement to ensure separate consents for each cookie, is required for the placement of a non-essential cookie or similar technologies on a user’s device and for direct electronic marketing. As regulators start to enforce the strict approach in recent guidance, this could lead to substantial costs, require significant systems changes, limit the effectiveness of Exascale’s marketing activities, divert the attention of Exascale’s technology personnel, negatively impact Exascale’s efforts to understand users, adversely affect Exascale’s margins, increase costs, and subject Exascale to additional liabilities.

There is also a risk that as Exascale expands, Exascale may assume liabilities for breaches experienced by the companies Exascale acquires. Additionally, there are potentially inconsistent world-wide government regulations pertaining to data protection and privacy. Despite Exascale’s efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection, and information security, it is possible that Exascale’s practices, offerings, or platform could fail, or be alleged to fail to meet applicable requirements. For instance, there are changes in the regulatory landscape relating to new and evolving technologies, such as generative AI. Changes to existing regulations, their interpretation or implementation, or new regulations could impede any potential use or development of AI technologies, which could impair Exascale’s competitive position and result in an adverse effect on Exascale’s business, operating results, financial condition, and future prospects. Exascale’s failure, or the failure by Exascale’s third-party providers or partners, to comply with applicable laws or regulations and to prevent unauthorized access to, or use or release of personal information, or the perception that any of the foregoing types of failure has occurred, even if unfounded, could subject Exascale to audits, inquiries, whistleblower complaints, adverse media coverage, investigations, severe criminal, or civil sanctions, damage Exascale’s reputation, or result in fines or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect Exascale’s business, operating results, financial condition, and future prospects.

Export controls, trade restrictions, and sanctions could limit Exascale’s ability to procure GPU hardware or serve certain customers and could increase compliance costs.

GPU hardware and related technologies may be subject to export controls and trade restrictions, including restrictions on the export, reexport, or transfer of certain advanced computing items to specific jurisdictions or end users. Compliance obligations may limit Exascale’s procurement options, delay deployments, restrict customer eligibility, or require enhanced due diligence and monitoring. Changes in export control regimes or sanctions programs could increase compliance costs, limit access to critical hardware, or constrain Exascale’s ability to conduct business in certain markets, any of which could materially adversely affect Exascale’s operations, financial condition and future prospects.

Exascale’s business is subject to a wide range of laws and regulations, and failure to comply with those laws and regulations could harm Exascale’s business.

Exascale’s business is subject to regulation by various federal, state, local, and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety and environmental laws, including those related to energy usage and energy efficiency requirements, privacy and data protection laws, AI, financial services laws, anti-bribery laws, sanctions, national security, import and export controls, anti-boycott, federal securities laws, and tax laws and regulations.

For example, governmental authorities have in the past sought to restrict data center development based on environmental considerations and have imposed moratoria on data center development, citing concerns about energy usage, requiring new data centers to meet energy efficiency requirements. Exascale may face higher costs from any laws requiring enhanced energy efficiency measures, changes to cooling systems, caps on energy usage, land use restrictions, limitations on back-up power sources, or other environmental requirements.

In certain foreign jurisdictions, these regulatory requirements may be more stringent than those in the United States. These laws and regulations are subject to change over time and thus Exascale must continue to monitor and dedicate resources to ensure continued compliance. In particular, the global AI regulatory environment continues to evolve as regulators and lawmakers have started proposing and adopting, or are currently considering, regulations and guidance specifically on the use of AI. Non-compliance with applicable regulations or requirements could subject Exascale to investigations, sanctions, mandatory product recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, or injunctions and jail time for responsible employees and managers. If any governmental sanctions are imposed, or if Exascale does not prevail in any possible civil or criminal litigation, Exascale’s business, operating results, financial condition, and future prospects could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm Exascale’s business, operating results, financial condition, and future prospects.

Exascale has identified material weaknesses in its internal control over financial reporting, and following the completion of the Business Combination, PubCo will be subject to increased regulatory scrutiny and reporting obligations; if PubCo is unable to remediate these material weaknesses or maintain effective internal controls, PubCo’s ability to accurately report its financial results and the market price of PubCo’s securities could be adversely affected.

Exascale is currently a private company with limited accounting and financial reporting personnel and other resources dedicated to internal control over financial reporting. In connection with the preparation of Exascale’s audited financial statements as of and for the years ended June 30, 2025 and 2024, and Exascale’s unaudited interim condensed financial statements as of and for the three and nine months ended March 31, 2026 and 2025, Exascale identified material weaknesses in its internal control over financial reporting. A “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified relate to (i) a lack of sufficient accounting personnel with appropriate knowledge and experience in GAAP and SEC financial reporting requirements to support financial information processing and reporting, and (ii) the absence of a formal risk assessment process over financial reporting. Exascale’s management has concluded that these material weaknesses represent deficiencies in Exascale’s overall internal control environment and could adversely affect Exascale’s ability to accurately and timely report Exascale’s financial condition and results of operations.

Upon consummation of the Business Combination, PubCo will become subject to significantly greater reporting, compliance, and internal control requirements applicable to U.S. public companies, including expanded disclosure obligations, increased scrutiny by regulators and investors, and, following the applicable transition period, the requirement to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act. These requirements will place substantial demands on PubCo’s management, accounting, and finance personnel and systems.

Exascale has implemented and plans to continue to implement measures designed to remediate the identified material weaknesses, including hiring additional qualified accounting and reporting personnel with appropriate GAAP and SEC reporting expertise, developing and formalizing accounting policies and procedures applicable to Exascale’s business, and providing internal training programs for Exascale’s accounting and finance personnel. Exascale, and subsequent to the Business Combination, PubCo, intends to complete the remediation plan by the end of 2027. The remediation process will require significant time, management attention, and financial resources, and the associated costs, including personnel-related expenses and potential consulting fees, are expected to increase Exascale’s and PubCo’s general and administrative expenses in future periods.

The process of designing, implementing, and maintaining an effective system of internal control over financial reporting for Exascale is ongoing and inherently complex. Neither Exascale nor PubCo can assure you that the measures Exascale has implemented or Exascale and PubCo plan to implement will be sufficient to remediate the identified material weaknesses in a timely manner, or at all, or that additional material weaknesses will not be identified in the future. If PubCo is unable to maintain effective internal control over financial reporting, PubCo may be unable to accurately report its financial results, prevent or detect fraud, or comply with applicable reporting requirements, which could result in regulatory actions, restatements of PubCo’s financial statements, loss of investor confidence, and a decline in the market price of PubCo’s securities.

Exascale may be unable to utilize its net operating loss carryforwards to offset future taxable income, which could increase Exascale’s future tax liabilities.

As of June 30, 2025 and 2024, Exascale had net operating loss carryforwards (“NOLs”) of approximately $5.6 million and $2.5 million, respectively, for U.S. federal income tax purposes and approximately $5.6 million and $2.5 million, respectively, for state income tax purposes. Exascale’s federal NOLs do not expire; however, their use is subject to an annual limitation. The utilization of state NOLs, including for Delaware corporate income tax purposes, is also subject to certain limitations.

The realization of Exascale’s deferred tax assets related to these NOLs depends on Exascale’s ability to generate sufficient taxable income in future periods, the timing of such income, and the jurisdictions in which such income is earned, all of which are uncertain. If Exascale does not generate sufficient taxable income, or if changes in tax laws or interpretations further limit the use of NOLs, Exascale has been required to record or increase a valuation allowance against its deferred tax assets, which could negatively affect Exascale’s results of operations.

In addition, future ownership changes, including in connection with the Business Combination or other equity issuances, could further limit Exascale’s ability to utilize its NOLs under applicable provisions of the Code and comparable state tax laws. As a result, even if Exascale becomes profitable, Exascale may be unable to fully realize the expected benefits of its NOLs, which could result in higher cash tax liabilities than anticipated and adversely affect Exascale’s financial condition and results of operations.

If Exascale is unable to attract or retain qualified personnel or key personnel, our ability to execute our strategy and maintain service quality could be adversely affected.

Exascale’s business depends on highly skilled personnel, including but not limited to engineers and operations professionals with experience in AI infrastructure, distributed systems, and data center operations. Competition for such talent is intense. If Exascale is unable to hire, develop, and retain qualified personnel, or if Exascale experiences turnover among key employees, Exascale’s ability to operate reliably, improve Exascale’s platform, support customers, and expand Exascale’s services could be materially adversely affected.

Exascale’s management’s discussion and analysis of Exascale’s financial condition and results of operations uses non-GAAP financial measures, which have inherent limitations.

Exascale’s management’s discussion and analysis of Exascale’s financial condition and results of operations elsewhere in this proxy statement/prospectus uses non-GAAP financial measures, which may not be comparable to similarly titled measures used by other companies and may present Exascale’s results of operations differently than GAAP measures. Exascale uses adjusted operating loss and adjusted net loss, which are non-GAAP financial measures, to evaluate its operating performance and to assist in financial and operational decision-making. Adjusted operating loss excludes share-based compensation expense, and adjusted net loss excludes share-based compensation expense and changes in the fair value of SAFEs. These adjustments remove certain expenses that are required to be included in Exascale’s loss from operations and net loss under GAAP. Non-GAAP financial measures have inherent limitations and should not be considered in isolation or as a substitute for loss from operations, net loss, or other measures of financial performance prepared in accordance with GAAP. In addition, adjusted operating loss and adjusted net loss, as used by Exascale, may not be comparable to similarly titled measures used by other companies, as other companies may calculate these measures differently or may not exclude the same items. Investors should review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures and consider Exascale’s financial results as a whole. Reliance on non-GAAP financial measures could cause investors to misinterpret Exascale’s financial performance or trends, which could adversely affect investment decisions.

Exascale’s prior evaluation of blockchain or digital asset-related concepts could create reputational or regulatory scrutiny, and any future evaluation of such initiatives may be subject to heightened regulation.

Exascale has, in the past, evaluated and explored certain blockchain- or digital-asset-related concepts. These activities were exploratory in nature, did not generate material revenue, and are not part of Exascale’s current core business operations. As of the date of this proxy statement/prospectus, Exascale is not engaged in cryptocurrency-related activities, other than the receipt, holding and/or settlement of Tether USD and U.S. Dollar Coins as part of payment collection, settlement and repayment arrangements. Notwithstanding the foregoing, third-party perceptions or historical public statements could result in inquiries or reputational considerations. In addition, if Exascale evaluates any infrastructure-linked financial structures in the future, such initiatives could be subject to evolving laws and regulatory requirements and could expose Exascale to additional compliance obligations and risks.

Exascale may become involved in litigation that may adversely affect Exascale.

From time to time, Exascale may be subject to claims, suits, and other proceedings. Regardless of the outcome, legal proceedings can have an adverse impact on Exascale because of legal costs and diversion of management’s attention and resources, and could cause Exascale to incur significant expenses or liability, adversely affect Exascale’s brand recognition, or require Exascale to change its business practices. The expense of litigation and the timing of this expense from period to period are difficult to estimate, subject to change, and could adversely affect Exascale’s business, operating results, financial condition, and future prospects. It is possible that a resolution of one or more such proceedings could result in substantial damages, settlement costs, fines, and penalties that would adversely affect Exascale’s business, consolidated financial condition, operating results, or cash flows in a particular period. These proceedings could also result in reputational harm, sanctions, consent decrees, or orders requiring a change in Exascale’s business practices. Because of the potential risks, expenses, and uncertainties of litigation, Exascale may, from time to time, settle disputes, even where Exascale has meritorious claims or defenses, by agreeing to settlement agreements. Because litigation is inherently unpredictable, Exascale cannot assure you that the results of any of these actions will not have a material adverse effect on Exascale’s business, operating results, financial condition, and prospects. Any of these consequences could adversely affect Exascale’s business, operating results, financial condition, and future prospects.

Global events and other general economic factors may impact our results of operations.

Global events and other general economic factors that are beyond our control, including local, state, and international politics, may impact our results of operations. These factors can include interest rates; recession; inflation; unemployment trends; the threat or possibility of war, terrorism or other global or national unrest; political or financial instability; and other matters that influence our customers’ spending. Potential increasing volatility in financial markets and changes in the economic climate could adversely affect our results of operations. The impact these potential global events can have on general economic conditions is continuously evolving and the ultimate impact that they will have on our results of operations continues to remain uncertain. There are no assurances that we will be able to continue to experience the same growth or not be materially adversely affected should such scenarios occur.

Risks Related to PubCo

PubCo will have a dual-class share structure with different voting rights, which may adversely affect the value and liquidity of PubCo’s securities.

PubCo will have a dual-class structure with different voting rights, and such dual-class share structure may result in a lower or more volatile market price of PubCo’s securities. Each PubCo Class A Ordinary Common Stock will have one (1) vote on all matters submitted to a vote of PubCo’s stockholders and each PubCo Class B Super Common Stock will have twenty (20) votes on all matters submitted to a vote of PubCo’s stockholders. Holders of PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock will vote together as a single class except where required otherwise by applicable law. The PubCo Class B Super Common Stock may be converted into PubCo Class A Ordinary Common Stock on a one-for-one basis voluntarily at the option of the holder or automatically upon transfer to certain persons and entities. The PubCo Class A Ordinary Common Stock will not be convertible into PubCo Class B Super Common Stock under any circumstances. Certain index providers have announced restrictions on including companies with multiple class share structures in certain of their indices. Because of PubCo’s dual class structure, PubCo will likely be excluded from these indices and other stock indices that take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make PubCo’s securities less attractive to investors. In addition, several shareholder advisory firms have announced their opposition to the use of a multiple class structure and PubCo’s dual class structure may cause shareholder advisory firms to publish negative commentary about PubCo’s corporate governance or otherwise seek to cause PubCo to change its capital structure. Any such exclusion from indices could result in a less active trading market for PubCo’s securities. Any actions or publications by shareholder advisory firms critical of PubCo’s corporate governance practices or capital structure could also adversely affect the value of PubCo’s securities.

PubCo’s dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that PubCo’s stockholders may view as beneficial.

As a result of PubCo’s dual-class share structure and the concentration of ownership, Hoansoo Lee, who will be PubCo’s Chief Executive Officer and a member of the PubCo Board, Wenying Jia, who will be Chairperson and a member of PubCo’s Board, and entities affiliated with Hoansoo Lee and Wenying Jia, will collectively own all of PubCo’s Class B Super Common Stock, and thus, a significant amount of the total voting power of PubCo’s outstanding common stock. As such, Hoansoo Lee and Wenying Jia, and their affiliates, will have substantial influence over PubCo’s business, including decisions regarding mergers, consolidations and the sale of all or substantially all of PubCo’s assets, election of directors and other significant corporate actions. Hoansoo Lee and Wenying Jia, and their affiliates, may take actions that are not in the best interest of PubCo’s other stockholders. Such dual-class arrangement may discourage, delay or prevent a change in control of PubCo, which could deprive PubCo’s other stockholders of an opportunity to receive a premium for their PubCo Common Stock as part of a sale of PubCo and may reduce the price of PubCo’s securities. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that PubCo’s other stockholders may view as beneficial. Further information is available in the “Beneficial Ownership of Securities— Beneficial Ownership of PubCo’s Common Stock after the closing of the Business Combination” section of this proxy statement/prospectus.

The holders of shares of Class B Super Common Stock will own a significant voting percentage of the PubCo stock and will be able to exert significant control over matters subject to stockholder approval.

Upon consummation of the Business Combination, the entirety of the PubCo Class B Super Common Stock will be held by five shareholders, namely, (i) Zerowave Ltd, (ii) Jisu Paul Lee Non-Grantor Directed Trust, (iii) Sophia Jisun Lee Non-Grantor Directed Trust, (iv) Gabriel Jihwan Lee Non-Grantor Directed Trust and (v) HSL Capital Management LLC.

Zerowave Ltd is affiliated with Wenying Jia, and the Jisu Paul Lee Non-Grantor Directed Trust, the Sophia Jisun Lee Non-Grantor Directed Trust, the Gabriel Jihwan Lee Non-Grantor Directed Trust and HSL Capital Management LLC are each affiliated with Hoansoo Lee, as more particularly explained below.

Wenying Jia, who is a founder of Exascale, the current Chairperson and a member of the board of directors of Exascale, and will be the Chairperson and a member of the PubCo Board upon consummation of the Business Combination, is the sole member and manager of Zerowave Ltd and will have sole voting and dispositive power with respect to the PubCo Class B Super Common Stock directly held by Zerowave Ltd.
Hoansoo Lee, who is a founder of Exascale, the current Chief Executive Officer, Chief Financial Officer and a member of the board of directors of Exascale, and who will be the Chief Executive Officer and Interim Chief Financial Officer of PubCo and a member of the PubCo Board upon consummation of the Business Combination, is the sole member and manager of HSL Capital Management LLC and will have sole voting and dispositive power with respect to the PubCo Class B Super Common Stock directly held by HSL Capital Management LLC.
Hoansoo Lee is also the settlor of, and serves as investment advisor to, each of the Jisu Paul Lee Non-Grantor Directed Trust, the Sophia Jisun Lee Non-Grantor Directed Trust, and the Gabriel Jihwan Lee Non-Grantor Directed Trust, and the beneficiaries of each of those trusts are the children of Hoansoo Lee.

Each share of Class B Super Common Stock will have twenty (20) votes on any matter brought before the stockholders for a vote, which means that the five stockholders who own all of the Class B Super Common Stock will have, collectively, 680,880,000 votes on any matter subject to stockholder approval. In contrast, each share of PubCo Class A Ordinary Common Stock outstanding after the consummation of the Business Combination will have one (1) vote on any matter brought before the stockholders for a vote. Thus, the five holders of shares of PubCo Class B Super Common Stock may together be able to determine or significantly influence all matters requiring stockholder approval. For example, these five stockholders may be able to control elections of directors, amendments of PubCo’s organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for PubCo’s stock that you may feel are in your best interest as one of PubCo’s stockholders. PubCo’s Proposed Charter only authorizes 260,000,000 shares of Class A Ordinary Common Stock, which means that even if every authorized share of authorized Class A Ordinary Common Stock was issued and outstanding, the five holders of shares of Class B Super Common Stock would have more votes than all of the holders of Class A Ordinary Common Stock together. Further information is available in the sections of this proxy statement/prospectus titled “Beneficial Ownership of Securities— Beneficial Ownership of PubCo’s Common Stock after the closing of the Business Combination,” “Questions and Answers for Shareholders of BCAR— What equity stake will current BCAR shareholders and Exascale Securityholders hold in PubCo immediately after the consummation of the Business Combination?” and “Summary of the Proxy Statement/Prospectus—Ownership of PubCo after the Closing.”

PubCo will be a “controlled company” within the meaning of Nasdaq listing rules, and as a result, PubCo will be entitled to rely on exemptions from certain corporate governance requirements that could adversely affect the rights of holders of PubCo Class A Ordinary Common Stock.

Upon the consummation of the Business Combination, the holders of PubCo Class B Super Common Stock will own a significant voting percentage of the outstanding voting power of PubCo. Each share of PubCo Class B Super Common Stock will be entitled to twenty (20) votes per share, while each share of PubCo Class A Ordinary Common Stock will be entitled to one (1) vote per share. As a result, the five stockholders who collectively own all of the outstanding shares of Class B Super Common Stock, four of whom are affiliated with PubCo’s Chief Executive Officer and director and one of whom is affiliated with a member of the PubCo Board, will be able to exercise voting control over matters submitted to PubCo stockholders for approval.

Because more than 50% of the voting power of PubCo’s outstanding capital stock will be held by these stockholders, PubCo will qualify as a “controlled company” under the Nasdaq Stock Market rules. As a controlled company, PubCo may elect to rely on exemptions from certain corporate governance requirements, including requirements that a majority of its board of directors be independent and that its compensation and nominating and corporate governance committees be composed entirely of independent directors. Although PubCo does not currently intend to rely on any of the exemptions afforded to a “controlled company” under Nasdaq Stock Market rules, PubCo may do so in the future.

If PubCo relies on one or more of these exemptions, holders of PubCo Class A Ordinary Common Stock may not have the same protections afforded to stockholders of companies that are subject to all Nasdaq corporate governance requirements. In addition, the voting control exercised by the holders of PubCo Class B Super Common Stock will enable them to determine the outcome of matters requiring stockholder approval, including the election of directors, certain amendments to PubCo’s organizational documents, and approval of mergers, asset sales, or other significant corporate transactions. This concentration of control could discourage or prevent transactions that other stockholders may consider favorable and could limit the ability of holders of PubCo Class A Ordinary Common Stock to influence corporate matters, which could adversely affect the market price of PubCo’s securities.

The price of PubCo’s securities may be volatile, and you could lose all or part of your investment.

Upon consummation of the Business Combination, the prices of PubCo’s securities may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond PubCo’s control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this proxy statement/prospectus, these factors include:

●	introduction of new products or services offered by PubCo or PubCo’s competitors;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by PubCo or PubCo’s competitors;

●	PubCo’s ability to effectively manage PubCo’s growth;

●	actual or anticipated variations in quarterly operating results;

●	PubCo’s cash position;

●	additions or departures of key personnel;

●	loss of a strategic relationship;

●	PubCo’s failure to meet the estimates and projections of the investment community or that PubCo may otherwise provide to the public;

●	publication of research reports about PubCo or PubCo’s industry;

●	changes in the market valuations of similar companies;

●	overall performance of the equity markets;

●	sales of our PubCo’s securities by PubCo or its stockholders in the future;

●	trading volume of PubCo’s securities;

●	investor perception of PubCo’s industry or prospects;

●	insider selling or buying;

●	ineffectiveness of PubCo’s internal controls; and

●	general political and economic conditions and other events or factors, many of which are beyond our control.

Many of these factors are beyond PubCo’s control and may decrease the market price of PubCo’s securities, regardless of PubCo’s operating performance. Neither BCAR nor Exascale can make any predictions or projections as to what the prevailing market price for PubCo’s securities will be at any time, including as to whether PubCo’s securities will sustain current market prices, or as to what effect that the sale of shares or the availability of PubCo’s securities for sale at any time will have on the prevailing market price.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of PubCo’s securities.

A liquid trading market for PubCo’s securities may not develop or, if developed, may not be sustained.

An active and liquid public trading market for PubCo Class A Ordinary Common Stock and other securities may not develop or be sustained following the completion of the Business Combination. PubCo’s securities may experience limited trading volume, and the market price may be subject to significant volatility due to a number of factors, including limited analyst coverage, the concentration of share ownership among a small number of stockholders, the resale of shares by legacy Exascale Securityholders following the expiration of applicable lock-up periods, general market conditions affecting companies operating in the AI and technology sectors, and other factors discussed elsewhere in this “Risk Factors” section.

Even if a public trading market develops, there can be no assurance that it will be maintained on a consistent or liquid basis. Low trading volume or volatility could make it difficult for investors to sell their PubCo Securities at or above the price they paid, or at all. In addition, if PubCo fails to meet the continued listing standards of Nasdaq, its securities could be delisted, which would further reduce liquidity and market visibility.

As a result, investors may experience difficulty in buying or selling PubCo’s securities, may be unable to sell their securities at a favorable time or price, and may be required to hold their investment for an extended period of time.

PubCo will be required to meet the initial listing requirements to be listed on Nasdaq, and it may not be able to meet those initial listing requirements. Even if PubCo’s securities are so listed, it may be unable to maintain the listing of its securities in the future.

If PubCo fails to meet the initial listing requirements and Nasdaq removes its securities from its exchange, PubCo could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	a limited amount of news and analyst coverage for the company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The requirements of being a public company may strain PubCo’s resources and distract management and PubCo will incur substantial costs as a result of being a public company.

Following the consummation of the Business Combination, PubCo will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Securities Act. These rules, regulations and requirements are extensive. PubCo will incur significant costs associated with PubCo’s public company corporate governance and reporting requirements. The Exchange Act requires, among other things, that PubCo file annual, quarterly and current reports with respect to its business and operating results. The Sarbanes-Oxley Act requires, among other things, that PubCo maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, PubCo’s management’s attention may be diverted from other business concerns, which could adversely affect PubCo’s business and operating results. PubCo may need to hire more corporate employees to comply with these requirements or engage outside consultants, which would increase PubCo’s costs and expenses. This may divert management’s attention from other business concerns, which could have a material adverse effect on PubCo’s business, financial condition and results of operations. These applicable rules and regulations may make it more difficult and more expensive for PubCo to obtain director and officer liability insurance and PubCo may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for PubCo to attract and retain qualified individuals to serve on the PubCo Board or as executive officers.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. PubCo intends to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If PubCo’s efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a result of disclosure of information in this proxy statement/prospectus and in the filings that PubCo will be required to make as a public company, PubCo’s business, operating results and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If any such claims are successful, PubCo’s business, operating results and financial condition could be adversely affected, and even if the claims do not result in litigation or are resolved in PubCo’s favor, these claims, and the time and resources necessary to resolve them, could divert the resources of PubCo’s management and adversely affect PubCo’s business, operating results and financial condition.

A decline in the price of PubCo Common Stock could affect PubCo’s ability to raise working capital and adversely impact PubCo’s ability to continue operations.

A prolonged decline in the price of PubCo Class A Ordinary Common Stock could result in a reduction in the liquidity of the common stock and a reduction in PubCo’s ability to raise capital. A decline in the price of PubCo Class A Ordinary Common Stock could be especially detrimental to PubCo’s liquidity, operations and strategic plans. Such reductions may force PubCo to reallocate funds from other planned uses and may have a significant negative effect on PubCo’s business plan and operations, including PubCo’s ability to develop new products and services and continue current operations. If PubCo Class A Ordinary Common Stock’s price declines, PubCo can offer no assurance that it will be able to raise additional capital or generate funds from operations sufficient to meet PubCo’s obligations or raise capital that is on favorable terms to the PubCo. If PubCo is unable to raise sufficient capital in the future, PubCo may not be able to have the resources to continue its normal operations.

Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on PubCo’s business.

There have recently been significant changes to international trade policies and tariffs affecting imports and exports. Any significant increases in tariffs on goods or materials or other changes in trade policy could negatively affect PubCo’s business operations. Recently, the U.S. has implemented a range of new tariffs and increases to existing tariffs. In response to the tariffs announced by the United States, other countries have imposed, are considering imposing, and may in the future impose new or increased tariffs on certain exports from the United States. There is currently significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs, and neither BCAR nor Exascale can predict whether, and to what extent, current tariffs will continue or trade policies will change in the future. Tariffs, or the threat of tariffs or increased tariffs, could have a significant negative impact on PubCo’s businesses (either due to our reliance on imported goods or dependence on access to foreign markets).

Among other things, historical financial performance of companies affected by trade policies and/or tariffs may not provide useful guidance as to the future performance of such companies, because future financial performance of those companies may be materially affected by new U.S. tariffs or foreign retaliatory tariffs, or other changes to trade policies. PubCo may not be able to adequately address the risks presented by these tariffs or other potential trade policy changes. As a result, PubCo’s business may be negatively impacted.

Inflationary pressures and persistently high prices and uncertain availability of inputs used by PubCo and PubCo’s suppliers, or instability in logistics and related costs, could negatively impact PubCo’s profitability. Pending tariffs proposed by the Trump Administration, may also negatively impact the cost structure of PubCo’s supply chain, and PubCo may not be able to pass these price increases on to its customers.

Increases in prices, including because of inflation and rising interest rates, for inputs that PubCo and PubCo’s suppliers use in manufacturing products, systems, components and parts, or increases in logistics and related costs, have led in the past and may lead in the future to higher production costs for parts, components and vehicles. Geopolitical risks, fluctuations in supply and demand, fluctuations in interest rates, any weakening of the U.S. dollar in comparison with other currencies, and other economic and political factors have created and may continue to create pricing pressure for PubCo’s inputs. These inflationary pressures could, in turn, negatively impact PubCo’s profitability because we may not be able to pass all of those costs on to our customers or require our suppliers to absorb such costs.

Changes to United States tariff and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

The United States has recently enacted and proposed to enact significant new tariffs. Additionally, President Trump has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict our access to suppliers or customers and have a material adverse effect on our business, financial condition and results of operations.

If the price of PubCo Common Stock fluctuates after the Business Combination, you could lose a significant part of your investment.

The market price of PubCo Common Stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this proxy statement/prospectus, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, the occurrence of natural disasters, pandemics, geopolitical tensions, military conflicts, recessions, inflation, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The public stockholders will experience immediate dilution as a consequence of the issuance of PubCo Common Stock as consideration in the Business Combination and due to future issuances pursuant to the Exascale Equity Incentive Plan. Having a minority share position may reduce the influence that Exascale’s current stockholders have on the management of PubCo.

It is anticipated that, following the Business Combination, an aggregate of 91,200,000 shares of PubCo Common Stock will be outstanding, based on Exascale’s balance of capital stock as of March 31, 2026, comprised of: (i) 50,000,000 shares of PubCo Common Stock issued to Exascale Securityholders in the Business Combination; and (ii) 13,200,000 shares of PubCo Common Stock issued to the Insiders. These amounts assume that there are no redemptions, no equity securities are issued in connection with the Minimum Cash Financing, no BCAR Warrants will be exercised and there are no other issuances of equity securities of PubCo prior to or in connection with the Closing, including any equity awards that may be issued under the Exascale Equity Incentive Plan following the Business Combination. If the actual facts are different from these assumptions, the percentage ownership retained by BCAR’s existing shareholders in the combined company will be different.

To the extent that PubCo securities are issued in connection with satisfying the Minimum Cash Financing condition, investors will experience additional dilution.

Pursuant to the Business Combination Agreement, BCAR has agreed to cause PubCo to receive at least $5.0 million in any combination of cash, cash held in the trust account, a PIPE, an equity line of credit, or other third-party financing, net of certain specified items (the “Minimum Cash Financing”). The receipt of the Minimum Cash Financing is a condition precedent to the consummation of the Business Combination. As of the date of this proxy statement/prospectus, neither BCAR nor PubCo has secured financing to satisfy the Minimum Cash Financing. If the Minimum Cash Financing is not met, and such condition is not waived by Exascale under the terms of the Business Combination Agreement, the proposed Business Combination will not be consummated. In the event that the Business Combination will not be consummated, all Public Shares submitted for redemption will be returned to the holders thereof, and we may instead search for an alternate business combination or liquidate BCAR.

If the Minimum Cash Financing is satisfied through the issuance of PubCo’s equity securities or securities convertible into, exercisable for, or exchangeable for PubCo’s equity securities, including in connection with a PIPE investment or other equity-linked financing, investors will experience further dilution in their ownership interests. Any such securities may be issued at a price per share that is lower than the price paid by existing stockholders or may include terms, such as conversion features, exercise rights, price adjustments, or other investor protections, that result in additional dilution.

The amount of dilution experienced by stockholders will depend on a number of factors, including the structure, timing, pricing, and size of any financing transaction, market conditions at the time such financing is obtained, and the extent to which the Minimum Cash Financing is satisfied through equity or equity-linked securities rather than cash. In addition, the issuance of a significant number of PubCo securities in connection with the Minimum Cash Financing could adversely affect the market price of PubCo’s securities following the Business Combination.

Future sales and issuances of PubCo Securities could result in additional dilution of the percentage ownership of existing stockholders and could cause PubCo’s stock price to fall.

BCAR and Exascale expect that significant additional capital may be needed in the future to continue PubCo’s planned operations. To raise capital, PubCo may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner PubCo determines from time to time. If PubCo sells common stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to PubCo’s existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of PubCo Class A Ordinary Common Stock common stock.

In addition, PubCo’s employees are expected to be granted equity awards under equity incentive plans. You will experience additional dilution when those equity awards and purchase rights become vested and settled or exercisable, as applicable, for shares of PubCo Common Stock.

The issuance of additional common stock will significantly dilute the equity interests of existing holders of BCAR securities and may adversely affect prevailing market prices for BCAR Public Shares or Public Warrants.

PubCo Warrants will become exercisable for PubCo Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders. Such dilution will increase if more Public Shares are redeemed.

Outstanding PubCo Warrants to purchase an aggregate of up to 14,100,000 shares of PubCo Class A Ordinary Common Stock, including 14,000,000 Public Warrants and 100,000 Private Placement Warrants, will become exercisable in accordance with the terms of the Warrant Agreement governing those securities. These warrants will become exercisable at any time commencing 30 days after the completion of the Business Combination. The exercise price of these warrants will be $11.50 per share. However, there is no guarantee that the PubCo Warrants will ever be “in the money” prior to their expiration, and, as such, the PubCo Warrants may expire worthless. See “- Even if the Business Combination is consummated, the Public Warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment.”

To the extent the PubCo Warrants are exercised, additional shares of PubCo Class A Common Stock will be issued, which will result in dilution to the holders of PubCo Common Stock and increase the number of shares eligible for resale in the public market. The dilution, as a percentage of outstanding shares, caused by the exercise of the PubCo Warrants will increase if a large number of BCAR shareholders elect to redeem their shares in connection with the Business Combination. We cannot predict the ultimate value of the Public Warrants following consummation of the Business Combination. Sales of substantial numbers of shares issued upon the exercise of PubCo Warrants in the public market or the potential that such warrants may be exercised could also adversely affect the market price of PubCo Common Stock.

Even if the Business Combination is consummated, the Public Warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment.

The exercise price for the outstanding BCAR Warrants is $11.50 per share. There can be no assurance that the Public Warrants will be in the money following the time they become exercisable and prior to their expiration and as such, the Public Warrants may expire worthless.

The BCAR Warrants were issued in registered form under a Warrant Agreement between Odyssey Transfer and Trust Company, as warrant agent, and BCAR. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that increases the exercise price or shortens the exercise period of the Public Warrants.

Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of PubCo Common Stock purchasable upon exercise of a warrant.

PubCo may redeem your unexpired PubCo Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your PubCo Warrants worthless.

We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the shares of PubCo Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrant holders and provided certain other conditions are met. We will not redeem the Public Warrants unless an effective registration statement under the Securities Act covering the shares issuable upon exercise of the warrants is effective and a current prospectus relating to those shares is available throughout the thirty (30)-day redemption period, except if we elect to require the warrants to be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants, if you do not otherwise exercise you warrants, as permitted under the Warrant Agreement, before the redemption date. None of the Private Placement Warrants will be redeemable by us so long as they are held by the Sponsor or any of its permitted transferees. As of the date of this proxy statement/prospectus, BCAR Class A Ordinary Shares have never traded above $17.00 per share, therefore neither current nor recent share prices meet or exceed the threshold that would allow PubCo to redeem Public Warrants.

In addition, we have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption if the closing price of the PubCo Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) day trading-day period ending on the third day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their warrants on a cashless basis prior to redemption for a number of shares of PubCo Common Stock determined based on the redemption date and fair market value of the PubCo Common Stock. The value received upon exercise of the warrants may be less than the value the holders would have received if they had been able to exercise their warrants at a later time at which the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of ordinary shares received is capped at 0.361 shares per warrant (subject to adjustment) irrespective of the remaining life of the warrants. In addition, such redemptions may occur at a time when the PubCo Warrants are “out-of-the-money,” in which case holders thereof would lose any potential embedded value from a subsequent increase in the value of the PubCo Common Stock had such PubCo Warrants remained outstanding. If the price of the PubCo Common Stock is less than $18.00 and we seek redemption of the Public Warrants, we must call the Private Placement Warrants for redemption on the same terms.

In the event that PubCo determines to redeem the Public Warrants when the closing price of the shares of PubCo Common Stock equals or exceeds $18.00 per share, pursuant to Section 6.2 of the Warrant Agreement, respectively, PubCo will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by PubCo not less than thirty (30) days prior to the redemption date to the registered holders of the Public Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner herein provided will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

Public Warrant Holders will only be able to exercise their Public Warrants on a “cashless basis” under certain circumstances, and if they do so, they will receive fewer shares of PubCo Common Stock from such exercise than if such warrants were exercised for cash.

The Public Warrants generally may not be exercised on a “cashless basis”, except as described below. In contrast, the Private Placement Warrants, for so long as they are held by the Sponsor and certain permitted transferees, may be exercised on a “cashless basis”. The reason that BCAR agreed that the Private Placement Warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at the time of BCAR’s IPO whether the Sponsor would be affiliated with us following a business combination. If the Sponsor remains affiliated with PubCo, its ability to sell PubCo Securities in the open market will be significantly limited. We expect PubCo to have policies in place that prohibit insiders from selling securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell PubCo Securities, an insider cannot trade in PubCo Securities if he or she is in possession of material non-public information. Accordingly, unlike Public Shareholders who could exercise their PubCo Warrants and sell the shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the Insiders could be significantly restricted from selling such securities.

The Warrant Agreement provides that in the following circumstances holders of Public Warrants who seek to exercise their Public Warrants will not be permitted to do so for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the PubCo Common Stock issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the Warrant Agreement; (ii) if we have so elected and the PubCo Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the Public Warrants for redemption. If you exercise your Public Warrants on a cashless basis, you would pay the warrant exercise price by surrendering the warrants for that number of shares of PubCo Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of PubCo Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” of the shares of PubCo Common Stock (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the shares of PubCo Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, a holder of Public Warrants would receive fewer shares of PubCo Common Stock from such exercise than if such warrants were exercised for cash.

The PubCo Warrants may have an adverse effect on the market price of the PubCo Common Stock.

Upon the Business Combination, the BCAR Warrants will be assumed and converted into PubCo Warrants and will entitle the holders to purchase shares of PubCo Common Stock. Such PubCo Warrants, when exercised, will increase the number of issued and outstanding shares of PubCo Common Stock and reduce the value of the PubCo Common Stock.

The Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes.

The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our Warrant Agreement. If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits and result in increased costs to warrant holders to bring a lawsuit. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board.

PubCo does not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in PubCo’s securities must come from increases in the fair market value and trading price of PubCo’s securities.

BCAR and Exascale currently anticipate that PubCo will retain future earnings, if any, for the development, operation and expansion of PubCo’s business and do not anticipate PubCo declaring or paying any cash dividends for the foreseeable future. In addition, credit agreements, which PubCo may enter into, may restrict PubCo’s ability to pay dividends. Whether PubCo pays cash dividends in the future will be at the discretion of the PubCo Board and will be dependent upon PubCo’s financial condition, results of operations, capital requirements and any other factors that the PubCo Board decides is relevant. Any return to stockholders will therefore be limited to the appreciation of their PubCo Common Stock.

PubCo will be a “smaller reporting company” and “emerging growth company” under the U.S. federal securities laws, and the reduced reporting requirements applicable to smaller reporting companies and emerging growth companies could make our common stock less attractive to investors.

PubCo will be a “smaller reporting company” and an “emerging growth company” under U.S. federal securities laws. For as long as PubCo continues to be a smaller reporting company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. Furthermore, as an emerging growth company, PubCo intends to take advantage of exemptions from certain reporting requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and exemptions from the requirements of holding a non-binding advisory vote on executive compensation. Investors may not find PubCo’s common stock attractive because PubCo may rely on these exemptions and reduced disclosures. If some investors find PubCo’s common stock less attractive as a result, there may be a less active trading market for PubCo’s common stock and PubCo’s stock price may be more volatile.

PubCo will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of PubCo’s common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) PubCo’s annual revenues exceeded $100 million during such completed fiscal year and the market value of PubCo’s common stock held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter.

PubCo will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of BCAR’s IPO, (b) in which PubCo has total annual gross revenue of at least $1.23 billion, or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of PubCo’s common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which PubCo has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Subsequent to our completion of the Business Combination or any alternate business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine such as Exascale, we cannot assure you that this diligence will identify all material issues that may be present with the target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside such other target business’s control and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination or thereafter. Accordingly, any shareholders or warrant holders who choose to remain shareholders or warrant holders following the Business Combination or any alternate business combination could suffer a reduction in the value of their securities. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials or tender offer documents, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete the Business Combination or an alternate business combination, our warrants will expire worthless.

The investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments requires substantial management time, attention and substantial costs for accountants, attorneys and others. If we are unable to complete the Business Combination or an alternate business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, we may fail to complete an initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete a business combination, our warrants will expire worthless.

Our ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our Business Combination is dependent upon the efforts of our key personnel. However the role of our key personnel, should we pursue an alternate target business cannot presently be ascertained. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to their fiduciary duties under British Virgin Islands law.

We may have a limited ability to assess the management of an alternate target business and, as a result, may complete our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business including Exascale, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders or warrant holders who choose to remain shareholders or warrant holders following the business combination could suffer a reduction in the value of their securities. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications, or abilities necessary to profitably operate such business.

We will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A Ordinary Shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A Ordinary Shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding Class A Ordinary Shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

Because of our history as a special purpose acquisition company, the Business Combination may be subject to increased regulatory scrutiny, which could delay or prevent the completion of the Business Combination.

The SEC has increased oversight over transaction involving a special purpose acquisition company, and although we are no longer a special purpose acquisition company, our history as one may lead to increased review and comments from the SEC, which could delay or prevent the completion of the Business Combination. Recent SEC enforcement trends and proposed rule changes could also delay or prevent the completion of the Business Combination.

Because of our history as a special purpose acquisition company, the SEC may treat the Business Combination as an IPO of Exascale, subjecting us to heightened disclosure and liability standards.

We have an increased risk for liability and scrutiny, including the type usually associated with an IPO and under Section 11 of the Securities Act for misstatements and omissions tied to financial projections and forward-looking statements due to our history as a special purpose acquisition company.

Risks Related to BCAR and the Business Combination

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to BCAR prior to the consummation of the Business Combination.

Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination

BCAR will be forced to liquidate the trust account if it cannot consummate a business combination by February 1, 2027 (or May 1, 2027 if the sponsor exercises its three-month extension option). In the event of a liquidation, BCAR’s Public Shareholders will receive approximately $10.36 per share and the BCAR Warrants will expire worthless.

If BCAR is unable to consummate a business combination by February 1, 2027 (or May 1, 2027 if the sponsor exercises its three-month extension option) and is forced to liquidate, then the per-share liquidation distribution for the outstanding Public Shares will be approximately $10.36 (based on the trust account balance as of July 6, 2026). Furthermore, there will be no distribution with respect to the BCAR Warrants, which will expire worthless as a result of BCAR’s failure to consummate a business combination.

We will depend on loans from our Sponsor or management team or other equity investments or debt to complete our initial Business Combination.

As of March 31, 2026, we had cash of $243,576 to fund our working capital requirements. We believe that the funds available to us are not sufficient to allow us to operate until we complete our Business Combination. We expect to incur significant costs in pursuit of our acquisition plans.

If we were required to seek additional capital, we would need to borrow funds from our Sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our Sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances.

The nominal purchase price paid by the Sponsor and directors and officers of BCAR for the Founder Shares may significantly dilute the implied value of the Public Shares in the event the parties complete an initial business combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of BCAR paid to purchase such shares in the event the parties complete an initial business combination, even if the Business Combination causes the trading price of the PubCo Class A Ordinary Common Stock to materially decline.

The nominal purchase price paid by the Sponsor and directors and officers of BCAR for the Founder Shares may significantly dilute the implied value of the Public Shares in the event BCAR completes an initial business combination. The dilution would increase to the extent that Public Shareholders seek redemptions from the trust account for their Public Shares. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of BCAR paid to purchase such shares in the event we complete an initial business combination, even if the Business Combination causes the trading price of the PubCo Class A Ordinary Common Stock to materially decline.

The Sponsor invested an aggregate of $2,025,000 in BCAR, comprised of the $25,000 purchase price for the Founder Shares and $2,000,000 purchase price for the Private Units. The amount held in BCAR’s trust account was approximately $290,025,825.19 on the Record Date, implying a value of $10.36 per public share. Based on these assumptions, each PubCo Class A Ordinary Common Stock would have an implied value of $4.80 per share upon consummation of the Business Combination, representing a 53.69% decrease from the initial implied value of $10.36 per public share. While the implied value of $4.80 per share upon consummation of the Business Combination would represent a dilution to our Public Shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Insider Share. At approximately $4.80 per share, the 12,200,000 shares of PubCo Class A Ordinary Common Stock that the Sponsor and its affiliates would own upon consummation of the Business Combination would have an aggregate implied value of $58,527,111.74 (without ascribing any value to the warrants underlying the BCAR Units held by the Sponsor). As a result, even if the trading price of the PubCo Class A Ordinary Common Stock significantly declines, the value of the PubCo Class A Ordinary Common Stock held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. In addition, the Sponsor and directors and officers of BCAR could potentially recoup their entire investment, inclusive of their investment in the Private Units, even if the trading price of the PubCo Class A Ordinary Common Stock after the initial business combination is as low as $0.15 per share. As a result, the Sponsor is likely to earn a substantial profit on its investment upon disposition of the PubCo Class A Ordinary Common Stock even if the trading price of the PubCo Class A Ordinary Common Stock declines after the consummation of the Business Combination. The Sponsor and directors and officers of BCAR may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business, or on terms less favorable to the Public Shareholders, rather than liquidating BCAR.

If third parties bring claims against BCAR, the proceeds held in trust could be reduced and the per-share liquidation price received by BCAR’s shareholders may be less than $10.00.

BCAR’s placing of funds in trust may not protect those funds from third party claims against BCAR. Although BCAR has received from many of BCAR’s vendors, service providers (other than its independent accountants) and the companies BCAR considered acquiring and with which it entered into non-disclosure agreements, including Holdings and the other potential business combination candidates disclosed under the section entitled “Proposal No. 1 – The Business Combination Proposal –Background of the Business Combination,” executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of BCAR’s Public Shareholders, they may still seek recourse against the trust account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of BCAR’s Public Shareholders. If BCAR liquidates the trust account before the completion of a business combination and distributes the proceeds held therein to its Public Shareholders, the Sponsor has contractually agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, BCAR cannot assure you that the Sponsor will be able to meet such obligation. Therefore, the per-share distribution from the trust account for our shareholders may be less than $10.00 due to such claims.

Additionally, if BCAR is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in BCAR’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the trust account, BCAR may not be able to return $10.00 per-share to our Public Shareholders.

Any distributions received by BCAR shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, the value of BCAR’s liabilities exceeds its assets and/or BCAR was unable to pay its debts as they fell due.

BCAR’s Current Charter provides that it will continue in existence only until February 1, 2027 (or May 1, 2027 if the sponsor exercises its three-month extension option). If BCAR is unable to consummate a transaction within the required time periods, upon notice from BCAR, the trustee of the trust account will distribute the amount in its trust account to its Public Shareholders. Concurrently, BCAR shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although BCAR cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, the Sponsor has contractually agreed that, if it liquidates prior to the consummation of a business combination, the Sponsor will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by BCAR for services rendered or contracted for or products sold to it, but only if such a vendor or prospective target business does not execute such a waiver.

Thereafter, BCAR’s sole business purpose will be to dissolve through the voluntary liquidation procedure under the Companies Act. In such a situation under the Companies Act, a liquidator would be appointed and within 28 days of the commencement of a voluntary winding up, the liquidator shall file a notice of winding up with the Registrar of Companies; file the liquidator’s consent to act with the Registrar of Companies, file the declaration of solvency made by the directors with the Registrar of Companies, and publish notice of the winding up in the Gazette. As soon as the affairs of BCAR are fully wound-up, the liquidator must make a report and an account of the winding up showing how it has been conducted and how the Company’s property has been disposed of and thereupon shall call an Extraordinary General Meeting of BCAR for the purpose of laying before it the account and giving an explanation for it. At least 21 days before the meeting the liquidator shall send a notice specifying the time, place and object of the meeting to each contributory in any manner authorized by BCAR’s Current Charter and published in the Gazette. The liquidator shall no later than 7 days after the meeting, make a return to the Registrar of Companies in the prescribed form specifying the date on which the meeting was held; and if a quorum was present, particulars of the resolutions, if any, passed at the meeting. The Registrar of Companies shall, within three days of receiving a liquidator’s return, register such return and upon the expiration of three months from the registration of the return BCAR is deemed to be dissolved. It is BCAR’s intention to liquidate the trust account to its Public Shareholders as soon as reasonably possible and BCAR’s Insiders have agreed to take any such action necessary to liquidate the trust account and to dissolve BCAR as soon as reasonably practicable if BCAR does not consummate a business combination within the required time period. Pursuant to BCAR’s Current Charter, failure to consummate a business combination by February 1, 2027 (or May 1, 2027 if the sponsor exercises its three-month extension option) will trigger an automatic winding up of BCAR.

If BCAR is forced to enter into an insolvent liquidation, then any distributions received by BCAR shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made the value of BCAR’s liabilities exceeds its assets and/or BCAR was unable to pay its debts as they fell due. As a result, a liquidator could seek to recover all amounts received by BCAR’s shareholders. Furthermore, BCAR’s board may be viewed as having breached their fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and BCAR to claims of damages, by paying Public Shareholders from the trust account prior to addressing the claims of creditors. BCAR cannot assure you that claims will not be brought against it for these reasons.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations, and their interpretation and application, may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our Business Combination or another business combination, and our results of operations.

If BCAR’s due diligence investigation of Exascale was inadequate, then shareholders of BCAR following the Business Combination could lose some or all of their investment.

Even though BCAR conducted a due diligence investigation of Exascale, it cannot be sure that this diligence uncovered all material issues that may be present inside Exascale, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Exascale’s and outside of its control will not later arise.

Our use of valuation benchmarking as the sole methodology in the determination of Exascale’s enterprise value, and our reliance on a peer group of comparable companies comprised of companies with significantly larger market capitalization, longer operating histories, and greater revenues than Exascale, may result in an inaccurate assessment of Exascale’s fair value.

In determining the valuation of Exascale, we relied exclusively on a valuation benchmarking analysis that compared Exascale to a group of publicly traded companies. Many of the companies included in this peer group have substantially greater market capitalizations, longer operating histories, and significantly higher revenues than Exascale. As a result, these comparables may not accurately reflect Exascale’s current stage of development, risk profile, or market position. The absence of alternative valuation methodologies in our financial analysis of Exascale increases the risk that our valuation of Exascale may not accurately reflect Exascale’s intrinsic value or the price at which similar companies might transact in the market.

If the valuation benchmarking analysis did not appropriately capture the unique characteristics or risks associated with Exascale, investors’ assessment of the potential benefits of the Business Combination may be inaccurate. In addition, should the actual value of Exascale ultimately prove to be significantly lower than the value determined by our valuation benchmarking analysis, such an outcome could negatively impact our financial results and the market price of our securities.

You will be unable to ascertain the merits or risks of any particular target business’s operations.

Upon completion of the Business Combination, we will be affected by the risks inherent in the business and operations of our target entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our BCAR Class A Ordinary Shares will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available a business combination target. Accordingly, any shareholders or warrant holders who choose to remain shareholders or warrant holders following the business combination could suffer a reduction in the value of their securities. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials or tender offer documents, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

We may choose to incur additional debt to complete an initial business combination. The incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves with-out a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

●	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

●	our inability to pay dividends on our Class A Ordinary Shares;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A Ordinary Shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

If we do not complete the Business Combination with Exascale, we may seek acquisition opportunities with an early-stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.

While we intend on completing our Business Combination with Exascale, if we do not and we complete our initial business combination with an early-stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We have entered into a Business Combination Agreement with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We have entered into a Business Combination Agreement with a privately held company, about which limited public information is available. As a result, we may have made, and may continue to rely on, decisions regarding the Business Combination based on incomplete information, which could result in the consummation of a transaction with a company that will be less profitable than anticipated (if at all) or that fails to achieve the projections or assumptions on which our valuation was based.

Exascale is a privately held company. Because there is generally limited publicly available information regarding private companies, our evaluation of the Business Combination was, and continues to be, based on limited information and assumptions. Accordingly, the Business Combination may not result in a combined company that does not perform in line with expectations at the time of signing the Business Combination Agreement or that does not achieve the financial or operational projections used in connection with our assessment of the Business Combination.

If we do not complete our Business Combination with Exascale, we may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. To the extent we were unable to implement such improvements or our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete an initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

Certain agreements related to our IPO may be amended without shareholder approval.

Each of the agreements related to our IPO to which we are a party, other than the Warrant Agreement and the investment management trust agreement, may be amended without shareholder approval. Such agreements are: (i) the underwriting agreement; (ii) the letter agreement among us and our Sponsor, officers and directors; and (iii) the registration rights agreement among us and our Insiders; (iv) the private placement warrants purchase agreement between us and our sponsor. These agreements contain various provisions that our Public Shareholders might deem to be material. For example, our letter agreement and the contains certain lock-up provisions with respect to the Founder Shares, Private Placement Warrants and other securities held by our Insiders. Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including facilitating our initial business combination. It may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any amendment entered into in connection with the consummation of our Business Combination will be disclosed in our proxy materials or tender offer documents, as applicable, related to such initial business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our shareholders, may result in the completion of the Business Combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. Such agreements may have an adverse effect on the price of our securities.

We may be unable to obtain additional financing to complete the Business Combination or any alternate business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

In the Business Combination Agreement, we have agreed to obtain an investment of equity or debt securities of an amount of at least $5.0 million unless such requirement is waived by Exascale. If the Minimum Cash Financing is not met, and such condition is not waived by Exascale under the terms of the Business Combination Agreement, the proposed Business Combination will not be consummated. In the event that the Business Combination will not be consummated, all Public Shares submitted for redemption will be returned to the holders thereof, and we may instead search for an alternate business combination or liquidate BCAR.

Additional financing above the Minimum Cash Financing may be required to fund the operations and growth of the post-closing business. The failure to secure such additional financing could have a material adverse effect on the continued development or growth of the target business in the future. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our Business Combination.

Activities taken by existing BCAR shareholders to increase the likelihood of approval of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus could have a depressive effect on BCAR’s shares.

At any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding BCAR or its securities, the Sponsor, directors, officers, advisors or any of their respective affiliates and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of BCAR Class A Ordinary Shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Transactions where it appears that such requirements would otherwise not be met in connection with the consummation of the Business Combination. Entering into any such arrangements may have a depressive effect on BCAR Class A Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares they own, either prior to or immediately after the Extraordinary General Meeting. As of the date of this proxy statement, no such transactions have occurred nor are they planned to occur.

All of BCAR’s officers and directors own BCAR Ordinary Shares and BCAR Warrants which will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the business combination is appropriate.

All of BCAR’s Insiders, including its officers and directors directly or indirectly own an aggregate of 12,000,000 Founder Shares, 200,000 Private Units and 1,000,000 Class A Ordinary Shares. Pursuant to the letter agreement, dated July 30, 2025, by and among BCAR and our Insiders, our Insiders agreed, for no additional consideration, to waive their right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the trust account if BCAR is unable to consummate a business combination. Accordingly, the BCAR Ordinary Shares, as well as the BCAR Units purchased by our officers or directors, will be worthless if BCAR does not consummate a business combination. Based on a market price of $10.51 per one Public Share on July 2, 2026, and $12.00 per one BCAR Unit on July 2, 2026, the value of these shares and units was approximately $139,030,000. The BCAR Ordinary Shares acquired prior to the IPO, as well as the BCAR Units will be worthless if BCAR does not consummate a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting Exascale as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in BCAR’s shareholders’ best interest.

BCAR is requiring shareholders who wish to redeem their Class A Ordinary Shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

BCAR is requiring Public Shareholders who wish to redeem their Class A Ordinary Shares to either tender their certificates to our Transfer Agent at any time at or prior to the Extraordinary General Meeting or to deliver their shares to the Transfer Agent electronically using the Depository Trust Company’s, or DTC, DWAC (deposit/withdrawal at custodian) system. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and BCAR’s Transfer Agent will need to act to facilitate this request. It is BCAR’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC system, we cannot assure you of this fact. Accordingly, if it takes longer than BCAR anticipates for shareholders to deliver their Class A Ordinary Shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their Class A Ordinary Shares.

BCAR will require its Public Shareholders who wish to redeem their Class A Ordinary Shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If BCAR requires Public Shareholders who wish to redeem their Class A Ordinary Shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, BCAR will promptly return such certificates to its Public Shareholders. Accordingly, investors who attempted to redeem their Class A Ordinary Shares in such a circumstance will be unable to sell their securities after the failed acquisition until BCAR has returned their securities to them. The market price for Public Shares may decline during this time, and holders of such shares may not be able to sell their securities when they wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

Sponsor and the officers and directors of BCAR control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Sponsor and the officers and directors of BCAR own approximately 32.0% of our issued and outstanding ordinary shares. Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our Current Charter. If our Insiders purchase any additional Class A Ordinary Shares in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our Sponsor, nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A Ordinary Shares. In addition, our board of directors, whose members were elected by our Sponsor, is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may not hold an annual general meeting to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of our initial business combination. If there is an annual general meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our Insiders, because of their ownership position, will have considerable influence regarding the outcome. In addition, prior to the completion of an initial business combination, holders of a majority of our Founder Shares may remove a member of the board of directors for any reason. Accordingly, our Insiders will continue to exert control at least until the completion of our initial business combination.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2026. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Changes in the market for directors’ and officers’ liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

Over the past year, the market for directors’ and officers’ liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

The increased cost and decreased availability of directors’ and officers’ liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors’ and officers’ liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims, or run-off insurance. The need for run-off insurance would be an added expense for the post-business combination entity and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

Becoming a public company through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to the completion of the Business Combination, PubCo may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of PubCo’s securities, which could cause PubCo’s shareholders to lose some or all of their investment.

Becoming a public company through a merger rather than an underwritten offering, as Exascale is seeking to do, presents risks to unaffiliated investors. Such risks include the absence of a due diligence investigation conducted by an underwriter that would be subject to liability for any material misstatements or omissions in a registration statement. As a result, PubCo may be forced to later write down or write off assets, restructure its operations, or incur impairment or other charges that could result in it reporting losses. Additionally, unexpected risks may arise and previously known risks may materialize. Even though these charges may be non-cash items and not have an immediate impact on PubCo’s liquidity, the fact that PubCo reports charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. In addition, charges of this nature may cause PubCo to be unable to obtain future financing on favorable terms or at all.

The BCAR Board did not obtain a fairness opinion (or any similar report or appraisal) in connection with its determination to approve the Business Combination (including the consideration to be delivered to Exascale securityholders under the terms of the Business Combination Agreement).

In part because fairness opinions or any similar reports or appraisals ordinarily rely in part on financial projections (which were neither prepared by Exascale nor used by the BCAR Board in connection with its evaluation of the proposed Business Combination), the BCAR Board also did not obtain a fairness opinion (or any similar report or appraisal) in connection with its determination to approve the Business Combination (including the consideration to be paid to the Exascale securityholders under the terms of the Business Combination Agreement). Accordingly, investors in BCAR will be relying solely on the judgment of the BCAR Board in valuing Exascale.

BCAR’s management and the members of the BCAR Board have substantial experience evaluating the financial merits of companies across a variety of industries, including eCommerce and other consumer-oriented businesses, which the BCAR Board concluded enabled them to make the necessary analyses and determinations regarding the Business Combination. See “Background of the Business Combination” section of this proxy statement/prospectus, including the subsection ““BCAR Board of Directors” Reasons for the Approval of the Business Combination”).

BCAR’s financial analyses included, among other materials, (i) certain Exascale historical unaudited financial and operating history information; (ii) analysis of market opportunities, adoption rates, and overall opportunity relative to other dynamic growth opportunities in the greater AI sector; and (iii) prospective partnerships and U.S. expansion opportunities, particularly with the sustainable data center site project in the Permian Basin.

Investors are also encouraged to read carefully the descriptions about various risks and uncertainties concerning Exascale’s business described herein, including under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Exascale” and “Cautionary Note Regarding Forward-Looking Statements.”

Because, as described above, BCAR did not obtain an opinion from an independent third-party valuation firm as to the fairness of the proposed Business Combination to BCAR from a financial point of view, the BCAR Board may not have properly valued Exascale. As a result, the terms of the proposed Business Combination may not be fair from a financial point of view to the Public Shareholders of BCAR. Uncertainty about BCAR Board’s valuation of Exascale or the consideration being offered to the Exascale stockholders in the Business Combination, may lead to an increased number of BCAR shareholders to vote against the Business Combination, which could potentially impact BCAR’s ability to consummate the Business Combination. Further, investors are encouraged to read carefully the descriptions about various risks and uncertainties concerning Exascale’s business described in this proxy statement/prospectus, including under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Exascale” and “Cautionary Note Regarding Forward-Looking Statements.”

The 1% U.S. federal excise tax may be imposed on us in connection with redemptions of our Public Shares.

Subject to certain exceptions, Section 4501 of the Code imposes a 1% excise tax on any publicly traded domestic corporation that repurchases its stock (the “Excise Tax”). Because we will be a Delaware corporation as a result of the Domestication Merger, and because our securities may trade on Nasdaq, we expect to be a “covered corporation” within the meaning of Section 4501 of the Code. Thus, it is possible that we will be subject to the Excise Tax with respect to any subsequent redemptions, including redemptions in connection with the Business Combination that are treated as repurchases for this purpose. However, subject to certain exceptions, the Excise Tax should not apply in the event of our complete liquidation.

The Excise Tax is generally imposed on the fair market value of the repurchased stock. Further, issuances of shares by a repurchasing corporation in a year in which such corporation repurchases shares may reduce the amount of Excise Tax imposed with respect to such repurchase. The Excise Tax is imposed on the repurchasing corporation itself, not the shareholders from which shares are repurchased. The imposition of the Excise Tax as a result of redemptions in connection with the Business Combination, if any, could reduce the amount of cash available to pay redemptions, which could cause the shareholders of the combined company to economically bear the impact of such Excise Tax. The extent of the Excise Tax that may be incurred will depend on a number of factors, including the fair market value of our shares redeemed, the extent to which such redemptions could be treated as dividends and not repurchases, and the interpretation of the final Treasury Regulations and other additional guidance from the U.S. Treasury that may be issued and applicable to the redemptions.

Although the final Treasury Regulations clarify certain aspects of the Excise Tax, the interpretation and operation of certain other aspects of the Excise Tax remain unclear. Moreover, because these regulations are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. The application of the Excise Tax to our particular circumstances is complex and may be subject to uncertainty, and there cannot be any assurance that the Excise Tax will not apply to redemptions of our Public Shares in connection with the Business Combination.

Risks Relating to our Management Team

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers, directors and advisors to the fullest extent permitted by law. However, any indemnification provided will be able to be satisfied by us only if we have sufficient funds. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

Past performance by our management team and their affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team or businesses associated with them is presented for informational purposes only. Past performance by our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of the performance of our management team’s or businesses associated with them as indicative of our future performance of an investment in us or the returns we will, or are likely to, generate going forward.

If we do not complete the Business Combination, we may seek business combination opportunities in industries or sectors that may be outside of our management’s areas of expertise.

If we do not complete the Business Combination, we may consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive business combination opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our securities will not ultimately prove to be less favorable than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this proxy statement/prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to ascertain or assess adequately all of the relevant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our search for an initial business combination target and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he or she may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination.

Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our Current Charter provides that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. Any such companies, businesses or ventures may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts of interest would materially affect our ability to complete an initial business combination.

Our Sponsor or officers may form other blank check companies including special purpose acquisition corporations in the future, which may occur prior to our completing our Business Combination and could cause conflicts of interest.

Our Sponsor or our officers may sponsor or form other blank check companies including special purpose acquisition companies in the future, which may occur prior to completion of our Business Combination. Any such companies may pursue similar targets and compete with us for business combination opportunities. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among investment mandates. Consequently, we may be precluded from procuring such opportunities and such opportunities may be presented to such other companies instead of us. However, we do not currently expect any other blank check company would materially affect our ability to complete the Business Combination.

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, if we do not complete the Business Combination, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or executive officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of British Virgin Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. However, we might not ultimately be successful in any claim we may make against them for such reason.

If we do not complete the Business Combination, we may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our Sponsor, executive officers and directors with other entities, if we do not complete the Business Combination, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers, directors or existing holders. Our directors also serve as officers and board members for other entities. Such entities may compete with us for business combination opportunities. Our Sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination and such transaction was approved by a majority of our independent and disinterested directors. Potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our Public Shareholders as they would be absent any conflicts of interest.

Risks Relating to BCAR Securities

Holders of our Class A Ordinary Shares are not entitled to vote on any appointment of directors prior to our initial business combination.

Prior to our initial business combination, only holders of our Class B Shares will have the right to vote on the appointment of directors. Holders of our Class A Ordinary Shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our Class B Shares may remove a member of the board of directors for any reason. Accordingly, you may not have any say in the management of our company prior to the completion of an initial business combination.

An investment in our securities may result in uncertain or adverse U.S. federal income tax consequences.

An investment in our securities may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we issued in our IPO, the allocation an investor makes with respect to the purchase price of a unit between the Class A Share and the one-half of a warrant to purchase one Class A Share included in each unit could be challenged by the Internal Revenue Service (the “IRS”) or courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we issued in our IPO is unclear under current law. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

In the event that a significant number of Public Shares are redeemed, the stock of PubCo may become less liquid following the Business Combination.

If a significant number of Public Shares are redeemed, PubCo may be left with a significantly smaller number of shareholders. As a result, trading in the shares of PubCo following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected. Nasdaq may not list PubCo Class A Ordinary Common Stock on its exchange, which could limit investors’ ability to make transactions in PubCo’s securities and subject BCAR to additional trading restrictions.

We may be a controlled foreign corporation (CFC) which could result in adverse U.S. federal income tax consequences to U.S. investors.

If a U.S. shareholder owns 10% or more of our ordinary shares, it may be subject to increased U.S. federal income taxation under the CFC rules. A non-U.S. corporation will be classified as a CFC for any particular taxable year, if U.S. persons (including individuals and entities) who own (directly, indirectly, or constructively) 10% or more of the voting power or value of shares, or 10% U.S. Shareholders, own, in the aggregate, more than 50% of the total combined voting power or value of the shares. In determining whether a shareholder is treated as a 10% U.S. Shareholder, the voting power of the shares and any special voting rights, such as to appoint directors, may also be taken into account. In addition, certain constructive ownership rules apply, which attribute share ownership among certain family members and certain entities and their owners. Such constructive ownership rules may also attribute share ownership to persons that are entitled to acquire shares pursuant to an option. Shareholders who own, or contemplate owning, 10% or more of our shares (taking into account the impact of any share repurchases we may undertake and the constructive ownership rules) are urged to consult their tax advisors.

Registration of the Class A Ordinary Shares issuable upon exercise of the warrants under the Securities Act or any state securities laws may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

Under the terms of the Warrant Agreement, we have agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of our initial business combination, we will use commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement filed in connection with our IPO or a new registration statement covering the registration under the Securities Act of the Class A Ordinary Shares issuable upon exercise of the warrants and thereafter will use commercially reasonable efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Class A Ordinary Shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order.

If the Class A Ordinary Shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis, in which case the number of Class A Ordinary Shares that warrant holders will receive upon cashless exercise will be based on a formula.

In no event will warrants be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A Ordinary Shares included in the units. There may be a circumstance where an exemption from registration exists for holders of our Private Placement Warrants to exercise their warrants while a corresponding exemption does not exist for holders of the warrants included as part of units sold in our IPO. In such an instance, our sponsor and its transferees (which may include our directors and executive officers) would be able to sell the ordinary shares underlying their warrants while holders of our Public Warrants would not be able to exercise their warrants and sell the underlying ordinary shares. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If our Class A Ordinary Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of warrants who seek to exercise their warrants to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act; in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares underlying the warrants under applicable state securities laws, and in the event we do not so elect, we will use commercially reasonable efforts to register or qualify the shares underlying the warrants under applicable state securities laws to the extent an exemption is not available.

In no event will we be required to net cash settle any warrant, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws.

Warrant holders may only be able to exercise their Public Warrants on a “cashless basis” under certain circumstances, and if a warrant holder does so, it will receive fewer Class A Ordinary Shares from such exercise than if it were to exercise such warrants for cash.

The Warrant Agreement provides that in the following circumstances holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the Class A Ordinary Shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the Warrant Agreement; (ii) if we have so elected and the Class A Ordinary Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the Public Warrants for redemption. If you exercise your Public Warrants on a cashless basis, you would pay the warrant exercise price by surrendering the warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) of our Class A Ordinary Shares (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” for purposes of this calculation (other than in connection with a redemption) is the average last reported sale price of the Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. If we have elected to call the Public Warrants for redemption when the price per Class A Share equals or exceeds $18.00 per share, the “fair market value” for purposes of this calculation is the volume weighted average price of our Class A Ordinary Shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. As a result, you would receive fewer Class A Ordinary Shares from such exercise than if you were to exercise such warrants for cash.

The registration rights granted to our Insiders and holders of our Private Placement Warrants may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A Ordinary Shares.

Pursuant to a registration rights agreement entered into concurrently with our IPO, our Insiders and their permitted transferees can demand that we register the Class A Ordinary Shares that they hold (including Class A Ordinary Shares into which their Class B Shares are convertible), holders of our Private Placement Warrants and their permitted transferees can demand that we register the Private Placement Warrants and the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants, holders of warrants that may be issued upon conversion of working capital loans may demand that we register such warrants or the Class A Ordinary Shares issuable upon conversion of such warrants and forward purchasers can demand that we register the forward purchase securities. We will bear the cost of registering these securities.

The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A Ordinary Shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A Ordinary Shares that is expected when the ordinary shares owned by our Insiders, holders of our Private Placement Warrants or holders of our working capital loans or their respective permitted transferees are registered.

The Business Combination Agreement requires that we issue a significant amount of additional shares to complete such initial business combination and any alternative business combination agreement would require the same. In addition, we may issue such shares under an employee incentive plan after completion of our initial business combination. We may also issue Class A Ordinary Shares upon the conversion of the Class B Shares at a ratio greater than one-to-one at the time of such initial business combination as a result of the anti-dilution provisions contained in our Current Charter. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our Current Charter authorizes the issuance of up to 500,000,000 Class A Ordinary Shares, par value $0.0001 per share, 50,000,000 Class B Shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share. As of March 31, 2026, there are 29,200,000 and 12,000,000 issued and outstanding Class A Ordinary Shares and Class B Shares, respectively. The Class B Shares are automatically convertible into Class A Ordinary Shares concurrently with or immediately following the consummation of our initial business combination, initially at a one-for-one ratio but subject to adjustment as set forth herein and in our memorandum and articles of association, including in certain circumstances in which we issue Class A Ordinary Shares or equity-linked securities related to our initial business combination. As of the date of this proxy statement/prospectus, there are no preference shares issued and outstanding.

The Business Combination Agreement calls for us to issue 50,000,000 shares of PubCo Common Stock. It also provides for the adoption of an equity incentive plan post-closing. We may also issue Class A Ordinary Shares to redeem the warrants or upon conversion of the Class B Shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth therein in connection with such alternate initial business combination. The issuance of additional shares:

●	will significantly dilute the equity interest of investors;

●	may subordinate the rights of holders of Class A Ordinary Shares if preference shares are issued with rights senior to those afforded our Class A Ordinary Shares;

●	could cause a change in control if a substantial number of Class A Ordinary Shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our Class A Ordinary Shares and/or warrants.

We may amend the terms of the warrants in a manner that may be adverse to holders of Public Warrants with the approval of the holders of at least 50% of the then-outstanding Public Warrants and forward purchase warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of Class A Ordinary Shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants were issued in registered form under a Warrant Agreement between Odyssey Transfer and Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants and forward purchase warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants and forward purchase warrants approve of such amendment and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants, 50% of the number of the then-outstanding Private Placement Warrants. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then-outstanding Public Warrants and forward purchase warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares (at a ratio different than initially provided), shorten the exercise period or decrease the number of Class A Ordinary Shares purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sale price of our Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. None of the Private Placement Warrants will be redeemable by us in these circumstances for so long as they are held by our sponsor or its permitted transferees. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your warrants.

Our Warrants and Founder Shares may have an adverse effect on the market price of our Class A Ordinary Shares and make it more difficult to effectuate our initial business combination.

We issued warrants to purchase 14,000,000 Class A Ordinary Shares as part of the units offered in our IPO and, simultaneously with the closing of our IPO, we issued in a private placement an aggregate of 100,000 Private Placement Warrants, each exercisable to purchase one Class A Share at $11.50 per share. Our Insiders currently own an aggregate of 12,000,000 Founder Shares.

To the extent we issue Class A Ordinary Shares for any reason, the potential for the issuance of a substantial number of additional Class A Ordinary Shares upon exercise of these warrants and conversion rights could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding Class A Ordinary Shares and reduce the value of the Class A Ordinary Shares issued to complete the business combination. Therefore, our Warrants and Founder Shares may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

A provision of our Warrant Agreement may make it more difficult for us to consummate an initial business combination.

If (i) we issue additional Class A Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price (as defined in the Warrant Agreement) of less than $9.20 per Class A Share, (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (iii) the Market Value (as defined in the Warrant Agreement) of our Class A Ordinary Shares is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

General Risk Factors

We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company incorporated under the laws of the British Virgin Islands with no operating results. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A Ordinary Shares held by non-affiliates equals or exceeds $700 million as of any June 30 before that time, in which case, we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equaled or exceeded $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equaled or exceeded $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Provisions in our Current Charter and British Virgin Islands law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A Ordinary Shares and could entrench management.

Our memorandum and articles of association contains provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Provisions in our memorandum and articles of association and British Virgin Islands law may have the effect of discouraging lawsuits against our directors and officers.

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data.

As an early-stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

Because we are incorporated under the laws of the British Virgin Islands, your ability to protect your rights through the U.S. Federal courts may be limited.

We are a business company incorporated under the laws of the British Virgin Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the British Virgin Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, British Virgin Islands companies may not have standing to initiate a shareholders’ derivative action in a Federal court of the United States.

We have been advised by our British Virgin Islands legal counsel that the courts of the British Virgin Islands are unlikely: (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the British Virgin Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, the courts of the British Virgin Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, provided certain conditions are met. For a foreign judgment to be enforced in the British Virgin Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a British Virgin Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy or the British Virgin Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A British Virgin Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, Public Shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as Public Shareholders of a United States company.

The Sponsor has agreed to vote in favor of the Business Combination, regardless of how BCAR’s Public Shareholders vote.

The Sponsor and each director and officer of BCAR have agreed to, among other things, vote in favor of the Business Combination Agreement and the transactions contemplated thereby, in the case of the Sponsor, subject also to the terms and conditions contemplated by the Sponsor Support Agreement. The Sponsor, which includes among its members each of the directors and officers of BCAR, and its affiliates own 200,000 Private Units and 12,000,000 BCAR Class B Ordinary Shares. As a result and including the Representative Shares held by our Insider, as of the date of this proxy statement/prospectus, the Insiders own approximately 32.0% of the issued and outstanding BCAR Ordinary Shares. As a result, in addition to the shares held by the Insiders, BCAR would need 7,400,001 Public Shares, or approximately 26.4% of the 28,000,000 Public Shares sold in the BCAR IPO, to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved, assuming all outstanding shares are voted and the Insiders do not acquire any Public Shares. Assuming that only the holders of thirty percent (30%) of the issued and outstanding BCAR ordinary shares, representing a quorum under BCAR’s amended and restated memorandum and articles of association, vote their shares at the Extraordinary General Meeting, BCAR will not need any Public Shares in addition to the shares held by the Insiders to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved.

BCAR’s ability to complete an initial business combination with Exascale may be impacted if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity, such as the Committee on Foreign Investment in the United States (“CFIUS”), and ultimately prohibited.

The Sponsor is a British Virgin Islands exempted limited liability company and is likely to be considered a “foreign person” under the regulations administered by CFIUS. As such, an initial business combination with Exascale may be subject to CFIUS jurisdiction, the scope of which includes controlling investments (within the meaning of “control” under the CFIUS regulations) as well as certain non-passive, non-controlling investments in sensitive U.S. businesses meeting certain criteria. The parties have determined that Exascale is not a TID U.S. business, as that term is defined in 31 C.F.R. § 800.248, and as a result, it is not mandatory to submit a CFIUS filing with respect to the Business Combination. The parties may determine to submit a voluntary filing to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to delay the Business Combination, impose conditions to mitigate national security concerns with respect to the Business Combination or recommend that the U.S. president block the initial business combination or order BCAR to divest all or a portion of Exascale following the Closing.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination or force us to abandon our efforts to complete an initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless it can qualify for an exclusion, a company must ensure that it is engaged primarily in a business other than investing, reinvesting or trading of securities and that its activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

The SEC recently provided guidance that the determination of whether a special purpose acquisition company, like us, is an “investment company” under the Investment Company Act is a facts and circumstances determination requiring individualized analysis and depends on a variety of factors, including a SPAC’s duration, asset composition, business purpose and activities, and “is a question of facts and circumstances” requiring individualized analysis. When applying these factors to us we do not believe that our principal activities will subject us to the Investment Company Act. To this end, the Company was formed for the purpose of completing an initial business combination with one or more businesses. Our business will be focused on identifying and completing an initial business combination, and thereafter, operating the post-transaction business or assets for the long term. Further, we do not plan to buy businesses or assets with a view to resale or profit from their resale and we do not plan to buy unrelated businesses or assets or to be a passive investor. In addition, the proceeds held in the trust account will only be held as cash or in an interest bearing demand deposit account at a bank, or invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank. Pursuant to the investment management trust agreement, the trustee will not be permitted to invest in other securities or assets. By restricting the investment of the proceeds in this manner, and by focusing our directors’ and officers’ time toward, and operating our business for the purpose of, acquiring and growing businesses for the long term (rather than buying and selling businesses in the manner of a merchant bank or private equity fund or investing in assets for the purpose of achieving investment returns on such assets), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. Further, investing in our securities is not intended for persons who are seeking a return on investments in government securities or investment securities. Instead, the trust account will be intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our Public Shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within the completion window, our return of the funds held in the trust account to our Public Shareholders as part of our redemption of the Public Shares. If we do not invest the proceeds as described above, we may be deemed to be subject to the Investment Company Act. Notwithstanding that we have limited our activities as described above, we could nevertheless be considered to be operating as an unregistered investment company. If our facts and circumstances change over time, we will update our disclosure in future filings with the SEC to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company.

If we were deemed to be an investment company for purposes of the Investment Company Act, we would need to register as such under the Investment Company Act and compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. We may also be forced to abandon our efforts to complete an initial business combination, and instead be required to liquidate the trust account and may be required to change our operations or wind down our operations. In which case, our investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of our securities following such a transaction, and our warrants would expire worthless.

If we were deemed to be an investment company for purposes of the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. We may also be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate the trust account. If we are required to liquidate the trust account, our investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of our securities following such a transaction, and our warrants would expire worthless. On the liquidation of our trust account, our Public Shareholders may receive only approximately $10.00, or less in certain circumstances, and our warrants will expire worthless. Changes in laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to rules and regulations enacted by various national, regional and local governing bodies, including for example, the SEC, and to new and evolving regulatory measures under applicable law. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly and our efforts to comply with such new and evolving laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention, In addition, these changes could have a material adverse effect on our business, investments and results of operations.

On January 24, 2024, the SEC adopted a series of new rules, effective as of July 1, 2024, relating to SPACs (the “SPAC Rules”) requiring, among other items, (i) additional disclosures relating to SPAC business combination transactions; (ii) additional disclosures relating to dilution and to conflicts of interest involving sponsors and their affiliates in both SPAC initial public offerings and de-SPAC transactions; (iii) the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; (iv) amendments to the financial statement requirements applicable to business combination transactions involving SPACs; and (v) both the SPAC and the target company’s status as co-registrants on de-SPAC registration statements.

In addition, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals.

Compliance with the SPAC Rules and related guidance may increase the costs of and the time needed to negotiate and complete an initial business combination and may constrain the circumstances under which we could complete an initial business combination.

This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. A failure to comply with applicable laws or regulations and any subsequent changes, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Some of the BCAR officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.

Certain officers and directors of BCAR participate in arrangements that provide them with interests in the Business Combination that may be different from that of other investors, including, among others, the continued service as an officer or director of PubCo, severance benefits, equity grants, continued indemnification and the potential ability to sell an increased number of shares of common stock of PubCo, as well as potential direct or indirect interests arising from other business ventures they may be involved with. For more information concerning the interests of BCAR and Exascale executive officers and directors, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination” in this proxy statement/prospectus.

These interests, among others, may influence the officers and directors of BCAR to support or approve the Business Combination. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate. In considering the recommendations of the BCAR Board to vote for the proposals, its shareholders should consider these interests.

The exercise of BCAR’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in BCAR’s shareholders’ best interest.

In the period leading up to the Closing, events may occur that, pursuant to the Business Combination Agreement, would require BCAR to agree to amend the Business Combination Agreement, to consent to certain actions taken by Exascale or to waive rights that BCAR is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of Exascale’s business or a request by Exascale to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement. In any of such circumstances, it would be at BCAR’s discretion, acting through the BCAR Board, to grant its consent or waive those rights. The existence of financial and personal interests of one or more of the directors described in the preceding risk factors (and described elsewhere in this proxy statement/prospectus) may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is best for BCAR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, BCAR does not believe there will be any changes or waivers that BCAR’s directors and executive officers would be likely to make after shareholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further shareholder approval, BCAR will circulate a new or amended proxy statement/prospectus and resolicit BCAR’s shareholders if changes to the terms of the transaction that would have a material impact on its shareholders are required prior to the vote on the Business Combination Proposal.

BCAR and Exascale will incur significant transaction and transition costs in connection with the Business Combination.

BCAR and Exascale have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. BCAR and Exascale may also incur additional costs to retain key employees. Certain transaction costs incurred in connection with the Business Combination Agreement (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be paid by PubCo following the closing of the Business Combination.

Subsequent to the consummation of the Business Combination, PubCo may be exposed to unknown or contingent liabilities and may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and its share price, which could cause you to lose some or all of your investment.

We cannot assure you that the due diligence conducted in relation to Exascale has identified all material issues or risks associated with Exascale, its business or the industry in which it competes. Furthermore, we cannot assure you that factors outside of Exascale’s and our control will not later arise. As a result of these factors, we may be exposed to liabilities and incur additional costs and expenses and we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on our financial condition and results of operations and could contribute to negative market perceptions about our securities or PubCo. Additionally, we have no indemnification rights against the Exascale Securityholders under the Business Combination Agreement and all of the purchase price consideration will be delivered at the Closing.

Accordingly, any shareholders or warrant holders of BCAR who choose to remain PubCo stockholders or warrant holders following the Business Combination could suffer a reduction in the value of their shares or warrants. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our directors or officers of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the registration statement or proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

The historical financial results of Exascale and unaudited condensed combined pro forma financial information included elsewhere in this proxy statement/prospectus may not be indicative of what PubCo’s actual financial position or results of operations would have been.

The historical financial results of Exascale included in this proxy statement/prospectus do not reflect the financial condition, results of operations or cash flows they would have achieved as a standalone public company during the periods presented or those PubCo will achieve in the future. This is primarily the result of the following factors: (i) PubCo will incur additional ongoing costs as a result of the Business Combination, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act; and (ii) PubCo’s capital structure will be different from that reflected in Exascale’s historical financial statements. PubCo’s financial condition and future results of operations could be materially different from amounts reflected in its historical financial statements included elsewhere in this proxy statement/prospectus, so it may be difficult for investors to compare PubCo’s future results to historical results or to evaluate its relative performance or trends in its business.

Similarly, the unaudited condensed combined pro forma financial information in this proxy statement/prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, BCAR being treated as the “acquired” company for financial reporting purposes in the Business Combination, the total debt obligations and the cash and cash equivalents of Exascale on the Closing Date and the number of BCAR Class A Ordinary Shares that are redeemed in connection with the Business Combination. Accordingly, such unaudited condensed combined pro forma financial information may not be indicative of PubCo’s future operating or financial performance and PubCo’s actual financial condition and results of operations may vary materially from PubCo’s pro forma results of operations and balance sheet contained elsewhere in this proxy statement/prospectus, including as a result of such assumptions not being accurate. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Following the consummation of the Business Combination, our only significant asset will be our ownership interest in Exascale and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on PubCo Common Stock or satisfy our other financial obligations.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than our ownership of Exascale. We will depend on Exascale for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to PubCo Common Stock. The financial condition and operating requirements of Exascale may limit our ability to obtain cash from Exascale. The earnings from, or other available assets of, Exascale may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on PubCo Common Stock or satisfy our other financial obligations.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our Business Combination.

BCAR may be or may have been a PFIC during a U.S. Holder’s holding period.

A non-U.S. corporation generally will be treated as a PFIC, as defined below, for U.S. federal income tax purposes in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based upon the composition of its income and assets, BCAR may be considered a PFIC for its current taxable year that will end as a result of the Business Combination. The determination of whether the BCAR will be treated as a PFIC for the taxable year that includes the Business Combination will depend on a number of factors, including the timing of the Business Combination and the amount of cash held by BCAR and its subsidiaries at the time of the Business Combination, among others.

If BCAR is a passive foreign investment company (“PFIC”) or has been a PFIC during a U.S. Holder’s holding period, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences as a result of the Domestication Merger. There is no assurance that BCAR is not currently or has not been a PFIC during a U.S. Holder’s holding period. If (a) BCAR has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of Public Shares has not made certain elections with respect to its Public Shares), and (b) PubCo is not a PFIC in the taxable year of the Domestication Merger, such U.S. Holder may recognize gain (but not loss if the Domestication Merger qualifies as a “reorganization” within the meaning of Section 368 of the Code) upon the exchange of Public Shares and Public Warrants as applicable, for PubCo Common Stock or PubCo Warrants pursuant to the Domestication Merger.

Whether BCAR is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Accordingly, there can be no assurances in this regard or any assurances that the BCAR will not be treated as a PFIC in the taxable year that includes the Business Combination or any other taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and there can be no assurance that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS. Please see “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Consequences of the Domestication Merger to U.S. Holders of BCAR Securities — Passive Foreign Investment Company Status” for a more detailed discussion with respect to BCAR’s potential PFIC status and certain tax implications thereof.

If the Business Combination does not qualify as a reorganization under Section 368(a) of the Code, U.S. Holders of Exascale securities may be required to pay substantial U.S. federal income taxes.

If the Business Combination does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then a U.S. Holder that exchanges its Exascale securities for BCAR securities may recognize gain in connection with the Business Combination and may be subject to substantial U.S. federal income taxes. For more information on certain material U.S. federal income tax consequences of the Business Combination to U.S. Holders of Exascale securities, see “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders of Exascale Securities.”

There are risks to BCAR shareholders who are not affiliates of the Sponsor of becoming stockholders of PubCo through the Business Combination rather than acquiring securities of PubCo directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

Because there is no independent third-party underwriter involved in the Business Combination or the issuance of securities in connection therewith, investors will not receive the benefit of an outside independent review of PubCo’s, Exascale’s and BCAR’s respective finances and operations typically performed in an initial public securities offering. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of Financial Industry Regulatory Authority, Inc. (FINRA) and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for material misstatements or omissions in a registration statement filed with the SEC in connection with the public offering. As no such review has been or will be conducted in connection with the Business Combination, BCAR shareholders must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an underwriter in a public securities offering.

In addition, the Insiders have interests in the Business Combination that may be different from, or in addition to, the interests of BCAR shareholders generally. Such interests may have influenced BCAR’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus. See “Risk Factors – Since the Sponsor and BCAR’s directors and officers have interests that are different, or in addition to (and which may conflict with), the interests of our shareholders, a conflict of interest may have existed in determining whether the Business Combination with Exascale is appropriate as our initial business combination. Such interests include that the Sponsor will lose its entire investment in us if our business combination is not completed.”

The process of taking a company public by means of a business combination with a publicly traded shell company is different from taking a company public through an underwritten public offering and may create risks for unaffiliated investors.

An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of the company’s business, financial condition and results of operations. Going public via a business combination with a SPAC does not involve any underwriters and does not generally necessitate the level of review required to establish a “due diligence” defense as would be customary in an underwritten offering.

In addition, going public via a business combination with a publicly traded shell company (a “Reverse PubCo Merger”) does not involve a book-building process as is the case in an underwritten public offering. In any underwritten public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a Reverse PubCo Merger transaction, the value of the company is established by means of negotiations between the target company, the publicly traded company and, in some cases, other investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a company in a Reverse PubCo Merger business combination may be less effective than the book-building process in an underwritten public offering and also does not reflect events that may have occurred between the date of the Business Combination Agreement and the closing of the transaction. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is no such book of demand built up in connection with a Reverse PubCo Merger transaction and no underwriters with the responsibility of stabilizing the share price which may result in the share price being harder to sustain after the transaction.

If BCAR’s due diligence investigation of Exascale was inadequate, then BCAR shareholders following the consummation of the Business Combination could lose some or all of their investment.

Even though BCAR and its legal advisors conducted a due diligence investigation of Exascale, it cannot be sure that this due diligence uncovered all material issues that may be present in Exascale and its business and operations, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Exascale and its business and operations and outside of its control will not later arise.

BCAR may be targeted by securities class action and derivative lawsuits that could result in substantial costs and may delay or prevent the Business Combination from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into Business Combination Agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on BCAR’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Business Combination, then that injunction may delay or prevent the Business Combination from being completed, or from being completed within the expected timeframe, which may adversely affect BCAR’s and Exascale’s respective businesses, financial condition and results of operations.

Risks Related to the Consummation of the Domestication Merger

The Domestication Merger may be a taxable event for U.S. Holders of Public Shares and Public Warrants.

Subject to the limitations and qualifications described in “Certain Material U.S. Federal Income Tax Considerations,” including the application of the PFIC rules and Section 367(b) of the Code, the Domestication Merger is intended to qualify as a “reorganization” within the meaning of Section 368 of the Code and, if so treated, a U.S. Holder (as defined below) would not recognize gain or loss on the exchange of Public Shares or the Public Warrants for PubCo Common Stock or PubCo Warrants, as applicable, pursuant to the Domestication Merger. If the Domestication Merger qualifies as a “reorganization” within the meaning of Section 368 of the Code, a U.S. Holder of BCAR securities may still recognize gain (but not loss) or be required to include the “all earnings and profits amount” upon the exchange of its BCAR securities for PubCo Securities pursuant to the Domestication Merger under Section 367(b) of the Code.

Alternatively, if the Domestication Merger does not qualify as a “reorganization” within the meaning of Section 368 of the Code, then a U.S. Holder that exchanges its Public Shares or Public Warrants for the consideration under the Domestication Merger will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the PubCo Common Stock and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the Public Shares and Public Warrants exchanged therefor, as applicable.

In addition, U.S. Holders of Public Shares and Public Warrants may be subject to adverse U.S. federal income tax consequences under the PFIC rules. Please see “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — U.S. Federal Income Tax Consequences of the Domestication Merger to U.S. Holders of BCAR Securities — Passive Foreign Investment Company Status” for a more detailed discussion with respect to BCAR’s potential PFIC status and certain tax implications thereof.

Upon consummation of the Business Combination, the rights of holders of PubCo Common Stock arising under the DGCL as well as Proposed Organizational Documents will differ from and may be less favorable to the rights of holders of BCAR Class A Ordinary Shares arising under the Companies Act as well as our Current Charter.

Upon consummation of the Business Combination, the rights of holders of PubCo Common Stock will arise under the Proposed Organizational Documents as well as the DGCL. Those new organizational documents and the DGCL contain provisions that differ in some respects from those in our Current Charter and the Companies Act and, therefore, some rights of holders of PubCo Common Stock could differ from the rights that holders of BCAR Class A Ordinary Shares currently possess. For instance, while class actions are generally not available to shareholders under Companies Act, such actions are generally available under the DGCL. This change could increase the likelihood that PubCo becomes involved in costly litigation, which could have a material adverse effect on PubCo.

In addition, there are differences between the new organizational documents of PubCo and the current constitutional documents of BCAR. For a more detailed description of the rights of holders of PubCo Common Stock and how they may differ from the rights of holders of BCAR Class A Ordinary Shares, please see “Comparison of Corporate Governance and Shareholder Rights.” The forms of the Proposed Charter and the Proposed Bylaws of PubCo are attached as Annex B-1 and Annex B-2, respectively, to this proxy statement/prospectus and we urge you to read them.

Delaware law and PubCo’s Proposed Organizational Documents contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Proposed Organizational Documents that will be in effect upon consummation of the Business Combination, and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, and therefore depress the trading price of PubCo’s common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the PubCo Board or taking other corporate actions, including effecting changes in our management. Among other things, the Proposed Organizational Documents include provisions regarding:

●	the ability of the PubCo Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	the PubCo Proposed Charter will prohibit cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	a staggered board of directors;

●	the limitation of the liability of, and the indemnification of, PubCo’s directors and officers;

●	the ability of the PubCo Board to amend the Proposed Bylaws, which may allow the PubCo Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Proposed Bylaws to facilitate an unsolicited takeover attempt; and

●	advance notice procedures with which stockholders must comply to nominate candidates to the PubCo Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the PubCo Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of PubCo.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the PubCo Board or management.

The provisions of the Proposed Charter requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

PubCo’s Proposed Charter provides that, to the fullest extent permitted by law, and unless PubCo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on PubCo’s behalf, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of PubCo to PubCo or PubCo’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or PubCo’s Proposed Bylaws or PubCo’s Proposed Charter (as each may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (v) any action, suit or proceeding asserting a claim against PubCo or any current or former director, officer or stockholder governed by the internal affairs doctrine.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Proposed Charter will also provide that, unless PubCo consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, the Proposed Charter will provide that the exclusive forum provision will not apply to suits brought to enforce any cause of action arising under the Securities Act, any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

These provisions may have the effect of discouraging lawsuits against PubCo’s directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against PubCo, a court could find the choice of forum provisions contained in the Proposed Charter to be inapplicable or unenforceable in such action.

Risks if the Domestication Merger and the Business Combination are not Consummated

BCAR’s independent registered public accounting firm’s report for the period from March 20, 2025 (Inception) through December 31, 2025 contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”

As of December 31, 2025, BCAR had $420,340 of cash in its operating bank account, and may not have sufficient liquidity to fund its working capital needs. Further, BCAR has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans, including the Business Combination. BCAR cannot assure you that its plans to raise capital or to consummate an initial business combination, including the Business Combination, will be successful. These factors, among others, raise substantial doubt about its ability to continue as a going concern. BCAR’s financial statements contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from its inability to consummate the Business Combination or its inability to continue as a going concern.

EXTRAORDINARY GENERAL MEETING OF BCAR

General

BCAR is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by the BCAR Board for use at the Extraordinary General Meeting to be held at 10:00 A.M., Eastern Time, on July 29, 2026 at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, and at any adjournment or postponement thereof. This proxy statement/prospectus provides BCAR shareholders with information they need to know to be able to vote or direct their vote to be cast at the Extraordinary General Meeting.

Date, Time and Place of the Extraordinary General Meeting

The Extraordinary General Meeting will be held at 10:00 A.M., Eastern Time, on July 29, 2026 at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 at 10:00 A.M. Eastern Time. Shareholders may attend the Extraordinary General Meeting in person or virtually by visiting www.proxydocs.com/BCAR.

Purpose of the Extraordinary General Meeting

At the Extraordinary General Meeting, BCAR is asking holders of BCAR Ordinary Shares to consider and vote upon:

1.	The Business Combination Proposal. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A;

2.	The Domestication Merger Proposal. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A;

3.	The Organizational Documents Proposal. The Proposed Charter and the Proposed Bylaws are attached to this proxy statement/prospectus as Annex B-1 and Annex B-2, respectively;

4.	The Advisory Organizational Documents Proposals;

5.	The Directors Proposal;

6.	The Equity Incentive Plan Proposal. A copy of the Equity Incentive Plan is attached to this proxy statement/prospectus as Annex C;

7.	The Nasdaq Proposal;

8.	The Adjournment Proposal.

Each of Proposal Nos. 1, 2, 3, 5, 6 and 7 is cross-conditioned on the approval of each other (the “Condition Precedent Proposals”). The Advisory Organizational Documents Proposal 4A-F and the Adjournment Proposal are not cross-conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus. Notwithstanding the order of the resolutions on the notice to the Extraordinary General Meeting, the Adjournment Proposal may be presented first to the shareholders if, based on the tabulated vote collected at the time of the Extraordinary General Meeting, there are insufficient votes for, or otherwise in connection with, the approval of the Condition Precedent Proposals.

Recommendation of the BCAR Board

The BCAR Board believes that the Business Combination Proposal and the other proposals to be presented at the Extraordinary General Meeting are in the best interests of BCAR’s shareholders and unanimously recommends that its shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Domestication Merger Proposal, “FOR” the approval of the Organizational Documents Proposal, “FOR” the approval, on an advisory basis, of each of the separate Advisory Organizational Documents Proposals, “FOR” the approval of the Directors Proposal, “FOR” the approval of the Equity Incentive Plan Proposal, “FOR” the approval of the Nasdaq Proposal, and “FOR” the approval of the Adjournment Proposal, if presented to the Extraordinary General Meeting.

The existence of financial and personal interests of one or more of BCAR’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BCAR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, BCAR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “The Business Combination Proposal —Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

Record Date; Who is Entitled to Vote

BCAR shareholders will be entitled to vote or direct votes to be cast at the Extraordinary General Meeting if they owned BCAR Ordinary Shares at the close of business on July 6, 2026, which is the “Record Date” for the Extraordinary General Meeting. Shareholders will have one vote for each BCAR Ordinary Share owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. BCAR Warrants do not have voting rights. As of the close of business on the Record Date, there were 41,200,000 BCAR Ordinary Shares issued and outstanding, of which 28,000,000 were Public Shares held by persons other than the Insiders.

The Insiders have agreed to, among other things, vote in favor of the Business Combination. The Sponsor together with each of the directors and officers of BCAR, owns 13,200,000 BCAR Ordinary Shares, including both Class A Ordinary Shares and Class B Ordinary Shares. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 32.0% of the issued and outstanding BCAR Ordinary Shares.

Quorum

A quorum of BCAR shareholders is necessary to hold a valid meeting. A quorum will be present at the Extraordinary General Meeting if the holders of at least thirty percent (30%) of the issued and outstanding BCAR Ordinary Shares entitled to vote at the Extraordinary General Meeting are represented in person or by proxy. As of the Record Date for the Extraordinary General Meeting, 12,360,000 BCAR Ordinary Shares would be required to achieve a quorum. Because the Insiders have the right to vote 13,200,000 BCAR Ordinary Shares, the presence at the Extraordinary General Meeting no other holders of BCAR Ordinary Shares will be needed to establish a quorum.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to BCAR but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares voted on the matter. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. BCAR believes all the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction.

Vote Required for Approval

The approval of the Business Combination Proposal may be achieved by an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting. The Business Combination Proposal is conditioned on the approval of the other Condition Precedent Proposals. Therefore, if the other Condition Precedent Proposals are not approved, the Business Combination Proposal will have no effect, even if approved by holders of BCAR Ordinary Shares.

The approval of the Domestication Merger Proposal may be achieved by an ordinary resolution under British Virgin Islands law, being the affirmative vote of a majority of the votes cast by the BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting. The Domestication Merger Proposal is conditioned on the approval of the other Condition Precedent Proposals. Therefore, if the other Condition Precedent Proposals are not approved, the Domestication Merger Proposal will have no effect, even if approved by the holders of the BCAR Ordinary Shares.

The approval of the Organizational Documents Proposal requires an ordinary resolution under British Virgin Islands law, being the affirmative vote of a majority of the votes cast by the BCAR Ordinary Shares, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting. The Organizational Documents Proposal is conditioned on the approval of the other Condition Precedent Proposals. Therefore, if the other Condition Precedent Proposals are not approved, the Organizational Documents Proposal will have no effect, even if approved by holders of BCAR Ordinary Shares.

The approval of each of the Advisory Organizational Documents Proposals, each of which is a non-binding vote, requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting. The Advisory Organizational Documents Proposals are not conditioned upon any other proposal.

The approval of the Directors Proposal requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting. The Directors Proposal is conditioned on the approval of the other Condition Precedent Proposals. Therefore, if the other Condition Precedent Proposals are not approved, the Directors Proposal will have no effect, even if approved by holders of BCAR Ordinary Shares.

The approval of the Equity Incentive Plan Proposal requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting. The Equity Incentive Plan Proposal is conditioned on the approval of the other Condition Precedent Proposals. Therefore, if the other Condition Precedent Proposals are not approved, the Equity Incentive Plan Proposal will have no effect, even if approved by holders of BCAR Ordinary Shares.

The approval of the Nasdaq Proposal requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting. The Nasdaq Proposal is conditioned on the approval of the other Condition Precedent Proposals. Therefore, if the other Condition Precedent Proposals are not approved, the Nasdaq Proposal will have no effect, even if approved by holders of BCAR Ordinary Shares.

The approval of the Adjournment Proposal requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting. The Adjournment Proposal is not conditioned upon any other proposal.

The Insiders own 200,000 Private Units, 12,000,000 BCAR Class B Ordinary Shares and 1,000,000 Representative Shares as of the date of this proxy statement/prospectus. As a result, in addition to the shares held by the Insiders, BCAR would need 7,400,001 Public Shares, or approximately 26.4% of the 28,000,000 Public Shares sold in the BCAR IPO, to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved, assuming all outstanding shares are voted and the Insiders do not acquire any Public Shares. Assuming that only the holders of thirty percent (30%) of the issued and outstanding BCAR ordinary shares, representing a quorum under BCAR’s amended and restated memorandum and articles of association, vote their shares at the Extraordinary General Meeting, BCAR will not need any Public Shares in addition to the shares held by the Insiders to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved.

Voting Restrictions in Connection with Shareholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the Business Combination Proposal, the Sponsor and the Insiders have agreed to vote the Founder Shares as well as any BCAR Class A Ordinary Shares acquired in the market in favor of such proposed business combination.

Pursuant to the Business Combination Agreement, BCAR agreed to cause PubCo to receive an amount of at least $5,000,000 in any combination of cash, cash in the trust account, a PIPE, an equity line of credit, or third-party financing, net of any outstanding checks, wire transfers, or similar items not yet cleared, and net of any cash distributions or transfers made in connection with or as a result of the Business Combination (the “Minimum Cash Financing”). It is a condition precedent to Closing that PubCo receive the Minimum Cash Financing on or prior to Closing. If the Minimum Cash Financing is not met, and such condition is not waived by Exascale under the terms of the Business Combination Agreement, the proposed Business Combination will not be consummated. In the event that the Business Combination will not be consummated, all Public Shares submitted for redemption will be returned to the holders thereof, and we may instead search for an alternate business combination or liquidate BCAR. The management teams of BCAR and Exascale are continuing to analyze the available financing options based on cost, amount available under the facility and future effects that any financing would have on the capitalization of PubCo. BCAR, BCAR’s Sponsor, Exascale and their affiliates have no prior relationships with any of the potential financing sources being considered in connection with the Business Combination. Upon entry into a financing arrangement for the Business Combination, including any Minimum Cash Financing, BCAR will disclose such arrangement (including the potential dilution) in accordance with the rules of the SEC.

At any time at or prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding BCAR or its securities, our sponsor, officers, directors and/or their affiliates, in compliance with the tender offer rules and other Exchange Act limitations, including Rule 14e-5 thereunder, may purchase Public Shares from institutional and other investors, execute agreements to purchase shares from such investors in the future, or they may enter into transactions, including non-redemption agreements, with such investors and others to provide them with incentives to acquire shares of BCAR and/or not to redeem (or to validly rescind any redemption requests). Our sponsor, officers, directors and/or their affiliates anticipate that they may identify such unaffiliated third-party shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of tender offer or proxy materials in connection with the Business Combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private transaction with an unaffiliated third party, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account, whether or not such shareholder has already submitted a proxy with respect to the Business Combination but only if such shares have not already been voted at the Extraordinary General Meeting. Our sponsor, executive officers, directors, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws. Any such privately negotiated transactions may be effected at purchase prices that are no greater than the per share pro rata portion of the trust account. Such privately negotiated transactions may include a contractual acknowledgement that such unaffiliated third-party shareholder, although still the record or beneficial holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, officers, directors and/or their affiliates purchase shares in privately negotiated transactions from unaffiliated third-party shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their Public Shares. The purpose of such share purchases and other transactions would be to limit the number of Public Shares electing to be redeemed. Entering into any such arrangements may have a depressive effect on the price of BCAR Ordinary Shares (e.g., by giving an investor or holder the ability to effectively purchase shares at a price lower than market, such investor or holder may therefore become more likely to sell the shares he, she or it owns, either at or prior to the Business Combination). If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur.

In accordance with the SEC’s Compliance and Disclosure Interpretation 166.01, any Public Shares purchased by our Sponsor, officers, directors and/or their affiliates would not be voted in favor of approving the Business Combination.

Except as disclosed in this proxy statement/prospectus, we have not entered into any privately negotiated transactions with respect to our shares as of the date hereof. If they engage in such privately negotiated transactions, our sponsor, officers, directors and/or their affiliates will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

Our sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our sponsor, directors, executive officers, advisors, or their affiliates were to purchase shares or warrants from Public Shareholders, or if any third party investors are incentivized to acquire Public Shares by our sponsor, directors, executive officers, or their affiliates, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, executive officers, advisors or any of their affiliates may purchase shares or warrants from Public Shareholders outside the redemption process, along with the purpose of such purchases;

●	if our Sponsor, directors, executive officers, advisors or any of their affiliates were to purchase shares or warrants from Public Shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	Any of our securities purchased by our Sponsor, directors, executive officers, advisors or any of their affiliates would not be voted in favor of approving the business combination transaction;

●	our Sponsor, directors, executive officers, advisors or any of their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Current Report on Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our Sponsor, directors, executive officers, advisors or any of their affiliates, along with the purchase price;

●	the purpose of the purchases by our Sponsor, directors, executive officers, advisors or any of their affiliates;

●	the impact, if any, of the purchases by our Sponsor, directors, executive officers, advisors or any of their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our security holders who sold to our Sponsor, directors, executive officers, advisors or any of their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, directors, executive officers, advisors or any of their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

None of the funds in the trust account will be used to purchase Public Shares in such transactions.

Please see “Risk Factors — Activities taken by existing BCAR shareholders to increase the likelihood of approval of the Business Combination Proposal and the other proposals described in this proxy statement could have a depressive effect on BCAR’s shares.”

Voting Your Shares

Each BCAR Class A Ordinary Share and each BCAR Class B Ordinary Share that you own in your name entitles you to one vote. Your proxy card shows the number of BCAR Ordinary Shares that you own.

If you are a record owner of your shares, there are two ways to vote your BCAR Ordinary Shares at the Extraordinary General Meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card.

If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the BCAR Board “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Domestication Merger Proposal, “FOR” the approval of the Organizational Documents Proposal, “FOR” the approval, on an advisory basis, of each of the separate Advisory Organizational Documents Proposals, “FOR” the approval of the Directors Proposal, “FOR” the approval of the Equity Incentive Plan Proposal, “FOR” the approval of the Nasdaq Proposal, and, if presented, “FOR” the approval of the Adjournment Proposal. Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted.

You Can Attend the Extraordinary General Meeting and Vote in Person.

You can attend the Extraordinary General Meeting and vote in person at 10:00 A.M., Eastern Time, on July 29, 2026 at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154. Shareholders may also attend the Extraordinary General Meeting virtually by visiting www.proxydocs.com/BCAR.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote in person or online and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way BCAR can be sure that the broker, bank or nominee has not already voted your shares.

Please note that if you are a beneficial owner of BCAR Ordinary Shares, you may vote by submitting voting instructions to your broker, bank or nominee, or otherwise by following instructions provided by your broker, bank or nominee. Telephone and internet voting will be available to beneficial owners. Please refer to the vote instruction form provided by your broker, bank or nominee.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE SHAREHOLDER. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Revoking Your Proxy

If you are a BCAR shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify David Boral, Chairman and Chief Executive Officer of BCAR, in writing before the Extraordinary General Meeting that you have revoked your proxy; or

●	you may attend the Extraordinary General Meeting, revoke your proxy, and vote, as indicated above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Who Can Answer Your Questions About Voting Your Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your BCAR Ordinary Shares, you may call Advantage Proxy, our proxy solicitor, by email at ksmith@advantageproxy.com. Individuals may also call Advantage Proxy toll free at 877-870-8565; banks and brokers can call 206-870-8565.

Redemption Rights

Pursuant to BCAR’s Current Charter, a holder of Public Shares may demand that BCAR redeem such Class A Ordinary Shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing the (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of the then outstanding Public Shares. As of July 6, 2026, this would have amounted to approximately $10.36 per share.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

●	hold Public Shares; and

●	prior to 5:00 pm Eastern Time, on July 27, 2026 (two business days prior to BCAR’s Extraordinary General Meeting), (a) submit a written request to Continental that BCAR redeem your Public Shares for cash; and (b) deliver your Public Shares to Continental, physically or electronically through DTC.

BCAR shareholders will be entitled to redeem their Public Shares for a full pro rata share of the trust account (currently anticipated to be approximately $10.36) net of taxes payable.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to BCAR’s Transfer Agent or deliver your shares to the Transfer Agent electronically using The Depository Trust Company’s DWAC (deposit/withdrawal at custodian) system, in each case, by two business days prior to the Extraordinary General Meeting.

Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a shareholder’s broker and/or clearing broker, Deposit Trust Company, and BCAR’s Transfer Agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is BCAR’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. BCAR does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their Class A Ordinary Shares before exercising their redemption rights and thus will be unable to redeem their Class A Ordinary Shares.

In the event that a shareholder tenders its Class A Ordinary Shares and decides prior to the consummation of the Business Combination that it does not want to redeem its Class A Ordinary Shares, the shareholder may withdraw the tender. In the event that a shareholder tenders Class A Ordinary Shares and the Business Combination is not consummated, these Class A Ordinary Shares will not be redeemed for cash and the physical certificates representing these Class A Ordinary Shares will be returned to the shareholder promptly following the determination that the Business Combination will not be consummated. BCAR anticipates that a shareholder who tenders Class A Ordinary Shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such Class A Ordinary Shares soon after the completion of the Business Combination.

If properly demanded by BCAR’s Public Shareholders, BCAR will redeem each share into a pro rata portion of the funds available in the trust account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the Record Date, this would amount to approximately $290,025,825.19. If you exercise your redemption rights, you will be exchanging your Public Shares for cash and will no longer own the Class A Ordinary Shares. If BCAR is unable to consummate the Business Combination by February 1, 2027 (or May 1, 2027 if the sponsor exercises its three-month extension option), then it will liquidate and dissolve and Public Shareholders would be entitled to receive approximately $10.36 per share upon such liquidation.

Tendering Ordinary Share Certificates in connection with Redemption Rights

BCAR is requiring the BCAR Public Shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to BCAR’s Transfer Agent, or to deliver their shares to the Transfer Agent electronically using Depository Trust Company’s DWAC (deposit/withdrawal at custodian) system, at the holder’s option prior to two business days immediately preceding the Extraordinary General Meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker $45.00 and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether BCAR requires holders seeking to exercise redemption rights to tender their Class A Ordinary Shares. The need to deliver Class A Ordinary Shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effected.

Any request for redemption, once made, may be withdrawn up to the time the vote is taken with respect to the Business Combination Proposal at the Extraordinary General Meeting. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the Extraordinary General Meeting not to elect redemption, he may simply request that the Transfer Agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not consummated for any reason, then Public Shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, BCAR will promptly return the share certificates to the public shareholder.

Appraisal Rights and Dissenters’ Rights

No appraisal or dissenters’ rights are available to BCAR’s shareholders in connection with the ordinary resolution to approve the Business Combination Proposal. However, in respect of the resolution to approve the Domestication Merger Proposal, under section 179 of the Companies Act, shareholders of a British Virgin Islands company ordinarily have dissenters’ rights with respect to a statutory merger. The Companies Act prescribes when shareholder dissenters’ rights will be available and sets the limitations on such rights. Where such rights are available, shareholders are entitled to receive fair value for their shares. However, regardless of whether such rights are or are not available, BCAR’s shareholders are still entitled to exercise the rights of redemption as detailed in this proxy statement/prospectus and the BCAR Board has determined that the redemption proceeds payable to BCAR’s shareholders who exercise such redemption rights represents the fair value of those shares. Please see the section entitled “Appraisal or Dissenters’ Rights.”

Regardless of whether dissenters’ rights are or are not available, Public Shareholders can exercise their Redemption Rights as described herein. The BCAR Board has determined that the redemption proceeds payable to Public Shareholders who exercise their Redemption Rights represent the fair value of the Public Shares.

Proxy Solicitation

BCAR is soliciting proxies on behalf of the BCAR Board. This solicitation is being made by mail but also may be made by telephone or in person. BCAR and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. BCAR will file with the SEC all scripts and other electronic communications as proxy soliciting materials. BCAR will bear the cost of the solicitation.

BCAR has engaged Advantage Proxy to assist in the solicitation process and will pay Advantage Proxy a fee of $12,500, plus disbursements.

BCAR will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. BCAR will reimburse them for their reasonable expenses.

BCAR Shareholders

As of the date of this proxy statement/prospectus, there are 41,200,000 BCAR Ordinary Shares issued and outstanding, which includes 200,000 Private Units and 12,000,000 BCAR Class B Ordinary Shares held by the Sponsor and its affiliates. As of the date of this proxy statement/prospectus, there is outstanding an aggregate of 14,100,000 BCAR Warrants, which consist of the 100,000 Private Placement Warrants and the 14,000,000 Public Warrants.

PROPOSAL No. 1

THE BUSINESS COMBINATION PROPOSAL

(1) Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution and adopt the Agreement and Plan of Merger, dated as of January 11, 2026 (the “Business Combination Agreement”), by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and a direct, wholly owned subsidiary of the Parent (“PubCo”), D. Boral Arc Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Parent (“Merger Sub”), and Exascale Labs Inc., a Delaware corporation (the “Company” or “Exascale”). Pursuant to the Business Combination Agreement: (1) subject to the conditions of the Business Combination Agreement, the Parent shall continue out of the British Virgin Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger (the “Domestication Merger”) of the Parent with and into PubCo, with PubCo as the surviving company pursuant to the BVI Business Companies Act, (Revised Edition 2020) as amended, of the British Virgin Islands and the applicable provisions of the Delaware General Corporation Law, as amended. Upon the Domestication Merger, PubCo shall change its name to “Exascale Labs Holdings Inc.”, and, thereafter (2) (a) the Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation, and (c) the surviving corporation shall become a wholly-owned subsidiary of PubCo (the “Acquisition Merger” and collectively with the Domestication Merger and the other agreements and transactions contemplated by the Business Combination Agreement, the “Business Combination”). We refer to this proposal as the “Business Combination Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

Background of the Business Combination

The terms of the Business Combination Agreement and related ancillary documents are the result of extensive negotiations between BCAR, Exascale and their respective representatives. The following is a brief description of BCAR’s formation, the background of BCAR’s previous attempts at a business combination, its negotiations with and evaluation of Exascale, the Business Combination Agreement, the Business Combination, and the related transactions. The following is not intended to be a list of all opportunities initially evaluated or explored or discussions held by BCAR, but rather summarizes the key meetings and events that led to the signing of the Business Combination Agreement with Exascale and includes all information that BCAR and Exascale consider material regarding the negotiation of the Business Combination. All dates and times referred to in the following chronology are Eastern Standard Time in the United States unless otherwise indicated.

Corporate History

On August 1, 2025, BCAR consummated its IPO of 25,000,000 BCAR Units at $10.00 per Unit, generating gross proceeds of $250,000,000. On August 11, 2025, the underwriters of the IPO notified BCAR of their partial exercise of the over-allotment option and purchased 3,000,000 additional BCAR Units at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $30,000,000. The over-allotment option closed on August 13, 2025. Each BCAR Unit consists of one Class A Ordinary Share, par value $0.0001 per share, and one-half of one warrant to purchase a Class A Ordinary Share. Simultaneously with the closing of the IPO, BCAR consummated the sale of 200,000 Private Units at a price of $10.00 per Private Unit in a private placement to the Sponsor generating proceeds of $2,000,000.

A total of $280,000,000 of the proceeds from the IPO and the sale of the Private Units was placed in a U.S.-based trust account maintained by Odyssey Transfer and Trust Company, acting as trustee (the “Trust Account”). The BCAR Units commenced public trading on July 31, 2025 on the Nasdaq Global Market, and the Class A Ordinary Shares and Public Warrants commenced separate public trading on August 20, 2025.

The BCAR IPO was conducted pursuant to a registration statement on Form S-1 that became effective on July 30, 2025.

Prior to the consummation of the IPO, neither BCAR, nor anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target regarding a business combination with BCAR.

Promptly following its IPO, BCAR commenced consideration and evaluation of potential target businesses with the objective of consummating a business combination. BCAR focused its search for potential target businesses by utilizing internal research and the networks of relationships of its management, board of directors and with professional service providers (including lawyers, accountants, consultants, and investment bankers). BCAR educated these parties on its structure as a special purpose acquisition company (“SPAC”) and its criteria for an acquisition. BCAR also responded to inquiries from investment bankers or other similar professionals who represented companies engaged in either a sale or financing process. On a regular basis, BCAR’s directors were updated with respect to the status of the search for a potential target for the business combination. Input received from BCAR’s directors was material to its management’s evaluation of a potential business combination.

From the closing of the IPO through the signing of the Business Combination Agreement with Exascale on January 11, 2025, representatives of BCAR contacted and were contacted by numerous individuals and entities with respect to business combination opportunities and engaged in discussions with several possible targets with respect to a potential business combination. The BCAR management team routinely updated the BCAR Board on new potential business combination candidates added to the management’s target search, candidates no longer considered, the progress of Exascale merger negotiations, and the expected date of the completion of the Business Combination Agreement.

In all, prior to the execution of the Business Combination Agreement, representatives of BCAR evaluated over 10 potential initial business combinations. BCAR executed more than 4 non-disclosure agreements on standard terms during the course, in addition to its non-disclosure and confidentiality agreement with Exascale dated as of August 11, 2025 (the “NDA”). Other than the letter of intent entered into with Exascale, BCAR did not entered into letters of intent with any other potential target companies.

One of the potential targets which BCAR considered, Company A, was a regulated and centrally-cleared trading venue dedicated to digital asset futures and options. BCAR was introduced to Company A by the Sponsor on September 3, 2025, after which BCAR determined to execute a non-disclosure agreement with Company A to continue discussions. BCAR conducted due diligence on Company A, including review of the overall business plan and licenses held, management team and capitalization structure, and historic and budgeted projected statements. Representatives of BCAR met with representatives of Company A on over five occasions via conference call. BCAR ultimately determined not to pursue Company A due to industry considerations, stage of the business, and capital needs to execute on growth objectives. The last correspondence between BCAR and Company A was on September 29, 2025, and there was no further communication, negotiation, or diligence conducted after that date.

Another potential target, Company B, was a data protection and infrastructure management company. Representatives of BCAR were contacted by management of Company B with regard to a potential business combination with Company B on August 11, 2025, after which BCAR determined to execute a non-disclosure agreement with Company B to continue discussions on August 11, 2025. BCAR conducted conference calls and virtual meetings with representatives of Company B on more than three occasions and engaged in due diligence on Company B. As a result of the discussions with Company B and BCAR’s due diligence, BCAR determined to end its pursuit of Company B as a potential target due to concerns over the capital requirements to execute the business plan, industry considerations, and proposed valuation. The last correspondence between BCAR and Company B was on August 20, 2025, and there was no further communication, negotiation, or diligence conducted after that date.

BCAR’s third potential target, Company C, was a mining company for critical metals. Representatives of BCAR were contacted by an investor that BCAR’s management had previous relationships with in regard to a potential business combination with Company C on September 23, 2025, after which BCAR determined to execute a non-disclosure agreement on September 24, 2025 with Company C to continue discussions. BCAR conducted conference calls and virtual meetings with representatives of Company C on more than ten occasions and engaged in due diligence on Company C. BCAR ultimately ceased discussions with Company C because the early stage of the company’s operations and capital intensive nature of the business, which BCAR determined was not advantageous to the SPAC at the time. The last correspondence between BCAR and Company C was on October 11, 2025, and there was no further communication, negotiation, or diligence conducted after that date.

BCAR’s fourth potential target, Company D, was a regional commuter airline company. BCAR was introduced to Company D by the management of Company D through BCAR’s underwriter on August 19, 2025, after which BCAR determined to execute a non-disclosure agreement on August 28, 2025 with Company D to continue discussions. BCAR conducted due diligence on Company D, including review of business plan, capital investments and projected capital needs, and historic and budgeted projected statements. Representatives of BCAR met with representatives of Company D on over three occasions via conference call. BCAR ultimately determined not to pursue Company D due to business plan considerations and differences around the minimum cash condition needed for the business. The last correspondence between BCAR and Company D was on August 28, 2025, and there was no further communication, negotiation, or diligence conducted after that date.

The Background of BCAR’s Interaction with Exascale

Negotiations with Exascale

On August 5, 2025, John Darwin, the CFO of BCAR, was introduced to Hoansoo Lee, the CEO of Exascale, through ARC Group via email. Mr. Darwin and Mr. Lee arranged for a call on August 8th, 2025.

On August 8, 2025, Mr. Darwin and Mr. Lee discussed the business plan of Exascale, the company’s growth plans and ambitions to be a publicly traded company, and capitalization necessary to achieve its business goals.

On August 11, 2025, Exascale and BCAR entered into the NDA to facilitate further discussions and diligence related to a potential business combination.

On August 14, 2025, John Darwin and Hoansoo Lee met in person in New York City to discuss the potential business combination. During this meeting, Mr. Darwin and Mr. Lee had preliminary discussions regarding Exascale’s valuation range, transaction structure of the Business Combination, and proposed timeline for completion of the Business Combination. In this discussion, Mr. Darwin and Mr. Lee discussed recurring revenue multiples, growth trajectory, and industry comparable considerations for valuations in a SPAC transaction.

On August 25, 2025, Exascale granted BCAR’s management and representatives access to Exascale’s online data room for purposes of BCAR’s preliminary due diligence, and BCAR commenced its preliminary due diligence of Exascale. The preliminary due diligence included a review of publicly available key competitor data and a review of the preliminary materials provided in the online data room and requests for follow-up data and information from Exascale, including Exascale’s management’s responses to due diligence questions;

On September 10, 2025, Mr. Lee emailed Mr. Darwin Exascale’s financial projections (the “Projections”) through fiscal year 2028. The projections were as follows:

Metric	2026E		2027E		2028E
Total Revenue	$20.0	M	$40.0	M	$80.0	M
YoY Growth	-		100%		100%
Gross Profit	$4.4	M	$10.8	M	$28.0	M
Gross Margin	22%		27%		65%
Operating Income	$(1.5	M)	$2.0	M	$14.7	M
Net Income	$(2.3	M)	$1.2	M	$11.3	M

Please see the section entitled “—Exascale’s Financial Projections” for additional details regarding the Projections.

On September 17, 2025, BCAR sent an initial draft of the letter of intent (the “LOI”) to Exascale, which reflected a proposed pre-Business Combination consolidated enterprise value of Exascale of $450 million. The initial valuation was determined by BCAR with an emphasis on the high revenue growth, overall market size of the industry, potential large scale contracts, and revenue projections of Exascale. For a discussion of BCAR’s valuation analysis, see the section entitled “—Summary of BCAR’s Financial and Valuation Analysis.” The LOI outlined the proposed terms for the Business Combination for discussion purposes, including, among other things, structuring considerations, and sources and uses of capital. The draft LOI contained a one-way exclusivity provision restricting Exascale from exploring an acquisition transaction for a period of 45 calendar days. The draft did not include any condition relating to minimum cash at closing or minimum cash in trust. The LOI also provided for key terms regarding lock-up arrangements with respect to securities of PubCo to be held by the Sponsor and the shareholders of Exascale.

On September 22, 2025, Exascale sent a markup of the LOI, which, among other things, (i) proposed a pre-Business Combination value of $500 million instead of $450 million, (ii) changed the exclusivity period from 45 days to 60 days, (iii) introduced a supervoting class of PubCo shares, the Class B Super Common Share, which will be held by Mr. Lee and other Exascale founders and have 20 votes per share, and (iv) included a minimum cash condition of $5.0 million.

On September 22, 2025, Mr. Darwin and Mr. Lee held a telephonic meeting during which they discussed the Exascale’s counter valuation of $500 million and Exascale’s other changes to the LOI, including the Class B Super Common Share. Mr. Lee also requested that BCAR include a provision in the LOI allowing Exascale to raise capital during the LOI exclusivity period.

Between September 22, 2025 and September 30, 2025, BCAR’s management team revisited its research and financial assumptions in connection with the Business Combination and discussed the proposed valuation with D. Boral Capital and ARC Group. While BCAR initially offered $450 million in consideration for Exascale, the ultimate valuation of $500 million was still within the valuation range set forth BCAR’s valuation analysis. See the section entitled “—Summary of BCAR’s Financial and Valuation Analysis.” BCAR’s initial offer was intended to anchor the starting point for the valuation discussion within the acceptable range for BCAR. Following negotiations, BCAR determined that $500 million was a fair valuation based on the existing revenue and contracts, Projections and the comparable company analysis performed by BCAR’s management. In addition, given that the success of Exascale, in BCAR’s management view, largely depends on the skill and investment of the founders, BCAR determined that it would be in the interest of BCAR’s shareholders for the Exascale founders to retain voting control of PubCo through the Class B Super Common Share following the closing of the Business Combination.

On September 30, 2025. BCAR sent a markup of the LOI to Exascale. The markup included a provision allowing Exascale to engage in non-routine transactions (each such transaction, a “Non-Routine Transaction”), including (i) negotiating, entering into and consummating commercial agreements with customers, suppliers, and strategic collaborators (including research, development, licensing and distribution arrangements), and (ii) evaluating and, if appropriate, consummating equity or equity-linked financings that do not (A) constitute a Competing Transaction (as defined in the LOI) or (B) result in any third party obtaining, at or prior to Closing, control of Exascale or a contractual right to block the Acquisition. The LOI provided BCAR the right to terminate the LOI if the Non-Routine Transaction had a materially adverse effect on the economic or other benefits of the Business Combination.

BCAR and Exascale executed the LOI on October 1, 2025.

BCAR, Exascale, Loeb & Loeb LLP (“Loeb & Loeb”) and Kesse PLC (“Kesse”) held a kick off call on October 7, 2025 to align on overall process, including due diligence and preparation of the business combination agreement.

On October 8, 2025, Mr. Darwin advised the BCAR Board via email of the progress on the Business Combination.

Exascale granted the Loeb & Loeb team access to the data room on October 8, 2025. Loeb & Loeb and BCAR sent an expanded due diligence request list to Exascale on October 13, 2025.

The Chief Executive Officer of Exascale and management from BCAR discussed transaction timing and the due diligence process on a phone call on October 22, 2025. Exascale began populating responses to requested information in the data room in the weeks that followed. Exascale and its counsel corresponded regarding status of legal due diligence and structure of the business combination.

On November 12, 2025, Loeb & Loeb sent an initial draft of the business combination agreement to Exascale and its counsel. Subsequently and until the execution of the Business Combination Agreement on January 11, 2026, representatives of Loeb & Loeb and Kesse exchanged multiple drafts of the Business Combination Agreement and related ancillary documents and also engaged in multiple conversations and communications. The principal terms of the Business Combination Agreement and related ancillary documents negotiated during such time related to, among other things, (i) the structure and terms of the Merger, (ii) the scope of representations, warranties and covenants made by each of Exascale and BCAR, (iii) the closing conditions and approvals required to consummate the Business Combination, (iv) certain provisions related to the transaction financing, (v) certain reorganization steps to be undertaken by BCAR prior to the closing of the Business Combination, (vi) the conversion mechanics of Exascale’s SAFEs, and (vii) the scope of the terms of the Parent Support Agreement, Company Shareholder Support Agreement, and Company Shareholder Lock-up Agreement and other ancillary documents relating to the Business Combination.

On November 25, 2025, the parties agreed to extend exclusivity for an additional thirty days pursuant to the LOI.

On December 2, 2025, Kesse sent preliminary comments on the business combination agreement to BCAR and Loeb & Loeb. In the weeks that followed, Kesse and Loeb & Loeb traded drafts of the business combination agreement.

BCAR and Exascale had a call with their respective outside counsel on December 24, 2025 with the goal of resolving all open points in the business combination agreement. These points included the following:

1)	Which party would bear tax liability for a pre-closing reorganization where BCAR would be domiciled in Delaware;

2)	Timing for delivery of audited financials of Exascale;

3)	BCAR’s right to terminate the business combination agreement if audited financials were not delivered by a certain date; and

4)	The scope of the definition of an “Alternative Transaction”, which impacts the scope of the no-shop provisions in the business combination agreement.

The parties exchanged drafts of the business combination agreement to resolve these and other issues. Numerous conversations between the Chief Executive Officer and management of BCAR occurred during the days following the all hands call. Drafts of ancillary agreements, such as the support agreements, lock-up agreements and disclosure schedules were exchanged from December 30th, 2025 through January 10, 2026.

On January 10, 2026, the BCAR Board met via video conference. In attendance were all members of the BCAR Board. Following a presentation by the BCAR management team, and deliberations by members of the BCAR Board, the BCAR Board unanimously approved BCAR’s entry into the Business Combination Agreement and ancillary documents, as well as other corporate matters in connection with the Business Combination.

On January 11, 2026, the sole director and sole shareholder of Merger Sub adopted the respective written resolutions approving the Business Combination Agreement and the transactions contemplated therein, as well as other corporate matters in connection with the Business Combination.

On January 11, 2026, BCAR, Exascale, PubCo and Merger Sub executed the Business Combination Agreement and other related transaction agreements.

On January 13, 2026, prior to market open, BCAR and Exascale issued a joint press release announcing the Business Combination. On January 13, 2026, BCAR filed a Current Report on Form 8-K that included the Business Combination Agreement, other agreements entered into in connection with the Business Combination, and a joint press release as exhibits.

Exascale’s Financial Projections

BCAR and Exascale do not, as a matter of general practice, publicly disclose long-term forecasts or internal projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, prior to approval by the BCAR Board on January 10, 2026, and the execution of the Business Combination Agreement and related agreements, Exascale provided BCAR with recently prepared, internal financial projections for each of the years in the three-year period ending December 31, 2028. The financial projections presented in this proxy statement/prospectus constitute the entirety of the financial forecasts presented to the BCAR Board in approving the Business Combination. The decision to prepare projections until 2028 was based on Exascale management’s assessment that such three year revenue forecast was a reasonable time period for the projections. As further discussed below, the financial statements are based solely on assumptions regarding growth rates. Exascale is an early-stage company with limited operations. Exascale has historically generated revenue since the third quarter of 2023 and has grown revenue in each subsequent quarter with an average of 70%+ revenue growth quarter over quarter. Revenue projections for each business line and corresponding margins were benchmarked against estimated U.S. market size gathered from primary and secondary industry research. A summary of the financial projections is set forth below.

The projected financial information was not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants, but, in the view of BCAR’s management, reflects currently available estimates and assumptions, was prepared on a reasonable basis and presents, to the best of management’s knowledge and belief, the expected implementation of Exascale’s business plan and the expected future financial performance, in each case at the time such information was provided to the BCAR Board, which may be different from the information currently available at the time of filing this proxy statement/prospectus. Further, Exascale affirmed to BCAR that the financial projections reflect the view of Exascale’s management about its future performance as of April 20, 2026. However, the financial projections are not a statement of fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.

The inclusion of the financial projections should not be deemed an admission or representation by BCAR, or Exascale or any of their respective officers, directors, affiliates, advisors, or other representatives with respect to such financial projections. The financial projections are not included to influence your views on the Business Combination and are summarized in this proxy statement/prospectus solely to provide shareholders access to certain non-public information considered by the Exascale Board in connection with its evaluation of the Business Combination and provided to the BCAR Board in connection with its consideration of the Business Combination. The information from the financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Exascale in this proxy statement/prospectus.

The projected financials were prepared by Exascale’s management. BCAR’s management was not involved in the development of any of the below Exascale projections and assumptions, and independently discussed, reviewed, confirmed or verified a limited number of such assumptions, or the reasonableness thereof. No independent auditors have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the financial projections and, accordingly, neither BCAR’s nor Exascale’s independent auditors express an opinion or any other form of assurance with respect thereto or its achievability, and each assumes no responsibility for, and disclaims any association with, the financial projections. The audit reports included in this proxy statement/prospectus relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.

The key elements of the Exascale’s projections provided to BCAR and relied upon by BCAR in its valuation analysis are set forth in the table below:

Metric	2026E		2027E		2028E
Total Revenue	$20.0	M	$40.0	M	$80.0	M
YoY Growth	-		100%		100%
Gross Profit	$4.4	M	$10.8	M	$28.0	M
Gross Margin	22%		27%		65%
Operating Income	$(1.5	M)	$2.0	M	$14.7	M
Net Income	$(2.3	M)	$1.2	M	$11.3	M

(1)	All amounts are estimates as of the date such projections were prepared.

The projections assume moderate growth in 2026 relative to Exascale’s 2025 unaudited annual recurring revenue run rate of $15m and then overall compounded average growth of 58.7% from 2026-2028.

The financial projections were prepared using a number of assumptions, including the following assumptions that Exascale’s management believes to be material:

●	expansion within existing customer accounts;

●	new customer acquisitions, particularly enterprise accounts;

●	potential large contract wins currently in advanced discussions;

●	market share gains in the high-growth AI compute sector; and

●	Additional hires of technical and management team members to support growth.

Exascale financial projections are contingent upon many assumptions, as outlined above, some of which may prove incorrect, and may cause Exascale to incur substantial costs, or require Exascale to change its business practices that materially change results under the scenarios covered by the financials projections. In general, these contingencies include, but are not limited to:

●	meeting milestones and successful development of Exascale’s products;

●	negotiating and securing planned joint ventures;

●	ability to achieve anticipated reductions in capital expenditures from production process innovations;

●	new laws, regulations and government policies both domestically and internationally;

●	AI adoption in line with internal expectations of forecasted market size; and

●	ability to offer products that can compete in the highly competitive AI industry.

In addition to the foregoing, the BCAR Board considered the recent volatility within the AI industry and the AI infrastructure industry (including power and supply constraints and related price impacts) but determined that the impact would be mitigated on an “asset-light” model such as Exascale that does not rely on heavy capital investment into data centers or AI training. Further, the BCAR Board also discussed Exascale’s ability to scale it operations up with its limited executive management team and employees. The BCAR management team and Exascale management team had multiple discussions throughout the business combination negotiation period about Exascale hiring additional support to accelerate growth.

The financial projections also reflect continued investment in research and development to address market opportunities. While research and development, sales and marketing and general, and administrative expenses are expected to increase in absolute dollars as Exascale grows, such expenses are expected to represent a smaller percentage of revenue as Exascale scales, contributing to improvements in EBITDA margin over time.

Although the assumptions and estimates on which the financial projections for revenues and costs are based are believed by Exascale’s management to be reasonable and based on the best then available information, the financial projections are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Exascale’s and BCAR’s control. In addition, the financial projections relate to a business model with a limited track record. There will be differences between actual and projected results, and actual results may be materially less than those contained in the projections. Since the projections cover multiple years, such information by its nature becomes less predictive with each successive year. There are many risks associated with such long term forecasts including uncertainties related to the timing of completion of product development, future market growth, market penetration, and the timing and impact of future competition. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, these financial projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the section entitled “Risk Factors” in this proxy statement/prospectus.

Summary of BCAR’ Financial and Valuation Analysis

The following is a summary of the material financial and valuation analyses presented to and reviewed by the BCAR Board in connection with the valuation of Exascale in the Business Combination. BCAR’s management team led by John Darwin, the CFO, prepared the valuation analysis of Exascale set forth in this section between August 15, 2025 and September 17, 2025. The summary set forth below does not purport to be a complete description of the financial and valuation analyses reviewed or factors considered by BCAR’s management, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by the BCAR Board. BCAR may have deemed various assumptions more or less probable than other assumptions. Some of the summaries of the financial analyses set forth below include information presented in tabular format. Considering the data in the tables specified below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying BCAR’s financial analyses and the recommendation of the BCAR Board. BCAR’s management, its advisors, or the BCAR Board did not performed any other valuation analysis of Exascale beyond the comparable company analysis and valuation benchmarking of the comparable companies described on this section.

The valuation analyses reviewed by the BCAR Board were conducted based upon numerous material assumptions with respect to, among other things, the market size, commercial efforts, industry performance, general business and economic conditions and numerous other matters, many of which are beyond the control of BCAR, Exascale or any other parties to the Business Combination. None of BCAR, Exascale or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Exascale do not purport to be appraisals or reflect the prices at which Exascale or PubCo shares may actually be valued or trade in the open market after the consummation of the Business Combination. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analysis are inherently subject to substantial uncertainty.

While valuation benchmarking for an earlier stage, high-growth company is more difficult than a larger publicly traded company, the valuation analysis performed by BCAR utilized the comparable companies analysis. Exascale’s valuation has increased in line with its revenue growth and trajectory with support from other notable venture capital firms. After receiving the initial projections, the BCAR management team considered whether to use discounted cash flow (“DCF”) analysis for valuation purposes. BCAR determined that using DCF analysis was not advisable for the following reasons: (i) estimating a sustainable long-term growth rate is problematic given the AI infrastructure industry’s nascency and the potential for market paradigm shifts, (ii) selecting an appropriate discount rate is difficult due to the industry’s inherent risks, such as regulatory uncertainty and cyber threats, which make risk-adjusted discount rates highly subjective, and (iii) projecting future cash flows is difficult due to unpredictable revenue streams and the fast evolution of the industry, which makes long term forecasting speculative. As a result, BCAR did not perform DCF analysis in connection with the evaluation of the Business Combination. In discussions with the BCAR Board, the BCAR management team highlighted that DCF analysis was not used in the financial analysis on account of the methodology’s heavy reliance on long-term forecasts, subjective inputs, and uncertain assumptions.

BCAR also considered Exascale’s last two most recent private funding rounds (which had implied an enterprise value in the range of $150,000,000 and $300,000,000 respectfully) as a reference point for valuation purposes. In its review, the BCAR board and financial advisors noted that the previous private financing, completed in the fourth quarter of 2024, had involved a sophisticated group of institutional investors. The following round, which was launched in second quarter of 2025 (“Q2 2025”) and completed in fourth quarter of 2025 (“Q4 2025”), was also led by a sophisticated institutional investor. The terms and implied valuation from that round provided a relevant market-based benchmark for assessing Exascale’s enterprise value in the proposed Business Combination.

Since the completion of that previous financing round, Exascale had achieved several notable milestones. Specifically, Exascale secured additional strategic partnerships with key industry participants, which broadened its commercial relationships and market reach. In addition, Exascale demonstrated recurring revenue growth, including an approximately 58% increase in annualized recurring revenue (“ARR”) over the period from Q2 2025 to Q4 2025. The BCAR management team viewed these developments as indicative of positive business momentum and fundamental value creation, which supported the ultimate valuation ascribed to Exascale in the context of the business combination negotiations.

In light of the inadequacy of alternative valuation methodologies, the BCAR management team determined that valuation benchmarking was more appropriate for an early stage, high growth company with contract backlog. For more information, please see “Risk Factors – Our use of valuation benchmarking as the sole methodology in the determination of Exascale’s enterprise value, and our reliance on a peer group of comparable companies comprised of companies with significantly larger market capitalization, longer operating histories, and greater revenues than Exascale, may result in an inaccurate assessment of Exascale’s fair value.” The enterprise multiples vary for the public companies and the BCAR management team determined that for a company at Exascale’s stage of development, taking into account both the implied valuation from Exascale’s last private round and the subsequent operational and financial achievements, a larger enterprise multiple reflected an appropriate premium to the prior financing in light of Exascale’s strengthened business prospects.

The following quantitative information, to the extent that it is based on market data, is not necessarily indicative of current market conditions.

Comparable Company Analysis

For the purpose of this valuation assessment, the management and board of directors of BCAR took into account two comparable company sets weighted as follows: (a) primary comparable companies (high growth private market and public AI infrastructure)and (b) secondary comparable companies (cloud infrastructure and later stage AI-adjacent companies).

The table below sets forth the comparable companies selected as part of the financial analyses of Exascale.

Comparable Company	Description

Primary Comparable Companies (High-Growth AI Infrastructure)

CoreWeave, Inc. (“CoreWeave”)	CoreWeave is a specialized cloud infrastructure provider offering GPU-accelerated computing services for artificial intelligence, machine learning, visual effects rendering, and high-performance computing applications.

Lambda Labs, Inc. (“Lambda”)	Lambda Labs is a cloud computing company providing GPU infrastructure and workstations optimized for deep learning, artificial intelligence research, and machine learning model training and deployment

Together AI, Inc. (“Together AI”)	Together AI is a cloud platform company providing infrastructure and tools for building, training, and deploying generative artificial intelligence models, offering access to open-source large language models and customizable AI solutions.

Modal Labs, Inc. (“Modal”)	Modal is a cloud computing platform providing serverless infrastructure for running and deploying machine learning workloads, enabling developers to execute AI and data processing tasks without managing underlying infrastructure.

Secondary Comparable Companies (Cloud Infrastructure and AI-Adjacent)

Cloudflare, Inc. (“Cloudflare”)	Cloudflare is a global network services company providing content delivery network (CDN), internet security, DDoS mitigation, and distributed cloud computing services, with significant AI inference and edge computing capabilities.

Snowflake, Inc. (“Snowflake”)	Snowflake is a cloud-based data platform company providing data warehousing, data lake, and data sharing services with integrated AI and machine learning capabilities for large-scale data processing and analytics.

The key selection criteria used to determine the comparable companies included, among others, the following factors: (i) the products and services offered, (ii) business model similarity in revenue recurrence, (iii) revenue growth profile, and/or (iv) gross margin. Companies were selected because they demonstrate (a) similar product and service offerings as Exascale’s, and/or (b) leading technology applied in their respective product and service offerings. The comparable companies were broken down into two distinct sets of public companies, which can be summarized as follows:

Primary Comparable Companies (High-Growth AI Infrastructure): These selected companies develop and provide services in the AI infrastructure industry similar to Exascale. These companies face similar macro trends driven by business innovation and digital transformation and are generally expected to have comparable estimated or actual revenue growth in 2026 as Exascale or experienced similar growth trajectories with benchmarked valuation through investment or acquisition at a similar stage.

Secondary Comparable Companies (Cloud Infrastructure and AI-Adjacent): These selected companies provide products and services that are either similar to Exascale’s but different company stage and revenue growth or different products and services but share similar characteristics in terms of recurring revenue streams and industry size or addressable markets.

Valuation Benchmarking

The BCAR Board reviewed an analysis of the estimated total enterprise value/annual recurring revenue and estimated total enterprise value of each of the comparable companies in the primary comparable company set and the secondary comparable company set. Exascale does not currently generate EBITDA and is a hyper growth company based on the revenue growth quarter-over-quarter. The Board and management did not rely on EBITDA multiples or analysis in the valuation of Exascale and instead focused on revenue and ARR multiples. These were estimates based on publicly available information as of August 30, 2025.

The estimated revenue multiples of enterprise value are summarized in the table below:

	Exascale		Modal		Cloudflare		Snowflake		CoreWeave		Lambda		Together AI
Enterprise Value / 2025E Annual Recurring Revenue (or last ARR)(1)	33.3	x	64.0	x	34.1	x	16.9	x	12.9	x	6.0	x	54.2	x

(1)	The enterprise values set forth in this table are estimates based on publicly available information, including estimates for 2025E recurring revenue for both public and private companies.

The following table sets forth the average estimated total enterprise value/2025E Annual Recurring Revenue (EV/ARR) for the benchmarking group:

Company	EV/2025E Revenue
Exascale	33.3	x
Modal	64.0	x
Cloudflare	34.1	x
Snowflake	16.9	x
CoreWeave	12.9	x
Lambda	6.0	x
Together AI	54.2	x

The following table sets forth a comparison of Exascale’s actual December 31, 2025 ARR with the estimated 2025E amount:

	2025A	2025E
ARR	14.2M	15.0M

The difference between the actual ARR for the year ended December 31, 2025 and the estimated amount was due to the following:

●	Contracts closing in the end of the quarter vs. beginning so not capturing the full revenue in the audited revenue numbers for the quarter

●	Additional customer agreements being delayed into the next year

Considering that Exascale’s substantial revenue growth rate relative to comparable later-stage adjacent businesses, the BCAR Board concluded that Exascale’s enterprise value as multiples of 2025E annual recurring revenue represented an attractive valuation relative to the enterprise value as multiples of estimated or actual 2025 recurring revenue of primary comparable companies (High-growth AI infrastructure) and secondary comparable companies (Cloud infrastructure and AI-Adjacent). While noting the high variance in enterprise value as multiples of estimated or actual 2025 EBITDA of comparable companies, the BCAR management team determined that the stage of Exascale’s growth was most similar to high-growth companies such as Together AI and Modal so determined that the higher revenue multiple was appropriate.

The results of the above-referenced analyses supported the BCAR Board’s determination that, based on a number of factors, it was fair to and in the best interests of BCAR and its shareholders, and that it was advisable, to enter into the Business Combination Agreement and the ancillary documents to which BCAR is, or will be, a party and to consummate the transactions contemplated thereby (including the Business Combination). For additional information, see the section of this proxy statement/prospectus titled “BCAR’s Board of Directors’ Reasons for the Approval of the Business Combination”.

BCAR Board of Directors’ Reasons for the Approval of the Business Combination

As described under “— Background of the Business Combination” above, in evaluating the Business Combination, the BCAR Board consulted with BCAR’s management and financial and legal advisors. In reaching its unanimous decision to approve the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement, the BCAR Board considered a range of factors, including but not limited to, the factors discussed below. In light of the complexity of those factors, the BCAR Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the BCAR Board may have given different weight to different factors. Certain information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, the BCAR Board discussed and reviewed the results of the due diligence conducted by its management and advisors, which included:

●	extensive meetings and calls with the management team and advisors of Exascale;

●	detailed analysis on the AI-compute and AI-infrastructure industry and market size;

●	Exascale’s current capitalization, prior funding rounds and valuation, and notable VC investors throughout their history;

●	management team analysis and background on third parties engaged for legal and audit work;

●	revenue scalability and financial forecast relative to other comparable companies;

●	capital expenditure to achieve financial forecast and ability to sustain the revenue growth rate;

●	valuation metrics and considerations for comparable companies;

●	review of material contracts, partnerships and other material matters; and

●	financial, tax, legal, insurance, accounting, operational, business and other due diligence.

The officers and directors of BCAR have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background enabled such officers and directors of BCAR to make the necessary analyses and determinations regarding the Business Combination.

The BCAR Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following factors:

Positive Factors

●	Proven Existing Management Team. Exascale has an experienced management team with a proven track record of operational excellence. BCAR is confident in the management team’s deep industry knowledge and strategic vision and believe that the BCAR and Exascale teams will form a collaborative and effective long-term partnership that is positioned to create and enhance stockholder value going forward.

●	Defensible Revenue Model. Exascale has demonstrated significant revenue growth each quarter and secured large scale, multi-year contracts. BCAR is confident in Exascale’s ability to continue growing its revenue base and also maintaining the recurring revenue from existing contracts.

●	Strong Market Dynamics. The AI compute infrastructure market is large and growing with increasing enterprise AI adoption. BCAR believes Exascale is uniquely positioned to capture this market growth.

●	Capital Needs at Closing. The BCAR Board reviewed the capital needs in the merger consideration and minimum cash at closing condition requirement as a positive for potential to close the transaction and minimize dilution through additional equity raise at closing.

●	Terms of the Business Combination Agreement. The BCAR Board reviewed the financial and other terms and conditions of the Business Combination Agreement, including the consideration to be issued to the Exascale Securityholders in connection with the Business Combination, and determined that they were reasonable and were the product of arm’s-length negotiations among the parties.

●	Shareholder Approval. The BCAR Board considered the fact that in connection with the Business Combination BCAR’s shareholders have the option to (i) remain shareholders of BCAR, (ii) sell their shares on the open market or (iii) redeem their shares.

●	Independent Director Role. The BCAR Board is comprised of a majority of independent directors who are not affiliated with the Sponsor and its affiliates. In connection with the Business Combination, BCAR’s independent directors took an active role in evaluating the proposed terms of the Business Combination, including the Business Combination Agreement and the related agreements. BCAR’s independent directors evaluated and approved, as members of the BCAR Board, the Business Combination Agreement and the related agreements and the transactions contemplated thereby.

●	Other Alternatives. The BCAR Board’s belief is that the Business Combination Agreement represents the best potential business combination for BCAR based upon the process utilized to evaluate and assess other potential acquisition targets, and BCAR’s board of directors’ and management’s belief that such processes had not presented a better alternative.

Negative Factors

The BCAR Board also identified and considered the following factors and risks weighing negatively against pursuing the Business Combination, although not weighted or in any order of significance:

●	Benefits Not Achieved. The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

●	Liquidation of BCAR. The risks and costs to BCAR if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in BCAR being unable to effect an initial business combination by February 1, 2027 (or May 1, 2027 if the Sponsor exercises its three-month extension option), and force BCAR to liquidate.

●	Exclusivity. The fact that the Business Combination Agreement includes an exclusivity provision that prohibits BCAR from soliciting other business combination proposals, which restricts BCAR’s ability, so long as the Business Combination Agreement is in effect, to consider other potential business combinations.

●	Shareholder vote. The risk that BCAR’s shareholders may fail to provide the votes necessary to effect the Business Combination.

●	Limitations of review. The BCAR Board considered that they were not obtaining an opinion from any independent investment banking or accounting firm that the consideration to be received by the Exascale Securityholders is fair to BCAR or its shareholders from a financial point of view. Accordingly, the BCAR Board considered that BCAR may not have properly valued Exascale.

●	Closing conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within BCAR’s control, including approval by BCAR’s shareholders and approval by Nasdaq of the initial listing application in connection with the Business Combination.

●	Fees and expenses. The fees and expenses associated with completing the Business Combination.

●	Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

●	Other risks. Various other risks associated with the Business Combination, the business of BCAR and the business of Exascale described under the section entitled “Risk Factors.”

In addition to considering the factors described above, the BCAR Board also considered that the Insiders may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of BCAR’s shareholders. BCAR’s independent directors reviewed and considered these interests during the negotiation of the Business Combination Agreement and in evaluating and approving, as members of the BCAR Board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination. The BCAR Board concluded that the potential benefits that it expected BCAR and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the BCAR Board determined that the Business Combination Agreement, the Business Combination and the other transactions contemplated under the Business Combination Agreement, were advisable, fair to, and in the best interests of, BCAR and its shareholders.

Although BCAR did not obtain a fairness opinion in connection with the Business Combination Agreement, BCAR received certain financial statements and projections from Exascale and had multiple discussions with the management of Exascale regarding Exascale’s projected performance. This information gave the comfort around Exascale’s business and prospective performance on a go-forward basis. Additionally management of BCAR reviewed contracts and purchase orders that Exascale has in place with various parties. The BCAR Board was comfortable that Exascale was positioned to generate revenue and profitability at good margins. One of the key factors the BCAR Board focused on was Exascale’s strong margin profile, with minimal capital expenditure.

The BCAR Board believed the Business Combination was in the best interests of the shareholders of BCAR. The BCAR Board was interested in maximizing value for BCAR’s shareholders and desired to consummate the Business Combination because it believed that Exascale is well positioned to capitalize on the macroeconomic factors of AI data center growth and infrastructure surrounding the sector. The BCAR Board also believed that Exascale’s strategic relationships are compelling and provide upside value to BCAR’s shareholders and potential new investors.

Based on the foregoing the BCAR Board recommended BCAR’s entry into the Business Combination Agreement.

Exascale’s Reasons for the Business Combination

Exascale evaluated a range of strategic alternatives with the objective of positioning Exascale to execute its long-term growth strategy, strengthen its competitive position and enhance its ability to deliver scalable, reliable AI compute infrastructure and related services in a rapidly evolving market. These alternatives included remaining a private company and continuing to raise capital through private financings, pursuing a traditional initial public offering, pursuing a traditional merger, and entering into a business combination with a SPAC.

In evaluating these alternatives, Exascale considered, among other factors, prevailing market conditions, the capital requirements of its business model, execution certainty, timing considerations and the strategic benefits associated with becoming a publicly traded company. After considering these factors, Exascale determined that entering into the proposed Business Combination represented a compelling opportunity to advance its business objectives. The following is a non-exhaustive list of Exascale’s reasons for the Business Combination.

Market Opportunity and Business Model Considerations

Exascale operates in a market characterized by strong and growing demand for AI compute infrastructure, persistent supply constraints for advanced GPUs, and increasing physical constraints related to power availability, cooling capacity and deployment timelines. Exascale’s asset-light, software-defined platform aggregates and manages GPU capacity sourced from third-party data centers and differentiates through its proprietary orchestration software, operational tooling and service offerings, including GaaS and related Infrastructure Solutions offerings, designed to optimize performance, utilization and reliability for AI workloads.

Exascale believes that successfully scaling this model requires access to capital to support working capital needs, secure GPU capacity under commercial arrangements, integrate deployments across multiple facilities and continue investing in Exascale’s platform and operational capabilities. Exascale also believes that the competitive dynamics of the AI infrastructure market favor participants that can demonstrate scale, reliability and long-term operating stability.

Access to Capital and Capital-Efficient Growth

A principal reason for entering into the Business Combination is to obtain access to the public capital markets in a manner that Exascale believes provides greater execution certainty and flexibility than alternative financing options. The proceeds from any offerings PubCo conducts as a public company are expected to be used to support PubCo’s plans to:

●	scale GPU capacity sourcing and deployments in a supply-constrained environment;

●	expand PubCo’s platform and related enterprise offerings;

●	fund working capital needs associated with customer onboarding, capacity commitments and service delivery; and

●	support continued investment in operational execution and infrastructure.

Exascale believes that its business can be scaled in a capital-efficient manner if supported by sufficient liquidity and access to public capital over time.

Acceleration of Go-to-Market and Customer Growth

Exascale also believes that the Business Combination will accelerate its go-to-market strategy and customer growth across multiple customer segments, including foundation model developers, AI-native enterprises, academic and research institutions, AIDC operators and other infrastructure participants. In addition to providing GPU compute services, Exascale offers revenue-generating GPU cluster management services to AIDC operators, and Exascale’s management believes that additional resources and visibility will support broader adoption of these offerings and facilitate customer engagement for Exascale’s Infrastructure Solutions offerings.

Exascale expects that public-company status may enhance its credibility with enterprise customers, suppliers and facility partners, particularly in infrastructure markets where counterparties often evaluate scale, governance and perceived long-term viability when entering into commercial relationships.

Capital-Efficient Scaling of an Asset-Light Model

Exascale’s business model relies on third-party data center facilities, GPU hardware resources, and the associated baseline infrastructure and hardware operations services, rather than owning and operating data center real estate. While this asset-light approach is intended to reduce upfront capital intensity, scaling Exascale’s platform requires working capital and commercial flexibility to secure GPU capacity, integrate deployments across multiple facilities and manage deployment timelines in coordination with customers and facility partners. Exascale believes that the Business Combination will provide improved access to capital and liquidity to support these activities and enable it to scale its platform in a capital-efficient manner while maintaining operational flexibility.

Support for Commercialization of Infrastructure Solutions Offerings

Exascale has developed certain Infrastructure Solutions offerings related to next-generation AI infrastructure, including modular data center, advanced liquid cooling, HVDC power and energy storage solutions. Exascale’s management believes these offerings are ready to support customer deployments as of the date of this proxy statement/prospectus, although they have not generated revenue to date. Exascale believes that the Business Combination will provide a platform to support the commercialization of these offerings in a disciplined and capital-efficient manner, primarily through partnerships, joint ventures, systems integration, contract manufacturing and other collaborative structures, supported by access to public capital markets following the completion of the Business Combination.

Transaction-Specific Considerations

In addition to the strategic considerations described above, Exascale considered transaction-specific factors, including:

●	the timing and execution certainty of the Business Combination relative to alternative financing paths, including a traditional initial public offering or additional private financings; and

●	the experience, sector focus and relationships of the Sponsor and its affiliates, which Exascale believes may facilitate access to suppliers, customers and strategic partners.

In evaluating the Business Combination, Exascale also considered a number of potential risks and uncertainties associated with the Business Combination, including the following:

Redemption Risk and Capital Uncertainty

Exascale considered the risk that a significant portion of BCAR’s Public Shareholders could elect to redeem their BCAR Ordinary Shares in connection with the Business Combination, which could reduce the amount of cash available at the Closing and limit the capital resources available to support Exascale’s business plan. Exascale also considered the uncertainty associated with the ultimate level of redemptions and the extent to which additional financing arrangements would be required to offset any such redemptions.

Market Volatility and Post-Closing Trading Risks

Exascale considered the risk that PubCo’s securities may experience significant price volatility following the completion of the Business Combination and that a liquid trading market may not develop or be sustained. Exascale also considered broader market conditions affecting technology and AI-related companies, which could negatively impact investor sentiment, valuation and access to follow-on capital.

Public Company Readiness and Ongoing Costs

Exascale considered the additional costs, management time and operational complexity associated with becoming and remaining a public company, including compliance with SEC reporting requirements, internal controls, corporate governance obligations and investor relations activities. Exascale also considered the risk that these requirements could divert management attention from executing Exascale’s business strategy, particularly during the early post-Closing period.

Sponsor and Structural Considerations

Exascale considered the economic interests of the Sponsor and its affiliates, which may differ from those of Exascale’s stockholders, including incentives that could encourage completion of the Business Combination even if alternative outcomes might be more favorable to Exascale under certain circumstances. Exascale also considered the structural features of BCAR, including promote economics and warrant overhang, and their potential impact on post-Closing capitalization and market perception.

Timing and Execution Risk

Exascale considered the risk that delays in completing the Business Combination, regulatory review, or failure to satisfy Closing conditions could adversely affect Exascale’s operations, financing plans or strategic initiatives. Exascale also considered the risk that transaction execution could be affected by market conditions outside the control of the parties.

Alternatives Foregone

Exascale considered that entering into the Business Combination could limit its ability to pursue alternative financing or strategic transactions in the near term, including additional private financings or a traditional initial public offering, and that such alternatives could become more attractive if market conditions improved.

Based on these considerations, Exascale concluded that the Business Combination offered a favorable balance of access to capital, strategic flexibility and execution certainty, and represented an attractive path to support Exascale’s long-term growth strategy.

Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination

Certain of BCAR’s directors and executive officers may be deemed to have interests in the transactions contemplated by the Business Combination Agreement that are different from, or in addition to, those of BCAR’s shareholders generally. These interests may present these individuals with certain potential conflicts of interest. BCAR’s independent directors reviewed and considered these interests during their evaluation and negotiation of the Business Combination and in unanimously approving, as members of the BCAR Board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination. The BCAR Board concluded that the potential benefits that it expected BCAR and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. When you consider the recommendation of the BCAR Board in favor of approval of the Business Combination, you should keep in mind that BCAR’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

●	If the proposed Business Combination is not consummated by February 1, 2027 (or May 1, 2027 if the sponsor exercises its three-month extension option), then we will be required to liquidate. In such event, the 12,000,000 BCAR Class B Ordinary Shares, which were acquired by BCAR’s sponsor, MFH 1, LLC (the “Sponsor”), prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such BCAR Class B Ordinary Shares had an aggregate market value of approximately $126,120,000 based on the closing price of BCAR’s Public Shares of $10.51 on Nasdaq as of July 2, 2026. As a result of the nominal price of $0.002 per Class B Ordinary Share paid by the Sponsor compared to the recent market price of BCAR Class A Ordinary Shares, the Sponsor is likely to earn a positive rate of return on their investments in the Class B Ordinary Shares even if the holders of BCAR’s Class A Ordinary Shares experience a negative rate of return on their investments in the Class A Ordinary Shares.

●	If the proposed Business Combination is not consummated by February 1, 2027 (or May 1, 2027 if the sponsor exercises its three-month extension option), then 200,000 private placement units (the “Private Units”) purchased by the Sponsor for a total purchase price of $2,000,000, will be worthless. Such Private Units had an aggregate market value of approximately $2,400,000 based on the closing price of BCAR Units of $12.00 on Nasdaq as of July 2, 2026.

●	The Sponsor invested an aggregate of $2,025,000 in BCAR, comprised of the $25,000 purchase price for the Founder Shares and $2,000,000 purchase price for the Private Units. The amount held in BCAR’s trust account was approximately $290,025,825.19 on the Record Date, implying a value of $10.36 per public share. Based on the trust account balance as of the Record Date, each PubCo Class A Common Stock would have an implied value of $4.80 per share upon consummation of the Business Combination, representing a 53.69% decrease from the initial implied value of $10.36 per public share. While the implied value of $4.80 per share upon consummation of the Business Combination would represent a dilution to our Public Shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Founder Share. At approximately $4.80 per share, the 12,200,000 PubCo Class A Common Stock that the Sponsor and its affiliates would own upon consummation of the Business Combination would have an aggregate implied value of $58,527,111.74. As a result, even if the trading price of PubCo Class A Common Stock significantly declines, the value of the PubCo Class A Common Stock held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. For more information, please see “Risk Factors – The nominal purchase price paid by the Sponsor and directors and officers of BCAR for the Founder Shares may significantly dilute the implied value of the Public Shares in the event the parties complete an initial business combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of BCAR paid to purchase such shares in the event the parties complete an initial business combination, even if the Business Combination causes the trading price of the PubCo Class A Common Stock to materially decline.”

●	If the proposed Business Combination is not consummated, then 1,000,000 BCAR Class A Ordinary Shares (the “Representative Shares”) granted to D. Boral Capital LLC, the underwriter in the IPO, as compensation, which are held by David Boral, the CEO of D. Boral Capital LLC and our Chairman and Chief Executive Officer, will be worthless. Such Representative Shares had an aggregate market value of approximately $10,510,000 based on the closing price of BCAR Class A Ordinary Shares of $10.51 on Nasdaq as of July 2, 2026;

●	Unless BCAR consummates the Business Combination, its officers, directors and the sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As a result, the financial interest of BCAR’s officers, directors and Initial Shareholders or their affiliates could influence its officers’ and directors’ motivation in selecting Exascale as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest.

●	The exercise of BCAR’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest.

●	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

●	BCAR’s Current Charter provides that BCAR renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that may be a corporate opportunity for any member of BCAR’s management, on the one hand, and BCAR, on the other hand, or the participation in which would breach any existing legal obligation, under applicable law or otherwise, of a member of BCAR’s management to any other entity. BCAR is not aware of any such corporate opportunities not being offered to BCAR and does not believe that waiver of the corporate opportunities doctrine has materially affected BCAR’s search for an acquisition target or will materially affect BCAR’s ability to complete an initial business combination.

The foregoing interests may influence the officers and directors of BCAR to support or approve the Business Combination. As such, the Sponsor and BCAR’s officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to BCAR’s shareholders rather than liquidate. In considering the recommendations of the BCAR Board to vote for the proposals, BCAR’s shareholders should consider these interests. For more information, please see “Risk Factors — Some of the BCAR officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.”

Certain Interests of Exascale’s Directors and Officers in the Business Combination

In considering the Business Combination, Exascale’s sole executive officer and Exascale’s directors have interests that are different from, or in addition to, the interests of Exascale’s other stockholders. Following the completion of the Business Combination, Exascale’s executive officer and directors and their affiliates will receive or hold shares of PubCo Class B Super Common Voting Stock, which will carry twenty (20) votes per share, while other Exascale Securityholders participating in the Business Combination will receive PubCo Class A Ordinary Common Voting Stock, which will carry one (1) vote per share. As a result, Exascale’s executive officer and directors will hold equity interests with enhanced voting power, which will enable them to exercise significant influence over matters submitted to PubCo’s stockholders, including the election of directors and approval of significant corporate transactions.

In addition, Exascale’s executive officer and directors have interests in the Business Combination related to the continuation of their positions with PubCo, anticipated future equity-based compensation, severance or change-in-control protections, and the opportunity to participate in the future growth of PubCo as a publicly traded company. Exascale’s executive officer and directors will also benefit from increased liquidity for their equity holdings following the Business Combination, subject to applicable lock-up periods, and from the potential appreciation in the value of PubCo’s securities.

These interests may create conflicts of interest in connection with the approval of the Business Combination and related transactions. Exascale’s board of directors considered these interests, among other factors, in evaluating and approving the Business Combination.

The Business Combination Agreement

This subsection of the proxy statement/prospectus describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates set forth therein. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in part by the underlying disclosure letters (the “disclosure letters”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure letters contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about BCAR, Exascale or any other matter.

On January 11, 2026, D. Boral ARC Acquisition I Corp., a British Virgin Islands business company (the “Parent”), entered into that certain Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Parent, D. Boral ARC Merger Corporation, a Delaware corporation and a direct, wholly owned subsidiary of the Parent (“PubCo”), D. Boral Arc Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Parent (“Merger Sub”), and Exascale Labs Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meaning given to them in the Business Combination Agreement.

Exascale is a next-generation artificial intelligence (“AI”) infrastructure provider operating an asset-light, software-defined graphics processing unit (“GPU”) compute platform and related AI infrastructure solutions. Exascale’s core business includes GPU as a Service (“GaaS”), through which it provides reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for artificial intelligence data center (“AIDC”) operators. In addition, Exascale has developed certain modular data center, high-density liquid cooling, high-voltage direct current (“HVDC”) power and energy storage solutions that are designed to address deployment bottlenecks in AI infrastructure and that Exascale believes are ready for commercial engagement, although these capabilities have not yet generated revenue as of the date of this proxy statement/prospectus. The platform is purpose-built for large-scale AI workloads, including large language model (“LLM”) training, fine-tuning, and high-concurrency inference.

Additional information about Exascale is set forth in the section titled “Information about Exascale” in this proxy statement/prospectus.

Consideration

Under the Business Combination Agreement, Exascale Securityholders immediately prior to the Closing will collectively receive 50,000,000 shares of PubCo Common Stock (the “Merger Consideration”) in exchange for their then outstanding interests in Exascale. Holders of Exascale Class A common stock and Exascale securities convertible or exchangeable for shares of Exascale Class A common stock (being the Exascale Safeholders, the Base Camp Investor and Exascale Equity Incentive Recipients) will receive shares of PubCo Class A Ordinary Common Stock in exchange for such interests in Exascale, with each such PubCo Class A Ordinary Common Stock having one (1) vote per share, and holders of Exascale Class B common stock will receive shares of PubCo Class B Super Common Stock for their Exascale Class B common stock, with each share of such PubCo Class B Super Common Stock having twenty (20) votes per share.

The allocation of the 50,000,000 shares of PubCo Common Stock among Exascale Securityholders will be determined in accordance with (i) the conversion provisions applicable in the event of a “liquidity event” under the SAFEs, (ii) the terms of the Base Camp Investment Agreement, and (iii) the allocation percentages applicable to the Exascale Equity Incentive Recipients and Exascale stockholders. As a result, the allocation of the Merger Consideration among Exascale Securityholders is not determined using a single uniform exchange ratio applicable to all Exascale securities.

At the closing of the Acquisition Merger, each issued and outstanding SAFE will be cancelled and converted into the right to receive a number of shares of PubCo Class A Ordinary Common Stock based on the SAFE’s “implied ownership percentage,” as determined under the terms of the applicable SAFE in connection with the Business Combination, which constitutes a “liquidity event” under the SAFEs. In general, a SAFE’s implied ownership percentage is the product of (i) the quotient obtained by dividing (x) the SAFE’s purchase amount by (y) the SAFE’s post-money valuation cap, multiplied by (ii) 100; subject to the capitalization adjustments, rounding provisions, and other terms contained in the applicable SAFE and the final closing calculations. The resulting implied ownership percentage determines the number of shares of the 50,000,000 Merger Consideration issuable for each SAFE. Based on the foregoing, the aggregate implied ownership percentage of all SAFEs outstanding on the filing date of this proxy statement/prospectus was 17.533%, entitling all the SAFEs to collectively receive an aggregate of 8,766,500 shares of PubCo Class A Ordinary Common Stock as their portion of the Merger Consideration in connection with the consummation of the Business Combination. The right of an Exascale Safeholder to receive PubCo Class A Ordinary Common Stock for their SAFE will be contingent on the execution by such Exascale Safeholder of an acknowledgement and such other agreements and other documents as Exascale deems necessary, appropriate or expedient.

At the closing of the Acquisition Merger, the Base Camp Investment Agreement will be cancelled and converted into the right to receive a number of shares of PubCo Class A Ordinary Common Stock based on the “implied ownership percentage” attributable to the Base Camp Investment Agreement. The implied ownership percentage applicable to the Base Camp Investment Agreement is a fixed percentage determined in accordance with the terms of the Base Camp Investment Agreement and will equal 0.625%, entitling the Base Camp Investor to receive an aggregate of 312,500 PubCo Class A Ordinary Common Stock as their portion of the Merger Consideration in connection with the consummation of the Business Combination.

At the closing of the Acquisition Merger, each then outstanding Exascale Equity Incentive award will be cancelled and converted into the right to receive a number of shares of PubCo Class A Ordinary Common Stock based on the “implied ownership percentage” attributable to the award. The implied ownership percentage of the Exascale Equity Incentive awards is determined based on Exascale’s fully diluted capitalization, and, based on Exascale’s capitalization as of the filing date of this proxy statement/prospectus, will be 0.154%, entitling the Exascale Equity Incentive Recipients to receive an aggregate of 77,000 PubCo Class A Ordinary Common Stock as their portion of the Merger Consideration in connection with the consummation of the Business Combination.

At the closing of the Acquisition Merger, each issued and outstanding Exascale Class A common stock will be cancelled and converted into the right to receive a number of shares of PubCo Class A Ordinary Common Stock based on the “implied ownership percentage” attributable to Exascale’s Class A common stock. The implied ownership percentage of the Exascale Class A common stock is determined based on Exascale’s fully diluted capitalization, and, based on Exascale’s capitalization as of the filing date of this proxy statement/prospectus, will be 20.200%, entitling the holders of Exascale Class A common stock to receive an aggregate of 10,100,000 PubCo Class A Ordinary Common Stock as their portion of the Merger Consideration in connection with the consummation of the Business Combination.

At the closing of the Acquisition Merger, each issued and outstanding Exascale Class B common stock will be cancelled and converted into the right to receive a number of shares of PubCo Class B Super Common Stock based on the “implied ownership percentage” attributable to Exascale’s Class B common stock. The implied ownership percentage of the Exascale Class B common stock is determined based on Exascale’s fully diluted capitalization, and, based on Exascale’s capitalization as of the filing date of this proxy statement/prospectus, will be 61.488%, entitling the holders of Exascale Class B common stock to receive an aggregate of 30,744,000 PubCo Class B Ordinary Common Stock as their portion of the Merger Consideration in connection with the consummation of the Business Combination.

At the Effective Time, the holders of Exascale Common Stock, the Exascale Safeholders, the Base Camp Investor, and the Exascale Equity Incentive Recipients will cease to have any rights with respect to Exascale securities, except the right to receive their portion of the Merger Consideration.

The allocation of the 50,000,000 shares of PubCo Class A Common Stock is set forth below (based on Exascale’s capitalization as of the filing date of this proxy statement/prospectus):

Exascale securityholder group	Calculation basis	Ownership percentage	PubCo shares to be received	PubCo share class
Exascale Safeholders	Sum of each Safeholder’s purchase amount divided by the applicable post-money valuation cap, subject to capitalization, rounding and final closing allocation mechanics	17.533%	8,766,500	PubCo Class A Ordinary Common Stock
Base Camp Investment Agreement Investor	0.625% of Exascale’s total equity, calculated on a fully diluted basis	0.625%	312,500	PubCo Class A Ordinary Common Stock
Exascale Equity Incentive Recipients	Fixed allocation percentages based on Exascale’s fully-diluted capitalization	0.154%	77,000	PubCo Class A Ordinary Common Stock
Exascale Class A common stockholders	Fixed allocation percentages based on Exascale’s fully-diluted capitalization	20.200%	10,100,000	PubCo Class A Ordinary Common Stock
Exascale Class B common stockholders	Fixed allocation percentages based on Exascale’s fully-diluted capitalization	61.488%	30,744,000	PubCo Class B Super Common Stock
Total		100.000%	50,000,000

The foregoing discussion and figures are provided to illustrate the allocation mechanics, and remain subject to final rounding and closing adjustments.

PubCo Board of Directors and Executive Officers

Immediately following the Closing, PubCo’s board of directors will consist of five directors, all of whom shall be designated by Exascale. PubCo may, in its sole discretion, elect to classify the post-closing board of directors into two or more classes, effective immediately after the Closing or such other time after the Closing as PubCo may determine in its discretion, with directors in each class serving staggered terms, with the term of office of at least one class expiring each year.

Representations and Warranties

In the Business Combination Agreement, Exascale makes certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Business Combination Agreement) relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Business Combination Agreement and other transaction documents; (c) required consents and approvals; (d) non-contravention; (e) capital structure; (f) absence of bankruptcy proceedings, (g) financial statements, (h) liabilities, (i) absence of certain developments, (j) accounts receivable and accounts payable, (k) compliance with laws, (l) title to property, (m) international trade and anti-bribery compliance, (n) tax matters, (o) intellectual property, (p) insurance, (q) absence of litigation, (r) bank accounts and powers of attorney, (s) labor matters, (t) employee benefits, (u) environmental and safety, (v) related party transactions, (w) material contacts, (x) SEC matters, (y) brokers and other advisors, and (z) other customary representations and warranties.

In the Business Combination Agreement, BCAR, PubCo and Merger Sub make certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Business Combination Agreement and other transaction documents; (c) non-contravention, (d) brokers and other advisors, (e) capitalization, (f) issuance of the Merger Consideration, (g) consents and required approvals, (h) the trust account, (i) employees, (j) tax matters, (k) stock exchange listing, (l) reporting company status, (m) undisclosed liabilities, (n) SEC filings and financial statements, (o) business activities, (p) BCAR contracts, (q) absence of litigation, (r) investment company status; and (s) other customary representations and warranties.

Covenants

The Business Combination Agreement also contains, among other things, covenants providing for:

●	Exascale operating its business in the ordinary course prior to the Closing and not taking certain specified actions without the prior written consent of BCAR;

●	Exascale providing access to its books and records and providing information relating to its business to BCAR;

●	Exascale delivering the financial statements required by BCAR to make applicable filings with the SEC;

●	BCAR maintaining its existing listing on Nasdaq until the Closing and obtaining approval of the listing of PubCo on Nasdaq (or on another nationally recognized securities exchange in the United States as may be agreed by BCAR and Exascale) and the continued listing of BCAR securities issued in connection with the IPO; and

●	BCAR keeping current, and timely filing, all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable laws.

Conduct Prior to Closing

From the date of the Business Combination Agreement until the earlier of the Closing or the date of termination of the Business Combination Agreement, the parties agreed, among other things, to the following:

●	The parties will not solicit, initiate, encourage or continue discussions with any third party with respect to any transaction other than the transactions contemplated or permitted by the Business Combination Agreement; and

●	BCAR, with the assistance of Exascale, will file and cause to become effective a proxy statement/prospectus of BCAR for the purpose of soliciting proxies from BCAR’s shareholders for approval of certain matters related to the transactions contemplated by the Business Combination Agreement.

Conditions to Closing

General Conditions

Consummation of the transactions contemplated by the Business Combination Agreement is conditioned on, among other things, (i) the absence of any order or provisions of any applicable law prohibiting the transactions or preventing the transactions; (ii) BCAR receiving approval of the Business Combination from its shareholders in accordance with BCAR’s existing memorandum and articles of association; (iii) the Nasdaq initial listing application with respect to the Business Combination having been approved by Nasdaq (or the stock exchange initial listing application with respect to the Business Combination having been approved by another nationally recognized securities exchange in the United States as may be agreed by BCAR and Exascale), (iv) the SEC having approved the proxy statement/prospectus filed in connection with the Business Combination, (v) and BCAR causing PubCo to receive, as of the Closing Date, an aggregate amount not less than $5,000,000 in any combination of cash, cash in the trust account, a PIPE, an equity line of credit, or third-party financing, net of any outstanding checks, wire transfers, or similar items not yet cleared, and net of any cash distributions or transfers made in connection with or as a result of the transactions contemplated by the Business Combination Agreement.

Exascale’s Conditions to Closing

The obligations of Exascale to consummate the transactions contemplated by the Business Combination Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

●	BCAR complying with all of its obligations under the Business Combination Agreement in all material respects;

●	the representations and warranties of BCAR being true on and as of the Closing in all material respects; and

●	there having been no Material Adverse Effect (as defined in the Business Combination Agreement) to BCAR.

BCAR’s Conditions to Closing

The obligations of BCAR, PubCo and Merger Sub to consummate the transactions contemplated by the Business Combination Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

●	the representations and warranties of Exascale being true on and as of the Closing, other than as would not reasonably be expected to have a Material Adverse Effect (as defined in the Business Combination Agreement); and

●	Exascale complying with all of the obligations under the Business Combination Agreement in all material respects.

Termination

The Business Combination Agreement may be terminated and/or abandoned at any time prior to the Closing upon mutual agreement of the parties or by:

●	BCAR, if Exascale has breached any representation, warranty, agreement or covenant contained in the Business Combination Agreement, such that the conditions to BCAR’s obligations to close would not be met, and such breach has not been cured within the earlier of (A) September 1, 2026 (the “Outside Date”) and (B) thirty (30) days following the receipt by Exascale of a notice describing such breach;

●	Exascale, if BCAR, PubCo or Merger Sub has breached any representation, warranty, agreement or covenant contained in the Business Combination Agreement, such that the conditions to Exascale’s obligations to close would not be met, and such breach has not been cured within the earlier of (A) the Outside Date and (B) thirty (30) days following the receipt by BCAR a notice describing such breach;

●	either BCAR or Exascale, if the Closing has not occurred by the Outside Date, provided that the failure of the Business Combination to have been consummated on or before the Outside Date was not due to such party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in the Business Combination Agreement;

●	either BCAR or Exascale, if an Order (as defined in the Business Combination Agreement) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement shall be in effect and shall have become final and non-appealable; provided that this right shall not be available to a party if such Order was due to such party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in the Business Combination Agreement;

●	either Exascale or BCAR, if the Business Combination Agreement or the transactions contemplated thereby fail to be authorized or approved by BCAR shareholders;

●	Exascale, if the BCAR Board shall have withdrawn, amended, qualified or modified its recommendation to the shareholders of BCAR that they vote in favor of Parent Proposals (as defined in the Business Combination Agreement);

●	BCAR, if the shareholders of Exascale do not approve the Business Combination Agreement and the transactions contemplated thereunder; and

●	BCAR, if the requisite audited financial statements of Exascale or the requisite interim financial statements of Exascale have not been delivered by January 31, 2026 or such other date that may be mutually agreed between the parties.

The Business Combination Agreement and other agreements described below have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about BCAR, Exascale or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Business Combination Agreement were made as of a specified date, are modified or qualified by information in one or more disclosure letters prepared in connection with the execution and delivery of the Business Combination Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Business Combination Agreement are not necessarily characterizations of the actual state of facts about BCAR, Exascale or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that BCAR makes publicly available in reports, statements and other documents filed with the SEC. BCAR and Exascale investors and securityholders are not third-party beneficiaries under the Business Combination Agreement.

The foregoing summary of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A.

Certain Related Agreements

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, the Sponsor, has entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) with Exascale and BCAR, pursuant to which the Sponsor has agreed to appear at the shareholder meeting or cause its shares to be counted as present for the purpose of establishing a quorum, vote all shares of BCAR it beneficially owns in favor of each of the proposals to be presented at the Extraordinary General Meeting, to take all actions reasonably necessary to consummate the Business Combination and to vote against any proposal that would prevent the satisfaction of the conditions to the Business Combination set forth in the Business Combination Agreement.

Company Support Agreement

In connection with the Business Combination Agreement, the majority shareholder of Exascale entered into a Shareholder Support Agreement (the “Company Support Agreement”) with BCAR and Exascale, pursuant to which such shareholder has agreed to appear at the shareholder meeting of Exascale to approve the Business Combination or cause its shares to be counted as present at such meeting for the purpose of establishing a quorum, vote the shares of Exascale it beneficially owns in favor of each of the proposals to be included in the applicable written consent of Exascale’s shareholders, to take all actions reasonably necessary to consummate the Business Combination and to vote against any proposal that would prevent the satisfaction of the conditions to the Business Combination set forth in the Business Combination Agreement.

Lock-Up Agreement

In connection with the Closing, Exascale Securityholders are expected to enter into Lock-Up Agreements (the “Lock-up Agreement”) with BCAR, pursuant to which they will agree, subject to certain customary exceptions, not to:

(i)	offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any PubCo Common Stock or securities convertible into or exercisable or exchangeable for PubCo Common Stock held by them immediately after the Closing, or enter into a transaction that would have the same effect;

(ii)	enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any of such shares, whether any of these transactions are to be settled by delivery of such shares, in cash or otherwise; or

(iii)	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any “Short Sales” (as defined in the Lock-up Agreement) with respect to any security of PubCo;

until the date that is six months after the Closing; provided, however, that the restrictions set forth in the Lock-up Agreement shall not apply to the exceptions as set forth in the Lock-up Agreement. Without limitation to the foregoing, if after the Closing, there is a “Change of Control” of PubCo (as defined in the Lock-up Agreement), all of the shares shall be released from the restrictions set forth therein.

The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the form of Sponsor Support Agreement, the form of Company Support Agreement, and the form of Lock-Up Agreement, copies of which are attached to this proxy statement/prospectus as Annex D, Annex E, and Annex F, respectively, and the terms of which are incorporated by reference herein.

Redemption Rights

Pursuant to BCAR’s Current Charter, a holder of Public Shares may demand that BCAR redeem such Public Shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing the (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of the then outstanding Public Shares. As of July 6, 2026, this would have amounted to approximately $10.36 per Public Share.

You will be entitled to receive cash for any Public Share to be redeemed only if you:

●	hold Public Shares; and

●	prior to 5:00 pm Eastern Time, on July 27, 2026 (two business days prior to BCAR’s Extraordinary General Meeting), (a) submit a written request to Continental that BCAR redeem your Public Shares for cash; and (b) deliver your Public Shares to Continental, physically or electronically through DTC.

If a holder exercises its redemption rights, then such holder will be exchanging its Public Shares for cash and will no longer own shares of PubCo. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to BCAR’s Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Extraordinary General Meeting of BCAR Shareholders – Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Expected Accounting Treatment of the Business Combination

The Business Combination

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, BCAR will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Exascale issuing stock for the net assets of BCAR, accompanied by a recapitalization. The net assets of BCAR will be stated at historical cost, with no goodwill or other intangible assets recorded.

Regulatory Matters

Neither BCAR nor Exascale is aware of any material regulatory approvals or actions that are required for completion of the Business Combination, other than the regulatory notices and approvals discussed in “The Business Combination Proposal — Business Combination Agreement — Closing Conditions — Conditions to the Obligations of Each Party”. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required for Approval

The approval of the Business Combination Proposal requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares issued and outstanding, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal under British Virgin Islands law.

The Business Combination Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the Condition Precedent Proposals is not approved, the Business Combination Proposal will have no effect, even if approved by holders of BCAR Ordinary Shares. The Sponsor, which includes among its members each of the directors and officers of BCAR, and certain of its affiliates own 12,200,000 BCAR Ordinary Shares, including both Class A Ordinary Shares and Class B Ordinary Shares and David Boral owns 1,000,000 Representative Shares. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 32.0% of the issued and outstanding BCAR Ordinary Shares. As a result, in addition to the shares held by the Insiders, BCAR would need 7,400,001 Public Shares, or approximately 26.4% of the 28,000,000 Public Shares sold in the BCAR IPO, to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved, assuming all outstanding shares are voted and the Insiders do not acquire any Public Shares. Assuming that only the holders of thirty percent (30%) of the issued and outstanding BCAR ordinary shares, representing a quorum under BCAR’s amended and restated memorandum and articles of association, vote their shares at the Extraordinary General Meeting, BCAR will not need any Public Shares in addition to the shares held by the Insiders to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that BCAR’s entry into the Business Combination Agreement, dated as of January 11, 2026, by and among BCAR, Merger Sub, Inc., Exascale Labs Inc., and D. Boral ARC Merger Corporation (as may be further amended and/or restated from time to time, the “Business Combination Agreement”), pursuant to which, among other things, following the Domestication Merger of BCAR to the State of Delaware as described below, the merger of Merger Sub with and into Exascale (the “Acquisition Merger”), with Exascale surviving the merger, in accordance with the terms and subject to the conditions of the Business Combination Agreement, and in accordance with the laws of the State of Delaware, to be approved, ratified and confirmed in all respects.”

Recommendation of the BCAR Board

THE BCAR BOARD UNANIMOUSLY RECOMMENDS THAT BCAR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The BCAR Board believes that the Business Combination Proposal to be presented at the Extraordinary General Meeting is in the best interests of BCAR’s shareholders and unanimously recommends that its shareholders vote “FOR” the approval of the Business Combination Proposal.

The existence of financial and personal interests of one or more of BCAR’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BCAR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, BCAR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination” for a further discussion.

PROPOSAL No. 2

THE DOMESTICATION MERGER PROPOSAL

(2) Proposal No. 2 — The Domestication Merger Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution and adopt the domestication of D. Boral ARC Acquisition I Corp., a British Virgin Islands business company (“BCAR” or the “Parent”) pursuant to the business combination agreement, dated as of January 11, 2026 (the “Business Combination Agreement”), by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and a direct, wholly owned subsidiary of the Parent (“PubCo”), D. Boral Arc Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Parent (“Merger Sub”), and Exascale Labs Inc., a Delaware corporation (the “Company”). Pursuant to the Business Combination Agreement, subject to the conditions of the Business Combination Agreement, the Parent shall continue out of the British Virgin Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger (the “Domestication Merger”) of the Parent with and into PubCo, with PubCo as the surviving company pursuant to the BVI Business Companies Act, (Revised Edition 2020) as amended, of the British Virgin Islands and the applicable provisions of the Delaware General Corporation Law, as amended. Upon the Domestication Merger, PubCo shall change its name to “Exascale Labs Holdings Inc.” We refer to this proposal as the “Domestication Merger Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

Overview

As discussed in this proxy statement/prospectus, if the Business Combination Proposal is approved, then BCAR is asking its shareholders to approve the Domestication Merger Proposal. Under the Business Combination Agreement, the approval of the Domestication Merger Proposal is also a condition to the consummation of the Acquisition Merger. If, however, the Domestication Merger Proposal is approved, but the Business Combination Proposal is not approved, then neither the Domestication Merger nor the Acquisition Merger will be consummated.

As a condition to Closing the Business Combination, the BCAR Board has unanimously approved a change of BCAR’s jurisdiction of incorporation through its merger with PubCo, a Delaware entity and wholly owned subsidiary of BCAR and shall adopt the Certificate of Merger in the form attached as Exhibit 3.5 to this proxy statement/prospectus. To effect the Domestication Merger, BCAR will merge with and into PubCo so that PubCo will be the surviving company and all assets and liabilities of BCAR will vest in PubCo by virtue of the Business Companies Act, (Revised Edition 2020) as amended, of the British Virgin Islands. In connection with the Domestication Merger and simultaneously with the Domestication Merger, the corporate name of PubCo will change to “Exascale Labs Holdings Inc.”

In accordance with applicable law, the Certificate of Merger will provide that at the effective time of the Domestication Merger, by virtue of the Domestication Merger, and without any action on the part of any shareholder, (i) each then issued and outstanding BCAR Class A Ordinary Share will convert automatically, on a one-for-one basis, into one share of the PubCo Class A Ordinary Common Stock; (ii) each then issued and outstanding BCAR Class B Ordinary Share shall automatically be converted into one PubCo Class A Ordinary Common Stock, and (iii) each whole then issued and outstanding BCAR Warrant will become exercisable for one share of PubCo Class A Ordinary Common Stock having the same terms and subject to the same conditions of such BCAR Warrant.

The Domestication Merger Proposal, if approved, will approve a merger of BCAR into PubCo which is being effected to change BCAR’s jurisdiction of incorporation from the British Virgin Islands to the State of Delaware. Accordingly, while BCAR is currently governed by the Companies Act, upon the closing of the Domestication Merger, PubCo will be governed by the DGCL. BCAR encourages shareholders to carefully consult the information in “Comparison of Corporate Governance and Shareholder Rights.”

Reasons for the Domestication Merger

The BCAR Board believes that it would be in the best interests of BCAR, simultaneously with the completion of the Business Combination, to effect the Domestication Merger. Further, the BCAR Board believes that any direct benefit that the DGCL provides to a corporation also indirectly benefits its stockholders, who are the owners of the corporation. In addition, because PubCo will operate within the United States following the Business Combination, it was the view of the BCAR Board that PubCo should be structured as a corporation organized in the United States.

The BCAR Board believes that there are several reasons why a reincorporation in Delaware is in the best interests of BCAR and its shareholders. These additional reasons can be summarized as follows:

Prominence, Predictability and Flexibility of Delaware Law. For many years, Delaware has followed a policy of encouraging incorporation in its state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws. This favorable corporate and regulatory environment is attractive to businesses such as PubCo.

Well-Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a company’s board of directors, such as under the business judgment rule and other standards. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law provides clarity and predictability to many areas of corporate law. BCAR believes such clarity would be advantageous to PubCo, the PubCo Board and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions. Further, investors and securities professionals are generally more familiar with Delaware corporations, and the laws governing such corporations, increasing their level of comfort with Delaware corporations relative to other jurisdictions. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for PubCo’s stockholders from possible abuses by directors and officers.

Increased Ability to Attract and Retain Qualified Directors. Reincorporation from the British Virgin Islands to Delaware is attractive to directors, officers, and stockholders alike. PubCo’s incorporation in Delaware may make PubCo more attractive to future candidates for the PubCo Board, because many such candidates are already familiar with Delaware corporate law from their past business experiences. To date, BCAR has not experienced difficulty in retaining directors or officers, but directors of public companies are exposed to significant potential liability. Thus, candidates’ familiarity and comfort with Delaware laws — especially those relating to director indemnification (as discussed below) — draw such qualified candidates to Delaware corporations. The BCAR Board therefore believes that providing the benefits afforded directors by Delaware law will enable PubCo to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for BCAR’s shareholders from possible abuses by directors and officers.

The frequency of claims and litigation pursued against directors and officers has greatly expanded the risks facing directors and officers of corporations in carrying out their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. While both British Virgin Islands and Delaware law permit a corporation to include a provision in its governing documents to reduce or eliminate the monetary liability of directors for breaches of fiduciary duty in certain circumstances, BCAR believes that, in general, Delaware law is more developed and provides more guidance than British Virgin Islands law on matters regarding a company’s ability to limit director liability. As a result, BCAR believes that the corporate environment afforded by Delaware will enable PubCo to compete more effectively with other public companies in attracting and retaining new directors.

Reasons for the Name Change

The BCAR Board believes that it would be in the best interests of BCAR to, in connection with the Business Combination, change the corporate name to “Exascale Labs Holdings Inc.” in order to more accurately reflect the business purpose and activities of PubCo.

Regulatory Approvals; Third-Party Consents

BCAR is not required to make any filings or to obtain any approvals or clearances from any antitrust regulatory authorities in the United States or other countries in order to complete the Domestication Merger. However, because the Domestication Merger must occur at least one day prior to the Acquisition Merger, it will not occur unless the Acquisition Merger can be completed, which will require the approvals as described under “The Business Combination Proposal”. BCAR must comply with applicable United States federal and state securities laws in connection with the Domestication Merger.

The Domestication Merger will not breach any covenants or agreements binding upon BCAR and will not be subject to any additional federal or state regulatory requirements, except compliance with the laws of the British Virgin Islands and Delaware necessary to effect the Domestication Merger.

Proposed Charter and Proposed Bylaws

Commencing with the effective time of the Domestication Merger, the Proposed Charter and the Proposed Bylaws will govern the rights of stockholders in PubCo.

A chart comparing your rights as a holder of BCAR Ordinary Shares as a British Virgin Islands business company with your rights as a holder of the shares of PubCo Common Stock can be found in “Comparison of Corporate Governance and Shareholder Rights”.

Accounting Treatment of the Domestication Merger

The Domestication Merger is being proposed solely for the purpose of changing the legal domicile of BCAR. There will be no accounting effect or change in the carrying amount of the assets and liabilities of BCAR as a result of the Domestication Merger. The business, capitalization, assets and liabilities and financial statements of BCAR immediately following the Domestication Merger will be the same as those immediately prior to the Domestication Merger.

Vote Required for Approval

The approval of the Domestication Merger Proposal requires an ordinary resolution under British Virgin Islands law, being the affirmative vote of a majority of the votes cast by holders of BCAR Ordinary Shares, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal under British Virgin Islands law.

The Domestication Merger Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Proposals is not approved, the Domestication Merger Proposal will have no effect. The Sponsor, which includes among its members each of the directors and officers of BCAR, and certain of its affiliates own 12,200,000 BCAR Ordinary Shares, including both BCAR Class A Ordinary Shares and BCAR Class B Ordinary Shares, and David Boral owns 1,000,000 Representative Shares. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 32.0% of the issued and outstanding BCAR Ordinary Shares. As a result, in addition to the shares held by the Insiders, BCAR would need 7,400,001 Public Shares, or approximately 26.4% of the 28,000,000 Public Shares sold in the BCAR IPO, to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved, assuming all outstanding shares are voted and the Insiders do not acquire any Public Shares. Assuming that only the holders of thirty percent (30%) of the issued and outstanding BCAR ordinary shares, representing a quorum under BCAR’s amended and restated memorandum and articles of association, vote their shares at the Extraordinary General Meeting, BCAR will not need any Public Shares in addition to the shares held by the Insiders to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution of the holders of Ordinary Shares that: (a) BCAR be and is hereby authorized to merge with and into D. Boral ARC Merger Corporation with D. Boral ARC Merger Corporation being the surviving company and all the undertaking, property and liability of BCAR vest in D. Boral ARC Merger Corporation by virtue of such merger pursuant to the Business Companies Act, (Revised Edition 2020) as amended, of the British Virgin Islands and the DGCL; (b) the Certificate of Merger, the form of which is attached to the proxy statement/consent solicitation statement/prospectus as Exhibit 3.5 (the “Certificate of Merger”), be authorized, approved and confirmed in all respects and BCAR be authorized to enter into the Certificate of Merger; and (c) the Certificate of Merger be executed by any one director of BCAR (a “Director”) on behalf of BCAR and any Director or, with their authorization, BCAR’s officers on behalf of BCAR, be authorized to submit the Certificate of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the British Virgin Islands and with the Secretary of State of the State of Delaware.”

Recommendation of the BCAR Board

THE BCAR BOARD UNANIMOUSLY RECOMMENDS THAT BCAR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DOMESTICATION MERGER PROPOSAL.

The existence of financial and personal interests of one or more of BCAR’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BCAR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, BCAR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

PROPOSAL No. 3

THE ORGANIZATIONAL DOCUMENTS PROPOSAL

If the Domestication Merger Proposal is approved and the Business Combination is consummated, BCAR will replace the Current Charter, under the Companies Act, with the Proposed Charter and the Proposed Bylaws of PubCo and change the name of PubCo to “Exascale Labs Holdings Inc.,” in each case, pursuant to the DGCL.

BCAR’s shareholders are asked to consider and vote upon and to adopt the Proposed Organizational Documents in connection with the replacement of the Current Charter with the Proposed Organizational Documents. The Organizational Documents Proposal is conditioned on the approval of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Organizational Documents Proposal will have no effect, even if approved by holders of BCAR Ordinary Shares.

(3) Proposal No. 3 — Organizational Documents Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution the proposed amended and restated certificate of incorporation (the “Proposed Charter”) and the proposed amended and restated bylaws (“Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of PubCo (a corporation incorporated in the State of Delaware), (the “Organizational Documents Proposal”). The forms of each of the Proposed Charter and the Proposed Bylaws are attached to the accompanying proxy statement/prospectus as Annex B-1 and Annex B-2, respectively.

Reasons for the Amendments

The BCAR Board’s reasons for proposing the Proposed Organizational Documents are set forth below. The following is a summary of the key changes effected by the Proposed Organizational Documents, but this summary is qualified in its entirety by reference to the full text of the Proposed Charter, a copy of which is included as Annex B-1, and by reference to the full text of the Proposed Bylaws, a copy of which is included as Annex B-2:

●	To change the corporate name from “D. Boral ARC Acquisition I Corp.” to “Exascale Labs Holdings Inc.”;

●	To amend and redesignate the authorized share capital of the Company from (a) 500,000,000 BCAR Class A Ordinary Shares, 50,000,000 BCAR Class B Ordinary Shares and 5,000,000 BCAR preference shares, in each case par value $0.0001 per share, to (b) 260,000,000 shares of PubCo Class A Ordinary Common Stock, 35,000,000 shares of PubCo Class B Super Common Stock and 5,000,000 shares of PubCo Preferred Stock, in each case par value $0.0001 per share, with each share of PubCo Class A Ordinary Common Stock having one (1) vote on all matters submitted to vote of the stockholders of PubCo and each share of PubCo Class B Super Common Stock having twenty (20) votes on all matters submitted to vote of the stockholders of PubCo; and

●	To authorize all other changes in connection with the replacement of the Current Charter with the Proposed Charter and the Proposed Bylaws in connection with the consummation of the Business Combination (copies of which are attached to this proxy statement/prospectus as Annex B-1 and Annex B-2, respectively).

Resolution to be Voted Upon

The full text of the resolutions to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the Current Charter currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the Proposed Charter and Proposed Bylaws (copies of which are attached to the proxy statement/prospectus as Annex B-1 and Annex B-2, respectively), with such principal changes as described in the Advisory Organizational Documents Proposals 4A through 4F.”

Vote Required for Approval

The approval of the Organizational Documents Proposal requires an ordinary resolution under British Virgin Islands law, being the affirmative vote of the holders of a majority of the votes cast by the holders of BCAR Ordinary Shares, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal under British Virgin Islands law.

The Organizational Documents Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if each of the Condition Precedent Proposals is not approved, the Organizational Documents Proposal will have no effect, even if approved by holders of BCAR Ordinary Shares. The Sponsor, which includes among its members each of the directors and officers of BCAR, and certain of its affiliates own 12,200,000 BCAR Ordinary Shares, including both Class A Ordinary Shares and Class B Ordinary Shares, and David Boral owns 1,000,000 Representative Shares. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 32.0% of the issued and outstanding BCAR Ordinary Shares. As a result, in addition to the shares held by the Insiders, BCAR would need 7,400,001 Public Shares, or approximately 26.4% of the 28,000,000 Public Shares sold in the BCAR IPO, to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved, assuming all outstanding shares are voted and the Insiders do not acquire any Public Shares. Assuming that only the holders of thirty percent (30%) of the issued and outstanding BCAR ordinary shares, representing a quorum under BCAR’s amended and restated memorandum and articles of association, vote their shares at the Extraordinary General Meeting, BCAR will not need any Public Shares in addition to the shares held by the Insiders to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved.

Recommendation of the BCAR Board

THE BCAR BOARD UNANIMOUSLY RECOMMENDS THAT BCAR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL.

The existence of financial and personal interests of one or more of BCAR’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BCAR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, BCAR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination” for a further discussion.

PROPOSAL No. 4

THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS

Overview

BCAR’s shareholders are also being asked to vote on a separate proposal with respect to certain governance provisions in the Proposed Organizational Documents, which are separately being presented in accordance with SEC guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions and which will be voted upon on a non-binding advisory basis. This separate vote is not otherwise required by the Companies Act or the DGCL separate and apart from the Organizational Documents Proposal, but pursuant to SEC guidance, BCAR is required to submit these provisions to its shareholders separately for approval. However, the shareholder votes regarding these proposals are advisory in nature, and are not binding on BCAR or the BCAR Board (separate and apart from the approval of the Organizational Documents Proposal). Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Organizational Documents Proposals (separate and apart from approval of the Organizational Documents Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on this proposal, BCAR intends that the Proposed Organizational Documents will take effect at the Closing (assuming approval of the Organizational Documents Proposal).

The Proposed Organizational Documents differ materially from the Current Charter. The following table sets forth a summary of the principal changes proposed between the Current Charter and the Proposed Organizational Documents. This summary is qualified by reference to the complete text of the Current Charter of BCAR, the complete text of the Proposed Charter, a copy of which is attached to this proxy statement/prospectus as Annex B-1, and the complete text of the Proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex B-2. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms. Additionally, as the Current Charter are governed by the Companies Act and the Proposed Organizational Documents will be governed by the DGCL, BCAR encourages shareholders to carefully consult the information set out under the section entitled “Comparison of Corporate Governance and Shareholder Rights”.

(4) Proposal No. 4 — The Advisory Organizational Documents Proposals — To consider and vote upon the following six (6) separate proposals (collectively, the “Advisory Organizational Documents Proposals”) to approve on an advisory non-binding basis by way of ordinary resolution the following material differences between the Current Charter and the Proposed Organizational Documents:

(A) Advisory Organizational Documents Proposal 4A (Authorized Shares) — authorize the amendment and redesignation of the authorized shares of BCAR from (a) 500,000,000 BCAR Class A Ordinary Shares, 50,000,000 BCAR Class B Ordinary Shares and 5,000,000 BCAR preference shares, in each case par value $0.0001 per share, to (b) 260,000,000 shares of PubCo Class A Ordinary Common Stock, 35,000,000 shares of PubCo Class B Super Common Stock and 5,000,000 shares of PubCo Preferred Stock, in each case par value $0.0001 per share (“Advisory Organizational Documents Proposal 4A”).

(B) Advisory Organizational Documents Proposal 4B (Change in Voting Rights) — to change the voting rights of PubCo’s Common Stock such that, each PubCo Class A Ordinary Common Stock will be entitled to one (1) vote per PubCo Class A Ordinary Common Stock on all matters submitted to a vote of the stockholders of PubCo, and each PubCo Class B Super Common Stock will be entitled to twenty (20) votes per PubCo Class B Super Common Stock on all matters submitted to a vote of the stockholders of PubCo, and that the PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock shall vote together on all matters except as explicitly required by the DGCL or as explicitly set forth in the Proposed Charter (“Advisory Organizational Documents Proposal 4B”).

(C) Advisory Organizational Documents Proposal 4C (Exclusive Forum Provision) — to authorize adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act of 1933, as amended (the “Securities Act”) (“Advisory Organizational Documents Proposal 4C”).

(D) Advisory Organizational Documents Proposal 4D (Required Vote to Amend Charter) — to approve provisions providing that the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares of capital stock of PubCo entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH or Article ELEVENTH of the Proposed Charter (“Advisory Organizational Documents Proposal 4D”).

(E) Advisory Organizational Documents Proposal 4E (Removal of Directors) — to approve provisions permitting the removal of a director, but only for cause, and then by the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class (“Advisory Organizational Documents Proposal 4E”).

(F) Advisory Organizational Documents Proposal 4F (Name Change) — to approve the change of the name of PubCo to “Exascale Labs Holdings Inc.” (“Advisory Organizational Documents Proposal 4F”).

Advisory Organizational Documents Proposal	Description of Change
Authorized Shares (Advisory Organizational Documents Proposal 4A)

The Current Charter has an authorized shares of 500,000,000 BCAR Class A Ordinary Shares, 50,000,000 BCAR Class B Ordinary Shares and 5,000,000 BCAR preference shares, in each case par value $0.0001 per share.

The Proposed Charter authorizes 260,000,000 shares PubCo Class A Ordinary Common Stock, 35,000,000 shares of PubCo Class B Super Common Stock and 5,000,000 shares of PubCo Preferred Stock, in each case par value $0.0001 per share. See Article Fourth of the Proposed Charter.

Change in Voting Rights (Advisory Organizational Documents Proposal 4A)

Under the Current Charter each BCAR Class A Ordinary Share and each BCAR Class B Ordinary Share is entitled to one (1) vote per share on all matters submitted to a vote of shareholders.

Under the Proposed Organizational Documents, each share of PubCo Class A Ordinary Common Stock will be entitled to one (1) vote per share on all matters submitted to a vote of stockholders, and each share of PubCo Class B Super Common Stock will be entitled to twenty (20) votes per share on all matters submitted to a vote of stockholders. See Paragraph A of Article Fifth of the Proposed Charter.

Exclusive Forum Provision (Advisory Organizational Documents Proposal 4C)

The Current Charter does not contain a provision adopting an exclusive forum for certain shareholder litigation.

The Proposed Organizational Documents adopt (a) Delaware as the exclusive forum for certain stockholder litigation and (b) the federal district courts of the United States as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. See Article Tenth of the Proposed Charter.

Required Vote to Amend Charter (Advisory Organizational Documents Proposal 4D)

The Current Charter provides that amendments may be made by an ordinary resolution under British Virgin Islands law, being the affirmative vote of holders of a majority of the votes cast by the holders of BCAR Ordinary Shares represented in person or by proxy and entitled to vote at a general meeting and who vote at a general meeting. See Clause 30 of the Current Charter

The Proposed Charter adopts provisions requiring the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares in the capital of PubCo entitled to vote thereon, to amend, alter, repeal or rescind all or any portion of Article Fifth, Article Sixth, Article Seventh, Article Eighth, Article Ninth, Article Tenth or Article Eleventh of the Proposed Charter. See Article Eleventh of the Proposed Charter.

Removal of Directors (Advisory Organizational Documents Proposal 4E)

The Current Charter provides that prior to the closing of an initial business combination, only holders of BCAR Class B Ordinary Shares may remove any director by an ordinary resolution, being the affirmative vote of holders of a majority of the votes cast by the holders of BCAR Class B Ordinary Shares represented in person or by proxy and entitled to vote at a general meeting and who vote at a general meeting, and that after the closing of an initial business combination, the holders of BCAR Ordinary Shares may by ordinary resolution remove any director.

The Proposed Organizational Documents adopt provisions permitting the removal of a director, but only for cause, and then by the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares in the capital of PubCo entitled to vote generally in the election of directors. See Paragraph C of Article Sixth of the Proposed Charter.

Name Change (Advisory Organizational Documents Proposal 4F)

The Current Charter names the company D. Boral ARC Acquisition I Corp. See Clause 1 of the Current Charter.

The Proposed Organizational Documents rename the company Exascale Labs Holdings Inc. See Article First of the Proposed Charter.

Advisory Organizational Documents Proposal 4A — Authorized Shares

BCAR’s shareholders are being asked to approve and adopt an amendment to the Current Charter to authorize the amendment and redesignation of the authorized shares of BCAR from (a) 500,000,000 BCAR Class A Ordinary Shares, 50,000,000 BCAR Class B Ordinary Shares and 5,000,000 BCAR preference shares, in each case par value $0.0001 per share, to (b) 260,000,000 shares of PubCo Class A Ordinary Common Stock, 35,000,000 shares PubCo Class B Super Common Stock and 5,000,000 shares of PubCo Preferred Stock, in each case par value $0.0001 per share.

As of the date of this proxy statement/prospectus, there are (a) 29,200,000 BCAR Class A Ordinary Shares issued and outstanding, (b) 12,000,000 BCAR Class B Ordinary Share issued and outstanding and (c) no BCAR preference shares issued and outstanding. In addition, as of the date of this proxy statement/prospectus, there is an aggregate of (i) 14,000,000 Public Warrants and (ii) 100,000 Private Placement Warrants, in each case, issued and outstanding. Subject to the terms and conditions of the Warrant Agreement, each whole BCAR Warrant will be exercisable after giving effect to the Business Combination for one share of PubCo Class A Ordinary Common Stock at an exercise price of $11.50 per share. BCAR Warrants will become exercisable 30 days after the Closing.

Pursuant to the Business Combination Agreement, the Exascale Securityholders will receive aggregate consideration of 50,000,000 shares of PubCo Common Stock in exchange for their outstanding equity interests.

In order to ensure that PubCo has sufficient authorized capital for future issuances, the BCAR Board has approved, subject to shareholder approval, that the Proposed Organizational Documents of PubCo amend and redesignate the authorized share capital of BCAR from (a) 500,000,000 BCAR Class A Ordinary Shares, 50,000,000 BCAR Class B Ordinary Shares and 5,000,000 BCAR preference shares, in each case par value $0.0001 per share, to (b) 260,000,000 shares of PubCo Class A Ordinary Common Stock, 35,000,000 shares of PubCo Class B Super Common Stock and 5,000,000 shares of PubCo Preferred Stock, in each case par value $0.0001 per share.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents of PubCo, copies of which are attached to this proxy statement/prospectus as Annex B-1 and Annex B-2. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

Reasons for Amendment

The principal purpose of this proposal is to provide for an authorized capital structure of PubCo that will enable it to continue as an operating company governed by the DGCL. The BCAR Board believes that it is important for BCAR to have available for issuance a number of authorized shares of PubCo Common Stock and preferred stock sufficient to support its growth and to provide flexibility for future corporate needs.

Resolution to be Voted Upon

The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the authorized shares of BCAR be amended and redesignated from 500,000,000 BCAR Class A Ordinary Shares, par value $0.0001 per share, 50,000,000 BCAR Class B Ordinary Shares, par value $0.0001 per share, and 5,000,000 BCAR preference shares, par value $0.0001 per share, to 260,000,000 shares of PubCo Class A Ordinary Common Stock, par value $0.0001 per share, 35,000,000 shares of PubCo Class B Super Common Stock, par value $0.0001 per share and 5,000,000 shares of PubCo Preferred Stock, par value $0.0001 per share, as described in Advisory Organizational Documents Proposal 4A.”

Advisory Organizational Documents Proposal 4B — Change in Voting Rights

BCAR’s shareholders are being asked to approve and adopt an amendment to the Current Charter to effect a change in the voting rights of PubCo Common Stock in connection with the Domestication Merger and the adoption of the Proposed Organizational Documents of PubCo.

Under the Current Charter, each BCAR Class A Ordinary Share and each BCAR Class B Ordinary Share is entitled to one (1) vote per share on all matters submitted to a vote of shareholders of BCAR.

Under the Proposed Organizational Documents, each share of PubCo Class A Ordinary Common Stock will be entitled to one (1) vote per share on all matters submitted to a vote of PubCo stockholders, and each share of PubCo Class B Super Common Stock will be entitled to twenty (20) votes per share on all matters submitted to a vote of PubCo stockholders. As a result, holders of PubCo Class B Super Common Stock will be able to exercise significantly greater voting power relative to their economic ownership of PubCo than holders of PubCo Class A Ordinary Common Stock.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents of PubCo, copies of which are attached to this proxy statement/prospectus as Annex B-1 and Annex B-2. Shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of the voting rights associated with each class of PubCo capital stock.

Reasons for Amendment

The principal purposes of this proposal is to align voting power with the continued operational involvement and long-term commitments of certain founders of Exascale, which the BCAR Board believes will support long-term strategic decision-making and stability of control following the completion of the Business Combination. The BCAR Board believes that providing enhanced voting rights to holders of PubCo Class B Super Common Stock will help ensure continuity of leadership and alignment of voting control with the long-term vision and growth strategy of PubCo as a public company governed by the DGCL, while still allowing public investors to participate economically through ownership of PubCo Class A Ordinary Common Stock. The BCAR Board believes that granting enhanced voting rights to holders of PubCo Class B Super Common Stock appropriately reflects the role such holders are expected to play in shaping PubCo’s strategic direction, overseeing execution of PubCo’s business plan, and contributing industry expertise, relationships and intellectual capital that may not be proportionally reflected in their economic ownership. The BCAR Board further believes that this voting structure may help protect PubCo from short-term market pressures and opportunistic actions that could disrupt the execution of PubCo’s long-term growth strategy, while preserving economic participation for holders of PubCo Class A Ordinary Common Stock.

Resolution to be Voted Upon

The full text of the resolution to be considered and, if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the voting rights of BCAR’s Ordinary Shares be amended such that, following the Domestication Merger and adoption of the Proposed Organizational Documents of PubCo, each share of PubCo Class A Ordinary Common Stock, par value $0.0001 per share, shall be entitled to one (1) vote per share on all matters submitted to a vote of PubCo’s stockholders, and each share of PubCo Class B Super Common Stock, par value $0.0001 per share, shall be entitled to twenty (20) votes per share on all matters submitted to a vote of PubCo’s stockholders, as described in Advisory Organizational Documents Proposal 4B.”

Advisory Organizational Documents Proposal 4C — Exclusive Forum Provision

BCAR’s shareholders are being asked to approve and adopt an amendment to the Current Charter to authorize adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act.

The Proposed Organizational Documents stipulate that, unless PubCo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of PubCo, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of PubCo to PubCo or PubCo’s stockholders, (3) any action arising pursuant to any provision of the DGCL or the Proposed Charter or the Proposed Bylaws (as either may be amended from time to time), or (4) any action asserting a claim governed by the internal affairs doctrine. Unless PubCo consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents of PubCo, copies of which are attached to this proxy statement/prospectus as Annex B-1 and Annex B-2. All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

Reasons for Amendment

Adopting Delaware as the exclusive forum for certain stockholder litigation is intended to assist PubCo in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims. The BCAR Board believes that the Delaware courts are best suited to address disputes involving such matters given that after the Domestication Merger, PubCo will be incorporated in Delaware. Delaware law generally applies to such matters and the Delaware courts have a reputation for expertise in corporate law matters. Delaware offers a specialized Court of Chancery to address corporate law matters, with streamlined procedures and processes, which help provide relatively quick decisions. This accelerated schedule can minimize the time, cost and uncertainty of litigation for all parties. The Court of Chancery has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides stockholders and the post-combination company with more predictability regarding the outcome of intra-corporate disputes. In the event the Court of Chancery does not have jurisdiction, the other state courts located in Delaware would be the most appropriate forums because these courts have more expertise on matters of Delaware law compared to other jurisdictions. The BCAR Board further believes that providing that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America will be the exclusive forum for resolving actions arising under the Securities Act, provides the flexibility to file such suits in any federal district court while providing the benefits of eliminating duplicative litigation and having such cases heard by courts that are well-versed in the applicable law.

In addition, this amendment would promote judicial fairness and avoid conflicting results, as well as make PubCo’s defense of applicable claims less disruptive and more economically feasible, principally by avoiding duplicative discovery.

Resolution to be Voted Upon

The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that (a) Delaware be adopted as the exclusive forum for certain stockholder litigation and (b) the federal district courts of the United States be adopted as the exclusive forum for asserting a cause under the Securities Act of 1933, as amended, as described in Advisory Organizational Documents Proposal 4C.”

Advisory Organizational Documents Proposal 4D — Required Vote to Amend Charter

BCAR’s shareholders are being asked to approve provisions providing that the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares of capital stock of PubCo entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article Fifth, Article Sixth, Article Seventh, Article Eighth, Article Ninth, Article Tenth and Article Eleventh of the Proposed Charter.

Reasons for Amendment

The Current Charter provides that amendments may be made by an ordinary resolution under British Virgin Islands law, being the affirmative vote of holders of a majority of the votes cast by the holders of BCAR Ordinary Shares who, being present in person or by proxy and entitled to vote at a general meeting, vote at a general meeting. The Proposed Organizational Documents require the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares of capital stock of PubCo entitled to vote thereon, voting together as a single class, to amend, alter, repeal or rescind any provision of Article Fifth, Article Sixth, Article Seventh, Article Eighth, Article Ninth, Article Tenth or Article Eleventh of the Proposed Charter.

The amendments are intended to protect certain key provisions of the Proposed Charter from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Resolution to be Voted Upon

The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the provisions providing that the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares of capital stock of PubCo entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article Fifth, Article Sixth, Article Seventh, Article Eighth, Article Ninth, Article Tenth or Article Eleventh of the Proposed Charter, as described in Advisory Organizational Documents Proposal 4D, be approved.”

Advisory Organizational Documents Proposal 4E — Removal of Directors

BCAR’s shareholders are being asked to approve provisions permitting the removal of a director, but only for cause, and then by the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares entitled to vote generally in the election of directors.

This summary is qualified by reference to the complete text of the Proposed Organizational Documents of PubCo, copies of which are attached to this proxy statement/prospectus as Annex B-1 and Annex B-2. All stockholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

Reasons for Amendment

The Current Charter provides that prior to the closing of an initial business combination, only holders of BCAR Class B Ordinary Shares may remove any director by an ordinary resolution, being the affirmative vote of holders of a majority of the votes cast by the holders of BCAR Class B Ordinary Shares represented in person or by proxy and entitled to vote at a general meeting and who vote at a general meeting, and that after the closing of an initial business combination, the holders of BCAR Ordinary Shares may remove any director by ordinary resolution, being the affirmative vote of holders of a majority of the votes cast by the holders of BCAR Class B Ordinary Shares represented in person or by proxy and entitled to vote at a general meeting and who vote at a general meeting. Upon consummation of the Domestication Merger, the BCAR Class B Ordinary Shares shall automatically convert into PubCo Class A Ordinary Common Stock along with the BCAR Class A Ordinary Shares. The Proposed Organizational Documents permit the removal of a director, but only for cause, and then by the affirmative vote of at least 66⅔% of the voting power of all the then outstanding PubCo Common Stock entitled to vote generally in the election of directors, voting together as a single class. The BCAR Board believes that such a standard will (a) increase board continuity and the likelihood that experienced board members with familiarity of PubCo’s business operations would serve on the board at any given time and (ii) make it more difficult for a potential acquiror or other person, group or entity to gain control of the PubCo Board.

Resolution to be Voted Upon

The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the provisions permitting the removal of a director, but only for cause, and then by the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class, as described in Advisory Organizational Documents Proposal 4E, be approved.”

Advisory Organizational Documents Proposal 4F — Name Change

BCAR’s shareholders are being asked to approve provisions that change the name of the company to “Exascale Labs Holdings Inc.”

This summary is qualified by reference to the complete text of the Proposed Organizational Documents of PubCo, copies of which are attached to this proxy statement/prospectus as Annex B-1 and Annex B-2. All stockholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.

Reasons for Amendment

The BCAR Board believes that changing the name of PubCo is desirable because it reflects the effective name of the combined company following consummation of the Business Combination.

Resolution to be Voted Upon

The full text of the resolution to be considered and if thought fit, passed and approved is as follows:

“RESOLVED, as an ordinary resolution, on an advisory non-binding basis, that the provisions that change the name of the company to “Exascale Labs Holdings Inc.,” as described in Advisory Organizational Documents Proposal 4F, be approved.”

Vote Required for Approval

The approval of the Advisory Organizational Documents Proposals requires an ordinary resolution under the Current Charter, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, voting as a single class, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal under British Virgin Islands law. The Advisory Organizational Documents Proposals are not conditioned upon any other proposal.

The Sponsor, which includes among its members each of the directors and officers of BCAR, and certain of its affiliates own 12,200,000 BCAR Ordinary Shares, including both Class A Ordinary Shares and Class B Ordinary Shares, and David Boral owns 1,000,000 Representative Shares. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 32.0% of the issued and outstanding BCAR Ordinary Shares. As a result, in addition to the shares held by the Insiders, BCAR would need 7,400,001 Public Shares, or approximately 26.4% of the 28,000,000 Public Shares sold in the BCAR IPO, to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved, assuming all outstanding shares are voted and the Insiders do not acquire any Public Shares. Assuming that only the holders of thirty percent (30%) of the issued and outstanding BCAR ordinary shares, representing a quorum under BCAR’s amended and restated memorandum and articles of association, vote their shares at the Extraordinary General Meeting, BCAR will not need any Public Shares in addition to the shares held by the Insiders to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved.

Recommendation of the BCAR Board

THE BCAR BOARD UNANIMOUSLY RECOMMENDS THAT BCAR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE ADVISORY ORGANIZATIONAL DOCUMENTS PROPOSALS.

The existence of financial and personal interests of one or more of BCAR’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BCAR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, BCAR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

PROPOSAL No. 5

THE DIRECTORS PROPOSAL

At this Extraordinary General Meeting, five directors will be elected to be the directors of PubCo upon the closing of the Business Combination. If the nominees are elected, the members of PubCo’s board of directors will consist of the following members: Hoansoo Lee, Wenying Jia (Chairperson), David Card, Shachar Kariv and Jaeyoung Shin, with Hoansoo Lee to serve until the 2029 annual meeting and until his successor has been duly elected and qualified or until his earlier resignation, removal or death, with each of Wenying Jia and David Card to serve until the 2028 annual meeting and until their respective successors have been duly elected and qualified or until their earlier resignation, removal or death, and with each of Shachar Kariv and Jaeyoung Shin to serve until the 2027 annual meeting and until their respective successors have been duly elected and qualified or until their earlier resignation, removal or death. At each annual meeting of stockholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following their year of election. After this election, the terms of Class I, II and III directors will expire at the annual meeting of stockholders to be held in 2027, 2028 and 2029 respectively. Each director will hold office for the term to which he or she is elected or until his or her successor is duly elected and qualified.

Shachar Kariv and Jaeyoung Shin are the proposed Class I directors whose term will expire at the 2027 annual meeting of stockholders. Wenying Jia and David Card are the proposed Class II directors whose term will expire at the 2028 annual meeting of stockholders. Hoansoo Lee is the proposed Class III director whose term will expire at the 2029 annual meeting of stockholders. Biographical information about the nominees can be found in “Executive Officers and Directors of Exascale” below.

Each of the nominees has agreed to be named in this proxy statement/prospectus and to serve as a director if elected. Unless authority is withheld or the shares are subject to a broker non-vote, the proxies solicited by the BCAR Board will be voted “FOR” the election of all of these nominees. In case any of the nominees becomes unavailable for election to the PubCo Board, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, that effective as of the effective time of the Business Combination, and conditioned upon the consummation of the Business Combination, that Hoansoo Lee, Wenying Jia, David Card, Shachar Kariv and Jaeyoung Shin be elected the directors of PubCo, with Hoansoo Lee to serve as a Class III director until the 2029 annual meeting and until his successor has been duly elected and qualified or until his earlier resignation, removal or death, with each of Wenying Jia and David Card to serve as a Class II director until the 2028 annual meeting and until their respective successors have been duly elected and qualified or until their earlier resignation, removal or death, and with each of Shachar Kariv and Jaeyoung Shin to serve as a Class I director until the 2027 annual meeting and until their respective successors have been duly elected and qualified or until their earlier resignation, removal or death.”

Vote Required for Approval

Each of the nominees will be elected if he or she receives the affirmative vote of a majority of BCAR Ordinary Shares cast by the holders of BCAR Ordinary Shares, represented in person or by proxy at the Extraordinary General Meeting. Abstentions and broker non-votes with respect to this proposal will have no effect on the vote. There is no cumulative voting in the election of directors.

The Directors Proposal is conditioned upon the approval of the Business Combination Proposal and Closing of the Business Combination. If the Business Combination Proposal is not approved, the Directors Proposal will have no effect even if approved by BCAR shareholders.

If the Directors Proposal is not approved, the Business Combination will not occur.

Recommendation of the Board

THE BCAR BOARD UNANIMOUSLY RECOMMENDS THAT BCAR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE DIRECTORS PROPOSAL.

PROPOSAL No. 6

THE EQUITY INCENTIVE PLAN PROPOSAL

Overview

A total of 10,000,000 shares of PubCo Class A Ordinary Common Stock will be reserved for issuance under the Exascale Labs Holdings Inc. 2026 Omnibus Equity Incentive Plan (the “Equity Incentive Plan”), subject to annual increases as described below. The Equity Incentive Plan, a copy of which is attached to this proxy statement/prospectus as Annex C, will become effective upon the Closing. The BCAR Board has approved the Equity Incentive Plan, subject to approval by BCAR’s shareholders. If the Equity Incentive Plan is approved by BCAR shareholders, then the Equity Incentive Plan will be effective upon the closing of the Business Combination.

The following is a summary of the material features of the Equity Incentive Plan. This summary is qualified in its entirety by the full text of the Equity Incentive Plan, a copy of which is attached as Annex C to this proxy statement/prospectus.

Summary of the Exascale Labs Holdings Inc. 2026 Omnibus Equity Incentive Plan

The Equity Incentive Plan was adopted by the BCAR Board prior to the Closing, subject to BCAR shareholder approval, and will become effective upon the Closing. The Equity Incentive Plan allows PubCo to make equity and equity-based incentive awards to PubCo’s officers, employees, directors and consultants. The BCAR Board anticipates that providing such persons with a direct stake in PubCo will promote long-term value creation, enhance retention and motivation, and align the interests of such individuals with those of PubCo and PubCo’s stockholders, thereby stimulating their efforts on PubCo’s behalf and strengthening their desire to remain with PubCo, particularly in light of competitive labor market conditions.

PubCo will initially reserve 10,000,000 shares of PubCo Class A Ordinary Common Stock for the issuance of awards under the Equity Incentive Plan (the “Initial Limit”). The Equity Incentive Plan provides that the number of shares reserved and available for issuance under the Equity Incentive Plan will automatically increase each January 1, beginning on January 1, 2027, by five percent (5.0%) of the outstanding number of shares of PubCo Class A Ordinary Common Stock on the immediately preceding December 31, or such lesser amount as determined by the PubCo Board in its discretion (the “Annual Increase”). This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in PubCo’s capitalization. The maximum aggregate number of shares of PubCo Class A Ordinary Common Stock that may be issued upon exercise of incentive stock options under the Equity Incentive Plan shall not exceed the Initial Limit cumulatively increased on January 1, 2027 and on each January 1 thereafter by the lesser of the Annual Increase or 3,200,000 shares of PubCo Class A Ordinary Common Stock.

The Equity Incentive Plan contains a limitation whereby the value of all awards under the Equity Incentive Plan and all other cash compensation paid by PubCo to any non-employee director may not exceed $750,000 in any calendar year; provided, however, that such amount will be $1,000,000 for the first calendar year a non-employee director is initially appointed to the PubCo Board.

The Equity Incentive Plan will be administered by the compensation committee of the PubCo Board, the PubCo Board or such other similar committee pursuant to the terms of the Equity Incentive Plan. The administrator, which initially will be the compensation committee of the PubCo Board, will have broad discretionary authority to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Equity Incentive Plan. The administrator may delegate to a committee consisting of one or more officers the authority to grant stock options and other awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, to the maximum extent permitted by applicable law, subject to certain limitations and guidelines. Persons eligible to participate in the Equity Incentive Plan will be those full or part-time officers, employees, non-employee directors and consultants as selected from time to time by the administrator in its discretion. As of the date of this proxy statement/prospectus, approximately 15 individuals will be eligible to participate in the Equity Incentive Plan, which includes approximately one officer, approximately 10 employees who are not officers and four non-employee directors.

The Incentive Equity Plan permits the granting of both options to purchase PubCo Class A Ordinary Common Stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the Equity Incentive Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on Equity Incentive Plan. Incentive stock options may only be granted to employees of PubCo and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive awards under the Equity Incentive Plan. The option exercise price of each option will be determined by the administrator but may not be less than 100% of the fair market value of the PubCo Class A Ordinary Common Stock on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the administrator and may not exceed ten years from the date of grant. The administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options. Subject to the terms of the applicable award certificate, the consideration received or to be received for the grant or extension of an option may include cash, stock or other property, as determined by the administrator.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the administrator or by delivery (or attestation to the ownership) of shares of PubCo Class A Ordinary Common Stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, to the extent permitted by applicable law, the administrator may permit non-qualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

The administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of PubCo Class A Ordinary Common Stock, or cash, equal to the value of the appreciation in the price of PubCo Class A Ordinary Common Stock over the exercise price. The exercise price may not be less than 100% of the fair market value of PubCo Class A Ordinary Common Stock on the date of grant. The term of each stock appreciation right will be fixed by the administrator and may not exceed ten years from the date of grant. The administrator will determine at what time or times each stock appreciation right may be exercised.

The administrator may award restricted shares of PubCo Class A Ordinary Common Stock and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with PubCo through a specified vesting period. The administrator may also grant shares of PubCo Class A Ordinary Common Stock that are free from any restrictions under the Equity Incentive Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant. The administrator may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of PubCo Class A Ordinary Common Stock.

The administrator may grant cash bonuses under the Equity Incentive Plan to participants, subject to the achievement of certain performance goals.

The Equity Incentive Plan provides that upon the effectiveness of a “sale event,” as defined in the Equity Incentive Plan, an acquirer or successor entity may assume, continue or substitute outstanding awards under the Equity Incentive Plan. To the extent that awards granted under the Equity Incentive Plan are not assumed or continued or substituted by the successor entity, upon the effective time of the sale event, such awards under the Equity Incentive Plan shall terminate. In such case, except as may be otherwise provided in the relevant award agreement, all options and stock appreciation rights with time-based vesting, conditions of restrictions that are not exercisable immediately prior to the effective time of the sale event will become fully exercisable as of the effective time of the sale event, all other awards with time-based vesting conditions or restrictions will become fully vested and nonforfeitable as of the effective time of the sale event and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in the discretion of the administrator or as specified in the relevant award certificate. In the event of such termination, individuals holding options and stock appreciation rights will, for each such award, either (i) receive a payment in cash or in kind in an amount equal to the per share cash consideration payable to stockholders in the sale event less the applicable exercise price or (ii) be permitted to exercise such options and stock appreciation rights (to the extent exercisable) within a specified period of time prior to the sale event. Participants in the Equity Incentive Plan are responsible for the payment of any federal, state or local taxes that PubCo is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the administrator, participants may elect to have the minimum tax withholding obligations satisfied by authorizing PubCo to withhold shares of PubCo Class A Ordinary Common Stock to be issued pursuant to the exercise or vesting of such award.

The administrator may amend or discontinue the Equity Incentive Plan and the administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the Equity Incentive Plan require the approval of PubCo’s stockholders.

No awards may be granted under the Equity Incentive Plan after the date that is ten years from the date immediately preceding the Closing. No awards under the Equity Incentive Plan have been made prior to the date hereof.

Form S-8

Following the consummation of the Business Combination, when permitted by SEC rules, PubCo intends to file with the SEC a registration statement on Form S-8 covering the PubCo Class A Ordinary Common Stock issuable under the Equity Incentive Plan.

Certain U.S. Federal Income Tax Aspects

The following is a summary of certain material U.S. federal income tax consequences of certain transactions under the Equity Incentive Plan. This summary reflects U.S. federal income tax law in effect as of the date of this proxy statement/prospectus and does not address all possible tax consequences, nor does it describe state or local tax consequences.

Equity Incentive Plan. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may give rise to alternative minimum tax liability. If shares of PubCo Common Stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) PubCo will not be entitled to any deduction for U.S. federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of PubCo Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of PubCo Common Stock at exercise (or, if less, the amount realized on a sale of such shares of PubCo Common Stock) over the option price thereof, and (ii) PubCo will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of PubCo Common Stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is generally realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of PubCo Common Stock on the date of exercise, and PubCo receives a tax deduction for the same amount, subject to Section 162(m), and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of PubCo Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of PubCo Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. PubCo generally will be entitled to a tax deduction in connection with other awards under the Equity Incentive Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for deferred settlement.

Section 162(m). Under current law, Section 162(m) applies to a broader group of covered employees and no longer includes an exception for performance-based compensation. As a result, certain compensation may be non-deductible. The Equity Incentive Plan is intended to provide flexibility to mitigate adverse tax consequences where possible.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to PubCo, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

New Equity Incentive Plan Benefits

No awards have been previously granted under the Equity Incentive Plan and no awards have been granted that are contingent on stockholder approval of the Equity Incentive Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this proxy statement/prospectus because participation and the types of awards that may be granted under the Equity Incentive Plan are subject to the discretion of the administrator. Consequently, no new plan benefits table is included in this proxy statement/prospectus.

Vote Required for Approval

The approval of the Equity Incentive Plan Proposal requires an ordinary resolution under British Virgin Islands law, being the affirmative vote of at least a majority of the votes cast by the holders of BCAR Ordinary Shares present in person or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting, and otherwise will have no effect on a particular proposal under British Virgin Islands law.

The Equity Incentive Plan Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Proposals is not approved, the Equity Incentive Plan Proposal will have no effect. The Sponsor, which includes among its members each of the directors and officers of BCAR, and together with each of the directors and officers of BCAR, owns 13,200,000 BCAR Ordinary Shares, including both BCAR Class A Ordinary Shares and BCAR Class B Ordinary Shares. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 32.0% of the issued and outstanding BCAR Ordinary Shares. Accordingly, no additional votes of holders of Public Shares will be required to approve the Equity Incentive Plan Proposal assuming only a quorum of BCAR Ordinary Shares are present at the Extraordinary General Meeting. However, should all issued and outstanding BCAR Ordinary Shares entitled to vote at the Extraordinary General Meeting be present, an additional 7,400,001 votes would be necessary to approve the Equity Incentive Plan Proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the Exascale Labs Holdings Inc. 2026 Omnibus Equity Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex C, be adopted and approved.”

Recommendation of the BCAR Board

THE BCAR BOARD UNANIMOUSLY RECOMMENDS THAT BCAR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE EQUITY INCENTIVE PLAN PROPOSAL.

The existence of financial and personal interests of one or more of BCAR’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BCAR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, BCAR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

PROPOSAL No. 7

THE NASDAQ PROPOSAL

Overview

Under Nasdaq Listing Rule 5635(a)(1), shareholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in connection with the acquisition of another company if such securities are not issued in a public offering for cash and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. If the Business Combination is completed pursuant to the Business Combination Agreement, BCAR currently expects to issue up to 91,200,000 shares of PubCo Common Stock (assuming that none of BCAR’s outstanding Public Shares are redeemed) in connection with the Business Combination. Additionally, under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the registrant.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lesser of the official Nasdaq closing price immediately before signing of the binding agreement and the average official Nasdaq closing price for the five trading days immediately preceding the signing of the binding agreement of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

In the event that this proposal is not approved by BCAR shareholders, the Business Combination cannot be consummated. In the event that this proposal is approved by BCAR shareholders, but the Business Combination Agreement is terminated (without the Business Combination being consummated) prior to the issuance of shares of PubCo Common Stock pursuant to the Business Combination Agreement, PubCo will not issue such shares of PubCo Common Stock.

Vote Required for Approval

The approval of the Nasdaq Proposal requires an ordinary resolution under British Virgin Islands law, being the affirmative vote of at least a majority of the votes cast by the holders of BCAR Ordinary Shares present in person or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting, and otherwise will have no effect on a particular proposal under British Virgin Islands law.

The Nasdaq Proposal is conditioned on the approval and adoption of each of the other Condition Precedent Proposals. The Sponsor, which includes among its members each of the directors and officers of BCAR, and its affiliates own 200,000 Private Units and 12,000,000 BCAR Class B Ordinary Shares, and David Boral owns 1,000,000 Representative Shares. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 32.0% of the issued and outstanding BCAR Ordinary Shares. As a result, in addition to the shares held by the Insiders, BCAR would need 7,400,001 Public Shares, or approximately 26.4% of the 28,000,000 Public Shares sold in the BCAR IPO, to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved, assuming all outstanding shares are voted and the Insiders do not acquire any Public Shares. Assuming that only the holders of thirty percent (30%) of the issued and outstanding BCAR ordinary shares, representing a quorum under BCAR’s amended and restated memorandum and articles of association, vote their shares at the Extraordinary General Meeting, BCAR will not need any Public Shares in addition to the shares held by the Insiders to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635, the issuance of shares of PubCo Common Stock be approved.”

Recommendation of the BCAR Board

THE BCAR BOARD UNANIMOUSLY RECOMMENDS THAT BCAR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

The existence of financial and personal interests of one or more of BCAR’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BCAR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, BCAR’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

PROPOSAL No. 8

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows the BCAR Board to submit a proposal to approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based on the tabulated votes, there are not sufficient votes at the time of the Extraordinary General Meeting to approve the Condition Precedent Proposals. The purpose of the Adjournment Proposal is to permit further solicitation of proxies and votes and to provide additional time for the Sponsor, BCAR and their members and shareholders, respectively, to make purchases of BCAR Ordinary Shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the proposals to be put to the Extraordinary General Meeting. See “The Business Combination Proposal — Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination”.

Vote Required for Approval

The approval of the Adjournment Proposal requires an ordinary resolution, being the affirmative vote of a majority of the votes cast by the holders of BCAR Ordinary Shares, represented in person or by proxy and entitled to vote thereon at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal under British Virgin Islands law.

The Adjournment Proposal is not conditioned upon any other proposal. The Sponsor, which includes among its members each of the directors and officers of BCAR, and its affiliates own 200,000 Private Units and 12,000,000 BCAR Class B Ordinary Shares, and David Boral owns 1,000,000 Representative Shares. As a result, as of the date of this proxy statement/prospectus, the Insiders own approximately 32.0% of the issued and outstanding BCAR Ordinary Shares. As a result, in addition to the shares held by the Insiders, BCAR would need 7,400,001 Public Shares, or approximately 26.4% of the 28,000,000 Public Shares sold in the BCAR IPO, to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved, assuming all outstanding shares are voted and the Insiders do not acquire any Public Shares. Assuming that only the holders of thirty percent (30%) of the issued and outstanding BCAR ordinary shares, representing a quorum under BCAR’s amended and restated memorandum and articles of association, vote their shares at the Extraordinary General Meeting, BCAR will not need any Public Shares in addition to the shares held by the Insiders to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting be approved.”

Recommendation of the BCAR Board

THE BCAR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of BCAR’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of BCAR and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. See “The Business Combination Proposal — Certain Interests of BCAR’s Directors and Officers and Others in the Business Combination” for a further discussion.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of (i) the Domestication Merger to U.S. Holders (defined below) of Public Shares and Public Warrants (collectively, the “BCAR securities”), (ii) the Business Combination to U.S. Holders and Non-U.S. Holders of Exascale Common Stock and securities convertible into Exascale Common Stock (the “Company securities”), and (iii) the ownership and disposition of PubCo Common Stock and PubCo Warrants (collectively, the “PubCo securities”) received in the Business Combination to U.S. Holders and Non-U.S. Holders.

This discussion is based on provisions of the Code, the Treasury regulations promulgated thereunder (whether final, temporary, or proposed) (“Treasury Regulations”), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the Business Combination or as a result of the ownership and disposition of PubCo securities. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, U.S. state and local, or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of BCAR securities, Company securities or PubCo securities.

Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to holders that hold BCAR securities or Company securities and, after the completion of the Business Combination, PubCo securities, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

●	taxpayers who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, pension plans, or other tax-deferred accounts;

●	or former citizens or former long-term residents of the United States;

●	subchapter S corporations and any beneficial owners of such entities;

●	dealers or traders in securities, commodities or currencies;

●	persons subject to the alternative minimum tax;

●	partnerships (including entities and arrangements classified as partnerships) for U.S. federal income tax purposes and any beneficial owners of such partnerships;

●	grantor trusts;

●	cooperatives;

●	insurance companies;

●	broker-dealers;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons who received Public Shares or Company securities through the issuance of restricted stock under an incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	persons that acquired BCAR securities, Company securities or PubCo securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons who own (directly, indirectly, or through attribution) 5% or more (by vote or value) all classes of the outstanding Public Shares or Company securities, or, after the Business Combination, all classes of the issued PubCo Common Stock;

●	holders holding BCAR securities or Company securities, or, after the Business Combination, PubCo securities, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

●	controlled foreign corporations, passive foreign investment companies, or foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or

●	Insiders or their affiliates.

As used in this proxy statement/consent solicitation statement/prospectus, the term “U.S. Holder” means a beneficial owner of BCAR securities or Company securities, and, after the Business Combination, PubCo securities received in the Business Combination, that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement that is treated as a partnership) for U.S. federal income tax purposes holds BCAR securities or Company securities, and, after the completion of the Business Combination, PubCo securities received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Business Combination and the subsequent ownership and disposition of PubCo securities received in the Business Combination.

Because BCAR Units will be separated into their component parts immediately prior to the consummation of the Business Combination, a beneficial owner of a BCAR Unit should generally be treated as the owner of the underlying component BCAR securities for U.S. federal income tax purposes. Accordingly, the discussion below with respect to BCAR securities should also apply to holders of BCAR Units (as the deemed owner of the underlying component BCAR securities).

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE DOMESTICATION, MERGER, OWNERSHIP AND DISPOSITION OF BCAR SECURITIES, COMPANY SECURITIES, AND PUBCO SECURITIES. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF BCAR SECURITIES, COMPANY SECURITIES OR PUBCO SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF BCAR SECURITIES, COMPANY SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Holders

U.S. Federal Income Tax Consequences of the Domestication Merger to U.S. Holders of BCAR Securities

If the Domestication Merger Qualifies as a Reorganization

General U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of the Domestication Merger to U.S. Holders will depend primarily on whether the Domestication Merger qualifies as a reorganization within the meaning of Section 368 of the Code (a “Reorganization”). The Domestication Merger is intended to qualify as a Reorganization pursuant to Section 368(a)(1)(F) of the Code. Under Section 368(a)(1)(F) of the Code, a “mere change in identity, form or place of organization of one corporation, however effected” qualifies as a Reorganization. Pursuant to the Domestication Merger, BCAR, a British Virgin Islands business company, will merge with and into PubCo, with PubCo surviving as a corporation incorporated under the laws of the State of Delaware.

Based upon customary assumptions, as well as certain representations made by, and covenants and undertakings of, BCAR, it is the opinion of Loeb & Loeb LLP, legal counsel to BCAR, that the Domestication Merger should qualify as a Reorganization pursuant to Section 368(a)(1)(F) of the Code. However, the provisions of the Code that govern Reorganizations are complex, and due to the absence of direct guidance on the application of Section 368 to a reincorporation merger of a corporation holding only investment-type assets such as BCAR, the qualification of the Domestication Merger as a Reorganization is not entirely clear. If any of the facts, assumptions, representations, covenants or undertakings by BCAR are incorrect, incomplete or inaccurate or are violated, the accuracy of the opinion may be affected and the U.S. federal income tax consequences of the Domestication Merger could differ from those described in this proxy statement/prospectus. However, the completion of the Domestication Merger is not conditioned upon the receipt of an opinion of BCAR’s legal counsel regarding the U.S. federal income tax consequences of the Domestication Merger. U.S. Holders should be aware that BCAR has not requested and, following the Domestication Merger, PubCo does not intend to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Domestication Merger. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS. The remainder of this discussion assumes the Domestication Merger qualifies as a Reorganization.

If the Domestication Merger qualifies as a Reorganization, the Domestication Merger will be treated for U.S. federal income tax purposes as if BCAR (1) transferred all of its assets and liabilities to PubCo in exchange for all of the outstanding common stock and warrants of PubCo and (2) then distributed the shares of PubCo Common Stock and PubCo Warrants to the holders of BCAR Ordinary Shares or BCAR Warrants in liquidation of BCAR, and the taxable year of BCAR will end on the date of the Domestication Merger. Assuming the Domestication Merger qualifies as a Reorganization (and subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” and the discussion below regarding the effect of Section 367 of the Code), a U.S. Holder that exchanges its BCAR securities pursuant to the Domestication Merger should not recognize gain or loss on the exchange of BCAR securities for PubCo securities. The aggregate adjusted tax basis of a U.S. Holder in the PubCo Common Stock received as a result of the Domestication Merger should equal the aggregate adjusted tax basis of the Public Shares surrendered in the exchange, and the aggregate adjusted tax basis in the PubCo Warrants received as a result of such exchange should equal the aggregate adjusted tax basis of the Public Warrants surrendered in the exchange, in each case increased by any amount included in the income of such U.S. Holder under Section 367(b) of the Code, if any (as discussed below). A U.S. Holder’s holding period for the PubCo securities received in the exchange should include the holding period for the BCAR securities surrendered in the exchange.

Effect of Section 367 of the Code to U.S. Holders of Public Shares

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including a domestication of a foreign corporation in a transaction that qualifies as a Reorganization. When it applies, Section 367 generally gives rise to gain recognition or other income inclusions with respect to certain United States persons in connection with transactions that would otherwise be non-recognition transactions for U.S. federal income tax purposes. Section 367(b) generally will apply to U.S. Holders that exchange Public Shares (but not the Public Warrants) for PubCo Common Stock as part of the Domestication Merger.

A. U.S. Holders Who Own 10 Percent or More of the Voting Power or Value of BCAR

A U.S. Holder that on the day of the Domestication Merger beneficially owns (directly, indirectly, or constructively) (i) ten percent (10%) or more of the total combined voting power of all classes of BCAR stock entitled to vote or (ii) ten percent (10%) or more of the total value of shares of all classes of BCAR stock (a “U.S. Shareholder”) must include in income as a dividend the “all earnings and profits amount” attributable to the Public Shares it directly owns, within the meaning of Treasury Regulation Section 1.367(b)-2(d). Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power of all classes of BCAR securities entitled to vote or 10% or more of the total value of shares of all classes of BCAR securities for U.S. federal income tax purposes, and all U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.

A U.S. Shareholder’s earnings and profits amount with respect to its Public Shares is the net positive earnings and profits of the corporation (as determined under Treasury Regulation Section 1.367(b)-2(d)(2)) attributable to the Public Shares (as determined under Treasury Regulation Section 1.367(b)-2(d)(3)) but without regard to any gain that would be realized on a sale or exchange of such Public Shares.

Accordingly, under Treasury Regulation Section 1.367(b)-3(b)(3), a U.S. Shareholder will be required to include in income as a deemed dividend the earnings and profits amount (as defined in Treasury Regulation Section 1.367(b)-2(d)) with respect to its Public Shares as a result of the Domestication Merger. Any such U.S. Shareholder that is a corporation may, under certain circumstances, effectively be exempt from taxation due to a deduction in the amount of a portion or all of the deemed dividend pursuant to Section 245A of the Code. See “— Passive Foreign Investment Company Status” for a discussion of whether the amount of inclusion under Section 367(b) of the Code should be reduced by amounts required to be taken into account by a Non-Electing Shareholder (as defined below) under the proposed Treasury Regulations under Section 1291(f) of the Code.

B. U.S. Holders Who Own Less Than 10 Percent of the Voting Power and Value of BCAR

A U.S. Holder that on the day of the Domestication Merger beneficially owns (directly, indirectly, or constructively) Public Shares with a fair market value of $50,000 or more but less than (i) ten percent (10%) of the total combined voting power of all classes of BCAR stock entitled to vote and (ii) ten percent (10%) of the total value of shares of all classes of BCAR stock must either recognize gain with respect to the Domestication Merger or, in the alternative, elect to recognize the “all earnings and profits” amount, in each case as described below.

Unless a U.S. Holder makes the “all earnings and profits election” as described below, such holder generally must recognize gain (but not loss) with respect to PubCo Common Stock received in exchange for its Public Shares pursuant to the Domestication Merger. Any such gain would be equal to the excess of the fair market value of such PubCo Common Stock received over the U.S. Holder’s adjusted tax basis in the Public Shares surrendered in exchange therefor. Subject to the PFIC rules discussed below, such gain would be capital gain, and should be long-term capital gain if the U.S. Holder held the Public Shares for longer than one year.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the earnings and profits amount attributable to its Public Shares under Section 367(b). There are, however, strict conditions for making this election, as enumerated in the Treasury Regulations.

U.S. Holders are strongly urged to consult with their own tax advisors regarding whether to make this election and if the election is determined to be advisable, the appropriate filing requirements with respect to this election. See “— Passive Foreign Investment Company Status” for a discussion of whether the amount of inclusion under Section 367(b) of the Code should be reduced by amounts required to be taken into account by a Non-Electing Shareholder (as defined below) under the proposed Treasury Regulations under Section 1291(f) of the Code.

A U.S. Holder (who is not a U.S. Shareholder) that beneficially owns (directly, indirectly, or constructively) Public Shares with a fair market value of less than $50,000 would not be required to recognize any gain or loss or include any part of the earnings and profits amount in income under Section 367(b) of the Code in connection with the Domestication Merger, for federal income tax purposes.

If the Domestication Merger Does Not Qualify as a Reorganization

If the Domestication Merger fails to qualify as a Reorganization, and subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” a U.S. Holder that exchanges its BCAR securities for PubCo securities in the Domestication Merger will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo securities received and (ii) the U.S. Holder’s adjusted tax basis in the BCAR securities exchanged therefor. A U.S. Holder’s aggregate tax basis in the PubCo securities received will be the fair market value of the PubCo securities on the date of the Domestication Merger. The U.S. Holder’s holding period for the PubCo securities received pursuant to the Domestication Merger will begin on the day after the date of the Domestication Merger.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the BCAR securities exceeds one year at the time of the Domestication Merger. Long-term capital gains recognized by non-corporate U.S. Holders, including individuals, currently are subject to preferential rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations under the Code. Any such capital gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss.

U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange of BCAR securities for PubCo securities pursuant to the Domestication Merger, the qualification of the Domestication Merger as a Reorganization, and the application of Section 367(b) to the Domestication Merger.

Passive Foreign Investment Company Status

Even if the Domestication Merger qualifies as a Reorganization, the Domestication Merger may be a taxable event to U.S. Holders of BCAR securities under the PFIC provisions of the Code, to the extent that Section 1291(f) of the Code applies. Because BCAR is a blank check company with no current active operating business, based upon the composition of its income and assets, BCAR believes that it may be classified as a PFIC for its most recent taxable year ended on December 31, 2025, and may be classified as a PFIC for its current taxable year which will end as a result of the Domestication Merger.

Definition and General Taxation of a PFIC

A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income consists of passive income, such as dividends, interest, rents and royalties (except for rents and royalties earned in the active conduct of a trade or business), and gains on the disposition of property that produces such income, or (b) if at least 50% of the fair market value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for these purposes its pro rata share of the gross income and assets of any corporation and partnership in which it is considered to own at least 25% of the interest, by value). The determination of whether a foreign corporation is a PFIC is made annually. BCAR’s U.S. counsel expresses no opinion with respect to BCAR’s PFIC status for any taxable year.

If BCAR is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of BCAR securities and, in the case of Public Shares, the U.S. Holder did not make either (a) a timely qualified electing fund (“QEF”) election under Section 1295 of the Code for BCAR’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Public Shares or (b) a QEF election along with a “purging election,” both of which are discussed further below, such holder generally will be subject to special rules with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of BCAR securities; and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Public Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Public Shares).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the BCAR securities;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of BCAR’s first taxable year in which it qualified as a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if BCAR is determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to its Public Shares by making a timely QEF election (or a QEF election along with a purging election), as described below. Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of BCAR’s net capital gain (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed, in the taxable year of the U.S. Holder in which or with which BCAR’s taxable year ends.

Impact of PFIC Rules on Certain U.S. Holders

The impact of the PFIC rules on a U.S. Holder of BCAR securities will depend on whether the U.S. Holder has made a timely and effective election to treat BCAR as a QEF, for BCAR’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Public Shares, or if the U.S. Holder made an effective QEF election along with a “purging election,” as discussed below. A U.S. Holder’s ability to make an effective QEF election with respect “BCAR is contingent upon, among other things, the provision by BCAR of certain information that would enable the U.S. Holder to make and maintain a QEF election. BCAR will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. A U.S. Holder of a PFIC that made a timely and effective QEF election for BCAR’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Public Shares, or that made a QEF election along with a purging election, as discussed below, is hereinafter referred to as an “Electing Shareholder.” A U.S. Holder of a PFIC that did not make a timely and effective QEF election for BCAR’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Public Shares, or that did not make a QEF election along with a purging election, is hereinafter referred to as a “Non-Electing Shareholder.”

As indicated above, if a U.S. Holder of Public Shares has not made a timely and effective QEF election with respect to BCAR’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Public Shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its Public Shares for their fair market value on the “qualification date.” The qualification date is the first day of BCAR’s tax year in which BCAR qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held Public Shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its Public Shares by the amount of the gain recognized and will also have a new holding period in the Public Shares for purposes of the PFIC rules.

A U.S. Holder may not make a QEF election with respect to its Public Warrants. As a result, if a U.S. Holder of Public Warrants sells or otherwise disposes of such rights (including for this purpose exchanging the Public Warrants for PubCo Warrants in the Domestication Merger), any gain recognized will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if BCAR were a PFIC at any time during the period the U.S. Holder held the Public Warrants.

U.S. Holders that hold (or are deemed to hold) stock of a foreign corporation that qualifies as a PFIC may instead elect to annually mark such stock to its market value if such stock is regularly traded on a national securities exchange that is registered with the SEC or certain foreign exchanges or markets of which the IRS has approved (a “mark-to-market election”). Nasdaq currently is considered to be an exchange that would allow a U.S. Holder to make a mark-to-market election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to their Public Shares under their particular circumstances.

Effect of PFIC Rules on the Domestication Merger

Even if the Domestication Merger qualifies as a Reorganization, Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC (including rights to acquire stock of a PFIC) must recognize gain notwithstanding any other provision of the Code. No final Treasury Regulations are in effect under Section 1291(f). Proposed Treasury Regulations under Section 1291(f), (the “Proposed Regulations”) were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their present form, or if gain recognition under Section 1291(f) of the Code is effective even in the absence of final Treasury Regulations, the Proposed Regulations would require taxable gain recognition by a Non-Electing Shareholder with respect to its exchange of BCAR securities for PubCo securities in the Domestication Merger if BCAR were classified as a PFIC at any time during such U.S. Holder’s holding period in BCAR securities. Any such gain would be treated as an “excess distribution” made in the year of the Domestication Merger and subject to the special tax and interest charge rules discussed above under “— Definition and General Taxation of a PFIC.” In addition, the Proposed Regulations include coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the Proposed Regulations applied to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the Code, and the excess, if any, of the amount to be included in income under Section 367(b) over the gain realized under Section 1291 is taxable as provided under Section 367(b). See “— U.S. Federal Income Tax Consequences of the Domestication Merger to U.S. Holders of BCAR Securities — Effect of Section 367 of the Code to U.S. Holders of Public Shares.” The Proposed Regulations should not apply to an Electing Shareholder with respect to its Public Shares for which a timely QEF election, a QEF election along with a purging election, or mark-to-market election is made.

An Electing Shareholder may, however, be subject to the rules discussed below under the section entitled “— U.S. Federal Income Tax Consequences of the Domestication Merger to U.S. Holders of BCAR Securities — Effect of Section 367 of the Code to U.S. Holders of Public Shares.” In addition, as discussed above, since a QEF election cannot be made with respect to Public Warrants, the Proposed Regulations may apply to cause gain recognition under the PFIC rules on the exchange of Public Warrants for PubCo Warrants pursuant to the Domestication Merger. It is not possible to determine at this time whether, in what form, and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted if at all, and, further, whether the IRS would take the position that Section 1291(f) of the Code is effective in the absence of final Treasury Regulations.

The rules dealing with PFICs and with the QEF election and purging election (or a mark-to-market election) are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of BCAR securities should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.

Certain U.S. Federal Income Tax Consequences to U.S. Holders of Exercising Redemption Rights

Prior to a redemption of a U.S. Holder’s Public Shares, if a U.S. Holder so elects, such Public Shares will first be exchanged for shares of PubCo Common Stock in the Domestication Merger. Accordingly, the following discussion is with regard to a U.S. Holder’s potential redemption of PubCo Common Stock. In the event that a U.S. Holder elects to redeem its PubCo Common Stock received in the Domestication Merger for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the PubCo Common Stock under Section 302 of the Code or is treated as a distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the PubCo Common Stock, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the PubCo Common Stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the PubCo Common Stock redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at preferential rates. However, it is unclear whether the redemption rights with respect to the PubCo Common Stock may prevent a U.S. Holder from satisfying the applicable holding period requirement. The deductibility of capital losses is subject to limitations.

If the redemption does not qualify as a sale or exchange of PubCo Common Stock, the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from PubCo’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the PubCo Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the PubCo Common Stock. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the PubCo Common Stock may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Whether a redemption qualifies for sale or exchange treatment will generally depend on the total number of PubCo Common Stock treated as held by the U.S. Holder (including any PubCo Common Stock constructively owned by the U.S. Holder as a result of owning PubCo Warrants) relative to all of the PubCo Common Stock outstanding both before and after the redemption. The redemption of Public Shares generally will be treated as a sale or exchange of the PubCo Common Stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in PubCo or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only PubCo Common Stock actually owned by the U.S. Holder, but also PubCo Common Stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities, including those in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include PubCo Common Stock which could be acquired pursuant to the exercise of the PubCo Warrants. In order to meet the substantially disproportionate test, the percentage of PubCo’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of the PubCo Common Stock must be less than 80% of the percentage of PubCo’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of the outstanding PubCo Common Stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including through constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of stock of PubCo entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of the PubCo Common Stock directly, indirectly, and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of the PubCo Common Stock directly owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other PubCo Common Stock. The redemption of the PubCo Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in PubCo. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in PubCo will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining PubCo Common Stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its PubCo Warrants or possibly in other PubCo Common Stock constructively owned by it. Shareholders who hold different blocks of PubCo Common Stock (generally, shares of BCAR purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Because the Domestication Merger will occur prior to the redemption of U.S. Holders that exercise redemption rights with respect to Public Shares, U.S. Holders exercising such redemption rights will be deemed to have exchanged their Public Shares for shares of PubCo Common Stock and be subject to the potential tax consequences of Section 367(b) of the Code and the tax rules relating to PFICs as a result of the Domestication Merger (as discussed further above).

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their PubCo Common Stock pursuant to an exercise of redemption rights.

U.S. Federal Income Tax Consequences of the Acquisition Merger to U.S. Holders of Company Securities

Neither Exascale, BCAR, nor Merger Sub has requested or intends to request a ruling from the IRS as to the U.S. federal income tax consequences of the Acquisition. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position that the Acquisition Merger does not constitute a reorganization within the meaning of Section 368 of the Code (i.e., a Reorganization). Accordingly, each U.S. Holder is urged to consult its tax advisor with respect to the particular tax consequence of the Acquisition Merger to such holder.

Subject to the qualifications and limitations set forth herein, Exascale, BCAR and Merger Sub intend for the Acquisition Merger to qualify as a Reorganization. Based upon customary assumptions, as well as certain representations made by, and covenants and undertakings of, Exascale and BCAR, it is the opinion of tax counsel to Exascale that the Acquisition Merger should qualify as a Reorganization pursuant to Section 368(a) of the Code. However, the provisions of the Code that govern Reorganizations are complex. If any of the facts, assumptions, representations, covenants or undertakings by Exascale or BCAR are incorrect, incomplete or inaccurate or are violated, the accuracy of the opinion may be affected and the U.S. federal income tax consequences of the Acquisition Merger could differ from those described in this proxy statement/prospectus. However, the completion of the Acquisition Merger is not conditioned upon the receipt of an opinion of Exascale’s legal or tax counsel regarding the U.S. federal income tax consequences of the Acquisition Merger. U.S. Holders should be aware that Exascale has not requested and, following the Acquisition, PubCo does not intend to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Acquisition Merger. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS. The remainder of this discussion assumes the Acquisition Merger qualifies as a Reorganization.

If so treated, U.S. Holders of Company securities should generally not recognize any gain or loss as a result of the Acquisition Merger. Pursuant to the Acquisition Merger, U.S. Holders of Company securities will receive PubCo Common Stock in exchange for their Company securities. Each U.S. Holder’s tax basis in the PubCo Common Stock received in the Acquisition Merger will be the same as his, her or its tax basis in Company securities surrendered in the Acquisition Merger in exchange therefor. The holding period of the PubCo Common Stock received in the Acquisition Merger by the U.S. Holder will include the holding period of Company securities surrendered in the Acquisition Merger in exchange therefor.

If the Acquisition Merger fails to qualify as a Reorganization, a U.S. Holder of Company securities would recognize gain or loss in an amount equal to the difference between (i) the fair market value of the PubCo securities received in exchange for such surrendered Company securities upon completion of the Acquisition Merger and (ii) the holder’s basis in Company securities surrendered. Gain or loss on each block of Company securities (generally shares acquired at the same cost in a single transaction) will be calculated separately. Gain or loss on surrendered Company securities generally will be capital gain or loss, and will be long-term capital gain or loss if such Company securities have been held for more than one year at the time of the Acquisition Merger. Long-term capital gain of non-corporate U.S. Holders (including individuals) generally is taxed at preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. A U.S. Holder’s tax basis in the PubCo securities received in the Acquisition Merger would be equal to the fair market value of the PubCo securities received, and the U.S. Holder’s holding period in such PubCo securities would begin on the day following the Acquisition Merger.

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of the Acquisition Merger under such holder’s particular circumstances.

U.S. Federal Income Tax Consequences of Ownership and Disposition of PubCo Common Stock

Taxation of Distributions

In general, distributions of cash or other property to U.S. Holders of PubCo Common Stock (other than certain distributions of PubCo stock or rights to acquire PubCo stock) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from PubCo’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its PubCo Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the PubCo Common Stock and will be treated as described below under the section entitled “— Gain or Loss on Sale, Exchange or Other Taxable Disposition of PubCo securities”.

Dividends paid to a U.S. Holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder may constitute “qualified dividend income” that will be subject to tax at preferential rates accorded to long-term capital gains.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of PubCo Securities

Upon a sale or other taxable disposition of PubCo securities (which, in general, would include a redemption of PubCo Warrants that is treated as a sale of such warrants as described below), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the PubCo securities. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the PubCo securities so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its PubCo securities so disposed of. See the section entitled “Tax Effects of the Domestication Merger to U.S. Holders” above for discussion of a U.S. Holder’s adjusted tax basis in its PubCo securities following the Domestication Merger. See the section entitled “— Exercise, Lapse or Redemption of PubCo Warrants” below for a discussion regarding a U.S. Holder’s tax basis in PubCo Common Stock acquired pursuant to the exercise of a PubCo Warrant.

Exercise, Lapse or Redemption of PubCo Warrants

A U.S. Holder generally will not recognize taxable gain or loss on the acquisition of PubCo Common Stock upon exercise of PubCo Warrants for cash. The U.S. Holder’s tax basis in the PubCo Common Stock received upon exercise of the PubCo Warrants generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the PubCo Warrants and the exercise price. It is unclear whether the U.S. Holder’s holding period for the PubCo Common Stock received upon exercise of the PubCo Warrants will begin on the date following the date of exercise or on the date of exercise of the PubCo Warrants; in either case, the holding period will not include the period during which the U.S. Holder held the PubCo Warrants. If any PubCo Warrants are allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the lapsed PubCo Warrants.

The tax consequences of a cashless exercise of PubCo Warrants are not clear under current tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the PubCo Common Stock received would equal the U.S. Holder’s basis in the PubCo Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period in the PubCo Common Stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the PubCo Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the PubCo Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the PubCo Common Stock would include the holding period of the PubCo Warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of PubCo Warrants equal to the number of shares of PubCo Common Stock having a value equal to the exercise price for the total number of PubCo Warrants to be exercised. In such case, the U.S. Holder would recognize capital gain or loss with respect to the PubCo Warrants deemed surrendered in an amount equal to the difference between the fair market value of the PubCo Common Stock that would have been received in a regular exercise of the PubCo Warrants deemed surrendered and the U.S. Holder’s tax basis in the PubCo Warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the PubCo Common Stock received would equal the sum of the U.S. Holder’s tax basis in the PubCo Warrants deemed exercised and the aggregate exercise price of such PubCo Warrants. It is unclear whether a U.S. Holder’s holding period for the PubCo Common Stock would commence on the date following the date of exercise or on the date of exercise of the PubCo Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the PubCo Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the PubCo Common Stock received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If PubCo redeems PubCo Warrants for cash or if it purchases PubCo Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under the section entitled “— Gain or Loss on Sale, Exchange or Other Taxable Disposition of PubCo securities”.

Possible Constructive Distributions

The terms of each PubCo Warrant provide for an adjustment to the number of shares of PubCo Common Stock for which the PubCo Warrant may be exercised or to the exercise price of the PubCo Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of the PubCo Warrants could, however, be treated as receiving a constructive distribution from PubCo if, for example, the adjustment increases the U.S. Holder’s proportionate interest in PubCo’s assets or earnings and profits (for example, through an increase in the number of shares of PubCo Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the PubCo Warrant), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of PubCo securities, or as a result of the issuance of a stock dividend to holders of PubCo Common Stock, in each case, which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described above under the section entitled “— Taxation of Distributions” in the same manner as if the U.S. Holders of the PubCo Warrants received a cash distribution from PubCo equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

Payments of distributions on and the proceeds from a sale or other disposition of PubCo securities will be subject to information reporting to the IRS and U.S. backup withholding on such payments may be possible. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number on an IRS Form W-9 and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Any amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, if any, and the U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Non-U.S. Holders

As used herein, a “Non-U.S. Holder” means a beneficial owner of a BCAR securities, Company securities or, after the Business Combination, PubCo securities, other than a partnership (or any entity or arrangement classified as a partnership) for U.S. federal income tax purposes, who or that is not a U.S. Holder and, for U.S. federal income tax purposes is:

●	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

●	a foreign corporation; or

●	an estate or trust.

U.S. Federal Income Tax Consequences of the Acquisition Merger to Non-U.S. Holders of Company Securities

If the Acquisition Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, Non-U.S. Holders of Company securities should generally not recognize any gain or loss as a result of the Acquisition Merger. Pursuant to the Acquisition Merger, Non-U.S. Holders of Company securities will receive PubCo Common Stock in exchange for their shares of Company securities. Each Non-U.S. Holder’s tax basis in the PubCo Common Stock received in the Acquisition Merger will be the same as his, her or its tax basis in Company securities surrendered in the Acquisition Merger in exchange therefor. The holding period of the PubCo Common Stock received in the Acquisition Merger by the Non-U.S. Holder will include the holding period of Company securities surrendered in the Acquisition Merger in exchange therefor.

If the Acquisition Merger fails to qualify as a “reorganization” under Section 368(a) of the Code, a Non-U.S. Holder of Company securities would be subject to the rules described in the section entitled “—Sale, Exchange or Other Taxable Disposition of PubCo securities” below for Non-U.S. Holders of PubCo securities.

Tax Consequences for Non-U.S. Holders of Owning and Disposing of PubCo Common Stock

Taxation of Distributions

In general, any distributions (including constructive distributions, but not including certain distributions of PubCo stock or rights to acquire PubCo stock) made to a Non-U.S. Holder of shares of PubCo Common Stock, to the extent paid out of PubCo’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, PubCo will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such Non-U.S. Holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of PubCo Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the PubCo Common Stock, which will be treated as described under “— Sale, Exchange or Other Taxable Disposition of PubCo securities” below.

The withholding tax generally does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Sale, Exchange or Other Taxable Disposition of PubCo securities

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of its PubCo Common Stock or PubCo Warrants (including an expiration or redemption of the PubCo Warrants as described under “— Exercise, Lapse or Redemption of a PubCo Warrant”, or a redemption of PubCo Common Stock that is treated as a sale or exchange as described under “— Effects to Non-U.S. Holders of Exercising Redemption Rights”), unless:

(i)	the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder);

(ii)	such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition (as such days are calculated pursuant to Section 7701(b)(3) of the Code) and certain other requirements are met; or

(iii)	PubCo is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the applicable PubCo security being disposed of, except, in the case where shares of PubCo Common Stock are “regularly traded” on an “established securities market” (as such terms are defined under applicable Treasury Regulations), (x) the Non-U.S. Holder is disposing of PubCo Common Stock and has owned, whether directly, indirectly, or based on the application of constructive ownership rules, five percent (5%) or less of PubCo Common Stock at all times within the shorter of the five-year period preceding such disposition of PubCo Common Stock or such Non-U.S. Holder’s holding period for such PubCo Common Stock or (y) the Non-U.S. Holder is disposing of PubCo Warrants and has owned, whether directly, indirectly, or based on the application of constructive ownership rules, five percent (5%) or less of the total fair market value of PubCo Warrants (provided the PubCo Warrants are considered to be “regularly traded”) at all times within the shorter of the five-year period preceding such disposition of PubCo Warrants or such Non-U.S. Holder’s holding period for such PubCo Warrants. There can be no assurance that PubCo Common Stock or PubCo Warrants are or will be treated as regularly traded on an established securities market for this purpose. It is unclear how the rules for determining the five percent (5%) threshold for this purpose would be applied with respect to PubCo Common Stock or PubCo Warrants, including how a Non-U.S. Holder’s ownership of PubCo Warrants impacts the five percent (5%) threshold determination with respect to PubCo Common Stock and whether the five percent (5%) threshold determination with respect to PubCo Warrants must be made with or without reference to the Private Placement Warrants. In addition, special rules may apply in the case of a disposition of PubCo Warrants if PubCo Common Stock is considered to be “regularly traded”, but PubCo Warrants are not considered to be “regularly traded”. Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a corporate Non-U.S. Holder may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or a lower applicable income tax treaty rate).

If the second bullet point applies to a Non-U.S. Holder, such Non-U.S. Holder will be subject to U.S. tax on such Non-U.S. Holder’s net capital gain for such year at a tax rate of thirty percent (30%).

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. In addition, PubCo may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition or redemption. Based on the nature of the business and activities of Exascale, it generally is not expected that PubCo would be a United States real property holding corporation after the Domestication Merger or immediately after the Business Combination is completed. However, neither Exascale nor BCAR has undertaken a formal analysis of PubCo’s possible status as a United States real property holding corporation. In addition, such determination is factual in nature and subject to change. Accordingly, no assurance can be provided as to whether PubCo would be treated as a United States real property holding corporation in any taxable year.

Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them in respect of any loss recognized on a sale, taxable exchange or other taxable disposition of its PubCo securities.

Exercise, Lapse or Redemption of PubCo Warrants

A Non-U.S. Holder generally will not recognize taxable gain or loss on the acquisition of PubCo Common Stock upon exercise of PubCo Warrants for cash. The Non-U.S. Holder’s tax basis in the share of PubCo Common Stock received upon exercise of PubCo Warrants generally will be an amount equal to the sum of the Non-U.S. Holder’s tax basis in such PubCo Warrants and the exercise price. It is unclear whether the Non-U.S. Holder’s holding period for the PubCo Common Stock received upon exercise of the PubCo Warrants will begin on the date following the date of exercise or on the date of exercise of the PubCo Warrants; in either case, the holding period will not include the period during which the Non-U.S. Holder held the PubCo Warrants. If any PubCo Warrants are allowed to lapse unexercised, a Non-U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in such lapsed PubCo Warrants and generally will be taxed as described above under “— Sale, Exchange or Other Taxable Disposition of PubCo securities”.

PubCo Warrants may be exercised on a cashless basis in certain circumstances. The U.S. federal income tax characterization of a cashless exercise of PubCo Warrants is not clear under current tax law. A cashless exercise may not be a taxable exchange, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a Non-U.S. Holder’s tax basis in the PubCo Common Stock received would equal the Non-U.S. Holder’s tax basis in the PubCo Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a Non-U.S. Holder’s holding period in the PubCo Common Stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the PubCo Warrants; in either case, the holding period would not include the Non-U.S. Holder’s holding period for the PubCo Warrants exercised therefor. If the cashless exercise were treated as a recapitalization, the holding period of the PubCo Common Stock would include the holding period of the PubCo Warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a Non-U.S. Holder could be deemed to have surrendered a number of PubCo Warrants equal to the number of shares of PubCo Common Stock having a value equal to the exercise price for the total number of PubCo Warrants to be exercised. In such case, the Non-U.S. Holder would recognize capital gain or loss with respect to the PubCo Warrants deemed surrendered in an amount equal to the difference between the fair market value of the PubCo Common Stock that would have been received in a regular exercise of the PubCo Warrants deemed surrendered and the Non-U.S. Holder’s tax basis in the PubCo Warrants deemed surrendered. Any gain or loss recognized by a Non-U.S. Holder generally will be taxed as described above in “— Sale, Exchange or Other Taxable Disposition of PubCo securities”. It is unclear whether a Non-U.S. Holder’s holding period for the PubCo Common Stock would commence on the date following the date of exercise or on the date of exercise of the PubCo Warrants; in either case, the holding period would not include the Non-U.S. Holder’s holding period for the PubCo Warrants exercised therefor.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a Non-U.S. Holder’s holding period would commence with respect to the PubCo Common Stock received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, Non-U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If PubCo redeems PubCo Warrants for cash or if PubCo purchases PubCo Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the Non-U.S. Holder, taxed as described above under “— Sale, Exchange or Other Taxable Disposition of PubCo securities”.

Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise, lapse, or redemption of PubCo Warrants.

Possible Constructive Distributions

The terms of each PubCo Warrant provide for an adjustment to the number of shares of PubCo Common Stock for which the PubCo Warrant may be exercised or to the exercise price of the PubCo Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not a taxable event. A Non-U.S. Holder of the PubCo Warrants could, however, be treated as receiving a constructive distribution from PubCo if, for example, the adjustment increases the Non-U.S. Holder’s proportionate interest in PubCo’s assets or earnings and profits (for example, through an increase in the number of shares of PubCo Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the PubCo Warrant), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of shares of PubCo stock, or as a result of the issuance of a stock dividend to holders of shares of PubCo stock, in each case, which is taxable to the holders of such stock as a distribution. Any constructive distribution received by a Non-U.S. Holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. Holder received a corporate distribution from PubCo equal to the fair market value of such increased interest without any corresponding receipt of cash, the U.S. federal income tax consequences of which are described above under “— Tax Consequences of Ownership and Disposition of PubCo securities — Taxation of Distributions”.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of PubCo Securities. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder generally will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends) on PubCo securities to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent (30%) withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed

Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations.

Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of PubCo securities.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The unaudited pro forma condensed combined financial information presents the combination of the historical financial statements of BCAR and Exascale, adjusted to give effect to the Business Combination and certain transactions contemplated in connection with the Business Combination.

BCAR is a blank check company incorporated in the British Virgin Islands on March 20, 2025. BCAR was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. BCAR has neither engaged in any operations nor generated any revenue to date. Additional information about BCAR is set forth in the section titled “Information about BCAR” in this proxy statement/prospectus.

Exascale Labs Inc. is a next-generation AI infrastructure provider operating an asset-light, software-defined GPU compute platform and related AI infrastructure solutions. Exascale’s core business includes GPU as a Service (“GaaS”), through which it provides reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for AIDC operators. In addition, Exascale has developed certain modular data center, high-density liquid cooling, HVDC power and energy storage solutions that are designed to address deployment bottlenecks in AI infrastructure and that Exascale believes are ready for commercial engagement, although these capabilities have not yet generated revenue as of the date of this proxy statement/prospectus. The platform is purpose-built for large-scale AI workloads, including LLM training, fine-tuning, and high-concurrency inference. Additional information about Exascale is set forth in the section titled “Information about Exascale” in this proxy statement/prospectus.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 combines the historical balance sheet of BCAR as of March 31, 2026 with the historical balance sheet of Exascale as of March 31, 2026 on a pro forma basis as if the Business Combination had been consummated on March 31, 2026.

The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2026 combines the historical statement of operations of BCAR for the nine months ended March 31, 2026 and the historical statement of operations of Exascale for the nine months ended March 31, 2026 on a pro forma basis as if the Business Combination had been consummated on July 1, 2024. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2025 combines the historical statement of operations of BCAR for the period from March 20, 2025 (inception) through June 30, 2025 and the historical statement of operations of Exascale for the year ended June 30, 2025 on a pro forma basis as if the Business Combination had been consummated on July 1, 2024.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

●	the historical unaudited financial statements of BCAR as of and for the period from March 20, 2025 (inception) through June 30, 2025, the historical audited financial statements of BCAR as of and for the period from March 20, 2025 (inception) through December 31, 2025 and the historical unaudited financial statements of BCAR as of and for the three months ended March 31, 2026;

●	the historical audited financial statements of Exascale as of and for the year ended June 30, 2025 and the historical unaudited financial statements of Exascale as of and for the three and nine months ended March 31, 2026; and

●	other information relating to Exascale and BCAR included in this proxy statement/prospectus, including the description of the Business Combination Agreement and the transactions contemplated in connection therewith under the section titled “The Business Combination Proposal.”

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BCAR” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Exascale” included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Exascale’s financial condition or results of operations would have been had the Business Combination been consummated on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The unaudited pro forma condensed combined financial statements include certain assumptions, which may ultimately not come to fruition. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments and the assumptions included in these unaudited pro forma condensed combined financial statements represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Description of the Transactions

On January 11, 2026, BCAR, Exascale, PubCo and Merger Sub entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, the Business Combination will be effected in two steps: (i) BCAR will continue out of the British Virgin Islands and into the State of Delaware so as to re-domicile as, and become, a Delaware corporation by merging with and into PubCo, with PubCo continuing as the surviving publicly traded entity and changing its name to “Exascale Labs Holdings Inc.” (the “Domestication Merger”); and (ii) after the Domestication Merger, Merger Sub will be merged with and into Exascale, resulting in Exascale being a wholly owned subsidiary of PubCo (the “Acquisition Merger” and together with the Domestication Merger, the “Business Combination”).

The aggregate consideration for the Acquisition Merger is $500,000,000 (the “Merger Consideration”), payable in the form of 50,000,000 newly issued shares of common stock of PubCo valued at $10.00 per share to Exascale and its securityholders. Holders of Exascale Class A common stock and Exascale securities convertible or exchangeable for shares of Exascale Class A common stock (being the Exascale Safeholders, the Base Camp Investor and Exascale Equity Incentive Recipients) will receive shares of PubCo Class A Ordinary Common Stock in exchange for such interests in Exascale, with each such PubCo Class A Ordinary Common Stock having one (1) vote per share, and holders of Exascale Class B common stock will receive shares of PubCo Class B Super Common Stock for their Exascale Class B common stock, with each share of such PubCo Class B Super Common Stock having twenty (20) votes per share.

The allocation of the 50,000,000 shares of PubCo Common Stock among Exascale Securityholders will be determined in accordance with (i) the conversion provisions applicable in the event of “liquidity event” under the SAFEs, (ii) the terms of the Base Camp Investment Agreement, and (iii) the allocation percentages applicable to the Exascale Equity Incentive Recipients and Exascale stockholders. As a result, the allocation of the Merger Consideration among Exascale Securityholders is not determined using a single uniform exchange ratio applicable to all Exascale securities.

At the closing of the Acquisition Merger, each issued and outstanding SAFE will be cancelled and converted into the right to receive a number of shares of PubCo Class A Ordinary Common Stock based on the SAFE’s “implied ownership percentage,” as determined under the terms of the applicable SAFE in connection with the Business Combination, which constitutes a “liquidity event” under the SAFEs. In general, a SAFE’s implied ownership percentage is the product of (i) the quotient obtained by dividing (x) the SAFE’s purchase amount by (y) the SAFE’s post-money valuation cap, multiplied by (ii) 100; subject to the capitalization adjustments, rounding provisions, and other terms contained in the applicable SAFE and the final closing calculations. The resulting implied ownership percentage determines the number of shares of the 50,000,000 Merger Consideration issuable for each SAFE. Based on the foregoing, the aggregate implied ownership percentage of all SAFEs outstanding on the filing date of this proxy statement/prospectus was 17.533%, entitling all the SAFEs to collectively receive an aggregate of 8,766,500 shares of PubCo Class A Ordinary Common Stock as their portion of the Merger Consideration in connection with the consummation of the Business Combination. The right of an Exascale Safeholder to receive PubCo Class A Ordinary Common Stock for their SAFE will be contingent on the execution by such Exascale Safeholder of an acknowledgement and such other agreements and other documents as Exascale deems necessary, appropriate or expedient.

At the closing of the Acquisition Merger, the Base Camp Investment Agreement will be cancelled and converted into the right to receive a number of shares of PubCo Class A Ordinary Common Stock based on the “implied ownership percentage” attributable to the Base Camp Investment Agreement. The implied ownership percentage applicable to the Base Camp Investment Agreement is a fixed percentage determined in accordance with the terms of the Base Camp Investment Agreement and will equal 0.625%, entitling the Base Camp Investor to receive an aggregate of 312,500 PubCo Class A Ordinary Common Stock as their portion of the Merger Consideration in connection with the consummation of the Business Combination.

At the closing of the Acquisition Merger, each then outstanding Exascale Equity Incentive award will be cancelled and converted into the right to receive a number of shares of PubCo Class A Ordinary Common Stock based on the “implied ownership percentage” attributable to the award. The implied ownership percentage of the Exascale Equity Incentive awards is determined based on Exascale’s fully diluted capitalization, and, based on Exascale’s capitalization as of the filing date of this proxy statement prospectus, will be 0.154%, entitling the Exascale Equity Incentive Recipients to receive an aggregate of 77,000 PubCo Class A Ordinary Common Stock as their portion of the Merger Consideration in connection with the consummation of the Business Combination.

At the closing of the Acquisition Merger, each issued and outstanding Exascale Class A common stock will be cancelled and converted into the right to receive a number of shares of PubCo Class A Ordinary Common Stock based on the “implied ownership percentage” attributable to Exascale’s Class A common stock. The implied ownership percentage of the Exascale Class A common stock is determined based on Exascale’s fully diluted capitalization, and, based on Exascale’s capitalization as of the filing date of this proxy statement prospectus, will be 20.200%, entitling the holders of Exascale Class A common stock to receive an aggregate of 10,100,000 PubCo Class A Ordinary Common Stock as their portion of the Merger Consideration in connection with the consummation of the Business Combination.

At the closing of the Acquisition Merger, each issued and outstanding Exascale Class B common stock will be cancelled and converted into the right to receive a number of shares of PubCo Class B Super Common Stock based on the “implied ownership percentage” attributable to Exascale’s Class B common stock. The implied ownership percentage of the Exascale Class B common stock is determined based on Exascale’s fully diluted capitalization, and, based on Exascale’s capitalization as of the filing date of this proxy statement prospectus, will be 61.488%, entitling the holders of Exascale Class B common stock to receive an aggregate of 30,744,000 PubCo Class B Ordinary Common Stock as their portion of the Merger Consideration in connection with the consummation of the Business Combination.

At the Effective Time, the holders of Exascale Common Stock, the Exascale Safeholders, the Base Camp Investor, and the Exascale Equity Incentive Recipients will cease to have any rights with respect to Exascale securities, except the right to receive their portion of the Merger Consideration.

The allocation of the 50,000,000 shares of PubCo Class A Common Stock is set forth below (based on Exascale’s capitalization as of the filing date of this proxy statement/prospectus):

Exascale securityholder group	Calculation basis	Ownership percentage	PubCo shares to be received	PubCo share class
Exascale Safeholders	Sum of each Safeholder’s purchase amount divided by the applicable post-money valuation cap, subject to capitalization, rounding and final closing allocation mechanics	17.533%	8,766,500	PubCo Class A Ordinary Common Stock
Base Camp Investment Agreement Investor	0.625% of Exascale’s total equity, calculated on a fully diluted basis	0.625%	312,500	PubCo Class A Ordinary Common Stock
Exascale Equity Incentive Recipients	Fixed allocation percentages based on Exascale’s fully-diluted capitalization	0.154%	77,000	PubCo Class A Ordinary Common Stock
Exascale Class A common stockholders	Fixed allocation percentages based on Exascale’s fully-diluted capitalization	20.200%	10,100,000	PubCo Class A Ordinary Common Stock
Exascale Class B common stockholders	Fixed allocation percentages based on Exascale’s fully-diluted capitalization	61.488%	30,744,000	PubCo Class B Super Common Stock
Total		100.000%	50,000,000

The foregoing discussion and figures are provided to illustrate the allocation mechanics, and remain subject to final rounding and closing adjustments.

Pursuant to the Business Combination Agreement, BCAR has agreed to cause PubCo to receive an amount of at least $5,000,000 in any combination of cash, cash in the trust account, a PIPE, an equity line of credit, or third-party financing, net of any outstanding checks, wire transfers, or similar items not yet cleared, and net of any cash distributions or transfers made in connection with or as a result of the Business Combination (the “Minimum Cash Financing”). It is a condition precedent to Closing that PubCo obtain this Minimum Cash Financing. If the Minimum Cash Financing is not met, and such condition is not waived by Exascale under the terms of the Business Combination Agreement, the proposed Business Combination will not be consummated. In the event that the Business Combination is not consummated, all Public Shares submitted for redemption will be returned to the holders thereof, and BCAR may instead search for an alternate business combination or liquidate BCAR.

As of the filing date of this proxy statement/prospectus, neither BCAR nor Exascale has entered into any agreements or commitments with respect to any financing or other alternative sources of funding to satisfy the Minimum Cash Financing condition. The management teams of BCAR and Exascale are continuing to analyze the available financing options based on cost, amount available under any such facility and future effects that any financing would have on the capitalization of PubCo. BCAR, the Sponsor, Exascale and their affiliates will have no prior relationships with any of the potential financing sources that will be considered in connection with the Business Combination. Upon entry into a financing arrangement for the Business Combination, including any Minimum Cash Financing, BCAR will disclose such arrangement (including the potential dilution) in accordance with the rules of the SEC.

For more information about the Business Combination, please see the section entitled “Proposal 1 — The Business Combination Proposal.” A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

Expected Accounting Treatment of the Business Combination

Under all three scenarios, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, while BCAR is the legal acquirer, it is expected to be treated as the acquired company for financial reporting purposes. Accordingly, the financial statements of Exascale will represent a continuation of the financial statements of Exascale, with the Business Combination treated as the equivalent of Exascale issuing stock for the net assets of BCAR, accompanied by a recapitalization. The net assets of BCAR and Exascale will be stated at historical cost, with no goodwill or other intangible assets recorded. Transaction costs will be recorded within equity in the unaudited pro forma condensed combined financial statements. Operations prior to the Business Combination will be those of Exascale in future reports of the post-combination company.

Exascale has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

●	Exascale stockholders will have a significant majority of the voting power of the post-combination company;

●	the post-combination company’s board of directors will consist of five members, all of whom will be designated by Exascale;

●	Exascale’s senior management will comprise the senior management of the post-combination company and will be responsible for the day-to-day operations of the post-combination company;

●	Exascale is the larger entity based on historical operating activity and employee base; and

●	Exascale’s operations will comprise the ongoing operations of the post-combination company.

Exascale has been designated as the accounting acquirer and has a fiscal year end of June 30. Upon the Closing, the surviving public entity will continue to have June 30 as its fiscal year end.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the results of the post-combination company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company upon consummation of the Business Combination.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. Exascale and BCAR have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial information illustrates three alternative redemption levels. The “Maximum Redemption Scenario” reflects an assumption that 28,000,000 BCAR ordinary shares (i.e., 100% of the Public Shares) are redeemed.

●	Scenario 1 — Assuming No Redemptions: This presentation assumes that no additional BCAR shareholders exercise their redemption rights. Accordingly, all BCAR Ordinary Shares previously classified as subject to possible redemption, totaling 28,000,000, would be reclassified to permanent equity.

●	Scenario 2 — Assuming 50% of Maximum Redemptions: This presentation assumes that BCAR shareholders exercise their redemption rights with respect to 50% of the maximum number of BCAR Ordinary Shares that can be redeemed. Accordingly, 14,000,000 of BCAR ordinary shares are assumed to be redeemed.

●	Scenario 3 — Assuming 100% of Maximum Redemptions: This presentation assumes that BCAR shareholders exercise their redemption rights with respect to 100% of the maximum number of BCAR ordinary shares. Accordingly, 28,000,000 of BCAR ordinary shares are assumed to be redeemed.

Under three scenarios, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, while BCAR is the legal acquirer, it is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Exascale will represent a continuation of the financial statements of Exascale with the Business Combination treated as the equivalent of Exascale issuing stock for the net assets of BCAR, accompanied by a recapitalization. The net assets of BCAR and Exascale will be stated at historical cost, with no goodwill or other intangible assets recorded. Transaction costs will be recorded within equity in the unaudited pro forma condensed combined financial statements. Operations prior to the Business Combination will be those of Exascale in future reports of the post-combination company.

Exascale has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Exascale stockholders will have a significant majority of the voting power of the post-combination company;

●	the post-combination company’s board of directors will consist of five members, all of whom will be designated by Exascale;

●	Exascale’s senior management will comprise the senior management of the post-combination company and will be responsible for the day-to-day operations of the post-combination company;

●	Exascale is the larger entity based on historical operating activity and employee base; and

●	Exascale’s operations will comprise the ongoing operations of the post-combination company.

Post-Transaction Reporting Consideration

After the Business Combination is consummated, Exascale’s historical financial statements will replace those of BCAR beginning with the filing of the financial statements that first include the Business Combination.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2026

	Exascale	BCAR	Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming 50% of Maximum Redemption)		Pro Forma Combined (Assuming 50% of Maximum Redemption)	Transaction Accounting Adjustments (Assuming 100% of Maximum Redemption)		Pro Forma Combined (Assuming 100% of Maximum Redemption)
	$	$	$		$	$		$	$		$
ASSETS
Current assets:
Cash and cash equivalents	984,830	243,576	287,319,687	A	287,611,341	287,319,687	A	143,951,497	287,319,687	A	291,654
			(270,030)	B1		(270,030)	B1		(270,030)	B1
			(666,722)	B2		(666,722)	B2		(666,722)	B2
			-	C		(143,659,844)	C		(287,319,687)	C
U.S. Dollar Coin	4,074,415	-	-		4,074,415	-		4,074,415	-		4,074,415
Accounts receivable, net	1,830,105	-	-		1,830,105	-		1,830,105	-		1,830,105
Prepaid research and development expenses	625,000	-	-		625,000	-		625,000	-		625,000
Advance to suppliers	106,801	-	-		106,801	-		106,801	-		106,801
Refundable deposits receivable	510,000	-	-		510,000	-		510,000	-		510,000
Prepayment and other receivable	-	156,259	-		156,259	-		156,259	-		156,259
Total current assets	8,131,151	399,835	286,382,935		294,913,921	142,723,091		151,254,077	(936,752)		7,594,234
Non-current assets:
Cash and securities held in Trust Account	-	287,319,687	(287,319,687)	A	-	(287,319,687)	A	-	(287,319,687)	A	-
Equipment, net	14,406		-		14,406	-		14,406	-		14,406
Deferred offering cost	95,000		(95,000)	B1	-	(95,000)	B1	-	(95,000)	B1	-
Total non-current assets	109,406	287,319,687	(287,414,687)		14,406	(287,414,687)		14,406	(287,414,687)		14,406
TOTAL ASSETS	8,240,557	287,719,522	(1,031,752)		294,928,327	(144,691,596)		151,268,483	(288,351,439)		7,608,640

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY(DEFICIT)
Accounts payable	743,742				743,742			743,742			743,742
Simple agreements for future equity	26,842,205		(26,842,205)	E	-	(26,842,205)	E	-	(26,842,205)	E	-
Contract liabilities	109,657				109,657			109,657			109,657
Refundable deposits payable	1,174,702				1,174,702			1,174,702			1,174,702
Accrued expense and other current liabilities	283,612	345,713	400,000	B2	979,325	400,000	B2	979,325	400,000	B2	979,325
			(50,000)	D	-	(50,000)	D		(50,000)	D
Total current liabilities	29,153,918	345,713	(26,492,205)		3,007,426	(26,492,205)		3,007,426	(26,492,205)		3,007,426
Total liabilities	29,153,918	345,713	(26,492,205)		3,007,426	(26,492,205)		3,007,426	(26,492,205)		3,007,426

COMMITMENTS AND CONTINGENCIES
Temporary equity:
Common stock subject to possible redemption	-	287,319,687	(287,319,687)	C	-	(287,319,687)	C	-	(287,319,687)	C	-
Stockholders’ equity (deficit):						-		-	-
Class A common shares	3	120	2,800	C	6,046	1,400	C	4,646	-	C	3,246
			31	D		31	D		31	D
			877	E		877	E		877	E
			1,200	F		1,200	F		1,200	F
			1,018	G		1,018	G		1,018	G
			(3)	G		(3)	G		(3)	G
Class B common shares	12	1,200	(1,200)	F	3,074	(1,200)	F	3,074	(1,200)	F	3,074
			3,074	G		3,074	G	-	3,074	G
			(12)	G		(12)	G		(12)	G
Additional paid-in capital	220,636		(233,600)	B1	314,112,515	(233,600)	B1	170,454,071	(233,600)	B1	26,795,628
			287,316,887	C		143,658,443	C		-	C
			49,969	D		49,969	D		49,969	D
			26,841,328	E		26,841,328	E		26,841,328	E
			(82,705)	G		(82,705)	G		(82,705)	G
(Accumulated deficit) retained earning	(21,134,012)	52,802	(131,430)	B1	(22,200,734)	(131,430)	B1	(22,200,734)	(131,430)	B1	(22,200,734)
			(1,066,722)	B2		(1,066,722)	B2		(1,066,722)	B2
			78,628	G		78,628	G		78,628	G
Total stockholders’ equity (deficit)	(20,913,361)	54,122	312,780,140		291,920,901	169,120,296		148,261,057	25,460,453		4,601,214
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	8,240,557	287,719,522	(1,031,752)		294,928,327	(144,691,596)		151,268,483	(288,351,439)		7,608,640

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended March 31, 2026

			Scenario 1			Scenario 2			Scenario 3
	For the nine months ended		Assuming No Redemption			Assuming 50% of Maximum Redemption			Assuming 100% of Maximum Redemption
	March 31,		Pro		Pro	Pro		Pro	Pro		Pro
	2026		Forma		Forma	Forma		Forma	Forma		Forma
	Exascale	BCAR	Adjustments		Combined	Adjustments		Combined	Adjustments		Combined
	$	$	$		$	$		$	$		$
Revenue	10,561,331				10,561,331	-		10,561,331	-		10,561,331
Cost of revenues	(8,902,966)				(8,902,966)			(8,902,966)			(8,902,966)

Operating costs and expenses:
Selling and marketing expenses	(310,582)	-			(310,582)			(310,582)			(310,582)
General and administrative expenses	(928,255)	-			(928,255)	-		(928,255)	-		(928,255)
Research and development expenses	(3,238,185)	-			(3,238,185)			(3,238,185)			(3,238,185)
Formation and operational costs	-	(810,979)	160,000	I	(650,979)	160,000	I	(650,979)	160,000	I	(650,979)
Total operating expenses	(4,477,022)	(810,979)	160,000		(5,128,001)	160,000		(5,128,001)	160,000		(5,128,001)
Income (loss) from operations	(2,818,657)	(810,979)	160,000		(3,469,636)	160,000		(3,469,636)	160,000		(3,469,636)

Other income (expense):
Change in fair value of simple agreements for future equity	(5,098,320)	-	5,098,320	K	-	5,098,320	K	-	5,098,320	K	-
Unrealized loss on marketable securities held in Trust Account	-	7,319,687	(7,319,687)	J	-	(7,319,687)	J	-	(7,319,687)	J	-
Total other income (expense)	(5,098,320)	7,319,687	(2,221,367)		-	(2,221,367)		-	(2,221,367)		-
Loss before income tax expense	(7,916,977)	6,508,708	(2,061,367)		(3,469,636)	(2,061,367)		(3,469,636)	(2,061,367)		(3,469,636)
Income tax expense	-	-	-		-	-		-	-		-
Net (loss) income	(7,916,977)	6,508,708	(2,061,367)		(3,469,636)	(2,061,367)		(3,469,636)	(2,061,367)		(3,469,636)
Basic and Diluted					-
Loss per share					(0.038)			(0.045)			(0.055)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year ended June 30, 2025

			Scenario 1			Scenario 2			Scenario 3
	For the year ended		Assuming No Redemption			Assuming 50% of Maximum Redemption			Assuming 100% of Maximum Redemption
	June 30,		Pro		Pro	Pro		Pro	Pro		Pro
	2025		Forma		Forma	Forma		Forma	Forma		Forma
	Exascale	BCAR	Adjustments		Combined	Adjustments		Combined	Adjustments		Combined
	$	$	$		$	$		$	$		$
Revenue	7,015,512				7,015,512	-		7,015,512	-		7,015,512
Cost of revenues	(5,910,315)				(5,910,315)			(5,910,315)			(5,910,315)

Operating costs and expenses:
Selling and marketing expenses	(989,155)				(989,155)			(989,155)			(989,155)
General and administrative expenses	(362,982)		(1,066,722)	B2	(1,429,704)	(1,066,722)	B2	(1,429,704)	(1,066,722)	B2	(1,429,704)
Research and development expenses	(2,797,906)				(2,797,906)			(2,797,906)			(2,797,906)
Formation and operational costs	-	(41,420)			(41,420)			(41,420)			(41,420)
Total operating expenses	(4,150,043)	(41,420)	(1,066,722)		(5,258,185)	(1,066,722)		(5,258,185)	(1,066,722)		(5,258,185)
Loss from operations	(3,044,846)	(41,420)	(1,066,722)		(4,152,988)	(1,066,722)		(4,152,988)	(1,066,722)		(4,152,988)

Other income (expense):
Change in fair value of simple agreements for future equity	(4,614,821)	-	4,614,821	K	-	4,614,821	K	-	4,614,821	K	-
Total other income (expense)	(4,614,821)	-	4,614,821		-	4,614,821		-	4,614,821		-
Loss before income tax expense	(7,659,667)	(41,420)	3,548,099		(4,152,988)	3,548,099		(4,152,988)	3,548,099		(4,152,988)
Income tax expense	-	-	-		-	-		-	-		-
Net (loss) income	(7,659,667)	(41,420)	3,548,099		(4,152,988)	3,548,099		(4,152,988)	3,548,099		(4,152,988)
Basic and Diluted
Loss per share					(0.046)			(0.054)			(0.066)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Description of the Business Combination

On January 11, 2026, BCAR, Exascale, PubCo and Merger Sub entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, the transactions contemplated thereby will be effected in two steps. First, BCAR will continue out of the British Virgin Islands and into the State of Delaware so as to re-domicile as, and become, a Delaware corporation by merging with and into PubCo, with PubCo continuing as the surviving, publicly traded entity (the “Domestication Merger”). Following the Domestication Merger, at the Closing, among other things, Merger Sub, a wholly owned subsidiary of PubCo, will merge with and into Exascale, with Exascale being the surviving corporation as a wholly owned subsidiary of PubCo (the “Acquisition Merger,” and together with the Domestication Merger, the “Business Combination”).

Note 2—Basis of the Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of March 31, 2026 assumes that the Business Combination had been consummated on March 31, 2026. The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2026 and the year ended June 30, 2025 present the pro forma effect to the Business Combination as if it had been completed on July 1, 2024.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

●	the historical unaudited financial statements of BCAR as of and for the period from March 20, 2025 (inception) through June 30, 2025, the historical audited financial statements of BCAR as of and for the period from March 20, 2025 (inception) through December 31, 2025 and the historical unaudited financial statements of BCAR as of and for the three months ended March 31, 2026;

●	the historical audited financial statements of Exascale as of and for the year ended June 30, 2025 and the historical unaudited financial statements of Exascale as of and for the three and nine months ended March 31, 2026; and

●	other information relating to Exascale and BCAR included in this proxy statement/prospectus, including the description of the Business Combination Agreement and the transactions contemplated in connection therewith under the section titled “The Business Combination Proposal.”

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BCAR” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Exascale” included elsewhere in this proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not include income tax effects as the parties to the Business Combination are evaluating the post-Closing tax implications of Exascale. Accordingly, the unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the parties to the Business Combination filed consolidated income tax returns during the periods presented, nor does it reflect the amounts of pro forma deferred tax assets or liabilities as of the periods presented.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination been consummated on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company.

Note 3—Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Article 11 provides guidance to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Given such Management Adjustments, if any, would not enhance an understanding of the pro forma effects of the Transaction, BCAR has elected not to present any Management Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

BCAR and Exascale have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2026 are as follows:

(A1)	Reflects the reclassification of cash and cash equivalents from the trust account that become available for use post-Closing.

(B1)	Reflects the settlement of total estimated professional fees incurred by Exascale not yet recognized in its historical financial statements. These costs are accounted for as equity issuance costs.

(B2)	Reflects the settlements and accruals of total estimated professional fees incurred by BCAR not yet recognized in its historical financial statements. These costs are accounted for as expenses.

(C)	Reflects the reclassification of common stock subject to possible redemption to permanent equity.

(D)	Reflects pro forma adjustments to record (i) $50,000 of cash proceeds received under the investor provider arrangement as other current liabilities, and (ii) share-based compensation expense for services that were fully provided, the total equity conversion to 312,500 common shares, with the related liability reclassified to common shares and additional paid-in capital.

(E)	Reflects the conversion of Exascale SAFEs into an aggregate of 8,766,500 shares of Class A common stock.

(F)	Reflects the share exchanges for the recapitalization of BCAR.

(G)	Reflects the share exchanges for the recapitalization of Exascale including share-based compensation.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2026 and for the year ended June 30, 2025 are as follows:

(B2)	Reflects the settlement of total estimated professional fees incurred by BCAR not yet recognized in its historical financial statements. These costs are accounted for as expenses.

(I)

Reflects the elimination of monthly administration fee of $20,000 paid to the Sponsor after giving effect to the Business Combination as if it had occurred on July 1, 2024.

(BCAR entered into an administrative services agreement, commencing on August 1, 2025, through the earlier of BCAR’s consummation of an initial business combination or its liquidation, to pay to the Sponsor a total of $20,000 per month for office space, secretarial and administrative services provided to members of BCAR’s management team.)

(J)	Reflects the elimination of interest income generated from the investments held in the trust account after giving effect to the Business Combination as if it had occurred on July 1, 2024.

(K)	Reflects the elimination of remeasurement gains and losses on SAFEs.

Note 4—Loss per Share

As the Business Combination is being reflected as if it had been consummated on July 1, 2024, the calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share assumes the following events occurred as of July 1, 2024:

	Scenario 1		Scenario 2		Scenario 3
	Combined Assuming No Redemption		Combined Assuming 50% of Maximum Redemption		Combined Assuming 100% of Maximum Redemption
	Year Ended June 30, 2025	Nine months Ended March 31, 2026	Year Ended June 30, 2025	Nine months Ended March 31, 2026	Year Ended June 30, 2025	Nine months Ended March 31, 2026
Pro forma net loss	$(4,152,988)	(3,469,636)	(4,152,988)	(3,469,636)	(4,152,988)	(3,469,636)
Weighted average shares outstanding – basic	91,200,000	91,200,000	77,200,000	77,200,000	63,200,000	63,200,000
Weighted average shares outstanding – diluted	91,200,000	91,200,000	77,200,000	77,200,000	63,200,000	63,200,000
Net loss per share – basic	$(0.046)	(0.038)	(0.054)	(0.045)	(0.066)	(0.055)
Net loss per share – diluted	$(0.046)	(0.038)	(0.054)	(0.045)	(0.066)	(0.055)

Weighted average shares calculation, basic and diluted
BCAR Public Shares	28,000,000	28,000,000	14,000,000	14,000,000	-	-
BCAR private placement shares held by Sponsor	200,000	200,000	200,000	200,000	200,000	200,000
BCAR Founder Shares held by Sponsor	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000	12,000,000
Underwriter Representative shares	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
Post-Combination Company ordinary shares issued in the Business Combination to Exascale Securityholders	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Weighted average shares outstanding, basic and diluted	91,200,000	91,200,000	77,200,000	77,200,000	63,200,000	63,200,000

	Scenario 1		Scenario 2		Scenario 3
	Combined Assuming No Redemptions		Combined Assuming 50% of Maximum Redemptions		Combined Assuming 100% of Maximum Redemptions
	Year Ended June 30, 2025	Nine months Ended March 31, 2026	Year Ended June 30, 2025	Nine months Ended March 31, 2026	Year Ended June 30, 2025	Nine months Ended March 31, 2026
BCAR public shares	30.70%	30.70%	18.13%	18.13%	-%	-%
BCAR shares private placement shares held by Sponsor	0.22%	0.22%	0.26%	0.26%	0.32%	0.32%
BCAR founder’s shares held by Sponsor	13.16%	13.16%	15.54%	15.54%	18.98%	18.98%
Underwriter Represent shares	1.10%	1.10%	1.30%	1.30%	1.58%	1.58%
Post-Combination Company ordinary shares issued in the Business Combination to Exascale Securityholders	54.82%	54.82%	64.77%	64.77%	79.12%	79.12%
Total	100%	100%	100%	100%	100%	100%

INFORMATION ABOUT PUBCO BEFORE THE BUSINESS COMBINATION

D. Boral ARC Merger Corporation (“PubCo”) was incorporated in Delaware on December 19, 2025 for the purpose of merging with D. Boral ARC Acquisition I Corp., a British Virgin Islands business company (“BCAR”) prior to the transactions contemplated in the Business Combination Agreement, to facilitate the consummation of a business combination. PubCo is a party to the Business Combination Agreement, as amended, and will become the ultimate parent company following the transactions contemplated in the Business Combination Agreement.

INFORMATION ABOUT BCAR

BCAR is a blank check company incorporated on March 20, 2025 as a BVI business company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Recent Developments – Business Combination Agreement

On January 11, 2026, BCAR entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and a direct, wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of BCAR (“Merger Sub”), and Exascale Labs Inc., a Delaware corporation (“Exascale”). The Business Combination Agreement is attached to this proxy statement/prospectus as part of Annex A.

Exascale is a next-generation AI infrastructure provider operating an asset-light, software-defined GPU compute platform and related AI infrastructure solutions. Exascale’s core business includes GaaS, through which it provides reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for AIDC operators. In addition, Exascale has developed certain modular data center, high-density liquid cooling, HVDC power and energy storage solutions that are designed to address deployment bottlenecks in AI infrastructure and that Exascale believes are ready for commercial engagement, although these capabilities have not yet generated revenue as of the date of this proxy statement/prospectus. The platform is purpose-built for large-scale AI workloads, including LLM training, fine-tuning, and high-concurrency inference. Additional information about Exascale is set forth in the section titled “Information about Exascale” in this proxy statement/prospectus.

The Business Combination Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur (together with the other agreements and transactions contemplated by the Business Combination Agreement, the “Business Combination”):

(1)	Subject to the conditions of the Business Combination Agreement, BCAR shall continue out of the British Virgin Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger (the “Domestication Merger”) of BCAR with and into PubCo, with PubCo as the surviving company pursuant to the Business Companies Act, (Revised Edition 2020) as amended, of the British Virgin Islands and the applicable provisions of the Delaware General Corporation Law, as amended. Upon the Domestication Merger, PubCo shall change its name to “Exascale Labs Holdings Inc.”; and, thereafter

(2)	(a) the Merger Sub shall be merged with and into Exascale, (b) the separate corporate existence of Merger Sub shall thereupon cease, and Exascale shall be the surviving corporation, and (c) the surviving corporation shall become a wholly-owned subsidiary of PubCo (the “Acquisition Merger”).

The Merger Consideration is 50,000,000 shares of PubCo Common Stock to be issued at the closing of the Business Combination. Completion of the Business Combination is subject to the satisfaction or waiver, where permissible, of various conditions to closing.

Corporate History

Formation and IPO. On August 1, 2025, BCAR consummated its IPO of 25,000,000 BCAR Units at $10.00 per Unit, generating gross proceeds of $250,000,000. On August 11, 2025, the underwriters of the IPO notified BCAR of their partial exercise of the over-allotment option and purchased 3,000,000 additional BCAR Units at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $30,000,000. The over-allotment option closed on August 13, 2025. Each BCAR Unit consists of one BCAR Class A Ordinary Share, par value $0.0001 per share, and one-half of one redeemable warrant, each whole warrant to purchase one BCAR Class A Ordinary Share (the “Public Warrants”). Simultaneously with the closing of the IPO, BCAR consummated the sale of 200,000 Private Units at a price of $10.00 per Private Unit in a private placement to the Sponsor generating proceeds of $2,000,000.

A total of $280,000,000 of the proceeds from the IPO and the sale of the Private Units was placed in a U.S.-based trust account maintained by Odyssey Transfer and Trust Company, acting as trustee.

The BCAR Units commenced public trading on July 31, 2025 on the Nasdaq Global Market, and the BCAR Class A Ordinary Shares and Public Warrants commenced separate public trading on August 20, 2025. The BCAR Units, BCAR Class A Ordinary Shares and Public Warrants are currently traded on the Nasdaq Global Market under the symbols “BCARU,” “BCAR” and “BCARW,” respectively.

Redemption Rights

Pursuant to BCAR’s Current Charter, BCAR shareholders (except the Insiders and the officers and directors of BCAR) will be entitled to redeem their Public Shares for a pro rata share of the trust account (currently anticipated to be approximately $10.36 per Class A Ordinary Share for shareholders) net of taxes payable.

BCAR’s Insiders do not have redemption rights with respect to any BCAR Ordinary Shares owned by them, directly or indirectly (nor will they seek appraisal rights with respect to such Class A Ordinary Shares if appraisal rights would be available to them).

Automatic Dissolution and Subsequent Liquidation of trust account if No Business Combination

If we do not consummate an initial business combination by February 1, 2027 (or May 1, 2027 if the sponsor exercises its three-month extension option), it will trigger our automatic winding up, dissolution and liquidation pursuant to the terms of BCAR’s Current Charter. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Business Companies Act. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation.

If we are unable to consummate our business combination within such time period permitted under BCAR’s Current Charter, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding Public Shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our Public Shareholders. In the event of our dissolution and liquidation, the public warrants will expire and will be worthless.

The amount in the trust account under the Business Companies Act will be treated as share premium which is distributable under the Business Companies Act provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our Public Shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our Public Shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Pursuant to the letter agreement, dated July 30, 2025, entered into by and among BCAR and the Insiders, the Insiders agreed, for no additional consideration, to waive their rights to participate in any liquidation of our trust account or other assets with respect to the Founder Shares and Private Units and to vote their Founder Shares and Private Shares in favor of any dissolution and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our warrants or rights, which will expire worthless.

If we are unable to consummate a business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share distribution from the trust account would be approximately $10.00.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our Public Shareholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Out Sponsor has agreed that if we liquidate the trust account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of the IPO not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement. However, we cannot assure you that the Sponsor will be able to satisfy those obligations if it is required to do so. Accordingly, the actual per-share distribution could be less than $10.00 due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our Public Shareholders at least $10.00 per share.

Initial Business Combination

Since the IPO, BCAR has evaluated over 10 potential target businesses including Exascale. When evaluating each prospective target business, BCAR conducted a thorough due diligence review that encompassed, among other things, meetings with incumbent management and employees, document reviews and a review of financial and other information that was made available to us.

Our Business Combination Process

BCAR is not prohibited from pursuing an initial business combination with a company that is affiliated with BCAR’s Sponsor, officers or directors although Exascale is not affiliated. In the event BCAR does not complete the proposed Business Combination, and instead seek to complete an initial business combination with a company that is affiliated with BCAR’s Sponsor, officers or directors, BCAR, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that BCAR’s initial business combination is fair to the company from a financial point of view.

Certain of BCAR’s officers and directors presently have fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such other entity. Accordingly, if any of BCAR’s officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations to present the opportunity to such entity, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. BCAR believes, however, that the fiduciary duties or contractual obligations of BCAR’s officers or directors will not materially affect BCAR’s ability to complete an initial business combination. The Current Charter provides that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as BCAR; and (ii) BCAR renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and BCAR, on the other. BCAR’s Sponsor, directors and officers are, or may become, affiliated with entities that are engaged in a business similar to BCAR. BCAR’s Sponsor, directors and officers are not prohibited from sponsoring, investing in or otherwise becoming involved with, any other blank check companies (including SPACs similar to BCAR), including in connection with their initial business combinations, prior to BCAR completing an initial business combination. However, BCAR does not believe that any such potential conflicts of interest would materially affect BCAR’s ability to complete the Business Combination.

Competition

If BCAR is unable to complete the Business Combination with Exascale, BCAR expects to encounter competition in identifying, evaluating and selecting a target business for BCAR’s alternate business combination, from other entities having a business objective similar to BCAR, including from SPACs, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than BCAR. BCAR’s ability to acquire larger target businesses will be limited by BCAR’s available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, BCAR’s outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place BCAR at a competitive disadvantage in successfully negotiating an alternate business combination.

Employees

BCAR currently has two executive officers. These individuals are not obligated to devote any specific number of hours to BCAR’s matters, but they have devoted and will continue to devote as much of their time as they deem necessary to BCAR’s affairs until BCAR has completed its initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for BCAR’s initial business combination and the stage of the business combination process BCAR is in. BCAR does not intend to have any full-time employees prior to the completion of its initial business combination.

Corporate Information

BCAR is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, BCAR is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in BCAR’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find BCAR’s securities less attractive as a result, there may be a less active trading market for BCAR’s securities and the prices of BCAR’s securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. BCAR intends to take advantage of the benefits of this extended transition period.

BCAR will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which BCAR has total annual gross revenue of at least $1.235 billion, or (c) in which BCAR is deemed to be a large accelerated filer, which means the market value of BCAR’s ordinary shares that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter; and (2) the date on which BCAR has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, BCAR is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. BCAR will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of its ordinary shares held by non-affiliates equaled or exceeded $250 million as of the end of that fiscal year’s second fiscal quarter, or (2) BCAR’s annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of BCAR’s ordinary shares held by non-affiliates equaled or exceeded $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent BCAR takes advantage of such reduced disclosure obligations, it may also make comparison of BCAR’s financial statements with other public companies difficult or impossible.

BCAR’s executive offices are located at 10 East 53rd Street, Suite 3001, New York, NY 10022 and its phone number is (332) 266-7344. BCAR’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this Proxy Statement/Prospectus. You should not rely on any such information in making your decision whether to invest in BCAR’s or PubCo’s Securities.

DIRECTORS, OFFICERS, EXECUTIVE COMPENSATION AND
CORPORATE GOVERNANCE OF BCAR PRIOR TO THE BUSINESS COMBINATION

Directors, Executive Officers and Corporate Governance.

Officers and Directors

Name	Age	Position
David Boral	42	Chairman of the Board and Chief Executive Officer
John Darwin	37	Chief Financial Officer and Director
Kevin Chen	47	Director
Luisa Ingargiola	58	Director
Matt Laker	49	Director

David Boral has served as our Chairman and Chief Executive Officer since March 2025. Mr. Boral has also served as the chief executive officer and a chairman of D. Boral Acquisition I Corp., a special purpose acquisition company in the process of completing its initial business combination, since October 2025, and as the chief executive officer and a chairman of D. Boral ARC Acquisition II Corp., a special purpose acquisition company in the process of completing its initial public offering, from May 2025 until October 2025. Mr. Boral is also the chief executive officer and founder of D. Boral Capital, a global investment bank which he established in May 2020. In his role as chief executive officer, Mr. Boral ensures that the company’s vision and strategy are executed daily through the efforts of the D. Boral Capital team. Before founding D. Boral Capital, Mr. Boral held several leadership roles in Investment Banking and Capital Markets. With approximately 20 years of experience, Mr. Boral has led and participated in a wide range of transactions, including traditional IPOs, SPAC IPOs & de-SPAC transactions, follow on and secondary offerings, private placement/PIPEs, reverse mergers, bankruptcies and restructurings, dual and cross-listings, and other private and public offerings both in the U.S. and internationally. Mr. Boral served as Co-President and a Director of EF Hutton Acquisition Corporation I, a special purpose acquisition company from March 3, 2021 until it completed its initial business combination on December 12, 2023. Mr. Boral received a BBA in Finance from the Lubin School of Business at Pace University.

We believe Mr. Boral is qualified to serve on our board of directors due to his extensive and varied deal experience throughout his career, including his prior special purpose acquisition company experience.

John Darwin has served as our Chief Financial Officer and a member of our board of directors since March 2025. Mr. Darwin has also served as the chief financial officer and a member of the board of directors of D. Boral Acquisition I Corp., a special purpose acquisition company in the process of completing its initial business combination, since October 2025, and as the chief financial officer and a member of the board of directors of D. Boral ARC Acquisition II Corp., a special purpose acquisition company in the process of completing its initial public offering, from May 2025 until October 2025. Mr. Darwin is also the chief investment officer of D. Boral Capital, since November 2025. From 2022 until October 2025, Mr. Darwin was a managing director at ARC Group Limited, a global investment bank and management consultancy firm. Mr. Darwin has deep experience as a SPAC executive, board member, and private equity investor in emerging industries across a wide range of geographies. Before joining ARC Group, Mr. Darwin was Managing Partner of Luminous Capital USA, Inc., a U.S. based private investment firm focused on emerging industries and technologies since December 2020. While at Luminous USA, Inc., Mr. Darwin was Co-Chief Executive Officer of Northern Lights Acquisition Corp. from June 2021 until its business combination in September 2022. Previously, from March 2018 to March 2021, Mr. Darwin was President of OCG, Inc., a U.S. based retail franchisor. Prior to OCG, Mr. Darwin held various roles in private equity and corporate finance and has over a decade of transaction experience in public and private entities. Mr. Darwin received his BBA in Finance from the Cox School of Business at Southern Methodist University.

We believe Mr. Darwin is qualified to serve on our board of directors due to his extensive and varied deal experience throughout his career, including his prior special purpose acquisition company experience.

Kevin Chen has served as a member of our board of directors since July 2025. Mr. Chen has been serving as Chief Investment Officer and Chief Economist of Horizon Financial, a New York based investment management company that offers cross-border investment solutions to global financial institutions and individuals, since May 2018, where he is responsible for advising clients in investing in healthcare facilities in the United States, among other investment activities. Mr. Chen served as chairman of the board of directors and Chief Executive Officer of EDOC Acquisition Corp. from September 2020 to March 2024. From November 2021 to August 2024, Mr. Chen was a board member of InFinT Acquisition Corporation (NYSE: IFIN.U), a special purpose acquisition company that completed its initial public offering in November 23, 2021. Mr. Chen served as a board member of Horizon Global Access Fund (Cayman), a segregate portfolio of Flagship Healthcare Properties Fund, a leading U.S. Healthcare REIT, from February 2019 to October 2024. He is a Member of the Economic Club of New York, a Member of the Miami Economic Club, a Member of the Council for Foreign Relations, Fellow of the Foreign Policy Association. Mr. Chen obtained his PhD in Finance from the Financial Asset Management Engineering Center at University of Lausanne, Switzerland in 2005.

Luisa Ingargiola has served as a member of our board of directors since July 2025. Since February 2017, Ms. Ingargiola has served as Chief Financial Officer of Avalon GloboCare Corp. (NASDAQ: ALBT), a publicly listed bio-tech health care company. Prior to joining Avalon GloboCare Corp., Ms. Ingargiola served as the Chief Financial Officer and Co-Founder of MagneGas Corporation, an alternative energy company, from 2007 to 2018. Ms. Ingargiola has also served as a director and audit committee chair for various over-the-counter, Nasdaq and NYSE traded companies. Ms. Ingargiola has served as a member of the board of directors and the audit committee chair of Core AI Holdings, Inc. (NASDAQ: CHAI) since October 2025, on the board of directors of New America Acquisition I Corp. (NYSE: NWAX) since December 2025, on the board of directors of D. Boral Acquisition I Corp. (NASDAQ: DBCAU), a special purpose acquisition company, and its audit committee since February 2026, as a member of the board of directors and the audit committee chair of Vision Marine Technologies, Inc. (NASDAQ: VMAR) since December 2020, as a member of the board of directors and the audit committee chair of Fusion Fuel Green PLC (Nasdaq: HTOO) since February 2025, and as a member of the board of directors and audit committee chair of BioCorRx Inc. (OTC: BICX) since April 2018. Ms. Ingargiola has served on the board of directors of Dragonfly Energy Holdings Corp. (NASDAQ: DFLI) since October 2022 and served on the board of directors of Dragonfly Energy Corp. from August 2021 to October 2022. Ms. Ingargiola also served as a member of the board of directors and as the audit committee chair for Progress Acquisition Corporation (NASDAQ: PGRWU) from November 2020 to February 2023, as a member of the board of directors and the audit committee chair for AgEagle Aerial Systems Inc. (NYSE American: UAVS) from May 2018 to November 2022, as the audit committee chair of Siyata Mobile (NASDAQ: SYTA) from December 2020 to December 2021, as a member of the board of directors for Xos, Inc. (NASDAQ: XOS) from March 2024 to June 2025, and as a member of the board of directors, the compensation committee chair and the audit committee chair for Electra Meccanica Vehicles Corp. (Nasdaq: SOLO) from March 2018 to March 2024. Ms. Ingargiola holds a Master of Health Administration from the University of South Florida and a B.S. in Finance from Boston University. Ms. Ingargiola is qualified to serve on our board of directors based on her previous roles serving as chief financial officer for multiple companies and extensive experience serving on multiple boards of directors for Nasdaq and NYSE traded companies.

Matt Laker has served as a member of our board of directors since July 2025. Mr. Laker has over 22 years of international strategic and operational experience in the financial services industry, with extensive expertise within the automotive finance, payments and e-commerce, and insurance and retirement sectors. Since April 2024, Mr. Laker has served as Chief of Staff for Wolfe LLC, an e-commerce and online business services company. From March 2020 to January 2024, Mr. Laker served as the Head of Enterprise Communications, Marketing & Philanthropy for Jackson National Life, a financial services company, after having served as the company’s Chief of Staff from September 2012 through March 2020. Mr. Laker began his career at Mercedes Benz Financial Services and has since held senior cross functional leadership roles in consulting, credit, program management, mergers and acquisitions, communications, philanthropy and board level engagement support. Mr. Laker holds an M.B.A. from Thunderbird School of Global Management and a B.A. in Marketing from Weber State University.

Number and Terms of Office of Officers and Directors

Our board of directors consists of five (5) members and is divided into three classes with only one class of directors being appointed in each year, and with each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. Prior to the closing of our initial business combination, only holders of BCAR Class B Ordinary Shares will be entitled to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside the British Virgin Islands (including any ordinary resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the British Virgin Islands). Holders of our Public Shares will not be entitled to vote on such matters during such time. These provisions of our amended and restated memorandum and articles of association relating to these rights of holders of BCAR Class B Ordinary Share may be amended by an ordinary resolution passed by the affirmative vote of the holders representing at least 90% of the issued BCAR Class B Ordinary Share. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. The term of office of the first class of directors, which consists of Kevin Chen and Matt Laker will expire at our first annual general meeting. The term of office of the second class of directors, which consists of John Darwin and Luisa Ingargiola, will expire at the second annual general meeting. The term of office of the third class of directors, which consists of David Boral, will expire at the third annual general meeting.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our amended and restated memorandum and articles of association.

Director Independence

Nasdaq rules require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). We have three “independent directors” as defined in Nasdaq rules and applicable SEC rules prior to completion of this offering. Our board of directors determined that Luisa Ingargiola, Kevin Chen and Matt Laker are “independent directors” as defined in Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

As of the date of this prospectus, none of our officers has received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will pay an affiliate of our sponsor $20,000 per month for office space, utilities and secretarial and administrative and support services provided to us and members of our management team. As more fully discussed in the section of this prospectus entitled “The Offering — Limited payments to insiders”, our Sponsor, officers and directors, or any affiliate of theirs, will be entitled to certain payments including, but not limited to, reimbursement for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. We may pay cash compensation to our independent directors for services rendered to us. Additionally, we may pay consulting, success, advisory, or finder’s fees to our Sponsor, our officers or directors, our advisors, or affiliates thereof in connection with the consummation of our initial business combination. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed initial business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

We have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Each committee operates under a charter that was approved by our board and has the composition and responsibilities described below.

Audit Committee

Luisa Ingargiola, Kevin Chen and Matt Laker serve as the members of our audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Luisa Ingargiola, Kevin Chen and Matt Laker are each independent.

Luisa Ingargiola serves as the chairman of the audit committee. Each member of the audit committee is financially literate and our board of directors has determined that Luisa Ingargiola qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

●	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the independent registered public accounting firm have with us in order to evaluate their continued independence;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of our compensation committee will be Luisa Ingargiola, Kevin Chen, and Matt Laker. Kevin Chen serves as chair of the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have a compensation committee of at least two members, all of whom must be independent. Luisa Ingargiola, Kevin Chen, and Matt Laker are each independent. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;

●	reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity based plans that are subject to board approval of all of our other officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605I(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by our board of directors. Our board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who participate in the consideration and recommendation of director nominees are Luisa Ingargiola, Kevin Chen and Matt Laker. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for appointment at the next annual general meeting (or, if applicable, an Extraordinary General Meeting). Our shareholders that wish to nominate a director for appointment to our board of directors should follow the procedures set forth in our amended and restated memorandum and articles of association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our Public Shares will not have the right to recommend director candidates for nomination to our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, in the past year has served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Clawback Policy

We have adopted a compensation recovery policy that is compliant with Nasdaq listing rules as required by the Dodd-Frank Act.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We filed a copy of our Code of Ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics and the charters of the committees of our board of directors will be provided without charge upon request from us. If we make any amendments to our Code of Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or Nasdaq rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into this Form S-4 or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

Executive Compensation.

Executive Officer and Director Compensation

None of our executive officers or directors has received any cash compensation for services rendered to us.

Commencing on the date that our securities were first listed on Nasdaq, we paid an affiliate of our Sponsor $20,000 per month for office space, secretarial and administrative services provided to members of our management team. In addition, our Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, executive officers or directors, or our or their affiliates. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no cash compensation of any kind, including finder’s and consulting fees, will be paid by BCAR to our Sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Securities Authorized for Issuance under Equity Compensation Plans

None.

Changes in Control

None.

Sponsor Information

Our Sponsor is MFH 1, LLC, a Delaware limited liability company, which was formed on March 13, 2025 to invest in BCAR. Although our Sponsor is permitted to undertake any activities permitted under the Delaware Limited Liability Company Act and other applicable law, our Sponsor’s business is focused on investing in BCAR. John Darwin is the manager of our Sponsor, and Mr. Darwin has sole voting and investment discretion with respect to the securities held by the sponsor.

Prior SPAC Experience

Below are the SPAC business combinations in which members of our management team have participated, along with certain other information:

EF Hutton Acquisition Corporation I.

Mr. Boral previously served as Co-President and a Director of EF Hutton Acquisition Corporation I since March 3, 2021. EF Hutton Acquisition Corporation I completed its initial public offering on September 13, 2022, in which it raised aggregate proceeds of approximately $115 million. On March 6, 2023, EF Hutton Acquisition Corporation I announced that it had entered into a definitive agreement for a business combination with Humble Imports Inc., d/b/a ECD Auto Design (“ECD”). On December 7, 2023, EF Hutton Acquisition Corporation I held a special meeting of stockholders to approve the business combination and between the initial public offering and the special meeting to approve the business combination, approximately 11,477,545 public shares were redeemed, representing approximately 98% of the public shares issued in EF Hutton Acquisition Corporation I’s initial public offering. Following the closing of the business combination with ECD on December 12, 2023, the common stock and warrants of ECD began trading on Nasdaq on December 13, 2023, under the ticker symbols “ECDA” and “ECDAW,” respectively. On March 30, 2026, ECD Automotive Design, Inc. filed a Form 15-15D reporting its termination of registration under section 12(g) of the Securities Exchange Act or suspension of duty to file reports under sections 13 and 15(D) of the Securities Exchange Act.

Northern Lights Acquisition Corp.

Mr. Darwin previously served as Co-Chief Executive Officer of Northern Lights Acquisition Corp. since March 19, 2021. Northern Lights Acquisition Corp. completed its initial public offering on June 24, 2021, in which it raised aggregate proceeds of approximately $115 million. On February 14, 2022, Northern Lights Acquisition Corp. announced that it had entered into a definitive agreement for a business combination with SHF Holdings, LLC. (“SHF”). On June 28, 2022, Northern Lights Acquisition Corp. held a special meeting of stockholders to approve the business combination and in connection therewith, approximately 7,573,402 shares were redeemed and an additional 3,804,872 redeemed shares were purchased as part of a forward purchase agreement for a total of 11,378,274 shares, or 98.9% of the public shares issued in Northern Lights Acquisition Corp.’s initial public offering. Following the closing of the business combination with SHF on June 30, 2022, the Class A common stock and warrants of SHF began trading on Nasdaq on July 1, 2022 under the ticker symbols “SHFS” and “SHFSW,” respectively. On July 2, 2026, the closing sale price of SHFS and SHFSW were $0.02418 and $0.0269, respectively. As of July 2, 2026, the aggregate market capitalization of SHF reflects a market value of approximately $1.6 million.

Edoc Acquisition Corp.

Mr. Chen previously served as Chief Executive Officer and Director of Edoc Acquisition Corp. since September 2020. Edoc Acquisition Corp. completed its initial public offering on November 12, 2020, in which it raised aggregate proceeds of approximately $90 million. On December 5, 2022, Edoc Acquisition Corp. announced that it had entered into a definitive agreement for a business combination with Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (“AOI”). On March 5, 2024, Edoc Acquisition Corp. held a special meeting of stockholders to approve the business combination and between the initial public offering and the special meeting to approve the business combination, approximately 8,833,832 public shares were redeemed, representing approximately 98% of the public shares issued in Edoc Acquisition Corp.’s initial public offering. Following the closing of the business combination with AOI on March 21, 2024, the ordinary shares and warrants of AOI began trading on Nasdaq on March 22, 2024, under the ticker symbols “COOT” and “COOTW,” respectively. On July 2, 2026, the closing sale price of COOT and COOTW were $0.58 and $0.02, respectively. As of July 2, 2026, the aggregate market capitalization of AOI reflects a market value of approximately $16.2 million.

InFinT Acquisition Corporation

Mr. Chen previously served board member of InFinT Acquisition Corporation from November 2021 to August 2024. INFINT Acquisition Corporation completed its initial public offering on November 23, 2021, in which it raised aggregate proceeds of approximately $199,998,800. On August 3, 2022, InFinT Acquisition Corporation announced that it had entered into a definitive agreement for a business combination with Seamless Group Inc., a Cayman Islands exempted company (“Seamless”). On August 6, 2023, InFinT Acquisition Corporation held a special meeting of stockholders to approve the business combination and between the initial public offering and the special meeting to approve the business combination, approximately 15,252,859 public shares were redeemed, representing approximately 76% of the public shares issued in InFinT Acquisition Corporation’s initial public offering. Following the closing of the business combination with Seamless on August 30, 2024, the ordinary shares of Seamless began trading on Nasdaq on August 31, 2024, under the ticker symbol “CURR”. On July 2, 2026, the closing sale price of CURR was $2.60. As of July 2, 2026, the aggregate market capitalization of Seamless reflects a market value of approximately $291.9 million.

Conflicts of Interest

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. In addition our amended and restated articles of association will contain provisions to exculpate and indemnify, to the maximum extent permitted by law, such persons in respect of any liability, obligation or duty to the company that may arise as a consequence of such persons becoming aware of any business opportunity or failing to present such business opportunity. Our directors and officers are also not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. See “Risk Factors — Risks Related to our Team and Their Respective Affiliates and to the Post-Business Combination Company — Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

The following table sets forth the payments to be received by BCAR’s promoters and the Sponsor and its affiliates from BCAR prior to or in connection with the completion of BCAR’s initial business combination and the securities issued and to be issued by BCAR to the Sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
MFH 1, LLC	12,000,000 Class B Ordinary Shares(1)	$25,000

	200,000 Private Units purchased simultaneously with the closing of the IPO	$2,000,000

	$20,000 per month, commencing on July 30, 2025	Office space, utilities and secretarial and administrative services

	Up to $2,500,000 in working capital loans, which loans may be converted into Private Units of the post-business combination entity at the price of $10.00 per Private Unit	Working capital loans to finance transaction costs in connection with an initial business combination

MFH 1, LLC, our officers, directors, advisor or our or their affiliates	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination

David Boral	1,000,000 Representative Shares	Underwriter compensation in connection with the IPO

(1)	366,631 BCAR Class B Ordinary Shares were subsequently transferred to John Darwin, BCAR’s Chief Financial Officer.

Certain of BCAR’s directors and executive officers may be deemed to have interests in the transactions contemplated by the Business Combination Agreement that are different from, or in addition to, those of BCAR’s shareholders generally. These interests may present these individuals with certain potential conflicts of interest. Our independent directors reviewed and considered these interests during their evaluation and negotiation of the Business Combination and in unanimously approving, as members of the BCAR Board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination. The BCAR Board concluded that the potential benefits that it expected BCAR and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. When you consider the recommendation of the BCAR Board in favor of approval of the Business Combination, you should keep in mind that BCAR’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:

●	If the proposed Business Combination is not consummated by February 1, 2027 (or May 1, 2027 if the sponsor exercises its three- month -extension option), then we will be required to liquidate. In such event, the 12,000,000 BCAR Class B Ordinary Shares, which were acquired by the BCAR’s sponsor, MFH 1, LLC (the “Sponsor”), prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such BCAR Class B Ordinary Shares had an aggregate market value of approximately $126,120,000 based on the closing price of BCAR’s Public Shares of $10.51 on Nasdaq as of July 2, 2026. As a result of the nominal price of $0.002 per Class B Ordinary Share paid by the Sponsor compared to the recent market price of BCAR Class A Ordinary Shares, the Sponsor is likely to earn a positive rate of return on their investments in the Class B Ordinary Shares even if the holders of BCAR’s Class A Ordinary Shares experience a negative rate of return on their investments in the Class A Ordinary Shares.

●	If the proposed Business Combination is not consummated by February 1, 2027 (or May 1, 2027 if the sponsor exercises its three- month -extension option), then 200,000 private placement units (the “Private Units”) purchased by the Sponsor for a total purchase price of $2,000,000, will be worthless. Such Private Units had an aggregate market value of approximately $2,400,000 based on the closing price of BCAR Units of $12.00 on Nasdaq as of July 2, 2026.

●	The Sponsor invested an aggregate of $2,025,000 in BCAR, comprised of the $25,000 purchase price for the Founder Shares and $2,000,000 purchase price for the Private Units. The amount held in BCAR’s trust account was approximately $290,025,825.19 on the Record Date, implying a value of $10.36 per public share. Based on the trust account balance as of the Record Date, each PubCo Class A Common Stock would have an implied value of $4.80 per share upon consummation of the Business Combination, representing a 53.69% decrease from the initial implied value of $10.36 per public share. While the implied value of $10.36 per share upon consummation of the Business Combination would represent a dilution to our Public Shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each Founder Share. At approximately $4.80 per share, the 12,200,000 PubCo Class A Common Stock that the Sponsor and its affiliates would own upon consummation of the Business Combination would have an aggregate implied value of $58,527,111.74. As a result, even if the trading price of PubCo Class A Common Stock significantly declines, the value of the PubCo Class A Common Stock held by the Sponsor will be significantly greater than the amount the Sponsor paid to purchase such shares. For more information, please see “Risk Factors – The nominal purchase price paid by the Sponsor and directors and officers of BCAR for the Founder Shares may significantly dilute the implied value of the Public Shares in the event the parties complete an initial business combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of BCAR paid to purchase such shares in the event the parties complete an initial business combination, even if the Business Combination causes the trading price of the PubCo Class A Common Stock to materially decline.”

●	If the proposed Business Combination is not consummated, then 1,000,000 BCAR Class A Ordinary Shares (the “Representative Shares”) granted to D. Boral Capital LLC, the underwriter in the IPO, as compensation, which are held by David Boral, the CEO of D. Boral Capital LLC and our Chairman and Chief Executive Officer, will be worthless. Such Representative Shares had an aggregate market value of approximately $10,510,000 based on the closing price of BCAR Class A Ordinary Shares of $10.51 on Nasdaq as of July 2, 2026;

●	Unless BCAR consummates the Business Combination, its officers, directors and the sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital. As a result, the financial interest of BCAR’s officers, directors and Initial Shareholders or their affiliates could influence its officers’ and directors’ motivation in selecting Exascale as a target and therefore there may be a conflict of interest when it determined that the Business Combination is in the shareholders’ best interest.

●	The exercise of BCAR’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our shareholders’ best interest.

●	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

●	BCAR’s Current Charter provides that BCAR renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that may be a corporate opportunity for any member of BCAR’s management, on the one hand, and BCAR, on the other hand, or the participation in which would breach any existing legal obligation, under applicable law or otherwise, of a member of BCAR’s management to any other entity. BCAR is not aware of any such corporate opportunities not being offered to BCAR and does not believe that waiver of the corporate opportunities doctrine has materially affected BCAR’s search for an acquisition target or will materially affect BCAR’s ability to complete an initial business combination.

The foregoing interests may influence the officers and directors of BCAR to support or approve the Business Combination. As such, the Sponsor and BCAR’s officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to BCAR’s shareholders rather than liquidate. In considering the recommendations of the BCAR Board to vote for the proposals, BCAR’s shareholders should consider these interests. For more information, please see “Risk Factors — Some of the BCAR officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.”

In addition, our Sponsor, its members, our officers or our directors or their respective affiliates may be investors, or have other direct or indirect interests, in a business with which we may enter into a business combination agreement and/or in certain funds or other persons that may purchase shares in this offering or that may otherwise purchase our BCAR Class A Ordinary Shares in the public market.

We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination.

The conflicts described above may not be resolved in our favor.

Accordingly, as a result of multiple business affiliations, our directors, officers and director nominees have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Below is a table summarizing the entities to which our directors, officers and director nominees currently have fiduciary duties or contractual obligations:

Below is a table summarizing the entities to which the executive officers and directors of BCAR currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
David Boral	D. Boral Capital	Broker-dealer	Chief Executive Officer

John Darwin	ARC Group Limited	Advisory firm	Managing Director
	JD ARC Consulting LLC	Provides services to ARC Group Limited	Managing Member
	Luminous Capital USA Inc.	Investment firm	Managing Partner
	ARC Luminous GP, LLC	Investment Firm	Owned by ARC Group Limited and Luminous Capital USA, Inc.

Luisa Ingargiola	Dragonfly Energy Holdings Corp.	Energy storage and battery technology	Director
	Avalon GloboCare Corp.	Biotechnology	Chief Financial Officer
	Electrameccanica Vehicles Corp.	Electric vehicle industry	Director
	BioCorRx Inc.	Healthcare	Director
	Marine Technologies, Inc.		Director
	Fusion Fuel Green PLC		Director

Kevin Chen	Horizon Financial	Investment advisor	Chief Investment Officer
	ACM Macro LLC	Investment advisor	Manager
	Australian Oilseeds Investment	Manufacture and sale of sustainable oilseeds	Director
	CurrenC Group	Financial services	Director
	Capitan Investment Ltd.	Real estate	Director
	Scage International Limited	Energy heavy-duty commercial vehicles and e-fuel solutions	Director

Matt Laker	N/A	N/A	N/A

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BCAR

References to “BCAR,” “our,” “us” or “we” refer to D. Boral ARC Acquisition I Corp. The following discussion and analysis of BCAR’s financial condition and results of operations should be read in conjunction with BCAR’s financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus.

Cautionary Note Regarding Forward-Looking Statements

This Section includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” and “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this Section. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus. Except as expressly required by applicable securities law, we disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Overview

BCAR is a blank check company formed under the laws of the British Virgin Islands on March 20, 2025 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. BCAR intends to effectuate its initial business combination using cash from the proceeds of its IPO and the Private Units, the proceeds of the sale of our securities in connection with our initial business combination, our shares, debt or a combination of cash, stock and debt.

We expect to continue to incur significant costs in the pursuit of our initial business combination plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception to March 31, 2026 related to our formation and the IPO. Since the IPO, our activity has been limited to the costs in pursuit of the consummation of an initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination. We expect to continue to generate non-operating income in the form of interest income on cash and marketable securities held after the IPO. We expect that we will incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a business combination.

For the three months ended March 31, 2026, we had a net income of $2,011,318, which comprised of operating costs of $531,741 and interest income on the trust account of $2,543,059.

For the period from March 20, 2025 (inception) through March 31, 2025, we had a net loss of $5,420, which was formation cost.

For the period from March 20, 2025 (inception) through December 31, 2025, we had a net income of $4,455,970, which consists of formation and operating costs of $320,658, and interest earned on cash held of $4,776,628.

Liquidity and Capital Resources

As of March 31, 2026, we had available to us $243,576 of cash on our balance sheet and a working capital of $54,122. As of December 31, 2025, we had available to us $420,340 of cash on our balance sheet and a working capital of $585,863.

On August 1, 2025, BCAR consummated its IPO, which consisted of 25,000,000 units (the “BCAR Units”). The BCAR Units were sold at a price of $10.00 per Unit, generating gross proceeds to BCAR of $250,000,000. Each BCAR Unit consists of one BCAR Class A Ordinary Share, par value $0.0001 per share, and one-half of one redeemable warrant (each whole such warrant, a “Public Warrant”), with each whole Public Warrant entitling the holder thereof to purchase one BCAR Class A Ordinary Share for $11.50 per share. BCAR granted the underwriters a 45-day option to purchase up to 3,750,000 additional units at the IPO price to cover over-allotments, if any.

Simultaneously with the closing of the IPO, pursuant to a Private Placement Units Purchase Agreement, BCAR completed the private placement of an aggregate of 200,000 units (the “Private Units”) to the Sponsor at $10.00 per Private Unit, each Private Unit consisting of one BCAR Class A Ordinary Share and one-half of one redeemable warrant (each whole such warrant, a “Private Placement Warrant”), each whole Private Placement Warrant exercisable to purchase one BCAR Class A Ordinary Share for $11.50 per share. The Private Placement Warrants are identical to the Public Warrants, except as otherwise disclosed elsewhere in this proxy statement/prospectus. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Private Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On August 11, 2025, the underwriters of the IPO notified BCAR of their partial exercise of the over-allotment option and purchased 3,000,000 additional units at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $30,000,000. The over-allotment option closed on August 13, 2025.

BCAR intends to use the funds held outside of the trust account established in connection with the IPO for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination. The interest income earned on the investments in the trust account are unavailable to fund operating expenses.

In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or BCAR’s officers and directors may, but are not obligated to, loan BCAR funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $2,500,000 of notes may be converted upon consummation of a business combination into additional Private Units at a price of $10.00 per Private Unit. In the event that a business combination does not close, BCAR may use a portion of proceeds held outside the trust account to repay the Working Capital Loans, but no proceeds held in the trust account would be used to repay the Working Capital Loans.

BCAR will have until the date that is 18 months from the closing of the IPO, with one (1) three-month extension at the option of the Sponsor (as may be extended further by shareholder approval to amend BCAR’s amended and restated memorandum and articles of association to extend the date by which BCAR must consummate its initial business combination) or until such earlier liquidation date as the BCAR Board may approve, to consummate BCAR’s initial business combination. If BCAR anticipates that it may be unable to consummate an initial business combination within such 18-month period (or 21-month period if the Sponsor exercises its three-month extension option), BCAR may seek shareholder approval to amend its amended and restated memorandum and articles of association to extend the date by which BCAR must consummate its initial business combination. There are no limitations on the number of times BCAR may seek shareholder approval for an extension or the length of time of any such extension. However, if BCAR seeks shareholder approval for an extension, holders of Public Shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable), divided by the number of then issued and outstanding Public Shares, subject to applicable law. If BCAR is unable to complete its initial business combination within 18 months from the closing of the IPO, with one (1) three-month extension at the option of the Sponsor, or by such earlier liquidation date as the BCAR Board may approve, BCAR will redeem 100% of the Public Shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, subject to applicable law as further described in this proxy statement/prospectus.

Off-Balance Sheet Financing Arrangements

BCAR has no obligations, assets or liabilities which would be considered off-balance sheet arrangements. BCAR does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

BCAR has not entered any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered any non-financial assets.

Contractual Obligations

As of March 31, 2026 and December 31, 2025, we did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay our Sponsor an aggregate of $20,000 per month for office space, secretarial and administrative support. We began incurring these fees on July 31, 2025, and will continue to incur these fees monthly until completion of our initial business combination or liquidation.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. As of March 31, 2026 and December 31, 2025, we did not have any critical accounting estimates to be made.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. As of December 31, 2025 and March 31, 2026, BCAR has identified the following critical accounting policies:

Net Income per Ordinary Share

BCAR complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share of ordinary shares is computed by dividing net income applicable to ordinary shareholders by the weighted average number of shares of ordinary shares outstanding during the period.

BCAR has not considered the effect of the warrants sold in the IPO and Private Placement to purchase an aggregate of 14,100,000 Class A ordinary shares in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method and are contingent on future events. As a result, diluted income per share of Class A ordinary shares is the same as basic income per share of ordinary shares for the period presented.

BCAR has two classes of ordinary shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income are shared pro rata among the two classes of ordinary shares. Net income per share of ordinary shares is calculated by dividing the net income by the weighted average number of shares of ordinary shares outstanding during the respective period.

Class A Ordinary Shares Subject to Possible Redemption

The public shares contain a redemption feature which allows for the redemption of such public shares in connection with BCAR’s liquidation, or if there is a shareholder vote or tender offer in connection with BCAR’s initial business combination. In accordance with ASC 480-10-S99, BCAR classifies public shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of BCAR. BCAR recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the IPO, BCAR recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and Retained earnings. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of BCAR’s balance sheet. As of December 31, 2025 and March 31, 2026, there were 28,000,000 Class A ordinary shares subject to redemption.

Warrant Instruments

We account for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to a company’s common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of a company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the instruments are outstanding. Upon review of the warrant agreement, Management concluded that the public warrants and private warrants issued pursuant to such warrant agreement qualify for equity accounting treatment. Following the closing of the IPO on August 1, 2025 and underwriter’s exercise of over-allotment option on August 13, 2025, BCAR accounted for the 14,000,000 public warrants and 100,000 private warrants issued under equity treatment at their assigned values.

Offering Costs Associated with the Initial Public Offering

BCAR complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the IPO. Financial Accounting Standards Board (“FASB”) ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. BCAR applies this guidance to allocate IPO proceeds from the Public Units between Class A ordinary shares and warrants based on their relative fair values. Offering costs allocated to the Class A ordinary shares subject to possible redemption were charged to temporary equity, and offering costs allocated to the warrants included in the Public Units and Private Units were charged to shareholder’s equity as the warrants, after management’s evaluation, were accounted for under equity treatment. As of December 31, 2025 and March 31, 2026, BCAR had offering costs of $3,582,634.

INFORMATION ABOUT EXASCALE

Unless otherwise indicated or the context otherwise requires, references in this Section to “Exascale” “we,” “us,” “our” and other similar terms refer to Exascale Labs Inc. and its subsidiaries.

Overview

Exascale is a Delaware corporation incorporated in June 2022, and is a next-generation AI infrastructure provider operating an asset-light, software-defined GPU compute platform and related AI infrastructure solutions. Exascale’s core business includes GaaS, through which it provides reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for AIDC operators. In addition, Exascale has developed certain modular data center, high-density liquid cooling, HVDC power and energy storage solutions that are designed to address deployment bottlenecks in AI infrastructure and that Exascale believes are ready for commercial engagement, although these capabilities have not yet generated revenue as of the date of this proxy statement/prospectus. The platform is purpose-built for large-scale AI workloads, including LLM training, fine-tuning, and high-concurrency inference.

Exascale’s business consists of two primary product and service categories. First, Exascale provides GPU-based compute services through its GaaS offering, which delivers scalable access to high-performance GPU capacity via bare-metal and VM configurations. These services are offered through both on-demand and reserved usage models and are designed to support a range of AI workloads, including large-scale model training, fine-tuning, and high-concurrency inference. Second, Exascale provides Infrastructure Solutions for AI deployments, which include (i) GPU cluster management and operational services provided to AIDC operators, including planning and configuration support, monitoring, performance tuning, and ongoing operational assistance for large-scale GPU deployments, which are revenue-generating and delivered pursuant to commercial service arrangements, and (ii) certain modular data center, advanced liquid cooling, HVDC power, and energy storage solutions that management believes are ready to support customer deployments as of the date of this proxy statement/prospectus, although such offerings have not generated revenue to date. Exascale expects to pursue these offerings on an asset-light basis, primarily through partnerships, systems integration, contract manufacturing and other collaborative structures.

Industry and Market Background

The AI industry is undergoing a generational paradigm shift, driven by the rapid adoption of Generative AI and LLMs. This shift has created an unprecedented demand for specialized, high-performance accelerated computing infrastructure that far exceeds the capabilities of traditional general-purpose cloud architectures. Exascale believes the market is currently in the early stages of a secular transition from legacy central processing unit (“CPU”)-centric data centers to accelerated computing environments purpose-built for AI.

The proliferation of foundational models and AI-native applications has triggered a massive capital investment cycle. According to a September 2025 report by Gartner, Inc., a business and technology insights company, global spending on AI infrastructure is projected to reach nearly $1.5 trillion in 2025 and grow to exceed $2.0 trillion by 2026. This growth is driven not only by the training of increasingly larger models which now regularly exceed trillions of parameters, but also by the exponential rise in inference workloads as enterprises integrate AI into production environments. The demand for compute capacity is outstripping supply by a significant margin. As of early 2026, despite increases in manufacturing capacity, the demand for cutting-edge GPUs, such as NVIDIA’s Blackwell architecture and subsequent generations, remains robust. Market indicators suggest that supply constraints for high-end AI processors could extend through 2027 and into 2028.

Limitations of Legacy Cloud Infrastructure

Traditional hyperscale cloud providers have historically architected their infrastructure to primarily support general-purpose web applications, such as web-hosting, e-commerce, databases, and search, and have historically relied on CPU-based, web-scale computing architectures. While hyperscale cloud providers have added GPU offerings and continue to invest in AI-related infrastructure, the operational and architectural assumptions that underlie general-purpose cloud platforms, such as multi-tenant abstractions designed for a wide set of workloads, may not be optimized for certain AI workloads that require dense GPU clusters, high-performance interconnects, and operational practices focused on maximizing effective utilization and minimizing job disruption. Industry participants have stated that certain large, diversified cloud providers are not purpose-built for the AI and accelerated compute use cases served by specialized AI infrastructure providers.

As AI adoption accelerates, the market increasingly demands infrastructure that is purpose-built to address the unique characteristics of AI workloads. This shift is driving specific requirements for platforms and service providers that combine GPU capacity with specialized software, operational tooling, and infrastructure management practices intended to (i) optimize performance, (ii) maintain stability and uptime, and (iii) reduce the complexity of operating high-performance AI infrastructure.

In particular, AI adoption has driven demand for infrastructure that can address several interrelated requirements, including the following:

●	Performance at scale through balanced system design. Large AI training workloads can require high-throughput data pipelines and coordinated operation across many GPUs. In these settings, performance is often influenced not only by the GPUs themselves but also by the design and operation of supporting infrastructure components (including networking, storage, and systems software).

●	Maximizing effective utilization of expensive GPU resources. Because GPU compute capacity is a significant input cost for many AI workloads, effective utilization can meaningfully affect the economics and throughput of AI development and deployment. Industry users place strong emphasis on the degree to which real-world performance approaches hardware potential, and on how that performance can be affected by software stack efficiency, data movement and bottlenecks, as well as operational factors that interrupt or degrade workload execution.

●	Reliability, stability, and operational consistency. Large-scale training runs and production inference environments can be sensitive to interruptions, failures, and performance variability. As clusters scale, operational stability and uptime become increasingly important for avoiding disruptions and managing overall compute costs and time-to-completion. Exascale has observed an increasing demand for lifecycle management, monitoring, validation, and proactive health-checking capabilities intended to prevent failures and rapidly remediate issues in complex AI infrastructure environments.

●	Reducing operational complexity for customers and improving usability. Deploying and operating GPU clusters at scale often involves significant complexity, including provisioning, configuration management, observability, incident response workflows, and ongoing tuning of infrastructure and software environments. The industry requires monitoring and observability solutions, as well as operational services designed to support the deployment, ongoing operation, and remediation of infrastructure components throughout their full lifecycle. These capabilities are needed to shift a meaningful portion of the infrastructure management burden from customers to the platform.

●	Speed of deployment and access to current-generation GPU capability. AI demand has increased the importance of time-to-capacity, including the ability to deploy and operate GPU clusters in a timely manner and, in some cases, to adopt new GPU generations as they become commercially available. Industry participants have cited speed to market and the scale of GPU clusters as factors relevant to competitive positioning in accelerated computing markets.

The Evolution of Purpose-built AI Clouds (NeoClouds)

In response to the demand for accelerated compute capacity and the constraints associated with obtaining and deploying advanced GPU resources, a category of purpose-built AI infrastructure providers, often referred to in industry discussions as “neoclouds,” has emerged.

Neocloud providers generally offer GPU-centric infrastructure and services designed specifically for AI workloads. By combining compute capacity with managed configuration, monitoring, incident response workflows, and workload tuning practices, these platforms are intended to improve effective utilization and deliver more predictable performance for model training and large-scale inference, while supporting service stability and uptime. Neocloud offerings are also commonly structured to reduce the operational complexity associated with deploying and operating high-performance GPU clusters and to provide customers with more rapid access to scalable GPU capacity as demand changes.

Business models among neocloud providers vary. Some specialized providers have adopted capital-intensive approaches that involve significant investments in GPU fleets and data center capacity, and certain market participants have described their operations as capital-intensive and related capital market risks.

Capital Investment and Industry Trajectory

The AI infrastructure sector continues to attract unprecedented levels of capital investment, driven by what Exascale believes is a secular transition in global computing architecture. However, this rapid expansion is inherently capital-intensive, often requiring substantial upfront expenditures that can translate into significant balance sheet leverage, while simultaneously exposing operators to risks associated with hardware obsolescence, accelerated depreciation, and rapid technology refresh cycles.

A November 2025 report by CreditSights projects combined capital expenditures for the top five hyperscalers increasing from approximately $256.0 billion in 2024 to approximately $443.0 billion in 2025 and approximately $602.0 billion in 2026. Specifically, estimates for 2025 capital expenditures by individual industry leaders range from approximately $70.0 billion to over $100.0 billion per entity, reflecting a strategic prioritization of AI infrastructure capabilities.

Exascale management believes that this investment cycle is in its early stages. According to an April 2025 article by McKinsey & Company, global data centers will require a cumulative investment of approximately $6.7 trillion by 2030, of which approximately $5.2 trillion is specifically attributed to AI-related infrastructure. This forecast implies a sustained, multi-year expansion in the addressable market for data center delivery, specialized compute services, and hardware optimization.

Exascale believes these capital inflows underscore the strategic importance of computing power as a fundamental resource for future economic growth. At the same time, the scale and structure of these investments highlight the importance of capital-efficient models that can mitigate leverage, manage asset lifecycle risk, and optimize returns amid ongoing hardware evolution. The magnitude of the projected investment suggests durable market demand for infrastructure providers capable of delivering high-performance resources with speed and capital efficiency.

Physical Constraints: Data Center, Power, and Deployment

The scaling of AI infrastructure is increasingly constrained by physical limitations related to power availability, thermal management, and data center construction timelines. As the thermal design power (“TDP”) of next-generation AI accelerators approaches and, in some cases, exceeds 1,000 watts per GPU, legacy data centers designed for lower-density workloads, typically supporting approximately 10 to 15 kilowatts per rack, are becoming insufficient for modern AI deployments. As a result, the industry is undergoing a structural transition toward high-density computing environments capable of supporting rack densities ranging from approximately 40 kilowatts to over 100 kilowatts per rack. Exascale believes this transition requires the adoption of advanced infrastructure technologies, including next-generation liquid cooling solutions and modular data center (“MDC”) architectures, to overcome the thermal and power-efficiency limitations of traditional air-cooled facilities.

In addition to thermal constraints, limitations on utility power availability and transmission capacity are increasingly influencing the design and deployment of AI infrastructure. These constraints have driven growing interest in HVDC power architectures, which are designed to improve power transmission efficiency and reduce energy losses within high-density AI computing environments. Collectively, these physical constraints are becoming a critical factor in determining the pace at which AI infrastructure can be deployed and scaled and are increasingly viewed as a prerequisite to sustaining continued performance improvements in next-generation AI models.

As GPU TDP continues to rise, software optimization has emerged as a critical economic lever for AI infrastructure providers and their customers. Given the high capital cost and ongoing scarcity of advanced AI hardware, the ability to improve effective compute throughput and increase GPU utilization rates through software-defined efficiency is becoming increasingly important to the economic viability of AI workloads. At the same time, the industry is mandating a shift toward liquid cooling technologies to support next-generation rack densities that exceed 100 kilowatts, which Exascale believes requires AI infrastructure to be architected from the ground up to operate reliably and efficiently in high-density environments.

Exascale believes that the convergence of supply constraints, increasing technical complexity, and the need for rapid deployment has created a significant and durable market opportunity for asset-light, execution-focused AI infrastructure providers, such as Exascale, that can deliver high-performance compute capacity while addressing these evolving physical and operational challenges.

Exascale’s Solution

Exascale has developed an asset-light, software-defined AI infrastructure platform designed to provide customers with access to high-performance GPU compute and related infrastructure services for large-scale AI workloads. The platform supports reserved and on-demand compute services and is intended to enable customers and infrastructure operators to provision, manage, monitor, and optimize GPU environments used for large-scale model training, fine-tuning, and high-concurrency inference.

Exascale’s business is organized around two primary product and service categories:

(i)	GaaS: Exascale provides GPU-based compute services through its GaaS offering, which delivers scalable access to high-performance GPU capacity via bare-metal and VM configurations. These services are offered through both on-demand and reserved usage models and are designed to support a range of AI workloads, including large-scale model training, fine-tuning, and high-concurrency inference.

(ii)	Infrastructure Solutions. Exascale provides Infrastructure Solutions for AI deployments, which include (a) GPU cluster management and operational services provided to AIDC operators, including planning and configuration support, monitoring, performance tuning, and ongoing operational assistance for large-scale GPU deployments, which are revenue-generating and delivered pursuant to commercial service arrangements, and (b) certain modular data center, advanced liquid cooling, HVDC power, and energy storage solutions that management believes are ready to support customer deployments as of the date of this proxy statement/prospectus, although such offerings have not generated revenue to date.

Supporting these offerings, Exascale utilizes infrastructure-level interfaces, APIs, and operational tooling to facilitate provisioning, resource management, monitoring, incident response, performance management, and service delivery across its compute and infrastructure services. Exascale expects to pursue its broader infrastructure offerings on an asset-light basis, primarily through partnerships, systems integration, contract manufacturing, and other collaborative structures.

Exascale believes that its combination of GPU compute services, operational capabilities, and infrastructure solutions is designed to address the performance, reliability, deployment, and operational requirements of modern AI infrastructure and to position Exascale for long-term growth in the accelerated computing market.

Competitive Strengths

The following subsections describe certain competitive strengths that Exascale’s management believes differentiate Exascale in the rapidly evolving AI infrastructure market and may support Exascale’s ability to compete as the market continues to evolve. The following competitive strengths should be balanced with, and considered in the context of, the risks Exascale faces, as discussed in the “Risk Factors” section of this proxy statement/prospectus.

Purpose-Built for Large-Scale AI Workloads

Exascale’s platform and service model are designed for large-scale AI workloads, including model training, fine-tuning and high-concurrency inference. Exascale’s management believes this focus allows Exascale to align its compute services, tooling and operational processes with the performance, stability and usability requirements of GPU-intensive environments.

Proprietary Software-Defined Efficiency

In an industry constrained by the high cost and scarcity of compute resources, Exascale views software optimization as its primary lever for value creation. Exascale has developed a proprietary Intelligent Scheduling System designed to decouple workload performance from raw hardware availability.

Key elements of this approach include:

●	Process-Level Orchestration. Unlike conventional schedulers that typically manage resources at the server level, Exascale’s system is engineered to provide deep, process-level observability and control. It dynamically schedules computing tasks and optimizes memory allocation to address bottlenecks inherent in large-scale cluster training and parallel computing workloads.

●	Focus on Cost-Performance Efficiency. By optimizing kernel execution and mitigating network latency, Exascale’s platform is designed to achieve utilization rates that significantly exceed standard industry benchmarks for generalized clouds. This efficiency objective allows Exascale to potentially lower the effective total cost of ownership for Exascale’s customers while maximizing the revenue yield of Exascale’s deployed capacity.

Asset-Light and Scalable Delivery Model

Exascale prioritizes leveraging the underlying hardware resources and operational services of third-party data centers, and integrates those resources through its proprietary software systems and service capabilities to deliver GPU-as-a-Service and related software offerings to end customers, rather than incurring heavy capital expenditures on real estate and direct hardware ownership. This model is intended to provide several operational benefits, including:

●	Agility and Risk Mitigation: Exascale’s model enables Exascale to scale capacity in response to customer demand without the long lead times and significant balance-sheet burdens associated with building greenfield data centers or owning depreciating hardware assets. It also provides the flexibility to adapt to new hardware generations, aiming to reduce the risk of technology obsolescence.

●	Focus on Core Competencies: By partnering with top-tier data center operators for physical facilities, Exascale focuses its resources on what Exascale believes are its core differentiators, namely: software orchestration, supply chain integration, and customer service delivery.

Rapid Deployment and Global Operational Reach

Time-to-market is a critical differentiator for Exascale’s customers in the AI sector. Exascale leverages the extensive experience of its technical leadership team to navigate complex supply chains and accelerate infrastructure delivery across a truly global footprint. This approach entails the following:

●	Global Execution Network: Unlike providers constrained to a single geography, Exascale has established a diversified operational footprint. Exascale’s customers currently span 12 key innovation hubs, including the United States, Canada, the United Kingdom, Australia, South Korea, Singapore, India, Malaysia, Hong Kong, Hungary, Poland, and Italy. To support this footprint, Exascale has engaged with data center partners and suppliers across the United States, Canada, Japan, Singapore, Australia, the United Kingdom, France, Malaysia and Norway. This global mesh enables Exascale to service international demand and mitigates risks associated with regional capacity constraints.

●	Proven Delivery Capabilities: Drawing on Exascale’s leadership’s prior experience deploying large-scale, high-performance computing clusters, Exascale applies specialized execution methodologies to significantly compress deployment timelines compared to industry standards.

Diversified Customer Base

Exascale has strategically cultivated a diversified customer base to enhance commercial resilience and revenue stability. As of June 30, 2025, Exascale served 55 distinct customers, with Exascale’s largest single customer contributing approximately 14.0% of Exascale’s total revenue. Exascale believes this level of diversification differentiates Exascale in the specialized AI cloud market, where high revenue concentration from a small number of anchor tenants is often a prevalent structural characteristic. Exascale believes its broad customer distribution reduces Exascale’s dependency on any single entity and validates the widespread applicability of Exascale’s service offerings. Exascale’s diversified portfolio helps Exascale mitigate counterparty risks and maintain more predictable revenue streams amid fluctuating market cycles.

Accessible Service Model

Exascale has architected its product and service framework to democratize access to high-performance AI infrastructure, addressing a significant gap in the market for underserved segments. While many specialized infrastructure providers prioritize massive-scale engagements with high minimum spend thresholds, effectively excluding a large portion of the market, Exascale maintains a flexible engagement model. Exascale offers product configurations, technical support structures, and commercial terms specifically designed to be accessible to small-and-medium-sized enterprises (SMEs) and emerging AI startups. Exascale’s service delivery model includes dedicated technical support suited for organizations that may lack the massive internal engineering resources of large technology giants. By providing this level of accessibility, Exascale is able to capture high-growth opportunities within the broader AI ecosystem that are often overlooked by other providers.

Infrastructure Expertise and Future-Readiness

In addition to its compute services and revenue-generating GPU cluster management offerings, Exascale has developed certain modular data center, advanced liquid cooling, HVDC power and energy storage solutions that Exascale’s management believes are ready to support customer deployments as of the date of this proxy statement/prospectus, although such offerings have not generated revenue to date. Exascale expects to pursue these offerings primarily through partnerships, systems integration, contract manufacturing and other collaborative structures. Exascale’s management believes this approach may allow Exascale to participate in broader AI infrastructure deployments over time while maintaining an asset-light operating model.

Exascale’s Principal Products and Services

Exascale’s products and services are organized into two primary categories: (i) GPU-as-a-Service (“GaaS”), which includes software-defined AI compute services, infrastructure-level interfaces, and operational tools that enable customers and operators to provision and manage GPU resources at scale; and (ii) AI Infrastructure Solutions, which includes revenue-generating GPU cluster management and operational services for AI data center operators, as well as complementary infrastructure solution capabilities, including modular data center solutions, high-density liquid cooling systems, HVDC power architectures, and energy storage capabilities, that management believes are ready for commercial engagement but that have not yet generated revenue as of the date of this proxy statement/prospectus.

AI Compute Services (GPU-as-a-Service)

Exascale’s flagship offering is GPU-as-a-Service (“GaaS”), which provides customers with reserved or on-demand, scalable access to high-performance computing resources. Delivered through Exascale’s unified control plane, these services are designed to meet the performance requirements of modern AI workloads.

Exascale offers GPU compute configurations through both bare metal instances and virtual machines (“VMs”). Exascale provides single-tenant, bare-metal servers that offer customers direct access to hardware resources without virtualization overhead. This configuration is optimized for large-scale cluster training and performance-critical workloads that require maximum throughput and low latency. Exascale also offers flexible, isolated VM instances suitable for development, testing, and scalable inference workloads. These instances allow for rapid provisioning and efficient resource scaling.

Exascale offers its compute services through multiple commercial models, including on-demand offerings that allow customers to provision capacity on a pay-as-you-go basis for short-term or burst workloads, as well as reserved instance offerings that provide guaranteed capacity and pricing stability for customers with predictable, long-term production requirements. Reserved arrangements typically range from one to three years and are intended to provide customers with supply certainty while providing Exascale with improved revenue visibility.

Exascale’s platform supports a range of AI workloads, including large-scale multi-node training, enterprise fine-tuning of pre-trained models and production inference workloads requiring optimized latency and throughput. In connection with these services, Exascale may also provide ancillary services that support compute usage, including networking and storage configuration, operating environment setup, and support services, as required by the customer and within the scope of the service arrangement. The availability of specific configurations and services may depend on supplier arrangements, data center capacity, and operational considerations.

Infrastructure-Level Interfaces and APIs

Exascale provides infrastructure-level interfaces designed for developers and enterprise customers that support automated creation, management, and monitoring of compute resources through APIs. These interfaces are intended to enable customers to programmatically provision and manage resources without accessing a separate management console, including within the customer’s own systems and workflows.

Exascale’s API capabilities are intended to support, among other things, (i) programmatic provisioning and lifecycle management of compute resources, including GPU and CPU nodes, (ii) Command Line Interfaces (CLIs) that allow developers to provision, manage, and monitor compute resources via code, which enables direct integration with customers’ internal machine learning operations pipelines and CI/CD workflows, (iii) programmatic management and monitoring of customer environments, and (iv) integration of compute resources with networking and storage configurations as supported under the applicable service offering. The scope of API functionality available to any customer depends on the customer’s service configuration, access permissions, and the terms of the applicable arrangement.

Operational and Management Tools Supporting Service Delivery

Exascale operates internal operational and management tools used by its personnel to manage the compute infrastructure and support service delivery. These tools are used to manage server resources and underlying services and to support ongoing operations. Core functions supported by these internal tools include (i) server management and operations, including onboarding, configuration, operational control, monitoring, and inspection workflows, (ii) environment management and operations, including monitoring and management of network conditions, thermal conditions, and power-related parameters, and (iii) supporting functions, including access management, logging, analytics and reporting, and integrations with third-party tools used to support operations. These internal tools are intended to support consistent operational procedures across infrastructure deployed in third-party facilities and to enable Exascale to provision and manage customer compute environments through its platform.

AI Infrastructure Solutions

Exascale’s Infrastructure Solutions category includes GPU cluster management and operational services for AIDC operators, as well as certain infrastructure solutions designed to support large-scale AI deployments.

GPU Cluster Management and Operational Services

Exascale provides GPU cluster management services to AIDC operators. These services are intended to assist AIDC operators in deploying, operating, and optimizing large-scale GPU clusters and may be delivered in connection with customer deployments or ongoing operations, depending on the terms of the engagement. These services have generated revenue for the Company. The scope of Exascale’s GPU cluster management services may include, as applicable, (i) planning and configuration support for GPU cluster deployments, (ii) operational monitoring and incident response support, (iii) performance tuning and optimization activities, and (iv) operational process support and ongoing assistance. Engagement terms, service scope, and duration may vary depending on the customer’s requirements and the nature of the deployment or operating environment.

Complementary Infrastructure Solution Capabilities

In addition, Exascale has developed complementary infrastructure solution capabilities intended to support large-scale AI deployments, including modular data center solutions, high-density liquid cooling systems, HVDC power architectures, and energy storage capabilities. Exascale has made progress in the development and validation of these capabilities, and management believes that certain of these solutions are ready for commercial engagement with prospective customers. However, as of the date of this proxy statement/prospectus, these capabilities have not been deployed at scale under binding commercial contracts and have not generated revenue. Exascale expects to pursue these offerings primarily on an asset-light basis through partnerships, systems integration, contract manufacturing, and other collaborative structures.

Sales and Marketing

Exascale’s go-to-market approach is designed to support the delivery of GPU-based compute services and related infrastructure management services to developers, enterprise customers, academic and research institutions, and certain AIDC operators. Exascale’s strategy includes a mix of direct sales to enterprise clients and collaborations with cloud service providers and value-added resellers to broaden market reach. Exascale engages customers through a combination of (i) platform-led provisioning of compute services and (ii) direct, service-oriented engagements for certain infrastructure management services. Exascale’s go-to-market approach is implemented in conjunction with the Exascale’s sourcing and facility relationships, including third-party GPU capacity suppliers and data center partners.

Customer Acquisition Channels

Exascale’s customer acquisition and engagement channels generally include the following:

●	Platform-led onboarding and ordering. For compute services, customers can access Exascale’s platform to provision and manage compute resources via self-service workflows and interfaces, including API-based provisioning and management.

●	Direct sales and account-driven engagements. For certain enterprise customers and service engagements, Exascale may pursue direct customer relationships that involve structured onboarding, customized configurations, support requirements, or other service terms.

●	Service-driven engagements with AIDC operators. For GPU cluster management services, Exascale typically engages customers through direct service arrangements, which may be structured as project-based engagements or ongoing support arrangements, depending on customer requirements.

The mix of channels utilized for a given customer may depend on the customer segment, workload characteristics, service configuration requirements, and the scope of support requested.

Partnerships and Ecosystem Relationships

Exascale’s go-to-market activities are supported by relationships with third parties, which include (i) GPU capacity suppliers as described further below under “—GPU Capacity Supplier Arrangements,” from which Exascale sources GPU hardware resources and underlying hardware operations services and integrates them through its proprietary software systems and customer-facing service capabilities to provide GPU-as-a-Service, (ii) data center and facility partners, which provide physical infrastructure inputs such as space, power, cooling, and network connectivity, (iii) technology and service providers, including vendors and tools used to support monitoring, management, security, and operations within Exascale’s infrastructure environment, and (iv) systems integration, engineering, manufacturing and component partners that may support Exascale’s Infrastructure Solutions offerings, including modular data center, advanced liquid cooling, HVDC power and energy storage solutions.

These relationships are intended to support Exascale’s ability to deliver its GaaS and Infrastructure Solutions offerings at scale. Exascale’s ability to expand customer engagements may be affected by supplier availability, data center capacity constraints, component availability, partner execution, permitting requirements, and operational integration and deployment timelines.

GPU Capacity Supplier Arrangements

Exascale’s GPU capacity supplier arrangements are primarily integrated GPU capacity and related infrastructure service arrangements. Under these arrangements, third-party suppliers provide Exascale with access to specified GPU servers or GPU capacity, together with bundled hosting, power, rack space, data center resources, network connectivity and related infrastructure services necessary to operate and make such GPU capacity available. The primary commercial purpose of these arrangements is to obtain access to GPU compute capacity. The hosting, power, rack space, data center resources, network connectivity and similar services provided by these suppliers are bundled infrastructure components that support the operation and delivery of such GPU capacity.

Exascale pays GPU capacity suppliers primarily through usage-based fee arrangements. Depending on the supplier and the applicable order or service arrangement, Exascale may be required to pay deposits or prepayments, or may be invoiced periodically in arrears based on actual usage. Certain supplier arrangements involve rolling monthly usage-based payments, which may be structured as prepaid amounts or invoiced after usage. Exascale does not enter into revenue-sharing arrangements with its GPU capacity suppliers.

Exascale relies on multiple GPU capacity supplier relationships as part of its overall supply model. This multi-supplier approach is designed to support supply continuity, procurement flexibility and access to alternative sources of GPU capacity. Exascale actively evaluates capacity availability across existing and prospective third-party GPU capacity suppliers and seeks to diversify its sourcing relationships so that it is not operationally dependent on any single supplier arrangement. Exascale believes that maintaining multiple supplier relationships provides flexibility to source additional or replacement GPU capacity from existing suppliers or alternative third-party providers, subject to market availability, pricing, technical configuration, location, deployment timing and other commercial and operational considerations.

Exascale’s GPU capacity supplier arrangements vary in duration. Certain arrangements have longer-term contract periods, typically ranging from one to three years, while other arrangements may be shorter-term, order-based or subject to rolling monthly usage-based terms. Exascale’s GPU capacity supplier arrangements do not include take-or-pay obligations, minimum purchase commitments or exclusivity obligations. Certain suppliers provide non-exclusive priority allocation or preferred access to GPU capacity, which is intended to support supply availability for Exascale; however, such arrangements do not require Exascale to purchase a minimum amount of capacity and do not provide Exascale with exclusive rights to a supplier’s GPU capacity.

Supplier costs under these arrangements are a principal component of Exascale’s cost of revenue. Pricing under Exascale’s GPU capacity supplier arrangements is generally subject to market conditions for GPU compute capacity, although pricing may be fixed for short periods or for specific usage periods, orders or capacity configurations. Under certain usage-based arrangements, Exascale’s unit cost may decrease as usage volume increases. However, Exascale may not be able to maintain or reduce unit costs if GPU supply becomes constrained, supplier pricing increases, utilization levels decline or Exascale is unable to obtain favorable terms

Exascale’s GPU capacity supplier arrangements do not involve revenue sharing, the purchase or lease of GPU equipment or data center equipment from such suppliers, or a long-term lease of data center facilities. Although Exascale relies on multiple supplier relationships as part of its overall supply model, Exascale’s purchases have been concentrated among a limited number of suppliers during the periods presented. Based on Exascale’s review of its current supplier arrangements, Exascale does not believe that any individual GPU capacity supplier arrangement or the limited hosting arrangement described above represents the major part of its requirements for GPU capacity or related infrastructure services or otherwise constitutes a material contract required to be filed pursuant to Item 601(b)(10) of Regulation S-K. Exascale will continue to evaluate its supplier arrangements and will update its disclosure and exhibit index if any such arrangement is determined to be material.

Segment-Specific Engagement Considerations

Exascale’s engagement approach may vary by customer segment. Developers and AI-native companies may primarily engage through platform-led ordering and provisioning workflows and may provision compute capacity as needed based on project cycles and workload requirements. Enterprise customers may require structured onboarding, defined service parameters, access controls, and support arrangements consistent with internal operational requirements. Academic and research institutions may have procurement and budgeting processes that differ from commercial enterprises and may require scheduling, data handling, or operational considerations tailored to research workflows and institutional requirements. AIDC operators engaging Exascale for GPU cluster management services typically require operational support for deployment, ongoing operations, and the optimization of large-scale GPU clusters. In addition, certain enterprise customers, infrastructure operators or AIDC operators may engage Exascale in connection with Infrastructure Solutions offerings, including modular data center, advanced liquid cooling, HVDC power and energy storage solutions, which may require coordination with facility infrastructure, third-party partners, and project-specific operational constraints.

Implementation, Onboarding, and Account Management

For compute services, customer onboarding generally includes account setup, access provisioning, configuration of compute environments within Exascale’s managed platform, and operational coordination based on the customer’s selected service configuration. Customers may expand or modify service configurations over time, subject to the Exascale’s available capacity, operational constraints, and the terms of the applicable arrangement. For GPU cluster management services, implementation typically includes scoping of the engagement, aligning with deployment or operational objectives, and delivering services consistent with the agreed scope and duration. For Infrastructure Solutions offerings, implementation may include solution scoping, design and deployment planning, coordination with facility, engineering, manufacturing or other third-party partners, integration activities, and commissioning or operational support, depending on the scope of the customer arrangement. Exascale’s account management activities may include operational coordination, support, and escalation processes, as well as periodic service reviews depending on the engagement structure.

Competition

The industry and markets in which Exascale operates are highly competitive, rapidly evolving and characterized by technological change, capacity constraints and significant capital requirements. Exascale competes in the provision of GPU-based compute services and related Infrastructure Solutions for AI deployments. Exascale’s current revenue-generating offerings include GaaS and GPU cluster management and operational services for AIDC. In addition, as Exascale commercializes its modular data center, advanced liquid cooling, HVDC power and energy storage offerings, Exascale expects to compete more directly in additional segments of the AI infrastructure market. Competitive dynamics are influenced by, among other factors, the availability and configuration of GPU capacity, performance and reliability requirements, deployment constraints, including power availability and cooling capacity, service quality, customer support, pricing and commercial terms, security and compliance capabilities, systems integration and deployment capabilities, and the pace of innovation in AI hardware and software.

Exascale faces competition from a range of entities with differing business models, operating scales and strategic priorities, including the following categories:

General-Purpose Cloud Computing Providers

Exascale competes with large, diversified cloud service providers that offer GPU-based compute as part of broader cloud platforms. These providers include Amazon Web Services (“AWS”), Microsoft Azure, Google Cloud Platform, Oracle Cloud Infrastructure and IBM Cloud. These platforms typically benefit from significant financial resources, global infrastructure footprints, established customer relationships and extensive product ecosystems. However, their platforms were generally developed to support a wide range of general-purpose workloads and may not be purpose-built for certain AI workloads that require specialized GPU-centric configurations, high-performance interconnects and optimized utilization of underlying infrastructure.

Specialized AI Infrastructure and GPU Compute Providers (“NeoClouds”)

Exascale also competes with specialized providers focused on delivering GPU compute and AI-optimized infrastructure services. These providers include CoreWeave, Nebius, Lambda, Crusoe, Voltage Park, WhiteFiber and Hyperstack, among others. Certain of these competitors operate capital-intensive business models that involve owning and operating substantial GPU fleets and, in some cases, developing or controlling data center facilities. These providers may offer deep specialization for AI workloads but may face higher capital requirements and balance-sheet exposure associated with hardware ownership and facility development.

GPU Aggregators and Compute Marketplaces

Exascale also competes with GPU aggregators and marketplaces that aggregate third-party GPU capacity and provide access to compute resources through software platforms. Examples of such providers include Vast.ai, Aethir Cloud, Hyperbolic and similar marketplace-based offerings. These platforms may offer flexible access to distributed capacity but may have more limited involvement in underlying infrastructure deployment, operational management and deep performance optimization, and may have varying levels of control over service quality, reliability and customer experience.

Data Center Operators and AIDC Service Providers

Certain data center operators and AIDC participants offer AI infrastructure services directly or through affiliated service offerings. In addition, some AIDC operators may provide managed cluster services or otherwise compete for customer workloads requiring large-scale GPU deployments. To the extent such operators internalize capabilities that overlap with Exascale’s services, including GPU cluster management and operational support, they may compete with Exascale for certain customer engagements.

AI Data Center Infrastructure and Solutions Providers

To the extent Exascale pursues commercial engagements for its infrastructure solution capabilities, including modular data center solutions, liquid cooling systems, and HVDC power architectures, Exascale may also face competition from established infrastructure equipment manufacturers and solutions providers. These may include providers of data center power distribution, cooling, and modular infrastructure products. These companies generally have significantly greater manufacturing scale, established supply chains, broader product portfolios, and longer track records of commercial deployment than Exascale. Exascale’s infrastructure solution capabilities have not yet generated revenue, and there can be no assurance that Exascale will be able to compete effectively in such market segment.

Factors Affecting Competition

Exascale believes that competition in the markets in which it operates is generally based on a combination of factors, including, without limitation:

●	availability of GPU capacity and configuration options, including access to relevant GPU types and deployment timelines;

●	performance and efficiency, including the ability to optimize workload performance and utilization within given infrastructure constraints;

●	reliability and stability, including uptime, operational consistency, and network interconnect performance for cluster-based workloads;

●	operational capabilities and support, including deployment planning, monitoring, incident response, and customer support processes;

●	ease of use and integration, including tooling, automation features and API-based controls that reduce operational complexity for customers;

●	infrastructure constraints and deployment considerations, including access to suitable facilities, power, cooling, component availability and partner execution;

●	speed and efficiency of infrastructure deployment, including the ability to design, configure, and commission AI-ready compute environments within compressed timelines;

●	pricing and commercial terms, including flexibility and alignment with customer needs and requirements; and

●	security, data protection and regulatory compliance considerations.

The industry and markets in which Exascale operates are highly competitive, and Exascale faces competition from a number of companies and other entities with varying business models, operating scales and strategic priorities. Many of Exascale’s current and potential competitors have substantially greater financial, technical, marketing and other resources, broader customer relationships, longer operating histories, greater brand recognition, and more established infrastructure than Exascale. As a result, these competitors may be able to respond more quickly to new or emerging technologies, devote greater resources to the development, promotion and sale of their offerings, withstand pricing pressures more effectively, or offer more favorable commercial terms than Exascale. Increased competition could result in pricing pressure, reduced margins, increased customer acquisition costs or loss of market share. For additional discussion of risks related to the competition Exascale faces, see the section of this proxy statement/prospectus captioned “Risk Factors.” Notwithstanding the foregoing, Exascale believes its business model differs from certain capital-intensive providers by sourcing GPU capacity through third-party arrangements and delivering GaaS and Infrastructure Solutions through Exascale’s managed platform, technology systems and operational processes on an asset-light basis. Exascale intends to compete by applying its technology and operations capabilities to support performance optimization, operational stability, and usability for customers operating GPU-based workloads, including through GPU cluster management services for AIDC operators and, over time, through its complementary infrastructure solution capabilities as those offerings are commercially deployed.

Seasonality

Exascale’s business is not inherently seasonal. Demand for GaaS (including its APIs and supporting tools) is driven by ongoing AI training, inference, and production workloads, which are generally non-seasonal in nature. At present, revenue within Exascale’s Infrastructure Solutions category is derived from GPU cluster management and operational services. Revenues from these services, and from other Infrastructure Solutions offerings if and when they begin to generate revenue, may exhibit period-to-period variability due to the timing of customer capital expenditure decisions, project milestones, deployment schedules, facility readiness, partner execution and delivery timelines. Such fluctuations are primarily project-based rather than seasonal, and Exascale’s management does not believe seasonality has a material impact on Exascale’s business.

Patents

Information concerning Exascale’s patents and copyright, as of the date of this proxy statement/prospectus, is set forth below:

Patents

Title	Number	Registration Date	Jurisdiction	Status
COMPUTING POWER NETWORK SYSTEM	12,058,179	August 6, 2024	United States	Granted and in force
AIOPS SCHEDULING METHOD AND SYSTEM BASED ON MULTI-AGENT COLLABORATIVE AUTONOMY	19/440,612	January 5, 2026	United States	Pending
AN ADAPTIVE EXTERNAL SUPPLY-AND-RETURN WATER TEMPERATURE REGULATION SYSTEM AND METHOD FOR A MODULAR DATA CENTER	19/440,577	January 5, 2026	United States	Pending
A METHOD AND SYSTEM FOR MAXIMIZING THROUGHPUT OF A GPU CLUSTER	19/444,167	January 8, 2026	United States	Pending

Software Copyright

Title	Case Number	Application Date	Jurisdiction	Status
EXASCALE ARTIFICIAL INTELLIGENCE COMPUTING POWER MANAGEMENT PLATFORM	1-15021399291	October 15, 2025	United States	Pending

Regulation

Exascale is subject to the laws and regulations of various jurisdictions and governmental agencies affecting Exascale’s operations, products and services including, but not limited, laws relating to AI, intellectual property, tax, import and export requirements, anti-corruption, economic and trade sanctions, national security and foreign investment, data privacy and security requirements, competition, advertising, employment, product regulations, environment, health and safety requirements, and consumer laws. A discussion of the risks related to Exascale with respect to such laws is set forth in the “Risk Factors — Risks Related to Exascale” subsection of this proxy statement/prospectus, as supplemented by the discussion below. To date, costs and accruals incurred to comply with regulations have not been material to Exascale’s capital expenditures and results of operations. Although there is no assurance that existing or future governmental laws and regulations applicable to Exascale’s operations, products and services will not have a material adverse effect on Exascale’s capital expenditures, operating results, and competitive position, Exascale does not currently anticipate material expenditures for compliance with regulations. Nonetheless, Exascale believes that global trade regulations could potentially have a material impact on its business.

As a global company, the import and export of Exascale’s products and services are subject to laws and regulations including international treaties, U.S. export controls and sanctions laws, customs regulations, and local trade rules around the world. The scope, nature, and severity of such controls varies widely across different countries and may change frequently over time. Such laws, rules, and regulations may delay the introduction of products and services or impact Exascale’s competitiveness through restricting Exascale’s ability to conduct business in certain jurisdictions or with certain entities and individuals. For example, the U.S. Department of Commerce continues to tighten export controls and add firms to the “Entity List.” These export restrictions, which would require that Exascale obtain licenses from the U.S. Department of Commerce to allow Exascale to export infrastructure services to such listed firms, could limit or prevent Exascale from doing business with certain potential customers or potential suppliers. These restrictive governmental actions and any similar measures that may be imposed on U.S. companies by other governments could limit Exascale’s ability to conduct business globally.

Exascale’s operations, and the third-party data center and partner-operated facilities in which Exascale’s GPU capacity is deployed, are subject to laws and regulations of various jurisdictions and governmental agencies, including local, state, and federal environment laws, health and safety requirements. These requirements may relate to, among other things, the siting, build-out and operation of data center facilities, power and cooling infrastructure, and the handling and disposal of certain equipment and materials. In addition, because a significant portion of Exascale’s cost structure is driven by third-party facility inputs (including colocation, power, cooling and network connectivity), changes in environmental laws at the local, state, and federal level, regulations or permitting requirements applicable to such facilities or related utilities could increase Exascale’s operating costs, delay deployments, or otherwise affect Exascale’s ability to scale capacity on expected timelines.

To date, costs and accruals incurred to comply with governmental regulations (including the environment, health and safety requirements described above) have not been material to Exascale’s capital expenditures and results of operations, and Exascale does not currently anticipate material expenditures for compliance with regulations; however, there can be no assurance that existing or future governmental laws and regulations applicable to Exascale or its products and services will not have a material adverse effect on Exascale’s capital expenditures, operating results, and competitive position.

Exascale has developed infrastructure solution capabilities, including high-density liquid cooling systems designed to lower power usage effectiveness and HVDC power architectures intended to improve overall energy efficiency and facilitate better integration with renewable energy sources and grid-scale storage. To the extent Exascale commercially deploys these infrastructure solution capabilities, such deployments may be subject to additional regulatory, permitting and compliance requirements, including those related to electrical systems, building codes, environmental standards, and equipment safety certifications, which could vary by jurisdiction and may affect deployment timelines and costs. As of the date of this proxy statement/prospectus, these capabilities have not been commercially deployed and Exascale has not incurred material regulatory compliance costs in connection with these capabilities.

Corporate Information

Exascale is a Delaware corporation incorporated in the State of Delaware in June 2022. Exascale’s principal executive office is located at 820 Gessner Road, Suite 332, Houston, Texas 77024 and its telephone number is (650) 537-7553. Exascale’s corporate website address is www.exascalelabs.ai. Exascale’s website and the information contained on, or that can be accessed through, Exascale’s website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.

The foregoing principal executive offices address, telephone number and website will be the principal executive offices address, telephone number and website, respectively, of PubCo immediately following consummation of the Business Combination.

Employees

As of the date of this proxy statement/prospectus, Exascale had 10 full-time employees on a consolidated basis. Of these employees, four were directly employed by Exascale in the United States, and six were employed by Exascale’s wholly owned Singapore subsidiary. The subsidiary employees work remotely in support of Exascale’s business operations.

Exascale’s workforce currently consists of (i) one Chief Executive Officer, who also serves as Exascale’s Chief Financial Officer; (ii) one data center partnerships lead; (iii) one research and development lead; (iv) one marketing lead; (v) one business development lead; (vi) three senior research and development engineers; and (vii) two operations personnel.

Exascale’s core research and development activities are led and performed by internal personnel, including Exascale’s research and development lead and senior research and development engineers. Customer service and support are also handled internally by Exascale personnel.

Exascale also utilizes certain third-party service providers to support specific functions. For example, Exascale engages project-based outsourced development teams to assist with specific development tasks, certain third-party personnel to provide on-site data center operations support, and third-party service providers to assist with certain finance-related execution functions. These arrangements supplement Exascale’s internal workforce and do not replace internal responsibility for management, core research and development, customer support, or overall business oversight.

Facilities

Exascale does not have any principal physical properties.

Legal Proceedings

From time to time, Exascale may be subject to legal proceedings. Exascale is not currently a party to or aware of any proceedings that Exascale believes will have, individually or in the aggregate, a material adverse effect on Exascale’s business, financial condition or results of operations. Regardless of outcome, litigation can have an adverse impact on Exascale because of defense and settlement costs, diversion of management resources and other factors.

Recent Sales of Unregistered Securities

Common Stock

On June 1, 2022, Exascale issued an aggregate of 1,500 common shares to Wenying Jia, as nominee for the founders of Exascale, in connection with the formation of Exascale. No cash consideration was paid in respect of such issuance. Part of the aggregate of 1,500 common shares were subsequently transferred to the various founders. The foregoing transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, as transactions by an issuer not involving a public offering.

On January 8, 2026, Exascale amended and restated its certificate of incorporation to (i) create two classes of common stock with differing voting rights (being Class A common stock with one (1) vote per share and Class B common stock with twenty (20) votes per share), and (ii) effect the automatic reclassification of Exascale’s then outstanding common shares into Class A common stock and Class B common stock, Pursuant to the reclassification, 1,197 then outstanding Exascale common shares were converted into Exascale Class B common stock and the remaining 303 then outstanding Exascale common shares were converted into Exascale Class A common stock.

SAFEs

From inception to the date of this proxy statement/prospectus, Exascale has sold and issued an aggregate of 26 SAFEs for an aggregate amount of $14,092,500. The foregoing transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, as transactions by an issuer not involving a public offering.

The SAFEs are governed by substantially similar forms of SAFE agreements. In general, each SAFE provides that, upon the occurrence of a liquidity event, the SAFE holder becomes entitled to the consideration specified in the SAFE based on the form and amount of proceeds payable in such liquidity event, including, where applicable, shares determined by reference to the applicable liquidity price. The Business Combination will constitute a liquidity event pursuant to the terms of the SAFEs and the outstanding SAFEs will be automatically settled in connection with the consummation of the Business Combination without any separate holder election, consent or approval, although, for administrative expediency, the Business Combination Agreement requires an Exascale Safeholder to execute an acknowledge (and such other agreements or documents as Exascale may determine) as a condition to receiving the merger consideration. The requirement to execute an acknowledge and such other agreements and forms as Exascale may determine is procedural only and does not create any separate holder approval or election right with respect to conversion of the SAFEs.

As of the date of this proxy statement/prospectus, based on the outstanding SAFEs, Exascale expects that 8,766,500 shares of PubCo Class A Ordinary Common Stock will be issued to SAFE holders at the closing of the Business Combination as a result of such automatic conversion.

EXASCALE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to “we,” “us” or “our” refer to Exascale.

You should read the following discussion and analysis of Exascale’s financial condition and results of operations together with Exascale’s audited financial statements and notes thereto and unaudited condensed financial statements and notes thereto included elsewhere in this proxy statement/prospectus. Certain of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement/prospectus, including information with respect to plans and strategy for Exascale’s or PubCo’s business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section entitled “Risk Factors,” Exascale’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section entitled “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from Exascale’s forward-looking statements. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

All interim financial data included for the three and nine months ended March 31, 2025 and 2026 is derived from Exascale’s unaudited interim condensed financial statements included elsewhere in this proxy statement/prospectus. All annual financial data included for the fiscal years ended June 30, 2024 and 2025 is derived from Exascale’s audited financial statements included elsewhere in this proxy statement/prospectus. The financial statements were prepared in accordance with GAAP.

OVERVIEW

Exascale was incorporated in the State of Delaware in June 2022. Exascale is a next-generation AI infrastructure provider operating an asset-light, software-defined GPU compute platform and related AI infrastructure solutions. Exascale’s core business includes GaaS, through which it provides reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for AIDC operators. In addition, Exascale has developed certain modular data center, high-density liquid cooling, HVDC power and energy storage solutions that are designed to address deployment bottlenecks in AI infrastructure and that Exascale believes are ready for commercial engagement, although these capabilities have not yet generated revenue as of the date of this proxy statement/prospectus. The platform is purpose-built for large-scale AI workloads, including LLM training, fine-tuning, and high-concurrency inference.

Exascale’s business consists of two primary product and service categories. First, Exascale provides GPU-based compute services through its GaaS offering, which delivers scalable access to high-performance GPU capacity via bare-metal and VM configurations. These services are offered through both on-demand and reserved usage models and are designed to support a range of AI workloads, including large-scale model training, fine-tuning, and high-concurrency inference. Second, Exascale provides Infrastructure Solutions for AI deployments, which include (i) GPU cluster management and operational services provided to AIDC operators, including planning and configuration support, monitoring, performance tuning, and ongoing operational assistance for large-scale GPU deployments, which are revenue-generating and delivered pursuant to commercial service arrangements, and (ii) certain modular data center, advanced liquid cooling, HVDC power, and energy storage solutions that management believes are ready to support customer deployments as of the date of this proxy statement/prospectus, although such offerings have not generated revenue to date. Exascale expects to pursue these offerings on an asset-light basis, primarily through partnerships, systems integration, contract manufacturing and other collaborative structures.

Non-GAAP Measures

Exascale uses adjusted operating loss and adjusted net loss, with are non-GAAP financial measures, to evaluate Exascale’s operating results and for financial and operational decision-making purposes. Adjusted operating loss represents loss from operations excluding share-based compensation expenses. Adjusted net loss represents net loss excluding share-based compensation and change in fair value of simple agreements for future equity.

Exascale believes that both adjusted operating loss and adjusted net loss helps identify underlying trends in Exascale’s business that could otherwise be distorted by the effect of certain expenses that Exascale includes in loss from operations and net loss. Exascale believes that adjusted operating loss and adjusted net loss provide useful information about Exascale’s operating results, enhances the overall understanding of Exascale’s past performance and future prospects and allows for greater visibility with respect to key metrics used by Exascale’s management in its financial and operational decision-making.

Non-GAAP financial measures have inherent limitations, and adjusted operating loss and adjusted net loss should not be considered in isolation or construed as an alternative to loss from operations, net loss, or any other measures of financial performance prepared in accordance with GAAP or as an indicator of Exascale’s operating performance. For example, share-based compensation, which is excluded in the determination of adjusted net loss, may continue to be significant as we grow. Investors are encouraged to review the historical non-GAAP financial measures to the most directly comparable GAAP measures. Adjusted operating loss and adjusted net loss presented here may not be comparable to similarly titled measures used by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to Exascale’s data. Exascale encourages investors and others to review its financial information in its entirety and not rely on a single financial measure.

The table below sets forth a reconciliation of our loss from operations to adjusted operating loss.

	For the Nine Months Ended March 31,		For the Years Ended June 30,
	2025	2026	2024	2025
	$	$	$	$
Loss from operations	(2,462,485)	(2,818,657)	(1,845,829)	(3,044,846)
Add:
Share-based compensation	153,266	-	21,104	153,266
Adjusted operating loss	(2,309,219)	(2,818,657)	(1,824,725)	(2,891,580)

The table below sets forth a reconciliation of our net loss to adjusted net loss for the periods indicated.

	For the Nine Months Ended March 31,		For the Years Ended June 30,
	2025	2026	2024	2025
	$	$	$	$
Net loss	(6,178,537)	(7,916,977)	(4,956,347)	(7,659,667)
Add:
Share-based compensation	153,266	-	21,104	153,266
Change in fair value of simple agreements for future equity	3,716,052	5,098,320	3,110,518	4,614,821
Adjusted net loss	(2,309,219)	(2,818,657)	(1,824,725)	(2,891,580)

Key Financial Metrics

	For the Nine Months Ended March 31,		For the Years Ended June 30,
	2025	2026	2024	2025
	$	$	$	$
Total revenues	4,475,885	10,561,331	1,319,115	7,015,512
Loss from operations	(2,462,485)	(2,818,657)	(1,845,829)	(3,044,846)
Net loss	(6,178,537)	(7,916,977)	(4,956,347)	(7,659,667)
Adjusted operating loss (non-GAAP)(1)	(2,309,219)	(2,818,657)	(1,824,725)	(2,891,580)
Adjusted net loss (non-GAAP)(2)	(2,309,219)	(2,818,657)	(1,824,725)	(2,891,580)

Note:

(1)	Adjusted operating loss, a non-GAAP financial measure, represents loss from operations excluding share-based compensation expenses. See “—Non-GAAP Financial Measures.”
(2)	Adjusted net loss, a non-GAAP financial measure, represents net loss excluding share-based compensation and change in fair value of simple agreements for future equity. See “—Non-GAAP Financial Measures.”

Key Performance and Operating Metrics

Exascale uses certain key performance and operating metrics to evaluate the performance of its business, monitor customer demand and utilization, assess capacity sourcing and deployment, evaluate supplier procurement and pricing, and support resource allocation decisions. Management reviews these metrics together with Exascale’s financial results, including revenue, cost of revenue, gross margin, operating expenses and cash flows.

The following table presents Exascale’s key performance and operating metrics for the fiscal years ended June 30, 2024 and 2025 and for the nine months ended March 31, 2025 and 2026. Exascale calculates GPU-hours using a standard 730-hour month for each month presented, rather than the actual number of calendar days in each month. The Company uses 730 hours because it approximates the average number of hours in a month and is applied consistently across all periods presented to enhance period-to-period comparability and avoid fluctuations caused solely by differences in the number of calendar days in individual months. Accordingly, available GPU-hours are calculated as deployed GPU capacity multiplied by 730 hours for each month, and billable GPU-hours are calculated as customer-contracted GPU capacity multiplied by 730 hours for each month. Exascale’s current KPI framework does not separately track or present on-demand GPU-hours as a key operating metric. On-demand usage, to the extent generated during the periods presented, is discussed through revenue and MD&A rather than through this KPI.

For capacity-based metrics, Exascale presents monthly average amounts for the applicable period because management believes period-average capacity metrics are more directly comparable to period revenue, cost of revenue, available GPU-hours, billable GPU-hours and utilization. Monthly average amounts are calculated as the simple average of the monthly capacity amounts compiled by management for each month in the applicable period.

	For the years ended June 30,		For the Nine Months ended March 31,
	2024	2025	2026
Average contracted GPU supply	190.7 GPUs	935.3 GPUs	1281.78GPUs
Average theoretical GPU compute power related to contracted GPU supply	112,265 Tflops	733,231 Tflops	1,980,365 Tflops
Average deployed GPU capacity	170.0 GPUs	816.7 GPUs	1,153.8 GPUs
Average theoretical GPU compute power related to deployed GPU capacity	99,283 Tflops	595,289 Tflops	1,646,381 Tflops
Average customer-contracted GPU capacity	146.7 GPUs	754.7 GPUs	1,082.0 GPUs
Average theoretical GPU compute power related to customer-contracted GPU capacity	85,973 Tflops	532,238 Tflops	1,513,805Tflops
Available GPU-hours	1,489,200	7,154,000	7,580,320
Billable GPU-hours	1,284,800	6,610,880	7,108,448
Utilization of deployed GPU capacity	86.3%	92.4%	93.8%
Weighted-average remaining customer contract term, as of period end	8.7 months	4.2 months	7.8 months

Average contracted GPU supply.

The monthly average GPU capacity secured under binding supplier arrangements during the applicable period. This metric includes GPU capacity available to Exascale under binding supplier arrangements during the period and excludes non-binding forecasts, options, allocation indications, MOUs and similar non-binding arrangements. Monthly average amounts are calculated as the simple average of the monthly capacity amounts compiled by management for each month in the applicable period. Provides visibility into Exascale’s access to GPU supply and capacity sourcing over the applicable period. Management uses this metric for supplier procurement planning, deployment planning, capacity expansion decisions and alignment of supplier capacity with expected customer demand.

Average theoretical GPU compute power related to contracted GPU supply.

The monthly average theoretical compute power associated with average contracted GPU supply during the applicable period, calculated based on the GPU types and theoretical performance characteristics used by management. Theoretical GPU compute power does not represent actual realized throughput, which may vary based on workload type, configuration, utilization, software optimization, networking, memory, customer usage patterns and other factors. Helps investors understand the compute capacity associated with Exascale’s contracted GPU supply. Management uses this metric to assess the scale and performance profile of contracted GPU resources.

Average deployed GPU capacity.

The monthly average GPU capacity that was installed, configured and made available for customer workloads on Exascale’s platform during the applicable period. Monthly average amounts are calculated as the simple average of the monthly capacity amounts compiled by management for each month in the applicable period. Helps investors understand the average amount of capacity available for revenue-generating customer workloads during the period. Management uses this metric to assess deployment progress, available service capacity and operational readiness.

Average theoretical GPU compute power related to deployed GPU capacity.

The monthly average theoretical compute power associated with average deployed GPU capacity during the applicable period, calculated based on the GPU types and theoretical performance characteristics used by management. Theoretical GPU compute power does not represent actual realized throughput, which may vary based on workload type, configuration, utilization, software optimization, networking, memory, customer usage patterns and other factors. Helps investors understand the compute capacity associated with Exascale’s deployed GPU capacity. Management uses this metric to assess deployed platform scale and capacity available to support customer workloads.

Average customer-contracted GPU capacity.

The monthly average customer demand committed under binding customer arrangements during the applicable period, measured by reference to GPUs committed to customers or equivalent committed GPU-hours, as applicable, and excluding non-binding MOUs, letters of intent, cancellable trial arrangements, pipeline opportunities and similar non-binding discussions. Monthly average amounts are calculated as the simple average of the monthly capacity amounts compiled by management for each month in the applicable period. Provides visibility into committed demand and forward utilization. Management uses this metric to assess demand visibility, customer commitments, capacity allocation and alignment between supplier capacity and customer demand.

Average theoretical GPU compute power related to customer-contracted GPU capacity.

The monthly average theoretical compute power associated with average customer-contracted GPU capacity during the applicable period, calculated based on the GPU types and theoretical performance characteristics used by management. Theoretical GPU compute power does not represent actual realized throughput, which may vary based on workload type, configuration, utilization, software optimization, networking, memory, customer usage patterns and other factors. Helps investors understand the compute power associated with customer-contracted demand. Management uses this metric to assess customer demand, capacity allocation and utilization planning.

Available GPU-hours.

The aggregate standardized GPU-hours during the applicable period attributable to deployed GPU capacity available to support customer workloads, calculated as the sum, for each month in the applicable period, of deployed GPU capacity multiplied by 730 hours. Exascale uses a standard 730-hour month for this calculation and does not adjust the calculation based on differences in the actual number of calendar days in each month. Available GPU-hours is a standardized capacity metric based on deployed GPU capacity made available for customer workloads and does not reflect actual customer usage. Serves as the denominator for utilization and helps investors understand the amount of deployed capacity available to generate revenue. Management uses this metric to monitor platform availability, operating capacity and potential idle capacity.

Billable GPU-hours.

The aggregate standardized GPU-hours during the applicable period attributable to customer-contracted GPU capacity under reserved or other binding customer arrangements, calculated as the sum, for each month in the applicable period, of customer-contracted GPU capacity multiplied by 730 hours. Exascale uses a standard 730-hour month for this calculation and does not adjust the calculation based on differences in the actual number of calendar days in each month. Exascale’s current KPI framework does not separately track or present on-demand GPU-hours as a key operating metric. On-demand usage, to the extent generated during the periods presented, is discussed through revenue and MD&A rather than through this KPI. Serves as the numerator for utilization and helps investors understand the portion of available deployed capacity covered by customer-contracted arrangements. Management uses this metric to evaluate customer commitments, revenue generation and capacity monetization.

Utilization of deployed GPU capacity.

Billable GPU-hours divided by available GPU-hours for the applicable period. Helps investors evaluate the efficiency with which Exascale monetizes deployed capacity. Management uses this metric to identify idle capacity, evaluate demand, plan procurement, assess pricing and support expansion decisions.

Weighted-average remaining customer contract term.

Weighted-average remaining term of binding fixed-term customer contracts as of the end of the applicable period, weighted by monthly committed revenue. Helps investors assess revenue visibility, renewal timing and customer contract duration. Management uses this metric to manage renewals, assess revenue visibility and align customer commitments with supplier arrangements.

Exascale reviews supplier pricing and procurement cost information in connection with procurement planning, customer pricing, margin management and supplier negotiations. However, Exascale does not use a single standardized average procurement cost per GPU-hour or per billable GPU-hour as a key operating metric. Exascale’s supplier arrangements are primarily usage-based and bundled with related infrastructure services, and pricing may vary based on GPU type, capacity configuration, usage volume, supplier terms, deposits, prepayments, service period, hosting, power, network connectivity and prevailing market conditions. Exascale therefore discusses supplier cost trends through cost of revenue, gross margin and qualitative period-over-period MD&A discussion, rather than presenting a separate unit-cost KPI.

SPECIFIC FACTORS AFFECTING OUR RESULTS OF OPERATIONS

As AI infrastructure provider, Exascale’s operational performance is shaped by key factors tied to the rapid evolution of the AI industry. While influenced by these broader industry trends, Exascale believes its results of operations are more directly affected by company-specific factors, including the following major factors:

Our ability to secure a stable and competitive supply of advanced GPU chips

Our business depends on its ability to obtain a reliable and cost-competitive supply of advanced GPU chips. Given the current global environment, in which supply chains are concentrated and subject to periodic constraints, access to GPUs is an important input to our capacity planning, ability to meet customer requirements, and anticipated growth. GPUs represent a foundational component of our technology platform, and limitations in supply could adversely affect operating efficiency and service delivery. We believe that its current chip technology compares favorably with available alternatives and supports customer acquisition and retention.

Our ability to manage computing power supply under an asset-light model

We operates under an asset-light model and does not own core hardware. As a result, our service offerings depend on the availability of GPU servers and related computing capacity sourced and integrated from third-party providers. Supplier concentration, access to advanced GPU hardware, procurement terms, and delivery timelines may affect our available capacity, cost structure, and deployment flexibility. Disruptions in the supply chain, changes in technology, or modifications to relationships with key suppliers could adversely impact the business.

We seek to mitigate these risks through supplier relationship management, capacity planning, and the use of contractual arrangements designed to provide flexibility where feasible. We have expanded its available computing capacity over time, which supports anticipated business growth and may contribute to improved procurement efficiency.

Our ability to develop and scale our technical and operational platform

Our service offerings depend on the performance and reliability of its software platform and operational systems, which enable the delivery and management of computing services. While GPU hardware is sourced from third parties, our software and operational capabilities are required to allocate resources, manage performance, support automation, and provide customer support at scale. The effectiveness of this technical and operational layer influences service reliability, operating costs, and the customer experience.

We continue to develop and enhance its internal software platform and operational processes, including the addition of new functionality intended to address evolving customer requirements and support the scaling of its services.

Our ability to manage third-party data center dependencies

We rely on third-party providers for data center facilities, including space, power, cooling, and network connectivity. These infrastructure components are not directly controlled by Exascale, and their availability, cos and performance may affect service delivery. Under its asset-light model, we seek to manage these dependencies through capacity planning, system architecture design, service-level management, and the use of multiple facilities where feasible.

Our approach is intended to support operational continuity and provide flexibility as service demand evolves; however, disruptions or changes in third-party data center relationships could adversely impact operations.

Our ability to acquire, retain, and expand our customer base

Our results depend on continued customer demand for its services and its ability to attract and retain customers in a competitive market. Serving both AI developers and enterprise customers requires offerings that meet customer performance, reliability, and cost expectations, as well as the ability to respond to evolving use cases and requirements. Competition, changes in customer preferences, or the availability of alternative solutions could affect customer acquisition and retention.

We seek to support customer retention by maintaining service quality and reliability and by demonstrating the value of its services over time. For the fiscal year ended June 30, 2025, our customer renewal rate exceeded 90%. During the same period, our customer base increased from 12 customers as of June 30, 2024 to over 50 customers as of June 30, 2025.

Our ability to achieve profitability through cost management

Under its asset-light model, we incur operating expenses in place of significant capital expenditures. Our primary cost components include GPU hardware resources, data center hosting, power, and network services. As a result, operating results are influenced by the company’s ability to manage these ongoing costs in relation to revenue.

We seek to improve financial performance by managing resource utilization, negotiating procurement arrangements, and applying pricing practices intended to reflect cost structures and market conditions, while maintaining service quality. There can be no assurance that these efforts will result in sustained profitability.

KEY COMPONENTS OF RESULTS OF OPERATIONS

Revenues

During the year ended June 30, 2024, we operated for 10 months since initiating revenue generation in September 2023, achieving total revenue of $1.3 million. During the year ended June 30, 2025, Exascale had total revenues of $7.0 million, reflecting an 431.8% increase compared to the previous fiscal year. During the nine months ended March 31, 2025 and 2026, total revenue of $4.5 million and $10.6 million.

Our business is primarily comprised of the following two revenue streams: (i) providing intelligent computing power service to commercial enterprise clients with substantial GPU computing requirements, and (ii) providing comprehensive data center service to data center asset owners.

(i) Revenue from intelligent computing power service

We leverage our expertise in high-performance computing and cloud-native architectures to build and operate stable, efficient, and scalable GPU computing platforms through modular data center design and liquid cooling technology. We use these platforms to provide computing resources for large-scale AI training, model inference, and high-performance scientific computing to commercial enterprise clients with substantial GPU computing requirements. Supporting services include GPU server environment deployment, cluster scheduling and performance optimization, high-speed network interconnection, real-time monitoring and intelligent alerting systems, as well as industry-compliant security and regulatory assurance. Under ASC 606, all related services are accounted for as a single performance obligation, and revenue is recognized on a straight-line basis over the contractual service period.

(ii) Revenue from comprehensive data center service

We leverage our project experience in infrastructure management, cluster optimization, and system monitoring to provide full-cycle operational support to data center asset owners. Services encompass facility environment deployment, network architecture implementation, security and compliance system development, daily operational monitoring, and emergency fault response. Under ASC 606, revenue from each distinct service, which constitutes a separate performance obligation, is recognized on a straight-line basis over the contractual service period.

Cost of Revenues

Our cost of revenues primarily include computing power service, professional service fees and staff costs and employee benefits. All the cost of revenues are recognized in the period in which the related services occur or the benefits are received.

Operating expenses

Our selling and marketing expenses primarily includes: (i) advertising and promotion expenses, (ii) staff costs, employee benefits and share-based compensation, and (iii) travel and other routine office expenses. All expenses are recognized in the period in which the related services occur or the benefits are received.

Our research and development expenses mainly consist of software development outsourcing service fees, staff costs and employee benefits, and testing expenses.

Our general and administrative expenses mainly consist of staff costs and employee benefits, professional service fees, depreciation expenses and other operating expenses.

RESULTS OF OPERATIONS

Fiscal year ended June 30, 2024 compared to fiscal year ended June 30, 2025

The following table summarizes the results of our operations for the years ended June 30, 2024 and 2025 and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the Years Ended June 30,
	2024		2025		Fluctuation
	$	%	$	%	$	%
Revenues
Revenue from intelligent computing power service	1,193,982	90.5%	6,546,249	93.3%	5,352,267	448.3%
Revenue from comprehensive data center service	125,133	9.5%	469,263	6.7%	344,130	275.0%
Total revenues	1,319,115	100.0%	7,015,512	100.0%	5,696,397	431.8%
Cost of revenues	(1,263,548)	-95.8%	(5,910,315)	-84.2%	(4,646,767)	367.8%
Gross profit	55,567	4.2%	1,105,197	15.8%	1,049,630	1888.9%
Operating expenses
Selling and marketing expenses	(262,614)	-19.9%	(989,155)	-14.1%	(726,541)	276.7%
General and administrative expenses	(273,349)	-20.7%	(362,982)	-5.2%	(89,633)	32.8%
Research and development expenses	(1,365,433)	-103.5%	(2,797,906)	-39.9%	(1,432,473)	104.9%
Total operating expenses	(1,901,396)	-144.1%	(4,150,043)	-59.2%	(2,248,647)	118.3%
Loss from operations	(1,845,829)	-139.9%	(3,044,846)	-43.4%	(1,199,017)	65.0%
Change in fair value of simple agreements for future equity	(3,110,518)	-235.8%	(4,614,821)	-65.8%	(1,504,303)	48.4%
Loss before income tax expenses	(4,956,347)	-375.7%	(7,659,667)	-109.2%	(2,703,320)	54.5%
Income tax expenses	-	-	-	-	-	-
Net loss	(4,956,347)	-375.7%	(7,659,667)	-109.2%	(2,703,320)	54.5%

Loss per ordinary share
Basic and diluted	$(3,304.23)		$(5,106.44)

Weighted average number of ordinary shares
Basic and diluted	1,500		1,500

Pro forma loss per share:
Class A and Class B ordinary shares—basic and diluted (unaudited)	$(3,304.23)		$(5,106.44)

Weighted average number of ordinary shares used in pro forma loss per share computation:
Class A and Class B ordinary shares—basic and diluted (unaudited)	1,500		1,500

Revenues

Exascale’s revenues consist of the following:

	For the Years Ended June 30,
	2024		2025		Fluctuation
	$	%	$	%	$	%
Revenues
Revenue from intelligent computing power service	1,193,982	90.5%	6,546,249	93.3%	5,352,267	448.3%
Revenue from comprehensive data center service	125,133	9.5%	469,263	6.7%	344,130	275.0%
Total revenues	1,319,115	100.0%	7,015,512	100.0%	5,696,397	431.8%

Our total revenue increased by $5.7 million, or 431.8%, from $1.3 million for the year ended June 30, 2024 to $7.0 million for the year ended June 30, 2025. This exceptional growth was primarily driven by revenue from our intelligent computing power service, which increased by approximately $5.4 million, or 448.3%, from $1.2 million for the year ended June 30, 2024 to $6.5 million for the year ended June 30, 2025. This segment constituted 93.3% of our total revenue for fiscal year 2025, up from 90.5% in the prior fiscal year, solidifying its position as the core driver of our expansion. Revenue from our comprehensive data center service also contributed to this growth, increasing by $0.4 million, or 275.0%, from $0.1 million for the year ended June 30, 2024 to $0.5 million for the year ended June 30, 2025.

We quantified the increase in revenue attributable to expansion within our existing customer base and new customer additions as follows: (i) Expansion within existing customer base: $2.2 million (approximately 37.8% of total revenue growth), representing increased spending by customers that generated revenue for the year ended June 30, 2024. The increase in average revenue per existing customer was primarily associated with higher service utilization, as average service usage increased from 4.7 months for the year ended June 30, 2024 to 8.2 months for the year ended June 30, 2025, and with a 51% increase in average monthly service fees, which we believe reflects increased customer demand for compute services and higher workload and performance requirements. (ii) New customers: $3.5 million (approximately 62.2% of total revenue growth), representing revenue from customers that first generated revenue for the year ended June 30, 2025.

The revenue growth analysis for our two revenue stream is presented below:

(1) Revenue from intelligent computing power service

Our revenue from intelligent computing power service increased by approximately $5.4 million, or 448.3%, from $1.2 million for the year ended June 30, 2024 to $6.5 million for the year ended June 30, 2025. the increase was mainly due to:

Expansion and Efficiency Enhancement of Our Core Resource Pool

Our intelligent computing power resource pool has seen significant improvements in both scale and performance. Through strategic investments, we have not only expanded our total computing power supply but also optimized our resource scheduling efficiency and stability, particularly with the latest GPU computing cards. This enables us to meet the stringent demands of high-end customers for low-latency, highly reliable computing power while supporting more high-load clients, laying a solid physical foundation for revenue scaling.

Deepening Product Value and Enhancing Solution Added Value

We continuously enhance the value delivered to customers through rapid iteration of product features and strengthening of our technical service systems. Specific manifestations include: (i) Rapid evolution of product functionality: Keeping pace with cutting-edge demands, we have consistently enhanced core features such as model training optimization, inference acceleration, and dedicated resource scheduling, enabling customers to utilize computing power more efficiently. (ii) Professionalization of technical services: We provide in-depth support for technology-driven clients, including architecture consulting, performance tuning, and rapid troubleshooting, transforming from a “resource provider” to a “technology partner.” (iii) Enhancement of solution added value: By offering integrated solutions that include software tool chains, industry optimization practices, and ongoing technical support, we help customers reduce total cost of ownership and accelerate innovation, thereby achieving higher average revenue per customer and deeper customer engagement.

High Customer Renewal Rate and Strengthening of Long-Term Partnerships

Our customer agreements generally fall into two categories, namely, (i) agreements for compute services and (ii) agreements for GPU cluster management services and related infrastructure support services. With respect to compute services, we offer both reserved arrangements and on-demand arrangements. Reserved arrangements generally provide committed intelligent computing power services for a defined service term. Historically, most reserved arrangements have had initial terms of approximately one year, although actual contract durations have generally ranged from approximately three months to three years. On-demand arrangements are generally provided under our platform terms and conditions and allow customers to obtain services on a pay-as-you-go basis without a fixed committed service term. With respect to GPU cluster management services and related infrastructure support services, we generally enter into customer agreements that provide for services to be delivered either over a defined service period on a fixed-term basis or on a project basis to complete specified scope, deliverables, or implementation work within an agreed timeframe.

During the fiscal year ended June 30, 2024, we had 12 customers across our current revenue-generating offerings, of which 11 continued to generate revenue during the fiscal year ended June 30, 2025. Accordingly, our customer renewal rate was approximately 92% (11 out of 12). The average revenue per enterprise customer increased from $110,000 to $250,000, directly contributing to stable revenue growth. The high renewal rate stems from:

(i)	Industry-leading hardware and software in our computing services: The reliability and performance of our products consistently meet standards.

(ii)	Establishment of long-term partnerships: Transitioning from transactional relationships to strategic collaborations, we have signed long-term framework agreements with several leading customers, ensuring sustainable and predictable revenue.

Expanded our market presence.

During the initial operational phase of year ended June 30, 2024, our revenue primarily originated from early-established regional markets, such as Canada and Hong Kong. Entering year ended June 30, 2025, we successfully extended our reach to strategic markets including Singapore and the United States, resulting in a more balanced and diversified revenue structure. Specifically, the combined contribution from the Singapore and U.S. markets amounted to $4.6 million, accounting for 65.1% of total revenue, marking a substantial breakthrough in our global expansion strategy.

Overall, our growth model has established a virtuous cycle encompassing “supply capacity, product value, customer relationships, and market presence”: resource expansion supports scale growth, product evolution enhances monetization capabilities, customer relationships provide a stable foundation, and market optimization strengthens development resilience. This comprehensive growth system has laid a solid groundwork for our future sustainable development, while also validating the effectiveness of our strategic execution and the sustainability of our business model.

(2) Revenue from comprehensive data center service

Our revenue from our comprehensive data center service increased by $0.4 million, or 275.0%, from $0.1 million for the year ended June 30, 2024 to $0.5 million for the year ended June 30, 2025. The increase was mainly due to our client base has grown from 1 for the year ended June 30, 2024 to 2 for the year ended June 30, 2025.

Cost of revenues

Our cost of revenues increased by $4.6 million, from $1.3 million for the year ended June 30, 2024 to $5.9 million for the year ended June 30, 2025, representing a growth rate of 367.8%. This increase primarily reflects the scaling of our business operations in line with revenue expansion, while demonstrating improved cost efficiency as evidenced by the reduction in the cost-to-revenue ratio from 95.8% to 84.2%.

Gross profit and gross margin

The following table sets forth our gross profit and gross margin by revenue types for the years indicated:

	For the Years Ended June 30,
	2024	2025	Fluctuation
	$	$	$	%
Revenues	1,319,115	7,015,512	5,696,397	431.8%
Cost of revenues	(1,263,548)	(5,910,315)	(4,646,767)	367.8%
Gross profit	55,567	1,105,197	1,049,630	1,888.9%
Gross margin	4.2%	15.8%

Our gross profit increased by $1.0 million, from $0.1 million for the year ended June 30, 2024 to $1.1 million for the year ended June 30, 2025, representing a growth rate of 1,888.9%. This substantial improvement was accompanied by a significant expansion in gross margin, which rose from 4.2% to 15.8%, reflecting an increase of 11.6 percentage points.

The simultaneous improvement in both gross profit and gross margin reflects our ability to maintain scalable operational efficiency alongside rapid revenue expansion. This margin enhancement was achieved primarily through continuous optimization of our technology infrastructure management, energy efficiency initiatives, and dynamic resource scheduling systems. These measures effectively contained the growth rate of cost of revenues to 367.8%, which remained significantly below our revenue growth rate of 431.8%.

Operating expenses

Our operating expenses consist of selling and marketing expenses, general and administrative expenses, and research and development expenses. Operating expenses increased by $2.2 million, or 118.3%, from $1.9 million for the year ended June 30, 2024 to $4.2 million for the year ended June 30, 2025. The increase was primarily due to: (i) research and development expenses increased by $1.4 million; and (ii) selling and marketing expenses increased by $0.7 million, partially offset by (iii) a moderate increase in general and administrative expenses of $0.1 million.

The following table sets forth our operating expenses, both in absolute amount and as a percentage of the total revenues, for the years indicated:

	For the Years Ended June 30,
	2024		2025		Fluctuation
	$	%	$	%	$	%
Operating expenses
Selling and marketing expenses	(262,614)	-19.9%	(989,155)	-14.1%	(726,541)	276.7%
General and administrative expenses	(273,349)	-20.7%	(362,982)	-5.2%	(89,633)	32.8%
Research and development expenses	(1,365,433)	-103.5%	(2,797,906)	-39.9%	(1,432,473)	104.9%
Total operating expenses	(1,901,396)	-144.1%	(4,150,043)	-59.2%	(2,248,647)	118.3%

Our selling and marketing expenses increased by $0.7 million, or 276.7%, from $0.3 million for the year ended June 30, 2024 to $1.0 million for the year ended June 30, 2025. This increase was primarily driven by: (i) outsourcing services and share-based compensation expenses totaling $0.4 million related to the hiring of sales personnel, particularly senior sales staff; (ii) advertising and promotion expenses of $0.2 million to support brand promotion and market expansion initiatives. Overall, the increase reflects our enhanced marketing efforts to support business growth and investments in new regional markets.

General and administrative expenses increased by $0.1 million, or 32.8%, from $0.3 million for the year ended June 30, 2024 to $0.4 million for the year ended June 30, 2025. In the context of rapid business expansion, this moderate increase reflects effective control over administrative expenditures and operational efficiency.

Research and development expenses increased by $1.4 million, or 104.9%, from $1.4 million for the year ended June 30, 2024 to $2.8 million for the year ended June 30, 2025. This increase demonstrates our continued commitment to technological innovation and product development to strengthen the core competitiveness of our intelligent computing power services and comprehensive for data center.

Loss from operations

Our loss from operations amounted to $3.0 million for the year ended June 30, 2025, compared to $1.8 million for the year ended June 30, 2024, representing an increase in operating loss of $1.2 million. This change was primarily attributable to the significant growth in operating expenses as we scaled the business and invested in market expansion and research and development activities, which was partially offset by the substantial revenue growth we achieved during the period.

Change in fair value of simple agreements for future equity

The change in fair value of simple agreements for future equity resulted in a loss of $4.6 million for the year ended June 30, 2025, compared to a loss of $3.1 million for the year ended June 30, 2024. The reduction in loss of $1.5 million reflects the relative stabilization in the valuation of these instruments during the period.

Net loss

Our net loss increased by $2.7 million, from $5.0 million for the year ended June 30, 2024 to $7.7 million for the year ended June 30, 2025. The increase in net loss was primarily driven by the growth in operating loss and the fair value adjustment on simple agreements for future equity, as we continued to invest in scaling our infrastructure, expanding our market presence, and advancing our technology platform.

Loss per share and pro forma loss per share

Basic loss per share and diluted loss per share have been calculated in accordance with ASC 260, “Earnings Per Share”. Loss per share for the years ended June 30, 2024 and 2025 were $3,304.23 and $5,106.44, respectively.

Pursuant to the resolution of the board of directors on January 8, 2026, the authorized share capital of 1,500 ordinary shares was re-designated into 303 Class A ordinary shares and 1,197 Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights, except for voting and conversion rights. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to twenty votes and is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

The unaudited pro forma loss per share is computed using the weighted-average number of ordinary shares outstanding as of June 30, 2024 and 2025, and assumes the completion of re-designation on July 1, 2023. Pro forma loss per share for the years ended June 30, 2024 and 2025 were $3,304.23 and $5,106.44, respectively.

Three and Nine months ended March 31, 2025 compared to Three and Nine months ended March 31, 2026

The following table summarizes the results of our operations for the three months ended March 31, 2025 and 2026 and provides information regarding the dollar and percentage increase or (decrease) during such periods:

	For the Three Months Ended March 31,
	2025		2026		Fluctuation
	$	%	$	%	$	%
Revenues
Revenue from intelligent computing power service	1,764,357	94.7%	3,726,656	99.3%	1,962,299	111.2%
Revenue from comprehensive data center service	97,801	5.3%	27,930	0.7%	(69,871)	-71.4%
Total revenues	1,862,158	100.0%	3,754,586	100.0%	1,892,428	101.6%
Cost of revenues	(1,649,077)	-88.6%	(3,167,659)	-84.4%	(1,518,582)	92.1%
Gross profit	213,081	11.4%	586,927	15.6%	373,846	175.4%
Operating expenses
Selling and marketing expenses	(378,511)	-20.3%	(104,729)	-2.8%	273,782	-72.3%
General and administrative expenses	(103,107)	-5.5%	(468,696)	-12.5%	(365,589)	354.6%
Research and development expenses	(377,999)	-20.3%	(1,235,476)	-32.9%	(857,477)	226.8%
Total operating expenses	(859,617)	-46.1%	(1,808,901)	-48.2%	(949,284)	110.4%
Loss from operations	(646,536)	-34.7%	(1,221,974)	-32.6%	(575,438)	89.0%
Change in fair value of simple agreements for future equity	(890,523)	-47.8%	(1,410,457)	-37.6%	(519,934)	58.4%
Loss before income tax expenses	(1,537,059)	-82.5%	(2,632,431)	-70.2%	(1,095,372)	71.3%
Income tax expenses	-	-	-	-	-	-
Net loss	(1,537,059)	-82.5%	(2,632,431)	-70.2%	(1,095,372)	71.3%

Loss per ordinary share(1)
Basic and diluted	$(1,024.70)		$(1,754.95)
Weighted average number of ordinary shares
Basic and diluted	1,500		1,500

(1):	On January 8, 2026, the Company re-designated its authorized share capital of 1,500 ordinary shares to 303 Class A ordinary shares and 1,197 Class B ordinary shares.

The following table summarizes the results of our operations for the nine months ended March 31, 2025 and 2026 and provides information regarding the dollar and percentage increase or (decrease) during such periods:

	For the Nine Months Ended March 31,
	2025		2026		Fluctuation
	$	%	$	%	$	%
Revenues
Revenue from intelligent computing power service	4,168,467	93.1%	10,441,509	98.9%	6,273,042	150.5%
Revenue from comprehensive data center service	307,418	6.9%	119,822	1.1%	(187,596)	-61.0%
Total revenues	4,475,885	100.0%	10,561,331	100.0%	6,085,446	136.0%
Cost of revenues	(3,827,444)	-85.5%	(8,902,966)	-84.3%	(5,075,522)	132.6%
Gross profit	648,441	14.5%	1,658,365	15.7%	1,009,924	155.7%
Operating expenses
Selling and marketing expenses	(726,914)	-16.2%	(310,582)	-2.9%	416,332	-57.3%
General and administrative expenses	(268,159)	-6.0%	(928,255)	-8.8%	(660,096)	246.2%
Research and development expenses	(2,115,853)	-47.3%	(3,238,185)	-30.7%	(1,122,332)	53.0%
Total operating expenses	(3,110,926)	-69.5%	(4,477,022)	-42.4%	(1,366,096)	43.9%
Loss from operations	(2,462,485)	-55.0%	(2,818,657)	-26.7%	(356,172)	14.5%
Change in fair value of simple agreements for future equity	(3,716,052)	-83.0%	(5,098,320)	-48.3%	(1,382,268)	37.2%
Loss before income tax expenses	(6,178,537)	-138.0%	(7,916,977)	-75.0%	(1,738,440)	28.1%
Income tax expenses	-	-	-	-	-	-
Net loss	(6,178,537)	-138.0%	(7,916,977)	-75.0%	(1,738,440)	28.1%

Loss per ordinary share(1)
Basic and diluted	$(4,119.02)		$(5,277.98)
Weighted average number of ordinary shares
Basic and diluted	1,500		1,500

(1):	On January 8, 2026, the Company re-designated its authorized share capital of 1,500 ordinary shares to 303 Class A ordinary shares and 1,197 Class B ordinary shares.

Revenues

Exascale’s revenues consisted of the following:

	For the Three Months Ended March 31,
	2025		2026		Fluctuation
	$	%	$	%	$	%
Revenues
Revenue from intelligent computing power service	1,764,357	94.7%	3,726,656	99.3%	1,962,299	111.2%
Revenue from comprehensive data center service	97,801	5.3%	27,930	0.7%	(69,871)	-71.4%
Total revenues	1,862,158	100.0%	3,754,586	100.0%	1,892,428	101.6%

	For the Nine Months Ended March 31,
	2025		2026		Fluctuation
	$	%	$	%	$	%
Revenues
Revenue from intelligent computing power service	4,168,467	93.1%	10,441,509	98.9%	6,273,042	150.5%
Revenue from comprehensive data center service	307,418	6.9%	119,822	1.1%	(187,596)	-61.0%
Total revenues	4,475,885	100.0%	10,561,331	100.0%	6,085,446	136.0%

Our total revenue increased by $1.9 million, or 101.6%, from $1.9 million for the three months ended March 31, 2025 to $3.8 million for the three months ended March 31, 2026. This increase was primarily attributable to the increase of $2.0 million, or 111.2%, from intelligent computing power service revenue. Similarly, our total revenue increased by $6.1 million, or 136.0%, from $4.5 million for the nine months ended March 31, 2025 to $10.6 million for the nine months ended March 31, 2026. This increase was primarily attributable to the increase of $6.3 million, or 150.5%, from intelligent computing power service revenue, partially offset by a decrease of $0.2 million, or 61.0%, from comprehensive data center service.

We quantified the increase in revenue attributable to expansion within our existing customer base and new customer additions as follows: (i) Expansion within existing customer base: $4.6 million (approximately 75.7% of total revenue growth), representing increased spending by customers that generated revenue for nine months ended March 31, 2025. The increase in average revenue per existing customer was primarily associated with higher service utilization, as average service usage increased from 7.9 months for the nine months ended March 31, 2025 to 8.8 months for the nine months ended March 31, 2026, and with a 112.5% increase in average monthly service fees, which we believe reflects increased customer demand for compute services and higher workload and performance requirements.(ii) New customers: $1.5 million (approximately 24.3% of total revenue growth), representing revenue from customers that first generated revenue for the nine months ended March 31, 2026.

The year-over-year increase in revenues for each three-month and nine-month period ended March 31 was primarily driven by the expansion and efficiency enhancement of our core resource pool, efforts to deepen product value and enhance the value-added nature of our solutions, a high customer renewal rate, and strengthened long-term partnerships.

The revenue growth analysis for our two revenue streams is presented below:

(1) Revenue from intelligent computing power service

The year-over-year increase in intelligent computing power service revenue for each three-month and nine-month period ended March 31 was primarily driven by accelerated expansion in the United States and Canada and higher customer value contribution from deeper technical partnerships and higher-value integrated solutions, as reflected by an increase in average revenue per enterprise customer from approximately $180,000 to $420,000. For the three months ended March 31, 2026, revenue from the United States and Canada increased to $1.6 million and $1.1 million, respectively, compared to $0.6 million and $0.4 million for the three months ended March 31, 2025. For the nine months ended March 31, 2026, revenue from the United States and Canada increased to $4.6 million and $3.2 million, respectively, compared to $1.3 million and $1.1 million for the nine months ended March 31, 2025. This reflects our successful shift toward deeper technical partnerships and high-value integrated solutions, which have strengthened customer loyalty and laid a solid foundation for sustained growth.

(2) Revenue from comprehensive data center service

Revenue from comprehensive data center service decreased year-over-year for each three-month and nine-month period ended March 31, and remained relatively small in absolute dollars. As a percentage of total revenue, it decreased from 5.3% to 0.7% and from 6.9% to 1.1%. These decreases reflect the segment’s early-stage nature and limited scale, including a relatively small and still-evolving customer base, and may not be indicative of future results. We believe this performance is not indicative of its long-term potential. With continued investment and market development efforts, we expect this segment to expand as we broaden our customer base and scale our service offerings, although the timing and extent of such growth remain subject to execution and market conditions.

Cost of revenues

Our cost of revenues increased by $1.5 million, or 92.1%, from $1.7 million for the three months ended March 31, 2025 to $3.2 million for the three months ended March 31, 2026. Similarly, our cost of revenues increased by $5.1 million, or 132.6%, from $3.8 million for the nine months ended March 31, 2025 to $8.9 million for the nine months ended March 31, 2026. The change followed the same trend with our increased revenues in the same period, reflecting the expansion of the customer base. Cost of revenues as a percentage of revenues remained relatively stable, reflecting generally consistent unit economics over the periods.

Gross profit and gross profit margin

	For the Three Months Ended March 31,
	2025	2026	Fluctuation
	$	$	$	%
Revenues	1,862,158	3,754,586	1,892,428	101.6%
Cost of revenues	(1,649,077)	(3,167,659)	(1,518,582)	92.1%
Gross profit	213,081	586,927	373,846	175.4%
Gross margin	11.4%	15.6%

	For the Nine Months Ended March 31,
	2025	2026	Fluctuation
	$	$	$	%
Revenues	4,475,885	10,561,331	6,085,446	136.0%
Cost of revenues	(3,827,444)	(8,902,966)	(5,075,522)	132.6%
Gross profit	648,441	1,658,365	1,009,924	155.7%
Gross margin	14.5%	15.7%

Our gross profit increased by $0.4 million or 175.4%, from $0.2 million for the three months ended March 31, 2025 to $0.6 million for the three months ended March 31, 2026. Similarly, our gross profit increased by $1.0 million or 155.7%, from $0.7 million for the nine months ended March 31, 2025 to $1.7 million for the nine months ended March 31, 2026. It was primarily attributable to the increase in revenue.

Our gross profit margin increased by 4.2% from 11.4% for the three months ended March 31, 2025 to 15.6% for the three months ended March 31, 2026. Similarly, our gross profit margin increased by 1.2% from 14.5% for the nine months ended March 31, 2025 to 15.7% for the nine months ended March 31, 2026.

Operating expenses

	For the Three Months Ended March 31,
	2025		2026		Fluctuation
	$	%	$	%	$	%
Operating expenses
Selling and marketing expenses	(378,511)	-20.3%	(104,729)	-2.8%	273,782	-72.3%
General and administrative expenses	(103,107)	-5.5%	(468,696)	-12.5%	(365,589)	354.6%
Research and development expenses	(377,999)	-20.3%	(1,235,476)	-32.9%	(857,477)	226.8%
Total operating expenses	(859,617)	-46.1%	(1,808,901)	-48.2%	(949,284)	110.4%

	For the Nine Months Ended March 31,
	2025		2026		Fluctuation
	$	%	$	%	$	%
Operating expenses
Selling and marketing expenses	(726,914)	-16.2%	(310,582)	-2.9%	416,332	-57.3%
General and administrative expenses	(268,159)	-6.0%	(928,255)	-8.8%	(660,096)	246.2%
Research and development expenses	(2,115,853)	-47.3%	(3,238,185)	-30.7%	(1,122,332)	53.0%
Total operating expenses	(3,110,926)	-69.5%	(4,477,022)	-42.4%	(1,366,096)	43.9%

Our operating expenses consist of selling and marketing expenses, general and administrative expenses, and research and development expenses. Operating expenses increased by $0.9 million, or 110.4% from $0.9 million for the three months ended March 31, 2025 to $1.8 million for the three months ended March 31, 2026. The increase was mainly due to our investment in research and development expenses.

Similarly, operating expenses increased by $1.4 million, or 43.9% from $3.1 million for the nine months ended March 31, 2025 to $4.5 million for the nine months ended March 31, 2026. The increase was primarily attributable to: (i) research and development expenses increased by $1.1 million, from $2.1 million to $3.2 million, (ii) general and administrative expenses increased by $0.6 million, from $0.3 million to $0.9 million, reflecting our continued strategic focus on enhancing our intelligent computing platform and service capabilities, and partly offset by selling and marketing expenses decreased by $0.4 million, from $0.7 million to $0.3 million.

Selling and marketing expenses

Our Selling and marketing expenses declined for the three and the nine months ended March 31, 2026; given their small scale, these changes were immaterial to our results of operations. The decrease was primarily driven by lower share-based compensation expense and reduced marketing and promotional spending. We expect our selling expenses to remain relatively stable as a percentage to total revenue in the foreseeable future.

General and administrative expenses

Our general and administrative expenses increased significantly by $0.4 million or 354.6%, from $0.1 million for the three months ended March 31, 2025 to $0.5 million for the three months ended March 31, 2026. Similarly, our general and administrative expenses increased significantly by $0.6 million or 246.2%, from $0.3 million for the nine months ended March 31, 2025 to $0.9 million for the nine months ended March 31, 2026.

The increase was primarily attributable to salaries and compensations paid to operational support staff and professional fees related to consulting and audit. Despite the increase, we believe our general and administrative spending remained disciplined and aligned with our ongoing focus on administrative cost control and operating efficiency.

Research and development expenses

Our research and development expenses increased by $0.8 million or 226.8%, from $0.4 million for the three months ended March 31, 2025 to $1.2 million for the three months ended March 31, 2026. Similarly, our research and development expenses increased by $1.1 million or 53.0%, from $2.1 million for the nine months ended March 31, 2025 to $3.2 million for the nine months ended March 31, 2026. We expect to continue increasing our investment in research and development to enhance our product capabilities and maintain our competitiveness in the market.

Loss from operations

As a result of the foregoing, we incurred an loss from operations of $0.6 million and $1.2 million for the three months ended March 31, 2025 and 2026, respectively, and $2.5 million and $2.8 million for the nine months ended March 31, 2025 and 2026, respectively.

Change in fair value of simple agreements for future equity

We recorded change in fair value of simple agreements for future equity of $0.9 million and $1.4 million for the three months ended March 31, 2025 and 2026, respectively, and $3.7 million and $5.1 million for the nine months ended March 31, 2025 and 2026, respectively.

Net loss

As a result of the foregoing, we incurred net loss of $1.5 million and $2.6 million for the three months ended March 31, 2025 and 2026, respectively, and $6.2 million and $7.9 million for the nine months ended March 31, 2025 and 2026, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Going Concern Considerations

Our primary sources of liquidity have historically been cash generated from the operation of our business and financing activities, which have supported our working capital needs, operating activities and capital expenditure requirements in prior periods. As of March 31, 2026 and June 30, 2025, we had cash and cash equivalents and U.S. Dollar Coin(“USDC”) of $5.1 million and $4.2 million, respectively. As of and for the nine months ended March 31, 2026, we had an accumulated deficit of approximately $21.1 million, a working capital deficit of $21.0 million, net cash used in operating activities of $3.8 million, and a net loss of $7.9 million. These factors raise substantial doubt regarding our ability to continue as a going concern within one year of the date these financial statements are issued.

We have formulated and are actively pursuing plans to mitigate these conditions and secure the Company’s continued operations. In connection with the Company’s contemplated business combination with a SPAC and related financing activities, the Company expects to access additional capital through external funding sources. In addition, the Company continues to focus on expanding its market presence and developing client relationships to drive revenue growth, while managing operating expenses, with the objective of improving cash flows from operations over time.

For purposes of this disclosure, “SPAC” refers to a special purpose acquisition company formed to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more operating businesses. “De-SPAC” refers to the business combination transaction pursuant to which an operating company combines with a SPAC, following which the combined company becomes publicly listed (or otherwise succeeds to the SPAC’s public company status).

Our negative working capital position is primarily attributable to the classification of SAFEs. Excluding the accounting impact of the SAFEs, we believes our available cash resources are sufficient for near-term operating needs. If additional liquidity is required, our majority shareholder has entered into a binding support agreement to provide funding to cover anticipated operating cash flow shortfalls through the completion of the contemplated de-SPAC transaction.

However, the aforementioned plans, particularly the de-SPAC transaction (including the SAFEs conversion) and the raising of additional capital, have not been fully implemented as of the date these financial statements are issued. There can be no assurance that these plans will be successfully completed within the required time frame, on acceptable terms, or at all. If the primary plans are not successful, our alternative courses of action would further intensify efforts in market expansion and client development to increase revenue, while diligently controlling costs to ensure sufficient cash flow from operating activities.

We may not be able to secure necessary financing in a timely manner or on favorable terms, or successfully execute its operational turnaround. Consequently, our plans, although actively pursued, cannot be deemed probable of mitigating the substantial doubt at this stage. As a result, our plans cannot be considered probable and thus do not alleviate substantial doubt about our ability to continue as a going concern.

Notwithstanding the substantial doubt described above, the accompanying audited financial statements and unaudited condensed consolidated financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Cash Flows

Fiscal year ended June 30, 2024 compared to fiscal year ended June 30, 2025

The following table sets forth a summary of our cash flows for the years ended June 30, 2024 and 2025.

	For the Years Ended June 30,
	2024	2025
	$	$
Net cash used in operating activities	(560,909)	(1,010,799)
Net cash used in investing activities	(27,806)	(2,138)
Net cash provided by financing activities	1,285,000	4,275,000
Net change in cash and cash equivalents	696,285	3,262,063
Cash and cash equivalents at the beginning of year	273,341	969,626
Cash and cash equivalents at the end of year	969,626	4,231,689

Operating Activities

For the year ended June 30, 2024, net cash used in operating activities was $0.6 million. This outflow was primarily attributable to: (i) a net loss of $5.0 million; (ii) an increase in accounts receivable of $0.1 million; and (iii) an increase in advance to suppliers of $0.3 million. This outflow was partly offset by: (i) a non-cash change in the fair value of the simple agreements for future equity of $3.1 million; (ii) a decrease in other receivables of $1.5 million, mainly due to the offset of investment funds held by an employee against supplier payments made on the Company’s behalf; (iii) an increase in accounts payable of $0.1 million resulting from business expansion; and (iv) an increase in contract liabilities of $0.1 million resulting from business expansion.

For the year ended June 30, 2025, net cash used in operating activities was $1.0 million. This outflow was primarily attributable to: (i) a net loss of $7.7 million; (ii) an increase in advance to suppliers of $0.8 million, mainly due to strategic advances to secure priority access to key resources; and (iii) an increase in refundable deposits receivable, mainly due to business expansion. This outflow was significantly offset by non-cash adjustments and favorable changes in working capital, including: (i) a change in the fair value of the simple agreements for future equity of $4.6 million; (ii) a decrease in other receivables of $1.7 million due to the offset of investment funds held by an employee against supplier payments made on the Company’s behalf; (iii) an increase in refundable deposits payable of $1.2 million, primarily due to higher customer deposits resulting from business expansion; and (iv) an increase in contract liabilities of $0.3 million, mainly driven by an increase in both the customer base and the average revenue per customer resulting from business expansion.

Investing Activities

Net cash used in investing activities was $27.8 thousand and $2.1 thousand for the years ended June30, 2024 and 2025, respectively, solely attributable to the purchase of equipment.

Financing Activities

Net cash provided by financing activities was $1.3 million and $4.3 million for the years ended June 30, 2024 and 2025, respectively, solely attributable to proceeds from the simple agreements for future equity.

Nine months ended March 31, 2025 compared to nine months ended March 31, 2026

The following table sets forth a summary of our cash flows for nine months ended March 31, 2025 and 2026.

	For the Nine Months Ended March 31,
	2025	2026
	$	$
Net cash used in operating activities	(757,960)	(3,758,611)
Net cash (used in) provided by investing activities	(2,138)	606,752
Net cash provided by (used in) financing activities	4,275,000	(95,000)
Net change in cash and cash equivalents	3,514,902	(3,246,859)
Cash and cash equivalents at the beginning of period	969,626	4,231,689
Cash and cash equivalents at the end of period	4,484,528	984,830

Operating Activities

For the nine months ended March 31, 2025, net cash used in operating activities was $0.8 million. These cash outflows primarily driven by: (i) a net loss of $6.2 million; and (ii) an increase in advance to suppliers of $0.3 million. This outflow was partially offset by: (i) a loss from the change in the fair value of simple agreements for future equity of $3.7 million; (ii) a decrease in other receivables of $1.8 million, due to the offset of investment funds held by an employee against supplier payments made on the Company’s behalf, and (iii) an increase in refundable deposits payable of $0.2 million.

For the nine months ended March 31, 2026, net cash used in operating activities was $3.8 million. This out flow was primarily driven by (i) a net loss of $7.9 million, (ii) an increase in accounts receivable of $1.7 million, mainly due to the extension of credit terms granted to customers who maintain security deposits, and (iii) we settled certain operating activities using digital assets and USDC totaling $1.7 million. This outflow was partially offset by (i) a $5.1 million loss from the change in the fair value of simple agreements for future equity, which did not involve cash, (ii) a decrease in other receivables of $1.7 million, mainly due to the offset of investment funds held by an employee against supplier payments made on the our behalf, and (iii) a decrease in advance to suppliers of $0.9 million.

Investing Activities

Net cash used in investing activities for the nine months ended March 31, 2025 was $2.1 thousand, which was primarily attributable to the purchases of equipment of $2.1 thousand.

Net cash provided by investing activities for the nine months ended March 31, 2026 was 0.6 million, which was proceeds from sale USDT and USDC.

Financing Activities

Net cash provided by financing activities was $4.3 million for the nine months ended March 31, 2025, solely attributable to proceeds from the simple agreements for future equity. Net cash used in financing activities was $0.1 million for the nine months ended March 31, 2026, solely attributable to payment for deferred offering costs.

During the nine months ended March 31, 2026, the Company received $3.5 million of SAFEs proceeds through non-cash channels, consisting of $3.0 million received in USDC and $0.5 million received by an employee on behalf of the Company. These amounts were disclosed as supplemental non-cash financing information and therefore were not included in net cash provided by financing activities.

CAPITAL EXPENDITURES

Our capital expenditures were minimal for the periods presented. We spent $2.1 thousand and nil on equipment purchases for the nine months ended March 31, 2025 and 2026. Going forward, we expect to make necessary capital expenditures to meet the expected growth of our business.

COMMITMENTS AND CONTRACTUAL OBLIGATIONS

We had no commitments and contractual obligations during any of the periods presented other than those disclosed in Note “COMMITMENTS and CONTINGENCIES” of our financial statements.

OFF BALANCE SHEET ARRANGEMENTS

We had no off-balance sheet arrangements during any of the periods presented.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We prepare our financial statements in accordance with GAAP, which requires our management to make estimates that affect the reported amounts of assets and liabilities at the dates of the balance sheets, as well as the reported amounts of revenues and expenses during the reporting periods. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates on our own historical experience and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates on an ongoing basis.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. There are other items within our financial statements that require estimation but are not deemed critical, as defined above. Changes in estimates used in these and other items could have a material impact on our financial statements.

Revenue Recognition

We applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC606 requires us to (i) identify our contracts with clients, (ii) identify our performance obligations under those contracts, (iii) determine the transaction prices of those contracts, (iv) allocate the transaction prices to our performance obligations in those contracts, and (v) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

We report all of our revenues on a gross basis. This determination is based on our assessment that we are the principal in our revenue arrangements. We control the service delivery platform and infrastructure before the service is provided to the customer. It is primarily responsible for fulfilling the service promise, has discretion in setting prices, and assumes the credit risk associated with the customer receivable.

As a practical expedient, we elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that we otherwise would have recognized is one year or less.

Pursuant to ASC 606, we recognize revenue based on the transaction price, which is the amount of consideration it expects to be entitled to in exchange for transferring services to customers. For intelligent computing power services, contract consideration is generally fixed and is typically stated as a fixed monthly fee determined by (i) the contractually specified number of GPUs (capacity) and (ii) the service period. Accordingly, the transaction price is generally the fixed contractual amount. We recognize revenue over time as the services are provided throughout the contract term. We offer payment terms ranging from 0 to 6 months, depending on customers’ credit profiles and service requirements.

We don’t provide warranties for our services or offer service-type warranty arrangements.

The following is a description of our principal activities from which we generate our revenue under ASC 606.

(i) Revenue for intelligent computing power service

We leverage our expertise in high-performance computing and cloud-native architectures to build and operate stable, efficient, and scalable GPU computing platforms through modular data center design and liquid cooling technology. We use these platforms to provide computing resources for large-scale AI training, model inference, and high-performance scientific computing to commercial enterprise clients with substantial GPU computing requirements. Supporting services include GPU server environment deployment, cluster scheduling and performance optimization, high-speed network interconnection, real-time monitoring and intelligent alerting systems, as well as industry-compliant security and regulatory assurance.

We account for the above promises as a single performance obligation because they are highly integrated and not separately identifiable in the context of the contract. We provide an integrated, managed GPU computing platform in which computing capacity, deployment/configuration, scheduling, networking, monitoring, and security/compliance are interdependent and together deliver a single combined service—continuous access to a functioning and secured platform over the contractual term.

We provide intelligent computing power services under two pricing models: (i) reserved capacity arrangements and (ii) on-demand (pay-as-you-go) arrangements. The following table presents revenue recognized during the period by arrangement type:

	For the Nine Months Ended March 31,		For the Years Ended June 30,
	2025	2026	2024	2025
	$	$	$	$
Reserved capacity arrangements	4,161,985	10,428,983	1,193,982	6,501,569
On-demand arrangements	6,482	12,526	-	44,680
Total	4,168,467	10,441,509	1,193,982)	6,546,249

Reserved capacity arrangements

We enter into reserved capacity arrangements, which generally provide committed intelligent computing power services for a defined service term ranging from 3 months to 3 years, with the majority of such arrangements having a one-year term. These contracts typically are non-cancelable, or may be canceled only under limited conditions with early notifications required. Payment terms generally range from 0-6 months upon the completion of services, and certain arrangements require prepayments. Any prepayments are recorded as contract liabilities and recognized over the service term.

The performance obligation is satisfied over time because the customer simultaneously receives and consumes the benefits. Revenue is recognized using a time-elapsed output method over the contractual service period.

On-demand (pay-as-you-go) arrangements

We provide customers with on-demand access to intelligent computing power and GPU resources under a pay-as-you-go model, which requires advance payment. Customer advances are recorded as contract liabilities and recognized as revenue over time during the provision of the related services underlying the contract term. We recognize revenue over time because the customer simultaneously receives and consumes the benefits during the service period. These arrangements generally do not include a fixed contractual term or minimum usage commitments.

(ii) Revenue from comprehensive data center service

We leverage our project experience in infrastructure management, cluster optimization, and system monitoring to provide full-cycle operational support to data center asset owners. Services encompass facility environment deployment, network architecture implementation, security and compliance system development, daily operational monitoring, and emergency fault response. Under ASC 606, revenue from each distinct service, which constitutes a separate performance obligation, is recognized on a straight-line basis over the contractual service period.

For the nine months ended March 31, 2025 and 2026, $4.5 million and $10.6 million of our revenue was recognized over time, respectively. For the years ended June 30, 2024 and 2025, $1.3 million and $7.0 million of our revenue was recognized over time, respectively. Revenue is recognized over time because our services are performed throughout the contract term and the customer benefits as the services are provided.

Revenue disaggregated by service lines for the nine months ended March 31, 2025 and 2026 and for the years ended June 30, 2024 and 2025 is disclosed in the table below:

	For the Nine Months Ended March 31,		For the Years Ended June 30,
	2025	2026	2024	2025
	$	$	$	$
Revenue from intelligent computing power service	4,168,467	10,441,509	1,193,982	6,546,249
Revenue from comprehensive data center service	307,418	119,822	125,133	469,263
Total	4,475,885	10,561,331	1,319,115	7,015,512

Contract Liabilities

We receive advance payments from our customers for services to be provided in the future. These payments are recorded as contract liabilities on the balance sheet within “Contract liabilities”.

Contract liabilities are recognized when consideration is received from a customer prior to us satisfying our related performance obligations. For these service contracts, we recognize revenue, and reduce the contract liabilities over time as the services are rendered and the performance obligations are satisfied. Revenue recognized during the years ended June 30, 2024 and 2025 that was included in the contract liability balance at the beginning of the period was nil and $95,326, respectively. Revenue recognized during the nine months ended March 31, 2025 and 2026 that was included in the contract liability balance at the beginning of the period was $95,326 and $366,075, respectively.

Income taxes

Current income taxes are provided on the basis of income before income taxes for financial reporting purposes, and adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions. Deferred income taxes are provided using the liability method. Under this method, deferred income tax assets and liabilities are recognized for the tax effects of temporary differences and are determined by applying enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates or tax laws is recognized in the statements of comprehensive income in the period the change in tax rates or tax laws is enacted. A valuation allowance is provided to reduce the amount of deferred income tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred income tax assets will not be realized.

We apply a “more likely than not” recognition threshold in the evaluation of uncertain tax positions. We recognize the benefit of a tax position in the financial statements if the tax position is “more likely than not” to prevail based on the facts and technical merits of the position. Tax positions that meet the “more likely than not” recognition threshold are measured at the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement. Unrecognized tax benefits may be affected by changes in interpretation of laws, rulings of tax authorities, tax audits, and expiry of statutory limitations. In addition, changes in facts, circumstances and new information may require us to adjust the recognition and measurement estimates with regard to individual tax positions. Accordingly, unrecognized tax benefits are periodically reviewed and re-assessed. Adjustments, if required, are recorded in our financial statements in the period in which the change that necessities the adjustments occur. The ultimate outcome for a particular tax position may not be determined with certainty prior to the conclusion of a tax audit and, in certain circumstances, a tax appeal or litigation process. We record interest and penalties related to unrecognized tax benefits (if any) in interest expenses and general and administrative expenses, respectively.

Share-based compensation

We grant our share options to eligible employees and non-employees. We account for share-based awards issued to employees and non-employees in accordance with ASC Topic 718 Compensation–Stock Compensation. We recognize forfeitures as they occur. The share-based compensation expenses have been categorized as either general and administrative expenses or selling and marketing expenses, depending on the job functions of the grantees.

Exascale’s share-based compensation awards are expected to be settled through transfers of existing ordinary shares held by the controlling shareholder, rather than through the issuance of new shares by us. The underlying ordinary shares are included in issued and outstanding shares as of the balance sheet date; accordingly, such settlement is not expected to increase the Company’s total issued and outstanding shares.

Employees’ share-based awards and non-employees’ share-based awards are measured at the grant date fair value of the awards and recognized as expenses a) immediately at grant date if no vesting conditions are required; or b) using graded vesting method, net of estimated forfeitures, over the requisite service period, which is the vesting period.

We employ discounted cash flow method to determine the fair value of our share-based compensation arrangements, where the key valuation variables include risk free rate, discount rate and perpetual rate.

RECENT ACCOUNTING PRONOUNCEMENTS

Please refer to Note 2 to our financial statements included elsewhere in this prospectus. We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on we financial statements.

EXECUTIVE OFFICERS AND DIRECTORS OF EXASCALE AND
EXECUTIVE OFFICERS AND DIRECTORS OF PUBCO

Unless the context otherwise requires, all references in this section to “Exascale,” “we,” “us” or “our” refer to Exascale, Inc. prior to the consummation of the Business Combination, and all references in this section to “PubCo,” “we,” “us” or “our” refer to D. Boral ARC Merger Corporation after the consummation of the Business Combination.

Executive Officers and Directors

Set forth below are the names, ages and positions as of the date of this proxy statement/prospectus of Exascale’s current executive officers and directors as well as the names, ages and positions as of the date hereof of the executive officers and director nominees of PubCo after the Business Combination:

Name	Age	Exascale Position(s)	PubCo Position(s)
Hoansoo Lee	42	Chief Executive Officer, Chief Financial Officer, and Director	Chief Executive Officer, Interim Chief Financial Officer and Class III Director

Wenying Jia	57	Chairperson and Director	Chairperson and Class II Director

David Card	70	—	Class II Director

Shachar Kariv	55	—	Class I Director

Jaeyoung Shin	48	—	Class I Director

Executive Officers

Hoansoo Lee is the co-founder of Exascale and has served as Exascale’s Chief Executive Officer since June 2022, Exascale’s Chief Financial Officer since October 2025, and a member of the board of directors of Exascale since June, 2022. Dr. Lee will serve as the Chief Executive Officer and Interim Chief Financial Officer of PubCo, and Chairman and a member of the PubCo Board, in each case, upon consummation of the Business Combination. Previously, from June 2020 to December 2025, Dr. Lee was the founder and Chief Executive Officer of HSL Capital Management LLC, a multi-strategy hedge fund. From June 2002 to May 2020, he served in roles of increasing responsibilities, including as a Staff Economist, for the Council of Economic Advisers, Executive Office of the President in the Obama Administration; Assistant Professor of Finance in the School of Economics and Management at Tsinghua University; Portfolio Manager and Head of Quantitative Equities, for China Merchants Bank International Asset Management; Managing Director for TusPark Ventures, a subsidiary of Tsinghua Holdings, the endowment fund of Tsinghua University, where he lead cross-border early-stage technology investments and University spin-outs. Dr. Lee earned a B.A. in Mathematics (Valedictorian and Highest Honors), and Economics (Highest Honors) from the University of California at Berkeley; an A.M. and Ph.D. in Business Economics from Harvard University.

Dr. Lee is qualified to serve on the PubCo Board due to being the founder and Chief Executive Officer of Exascale, as a consequence of which he brings deep operational leadership and expertise to PubCo that are directly relevant to PubCo’s future strategic growth and long-term value creation.

Directors

Biographical information with respect to Exascale’s current non-employee director and the executive officers and director nominees of PubCo after the Business Combination is set forth below. Hoansoo Lee’s biographical information is set forth above under “— Executive Officer.”

Wenying Jia has served as a member of the board of directors of Exascale since inception. Ms. Jia is an angel investor with experience in digital assets, cloud computing, and emerging technology infrastructure, and has been involved in the digital asset sector since 2014. In 2017, Ms. Jia expanded her activities to include GPU-based mining operations as Ethereum’s proof-of-work network gained adoption, recognizing the potential of smart contract functionality alongside bitcoin’s role as a store of value. From 2017 through 2022, Ms. Jia invested in and supported multiple GPU- and data-storage-related infrastructure projects. During this period, she developed relationships with several individuals who later became core members of Exascale. Ms. Jia played a significant role in facilitating the formal establishment of Exascale in 2022 and was among Exascale’s earliest investors.

Ms. Jia is qualified to serve on the PubCo Board because she brings early-stage investor experience and deep, long-standing expertise in GPU-based infrastructure, along with institutional knowledge as a founding-era director who helped establish Exascale and its core team.

David Card is a renowned labor economist and Nobel Laureate (2021). Dr. Card is the Class of 1950 Emeritus Professor of Economics at the University of California, Berkeley. Dr. Card has been a member of the University of California, Berkeley faculty since 1997. Prior to joining Berkeley, Dr. Card held academic appointments at Princeton University and the University of Chicago. Dr. Card is widely recognized for his contributions to empirical labor economics and applied econometrics, particularly in the analysis of labor markets, education, immigration and wage dynamics. Dr. Card was awarded half of the 2021 Nobel Memorial Prize in Economic Sciences for his empirical contributions to labor economics. Dr. Card previously served as President of the American Economic Association and has held editorial roles at several leading academic journals. He is a Fellow of the American Academy of Arts and Sciences and the Econometric Society. Dr. Card received his B.A. from Queen’s University and his M.A. and Ph.D. in Economics from Princeton University.

Dr. Card is qualified to serve on the PubCo Board due to his internationally recognized expertise in Economics and his distinguished academic leadership and service in prominent economic institutions, which we believe will provide strong governance insight and an independent perspective that will contribute meaningfully to the PubCo Board’s decision-making processes.

Shachar Kariv is an economist and the Benjamin N. Ward Professor of Economics at the University of California, Berkeley, a position he has held since 2014. Dr. Kariv has a rich academic career spanning over two decades. Prior to his current position, Dr. Kariv was a Professor in the Department of Economics at the University of California, Berkeley (2010 to 2014), an Associate Professor (with tenure) in the Department of Economics at the University of California, Berkeley (2008 to 2010), and an Assistant Professor in the Department of Economics at the University of California, Berkeley (2003 to 2008). Dr. Kariv also previously served as the Department Chair of the Department of Economics at the University of California, Berkeley, from 2014 to 2017 and from 2021 to 2022. Dr. Kariv’s research primarily focuses on Economic Theory, Experimental Economics, and Behavioral Economics. Dr. Kariv has held several visiting positions, including at the Institute for Advanced Studies, the European University Institute, Stanford University, the University of Cambridge and the Norwegian School of Economics. He has received numerous awards for his teaching excellence, including the Earl F. Cheit Award for Excellence in Teaching from the University of California, Berkeley, Haas School of Business, and the Dean’s Outstanding Teaching Award at New York University. Dr. Kariv earned his B.A. in Economics from Tel Aviv University, and an M.A. and Ph.D. in Economics from New York University.

Dr. Kariv is qualified to serve as a member of the PubCo Board due to his extensive expertise in Economics, as well as his experience leading a major academic department and collaborating across global research institutions, which we believe equips him with strong governance, analytical and strategic capabilities.

Jaeyoung Shin is Vice President and Head of Asia at Samsung Ventures Investment Corporation, where he oversees the firm’s investment activities across Greater China, Japan, India, and Southeast Asia. In this role, he is responsible for sourcing, evaluating, and managing venture capital investments in technology and growth-stage companies, as well as overseeing portfolio strategy and regional investment execution. Mr. Shin has extensive experience in venture capital, corporate venture investing, and cross-border technology investments, with a focus on semiconductors, digital transformation, and emerging technologies. Since joining Samsung Ventures in 2010, Mr. Shin has led and supported investments across semiconductors, AI chips, image sensors, display technologies, and other advanced technology sectors, with notable IPO and M&A exits, including Montage Technology, VeriSilicon, Silergy, Amlogic, GalaxyCore, SmartSens, Deep Glint, DeePhi, and PlayNitride. Prior to Samsung Ventures, Mr. Shin worked as a fuel cell researcher at the Samsung Advanced Institute of Technology in Korea and as a Research and Development staff member at the Fuel Cell Lab of Forschungszentrum Jülich in Germany. Mr. Shin holds a Bachelor’s degree in Mechanical Engineering from Aachen University of Applied Science in Germany.

Mr. Shin is qualified to serve as a member of the PubCo Board due to his extensive experience in investing in technology companies and his leadership in evaluating and scaling businesses across technology ecosystems. Mr. Shin brings a combination of strategic investment expertise, technology sector knowledge, and market insight that we believe will be highly relevant to PubCo’s long-term growth objectives.

Board Composition

PubCo’s business and affairs will be managed under the direction of the PubCo Board. Following the Business Combination, the PubCo Board will consist of five (5) directors. Subject to the rights of holders of any series of PubCo Preferred Stock to elect directors, the PubCo Board shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire PubCo Board. The PubCo Board is authorized to assign members of the Board already in office to Class I, Class II or Class III at the time such classification becomes effective.

Pursuant to the Directors Proposal, BCAR has put forward that the Class I directors consist of Shachar Kariv and Jaeyoung Shin; the Class II directors consist of Wenying Jia and David Card and that the Class III director be Hoansoo Lee.

Role of the Board in Risk Oversight

The PubCo Board will have extensive involvement in the oversight of risk management related to PubCo and its business and will accomplish this oversight through the regular reporting to the PubCo Board by the audit committee. The audit committee will represent the PubCo Board by periodically reviewing PubCo’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of PubCo business and summarize for the PubCo Board all areas of risk and the appropriate mitigating factors. In addition, the PubCo Board will receive periodic detailed operating performance reviews from management.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent. However, we have adopted the independence standards of the NASDAQ Capital Market to determine the independence of our directors and those directors serving on any committee. These standards provide that a person will be considered an independent director if he or she is not an officer of the company and is, in the view of the company’s board of directors, free of any relationship that would interfere with the exercise of independent judgment.

David Card, Shachar Kariv and Jaeyoung Shin are anticipated to be PubCo’s independent directors, as defined under the rules promulgated by Nasdaq. PubCo’s independent directors will have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms that the PubCo Board will believe are no less favorable to PubCo than could be obtained from independent parties. None of the independent directors has any relationship with Exascale or PubCo besides their future service on the PubCo Board.

We have determined that each of the directors is qualified to serve as a director of PubCo based on a review of the experience, qualifications, attributes and skills of each director. In reaching this determination, we have considered a variety of criteria, including, among other things: character and integrity; ability to review critically, evaluate, question and discuss information provided, to exercise effective business judgment and to interact effectively with the other directors; and willingness and ability to commit the time necessary to perform the duties of a director.

Board Committees

After the completion of the Business Combination, the standing committees of the PubCo Board will consist of an audit committee, a compensation committee and a nominating and corporate governance committee. The PubCo Board may from time to time establish other committees.

PubCo’s chief executive officer and other executive officers will regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of PubCo’s activities and to assist in proper risk management and the ongoing evaluation of management controls. PubCo believes that the leadership structure of the PubCo Board will provide appropriate risk oversight of PubCo’s activities.

Audit Committee

PubCo intends to establish an audit committee of the PubCo Board, which is anticipated to consist of David Card, Shachar Kariv and Jaeyoung Shin, who are independent directors under Nasdaq’s listing standards.

Jaeyoung Shin will be the chairperson of the audit committee. The audit committee’s duties, which are specified in PubCo’s Audit Committee Charter, include, but are not limited to:

●	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Financial Experts on Audit Committee

Pursuant to Nasdaq rules, the audit committee will at all times be composed exclusively of independent directors who are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, PubCo intends to have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background results in the individual’s financial sophistication. The PubCo Board believes that Jaeyoung Shin qualifies as an “audit committee financial expert,” as defined under the rules and regulations of Nasdaq and the SEC.

Corporate Governance and Nominating Committee

PubCo intends to establish a corporate governance and nominating committee of the board of directors, which is anticipated to consist of David Card, Shachar Kariv and Jaeyoung Shin. David Card is anticipated to be the chairperson of the corporate governance and nominating committee. The corporate governance and nominating committee is responsible for overseeing the selection of persons to be nominated to serve on the PubCo Board. The corporate governance and nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Corporate Governance and Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The corporate governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The corporate governance and nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

PubCo intends to establish a compensation committee of its board of directors, which is anticipated to consist of David Card, Shachar Kariv and Jaeyoung Shin. Shachar Kariv is anticipated to be the chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and making recommendations to our board of directors with respect to compensation and any incentive compensation and equity-based plans that are subject to board approval of all of our other officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Code of Business Conduct

PubCo will adopt a code of business conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer, which will be available on PubCo’s website upon the completion of the Business Combination. PubCo’s code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Please note that PubCo’s Internet website address is provided as an inactive textual reference only. PubCo will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its Internet website.

Management Agreements

Employment agreement with Hoansoo Lee

From April 1, 2023 through September 30, 2025, Hoansoo Lee provided services to Exascale pursuant to an independent contractor arrangement. During such period, Dr. Lee was compensated as a non-employee consultant and received monthly consulting fees pursuant to such arrangement. No employee benefits were provided in connection with such consulting services.

On October 1, 2025, Exascale entered into an employment agreement with Dr. Lee pursuant to which he transitioned from independent contractor status to full-time employee status. Pursuant to the agreement, Dr. Lee’s employment is for a fixed term ending on September 30, 2027, unless earlier terminated in accordance with its terms. Under the agreement, Dr. Lee is entitled to an initial monthly base salary of $9,000, payable monthly. Dr. Lee is also eligible to accrue paid time off in accordance with Exascale’s policies and applicable law and may participate in employee benefit plans required by law and offered by Exascale. As of the date of this proxy statement/prospectus, Exascale has not paid, and does not currently maintain, any cash bonus, equity incentive, or other incentive compensation arrangements for Mr. Lee.

Exascale and PubCo have not yet entered into an employment agreement with Dr. Lee in connection with his future position as the Chief Executive Officer of PubCo, but expect to do so in connection with the consummation of the Business Combination.

Director Agreements

Exascale has not entered into any separate director service or compensation agreements with its directors.

Director and Officer Indemnification Agreements

Upon the consummation of the Business Combination, PubCo intends to enter into agreements with each of its executive officers and Directors, whereby PubCo will agree to indemnify each of them to the fullest extent permitted by law, for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and reasonable out of pocket attorneys’ fees) incurred or paid by any of them in connection with any action, suit, investigation or proceeding, or threatened action, suit, investigation or proceeding, arising out of or relating to their performance of services for PubCo or any subsidiary of PubCo. Any fees or other necessary expenses incurred by any of them in defending any such action, suit, investigation or proceeding shall be paid by PubCo in advance, subject to PubCo’s right to seek repayment from them a determination is made that the applicable officer or Director was not entitled to indemnification.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS OF EXASCALE

Exascale currently has one named executive officer, Hoansoo Lee, who serves as the Company’s Chief Executive Officer and Chief Financial Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officer for the fiscal years ended June 30, 2025 and 2024.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Hoansoo Lee	2025	100,150	-	-	100,150
Chief Executive Officer and Chief Financial Officer	2024	75,245	-	-	75,245

(1)	Represents consulting fees paid to Hoansoo Lee pursuant to Exascale’s consulting arrangement with Hoansoo Lee. See “—Executive Compensation Arrangements” below.

Narrative to Summary Compensation Table

For the fiscal years ended June 30, 2025 and 2024, Hoansoo Lee provided services to Exascale pursuant to an independent contractor arrangement. During this period, Dr. Lee was compensated as a non-employee consultant and received monthly consulting fees pursuant to such arrangement. No employee benefits were provided in connection with such consulting services. For the years ended June 30, 2024 and 2025, Exascale paid consulting fees totaling $75,245 and $100,150, respectively.

Executive Compensation Arrangements

From April 1, 2023 through September 30, 2025, Dr. Lee provided services to Exascale pursuant to an independent contractor arrangement. During this period, Dr. Lee was compensated as a non-employee consultant and received monthly consulting fees pursuant to such arrangement. No employee benefits were provided in connection with such consulting services.

Effective October 1, 2025, Exascale entered into an employment agreement with Dr. Lee, pursuant to which he transitioned from independent contractor status to full-time employee status. Under the employment agreement, Dr. Lee serves as Chief Executive Officer and Chief Financial Officer and receives a base salary of $9,000 per month, paid monthly. Dr. Lee is eligible to participate in employee benefit plans required by applicable law and offered by Exascale. As of the date of this proxy statement/prospectus, Exascale has not paid, and does not currently maintain, any cash bonus, equity incentive, or other incentive compensation arrangements for Dr. Lee.

Exascale has not entered into any change-in-control, severance, retention, or transaction-related compensation arrangements with its named executive officer in connection with the Business Combination.

Director Compensation

Exascale’s board of directors consists of two directors, Hoansoo Lee and Wenying Jia, each of whom is a significant stockholder of Exascale. Neither director receives any cash compensation, equity compensation, or other remuneration for their service on the board of directors.

Exascale has not entered into any change-in-control, severance, retention, or transaction-related compensation arrangements with its named executive officer or directors in connection with the Business Combination.

Director and Officer Indemnification Agreements

Upon the consummation of the Business Combination, PubCo will enter into agreements with each of its executive officers and directors, pursuant to which the PubCo will agree to indemnify each of them to the fullest extent permitted by law, for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and reasonable out of pocket attorneys’ fees) incurred or paid by any of them in connection with any action, suit, investigation or proceeding, or threatened action, suit, investigation or proceeding, arising out of or relating to their performance of services for PubCo or any subsidiary of PubCo. Any fees or other necessary expenses incurred by any of them in defending any such action, suit, investigation or proceeding will be paid by PubCo in advance, subject to PubCo’s right to seek repayment from them if a determination is made that the applicable officer or director was not entitled to indemnification.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the beneficial ownership of BCAR Ordinary Shares as of July 2, 2026, which is prior to the consummation of the Business Combination and (ii) the expected beneficial ownership of shares of PubCo Common Stock immediately following consummation of the Business Combination by:

●	each person who is known to be the beneficial owner of more than 5% of BCAR Ordinary Shares and is expected to be the beneficial owner of more than 5% of shares of PubCo Common Stock post-Business Combination;

●	each of BCAR’s current executive officers and directors;

●	each person who will become an executive officer or director of PubCo post-Business Combination; and

●	all executive officers and directors of BCAR as a group pre-Business Combination, and all executive officers and directors of PubCo as a group post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, warrants or other convertible securities held by such person or entity were deemed outstanding prior to the Business Combination if such securities are currently exercisable, or exercisable within 60 days of July 2, 2026 and were deemed outstanding post-Business Combination if such securities are exercisable within 60 days of the closing of the Business Combination. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of BCAR Ordinary Shares pre-Business Combination is based on 41,200,000 BCAR Ordinary Shares issued and outstanding as of July 2, 2026, which includes 200,000 BCAR Class A Ordinary Shares underlying the Private Units and 12,000,000 BCAR Class B Ordinary Shares.

Based on the foregoing assumptions and Exascale’s balance of capital stock as of July 2, 2026, we estimate that there would be 91,200,000 shares of PubCo Common Stock issued and outstanding immediately following the consummation of the Business Combination. If the actual facts are different from the foregoing assumptions, ownership figures in the combined company and the columns under Post-Business Combination in the table that follows will be different.

Unless otherwise indicated, BCAR believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Beneficial Ownership of BCAR Ordinary Shares before the closing of the Business Combination

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	% of Class
Directors and Executive Officers
David Boral(2)	1,000,000	2.43%
John Darwin(3)(4)	12,200,000	29.61%
Kevin Chen	-	-%
Luisa Ingargiola	-	-%
Matt Laker	-	-%
All officers and directors as a group (5 individuals)	13,200,000	32.04%

5% Stockholders other than Directors and Officers
MFH 1, LLC(3)(4)	11,833,369	28.86%
Harraden Circle Investments, LLC(5)	2,133,854	7.31%
Merus Global Investments, LLC(6)	1,458,618	5.21%
Meteora Capital, LLC(7)	1,411,478	5.04%
Highbridge Capital Management, LLC(8)	1,525,100	5.45%
The Goldman Sachs Group, Inc.(9)	1,817,558	6.49%
Linden Capital L.P.(10)	1,583,033	5.49%

(1)	Unless otherwise noted, the business address of each of the following is c/o D. Boral ARC Acquisition I Corp., 10 E. 53rd St. Suite 3001, New York, NY 10022.
(2)	Interests shown consist solely of Representative Shares, classified as BCAR Class A Ordinary Shares.
(3)	Interests shown consist of 11,633,369 BCAR Class B Ordinary Shares and 200,000 Private Placement Shares held by the MFH 1, LLC and 366,631 BCAR Class B Ordinary Shares held by John Darwin. The Founder Shares will automatically convert into BCAR Class A Ordinary Shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”
(4)	MFH 1, LLC is the record holder of the 11,633,369 BCAR Class B Ordinary Shares and 200,000 Private Placement Shares. John Darwin is the manager of MFH 1, LLC and accordingly, Mr. Darwin has sole voting and investment discretion with respect to the ordinary shares held of record by MFH 1, LLC. However, Mr. Darwin disclaims any economic interest in the shares held by MFH 1, LLC, except to the extent of his pecuniary interest therein.
(5)	Based on a Schedule 13G/A1 filed on May 14, 2026. The address for the reporting persons is 885 Third Avenue, Suite 2600B, New York, NY 10022.
(6)	Based on a Schedule 13G filed on June 10, 2026. The address for the reporting persons is 3 Park Ave, Suite 2900, New York, NY 10016.
(7)	Based on a Schedule 13G/A1 filed on May 15, 2026. The address for the reporting persons is 1200 N Federal Hwy, #200, Boca Raton FL 33432.
(8)	Based on a Schedule 13G filed on May 15, 2026. The address for the reporting persons is 390 Madison Avenue, 28th Floor, New York, NY 10017.
(9)	Based on a Schedule 13G filed on May 11, 2026. The address for the reporting persons is 200 West Street New York, NY 10282| Goldman Sachs & Co. LLC 200 West Street New York, NY 10282.
(10)	Based on a Schedule 13G filed on January 26, 2026. The address for the reporting persons is Victoria Place, 31 Victoria Street, Hamilton HM10, Bermuda.

Beneficial Ownership of Exascale Securities Prior to the Business Combination

Name and Address of Beneficial Owner(1)	Exascale Class A Common Stock Beneficially Owned	Exascale Class B Common Stock Beneficially Owned	Percentage of Outstanding Exascale Securities(2)	Voting Percentage of Outstanding Exascale Securities(3)
Hoansoo Lee(4)	—	150.0	10.0%	12.4%
Wenying Jia(5)	—	1,047.0	69.8%	86.4%
All directors and executive officers as a group (2 persons)	—	1,197.0	79.8%	98.8%

(1)	Unless otherwise noted, the business address of each of the following is c/o Exascale Labs Inc., 820 Gessner Road, Suite 332, Houston, Texas 77024.
(2)	Percentage ownership is based on 1,500 Exascale Common Stock outstanding, consisting of (i) 303 shares of Exascale Class A Common Stock and (ii) 1,197 shares of Exascale Class B Common Stock.
(3)	Each share of Exascale Class A Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders of Exascale and each share of Exascale Class B Common Stock is entitled to 20 votes per share on all matters submitted to a vote of the stockholders of Exascale. The voting percentage is calculated based on such voting rights.
(4)	Consists (i) 60 shares of Exascale Class B Common Stock directly held by HSL Capital Management LLC, (ii) 30 shares of Exascale Class B Common Stock directly held by Jisu Paul Lee Non-Grantor Directed Trust, (iii) 30 shares of Exascale Class B Common Stock directly held by Sophia Jisun Lee Non-Grantor Directed Trust and (iv) shares of Exascale Class B Common Stock directly held by Gabriel Jihwan Lee Non-Grantor Directed Trust. Mr. Lee is the sole member and manager of HSL Capital Management LLC and has sole voting and dispositive power over the shares directly held by HSL Capital Management LLC. Mr. Lee is the settlor of, and serves as investment advisor to, each of the Jisu Paul Lee Non-Grantor Directed Trust, the Sophia Jisun Lee Non-Grantor Directed Trust, and the Gabriel Jihwan Lee Non-Grantor Directed Trust, and the beneficiaries of each of those trusts are the children of Hoansoo Lee. As such, Mr. Lee may be deemed to beneficially own the shares directly held by such trusts. Mr. Lee disclaims beneficial ownership of such shares directly held by such trusts except to the extent of his pecuniary interest therein, if any, and the inclusion of such shares in this table shall not be deemed an admission of beneficial ownership for any purpose.
(5)	Consists of shares of Exascale Class B Common Stock directly held by Zerowave Ltd. Ms. Jia is the sole member and manager of Zerowave Ltd and has sole voting and dispositive power with respect to the shares directly held by Zerowave Ltd.

Beneficial Ownership of PubCo’s Common Stock after the closing of the Business Combination

Name(1)	PubCo Class A Ordinary Common Stock Beneficially Owned	Percent of PubCo Class A Ordinary Common Stock	PubCo Class B Super Common Stock Beneficially Owned	Percent of PubCo Class B Super Common Stock	Percent of Voting Control(2)
Directors, New Director Nominee and Other Named Executive Officers
Hoansoo Lee(3)	-	-	5,000,000	16.3	14.8
Wenying Jia(4)	-	-	25,744,000	83.7	76.2
David Card	-	-	-	-	-
Shachar Kariv	-	-	-	-	-
Jaeyoung Shin	-	-	-	-	-
All directors and executive officers as a group (5 persons)	-	-	30,744,000	100	91.05

5% Stockholders other than Directors and Officers
MFH 1, LLC(5)	11,633,369	19.2	-	-	1.72

(1)	Unless otherwise noted, the business address of each of the following is c/o Exascale Labs Holdings Inc., 820 Gessner Road, Suite 332, Houston, Texas 77024
(2)	Assumes no redemptions in connection with the Business Combination and is based on an aggregate of 91,200,000 PubCo Common Stock (consisting of 60,456,000 PubCo Class A Ordinary Stock having one (1) vote per share and 30,744,000 PubCo Class B Super Common Stock having twenty (2) votes per share). The voting percentage is calculated based on such voting rights.
(3)	The 5,000,000 shares of PubCo Class B Super Common Stock consists of (i) 2,000,000 shares of PubCo Class B Super Common Stock directly held by HSL Capital Management LLC, (ii) 1,000,000 shares PubCo Class B Super Common Stock directly held by the Jisu Paul Lee Non-Grantor Directed Trust, (iii) 1,000,000 shares of PubCo Class B Super Common Stock directly held by the Sophia Jisun Lee Non-Grantor Directed Trust and (iv) 1,000,000 shares of PubCo Class B Super Common Stock directly held by the Gabriel Jihwan Lee Non-Grantor Directed Trust. Hoansoo Lee is the sole member and manager of HSL Capital Management LLC and will have sole voting and dispositive power with respect to the PubCo Class B Super Common Stock directly held by HSL Capital Management LLC. Hoansoo Lee is the settlor of, and serves as investment advisor to, each of the Jisu Paul Lee Non-Grantor Directed Trust, the Sophia Jisun Lee Non-Grantor Directed Trust, and the Gabriel Jihwan Lee Non-Grantor Directed Trust, and the beneficiaries of each of those trusts are the children of Hoansoo Lee. As such, Mr. Lee may be deemed to beneficially own the shares directly held by such trusts. Mr. Lee disclaims beneficial ownership of such shares directly held by such trusts except to the extent of his pecuniary interest therein, if any, and the inclusion of such shares in this table shall not be deemed an admission of beneficial ownership for any purpose.
(4)	The 25,744,000 shares of PubCo Class B Super Common Stock are directly held by Zerowave Ltd. Wenying Jia is the sole member and manager of Zerowave Ltd and has sole voting and dispositive power with respect to the shares directly held by Zerowave Ltd.
(5)	John Darwin is the manager of MFH 1, LLC and, accordingly, Mr. Darwin has sole voting and investment discretion with respect to the shares held of record by MFH 1, LLC. However, Mr. Darwin disclaims any economic interest in the shares held by MFH 1, LLC, except to the extent of his pecuniary interest therein. The business address of MFH 1, LLC is 10 E. 53rd Street, Suite 3001, New York, NY 10022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions—BCAR

On March 25, 2025, the Sponsor purchased, and BCAR issued to the Sponsor, 12,321,429 BCAR Class B Ordinary Shares for an aggregate purchase price of $25,000 (up to 1,607,143 of which were subject to forfeiture by the holders thereof depending on the extent to which the underwriter’s over-allotment option is exercised). Following the partial exercise of the over-allotment option, the Sponsor forfeited 321,429 BCAR Class B Ordinary Shares for no consideration.

The Sponsor purchased an aggregate of 200,000 Private Units at a price of $10.00 per unit, or $2,000,000 in the aggregate, in a private placement that closed simultaneously with the closing of the IPO. The Private Units are identical to the BCAR Units sold in the IPO except that the Private Units (including the component securities as well as any securities underlying those component securities) (i) are locked-up until the completion of our initial business combination, (ii) are entitled to registration rights and (iii) the BCAR Class A Ordinary Shares included as a component of the Private Units are not entitled to redemption rights.

There are no redemption rights or liquidating distributions from the trust account with respect to the Founder Shares and the Private Units (or the underlying securities), which will expire worthless if we do not consummate a business combination within the allotted 18-month period (or 21 months, if extended).

Prior to or in connection with the completion of our initial business combination, there may be payment by the company to the Sponsor, officers or directors, advisor, or our or their affiliates, of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account.

We will reimburse an affiliate of the Sponsor in an amount equal to $20,000 per month for office space, utilities and secretarial, and administrative support services made available to us. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of the IPO, the Sponsor loaned us funds in an aggregate amount of up to $350,000 to be used for a portion of the expenses of the IPO. This loan was non-interest bearing and was repaid upon the consummation of the IPO.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use amounts held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,500,000 of such loans may be convertible into Private Unites of the post business combination entity at a price of $10.00 per unit at the option of the applicable lender. Such units would be identical to the Private Units. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We have until the date that is 18 months from the closing of the IPO, with one (1) three-month extension at the option of the Sponsor (as may be extended by shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination) or until such earlier liquidation date as our board of directors may approve, to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such 21-month period, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. There are no limitations on the number of times we may seek shareholder approval for an extension or the length of time of any such extension. However, if we seek shareholder approval for an extension, holders of Public Shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable), divided by the number of then issued and outstanding Public Shares, subject to applicable law.

Any of the foregoing payments to the Sponsor, repayments of loans from the Sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

As described herein, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under British Virgin Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity. As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination.

Policy for Approval of Related Party Transactions

The audit committee of our board of directors have adopted a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the company’s total assets at year-end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy include: (i) our directors, nominees for director or officers or any person who has served in such roles since the beginning of the most recent fiscal year, even if he or she does not currently serve in that role; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the company and its shareholders and (v) if the related party is a director or an immediate family member of a director, the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees. Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy will not permit any director or officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

We are not prohibited from paying any fees (including advisory fees), reimbursements or cash payments to the Sponsor, our officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, including the following payments, all of which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account:

●	reimbursement for office space, utilities and secretarial, and administrative support services made available to us by an affiliate of the Sponsor, in an amount equal to $20,000 per month;

●	Payment of consulting, success or finder fees to our independent directors, advisor, or their respective affiliates in connection with the consummation of our initial business combination;

●	We may engage the Sponsor or an affiliate of the Sponsor as an advisor or otherwise in connection with our initial business combination and certain other transactions and pay such person or entity a salary or fee in an amount that constitutes a market standard for comparable transactions;

●	Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

●	Repayment of loans which may be made by the Sponsor or an affiliate of the Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $2,500,000 of such loans may be convertible into Private Units of the post-business combination entity at a price of $10.00 per unit at the option of the applicable lender. Such units would be identical to the Private Units. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Certain Relationships and Related Person Transactions — Exascale

For the years ended June 30, 2023, 2024 and 2025, for the three months ended September 30, 2025, and for the period since October 1, 2025 up to the date of the document, Exascale incurred and paid consulting fees totaling $58,310, $75,245, $100,150, $27,000 and nil, respectively, to Hoansoo Lee, Exascale’s Chief Executive Officer and Chief Financial Officer, pursuant to Exascale’s consulting arrangement with Hoansoo Lee. See “Compensation of Named Executive Officers and Directors of Exascale” for additional information.

For the year ended June 30, 2023, Exascale incurred and paid consulting fees totaling $45,947 to LP Real Estate Holdings LLC, for consulting services provided by LP Real Estate Holdings LLC to Exascale. LP Real Estate Holdings LLC is 100% owned by Hoansoo Lee, Exascale’s Chief Executive Officer and Chief Financial Officer. There were no consulting fees incurred with such entity for the years ended June 30, 2024, and 2025.

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

BCAR is a business company incorporated under the Companies Act. The Companies Act and the Current Charter govern the rights of its shareholders. The Companies Act differs in some material respects from laws generally applicable to United States corporations and their stockholders. In addition, the Current Charter will differ in certain material respects from the Proposed Organizational Documents. As a result, when you become a stockholder of PubCo, your rights will differ in some regards as compared to when you were a shareholder of BCAR.

Below is a summary chart outlining important similarities and differences in the corporate governance and stockholder/shareholder rights associated with each of BCAR and PubCo according to applicable law or the organizational documents of BCAR and PubCo.

This summary is qualified by reference to the complete text of the Current Charter of BCAR, attached to this proxy statement/prospectus as Exhibit 3.1, the complete text of the Proposed Charter, a copy of which is attached to this proxy statement/prospectus as Annex B-1, and the complete text of the Proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex B-2. You should review each of the Proposed Organizational Documents, as well as the Delaware corporate law and corporate laws of the British Virgin Islands, including the Companies Act, to understand how these laws apply to PubCo and BCAR, respectively.

British Virgin Islands	Delaware

Shareholder Meetings

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Held at a time and place as designated in the articles of association. Our articles of association provide that our board may designate such time and place.

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May be held within or without the British Virgin Islands

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Notice:

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Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting.

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A copy of the notice of any meeting shall be given personally or sent by mail or electronic form as designated in the Articles of Association.

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Notice of not less than 7 days’ before the meeting

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Held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors

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May be held within or without Delaware

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Notice:

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Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

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Written notice shall be given not less than 10 nor more than 60 days before the meeting.

Shareholders’ Voting Rights

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Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by a majority of the shareholders entitled to vote if permitted by the articles of association. Our articles of association provide for such consent in writing.

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Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the articles of association. Our articles of association permit such proxies.

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Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote

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Any person authorized to vote may authorize another person or persons to act for him by proxy.

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For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

British Virgin Islands	Delaware

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Quorum is as designated in the articles of Association. Quorum in our articles of association is shareholders representing not less than one-half of the votes of the shares entitled to vote on resolutions of members to be considered at the meeting.

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The amended and restated memorandum and articles of association may provide for cumulative voting in the election of directors. Our articles of association do not provide for cumulative voting.

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Changes in the rights of shareholders as set forth in the amended and restated memorandum and articles of association require approval of at least 50% of the shareholders.

● The certificate of incorporation may provide for cumulative voting.

Directors

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Board must consist of at least one director. Our articles of association provide that there shall be no less than two directors.

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Maximum number of directors can be changed by an amendment to the articles of association. Our articles of association do not provide for a maximum number.

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If the board is authorized to change the number of directors actually appointed, provided that the number still falls within the maximum and the minimum number of directors as set out in the articles of association, it can do so provided that it complies with the procedure set out in the articles of association. Our articles of association permit our board to appoint additional directors.

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Board must consist of at least one member.

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Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate.

Fiduciary Duties

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In summary, directors and officers owe the following fiduciary duties:

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Duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;

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Duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

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Directors should not improperly fetter the exercise of future discretion;

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Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation as a whole.

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Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.

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Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

British Virgin Islands	Delaware

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Duty to exercise powers fairly as between different groups of shareholders;

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Duty not to put himself in a position of conflict between their duty to the company and their personal interests; and

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Duty to exercise independent judgment.

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In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person having both:

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the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and

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the nature of the company, the nature of the decision and the position of the director and the responsibilities undertaken.

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As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the articles of association or alternatively by shareholder approval at general meetings.

Shareholders’ Derivative Actions

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Generally speaking, the company is the proper plaintiff in any action. Derivative actions brought by one or more of the registered shareholders may only be brought with the leave of the Supreme Court where the following circumstances apply:

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Those who control the company have refused a request by the shareholders to move the company to bring the action;

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Those who control the company have refused to do so for improper reasons such that they are perpetrating a “fraud on the minority” (this is a legal concept and is different to “fraud” in the sense of dishonesty);

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In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

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Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

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Such action shall not be dismissed or compromised without the approval of the Chancery Court.

British Virgin Islands	Delaware

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a company is acting or proposing to act illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; or

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the individual rights of the plaintiff shareholder have been infringed or are about to be infringed.

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Once a shareholder has relinquished his, her or its shares (whether by redemption or otherwise), it is generally the case that they could no longer bring a derivative action as they would no longer be a registered shareholder.

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Shareholders of a Delaware corporation that redeemed their shares, or whose shares were canceled in connection with dissolution, would not be able to bring a derivative action against the corporation after the shares have been redeemed or canceled.

Material Differences in British Virgin Islands and Delaware Law

We believe that the material differences between British Virgin Islands and Delaware corporate law are as follows:

●	Shareholder Notice. Delaware law requires written notice of shareholders meetings of between 10 and 60 days. British Virgin Islands law permits a company’s articles to have 7 days’ notice. Our amended and restated memorandum and articles of Association provide that we must give shareholders 7 days’ (exclusive of the date that notice is given and the date on which event for which notice is given is to take effect) notice of shareholders meetings.

●	Quorum. Delaware law requires a minimum quorum of one-third of the issued and outstanding shares for a shareholders meeting, whereas British Virgin Islands law enables a company’s articles of association to designate the minimum quorum requirements. Our amended and restated memorandum and articles of association provide that a quorum consists of shareholders representing at least 30% of the votes of the shares entitled to vote on resolutions of members to be considered at the meeting.

●	Shareholder Derivative Suits. Delaware generally allows shareholders to commence derivative actions in their own name. Under British Virgin Islands law, derivative actions are normally instituted by a shareholder in the name of the company and require leave of the Court. Accordingly, British Virgin Islands law is more restrictive than Delaware law and shareholders may be restricted from initiating shareholder derivative suits in their own name.

Certain Differences in Corporate Law

Our corporate affairs are governed by our amended and restated memorandum and articles of association and the provisions of applicable British Virgin Islands law, including the Companies Law. The Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Law provides for mergers as that expression is understood under United States corporate law. Under the Companies Law, two or more companies may either merge into one of such existing companies (the “surviving company”) or consolidate with both existing companies ceasing to exist and forming a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a BVI business company, and which may be the company’s parent or subsidiary, but need not be) is set out in the Companies Law. The directors of the BVI business company or BVI business companies which are to merge or consolidate must approve a written plan of merger or consolidation which., with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders who are entitled to vote and actually vote at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI business company or BVI business companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the Companies Law to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the British Virgin Islands. The Registrar then registers the articles of merger or consolidation and any amendment to the memorandum and articles of the surviving company in a merger or the memorandum and articles of association of the new consolidated company in a consolidation and issue a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the Companies Law in respect of the merger or consolidation). The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation.

If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the Companies Law. However, we do not anticipate the use of such statutory provisions because we expect the required terms of the initial business combination will be capable of being achieved through other means, such as a merger or consolidation (as described above), a share exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Poison Pill Defenses. Under the Companies Law there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The amended and restated memorandum and articles of association of the Company also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares (if such shares have been created and authorized for issue by the Company) that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above under the Companies Law, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the Company.

Directors. Our directors are appointed by our Class B ordinary shareholders prior to the closing of a business combination and by our shareholders or directors after closing of a business combination. After the closing of a business combination, each director holds office for the term, if any, fixed by a resolution of our shareholders or a resolution of our directors, and if no such term is fixed on the appointment of a director, the director shall serve indefinitely until his earlier death, resignation or removal. After closing of a business combination, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation. Under our amended and restated memorandum and articles of association, a director may not be appointed or removed from office by a resolution of our BCAR Class A Ordinary Shareholders or our directors prior to the consummation of our business combination. There is nothing under the laws of the British Virgin Islands, which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. Our amended and restated memorandum and articles of association do not provide for cumulative voting for such elections. There are no share ownership qualifications for directors. Meetings of our board of directors may be convened at any time by any of our directors.

A meeting of our board of directors will be quorate if at least two directors are present unless the total number of directors of the Company is one, in which case the quorum shall be one. At any meeting of our directors, each director, by his or her presence, is entitled to one vote. Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors present or represented at the meeting. In the case of an equality of votes, the chairman of the meeting shall not have a second or deciding vote. Our board of directors also may pass resolutions in writing without a meeting.

Agents. Our board of directors has the power to appoint any person (whether or not a director or other officer of the company) to be an agent of the company except that, as stated in our amended and restated memorandum and articles of association and the Companies Law, no agent shall be given any power or authority to amend the memorandum or the articles of association in place of the directors or members; to change the registered office or registered agent; to designate committees of directors; to delegate powers to a committee of directors; to appoint or remove directors; to appoint or remove an agent; to approve a plan of merger, consolidation or arrangement; to make a declaration of solvency or to approve a liquidation plan; or to authorize the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands. The resolution of directors appointing the agent may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent. Our directors may remove an agent and may revoke or vary a power conferred on the agent.

Indemnification of Directors. Our amended and restated memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to what the person believed were in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

Directors and Conflicts of Interest. As noted in the table above, pursuant to the Companies Law and the company’s amended and restated memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Suits. Our British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court. The enforcement of the company’s rights will ordinarily be a matter for its directors.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Law. Pursuant to Section 184B of the Companies Law, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Law or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Law or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Law a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

The Companies Law provides for a series of remedies available to shareholders. Where a company incorporated under the Companies Law conducts some activity, which breaches the Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. Under the Companies Law, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a member. A shareholder also may, with the permission of the British Virgin Islands Court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. As noted above, the British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

●	When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;

●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

●	whether the action is likely to proceed;

●	the costs of the proceedings; and

●	whether an alternative remedy is available.

Any member of a company may apply to the British Virgin Islands Court under the Insolvency Act for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Companies Law provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by a company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under the general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of a company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

●	a company is acting or proposing to act illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

●	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

●	those who control the company are perpetrating a “fraud on the minority.”

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of the company.

Compulsory Acquisition. Under the Companies Law, subject to any limitations in a company’s memorandum or articles, members holding 90% of the votes of the outstanding shares entitled to vote, and members holding 90% of the votes of the outstanding shares of each class of shares entitled to vote, may give a written instruction to the company directing the company to redeem the shares held by the remaining members. Upon receipt of such written instruction, the company shall redeem the shares specified in the written instruction, irrespective of whether or not the shares are by their terms redeemable. The company shall give written notice to each member whose shares are to be redeemed stating the redemption price and the manner in which the redemption is to be effected. A member whose shares are to be so redeemed is entitled to dissent from such redemption, and to be paid the fair value of his shares, as described under “Shareholders’ Suits” above.

Share Repurchases and Redemptions. As permitted by the Companies Law and our amended and restated memorandum and articles of association, shares may be repurchased, redeemed or otherwise acquired by us. Depending on the circumstances of the redemption or repurchase, our directors may need to determine that immediately following the redemption or repurchase we will be able to satisfy our debts as they fall due and the value of our assets exceeds our liabilities. Our directors may only exercise this power on our behalf, subject to the Companies Law, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the SEC, the Nasdaq Global Market or any other stock exchange on which our securities are listed.

Dividends. Subject to the Companies Law and our amended and restated memorandum and articles of association, our directors may declare dividends at a time and amount they think fit if they are satisfied, on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. No dividend shall carry interest against us.

Rights of Non-resident or Foreign Shareholders and Disclosure of Substantial Shareholdings. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Transfer of Shares. Subject to any applicable restrictions set forth in our amended and restated memorandum and articles of association or contractually agreed, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve.

Inspection of Books and Records. Under the Companies Law, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register. A member of a company is entitled, on giving written notice to the company, to inspect: (a) the memorandum and articles; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records referred to in (a) to (d) above.

Subject to the amended and restated memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) or (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the British Virgin Islands Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Dissolution; Winding Up. As permitted by the Companies Law and our amended and restated memorandum and articles of association, we may be voluntarily liquidated under Part XII of the Companies Law by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due.

We also may be wound up in circumstances where we are insolvent in accordance with the terms of the Insolvency Act.

DESCRIPTION OF SECURITIES OF BCAR

As of the date of this proxy statement/prospectus, BCAR has the following three classes of securities registered under Section 12 of the Exchange Act: (i) its units, each consisting of one BCAR Class A ordinary share and one-half of one redeemable warrant, (ii) BCAR Class A ordinary shares, par value $0.0001 per share (the “BCAR Class A Ordinary Shares”), and (iii) redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50. In addition, this Description of Securities also references BCAR’s Class B ordinary shares, par value $0.0001 per share (the “BCAR Class B Ordinary Shares”), which are not registered pursuant to Section 12 of the Exchange Act but are convertible into BCAR Class A Ordinary Shares. BCAR Class A Ordinary Shares. As of March 31, 2026, there were 29,200,000 BCAR Class A Ordinary Shares and 12,000,000 BCAR Class B Ordinary Shares issued and outstanding. The description of the BCAR Class B Ordinary Shares is included to assist in the description of the BCAR Class A Ordinary Shares. Unless the context otherwise requires, references to “Initial Shareholders” are to the holders of our Founder Shares prior to our IPO.

We are a BVI business company and our affairs are governed by the Current Charter, the Companies Act and the common law of the British Virgin Islands. Pursuant to the Current Charter, we are authorized to issue 500,000,000 BCAR Class A Ordinary Shares, $0.0001 par value each, 50,000,000 BCAR Class B Ordinary Shares, $0.0001 par value each as well as 5,000,000 BCAR preference shares, $0.0001 par value each. The following description summarizes certain terms of our securities as set out more particularly in the Current Charter. Because it is only a summary, it may not contain all the information that is important to you. We encourage you to read the Current Charter for additional information.

Units

Public Units

Each BCAR Unit consists of one BCAR Class A Ordinary Share and one-half of one redeemable warrant. Each warrant entitles the holder thereof to purchase one BCAR Class A Ordinary Share at a price of $11.50 per share, subject to certain adjustment. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of BCAR Class A Ordinary Shares. This means only a whole warrant may be exercised at any given time by a warrant holder. For example, if a warrant holder holds one-half of one warrant to purchase a BCAR Class A Ordinary Share, such warrant will not be exercisable. If a warrant holder holds two halves of one warrant, such whole warrant will be exercisable for one BCAR Class A Ordinary Share at a price of $11.50 per share. The BCAR Units commenced public trading on July 31, 2025, and the BCAR Class A Ordinary Shares and warrants comprising the BCAR Units commenced separate public trading on August 20, 2025 on the Nasdaq Global Market.

Private Units

The Private Units (including the component securities of such Private Units as well as any securities underlying such component securities) have terms and provisions that are identical the BCAR Units.

If we do not consummate an initial business combination within the completion window, the proceeds from the sale of the Private Units held in the trust account will be used to fund the redemption of our Public Shares (subject to the requirements of applicable law) and the Private Units (and the component securities) will expire worthless.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $2,500,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender at the time of the business combination. Such units would be identical to the Private Units.

Following the expiration of applicable lock-ups with respect to the Private Units, units issuable upon conversion of working capital loans and extension loans and their respective component securities, such securities will be transferable, assignable or saleable, subject to an effective registration statement covering such securities or an applicable exemption from registration.

Ordinary Shares

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. However, only holders of BCAR Class B Ordinary Shares will have the right to (i) appoint and remove directors in any election held prior to the completion of our initial business combination, meaning that holders of BCAR Class A Ordinary Shares will not have the right to appoint any directors until after the completion of our initial business combination and (ii) continue the company in a jurisdiction outside the British Virgin Islands (including any ordinary resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the British Virgin Islands). The provisions of the Current Charter governing these matters prior to our initial business combination may only be amended by an ordinary resolution passed by the affirmative vote of the holders representing at least 90% of the issued BCAR Class B Ordinary Shares. On any other matter submitted to a vote of our shareholders prior to or in connection with the completion of our initial business combination, holders of BCAR Class A Ordinary Shares and holders of BCAR Class B Ordinary Shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. Unless otherwise specified in the Current Charter, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of BCAR Ordinary Shares that are represented in person or by proxy and are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require an ordinary resolution under British Virgin Islands law, which (except as outlined above) requires the affirmative vote of in excess of 50 percent of the votes of the holders of BCAR Ordinary Shares as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting, (noting that the Current Charter requires that resolutions put to the vote of a meeting may be decided on a poll, and regard shall be had to the number of votes to which each member is entitled to cast when computing whether the requisite approval threshold has been obtained to pass an ordinary resolution); such actions include amending the Current Charter (other than the provisions referred to above) and approving a statutory merger or consolidation with another company. The BCAR Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being appointed in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares entitled to vote and voted for the appointment of directors can appoint all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because the Current Charter authorizes the issuance of up to 500,000,000 BCAR Class A Ordinary Shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of BCAR Class A Ordinary Shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or general meetings or appoint directors other than to ensure that the company has at least one director at all times. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination.

We will provide our Public Shareholders with the opportunity to redeem all or a portion of their Public Shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding Public Shares, subject to the limitations and on the conditions described herein. Our Sponsor, officers and directors pursuant to a letter agreement with us, they have agreed to waive their redemption rights with respect to their Founder Shares, Private Shares and any Public Shares they acquired during the IPO or after the IPO, and the representative of the underwriters pursuant to the underwriting agreement has agreed to waive its redemption rights with respect to its Representative Shares in connection with the completion of our initial business combination or otherwise, although they will be entitled to liquidating distributions from the trust account with respect to any Public Shares they hold if we fail to consummate our initial business combination within the completion window. Unlike many special purpose acquisition companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of Public Shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to the Current Charter, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. The Current Charter requires these tender offer documents to contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other reasons, we, like many special purpose acquisition companies, would offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under British Virgin Islands law and the Current Charter, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. However, if our initial business combination is structured as a statutory merger or consolidation of the company with another company under British Virgin Islands law, the approval of our initial business combination will require an ordinary resolution, which requires the affirmative vote of in excess of 50 percent of the votes of the holders of the ordinary shares as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting, (noting that the Current Charter requires that resolutions put to the vote of a meeting may be decided on a poll, and regard shall be had to the number of votes to which each member is entitled to cast when computing whether the requisite approval threshold has been obtained to pass an ordinary resolution). However, the participation of our Sponsor, officers, directors, the representative of the underwriters or our or their affiliates in privately-negotiated transactions (as described elsewhere in this proxy statement/prospectus), if any, could result in the approval of our initial business combination even if a majority of our Public Shareholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. The Current Charter requires that at least seven days’ notice will be given of any general meeting.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, the Current Charter provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to excess shares without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including excess shares) for or against our initial business combination. Our shareholders’ inability to redeem the excess shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such excess shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the excess shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares, would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our Insiders have agreed to vote their Founder Shares, Private Shares, Representative Shares and any Public Shares purchased during the IPO or after the IPO (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any Public Shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). As a result, in addition to the shares held by the Insiders, BCAR would need 7,400,001 Public Shares, or approximately 26.4% of the 28,000,000 Public Shares sold in the BCAR IPO, to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved, assuming all outstanding shares are voted and the Insiders do not acquire any Public Shares. Assuming that only the holders of thirty percent (30%) of the issued and outstanding BCAR ordinary shares, representing a quorum under the Current Charter, vote their shares at the Extraordinary General Meeting, BCAR will not need any Public Shares in addition to the shares held by the Insiders to be voted in favor of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, the Nasdaq Proposal, and, if presented, the Adjournment Proposal, in order for such proposals to be approved. Additionally, Public Shareholders may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction, or whether they do not vote or abstain from voting on the proposed transaction, or whether they were Public Shareholders on the record date for the general meeting held to approve the proposed transaction.

Pursuant to the Current Charter, if we have not completed our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under British Virgin Islands law to provide for claims of creditors and the requirements of other applicable law. Our Sponsor, officers and directors pursuant to a letter agreement with us, and the representative of the underwriters in the IPO pursuant to the underwriting agreement in the IPO and solely with respect to the Representative Shares, have agreed to waive their rights to liquidating distributions from the trust account with respect to their Founder Shares, Representative Shares and Private Shares if we fail to complete our initial business combination within the completion window. However, if our Sponsor or management team or the representative of the underwriters in the IPO acquired Public Shares in the IPO or after the IPO, they will be entitled to liquidating distributions from the trust account with respect to such Public Shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our Public Shareholders with the opportunity to redeem their Public Shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding Public Shares, upon the completion of our initial business combination, subject to the limitations and on the conditions described herein.

Founder Shares

The Founder Shares are designated as BCAR Class B Ordinary Shares and, except as described below, are identical to the BCAR Class A Ordinary Shares, and holders of Founder Shares have the same shareholder rights as Public Shareholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, (ii) the Founder Shares are entitled to registration rights; (iii) our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (A) waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares in connection with the completion of our initial business combination, (B) waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares in connection with a shareholder vote to approve an amendment to the Current Charter (a) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our Public Shares if we have not consummated an initial business combination within the completion window or (b) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, (C) waive their rights to liquidating distributions from the trust account with respect to their Founder Shares and Private Shares if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any Public Shares they hold if we fail to complete our initial business combination within such time period and to liquidating distributions from assets outside the trust account and (D) vote any Founder Shares held by them and any Public Shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any Public Shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), (iv) the Founder Shares are automatically convertible into BCAR Class A Ordinary Shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment as described herein and in the Current Charter, and (v) prior to the closing of our initial business combination, only holders of BCAR Class B Ordinary Shares will be entitled to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside the British Virgin Islands (including any ordinary resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the British Virgin Islands).

The Founder Shares will automatically convert into BCAR Class A Ordinary Shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional BCAR Class A Ordinary Shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in the IPO and related to or in connection with the closing of the initial business combination, the ratio at which BCAR Class B Ordinary Shares convert into BCAR Class A Ordinary Shares will be adjusted (unless the holders of a majority of the outstanding BCAR Class B Ordinary Shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of BCAR Class A Ordinary Shares issuable upon conversion of all BCAR Class B Ordinary Shares will equal, in the aggregate, 30% of the sum of (i) the total number of all BCAR Class A Ordinary Shares outstanding upon the completion of the IPO (including any BCAR Class A Ordinary Shares issued pursuant to the IPO underwriters’ over-allotment option and excluding the BCAR Class A Ordinary Shares that are included within the Private Units), plus (ii) all BCAR Class A Ordinary Shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any Private Unites issued to our Sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans) minus (iii) any redemptions of BCAR Class A Ordinary Shares by Public Shareholders in connection with an initial business combination; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

With certain limited exceptions, the Founder Shares are not transferable, assignable or saleable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the completion of our initial business combination.

Except in certain limited circumstances, no member of the sponsor may transfer all or any portion of its membership interests in the sponsor.

Register of Members

Under British Virgin Islands law, we must keep a register of members and there will be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;

●	whether voting rights attach to the shares in issue;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under British Virgin Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of British Virgin Islands law to have legal title to the shares as set against its name in the register of members. The shareholders recorded in the register of members are deemed to have legal title to the shares set against their names. However, there are certain limited circumstances where an application may be made to a British Virgin Islands court for a determination on whether the register of members reflects the correct legal position. Further, the British Virgin Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a British Virgin Islands court.

Preference Shares

The Current Charter authorizes 5,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. The BCAR Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The BCAR Board will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of the BCAR Board to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date of this proxy statement/prospectus. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one BCAR Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination, provided that we have an effective registration statement under the Securities Act covering the BCAR Class A Ordinary Share issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. We may, in our sole discretion, lower the warrant exercise price at any time prior to the warrant expiration date for a period of not less than 20 business days and any such reduction will be applied consistently to all of the warrants, provided that we will provide at least 3 days’ prior written notice to registered holders of the warrants. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of BCAR Class A Ordinary Share. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any BCAR Class A Ordinary Share pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the BCAR Class A Ordinary Share underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a BCAR Class A Ordinary Share upon exercise of a warrant unless the BCAR Class A Ordinary Share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the BCAR Class A Ordinary Share underlying such unit.

We registered the BCAR Class A Ordinary Shares issuable upon exercise of the warrants in the registration statement relating to the IPO because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of the IPO. However, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, under the terms of the Warrant Agreement, we have agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement relating to the IPO or a new registration statement covering the registration under the Securities Act of the BCAR Class A Ordinary Shares issuable upon exercise of the warrants and thereafter will use our commercially reasonable efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the BCAR Class A Ordinary Shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the BCAR Class A Ordinary Shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our BCAR Class A Ordinary Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.

Redemption of warrants when the price per BCAR Class A Ordinary Share equals or exceeds $18.00. Once the warrants become exercisable, we may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant; upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the closing price of the BCAR Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redemption Procedures — Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of our initial business combination and ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the BCAR Class A Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those BCAR Class A Ordinary Share is available throughout the measurement period. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such BCAR Ordinary

Shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in the IPO. We established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the BCAR Class A Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption procedures

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the BCAR Class A Ordinary Shares outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding BCAR Class A Ordinary Shares is increased by a share capitalization payable in Class A ordinary shares, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of BCAR Class A Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase BCAR Class A Ordinary Shares at a price less than the fair market value will be deemed a share capitalization of a number of BCAR Class A Ordinary Shares equal to the product of (i) the number of BCAR Class A Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for BCAR Class A Ordinary Shares) and (ii) the quotient of (x) the price per BCAR Class A Ordinary Share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for BCAR Class A Ordinary Shares, in determining the price payable for BCAR Class A Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of BCAR Class A Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the BCAR Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of BCAR Class A Ordinary Shares on account of such BCAR Class A Ordinary Shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of BCAR Class A Ordinary Shares in connection with a proposed initial business combination, or (d) in connection with the redemption of our Public Shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each BCAR Class A Ordinary Share in respect of such event.

If the number of outstanding BCAR Class A Ordinary Shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of BCAR Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of BCAR Class A Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding BCAR Class A Ordinary Shares.

Whenever the number of BCAR Class A Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of BCAR Class A Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of BCAR Class A Ordinary Shares so purchasable immediately thereafter.

In addition, if (x) we issue additional BCAR Class A Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per BCAR Class A Ordinary Share, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and this offering), and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value of our BCAR Class A Ordinary Shares is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described above under “Description of Securities — Warrants — Public Warrants — Redemption of warrants when the price per BCAR Class A Ordinary Share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding BCAR Class A Ordinary Shares (other than those described above or that solely affects the par value of such BCAR Class A Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding BCAR Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the BCAR Class A Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of BCAR Class A Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event (the “Alternative Issuance”).

The warrants were issued in registered form under a Warrant Agreement between Odyssey Transfer and Trust Company, as warrant agent, and us. The Warrant Agreement may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement, (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants or (iv) to provide for the delivery of the Alternative Issuance. All other modifications or amendments of the Warrant Agreement will require the vote or written consent of at least 50% of the Public Warrants, and solely with respect to any amendment of the terms of the Private Placement Warrants or working capital warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants or working capital warrants (including, for the avoidance of doubt, the forfeiture or cancellation of any Private Placement Warrants or working capital warrants), 50% of the then outstanding Private Placement Warrants and working capital warrants (including the vote or written consent of D. Boral Capital).

You should review a copy of the Warrant Agreement, which was filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive BCAR Class A Ordinary Shares. After the issuance of BCAR Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The Private Placement Warrants are, and any working capital warrants will be, identical to the Public Warrants except that, so long as they are held by our Sponsor or its permitted transferees, the Private Placement Warrants and working capital warrants (i) are locked-up until the completion of our initial business combination and (ii) will be entitled to registration rights. The Warrant Agreement may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement, (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants or (iv) to provide for the delivery of the Alternative Issuance. All other modifications or amendments of the Warrant Agreement will require the vote or written consent of holders of at least 50% of the Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or working capital warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants or working capital warrants (including, for the avoidance of doubt, the forfeiture or cancellation of any Private Placement Warrants or working capital warrants), 50% of the then outstanding Private Placement Warrants and working capital warrants (including the vote or written consent of D. Boral Capital). The Private Placement Warrants may be redeemed by the PubCo after the consummation of the Business Combination as governed by the Warrant Agreement.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. A BVI business company may pay a dividend on its shares, provided that it satisfies the solvency test in section 56 of the Companies Act that the company’s assets exceed its liabilities and it would be able to pay its debts as they fall due. The payment of cash dividends following completion of our initial business combination will be within the discretion of our board of directors at such time and will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition at such time. There is no certainty we will be in a position to, or decide to, pay cash dividends after completing any business combination. If we incur any indebtedness in connection with our initial business combination, our ability to declare dividends following completion of our initial business combination may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our BCAR Class A Ordinary Shares and warrant agent for our warrants is Odyssey Transfer and Trust Company. We have agreed to indemnify Odyssey Transfer and Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity. Odyssey Transfer and Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against the any monies in the trust account or interest earned thereon.

Certain Differences in Corporate Law

British Virgin Islands companies are governed by the Companies Law. The Companies Law is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Law allows for mergers or consolidations between two British Virgin Islands companies, or between a BVI business company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Under the Companies Law, two or more companies may either merge into one of such existing companies (the “surviving company”) or consolidate with both existing companies ceasing to exist and forming a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a British Virgin Islands company, and which may be the company’s parent or subsidiary, but need not be) is set out in the Companies Law. The directors of the British Virgin Islands company or British Virgin Islands companies which are to merge or consolidate must approve a written plan of merger or consolidation which., with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders who are entitled to vote and actually vote at a quorate meeting of shareholders or by written resolution of the shareholders of the British Virgin Islands company or British Virgin Islands companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the Companies Law to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the British Virgin Islands. The Registrar then registers the articles of merger or consolidation and any amendment to the memorandum and articles of the surviving company in a merger or the memorandum and articles of association of the new consolidated company in a consolidation and issue a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the Companies Law in respect of the merger or consolidation). The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation.

If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the Companies Law. However, we do not anticipate the use of such statutory provisions because we expect the required terms of the initial business combination will be capable of being achieved through other means, such as a merger or consolidation (as described above), a share exchange, asset acquisition or control, through contractual arrangements, of an operating business.

The Companies Law provides for a right of dissenting shareholders to be paid the fair value of their shares upon their dissenting to the merger or consolidation in certain circumstances if they follow a prescribed procedure. In essence, where such rights apply, that procedure is as follows: (i) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (ii) within 20 days following the date on which the merger or consolidation is authorized by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of their shares; (iv) within seven days following the date of the expiration of the period set out in paragraph (ii) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (v) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company and any dissenting shareholder shall each designate an appraiser. The designated appraisers shall designate another appraiser and the appraisers shall fix the fair value of all dissenting shares.

Moreover, British Virgin Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, commonly referred to in the British Virgin Islands as a “scheme of arrangement,” which may be tantamount to a merger. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved (i) in relation to a compromise or arrangement between a company and its creditors or any class of them, a majority in number of such creditors or class of creditors with whom the arrangement is to be made and who must in addition represent 75% in value of such creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose; and (ii) in relation to a compromise or arrangement between a company and its shareholders or any class of them, shareholders who represent 75% in value of the company’s shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the High Court of the British Virgin Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would be oppressive, unfairly discriminatory or unfairly prejudicial to the dissenting shareholders (being a minority).

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to dissenters’ rights or appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Our British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court. The enforcement of the company’s rights will ordinarily be a matter for its directors.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Law. Pursuant to Section 184B of the Companies Law, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Law or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Law or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Law a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

The Companies Law provides for a series of remedies available to shareholders. Where a company incorporated under the Companies Law conducts some activity, which breaches the Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. Under the Companies Law, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a member. A shareholder also may, with the permission of the British Virgin Islands Court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. As noted above, the British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

●	When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;

●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

●	whether the action is likely to proceed;

●	the costs of the proceedings; and

●	whether an alternative remedy is available.

Any member of a company may apply to the British Virgin Islands Court under the Insolvency Act for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Companies Law provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 percent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 percent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by a company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under the general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of a company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

●	a company is acting or proposing to act illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

●	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

●	those who control the company are perpetrating a “fraud on the minority.”

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of the company.

Compulsory Acquisition. Under the Companies Law, subject to any limitations in a company’s memorandum or articles, members holding 90% of the votes of the outstanding shares entitled to vote, and members holding 90% of the votes of the outstanding shares of each class of shares entitled to vote, may give a written instruction to the company directing the company to redeem the shares held by the remaining members. Upon receipt of such written instruction, the company shall redeem the shares specified in the written instruction, irrespective of whether or not the shares are by their terms redeemable. The company shall give written notice to each member whose shares are to be redeemed stating the redemption price and the manner in which the redemption is to be effected. A member whose shares are to be so redeemed is entitled to dissent from such redemption, and to be paid the fair value of his shares, as described under “Shareholders’ Suits” above.

Enforcement of Civil Liabilities. The British Virgin Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, British Virgin Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Forbes Hare, our British Virgin Islands legal counsel, that the courts of the British Virgin Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the British Virgin Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, the courts of the British Virgin Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the British Virgin Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a British Virgin Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the British Virgin Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A British Virgin Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for BVI Business Companies. We are a BVI business company with limited liability under the Companies Act. Requirements for BVI business companies are minimal for example:

●	a BVI business company does not have to hold an annual general meeting;

●	a BVI business company may issue an unlimited number of shares with no nominal or par value;

●	a BVI business company may obtain a tax exemption certificate to evidence the exemption provided by section 242 of the Companies Law; and

●	a BVI business company may register by way of continuation in another jurisdiction and be deregistered in the British Virgin Islands;

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association contains certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without an ordinary resolution. As a matter of British Virgin Islands law, an ordinary resolution is a resolution that (i) has been passed by a majority of in excess of 50 percent of the votes (or any higher threshold specified in a company’s articles of association) of such of a company’s shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting for which notice has been given; or (ii) if so authorized by a company’s articles of association, has been approved by a written resolution of in excess of 50 percent of the votes of the company’s shareholders who are entitled to vote on such matter (or such lower threshold as may be allowed under the Companies Law from time to time), but if any such resolution is adopted otherwise than by the unanimous written consent of all shareholders, a copy of such resolution shall as soon as reasonably practicable be sent to all shareholders not consenting to such resolution. The amended and restated memorandum and articles of association of the Company will require that resolutions put to the vote of a meeting may be decided on a poll, and regard shall be had to the number of votes to which each member is entitled to cast when computing whether the requisite approval threshold has been obtained to pass an ordinary resolution). The provisions regulating the appointment and removal of directors and continuing the company in a jurisdiction outside the British Virgin Islands may only be amended by an ordinary resolution passed by the affirmative vote of the holders representing at least 90% of the issued BCAR Class B Ordinary Shares. Other than as described above, our amended and restated memorandum and articles of association provide that ordinary resolutions must be approved either by in excess of 50 percent of the votes of the holders of the ordinary shares as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting, (noting that the amended and restated memorandum and articles of association of the Company will require that resolutions put to the vote of a meeting may be decided on a poll and regard shall be had to the number of votes to which each member is entitled to cast when computing whether the requisite approval threshold has been obtained to pass an ordinary resolution) (i.e., the lowest threshold permissible under British Virgin Islands law), or by a written resolution passed in accordance with the amended and restated memorandum and articles of association.

Our Initial Shareholders, who will (assuming they do not purchase any units in this offering) collectively own 30% of our ordinary shares upon the closing of this offering (not including the BCAR Class A Ordinary Shares that are included within the Private Units), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provides, among other things, that:

●	If we have not completed our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under British Virgin Islands law to provide for claims of creditors and the requirements of other applicable law;

●	Prior to our initial business combination, we may not, except in connection with the conversion of BCAR Class B Ordinary Shares into BCAR Class A Ordinary Shares where the holders of such shares have waived any rights to receive funds from the trust account, issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with Public Shares on any initial business combination;

●	If a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other reasons, we would offer to redeem our Public Shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

●	Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account).

●	If our shareholders approve an amendment to our amended and restated memorandum and articles of association not for the purposes of approving, or in conjunction with the consummation of, an initial business combination (i) to modify the substance or timing of our obligation to allow redemption in connection with an initial business combination or to redeem 100% of our Public Shares if we do not complete an initial business combination within the completion window or (ii) with respect to any other provision relating to the rights of holders of our BCAR Class A Ordinary Shares or pre-initial business combination activity, we will provide our Public Shareholders with the opportunity to redeem all or a portion of their BCAR Class A Ordinary Shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes payable), divided by the number of then-outstanding Public Shares;

●	We will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations; and

●	Only holders of BCAR Class B Ordinary Shares have the right to vote on appointing or removing directors or continuing our company in a jurisdiction outside the British Virgin Islands (as further described herein), prior to the consummation of our initial business combination.

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the British Virgin Islands over all such claims or disputes. Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the British Virgin Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the British Virgin Islands as exclusive forum. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Anti-Money Laundering, Counter Terrorist Financing, Prevention of Proliferation Financing and Financial Sanctions Compliance — British Virgin Islands

If any person resident in the British Virgin Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct, is involved with terrorism or terrorist property or proliferation financing or is the business combination partner of a financial sanction and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Crime Criminal Conduct Act (Revised Edition 2020) of the British Virgin Islands if the disclosure relates to criminal conduct, money laundering or proliferation financing or is the business combination partner of a financial sanction. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. We reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, counter-terrorist financing, prevention of proliferation financing and financial sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

Should a shareholder or its duly authorized delegates or agents be, or become (or is believed by the company or its affiliates (“Agents”) to be or become) at any time while it owns or holds an interest in the company, (a) an individual or entity named on any sanctions list maintained by the United Kingdom (including as extended to the British Virgin Islands by Orders in Council) or the British Virgin Islands or any similar list maintained under applicable law or is otherwise subject to applicable sanctions in the British Virgin Islands (a “Sanctions Subject”) or (b) an entity owned or controlled directly or indirectly by a Sanctions Subject, as determined by the company in its sole discretion, then (i) the company or its Agents may immediately and without notice to the shareholder cease any further dealings with the shareholder or freeze any dealings with the interests or accounts of the shareholder (e.g., by prohibiting payments by or to the shareholder or restricting or suspending dealings with the interests or accounts) or freeze the assets of the company (including interests or accounts of other shareholders who are not Sanctions Subjects), until the relevant person ceases to be a Sanctions Subject or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), (ii) the company and its Agents may be required to report such action or failure to comply with information requests and to disclose the shareholder’s identity (and/or the identity of the shareholder’s beneficial owners and control persons) to the Office of the Governor of the British Virgin Islands or other applicable governmental or regulatory authorities (without notifying the Subscriber that such information has been so provided) and (iii) the company and its Agents have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the shareholder as a result of a Sanctioned Persons Event.

Data Protection — British Virgin Islands

We have certain duties under the Data Protection Act, 2021 of the British Virgin Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPL”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

We are committed to processing personal data in accordance with the DPL. In our use of personal data, we will be characterized under the DPL as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPL. These service providers may process personal data for their own lawful purposes in connection with services provided to us. For the purposes of this Privacy Notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

By virtue of your investment in the company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) carrying out investor on boarding checks; (b) issuing, redeeming, managing and administering our public securities; (c) updating investor’s with circulars, supplements and revised prospectuses; (d) complying with our obligations under the prospectus and the subscription agreement; (e) marketing the company and public securities; (f) complying with legal or regulatory requirements applicable to the company or an investor; (g) protecting the investor’s vital interests; (h) disclosing or transferring whether in the British Virgin Islands or to jurisdictions, countries or territories outside of the British Virgin Islands (including without limitation the U.S.), which may not have the equivalent data protection laws to the British Virgin Islands, to third parties, regulatory bodies, auditors, technology providers or to the company and its delegates and its or their duly appointed agents and any of their respective related, associated or affiliated companies for the purposes specified above; and (i) for other legitimate business interests of the company. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the British Virgin Islands shall be in accordance with the requirements of the DPL. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

1.	carrying out investor on boarding checks;

2.	issuing, redeeming, managing and administering our public securities;

3.	updating investor’s with circulars, supplements and revised prospectuses;

4.	complying with our obligations under the prospectus and the subscription agreement;

5.	marketing the company and public securities;

6.	complying with legal or regulatory requirements applicable to the company or investor;

7.	protecting the investor’s vital interests;

8.	disclosing or transferring whether in the British Virgin Islands or to jurisdictions, countries or territories outside of the British Virgin Islands (including without limitation the U.S.), which may not have the equivalent data protection laws to the British Virgin Islands, to third parties, regulatory bodies, auditors, technology providers or to the company and its delegates and its or their duly appointed agents and any of their respective related, associated or affiliated companies for the purposes specified above; and

9.	for other legitimate business interests of the company.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the British Virgin Islands Financial Services Commission or the International Tax Authority or the Financial Investigation Agency. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the British Virgin Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the British Virgin Islands shall be in accordance with the requirements of the DPL.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Rights of Individual Data Subjects

Individual data subjects have certain data protection rights, including the right to:

●	be informed whether your personal data is being processed;

●	know within 30 days of a request to access your personal data whether or not access will be given to all or part of your data;

●	if your personal data is being processed, be informed about the purposes for which your personal data are processed;

●	have incomplete or inaccurate personal data corrected;

●	complain to the Information Commissioner.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the British Virgin Islands’ Information Commissioner.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association provide that our board of directors will be classified into three classes of directors. In addition, prior to the closing of our initial business combination, only holders of BCAR Class B Ordinary Shares will have the right to appoint and remove directors prior to the completion of our initial business combination. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings and obtaining the support of our sponsor.

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Extraordinary General Meetings

Our amended and restated memorandum and articles of association provide that Extraordinary General Meetings may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman or if requested in writing by members entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated memorandum and articles of association provide that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for appointment as directors at our annual general meeting must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 150th day prior to the anniversary date of the immediately preceding annual general meeting. Pursuant to Rule 14a-8 under the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our amended and restated memorandum and articles of association will also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting. Our amended and restated memorandum and articles of association will allow the chairman of the meeting at a meeting of the shareholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Written Resolutions

Subsequent to the consummation of the offering, any action required or permitted to be taken by our shareholders may be effected by a duly called annual general meeting or Extraordinary General Meeting or by written resolution passed in accordance with the Companies Law.

Classified Board of Directors

Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three year terms. Our amended and restated memorandum and articles of association provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preference shares, any or all of the directors may be removed from office at any time by an ordinary resolution, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. Prior to the consummation of an initial business combination, only holders of BCAR Class B Ordinary Shares will have the right to vote on the appointment and removal of directors. Our board of directors may, by a vote of a majority of our directors then in office, appoint any person to be a director, either to fill a vacancy or as an additional director.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of BCAR Class A Ordinary Shares then outstanding, which will equal 357,142 shares immediately after this offering (or 410,714 shares if the underwriters exercise in full their over-allotment option); or

●	the average weekly reported trading volume of the BCAR Class A Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Initial Shareholders will be able to sell their Founder Shares and Private Units, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Listing of Securities

Our Units, Class A Ordinary Shares and Public Warrants are currently traded on the Nasdaq Global Market under the symbols “BCARU,” “BCAR” and “BCARW,” respectively.

DESCRIPTION OF EXASCALE’S SECURITIES

The following descriptions of the capital stock of Exascale, and provisions of Exascale’s amended and restated certificate of incorporation as in effect on the date of this proxy statement/prospectus, Exascale’s bylaws as in effect on the date of this proxy statement/prospectus, and applicable provisions of the DGCL, are summaries, do not purport to be complete, and are qualified in their entirety by reference to Exascale’s amended and restated certificate of incorporation and bylaws, in each case as in effect on the date of this proxy statement/prospectus, and the text of the DGCL.

Authorized Capital Stock

Exascale’s amended and restated certificate of incorporation authorizes the issuance of up to 1,500 shares of common stock, par value $0.01 per share, divided into (i) 303 shares of Class A common stock, and (ii) 1,197 shares of Class B common stock. As of the date of this proxy statement/prospectus, 303 shares of Exascale Class A common stock and 1,197 shares of Exascale’s Class B common stock were outstanding.

Common Stock

Voting Rights

Each holder of shares of Exascale’s common stock is entitled to one (1) vote for each share of Exascale Class A common stock held and twenty (20) votes for each share of Exascale Class B common stock held. Except with respect to the foregoing voting rights, and except as otherwise required by law, Exascale’s Class A common stock and Exascale’s Class B common stock have the same rights, powers, privileges, preferences and restrictions, and rank equally, share ratably and are identical in all respects.

Holders of Exascale’s common stock have no cumulative voting rights.

Dividend Rights

Holders of shares of Exascale common stock are entitled to receive dividends and other distributions, if any, in cash, stock or property, when, as and if declared by Exascale’s board of directors out of legally available funds, subject to applicable law and any rights of holders of any outstanding securities having preferences over Exascale’s common stock with respect to dividends.

Exascale has not declared or paid any cash dividends on its common stock to date and does not intend to declare any dividends in the near future. The declaration of any future dividends will be at the discretion of Exascale’s board of directors and will depend on, among other things, Exascale’s results of operations, financial condition, capital requirements and other factors deemed relevant by the board.

Liquidation Rights

Upon Exascale’s liquidation, dissolution or winding up, whether voluntary or involuntary, holders of Exascale common stock are entitled to share ratably in all assets of Exascale remaining after the payment of all liabilities and the satisfaction of any liquidation preferences applicable to any outstanding securities senior to Exascale’s common stock.

Preemptive, Subscription and Conversion Rights

Holders of Exascale common stock do not have any preemptive rights, conversion rights, subscription rights or other rights to purchase or receive additional shares of Exascale capital stock, except as may be expressly provided by law or in future agreements approved by Exascale.

Equal Treatment of Exascale’s Class A Common Stock and Exascale’s Class B Common Stock

Except with respect to the above-described voting rights, and except as otherwise required by law, Exascale’s Class A common stock and Exascale’s Class B common stock are treated equally in all respects, including with respect to dividend rights, liquidation rights, and other economic interests.

Quorum and Stockholder Action

At all meetings of Exascale’s stockholders, unless otherwise required by law, Exascale’s amended and restated certificate of incorporation or Exascale’s bylaws, a majority of the outstanding shares of Exascale capital stock entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business.

Exascale’s stockholders are permitted to act by written consent.

Market

Market information regarding Exascale’s securities is not provided because there is no public market for Exascale’s securities.

Holders

As of the date of this proxy statement/prospectus, there are six holders of Exascale Class A common stock and five holders of Exascale Class B common stock.

Number of Holders Exascale Class A Common Stock and Class B Common Stock

As of the date of this proxy statement/prospectus, there are six holders of Exascale Class A common stock and five holders of Exascale Class B common stock

Anti-Takeover Effects of Exascale’s Capital Structure

Exascale’s capital structure, including the concentration of voting power in holders of its Class B common stock, may discourage, delay or prevent a change in control of Exascale, even if such a transaction would be considered beneficial by holders of Exascale’s Class A common stock.

Holders of Exascale’s Class B common stock are entitled to significantly greater voting power per share than holders of Exascale’s Class A common stock. As a result, holders of Exascale’s Class B common stock are able to exercise substantial control over matters requiring stockholder approval, including the election and removal of directors, amendments to Exascale’s organizational documents, approval of mergers, consolidations or other business combinations, and approval of the sale of all or substantially all of Exascale’s assets.

This concentration of voting control may have the effect of:

●	discouraging or preventing unsolicited takeover proposals, tender offers or proxy contests that are not supported by the holders of Exascale’s Class B common stock;

●	delaying or preventing a change in control of Exascale, even if a change in control would be favored by holders of Exascale’s Class A common stock or would otherwise be perceived as enhancing stockholder value;

●	limiting the ability of Exascale’s Class A common stockholders to influence corporate governance matters, including strategic decisions, management succession and board composition; and

●	reducing the likelihood that third parties will pursue a transaction involving Exascale, due to the difficulty of obtaining the approval of the holders of Exascale’s Class B common stock.

Because voting control is concentrated, potential acquirers may be unwilling to pursue a transaction with Exascale unless it is supported by the holders of Exascale’s Class B common stock, which could result in fewer acquisition proposals and may limit the potential for stockholders to receive a premium for their shares in connection with a change-of-control transaction.

In addition, the existence of super-voting stock may make Exascale less attractive to certain investors, strategic partners or potential acquirers that prefer companies with a single-class voting structure or more dispersed voting power.

[2]	Exascale Team: please provide.

DESCRIPTION OF PUBCO’S SECURITIES

If the Business Combination is consummated, BCAR will replace its Current Charter with the Proposed Charter in the form attached to this proxy statement/prospectus as Annex B-1 and the Proposed Bylaws in the form attached to this proxy statement/prospectus as Annex B-2. The following is a description of the capital stock of PubCo (“PubCo,” “we,” “us,” or “our”) if the Business Combination is consummated. The provisions of the Proposed Charter, Proposed Bylaws and the Delaware General Corporate Law (“DGCL”) are summaries and are qualified in their entirety by reference to the Proposed Charter in the form attached to this proxy statement/prospectus as Annex B-1, the Proposed Bylaws in the form attached to this proxy statement/prospectus as Annex B-2 and the text of the DGCL.

General

The Proposed Charter authorizes the issuance of up to 295,000,000 shares of common stock, par value $0.0001 per share (“PubCo Common Stock”), and 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). 260,000,000 shares of the PubCo Common Stock have been designated as Class A Ordinary Common Stock (“PubCo Class A Ordinary Common Stock”) and 35,000,000 shares of the PubCo Common Stock have been designated as PubCo Class B Super Common Stock (“PubCo Class B Super Common Stock”). It is anticipated that if the Business Combination is consummated, immediately after the time of consummation, 60,456,000 shares of PubCo Class A Ordinary Common Stock will be issued and outstanding (assuming no redemptions of Public Shares), 30,744,000 shares of PubCo Class B Super Common Stock will be issued and outstanding, and no shares of the PubCo Preferred Stock will be issued and outstanding. The following description summarizes all of the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to the Proposed Charter in the form attached to this proxy statement/prospectus as Annex B-1.

PubCo Common Stock

The voting, dividend and liquidation rights of the holders of the PubCo Common Stock are subject to and qualified by the rights of the holders of the PubCo Preferred Stock of any series as may be designated by the PubCo Board upon any issuance of the PubCo Preferred Stock of any series. Each holder of shares of PubCo Common Stock shall be entitled to one vote for each share of PubCo Class A Ordinary Common Stock held and twenty (20) votes for each share of PubCo Class B Super Common Stock held. Holders of our PubCo Common Stock have no cumulative voting rights. Further, holders of our PubCo Common Stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our PubCo Common Stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of PubCo Preferred Stock. Subject to the rights of the holders of PubCo Preferred Stock, holders of shares of PubCo Common Stock are entitled to receive such dividends and distributions and other distributions in cash, stock or property of the corporation when, as and if declared thereon by the PubCo Board from time to time out of assets or funds of the corporation legally available therefor.

At all meetings of stockholders, unless otherwise required by law, the Proposed Charter, or the Proposed Bylaws, a majority in voting power of the shares of the corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum.

Each share of PubCo Class B Super Common Stock may be convertible into one share of PubCo Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of PubCo.

In addition, each share of PubCo Class B Super Common Stock shall automatically, without any further action, convert into one share of PubCo Class A Ordinary Common Stock upon a transfer, other than a transfer to a “qualified stockholder,” of such share. For purposes of the foregoing, a “qualified stockholder” means (i) Hoansoo Lee, (ii) Wenying Jia, (iii) any other registered holder of a share of PubCo Class B Super Common Stock immediately after the effective time of the Proposed Charter, (iv) the initial registered holder of any shares of PubCo Class B Super Common Stock that are originally issued by PubCo pursuant to the exercise, conversion or settlement of a right (provided that such right was issued to and at all times held by a holder who would have been a “qualified stockholder” if such right had been a share and without reference to this clause (iv)), (v) each natural person who transfers shares of, or rights for, PubCo Class B Super Common Stock to a permitted trust, permitted IRA, permitted entity or Permitted foundation that is or becomes a “qualified stockholder” in connection with such transfer, or (vi) a transferee of shares of PubCo Class B Super Common Stock received in a transfer that constitutes a “permitted transfer” (as such term is defined in the Proposed Charter).

PubCo may, from time to time, establish such policies and procedures relating to the conversion of the PubCo Class B Super Common Stock into PubCo Class A Ordinary Common Stock and the general administration of PubCo’s multi-class stock structure, as it may deem reasonably necessary or advisable, and may from time to time request that holders of shares of PubCo Class B Super Common Stock furnish certifications, affidavits or other proof to PubCo as PubCo deems necessary to verify the ownership of PubCo Class B Super Common Stock and to confirm that a conversion into PubCo Class A Ordinary Common Stock has not occurred. A determination in good faith by PubCo that a transfer results or has resulted in a conversion into PubCo Class A Ordinary Common Stock shall be conclusive and binding.

Upon any conversion of PubCo Class B Super Common Stock into PubCo Class A Ordinary Common Stock, all rights of the holder of such shares of PubCo Class B Super Common Stock shall cease and the person or persons in whose names or names the certificate or certificates (or book-entry position(s)) representing the shares of PubCo Class A Ordinary Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of PubCo Class A Ordinary Common Stock. Shares of PubCo Class B Super Common Stock that are converted into shares of PubCo Class A Ordinary Common Stock shall be retired and may not be reissued.

Except for certain types of dividends specified in the Proposed Charter that become payable in accordance with the applicable provision of the Proposed Charter or certain stock adjustments specified in the Proposed Charter that are effected pursuant to the applicable provision of the Proposed Charter, PubCo cannot, at any time after the effective date of the Proposed Charter, issue any additional shares of PubCo Class B Super Common Stock, unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of PubCo Class A Ordinary Common Stock, voting as a separate class.

Further, in addition to any other vote required by law or the Proposed Charter, any amendment to the Proposed Charter that (i) increases the voting power of the PubCo Class B Super Common Stock or (ii) alters or changes the provisions relating to the conversion of the PubCo Class B Super Common Stock, as set forth in the Proposed Charter, in a manner that adversely affects the holders of PubCo Class A Ordinary Common Stock shall not be approved, in each case, without the affirmative vote of the holders of at least a majority of the total voting power of all then-outstanding shares of PubCo Class A Ordinary Common Stock entitled to vote thereon, voting as a separate class.

PubCo Preferred Stock

The PubCo Preferred Stock may be issued without stockholder approval, from time to time in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof, as determined by the PubCo Board. The PubCo Board may authorize the issuance of PubCo Preferred Stock with voting or conversion rights that could harm the voting power or other rights of the holders of the Common Stock. The issuance of PubCo Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and might harm the market price of our PubCo Common Stock and the voting and other rights of the holders of PubCo Common Stock.

PubCo Preferred stock may be issued from time to time, in one or more series, as authorized by the PubCo Board, without stockholder approval. As of the date of this proxy statement/prospectus, we have no PubCo Preferred Stock designated or issued.

PubCo Warrants

Each whole warrant entitles the registered holder to purchase one PubCo Class A Ordinary Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination, provided that we have an effective registration statement under the Securities Act covering the PubCo Class A Ordinary Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. We may, in our sole discretion, lower the warrant exercise price at any time prior to the warrant expiration date for a period of not less than 20 business days and any such reduction will be applied consistently to all of the warrants, provided that we will provide at least 3 days’ prior written notice to registered holders of the warrants. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of PubCo Class A Ordinary Common Stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any PubCo Class A Ordinary Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the PubCo Class A Ordinary Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a PubCo Class A Ordinary Common Stock upon exercise of a warrant unless the PubCo Class A Ordinary Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the PubCo Class A Ordinary Common Stock underlying such unit.

We registered the PubCo Class A Ordinary Common Stock issuable upon exercise of the warrants in the registration statement relating to the IPO because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of the IPO. However, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, under the terms of the Warrant Agreement, we have agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement relating to the IPO or a new registration statement covering the registration under the Securities Act of the PubCo Class A Ordinary Common Stock issuable upon exercise of the warrants and thereafter will use our commercially reasonable efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the PubCo Class A Ordinary Common Stock issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the PubCo Class A Ordinary Common Stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our PubCo Class A Ordinary Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of PubCo Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.

Redemption of warrants when the price per PubCo Class A Ordinary Common Stock equals or exceeds $18.00. Once the warrants become exercisable, we may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant; upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the closing price of the PubCo Class A Ordinary Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redemption Procedures — Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of our initial business combination and ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the PubCo Class A Ordinary Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those PubCo Class A Ordinary Common Stock is available throughout the measurement period. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such PubCo Class A Ordinary Common Stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in the IPO. We established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the PubCo Class A Ordinary Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption procedures

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the PubCo Class A Ordinary Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding PubCo Class A Ordinary Common Stock is increased by a share capitalization payable in PubCo Class A Ordinary Common Stock, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of PubCo Class A Ordinary Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase PubCo Class A Ordinary Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of PubCo Class A Ordinary Common Stock equal to the product of (i) the number of PubCo Class A Ordinary Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for PubCo Class A Ordinary Common Stock) and (ii) the quotient of (x) the price per PubCo Class A Ordinary Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for PubCo Class A Ordinary Common Stock, in determining the price payable for PubCo Class A Ordinary Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of PubCo Class A Ordinary Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the PubCo Class A Ordinary Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of PubCo Class A Ordinary Common Stock on account of such PubCo Class A Ordinary Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of PubCo Class A Ordinary Common Stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our PubCo Class A Ordinary Common Stock upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each PubCo Class A Ordinary Common Stock in respect of such event.

If the number of outstanding PubCo Class A Ordinary Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of PubCo Class A Ordinary Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of PubCo Class A Ordinary Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding PubCo Class A Ordinary Common Stock.

Whenever the number of PubCo Class A Ordinary Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of PubCo Class A Ordinary Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of PubCo Class A Ordinary Common Stock so purchasable immediately thereafter.

In addition, if (x) we issue additional PubCo Class A Ordinary Common Stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price (as defined in the Warrant Agreement) of less than $9.20 per PubCo Class A Ordinary Common Stock, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and this offering), and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value (as defined in the Warrant Agreement) of our PubCo Class A Ordinary Common Stock is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding PubCo Class A Ordinary Common Stock (other than those described above or that solely affects the par value of such PubCo Class A Ordinary Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding PubCo Class A Ordinary Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the PubCo Class A Ordinary Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of PubCo Class A Ordinary Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event (the “Alternative Issuance”).

The warrants were issued in registered form under a Warrant Agreement between Odyssey Transfer and Trust Company, as warrant agent, and us. The Warrant Agreement may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement, (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants or (iv) to provide for the delivery of the Alternative Issuance. All other modifications or amendments of the Warrant Agreement will require the vote or written consent of at least 50% of the PubCo Warrants, and solely with respect to any amendment of the terms of the Private Placement Warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants (including, for the avoidance of doubt, the forfeiture or cancellation of any Private Placement Warrants), 50% of the then outstanding Private Placement Warrants (including the vote or written consent of D. Boral Capital).

You should review a copy of the Warrant Agreement, which was filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive PubCo Class A Ordinary Common Stock. After the issuance of PubCo Class A Ordinary Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The Private Placement Warrants will be identical to the PubCo Warrants except that, so long as they are held by MFH 1, LLC or its permitted transferees, the Private Placement Warrants (i) will be locked-up until the completion of our initial business combination and (ii) will be entitled to registration rights. The Warrant Agreement may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement, (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants or (iv) to provide for the delivery of the Alternative Issuance. All other modifications or amendments of the Warrant Agreement will require the vote or written consent of holders of at least 50% of the Exascale Holdings Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants (including, for the avoidance of doubt, the forfeiture or cancellation of any Private Placement Warrants), 50% of the then outstanding Private Placement Warrants (including the vote or written consent of D. Boral Capital). The Private Placement Warrants may be redeemed by PubCo after the consummation of the Business Combination as governed by the Warrant Agreement.

Certain Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

The provisions of Delaware law, the Proposed Charter and the Proposed Bylaws of PubCo could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the PubCo Board and in the policies formulated by the PubCo Board and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

The Proposed Charter provides that subject to the rights of holders of any series of Preferred Stock to elect directors, the PubCo Board is divided into three classes, designated Class I, Class II and Class III, with each class being nearly as possible to one third of the total number of directors constituting the entire PubCo Board. Terms for directors are generally three years.

PubCo is expected to be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	the PubCo Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by the PubCo Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Exclusive Forum for Certain Lawsuits

The Proposed Charter provides that unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (3) any action arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Special meeting of stockholders

Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chair of the PubCo Board, (ii) the Chief Executive Officer, (iii) the PubCo Board or (iv) by the Secretary following receipt of written demand from stockholders holding, at least 25% of the voting power of the outstanding shares of the corporation.

Stockholder Action by Written Consent

The Proposed Bylaws permit our stockholders to act by written consent.

Advance notice requirements for stockholder proposals and director nominations

The Proposed Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing, as well as additional information.

These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued Common Stock and Preferred Stock is available for future issuances without stockholder approval, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

SECURITIES ACT RESTRICTIONS ON RESALE OF PUBCO SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted PubCo Common Stock or PubCo Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of PubCo at the time of, or at any time during the three months preceding, a sale and (ii) PubCo is subject to the Exchange Act periodic reporting requirements for at least three months before the sale, has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as PubCo was required to file reports) preceding the sale, and has submitted electronically every interactive data file required to be submitted pursuant to Rule 405 of the Securities Act during the 12 months (or such shorter period as PubCo was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of PubCo Common Stock or PubCo Warrants for at least six months but who are affiliates of PubCo at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of PubCo Common Stock then outstanding; or

●	the average weekly reported trading volume of PubCo Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of PubCo under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about PubCo.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the Sponsor will be able to sell their Founder Shares and Private Placement Warrants, as applicable, pursuant to Rule 144 without registration once Rule 144 becomes available for resale of PubCo, subject to the provisions of the Sponsor Support Agreement.

BCAR anticipates that following the consummation of the Business Combination, PubCo will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals

The Proposed Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders. The Proposed Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (a) specified in the notice of such meeting (or any supplement or amendment thereto) given by or at the direction of the PubCo Board or any committee thereof, (b) otherwise properly brought before such meeting by or at the direction of the PubCo Board or any committee thereof, or (c) otherwise properly brought before such meeting by a stockholder who (A) (1) was a record owner of shares of PubCo both at the time of giving the notice and at the time of the meeting, (2) is entitled to vote at such meeting, and (3) has complied with notice procedures specified in the Proposed Bylaws in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. To be timely for PubCo’s annual meeting of stockholders, a stockholder’s notice must be delivered to PubCo’s secretary at PubCo’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting.

In the event that no annual meeting was held in the previous year or PubCo holds its annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of a preceding year’s annual meeting, to be timely, notice of a stockholder proposal must be delivered not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

Notice of a nomination or proposal must be delivered to PubCo no later than the 10th day following the earlier of the day on which such notice of the date of such meeting was mailed and the day the public disclosure of the date of the annual meeting is made. Nominations and proposals also must satisfy other requirements set forth in the Proposed Bylaws.

Under Rule 14a-8 of the Exchange Act, a stockholder proposal (other than nominations) to be included in the proxy statement and proxy card for the annual general meeting pursuant to Rule 14a-8 must be received at PubCo’s principal office at a reasonable time before PubCo begins to print and send its proxy materials and must comply with Rule 14a-8.

A stockholder will update and supplement its notice to PubCo’s secretary, if necessary, so that the information provided or required to be provided in such notice as described above will be true and correct as of the record date for notice of the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement will be delivered to, or mailed and received by, PubCo’s secretary not later than five business days after the record date for stockholders entitled to vote at the meeting ‘(in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

Stockholder Director Nominees

The Proposed Bylaws permit stockholders to nominate directors for election at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) of stockholders, subject to the provisions of the Proposed Charter. To nominate a director, the stockholder must provide the information required by the Proposed Bylaws. In addition, the stockholder must give timely notice to PubCo’s secretary in accordance with the Proposed Bylaws, which, in general, require that the notice be received by PubCo’s secretary within the time periods described above under the section “— Stockholder Proposals”.

SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with the BCAR Board, any committee chairperson or the non-management directors as a group by writing to the BCAR Board or committee chairperson in care of D. Boral ARC Acquisition I Corp., 10 East 53rd Street, Suite 3001, New York, NY 10022. Following the Closing, such communications should be sent to Exascale Labs Inc., at 500 Seventh Avenue, 14th Floor, New York, NY 10018. Each communication will be forwarded, depending on the subject matter, to the PubCo Board, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

Loeb & Loeb LLP will pass upon the validity of the securities of PubCo to be issued in connection with the Business Combination.

OTHER MATTERS

As of the date of this proxy statement/prospectus, the BCAR Board does not know of any matters that will be presented for consideration at the Extraordinary General Meeting other than as described in this proxy statement/prospectus. If any other matters properly come before the Extraordinary General Meeting, or any adjournment or postponement thereof, and are voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals that it names as proxies to vote the shares represented by the proxy as to any of these matters.

EXPERTS

The financial statements of D. Boral ARC Merger Corporation as of December 31, 2025 and for the period from December 19, 2025 (inception) through December 31, 2025 included in this proxy statement/prospectus have been so included in reliance on the reports of Guangdong Prouden CPAs GP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding D. Boral ARC Merger Corporation’s ability to continue as a going concern.

The financial statements of D. Boral ARC Acquisition I Corp. as of December 31, 2025 and for the period from March 20, 2025 (inception) through December 31, 2025 included in this proxy statement/prospectus have been so included in reliance on the reports of Guangdong Prouden CPAs GP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding D. Boral ARC Acquisition I Corp.’s ability to continue as a going concern.

The financial statements of Exascale Labs Inc. as of June 30, 2024 and 2025, and for each of the years in the two-year period ended June 30, 2025, included in this proxy statement/prospectus, have been included in reliance on the report of HTL International, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding Exascale Labs Inc.’s ability to continue as a going concern.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, BCAR and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of BCAR’s annual report to shareholders and BCAR’s proxy statement. Upon written or oral request, BCAR will deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that BCAR deliver single copies of such documents in the future. Shareholders receiving multiple copies of such documents may request that BCAR deliver single copies of such documents in the future. Shareholders may notify BCAR of their requests by calling or writing BCAR at its principal executive offices at

ENFORCEABILITY OF CIVIL LIABILITY

BCAR is a British Virgin Islands business company. If BCAR does not change its jurisdiction of incorporation from the British Virgin Islands to Delaware by effecting the Domestication Merger, you may have difficulty serving legal process within the United States upon BCAR. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against BCAR in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is doubt that the courts of the British Virgin Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. However, BCAR may be served with process in the United States with respect to actions against BCAR arising out of or in connection with violation of U.S. federal securities laws relating to offers and sales of BCAR’s securities by serving BCAR’s U.S. agent irrevocably appointed for that purpose.

WHERE YOU CAN FIND MORE INFORMATION

BCAR has filed a registration statement on Form S-4 to register the issuance and resale of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

Information and statements contained in this proxy statement/prospectus or any Annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other Annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

All information contained in this proxy statement/prospectus relating to BCAR has been supplied by BCAR, and all such information relating to Exascale has been supplied by Exascale, respectively. Information provided by one another does not constitute any representation, estimate or projection of the other.

This document is a (i) prospectus of PubCo with respect to the PubCo Common Stock and PubCo Warrants to be issued to BCAR shareholders and warrant holders and Exascale Securityholders if the Business Combination described herein is consummated and (ii) proxy statement of BCAR for the Extraordinary General Meeting. BCAR and Exascale have not authorized anyone to give any information or make any representation about the Business Combination, BCAR or Exascale that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

If you would like additional copies of this proxy statement/prospectus, or if you have questions about the business combination, you should contact via phone or in writing:

D. Boral ARC Acquisition I Corp.
10 East 53rd Street, Suite 3001

New York, NY 10022

Tel. No. (332) 266-7344

Attention: David Boral, Chief Executive Officer

E-mail: dboral@dboralcapital.com

You may also obtain these documents by requesting them in writing or by telephone from BCAR’s proxy solicitation agent at the following address and telephone number:

Advantage Proxy Inc.
PO Box 10904, Yakima, WA 98909
Toll-Free 877-870-8565, or collect at 206-870-8565
Email: KSmith@advantageproxy.com

If you are a shareholder of BCAR and would like to request documents, please do so no later than five business days before the Extraordinary General Meeting in order to receive them before the Extraordinary General Meeting. If you request any documents from BCAR, BCAR will mail them to you by first class mail, or another equally prompt means. Information and statements contained in this proxy statement/prospectus or any Annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other Annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, which includes exhibits incorporated by reference from other documents that are not included with this proxy statement/prospectus.

INDEX TO FINANCIAL STATEMENTS

Financial Statements of D. Boral ARC Merger Corporation

Page(s)
Audited Financial Statements of D. Boral ARC Merger Corporation as of December 31, 2025 and For the Period from December 19, 2025 (inception) through December 31, 2025
Report of Independent Registered Public Accounting Firm (PCAOB ID No: 7254)	F-3
Audited Financial Statements:
Balance Sheet as of December 31, 2025	F-4
Statement of Operations for the period from December 19, 2025 (inception) through December 31, 2025	F-5
Statement of Changes in Stockholders’ Deficit for the period from December 19, 2025 (inception) through December 31, 2025	F-6
Statement of Cash Flows for the period from December 19, 2025 (inception) through December 31, 2025	F-7
Notes to the Financial Statements	F-8 – F-11

Financial Statements of D. Boral ARC Acquisition I Corp.

Audited Consolidated Financial Statements of D. Boral ARC Acquisition I Corp. as of December 31, 2025 and For the Period from March 20, 2025 (inception) through December 31, 2025
Report of Independent Registered Public Accounting Firm (PCAOB ID #7254)	F-20
Financial Statements:
Consolidated Balance Sheet as of December 31, 2025	F-21
Consolidated Statements of Operations for the period from March 20, 2025 (inception) through December 31, 2025	F-22
Consolidated Statements of Changes in Stockholders’ Deficit for the period from March 20, 2025 (inception) through December 31, 2025	F-23
Consolidated Statements of Cash Flows for the period from March 20, 2025 (inception) through December 31, 2025	F-24
Notes to the Consolidated Financial Statements	F-25 – F-41

Unaudited Consolidated Financial Statements of D. Boral ARC Acquisition I Corp. as of March 31, 2026 and For the Period ended March 31, 2026
Consolidated Condensed Balance Sheets as of March 31, 2026 (unaudited) and December 31, 2025	F-42
Consolidated Condensed Statements of Operations for the three months ended March 31, 2026 and for the period from March 20, 2025 (inception) through March 31, 2025	F-43
Consolidated Condensed Statements of Changes in Shareholders’ Equity (Deficit) for the three months ended March 31, 2026 and for the period from March 20, 2025 (inception) through March 31, 2025	F-44
Consolidated Condensed Statements of Cash Flows for the three months ended March 31, 2026 and for the period from March 20, 2025 (inception) through March 31, 2025	F-45
Notes to Financial Statements (Unaudited)	F-46 – F-60

Financial Statements of Exascale Labs Inc.

Unaudited Condensed Consolidated Financial Statements of Exascale Labs Inc.:
Condensed Consolidated Balance Sheets as of June 30, 2025 and March 31, 2026 (unaudited)	F-87
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three and Nine Months ended March 31, 2025 and 2026	F-88
Unaudited Condensed Consolidated Statements of Change in Shareholders’ Deficit for the Three and Nine Months ended March 31, 2025 and 2026	F-89
Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months ended March 31, 2025 and 2026	F-90
Notes to Unaudited Condensed Consolidated Financial Statements	F-91 – F-113

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
D. Boral ARC Merger Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of D. Boral ARC Merger Corporation (the “Company”) as of December 31, 2025, the related statements of operations, change in shareholders’ equity and cash flows for the period from December 19, 2025 (inception) through December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and the results of its operations and its cash flows for the period from December 19, 2025 (inception) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company is the surviving company in connection with a contemplated business combination between the Parent and a target company, which has no principal operations or revenue producing activities. The Company lacks the capital resources it needs to fund its operations for a reasonable period of time, which is generally considered to be one year from the issuance of the financial statements. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Guangdong Prouden CPAs GP

Guangdong Prouden CPAs GP

We have served as the Company’s auditor since 2026.

Guangzhou, China

February 11, 2026

PCAOB ID NO. 7254

D. BORAL ARC MERGER CORPORATION

BALANCE SHEET

December 31, 2025
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$590
Total current liabilities	590

Total liabilities	590

Stockholders’ Deficit
Common stock, $0.0001 par value; 100 shares authorized; 100 shares issued and outstanding	-
Additional paid-in capital	100
Accumulated deficit	(590)
Subscription fee receivable	(100)
Total Stockholders’ Deficit	(590)
Total Liabilities and Stockholders’ Deficit	$-

The accompanying notes are an integral part of these audited financial statements.

D. BORAL ARC MERGER CORPORATION

STATEMENT OF OPERATIONS

For the Period from December 19, 2025 (Inception) Through December 31, 2025
Formation costs	$(590)
Loss from operations	(590)

Loss before provision for income taxes:	(590)
Provision for income taxes	-
Net Loss	$(590)

Weighted average shares outstanding of common stock	100
Basic and diluted net loss per share	(5.90)

The accompanying notes are an integral part of these audited financial statements.

D. BORAL ARC MERGER CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

			Additional			Total
	Common Stock		Paid in	Accumulated	Subscription	Stockholders’
	Shares	Amount	Capital	Deficit	Receivable	Deficit
Balance – December 19, 2025	-	$-	$-	$-	-	$-
Common stock issued to initial shareholder for subscription fee	100	-	100	-	(100)	-
Net loss	-	-	-	(590)	-	(590)
Balance – December 31, 2025	100	$-	$100	$(590)	(100)	$(590)

The accompanying notes are an integral part of these audited financial statements.

D. BORAL ARC MERGER CORPORATION

STATEMENT OF CASH FLOWS

For the Period from December 19, 2025 (inception) through December 31, 2025
Cash flow from operating activities:
Net loss	$590

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued expenses	590
Net cash used in operating activities	-

Cash flows from investing activities:
Net cash used in investing activities	-

Cash flow from financing activities:
Net cash provided by financing activities	-

Net change in cash	-
Cash at the beginning of the period	-
Cash at the end of the period	$-

Supplemental disclosure of non-cash financing activities:
Common stock issued to initial shareholder for subscription fee	$100

The accompanying notes are an integral part of these audited financial statements.

D. BORAL ARC MERGER CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Business Operations

D. Boral ARC Merger Corporation (the “Company” or “PubCo”) is a Delaware company formed by D. Boral ARC Acquisition I Corp. (the “Parent” or “BCAR”) on December 19, 2025 (inception). The Company has adopted a fiscal year-end of December 31. The Company is authorized to issue 100 shares of Common Stock of par value $0.0001 each share. The Company was formed to be the surviving company in connection with a contemplated business combination between the Parent and a target company. The Company has no principal operations or revenue producing activities.

Going Concern

The Company was formed by the Parent. The Parent has until February 1, 2027 to complete its initial business combination (unless further extended). If the Parent is unable to complete the initial business combination by February 1, 2027, the Parent must cease all operations and dissolve and liquidate (unless further extended).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. If the Parent is unable to raise additional funds to alleviate liquidity needs as well as complete a business combination by close of February 1, 2027 (unless further extended), then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. The financial statements as of December 31, 2025 and for the period from December 19, 2025 (inception) through December 31, 2025 respectively, are audited. In the opinion of management, the financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

Our future results of operations involve a number of risks and uncertainties. Factors that could affect our business or future results and cause actual results to vary materially from historical results include our ability to execute our acquisition strategy.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2025 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be immaterial for the period from December 19, 2025 (inception) through December 31, 2025.

Loss Per Share

The Company computes basic loss per share (“EPS”) by dividing net loss by the weighted average number of common stock shares outstanding for the reporting period. Diluted earnings per share is calculated by dividing net loss by the weighted average number of common stock shares equivalents outstanding. During the periods when there are anti-dilutive, common stock share equivalents, if any, are not considered in the computation. As of December 31, 2025 there were no anti-dilutive common stock shares or common stock share equivalents outstanding.

Fair Value of Financial Instruments

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, requiring public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280 on an interim and annual basis. The Company adopted ASU 2023-07 since inception. Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

Note 3 — Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as directors (“CODM”), who review the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, formation and operational costs which includes the accompanying statement of operations.

The key measures of segment profit or loss reviewed by our CODM is formation and operational costs. Formation and operational costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews formation and operational costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Note 4 — Business Combination

On January 11, 2026, D. Boral ARC Acquisition I Corp. (“BCAR” or the “Company”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of BCAR, and Exascale Labs Inc., a Delaware corporation (“Exascale”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) BCAR will reincorporate in the State of Delaware by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, Merger Sub will be merged with and into Exascale, resulting in Exascale being a wholly owned subsidiary of PubCo (the “Acquisition Merger” and together with the Reincorporation Merger, the “Business Combination”).

The aggregate consideration for the Acquisition Merger is $500,000,000 (the “Merger Consideration”), payable in the form of 50,000,000 newly issued shares of common stock of PubCo valued at $10.00 per share to Exascale and its shareholders. At the closing of the Acquisition Merger (the “Closing”), the issued and outstanding shares in Exascale held by the former Exascale shareholders will be cancelled and cease to exist as follows:

●	Each issued and outstanding share of Exascale Class B common stock shall be cancelled and converted into the right to receive a number of shares of PubCo Class B common stock (the “PubCo Class B Shares”) equal to the quotient obtained by dividing (a) the quotient equal to the Merger Consideration divided by the fully diluted Exascale capitalization (the “Per Share Merger Consideration”) by (b) Ten Dollars ($10.00), with each such PubCo Class B Share having twenty (20) votes per share; and

●	Each issued and outstanding share of Exascale Class A common stock shall be cancelled and converted into the right to receive a number of shares of PubCo Class A common stock (the “PubCo Class A Shares”) equal to the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) Ten Dollars ($10.00), with each such PubCo Class A Share having one (1) vote per share.

Note 5 — Share Capital

The Company is authorized to issue 100 shares of Common Stock of par value $0.0001 each share. Holders of the Company’s common stock are entitled to one vote for each share. On December 19, 2025, the Company issued 100 shares of common stock to its Parent D. Boral ARC Acquisition I Corp., at a purchase price of $1.00 per share, or an aggregate purchase price of $100. The subscription fee was not received yet as of December 31, 2025.

Note 6 — Subsequent Events

In preparing the financial statements, the Company considered disclosures of events occurring after December 31, 2025, until the issuance of the financial statements. Based on this review, the Company identified the following subsequent event.

On January 11, 2026, D. Boral ARC Acquisition I Corp. (“BCAR” or the “Company”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of BCAR, and Exascale Labs Inc., a Delaware corporation (“Exascale”).

D. BORAL ARC MERGER CORPORATION

BALANCE SHEETs

	December 31, 2025	March 31, 2026
	(Audited)	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$590	$590
Amount due to related party	-	10,000
Total current liabilities	590	10,590

Total liabilities	590	10,590

Stockholders’ Deficit
Common stock, $0.0001 par value; 100 shares authorized; 100 shares issued and outstanding	-	-
Additional paid-in capital	100	100
Accumulated deficit	(590)	(10,590)
Subscription receivable	(100)	(100)
Total Stockholders’ Deficit	(590)	(10,590)
Total Liabilities and Stockholders’ Deficit	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

D. BORAL ARC MERGER CORPORATION

STATEMENT OF OPERATIONS
(UNAUDITED)

For the Three Months Ended March 31, 2026
Formation and operating costs	$(10,000)
Loss from operations	(10,000)

Loss before provision for income taxes:	(10,000)
Provision for income taxes	-
Net Loss	$(10,000)

Weighted average shares outstanding of common stock	100
Basic and diluted net loss per share	(100.00)

The accompanying notes are an integral part of these unaudited financial statements.

D. BORAL ARC MERGER CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)

			Additional			Total
	Common Stock		Paid in	Accumulated	Subscription	Stockholders’
	Shares	Amount	Capital	Deficit	Receivable	Deficit
Balance – December 31, 2025	100	$-	$100	$(590)	(100)	$(590)
Net loss	-	-	-	(10,000)	-	(10,000)
Balance – December 31, 2025	100	$-	$100	$(10,590)	(100)	$(10,590)

The accompanying notes are an integral part of these unaudited financial statements.

D. BORAL ARC MERGER CORPORATION

STATEMENT OF CASH FLOWS
(UNAUDITED)

For the Three Months Ended March 31, 2026
Cash flow from operating activities:
Net loss	$(10,000)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Payment of expenses through related party	10,000
Net cash used in operating activities	-

Cash flows from investing activities:
Net cash used in investing activities	-

Cash flow from financing activities:
Net cash provided by financing activities	-

Net change in cash	-
Cash at the beginning of the period	-
Cash at the end of the period	$-

The accompanying notes are an integral part of these unaudited financial statements.

D. BORAL ARC MERGER CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Business Operations

D. Boral ARC Merger Corporation (the “Company” or “PubCo”) is a Delaware company formed by D. Boral ARC Acquisition I Corp. (the “Parent” or “BCAR”) on December 19, 2025 (inception). The Company has adopted a fiscal year-end of December 31. The Company is authorized to issue 100 shares of Common Stock of par value $0.0001 each share. The Company was formed to be the surviving company in connection with a contemplated business combination between the Parent and a target company. The Company has no principal operations or revenue producing activities.

Going Concern

The Company was formed by the Parent. The Parent has until February 1, 2027 to complete its initial business combination (unless further extended). If the Parent is unable to complete the initial business combination by February 1, 2027, the Parent must cease all operations and dissolve and liquidate (unless further extended).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. If the Parent is unable to raise additional funds to alleviate liquidity needs as well as complete a business combination by close of February 1, 2027 (unless further extended), then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. The financial statements as of March 31, 2026 and for the three months ended March 31, 2026 respectively, are un audited. In the opinion of management, the financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Risk and Uncertainties

Our future results of operations involve a number of risks and uncertainties. Factors that could affect our business or future results and cause actual results to vary materially from historical results include our ability to execute our acquisition strategy.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2025 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be immaterial for the three months ended March 31, 2026.

Loss Per Share

The Company computes basic loss per share (“EPS”) by dividing net loss by the weighted average number of common stock shares outstanding for the reporting period. Diluted earnings per share is calculated by dividing net loss by the weighted average number of common stock shares equivalents outstanding. During the periods when there are anti-dilutive, common stock share equivalents, if any, are not considered in the computation. As of March 31, 2026 there were no anti-dilutive common stock shares or common stock share equivalents outstanding.

Fair Value of Financial Instruments

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, requiring public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280 on an interim and annual basis. The Company adopted ASU 2023-07 since inception. Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

Note 3 — Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as directors (“CODM”), who review the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, formation and operational costs which includes the accompanying statement of operations.

The key measures of segment profit or loss reviewed by our CODM is formation and operational costs. Formation and operational costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews formation and operational costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Note 4 — Business Combination

On January 11, 2026, D. Boral ARC Acquisition I Corp. (“BCAR” or the “Company”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of BCAR, and Exascale Labs Inc., a Delaware corporation (“Exascale”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) BCAR will reincorporate in the State of Delaware by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, Merger Sub will be merged with and into Exascale, resulting in Exascale being a wholly owned subsidiary of PubCo (the “Acquisition Merger” and together with the Reincorporation Merger, the “Business Combination”).

The aggregate consideration for the Acquisition Merger is $500,000,000 (the “Merger Consideration”), payable in the form of 50,000,000 newly issued shares of common stock of PubCo valued at $10.00 per share to Exascale and its shareholders. At the closing of the Acquisition Merger (the “Closing”), the issued and outstanding shares in Exascale held by the former Exascale shareholders will be cancelled and cease to exist as follows:

●	Each issued and outstanding share of Exascale Class B common stock shall be cancelled and converted into the right to receive a number of shares of PubCo Class B common stock (the “PubCo Class B Shares”) equal to the quotient obtained by dividing (a) the quotient equal to the Merger Consideration divided by the fully diluted Exascale capitalization (the “Per Share Merger Consideration”) by (b) Ten Dollars ($10.00), with each such PubCo Class B Share having twenty (20) votes per share; and

●	Each issued and outstanding share of Exascale Class A common stock shall be cancelled and converted into the right to receive a number of shares of PubCo Class A common stock (the “PubCo Class A Shares”) equal to the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) Ten Dollars ($10.00), with each such PubCo Class A Share having one (1) vote per share.

Note 5 — Share Capital

The Company is authorized to issue 100 shares of Common Stock of par value $0.0001 each share. Holders of the Company’s common stock are entitled to one vote for each share. On December 19, 2025, the Company issued 100 shares of common stock to its Parent D. Boral ARC Acquisition I Corp., at a purchase price of $1.00 per share, or an aggregate purchase price of $100. The subscription fee was not received yet as of March 31, 2026.

Note 6 — Subsequent Events

In preparing the financial statements, the Company considered disclosures of events occurring after March 31, 2026, until the issuance of the financial statements. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

D. Boral ARC Acquisition I Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of D. Boral ARC Acquisition I Corp. (the “Company”) as of December 31, 2025, the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the period from March 20, 2025 (Inception) through December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from March 20, 2025 (Inception) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company is a blank check company that was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans and the Company’s business plan is dependent on the completion of a business combination within the Combination period and if not completed will cease all operations except for the purpose of liquidating. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Guangdong Prouden CPAs GP

Guangdong Prouden CPAs GP

We have served as the Company’s auditor since 2025.

Guangzhou, China

March 13, 2026

PCAOB ID NO. 7254

D. Boral ARC Acquisition I Corp.

Consolidated BALANCE SHEETs

December 31, 2025
ASSETS
Current Assets
Cash	$420,340
Prepaid expenses	203,134
Total Current Assets	623,474

Cash held in trust account	284,776,628

Total Assets	$285,400,102

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$37,611
Total Current Liabilities	37,611

Total Liabilities	37,611

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 500,000,000 shares authorized; 28,000,000 shares issued and outstanding, at redemption value of $10.17	284,776,628

Shareholders’ Equity
Preferred shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,200,000 issued and outstanding (excluding 28,000,000 shares subject to redemption)	120
Class B ordinary Shares, $0.0001 par value; 50,000,000 shares authorized; 12,000,000 issued and outstanding	1,200
Additional paid-in capital	-
Retained earnings	584,543
Total Shareholders’ Equity	585,863
Total Liabilities and Shareholders’ Equity	$285,400,102

The accompanying notes are an integral part of these consolidated financial statements

D. Boral ARC Acquisition I Corp.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Period from March 20, 2025 (Inception) through December 31, 2025
Formation and operating costs	$(320,658)
Loss from Operations	(320,658)

Other Income
Interest income on trust account	4,776,628
Net Income	$4,455,970

Weighted average shares outstanding of Class A ordinary shares	15,393,007
Basic and diluted net income per ordinary share	$0.16
Weighted average shares outstanding of Class B ordinary share	11,935,190
Basic and diluted net income per ordinary share	$0.16

The accompanying notes are an integral part of these consolidated financial statements

D. Boral ARC Acquisition I Corp.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE PERIOD FROM MARCH 20, 2025 (INCEPTION) THROUGH December 31, 2025

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid-In	Retained	Subscription	Total Shareholder’s
	Shares	Amount	Shares	Amount	Capital	Earnings	Receivable	Equity
Balance – March 20, 2025 (inception)	-	$-	-	$-	$-	$-	$-	$-
Class B ordinary shares issued to Sponsor	-	-	12,321,429	1,232	23,768	-	-	25,000
Sale of Private Units, net of issuance costs	200,000	20	-	-	1,971,400	-	-	1,971,420
Issuance of Public Warrants, net of issuance costs	-	-	-	-	8,913,405	-	-	8,913,405
Issuance of Representative Shares	1,000,000	100	-	-	2,419,300	-	-	2,419,400
Accretion in value of Class A ordinary shares	-	-	-	-	(14,233,074)	(4,301,388)	-	(18,534,462)
reverse over-allotment option liability	-	-	-	-	860,414	429,961	-	1,290,375
Forfeiture of founder shares	-	-	(321,429)	(32)	32	-	-	-
Adjustment of accrued offering costs	-	-	-	-	44,755	-	-	44,755
Net income	-	-	-	-	-	4,455,970	-	4,455,970
Balance – December 31, 2025	1,200,000	$120	12,000,000	$1,200	$-	$584,543	$-	$585,863

The accompanying notes are an integral part of these consolidated financial statements

D. Boral ARC Acquisition I Corp.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the period from March 20, 2025 (inception) through December 31, 2025
Cash flows from operating activities:
Net income	$4,455,970
Adjustments to reconcile net income to net cash used in operating activities:
Interest income on trust account	(4,776,628)
Payment of expenses through promissory note – related party	41,420
Changes in operating assets and liabilities:
Prepaid expenses	(203,134)
Accrued expenses	37,611
Net cash used in operating activities	(444,761)

Cash flows from investing activities:
Investment of cash in Trust Account	(280,000,000)
Net cash provided by investing activities	(280,000,000)

Cash flows from financing activities:
Proceeds from issuance of Class B ordinary shares to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discount paid	280,000,000
Proceeds from sale of private placement units	2,000,000
Repayment of promissory note	(225,461)
Payment of offering costs	(934,438)
Net cash used in financing activities	280,865,101

Net change in cash	420,340
Cash at the beginning of the period	-
Cash at the end of the period	$420,340

Supplemental disclosure of non-cash investing and financing activities:
Forfeiture of founder shares	$32
Re-measurement of ordinary shares subject to redemption	$4,776,628
Issuance of representative shares	$2,419,400

The accompanying notes are an integral part of these consolidated financial statements

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS

D. BORAL ARC ACQUISITION I CORP. (the “Company”) is a blank check company incorporated in the British Virgin Islands on March 20, 2025. The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, the Company intends to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business.

At December 31, 2025, the Company had not yet commenced any operations. All activity through December 31, 2025 related to the Company’s formation and the Initial Public Offering (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsor is MFH 1, LLC (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on July 30, 2025. On August 1, 2025, the Company consummated its Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the Class A Ordinary Shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250,000,000 (the “Initial Public Offering”). The Company granted the underwriter a 45-day option to purchase up to an additional 3,750,000 Units at the Initial Public Offering price to cover over-allotments, if any.

Simultaneously with the consummation of the closing of the Offering, the Company consummated the private placement of an aggregate of 200,000 units (the “Placement Units”) to the Sponsor at a price of $10.00 per Unit, generating gross proceeds of $2,000,000 (the “Private Placement”). (see Note 4).

Transaction costs amounted to $3,582,634, consisting of $2,419,400 of the Representative Shares (discussed in the below) and $1,163,234 of other offering costs.

In conjunction with the IPO, the Company issued to the underwriter 1,000,000 Class A ordinary shares for no consideration (the “Representative Shares”). The fair value of the Representative Shares accounted for as compensation under Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation” (“ASC 718”) is included in the offering costs. The estimated fair value of the Representative Shares as of the IPO date totaled $2,419,400.

Following the closing of the Initial Public Offering on August 1, 2025, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and a portion of the proceeds from the sale of the Placement Units was placed in a trust account (the “Trust Account”), located in the United States and held as cash items and will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, that invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company hold investments in the trust account, the Company may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS (Continued)

On August 11, 2025, the underwriters of the IPO notified the Company of their partial exercise of the over-allotment option and purchased 3,000,000 additional units (the “Option Units”) at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $30,000,000. The over-allotment option closed on August 13, 2025.

On September 9, 2025, the Underwriters advised the Company that it has elected not to exercise the remaining over-allotment option and thereby forfeit the option. As a result, on September 9, 2025, the Company cancelled a total of 321,429 of the Company’s founder shares, issued to MFH 1, LLC thereby reducing the sponsor’s total shares to 12,000,000, which was effective from August 1, 2025.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the initial business combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of how they vote for the Business Combination.

The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. These ordinary shares was recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

The sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with the completion of our initial business combination; (ii) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association; (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if the Company fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the Company fail to complete our initial business combination within the prescribed time frame and to liquidating distributions from assets outside the trust account; and (iv) vote any founder shares and private shares held by them and any public shares they may purchase (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction).

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS (Continued)

The Company will have until 18 months from the closing of the Initial Public Offering, with one (1) three-month extension at the option of the sponsor (as may be extended by shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which the Company must consummate our initial business combination) or until such earlier liquidation date as our board of directors may approve, to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under British Virgin Islands law to provide for claims of creditors and the requirements of other applicable law.

The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us (except for the Company’s independent auditors), or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked our sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and the Company believe that our sponsor’s only assets are securities of our company. Therefore, the Company cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, the Company may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

On January 11, 2026, D. Boral ARC Acquisition I Corp. (“BCAR” or the “Company”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of BCAR, and Exascale Labs Inc., a Delaware corporation (“Exascale”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) BCAR will reincorporate in the State of Delaware by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, Merger Sub will be merged with and into Exascale, resulting in Exascale being a wholly owned subsidiary of PubCo (the “Acquisition Merger” and together with the Reincorporation Merger, the “Business Combination”).

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS (Continued)

The aggregate consideration for the Acquisition Merger is $500,000,000 (the “Merger Consideration”), payable in the form of 50,000,000 newly issued shares of common stock of PubCo valued at $10.00 per share to Exascale and its shareholders. At the closing of the Acquisition Merger (the “Closing”), the issued and outstanding shares in Exascale held by the former Exascale shareholders will be cancelled and cease to exist as follows:

●	Each issued and outstanding share of Exascale Class B common stock shall be cancelled and converted into the right to receive a number of shares of PubCo Class B common stock (the “PubCo Class B Shares”) equal to the quotient obtained by dividing (a) the quotient equal to the Merger Consideration divided by the fully diluted Exascale capitalization (the “Per Share Merger Consideration”) by (b) Ten Dollars ($10.00), with each such PubCo Class B Share having twenty (20) votes per share; and

●	Each issued and outstanding share of Exascale Class A common stock shall be cancelled and converted into the right to receive a number of shares of PubCo Class A common stock (the “PubCo Class A Shares”) equal to the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) Ten Dollars ($10.00), with each such PubCo Class A Share having one (1) vote per share.

Liquidity, Capital Resources and Going Concern Consideration

As of December 31, 2025, the Company had $420,340 of cash in its operating bank account and working capital of $585,863.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on the Company’s behalf in exchange for issuance of Founder Shares (as defined in Note 4), and loan from the Sponsor of $225,461 under the Note (as defined in Note 4). On August 1, 2025, the Company has repaid $225,461 under the promissory note. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 4). As of December 31, 2025, there were no amounts outstanding under any Working Capital Loan.

The Company expects to incur significant costs in pursuit of its acquisition plans and will not generate any operating revenues until after the completion of its initial business combination. In addition, the Company expects to have negative cash flows from operations as it pursues an initial business combination target. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” the Company does not currently have adequate liquidity to sustain operations, which consist solely of pursuing a Business Combination.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS (Continued)

The Company may raise additional capital through loans or additional investments from the Sponsor or its shareholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may, but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs.

As is customary for a special purpose acquisition company, if the Company is not able to consummate a Business Combination during the Combination Period, it will cease all operations and redeem the Public Shares. Management plans to continue its efforts to consummate a Business Combination during the Combination Period.

While the Company expects to have access to additional sources of capital if necessary, there is no current commitment on the part of any financing source to provide additional capital and no assurances can be provided that such additional capital will ultimately be available. The liquidity condition and mandatory liquidation raise substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate. There is no assurance that the Company’s plans to raise additional capital (to the extent ultimately necessary) or to consummate a Business Combination will be successful or successful within the Combination Period. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Certain information and note disclosures normally included in the annual consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. The consolidated financial statements as of December 31, 2025 and for period from March 20, 2025 (inception) through December 31, 2025 are audited. In the opinion of management, the consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to provide a fair statement of the results for the periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company had $420,340 in cash as of December 31, 2025 The Company had no cash equivalents as of December 31, 2025.

Cash Held in Trust Account

The Company had $284,776,628 of cash in the trust account held in an interest bearing demand deposit account as of December 31, 2025.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. Financial Accounting Standards Board (“FASB”) ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Public Units between Class A ordinary shares and warrants based on their relative fair values. Offering costs allocated to the Class A ordinary shares subject to possible redemption were charged to temporary equity, and offering costs allocated to the warrants included in the Public Units and Private Units were charged to shareholder’s equity as the warrants, after management’s evaluation, were accounted for under equity treatment. As of August 1, 2025, the Company had offering costs of $3,582,634, consisting of $2,419,400 of the Representative Shares (as discussed in Note 1) and $1,163,234 of other offering costs. Approximately $143,775 of such costs were allocated to the Public Warrants and the Private Placement Units and the remainder, approximately $3,438,859 was allocated to Class A ordinary shares subject to redemption. As of December 31, 2025, the Company had offering costs of $3,582,634.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the consolidated financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the British Virgin Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2025 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is considered to be an exempted British Virgin Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States. As such, the provision for income taxes was deemed to be de minimis for the period from March 20, 2025 (inception) to December 31, 2025.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed to the contingently redeemable shares and was accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the Initial Public Offering.

Warrant Instruments

We account for Warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to a company’s common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of a company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of Warrant issuance and as of each subsequent quarterly period end date while the instruments are outstanding. Upon review of the Warrant Agreement, Management concluded that the public warrants and private warrants issued pursuant to such warrant agreement qualify for equity accounting treatment. Following the closing of the Initial Public Offering on August 1, 2025 and underwriter’s exercise of over-allotment option on August 13, 2025, the Company accounted for the 14,000,000 public warrants and 100,000 private warrants issued under equity treatment at their assigned values.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Class A Ordinary Shares Subject to Possible Redemption

The public shares contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies public shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and Retained earnings. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. As of December 31, 2025, the 28,000,000 Class A ordinary shares subject to redemption reflected in the balance sheet are reconciled in the following table:

Gross proceeds from IPO, August 1, 2025	$280,000,000
Less:
Proceeds allocated to Public Warrants	(9,028,600)
Proceeds allocated to Over-allotment Option	(1,290,375)
Class A ordinary shares issuance costs	(3,438,859)
Plus:
Accretion of carrying value to redemption value	18,534,462
Class A ordinary shares subject to possible redemption, December 31, 2025	$284,776,628

Net Income per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share of ordinary shares is computed by dividing net income applicable to ordinary shareholders by the weighted average number of shares of ordinary shares outstanding during the period.

The Company has not considered the effect of the Warrants sold in the Offering and Private Placement to purchase an aggregate of 14,100,000 Class A ordinary shares in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method and are contingent on future events. As a result, diluted income per share of Class A ordinary shares is the same as basic income per share of ordinary shares for the period presented.

The Company has two classes of ordinary shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income are shared pro rata among the two classes of ordinary shares. Net income per share of ordinary shares is calculated by dividing the net income by the weighted average number of shares of ordinary shares outstanding during the respective period.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following tables reflect the net income per share after allocating income between the shares based on outstanding shares:

	For the Period from March 20, 2025 (Inception) through December 31, 2025
	Class A	Class B
Numerator:
Basic and diluted net income per share:
Allocation of income – basic and diluted	$2,509,890	$1,946,080

Denominator:
Basic and diluted weighted average share of ordinary shares:	15,393,007	11,935,190
Basic and diluted net income per share	$0.16	$0.16

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2025, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires the disclosure of additional segment information. ASU No. 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-07 as of the inception of the Company. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740): Improvements to Income Tax Disclosure (“ASU 2023-09”), which enhances the transparency and usefulness of income tax disclosures. ASU 2023-09 will be effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company adopted ASU 2023-09 as of the inception of the Company. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

NOTE 3. INITIAL PUBLIC OFFERING

On August 1, 2025, the Company consummated its Initial Public Offering of 25,000,000 Units, at $10.00 per Unit, generating gross proceeds of $250,000,000. The Company granted the underwriter a 45-day option to purchase up to an additional 3,750,000 Units at the Initial Public Offering price to cover over-allotments, if any. On August 11, 2025, the underwriters of the IPO notified the Company of their partial exercise of the over-allotment option and purchased 3,000,000 additional units (the “Option Units”) at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $30,000,000. On September 9, 2025, the Underwriters advised the Company that it has elected not to exercise the remaining over-allotment option and thereby forfeit the option. Each Unit consists of one Ordinary Share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 200,000 Private Units at a price of $10.00 per Placement Unit raising $2,000,000 in the aggregate.

The proceeds from the sale of the Private Units were added to the net proceeds from the Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Initial Public Offering, as described in Note 7. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 25, 2025, the Company issued an aggregate of 12,321,429 founder shares to the Sponsor for an aggregate purchase price of $25,000 in cash. The funds were received on May 27, 2025. Following the partial exercise of the over-allotment option on August 11, 2025, on September 9, 2025, the Underwriters advised the Company that it has elected not to exercise the remaining over-allotment option and thereby forfeit the option. As a result, on September 9, 2025, the Company cancelled a total of 321,429 founder shares. As of December 31, 2025, sponsor held a total of 12,000,000 founder shares and none was subject to forfeiture.

The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in the IPO, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) the founder shares are entitled to registration rights; (iii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (A) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with the completion of our initial business combination, (B) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (a) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (b) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, (C) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period and to liquidating distributions from assets outside the trust account and (D) vote any founder shares held by them and any public shares they may purchase (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), (iv) the founder shares are automatically convertible into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment as described herein and in our amended and restated memorandum and articles of association, and (v) prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside the British Virgin Islands (including any ordinary resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the British Virgin Islands).

With certain limited exceptions, the founder shares are not transferable, assignable or saleable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the completion of our initial business combination.

Promissory Note – Related Party

On March 20, 2025, the Sponsor issued an unsecured promissory note to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of $350,000, to be used for payment of costs related to the Proposed Offering. The note is non-interest bearing and payable on the earlier of (i) December 31, 2025 or (ii) the consummation of the Initial Public Offering. On August 1, 2025, the Company has repaid $225,461 under the promissory note with the Sponsor out of the $700,000 of offering proceeds that has been allocated for the payment of offering expenses.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 5. RELATED PARTY TRANSACTIONS (Continued)

Administrative Services Arrangement

An affiliate of our Sponsor has agreed, commencing from the date that the Company’s securities are first listed on Nasdaq, through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company our Sponsor certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. The Company has agreed to pay to the affiliate of our Sponsor, $20,000 per month, for up to 18 months, subject to extension to up to 21 months, for such administrative services. For the period from March 20, 2025 (inception) to December 31, 2025, $100,000 was charged to operations and no amounts were outstanding at December 31, 2025.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Up to $2,500,000 of such loans may be convertible into private units, at a price of $10.00 per unit, at the option of the applicable lender. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2025, no amounts under such loans have been drawn.

Representative Shares

On August 1, 2025, the Company issued 1,000,000 representative shares to D. Boral Capital, LLC and/or its designees (whether or not the over-allotment is exercised) as part of representative compensation (the “Representative Shares”). The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of the IPO pursuant to FINRA Rule 5110(e)(1). Pursuant to this FINRA lock-up, these securities cannot be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days from the commencement of sales of the Initial Public Offering except as permitted under FINRA Rule 5110(e)(2), including to any underwriter and selected dealer participating in the Initial Public Offering and their officers or partners, registered persons or affiliates. The Representative Shares have resale registration rights including two demand (one at the Company’s expense and one at D. Boral Capital, LLC’s expense) and unlimited “piggy-back” rights for periods of five and seven years, respectively, from the commencement of sales of the Initial Public Offering.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of the initial public offering, (ii) Private Units (including the component securities as well as any securities underlying those component securities), which was issued in a private placement simultaneously with the closing of the initial public offering and (iii) private units (including the component securities as well as any securities underlying those component securities) that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of our securities held by them and any other securities of the company acquired by them prior to the consummation of a Business Combination pursuant to a registration rights agreement to be signed prior to or on the effective date of the initial public offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination. The registration rights granted to the underwriter are limited to two demand (one at the Company’s expense and one at D. Boral Capital, LLC’s expense) and unlimited “piggy-back” rights for periods of five and seven years, respectively, from the commencement of sales of the Initial Public Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 6. COMMITMENTS AND CONTINGENCIES (Continued)

Underwriting Agreement

The Company has granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On August 11, 2025, the underwriters of the IPO notified the Company of their partial exercise of the over-allotment option and purchased 3,000,000 additional units (the “Option Units”) at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $30,000,000. On September 9, 2025, the Underwriters advised the Company that it has elected not to exercise the remaining over-allotment option and thereby forfeit the option.

The underwriters were not entitled to any cash underwriting fee at closing of the Initial Public Offering. The underwriters were entitled to 1,000,000 Representative Shares (whether or not the over-allotment is exercised) at closing of the Initial Public Offering. The underwriters will not be entitled to any deferred underwriting fee upon closing of the Business Combination.

NOTE 7. STOCKHOLDER’S EQUITY

Preference shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. On December 31, 2025, there were no preferred shares issued or outstanding.

Class A Ordinary shares — The Company is authorized to issue 500,000,000 ordinary shares with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. As a result of closing of the IPO and the partial exercise of the over-allotment option partial exercise of the over-allotment option, there were 1,200,000 Class A ordinary shares issued or outstanding, excluding 28,000,000 Class A ordinary shares subject to possible redemption.

Class B Ordinary shares — The Company is authorized to issue 50,000,000 ordinary shares with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. On March 25, 2025, the Company issued an aggregate of 12,321,429 ordinary shares to the Sponsor for an aggregate purchase price of $25,000 in cash, of which 1,607,143 shares held by the Sponsor are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full. Following the partial exercise of the over-allotment option on August 11, 2025 and cancellation 321,429 ordinary shares on September 9, 2025, on December 31, 2025, there were 12,000,000 ordinary shares issued and outstanding.

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment as provided herein. Because our sponsor acquired the Class B ordinary shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of the IPO, assuming no value is ascribed to the warrants included in the units. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts issued in the IPO and related to the closing of our initial business combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 30% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the completion of the IPO (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares that are included within the private units), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any units issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 7. STOCKHOLDER’S EQUITY (Continued)

Holders of record of the Company’s Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the amended and restated memorandum and articles of association or as required by the Companies Act or stock exchange rules, an ordinary resolution under British Virgin Islands law and the amended and restated memorandum and articles of association, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company is generally required to approve any matter voted on by the Company’s shareholders. Approval of certain actions require an ordinary resolution under British Virgin Islands law, which (except as specified below) requires the affirmative vote of in excess of 50 percent of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting, and pursuant to the Company’s amended and restated memorandum and articles of association, such actions include amending the amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following the Company’s initial Business Combination, the holders of more than 50% of the ordinary shares voted for the appointment of directors can elect all of the directors. Prior to the consummation of the initial Business Combination, only holders of the Class B ordinary shares will (i) have the right to vote on the appointment and removal of directors and (ii) be entitled to vote on continuing the Company in a jurisdiction outside the British Virgin Islands (including any ordinary resolution required to amend the constitutional documents or to adopt new constitutional documents, in each case, as a result of approving a transfer by way of continuation in a jurisdiction outside the British Virgin Islands). Holders of the Class A ordinary shares will not be entitled to vote on these matters during such time. These provisions of our amended and restated memorandum and articles of association may only be amended if approved by an ordinary resolution passed by the affirmative vote of the holders representing at least 90% of the issued Class B ordinary shares.

Warrants — Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Warrants. The Warrants will become exercisable 30 days after the completion of our initial business combination, provided that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement. The Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant; upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of our initial business combination and ending three business days before we send the notice of redemption to the warrant holders.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 7. STOCKHOLDER’S EQUITY (Continued)

The private warrants are identical to the warrants sold in the IPO except that, so long as they are held by our sponsor or its permitted transferees, the private warrants (i) are locked-up until the completion of our initial business combination and (ii) will be entitled to registration rights.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The exercise price is $11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

NOTE 8. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 8. FAIR VALUE MEASUREMENTS (Continued)

The following table presents information about the Company’s assets that are measured at fair value as of August 1, 2025 and December 31, 2025, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	August 1, 2025
Liability:
Fair value of over-allotment liability	3	$1,290,375
Equity:
Fair value of Public Warrants for Class A ordinary shares subject to possible redemption allocation	3	$8,061,250

	Level	December 31, 2025
Asset:
Cash held in trust	1	$284,776,628

The over-allotment option was accounted for as a liability in accordance with ASC 815-40 and was presented within liabilities on the balance sheet. The over-allotment option liability is measured at fair value at August 1, 2025 and on a recurring basis, with changes in fair value presented within change in fair value of over-allotment option liability in the statement of operations.

The Company used a Black-Scholes model to value the over-allotment option. The over-allotment option liability was classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs inherent in pricing models and assumptions related to expected share-price volatility, expected life and risk-free interest rate. The Company estimates the volatility of its ordinary share based on historical volatility that matches the expected remaining life of the over-allotment option. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the over-allotment option. The expected life of the over-allotment option is assumed to be equivalent to its remaining contractual term.

The key inputs into the Black-Scholes model were as follows at initial measurement of the over-allotment option:

August 1, 2025
Risk-free interest rate	4.31%
Expected term (years)	0.12
Expected volatility	22.7%
Exercise price	$10.00
Fair value of over-allotment option	$0.3441

The fair value of Public Warrants was determined using Monte Carlo Simulation Model. The Public Warrants have been classified within shareholders’ equity and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the valuation of the Public Warrants:

August 1, 2025
Estimated share price	$9.68
Exercise price	$11.50
Term (years)	2.75
Annual risk-free rate (term-matched)	3.75%
Expected warrant implied volatility based on warrants from comparable SPAC securities	14.44%

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 9. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Financial Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

For the Period from March 20, 2025 (inception) through December 31, 2025
(Unaudited)
Formation and operating costs	$(320,658)
Interest income on cash held in trust account	$4,776,628
Cash held in Trust Account	$284,776,628

The key measures of segment profit or loss reviewed by the CODM are formation and operating costs, interest income on cash held in trust account, and cash held in trust account. The CODM reviews interest earned on cash or investments held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Within the operating expenses, the CODM specifically reviews professional service fees, which are a significant segment expense, and include legal fees and advisory fees. These expenses are monitored to manage and forecast cash available to complete a Business Combination within the required period. Other general and administrative expenses, including accounting expenses, printing expenses, and regulatory filing fees, are reviewed in the aggregate to ensure alignment with budget and contractual obligations. Funds invested in the Trust Account represent the predominant portion of the Company’s total assets and are monitored by the CODM to determine the most effective strategy of investment with the Trust Account funds, while maintaining compliance with the trust agreement.

NOTE 10. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred up to the date the consolidated financial statements were available to issue. Based upon this review, the Company identified the following subsequent events:

On January 11, 2026, D. Boral ARC Acquisition I Corp. (“BCAR” or the “Company”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of BCAR, and Exascale Labs Inc., a Delaware corporation (“Exascale”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) BCAR will reincorporate in the State of Delaware by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, Merger Sub will be merged with and into Exascale, resulting in Exascale being a wholly owned subsidiary of PubCo (the “Acquisition Merger” and together with the Reincorporation Merger, the “Business Combination”).

D. BORAL ARC ACQUISITION I CORP.

CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31, 2025	March 31, 2026
	(Audited)	(Unaudited)
ASSETS
Current Assets
Cash	$420,340	$243,576
Prepaid expenses	203,134	156,259
Total Current Assets	623,474	399,835

Cash held in trust account	284,776,628	287,319,687
Total Assets	$285,400,102	$287,719,522

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$37,611	$345,713
Total Current Liabilities	37,611	345,713

Total Liabilities	37,611	345,713

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 500,000,000 shares authorized; 28,000,000 shares issued and outstanding, at redemption value of $10.26 on March 31, 2026 and $10.17 on December 31, 2025, respectively	284,776,628	287,319,687

Shareholders’ Equity
Preferred shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,200,000 issued and outstanding (excluding 28,000,000 shares subject to redemption)	120	120
Class B ordinary Shares, $0.0001 par value; 50,000,000 shares authorized; 12,000,000 issued and outstanding	1,200	1,200
Additional paid-in capital	-	-
Retained earnings	584,543	52,802
Total Shareholders’ Equity (Deficit)	585,863	54,122
Total Liabilities and Shareholders’ Equity (Deficit)	$285,400,102	$287,719,522

The accompanying notes are an integral part of these unaudited condensed financial statements.

D. BORAL ARC ACQUISITION I CORP.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Period from March 20, 2025 (Inception) through March 31, 2025	For the three months ended March 31, 2026
Formation and operating costs	$(5,420)	$(531,741)

Other income:
Interest income on cash held in trust account	-	2,543,059
Total other income	-	2,543,059

Net (loss)/income	$(5,420)	$2,011,318

Weighted average shares of Class A ordinary shares outstanding, basic and diluted	-	29,200,000
Class A ordinary shares - basic and diluted net income per share	0.00	0.07

Weighted average shares of Class B ordinary shares outstanding, basic and diluted	10,714,286	12,000,000
Class B ordinary shares - basic and diluted net income per share	0.00	0.17

The accompanying notes are an integral part of these unaudited financial statements.

D. BORAL ARC ACQUISITION I CORP.

CONSOLIDATED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(UNAUDITED)

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid-In	Accumulated	Subscription	Total Shareholder’s Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	(Deficit)
Balance – January 1, 2026	1,200,000	$120	12,000,000	$1,200	$-	$584,543	$-	$585,863
Accretion in value of Class A ordinary shares	-	-	-	-	-	(2,543,059)	-	(2,543,059)
Net income	-	-	-	-	-	2,011,318	-	2,011,318
Balance – March 31, 2026	1,200,000	$120	12,000,000	$1,200	$-	$52,802	$-	$54,122

CONSOLIDATED CONDENSED STATEMENTS OF CHANGES SHAREHOLDER’S EQUITY (DEFICIT)

FOR THE PERIOD FROM MARCH 20, 2025 (INCEPTION) THROUGH MARCH 31, 2025

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid-In	Accumulated	Subscription	Total Shareholder’s Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	(Deficit)
Balance – March 20, 2025 (inception)	-	$-	-	$-	$-	$-	$-	$-
Class B ordinary shares issued to Sponsor(1)	-	-	12,321,429	1,232	23,768	-	(25,000)	-
Net loss	-	-	-	-	-	(5,420)	-	(5,420)
Balance – March 31, 2025	-	$-	12,321,429	$1,232	$23,768	$(5,420)	$(25,000)	$(5,420)

(1)	Includes an aggregate of 321,429 Ordinary Shares cancelled on September 9, 2025 to the extent that the underwriters’ over-allotment was not exercised.

The accompanying notes are an integral part of these unaudited financial statements.

D. BORAL ARC ACQUISITION I CORP.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the period from March 20, 2025 (inception) through March 31, 2025	For the three months ended March 31, 2026
Cash flows from Operating Activities:
Net (loss)/income	$(5,420)	$2,011,318

Adjustments to reconcile net (loss)/income to net cash used in operating activities:
Payment of expenses through promissory note – related party	5,420	-
Investment income in trust account	-	(2,543,059)
Changes in operating assets and liabilities:
Prepaid expenses	-	46,875
Accrued Expenses	-	308,102
Net cash used in operating activities	-	(176,764)

Cash flows from investing activities:
Investment of cash in Trust Account	-	-
Net cash used in investing activities

Proceeds from issuance of Class B ordinary shares to Sponsor	-	-
Proceeds from sale of Units, net of underwriting discount paid	-	-
Proceeds from sale of private placement units	-	-
Repayment of promissory note	-	-
Payment of offering costs	-	-
Net cash provided by financing activities	-	-

Net change in cash	-	(176,764)
Cash at the beginning of the period	-	420,340
Cash at the end of the period	$-	$243,576

Supplemental disclosure of non-cash financing activities:
Deferred offering costs included in promissory note	$48,420	$-
Accretion of carrying value of redeemable shares to redemption value	$-	$2,543,059

The accompanying notes are an integral part of these unaudited financial statements.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS

D. BORAL ARC ACQUISITION I CORP. (the “Company”) is a blank check company incorporated in the British Virgin Islands on March 20, 2025. The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, the Company intends to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business.

At March 31, 2026, the Company had not yet commenced any operations. All activity through March 31, 2026 related to the Company’s formation and the Initial Public Offering (as defined below). Since the IPO, the Company’s activity has been limited to the costs in pursuit of the consummation of an initial business combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsor is MFH 1, LLC (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on July 30, 2025. On August 1, 2025, the Company consummated its Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the Class A Ordinary Shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250,000,000 (the “Initial Public Offering”). The Company granted the underwriter a 45-day option to purchase up to an additional 3,750,000 Units at the Initial Public Offering price to cover over-allotments, if any.

Simultaneously with the consummation of the closing of the Offering, the Company consummated the private placement of an aggregate of 200,000 units (the “Placement Units”) to the Sponsor at a price of $10.00 per Unit, generating gross proceeds of $2,000,000 (the “Private Placement”). (see Note 4).

Transaction costs amounted to $3,582,634, consisting of $2,419,400 of the Representative Shares (discussed in the below) and $1,163,234 of other offering costs.

In conjunction with the IPO, the Company issued to the underwriter 1,000,000 Class A ordinary shares for no consideration (the “Representative Shares”). The fair value of the Representative Shares accounted for as compensation under Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation” (“ASC 718”) is included in the offering costs. The estimated fair value of the Representative Shares as of the IPO date totaled $2,419,400.

Following the closing of the Initial Public Offering on August 1, 2025, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and a portion of the proceeds from the sale of the Placement Units was placed in a trust account (the “Trust Account”), located in the United States and held as cash items and will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, that invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company hold investments in the trust account, the Company may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS (Continued)

On August 11, 2025, the underwriters of the IPO notified the Company of their partial exercise of the over-allotment option and purchased 3,000,000 additional units (the “Option Units”) at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $30,000,000. The over-allotment option closed on August 13, 2025.

On September 9, 2025, the Underwriters advised the Company that it has elected not to exercise the remaining over-allotment option and thereby forfeit the option. As a result, on September 9, 2025, the Company cancelled a total of 321,429 of the Company’s founder shares, issued to MFH 1, LLC thereby reducing the sponsor’s total shares to 12,000,000, which was effective from August 1, 2025.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the initial business combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of how they vote for the Business Combination.

The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. These ordinary shares was recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

The sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with the completion of our initial business combination; (ii) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association; (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if the Company fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the Company fail to complete our initial business combination within the prescribed time frame and to liquidating distributions from assets outside the trust account; and (iv) vote any founder shares and private shares held by them and any public shares they may purchase (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction).

The Company will have until 18 months from the closing of the Initial Public Offering, with one (1) three-month extension at the option of the sponsor (as may be extended by shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which the Company must consummate our initial business combination) or until such earlier liquidation date as our board of directors may approve, to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under British Virgin Islands law to provide for claims of creditors and the requirements of other applicable law.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS (Continued)

The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us (except for the Company’s independent auditors), or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked our sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and the Company believe that our sponsor’s only assets are securities of our company. Therefore, the Company cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, the Company may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

On January 11, 2026, D. Boral ARC Acquisition I Corp. (“BCAR” or the “Company”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of BCAR, and Exascale Labs Inc., a Delaware corporation (“Exascale”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) BCAR will reincorporate in the State of Delaware by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, Merger Sub will be merged with and into Exascale, resulting in Exascale being a wholly owned subsidiary of PubCo (the “Acquisition Merger” and together with the Reincorporation Merger, the “Business Combination”).

The aggregate consideration for the Acquisition Merger is $500,000,000 (the “Merger Consideration”), payable in the form of 50,000,000 newly issued shares of common stock of PubCo valued at $10.00 per share to Exascale and its shareholders. At the closing of the Acquisition Merger (the “Closing”), the issued and outstanding shares in Exascale held by the former Exascale shareholders will be cancelled and cease to exist as follows:

●	Each issued and outstanding share of Exascale Class B common stock shall be cancelled and converted into the right to receive a number of shares of PubCo Class B common stock (the “PubCo Class B Shares”) equal to the quotient obtained by dividing (a) the quotient equal to the Merger Consideration divided by the fully diluted Exascale capitalization (the “Per Share Merger Consideration”) by (b) Ten Dollars ($10.00), with each such PubCo Class B Share having twenty (20) votes per share; and

●	Each issued and outstanding share of Exascale Class A common stock shall be cancelled and converted into the right to receive a number of shares of PubCo Class A common stock (the “PubCo Class A Shares”) equal to the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) Ten Dollars ($10.00), with each such PubCo Class A Share having one (1) vote per share.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS (Continued)

Liquidity, Capital Resources and Going Concern Consideration

As of March 31, 2026, the Company had $243,576 of cash in its operating bank account and working capital of $54,122.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on the Company’s behalf in exchange for issuance of Founder Shares (as defined in Note 4), and loan from the Sponsor of $225,461 under the Note (as defined in Note 4). On August 1, 2025, the Company has repaid $225,461 under the promissory note. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 4). As of December 31, 2025 and March 31, 2026, there were no amounts outstanding under any Working Capital Loan.

The Company expects to incur significant costs in pursuit of its acquisition plans and will not generate any operating revenues until after the completion of its initial business combination. In addition, the Company expects to have negative cash flows from operations as it pursues an initial business combination target. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” the Company does not currently have adequate liquidity to sustain operations, which consist solely of pursuing a Business Combination.

The Company may raise additional capital through loans or additional investments from the Sponsor or its shareholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may, but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs.

As is customary for a special purpose acquisition company, if the Company is not able to consummate a Business Combination during the Combination Period, it will cease all operations and redeem the Public Shares. Management plans to continue its efforts to consummate a Business Combination during the Combination Period.

While the Company expects to have access to additional sources of capital if necessary, there is no current commitment on the part of any financing source to provide additional capital and no assurances can be provided that such additional capital will ultimately be available. The liquidity condition and mandatory liquidation raise substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate. There is no assurance that the Company’s plans to raise additional capital (to the extent ultimately necessary) or to consummate a Business Combination will be successful or successful within the Combination Period. The consolidated condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Certain information and note disclosures normally included in the annual consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. The interim financial statements as of March 31, 2026 and for the three months ended March 31, 2026 are unaudited. In the opinion of management, the consolidated condensed financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to provide a fair statement of the results for the periods. The accompanying balance sheet as of December 31, 2025, is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated condensed financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company had $420,340 and $243,576 in cash as of December 31, 2025 and March 31, 2026, respectively. The Company had no cash equivalents as of December 31, 2025 and March 31, 2026.

Cash Held in Trust Account

The Company had $284,776,628 and $287,319,687 a of cash in the trust account held in an interest bearing demand deposit account as of December 31, 2025 and March 31, 2026, respectively.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. Financial Accounting Standards Board (“FASB”) ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Public Units between Class A ordinary shares and warrants based on their relative fair values. Offering costs allocated to the Class A ordinary shares subject to possible redemption were charged to temporary equity, and offering costs allocated to the warrants included in the Public Units and Private Units were charged to shareholder’s equity as the warrants, after management’s evaluation, were accounted for under equity treatment. As of August 1, 2025, the Company had offering costs of $3,582,634, consisting of $2,419,400 of the Representative Shares (as discussed in Note 1) and $1,163,234 of other offering costs. Approximately $143,775 of such costs were allocated to the Public Warrants and the Private Placement Units and the remainder, approximately $3,438,859 was allocated to Class A ordinary shares subject to redemption. As of December 31, 2025, the Company had offering costs of $3,582,634.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the consolidated financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the British Virgin Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of March 31, 2026 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is considered to be an exempted British Virgin Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States. As such, the provision for income taxes was deemed to be de minimis for the three months ended March 31, 2026.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Warrant Instruments

We account for Warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to a company’s common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of a company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of Warrant issuance and as of each subsequent quarterly period end date while the instruments are outstanding. Upon review of the Warrant Agreement, Management concluded that the public warrants and private warrants issued pursuant to such warrant agreement qualify for equity accounting treatment. Following the closing of the Initial Public Offering on August 1, 2025 and underwriter’s exercise of over-allotment option on August 13, 2025, the Company accounted for the 14,000,000 public warrants and 100,000 private warrants issued under equity treatment at their assigned values.

Class A Ordinary Shares Subject to Possible Redemption

The public shares contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies public shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and Retained earnings. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. As of March 31, 2026 and December 31, 2025, the 28,000,000 Class A ordinary shares subject to redemption reflected in the balance sheet are reconciled in the following table:

Class A ordinary shares subject to possible redemption, December 31, 2025	$284,776,628
Plus:
Accretion of carrying value to redemption value	2,543,059
Class A ordinary shares subject to possible redemption, March 31, 2026	$287,319,687

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net (Loss)/Income per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share of ordinary shares is computed by dividing net income applicable to ordinary shareholders by the weighted average number of shares of ordinary shares outstanding during the period.

The Company has not considered the effect of the Warrants sold in the Offering and Private Placement to purchase an aggregate of 14,100,000 Class A ordinary shares in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method and are contingent on future events. As a result, diluted income per share of Class A ordinary shares is the same as basic income per share of ordinary shares for the period presented.

The Company has two classes of ordinary shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Net income per share of ordinary shares is calculated by dividing the net income by the weighted average number of shares of ordinary shares outstanding during the respective period.

The following tables reflect the net (loss)/income per share after allocating income between the shares based on outstanding shares:

	For the Period from March 20, 2025 (Inception) through March 31, 2025		For the three months ended March 31, 2026
	Class A	Class B	Class A	Class B
Numerator:
Basic and diluted net income per share:
Allocation of (loss)/income – basic and diluted	$-	$(5,420)	$2,011,318	$2,011,318

Denominator:
Basic and diluted weighted average share of ordinary shares:	-	10,714,286	29,200,000	12,000,000
Basic and diluted net income per share	$0.00	$0.00	$0.07	$0.17

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2025 and March 31, 2026, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires the disclosure of additional segment information. ASU No. 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-07 as of the inception of the Company. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740): Improvements to Income Tax Disclosure (“ASU 2023-09”), which enhances the transparency and usefulness of income tax disclosures. ASU 2023-09 will be effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company adopted ASU 2023-09 as of the inception of the Company. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

NOTE 3. INITIAL PUBLIC OFFERING

On August 1, 2025, the Company consummated its Initial Public Offering of 25,000,000 Units, at $10.00 per Unit, generating gross proceeds of $250,000,000. The Company granted the underwriter a 45-day option to purchase up to an additional 3,750,000 Units at the Initial Public Offering price to cover over-allotments, if any. On August 11, 2025, the underwriters of the IPO notified the Company of their partial exercise of the over-allotment option and purchased 3,000,000 additional units (the “Option Units”) at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $30,000,000. On September 9, 2025, the Underwriters advised the Company that it has elected not to exercise the remaining over-allotment option and thereby forfeit the option. Each Unit consists of one Ordinary Share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 200,000 Private Units at a price of $10.00 per Placement Unit raising $2,000,000 in the aggregate.

The proceeds from the sale of the Private Units were added to the net proceeds from the Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Initial Public Offering, as described in Note 7. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 25, 2025, the Company issued an aggregate of 12,321,429 founder shares to the Sponsor for an aggregate purchase price of $25,000 in cash. The funds were received on May 27, 2025. Following the partial exercise of the over-allotment option on August 11, 2025, on September 9, 2025, the Underwriters advised the Company that it has elected not to exercise the remaining over-allotment option and thereby forfeit the option. As a result, on September 9, 2025, the Company cancelled a total of 321,429 founder shares. As of March 31, 2026, sponsor held a total of 12,000,000 founder shares and none was subject to forfeiture.

The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in the IPO, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) the founder shares are entitled to registration rights; (iii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (A) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with the completion of our initial business combination, (B) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (a) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (b) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, (C) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period and to liquidating distributions from assets outside the trust account and (D) vote any founder shares held by them and any public shares they may purchase (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), (iv) the founder shares are automatically convertible into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment as described herein and in our amended and restated memorandum and articles of association, and (v) prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside the British Virgin Islands (including any ordinary resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the British Virgin Islands).

With certain limited exceptions, the founder shares are not transferable, assignable or saleable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the completion of our initial business combination.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (Continued)

Administrative Services Arrangement

An affiliate of our Sponsor has agreed, commencing from the date that the Company’s securities are first listed on Nasdaq, through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company our Sponsor certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. The Company has agreed to pay to the affiliate of our Sponsor, $20,000 per month, for up to 18 months, subject to extension to up to 21 months, for such administrative services. For the three months ended March 31, 2026, $60,000 was charged to operations and no amounts were outstanding at March 31, 2026.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Up to $2,500,000 of such loans may be convertible into private units, at a price of $10.00 per unit, at the option of the applicable lender. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of March 31, 2026, no amounts under such loans have been drawn.

Representative Shares

On August 1, 2025, the Company issued 1,000,000 representative shares to D. Boral Capital, LLC and/or its designees (whether or not the over-allotment is exercised) as part of representative compensation (the “Representative Shares”). The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of the IPO pursuant to FINRA Rule 5110(e)(1). Pursuant to this FINRA lock-up, these securities cannot be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days from the commencement of sales of the Initial Public Offering except as permitted under FINRA Rule 5110(e)(2), including to any underwriter and selected dealer participating in the Initial Public Offering and their officers or partners, registered persons or affiliates. The Representative Shares have resale registration rights including two demand (one at the Company’s expense and one at D. Boral Capital, LLC’s expense) and unlimited “piggy-back” rights for periods of five and seven years, respectively, from the commencement of sales of the Initial Public Offering.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of the initial public offering, (ii) Private Units (including the component securities as well as any securities underlying those component securities), which was issued in a private placement simultaneously with the closing of the initial public offering and (iii) private units (including the component securities as well as any securities underlying those component securities) that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of our securities held by them and any other securities of the company acquired by them prior to the consummation of a Business Combination pursuant to a registration rights agreement to be signed prior to or on the effective date of the initial public offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination. The registration rights granted to the underwriter are limited to two demand (one at the Company’s expense and one at D. Boral Capital, LLC’s expense) and unlimited “piggy-back” rights for periods of five and seven years, respectively, from the commencement of sales of the Initial Public Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES (Continued)

Underwriting Agreement

The Company has granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On August 11, 2025, the underwriters of the IPO notified the Company of their partial exercise of the over-allotment option and purchased 3,000,000 additional units (the “Option Units”) at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $30,000,000. On September 9, 2025, the Underwriters advised the Company that it has elected not to exercise the remaining over-allotment option and thereby forfeit the option.

The underwriters were not entitled to any cash underwriting fee at closing of the Initial Public Offering. The underwriters were entitled to 1,000,000 Representative Shares (whether or not the over-allotment is exercised) at closing of the Initial Public Offering. The underwriters will not be entitled to any deferred underwriting fee upon closing of the Business Combination.

NOTE 7. STOCKHOLDER’S EQUITY

Preference shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. On December 31, 2025 and March 31, 2026, there were no preferred shares issued or outstanding.

Class A Ordinary shares — The Company is authorized to issue 500,000,000 ordinary shares with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. As a result of closing of the IPO and the partial exercise of the over-allotment option partial exercise of the over-allotment option, on December 31, 2025 and March 31, 2026, there were 1,200,000 Class A ordinary shares issued or outstanding, excluding 28,000,000 Class A ordinary shares subject to possible redemption.

Class B Ordinary shares — The Company is authorized to issue 50,000,000 ordinary shares with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. On March 25, 2025, the Company issued an aggregate of 12,321,429 ordinary shares to the Sponsor for an aggregate purchase price of $25,000 in cash, of which 1,607,143 shares held by the Sponsor are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full. Following the partial exercise of the over-allotment option on August 11, 2025 and cancellation 321,429 ordinary shares on September 9, 2025, on December 31, 2025 and March 31, 2026, there were 12,000,000 ordinary shares issued and outstanding.

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment as provided herein. Because our sponsor acquired the Class B ordinary shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of the IPO, assuming no value is ascribed to the warrants included in the units. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts issued in the IPO and related to the closing of our initial business combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 30% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the completion of the IPO (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares that are included within the private units), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any units issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 7. STOCKHOLDER’S EQUITY (Continued)

Holders of record of the Company’s Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the amended and restated memorandum and articles of association or as required by the Companies Act or stock exchange rules, an ordinary resolution under British Virgin Islands law and the amended and restated memorandum and articles of association, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company is generally required to approve any matter voted on by the Company’s shareholders. Approval of certain actions require an ordinary resolution under British Virgin Islands law, which (except as specified below) requires the affirmative vote of in excess of 50 percent of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting, and pursuant to the Company’s amended and restated memorandum and articles of association, such actions include amending the amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following the Company’s initial Business Combination, the holders of more than 50% of the ordinary shares voted for the appointment of directors can elect all of the directors. Prior to the consummation of the initial Business Combination, only holders of the Class B ordinary shares will (i) have the right to vote on the appointment and removal of directors and (ii) be entitled to vote on continuing the Company in a jurisdiction outside the British Virgin Islands (including any ordinary resolution required to amend the constitutional documents or to adopt new constitutional documents, in each case, as a result of approving a transfer by way of continuation in a jurisdiction outside the British Virgin Islands). Holders of the Class A ordinary shares will not be entitled to vote on these matters during such time. These provisions of our amended and restated memorandum and articles of association may only be amended if approved by an ordinary resolution passed by the affirmative vote of the holders representing at least 90% of the issued Class B ordinary shares.

Warrants — Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Warrants. The Warrants will become exercisable 30 days after the completion of our initial business combination, provided that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement. The Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant; upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of our initial business combination and ending three business days before we send the notice of redemption to the warrant holders.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 7. STOCKHOLDER’S EQUITY (Continued)

The private warrants are identical to the warrants sold in the IPO except that, so long as they are held by our sponsor or its permitted transferees, the private warrants (i) are locked-up until the completion of our initial business combination and (ii) will be entitled to registration rights.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The exercise price is $11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

NOTE 8. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value as of March 31, 2026 and December 31, 2025, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	December 31, 2025	March 31, 2026
Asset:
Cash held in trust	1	$284,776,628	$287,319,687

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 9. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Financial Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

For the Three Months Ended March 31, 2026
(Unaudited)
Formation and operating costs	$(531,741)
Interest income on cash held in trust account	$2,543,059
Cash held in Trust Account	$287,319,687

The key measures of segment profit or loss reviewed by the CODM are formation and operating costs, interest income on cash held in trust account, and cash held in trust account. The CODM reviews interest earned on cash or investments held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Within the operating expenses, the CODM specifically reviews professional service fees, which are a significant segment expense, and include legal fees and advisory fees. These expenses are monitored to manage and forecast cash available to complete a Business Combination within the required period. Other general and administrative expenses, including accounting expenses, printing expenses, and regulatory filing fees, are reviewed in the aggregate to ensure alignment with budget and contractual obligations. Funds invested in the Trust Account represent the predominant portion of the Company’s total assets and are monitored by the CODM to determine the most effective strategy of investment with the Trust Account funds, while maintaining compliance with the trust agreement.

NOTE 10. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred through the date the consolidated condensed financial statements were available to issue. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Exascale Labs Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Exascale Labs Inc. (the “Company”) as of June 30, 2024 and 2025, and the related statements of operations and comprehensive loss, changes in shareholders’ deficit, and cash flows for each of the years in the two-year period ended June 30, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024 and 2025, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2025, in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HTL International, LLC

We have served as the Company’s auditor since 2025.

Houston, Texas

February 11, 2026

EXASCALE LABS INC.

BALANCE SHEETS AS OF JUNE 30, 2024 AND 2025

(All amounts in US$, except for number of shares)

	As of June 30,
	2024	2025
ASSETS
Current Assets
Cash and cash equivalents	$969,626	$4,231,689
Accounts receivable, net	123,332	152,536
Advance to suppliers	280,497	1,030,761
Refundable deposits receivable	110,000	681,125
Other receivables	2,884,694	1,207,626
Total Current Assets	4,368,149	7,303,737

Non-Current Assets
Equipment, net	23,696	19,600
Total Non-Current Assets	23,696	19,600
Total Assets	$4,391,845	$7,323,337

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$128,040	$90,015
Simple agreements for future equity	9,321,564	18,243,885
Contract liabilities	95,326	432,760
Refundable deposits payable	223,205	1,445,580
Other current liabilities	113,693	107,481
Total Current Liabilities	9,881,828	20,319,721
Total Liabilities	$9,881,828	$20,319,721

Commitments and contingencies (Note 15)

Shareholders’ Deficit
Ordinary shares (US$0.01 par value per share; 1,500 shares authorized; 1,500 shares issued and outstanding as of June 30, 2024 and 2025)	$15	$15
Additional paid-in capital	67,370	220,636
Accumulated deficit	(5,557,368)	(13,217,035)
Total Shareholders’ Deficit	$(5,489,983)	$(12,996,384)
Total Liabilities and Shareholders’ Deficit	$4,391,845	$7,323,337

The accompanying notes are an integral part of these financial statements.

EXASCALE LABS INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED JUNE 30, 2024 AND 2025

(All amounts in US$, except for number of shares and per share data)

	For the years ended June 30,
	2024	2025
Revenues	$1,319,115	$7,015,512
Cost of revenues	(1,263,548)	(5,910,315)
Gross profit	55,567	1,105,197

Operating expenses
Selling and marketing expenses	(262,614)	(989,155)
General and administrative expenses	(273,349)	(362,982)
Research and development expenses	(1,365,433)	(2,797,906)
Total operating expenses	(1,901,396)	(4,150,043)
Loss from operations	(1,845,829)	(3,044,846)
Change in fair value of simple agreements for future equity	(3,110,518)	(4,614,821)
Loss before income tax expenses	(4,956,347)	(7,659,667)
Income tax expenses	-	-
Net loss and total comprehensive loss	$(4,956,347)	$(7,659,667)

Loss per ordinary share
Basic and diluted	$(3,304.23)	$(5,106.44)

Weighted average number of per ordinary shares
Basic and diluted	1,500	1,500

The accompanying notes are an integral part of these financial statements.

EXASCALE LABS INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED JUNE 30, 2024 AND 2025

(All amounts in US$, except for number of shares)

	Ordinary shares		Additional paid-in	Accumulated	Total shareholders’
	Shares	Amount	capital	deficit	deficit
Balance as of June 30, 2023	1,500	$15	$46,266	$(601,021)	$(554,740)

Net loss	-	-	-	(4,956,347)	(4,956,347)

Share-based compensation	-	-	21,104	-	21,104

Balance as of June 30, 2024	1,500	$15	$67,370	$(5,557,368)	$(5,489,983)

Net loss	-	-	-	(7,659,667)	(7,659,667)

Share-based compensation	-	-	153,266	-	153,266

Balance as of June 30, 2025	1,500	$15	$220,636	$(13,217,035)	$(12,996,384)

The accompanying notes are an integral part of these financial statements.

EXASCALE LABS INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2024 AND 2025

(All amounts in US$)

	For the years ended June 30,
	2024	2025
Cash flows from operating activities:
Net loss	$(4,956,347)	$(7,659,667)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of equipment	4,110	6,234
Share-based compensation	21,104	153,266
Change in fair value of simple agreements for future equity	3,110,518	4,614,821

Changes in operating assets and liabilities:
Accounts receivable	(123,332)	(29,204)
Advance to suppliers	(280,497)	(750,264)
Refundable deposits receivable	(100,000)	(571,125)
Other receivables	1,515,306	1,709,568
Accounts payable	128,040	(38,025)
Contract liabilities	95,326	337,434
Refundable deposits payable	223,205	1,222,375
Other current liabilities	(198,342)	(6,212)
Net cash used in operating activities	$(560,909)	$(1,010,799)

Cash flows from investing activities:
Purchase of equipment	(27,806)	(2,138)
Net cash used in investing activities	$(27,806)	$(2,138)

Cash flows from financing activities:
Proceeds from Simple agreements for future equity	1,285,000	4,275,000
Net cash provided by financing activities	$1,285,000	$4,275,000
Net increase in cash and cash equivalents	696,285	3,262,063
Cash and cash equivalents at the beginning of year	273,341	969,626
Cash and cash equivalents at the end of year	$969,626	$4,231,689

Supplementary Information:
Income tax paid	$-	$-
Interest expense paid	$-	$-

Supplemental schedule of non-cash financing activities:
Investment proceeds received by an employee on behalf of the Company from SAFEs investors	$4,400,000	$32,500

The accompanying notes are an integral part of these financial statements.

EXASCALE LABS INC.

NOTES TO FINANCIAL STATEMENTS

(All amounts in US$, except for number of shares and per share data)

1. Organization and principal activities

On June 1, 2022, Exascale Labs Inc. (the “Company”) was formally incorporated in the State of Delaware. In accordance with the Company’s Certificate of Incorporation, the Company is authorized to issue 1,500 shares of ordinary shares, with a par value of $0.01 per share, all in a single class. The governance structure of the Company stipulates that the business and affairs of the Company shall be managed by or under the direction of its board of directors.

The Company is a next-generation AI infrastructure provider operating an asset-light, software-defined GPU compute platform and related AI infrastructure solutions. Exascale’s core business includes GaaS, through which it provides reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for AIDC operators. In addition, Exascale has developed certain modular data center, high-density liquid cooling, HVDC power and energy storage solutions that are designed to address deployment bottlenecks in AI infrastructure and that Exascale believes are ready for commercial engagement, although these capabilities have not yet generated revenue as of the date of this proxy statement/prospectus. The platform is purpose-built for large-scale AI workloads, including LLM training, fine-tuning, and high-concurrency inference.

In January 2026, the Company adopted an Amended and Restated Certificate of Incorporation, which established a dual-class ordinary share structure. Under this new structure, the Company’s equity is divided into 303 Class A ordinary shares and 1,197 Class B ordinary shares, which are entitled to one (1) vote and twenty (20) votes per share, respectively. Despite the differential in voting power, Class A and Class B ordinary shares rank pari passu in all other respects, sharing ratably in dividends and any distributions upon liquidation. Furthermore, all outstanding Simple Agreements for Future Equity (“SAFEs”) are designated to convert or settle exclusively into Class A ordinary shares.

In January 2026, the Company entered into an Agreement and Plan of Merger (“BCA”) with D. Boral ARC Acquisition I Corp.(“BCAR”), a publicly traded special purpose acquisition company (“SPAC”), D. Boral ARC Merger Corporation, a Delaware corporation and a direct, wholly owned subsidiary of BCAR and D. Boral Arc Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of BCAR. Upon closing of the transaction, the combined company will be named Exascale Labs Holdings Inc.(such surviving company, “PubCo”) and is expected to be traded on a national securities exchange.

2. Summary of significant accounting policies

a. Going concern

As of June 30, 2025, the Company had cash and cash equivalents of $4.2 million and current liabilities of $20.3 million. For the years ended June 30, 2024 and 2025, the Company used $0.6 million and $1.0 million in cash for operating activities, and incurred net losses of $5.0 million and $7.7 million, respectively. The Company has incurred recurring net losses from operations and negative cash flows from operating activities since inception. As of June 30, 2025, the Company had an accumulated deficit of $13.2 million. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year of the date these financial statements are issued.

Management has formulated and is actively pursuing plans to mitigate these conditions and secure the Company’s continued operations. In connection with the Company’s contemplated business combination with a SPAC and related financing activities, the Company expects to access additional capital through external funding sources. In addition, the Company continues to focus on expanding its market presence and developing client relationships to drive revenue growth, while managing operating expenses, with the objective of improving cash flows from operations over time.

2. Summary of significant accounting policies (Continued)

a. Going concern (Continued)

For purposes of this disclosure, “SPAC” refers to a special purpose acquisition company formed to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more operating businesses. “De-SPAC” refers to the business combination transaction pursuant to which an operating company combines with a SPAC, following which the combined company becomes publicly listed (or otherwise succeeds to the SPAC’s public company status).

The Company’s negative working capital position is primarily attributable to the classification of SAFEs. Excluding the accounting impact of the SAFEs, which will only be paid in cash upon Liquidity Events and Dissolution Event (as defined in Note 9) and the SAFE holders choose to claim the invested proceeds back, management believes the Company’s available cash resources are sufficient for near-term operating needs. If additional liquidity is required, the Company’s majority shareholder has entered into a binding support agreement to provide funding to cover anticipated operating cash flow shortfalls through the completion of the contemplated de-SPAC transaction.

However, the aforementioned plans, particularly the de-SPAC transaction (including the SAFEs conversion) and the raising of additional capital, have not been fully implemented as of the date these financial statements are issued. There can be no assurance that these plans will be successfully completed within the required time frame, on acceptable terms, or at all. If the primary plans are not successful, the Company’s alternative courses of action would further intensify efforts in market expansion and client development to increase revenue, while diligently controlling costs to ensure sufficient cash flow from operating activities.

The Company may not be able to secure necessary financing in a timely manner or on favorable terms, or successfully execute its operational turnaround. These circumstances give rise to substantial doubt that the Company will continue as a going concern and these financial statements do not include any adjustments that might result from the outcome of this uncertainty.

b. Basis of presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

c. Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates used in preparing the financial statements are reasonable and prudent; however, actual results could differ from these estimates under different assumptions or conditions. Significant accounting estimates include revenue recognition, recognition and measurement of SAFEs notes, the allowance for expected credit losses, recognition and measurement of share-based compensation, deferred tax assets and valuation allowance.

d. Fair value measurements

In accordance with FASB ASC 820 Fair Value Measurements and Disclosures, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company uses a three-level hierarchy for fair value measurements of certain assets and liabilities for financial reporting purposes that distinguishes between market participant assumptions developed from market data obtained from outside sources (observable inputs) and the Company’s own assumptions about market participant assumptions developed from the best information available to us in the circumstances (unobservable inputs).

2. Summary of significant accounting policies (Continued)

d. Fair value measurements (Continued)

The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management during the years ended June 30, 2024 and 2025. The carrying amount of cash and cash equivalents, accounts receivable, refundable deposits receivable, other receivables, accounts payable, refundable deposits payable and other current liabilities approximated their fair values as of June 30, 2024 and 2025. For the years ended June 30, 2024 and 2025, the Company carried SAFEs at their fair value (see Note 4-Fair Value Measurements for fair value information).

e. Functional currency

The accompanying financial statements are presented in the United States dollar (“US$”). The functional currency of the Company is the US$.

All transactions are measured and recorded in the Company’s functional currency.

f. Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with a maturity period of three months or less to be cash or cash equivalents. The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents approximate their fair value. As of June 30, 2024 and 2025, the Company does not have any cash equivalents.

g. Expected credit loss and accounts receivable

The Company adopted Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC”) 326 “Financial Instruments — Credit Losses” (“ASC 326”) on January 1, 2023.

The Company’s accounts receivable is within the scope of ASC 326. ASC 326 introduces an approach based on expected credit losses on financial assets at amortized cost. Upon adoption of ASC 326, the Company estimates the expected credit losses for accounts receivable using the roll-rate method on a collective basis when similar risk characteristics exist. Expected credit losses are included in general and administrative expenses in the statements of operations and comprehensive loss. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Accounts receivable represents those receivables derived in the ordinary course of business, net of an allowance for any potentially uncollectible amounts. The Company makes estimates of expected credit and collectability trends for the allowance for credit losses based upon its assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions that may vary by geography, customer-type, or industry sub-vertical, and other factors that may affect its ability to collect from customers.

Although the Company has historically not experienced significant credit losses, they may experience increasing credit loss risks from accounts receivable in future periods if its customers are adversely affected by economic pressures or uncertainty associated with local or global economic recessions, or other customer-specific factors, and actual experience in the future may differ from their past experiences or current assessment.

2. Summary of significant accounting policies (Continued)

h. Advance to suppliers

Advance to suppliers represent prepayments made to vendors in connection with the purchase of services. Advance are recorded at the amount paid and are classified as current assets when the related services are expected to be received within one year or the normal operating cycle.

i. Refundable deposits receivable

Refundable deposits receivable mainly represent security deposits and refundable cooperation deposits paid to suppliers and business partners that are contractually recoverable upon the completion of services. These amounts are recorded as assets when paid, generally at the amount paid. Deposits expected to be recovered within one year are classified as current; otherwise, they are classified as non-current. The Company evaluates the credit risk of refundable deposits receivable and recognizes an allowance for credit losses based on the current expected credit losses (“CECL”) model. Specific balances are written off when they are deemed uncollectible and all collection efforts have been exhausted.

As of June 30, 2024 and 2025, the balances were $110,000 and $681,125, respectively. The increase was primarily driven by revenue growth and business expansion. As of June 30, 2024 and 2025, there was no allowance for expected credit losses.

j. Equipment, net

Equipment, net is stated at cost less accumulated depreciation and impairment, if any. Depreciation is computed using the straight-line method over the estimated useful lives of three or five years, depending on the asset category.

k. Impairment of long-lived assets

The Company reviews its long-lived assets, equipment, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated from the use of the asset and its eventual disposition. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the impaired assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. There was no impairment of long-lived assets as of and for the years ended June 30, 2024 and 2025.

l. Simple agreements for future equity

SAFEs issued by the Company are freestanding financial instruments. As they contain certain redemption or liquidation features that may require the Company to settle the obligation in cash upon the occurrence of defined events (e.g., a change of control or dissolution), the instruments create an obligation that meets the definition of a liability. Accordingly, the SAFEs are classified in their entirety as liabilities on the balance sheets.

These liabilities are measured at fair value upon initial recognition and are subsequently remeasured at fair value at each reporting date. All changes in their fair value are recognized in the statement of operations and comprehensive loss in the period in which they occur.

2. Summary of significant accounting policies (Continued)

m. Revenue recognition

The Company applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC 606 requires the Company to (i) identify its contracts with clients, (ii) identify its performance obligations under those contracts, (iii) determine the transaction prices of those contracts, (iv) allocate the transaction prices to its performance obligations in those contracts, and (v) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

The Company reports all of its revenues on a gross basis. This determination is based on the Company’s assessment that it is the principal in its revenue arrangements. The Company controls the service delivery platform and infrastructure before the service is provided to the customer. It is primarily responsible for fulfilling the service promise, has discretion in setting prices, and assumes the credit risk associated with the customer receivable.

As a practical expedient, the Company elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Company otherwise would have recognized is one year or less.

Pursuant to ASC 606, the Company recognizes revenue based on the transaction price, which is the amount of consideration it expects to be entitled to exchange for transferring services to customers. For Intelligent Computing Power Services, contract consideration is generally fixed and is typically stated as a fixed monthly fee determined by (i) the contractually specified number of GPUs (capacity) and (ii) the service period. Accordingly, the transaction price is generally the fixed contractual amount. The Company recognizes revenue over time as the services are provided throughout the contract term. The Company offers payment terms ranging from 0 to 6 months, depending on customers’ credit profiles and service requirements.

The Company does not provide warranties for its services and does not offer service-type warranty arrangements.

The following is a description of the principal activities of the Company from which the Company generates its revenue under ASC 606.

(i) Revenue for intelligent computing power service

The Company leverages its expertise in high-performance computing and cloud-native architectures to build and operate stable, efficient, and scalable GPU computing platforms through modular data center design and liquid cooling technology. The Company uses these platforms to provide computing resources for large-scale AI training, model inference, and high-performance scientific computing to commercial enterprise clients with substantial GPU computing requirements. Supporting services include GPU server environment deployment, cluster scheduling and performance optimization, high-speed network interconnection, real-time monitoring and intelligent alerting systems, as well as industry-compliant security and regulatory assurance.

The Company accounts for the above promises as a single performance obligation because they are highly integrated and not separately identifiable in the context of the contract. The Company provides an integrated, managed GPU computing platform in which computing capacity, deployment/configuration, scheduling, networking, monitoring, and security/compliance are interdependent and together deliver a single combined service—continuous access to a functioning and secured platform over the contractual term.

2. Summary of significant accounting policies (Continued)

m. Revenue recognition (Continued)

The Company provides intelligent computing power services under two pricing models: (i) reserved capacity arrangements and (ii) on-demand (pay-as-you-go) arrangements. The following table presents revenue recognized during the period by arrangement type:

	For the years ended June 30,
	2024	2025
Reserved capacity arrangements	$1,193,982	$6,501,569
On-demand arrangements	-	44,680
Total	$1,193,982	$6,546,249

Reserved capacity arrangements

The Company enters into reserved capacity arrangements, which generally provide committed intelligent computing power services for a defined service term ranging from 3 months to 3 years, with the majority of such arrangements having a one-year term. These contracts typically are non-cancelable, or may be canceled only under limited conditions with early notifications required. Payment terms generally range from 0-6 months upon the completion of services, and certain arrangements require prepayments. Any prepayments are recorded as contract liabilities and recognized over the service term.

The performance obligation is satisfied over time because the customer simultaneously receives and consumes the benefits. Revenue is recognized using a time-elapsed output method over the contractual service period.

On-demand (pay-as-you-go) arrangements

The Company provides customers with on-demand access to intelligent computing power and GPU resources under pay-as-you-go model which requires advance payment. Customer advances are recorded as contract liabilities and recognized as revenue over the time during the provision of related services underlying the contract term. The revenue is recognized over time because the customer can simultaneously receives and consumes the benefits during the service period. These arrangements generally do not include a fixed contractual term or minimum usage commitments.

(ii) Revenue from comprehensive data center service

The Company leverages its project experience in infrastructure management, cluster optimization, and system monitoring to provide full-cycle operational support to data center asset owners. Services encompass facility environment deployment, network architecture implementation, security and compliance system development, daily operational monitoring, and emergency fault response. Revenue is recognized over time because the Company’s services are performed throughout the contract term and the customer benefits as the services are provided.

For the years ended June 30, 2024 and 2025, $1,319,115 and $7,015,512 of the revenue of the Company’s was recognized over time, respectively.

Revenue disaggregated by service lines for the years ended June 30, 2024 and 2025 is disclosed in the table below:

	For the years ended June 30,
	2024	2025
Revenue from intelligent computing power service	$1,193,982	$6,546,249
Revenue from comprehensive data center services	125,133	469,263
Total	$1,319,115	$7,015,512

2. Summary of significant accounting policies (Continued)

n. Contract liabilities

The Company receives advance payments from its customers for services to be provided in the future. These payments are recorded as contract liabilities on the balance sheet within “Contract liabilities”.

Contract liabilities are recognized when consideration is received from a customer prior to the Company satisfying its related performance obligations. For these service contracts, the Company recognizes revenue, and reduces the contract liabilities, over time as the services are rendered and the performance obligations are satisfied. Revenue recognized that was included in the contract liability balance at the beginning of the year was nil and $95,326 for the years ended June 30, 2024 and 2025, respectively.

o. Cost of revenues

The Company’s cost of revenues primarily includes computing power service and professional service fees. All the cost of revenues are recognized in the period in which the related services occur or the benefits are received.

p. Selling and marketing expenses

The Company’s selling and marketing expenses primarily include: (i) advertising and promotion expenses, (ii) compensation and benefits for sales personnel and related share based compensation, and (iii) travel and other routine office expense. All expenses are recognized in the period in which the related services occur or the benefits are received. The Company expenses advertising costs as incurred, and for the years ended June 30, 2024 and 2025, the Company incurred advertising and promotion expenses of $26,340 and $157,388, respectively.

q. Research and development expenses

The Company’s research and development expenses mainly consist of software development outsourcing service fees and testing expenses.

r. General and administrative expenses

The Company’s general and administrative expenses mainly consist of software subscription fees, legal and professional service fees, certification service fees, depreciation expenses and handling charges.

s. Income tax

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

2. Summary of significant accounting policies (Continued)

t. Capital structure

The Company is authorized to issue 1,500 ordinary shares of $0.01 par value each. As of June 30, 2024 and 2025, there were 1,500 shares issued and outstanding.

Pursuant to the resolution of the board of directors on January 8, 2026, the authorized share capital of 1,500 ordinary shares was re-designated to 303 Class A ordinary shares and 1,197 Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights, except for voting and conversion rights. Each Class A ordinary share is entitled to one vote; and each Class B ordinary share is entitled to twenty votes and is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Furthermore, all outstanding warrants, options, and SAFEs are designated to convert or settle exclusively into Class A ordinary shares.

u. Share-based compensation

The Company grants Share awards of the Company to eligible employees and non-employees. The Company accounts for share-based awards issued to employees and non-employees in accordance with ASC Topic 718 Compensation – Stock Compensation. The Company recognizes forfeitures as they occur. The share-based compensation expenses have been categorized as either general and administrative expenses or selling and marketing expenses, depending on the job functions of the grantees.

The Company’s share-based compensation awards are expected to be settled through transfers of existing ordinary shares held by the controlling shareholder, rather than through the issuance of new shares by the Company. The underlying ordinary shares are included in issued and outstanding shares as of the balance sheet date; accordingly, such settlement is not expected to increase the Company’s total issued and outstanding shares.

Employees’ share-based awards and non-employees’ share-based awards are measured at the grant date fair value of the awards and recognized as expenses a) immediately at grant date if no vesting conditions are required; or b) using graded vesting method, net of estimated forfeitures, over the requisite service period, which is the vesting period.

The Company employs discounted cash flow method to determine the fair value of our share-based compensation arrangements, where the key valuation variables include risk free rate, discount rate and perpetual rate.

v. Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CODM is the chief executive director. The CODM regularly reviews entity-wide operating results and reviews revenues and net loss when making decisions about allocating resources and assessing performance of the segment, and hence, the Company has only one reportable segment. Therefore, as the Company has determined it operates as a single reportable segment, the CODM assesses the Company’s performance and results of operations on an entity-wide basis.

2. Summary of significant accounting policies (Continued)

w. Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

x. Comprehensive loss

Comprehensive loss is defined as a change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company’s comprehensive loss was the same as its reported net loss for all periods presented.

y. Loss per share

Basic net loss per share of ordinary shares attributable to ordinary shareholders is calculated by dividing net loss attributable to ordinary shareholders by the weighted-average shares of ordinary shares outstanding for the period. Potentially dilutive shares, which are based on the weighted-average shares of ordinary shares underlying outstanding share-based awards or options using the treasury stock method or the if-converted method, as applicable, are included when calculating diluted net income per share of ordinary shares attributable to ordinary shareholders when their effect is dilutive.

Diluted net loss per share attributable to ordinary shareholders is computed by adjusting the weighted-average number of ordinary shares outstanding for the dilutive effect of all potential ordinary share equivalents. For the Company, potential ordinary share equivalents consisted of share-based compensation, which are assessed using the treasury stock method. These potential shares are included in the diluted earnings per share calculation only when their effect is dilutive.

In periods where the Company reports a net loss, diluted net loss per share is calculated in the same manner as basic net loss per share because the inclusion of any potential ordinary shares would have an anti-dilutive effect. Consequently, all potential ordinary share equivalents were excluded from the calculation for the years in which a net loss was incurred.

z. Dividends

Dividends are recognized when declared. No dividends were declared for the years ended June 30, 2024 and 2025, respectively. The Company does not have any present plan to pay any dividends on ordinary shares in the foreseeable future. The Company currently intends to retain the available funds and any future earnings to operate and expand its business.

aa. Recently adopted accounting standard updates

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The new accounting standard introduced the current expected credit losses methodology (“CECL”) for estimating allowances for credit losses. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized costs, including loans and trade receivables. ASU 2016-13 is effective for the Company, as an emerging growth company, for annual and interim reporting periods beginning after December 15, 2022. The Company adopted the standard on July 1, 2023 using the modified retrospective method for all financial assets in scope. The adoption of the standard did not have a material impact on the Company’s statements of income, or statements of cash flows.

2. Summary of significant accounting policies (Continued)

aa. Recently adopted accounting standard updates (Continued)

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in this ASU are intended to improve reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. This ASU requires disclosure of significant segment expenses that are regularly provided to the chief operating decision mark (“CODM”), an amount for other segment items by reportable segment and a description of its composition, all annual disclosures required by FASB ASU Topic 280 in interim periods as well, and the title and position of the CODM and how the CODM uses the reported measures. Additionally, this ASU requires that at least one of the reported segment profit and loss measures should be the measure that is most consistent with the measurement principles used in an entity’s financial statements. Lastly, this ASU requires public business entities with a single reportable segment to provide all disclosures required by these amendments in this ASU and all existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company has early adopted ASU 2023-07 on July 1, 2023. As a result of adoption, the required disclosures have been included in Note 2 and Note 14.

bb. Emerging growth company

The Company intends to operate as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act permits companies with emerging growth company status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until such time as those standards would apply to private companies. The Company elected to use this extended transition period to enable it to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the Company’s financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.

cc. Recently accounting pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires entities to make incremental income tax disclosures on an annual basis. The amendments require that public business entities disclose specific categories in the rate reconciliation and provide additional information for reconciling items meeting a quantitative threshold. The amendments also require disclosure of income taxes paid to be disaggregated by jurisdiction, and the disclosure of income tax expense disaggregated by federal, state, and foreign. ASU 2023-09 is effective for the Company’s annual reporting periods ending December 31, 2025 and thereafter, with early adoption permitted. The Company is evaluating adoption timing and the impact ASU 2023-09 will have on its financial statements and related disclosures.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The adoption did not have a material impact on the Company’s financial statement.

2. Summary of significant accounting policies (Continued)

cc. Recently accounting pronouncements (Continued)

In November 2024, the FASB issued ASU 2024-03 “Income Statement—Reporting comprehensive (loss) income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” (“ASU 2024-03”). The amendments in this update intend to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, selling, general and administrative expenses, and research and development). ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027. The Company is currently evaluating the impact from the adoption of this ASU on its financial statements.

In January 2025, the FASB issued Accounting Standards Update (ASU) No. 2025-01, Income Statement — Reporting comprehensive (loss) income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. The amendment clarifies the effective date of ASU No. 2024-03 that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted. The Company is currently evaluating the impact of the above new accounting pronouncements or guidance on the financial statements.

In July 2025, the FASB issued Accounting Standards Update (ASU) No. 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendment provides (1) all entities with a practical expedient to assume that current conditions as of the balance sheet date do not change for the remaining life of the assets and (2) entities other than public business entities with an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. This guidance is effective for annual reporting periods beginning after December 15, 2025 and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of the above new accounting pronouncements or guidance on the financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the balance sheets, statements of income and comprehensive loss and cash flows.

3. Concentration and risk

Concentration of credit risk

Financial instruments that potentially subject us to concentrations of credit risk consisted primarily of cash and cash equivalents, and accounts receivable. We perform ongoing credit evaluations of our customers’ financial condition and maintain an allowance for potential credit losses. This allowance consisted of an amount identified for specific customers and an amount based on overall estimated exposure. Our overall estimated exposure excludes amounts covered by credit insurance.

Concentration of customers

The Company’s revenue was concentrated among a limited number of customers during the periods presented. The following table summarized customers with greater than 10% of the total revenue:

	For the years ended June 30,
	2024	2025
Customer A	12.0%	14.0%
Customer B	-*	12.5%
Customer C	-*	10.2%
Customer D	31.6%	-**
Customer E	11.9%	-**
Customer F	11.0%	-**

*:	nil, new customer for the year ended June 30, 2025
**:	less than 10%

3. Concentration and risk (Continued)

Concentration of customers (Continued)

The Company’s account receivable was concentrated among a limited number of customers during the periods presented. The following table summarized customers with greater than 10% of the total account receivable:

	As of June 30,
	2024	2025
Customer G	-*	42.7%
Customer H	-*	38.3%
Customer F	23.4%	19.0%
Customer D	43.5%	-**
Customer I	15.3%	**

*:	nil, new customer for as of June 30, 2025
**:	less than 10%

Concentration of suppliers

The Company’s purchases was concentrated among a limited number of suppliers during the periods presented. The following table summarized suppliers with greater than 10% of the total purchase:

	For the years ended June 30,
	2024	2025
Supplier A	56.6%	41.4%
Supplier B	14.6%	31.7%
Supplier C	-**	18.4%
Supplier D	12.8%	-**

**:	less than 10%

The Company’s account payable was concentrated among a limited number of suppliers during the periods presented. The following table summarized suppliers with greater than 10% of the total account payable:

	As of June 30,
	2024	2025
Supplier E	-*	54.9%
Supplier F	-*	32.3%

Supplier C	99.4%	12.1%

*:	nil, new supplier for the year ended June 30, 2025

4. Fair value measurements

As of June 30, 2024 and 2025, information about inputs into the fair value measurement of the Company’s assets and liabilities that are measured at fair value on a recurring basis in periods subsequent to their initial recognition is as follows:

	Fair value measurement at reporting date using
Description	Fair value as of June 30, 2024	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Simple agreements for future equity(1)	$9,321,564	$-	$-	$9,321,564
Other payable related to the equity option(2)	53,333	-	-	53,333

	Fair value measurement at reporting date using
Description	Fair value as of June 30, 2025	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Simple agreements for future equity(1)	$18,243,885	$-	$-	$18,243,885
Other payable related to the equity option(2)	53,333	-	-	53,333

(1)

The Company classifies its SAFEs as financial liabilities measured at fair value. The value of the agreements depends significantly on future financing activities, liquidity events, or other material milestones, and their valuation relies on significant inputs that are not observable in the public market. Accordingly, they are classified within Level 3 of the fair value hierarchy.

The fair value measurement is based on an integrated framework combining scenario analysis and financial instrument decomposition (i.e. Bond Plus Call Method). The proceeds from the SAFEs on the date of issuance was $10,592,500, Refer to Note 9-Simple Agreements for Future Equity for further details.

(2)	Equity option. On May 9, 2023, the Company entered into an agreement with a third-party service provider (the “Service Provider”). The Service Provider received a freestanding equity-linked right exercisable, at the Service Provider’s option, upon the closing of the Company’s next qualified equity financing. The right provides the ability to subscribe for up to the value of $200,000 at a 25% discount price per share on the grant date. The equity option is remeasured at fair value at each reporting date, with changes in fair value recognized in earnings. As of June 30, 2024 and June 30, 2025, the fair value of the equity option was $53,333, and no gain or loss from changes in fair value was recognized for the periods presented. The fair value measurement of the equity option is categorized within Level 3 of the fair value hierarchy and was determined using a scenario-based analysis, which incorporates significant unobservable inputs and management judgment regarding the probability and timing of potential future financing outcomes.

5. Accounts receivable

Accounts receivable consisted of the following:

	As of June 30,
	2024	2025
Accounts receivable	$123,332	$152,536
Less: allowance for credit losses	-	-
Accounts receivable, net	$123,332	$152,536

Accounts Receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for credit losses for expected losses over the life of the accounts receivable using the current expected credit loss methodology. The Company determines the allowance based on historical loss experience, current conditions, and reasonable and supportable forecasts. As of June 30, 2024 and 2025, there was no allowance for expected credit losses.

6. Other receivables

Other receivables represent funds temporarily held in trust by an employee acting as the Company’s behalf. As of June 30, 2024 and 2025, the balance were $2,884,694 and $1,207,626, respectively, primary comprising proceeds from SAFEs agreements received via the employee and net of payments made to designated suppliers at the Company’s direction. The outstanding balance was fully settled in January 2026.

7. Equipment, net

Equipment, net consisted of the following:

	As of June 30,
	2024	2025
Equipment	$27,806	$29,944
Total	27,806	29,944
Less: accumulated depreciation	(4,110)	(10,344)
Net carrying amount	$23,696	$19,600

Depreciation expenses for the years ended June 30, 2024 and 2025 were $4,110 and $6,234, respectively.

8. Refundable deposits payable

Refundable deposits payable represent security payments received from a third party and customers, which are required for certain intelligent computing power service arrangements. As of June 30, 2024 and 2025, the balance were $223,205 and $1,445,580, respectively.

9. Simple agreements for future equity

The Company has entered into SAFEs with various investors that were classified as liabilities on the Company’s balance sheets and accounted for at fair value, subject to remeasurement each reporting period. Each SAFEs has no maturity date, does not bear any interest and provides the investor with the right to convert into a variable number of shares of future equity in the Company at the stated conversion amount, if certain events or conditions are triggered.

9. Simple agreements for future equity (Continued)

During the period from October 2022 through June 2025, the Company entered into Simple Agreements for Future Equity with third-party investors, receiving aggregate gross proceeds of $10,592,500. Of this amount, $5,685,000 and $4,307,500 were recorded in the fiscal years ended June 30, 2024 and 2025, respectively. Subsequent to June 30, 2025, the Company received additional SAFEs proceeds of $500,000, resulting in cumulative proceeds of $11,092,500 as of the date of this report. No issuance costs were incurred in connection with these arrangements. As of the date these financial statements are issued, none of the SAFEs have been settled or converted.

The SAFEs agreements grant investors the right to participate in the Company’s future equity financing events. The agreements contain various conversion and redemption provisions, including conversion upon an equity financing event, as well as settlement in the event of a liquidity event or dissolution of the Company. Key terms of the SAFEs are as follows:

Equity Financing – Upon the occurrence of an equity financing event, each SAFEs automatically converts into a greater of (i) the number of shares of preferred stock equal to SAFEs purchase amount divided by the lowest price per share paid for the standard preferred stock or (ii) the number of shares of preferred stock equal to the SAFEs purchase amount divided by the SAFEs price.

●	“SAFEs price” means is calculated by dividing a fixed post-money valuation cap by the Company capitalization, a defined term that includes all outstanding equity and convertible instruments.

●	“Equity Financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells preferred share at a fixed valuation, including but not limited to, a pre-money or post-money valuation.

Not all SAFEs agreements contain the equity financing conversion provision described above. Certain SAFEs are structured without an Equity Financing conversion feature and are generally settled only upon a Liquidity Event or a Dissolution Event (as defined in the respective SAFEs agreements). The Company considered the contractual terms of the SAFEs, including whether an Equity Financing conversion feature is present and the settlement provisions upon a Liquidity Event or a Dissolution Event, in the valuation and measurement of these instruments.

As of June 30, 2025, SAFEs with an aggregate purchase amount of $10,132,500 include an Equity Financing conversion feature, while SAFEs with an aggregate purchase amount of $460,000 do not include this feature and are generally settled only upon a Liquidity Event or a Dissolution Event, in accordance with their terms.

The Company does not have any preferred stock outstanding as of February 11, 2026; therefore, an equity financing event has not been triggered.

Liquidity Event – If there is a liquidity event before the conversion of each SAFE, the holder of each SAFEs will automatically be entitled to the greater of (i) SAFEs purchase amount, or (ii) the amount payable on the number of shares of ordinary shares equal to the purchase amount divided by the Liquidity Price.

●	“Liquidity Price” is calculated by dividing the post-money valuation cap by the separately defined capital base, referred to as “liquidity capitalization” in the SAFEs agreements.

●	“Liquidity Event” means a change of control, a direct Listing or an initial public offering.

Dissolution Event – If there is a dissolution event before the conversion of each SAFE, the holder of each SAFEs will automatically be entitled to receive a portion of proceeds equal to SAFEs purchase amount.

The Company classifies its SAFEs as financial liabilities measured at fair value. Since the value of these instruments depends on significant unobservable inputs, including future financing activities and liquidity events, they are classified as Level 3 within the fair value hierarchy.

9. Simple agreements for future equity (Continued)

The fair value measurement utilizes a combined scenario analysis and financial instrument decomposition approach. Based on management’s assessment of the Company’s prospects, probability distributions are assigned to potential settlement-triggering events. Valuation is performed using a “debt plus option” model: the debt component is valued using a discounted cash flow method with key assumptions including expected settlement timing, risk-free interest rate, and credit spread; the embedded conversion right is treated as a call option and valued using the Black-Scholes model, with key inputs including the fair value of ordinary shares, expected term, and volatility. The overall fair value represents the probability-weighted sum across all scenarios, supported by an independent third-party valuation specialist.

As of June 30, 2024 and 2025, the SAFEs liabilities were measured at fair value using the above Level 3 methodology. Significant unobservable inputs—including timing of events, volatility, and credit spreads—are based on management’s reasonable estimates as of each valuation date.

The following tables set forth a summary of the activity of the SAFEs liabilities, respectively, which represents a recurring fair value measurement at the end of each reporting period:

Fair Value
Balance at June 30, 2023	$526,046
Issuance of simple agreements for future equity	5,685,000
Change in fair value	3,110,518
Balance at June 30, 2024	$9,321,564
Issuance of simple agreements for future equity	4,307,500
Change in fair value	4,614,821
Balance at June 30, 2025	$18,243,885

If and when the SAFEs are converted into equity, management currently expects that such conversion would be settled through transfers of existing ordinary shares held by the controlling shareholder, rather than through the issuance of new shares by the Company, subject to the final conversion terms and the relevant agreements. To the extent settled in this manner, the underlying ordinary shares are already included in the Company’s issued and outstanding shares as of the balance sheet date; therefore, such settlement would not be expected to increase the Company’s total issued and outstanding shares.

Subsequent to June 30, 2025 (see Note 1), in connection with the proposed business combination, the outstanding SAFEs are expected to be settled upon the closing of the transaction (the “Closing”). Pursuant to their terms, if a SPAC transaction occurs prior to the termination of the SAFEs, each SAFE will automatically convert at the Closing into the right to receive Class A ordinary shares of PubCo.

At the Closing of BCA transaction, each of SAFEs is expected to convert into the Class A shares of the PubCo without any action required by the SAFE holders.

10. Income taxes

The Company was incorporated in the State of Delaware and is subject to income taxes in its primary jurisdictions: U.S. federal income tax and Delaware state corporate income tax. The statutory tax rates applicable to the Company are 21% at the federal level and 8.7% at the Delaware state level.

The current and deferred components of income tax expense reflected in the statements of operations and comprehensive loss were nil for the years ended June 30, 2024 and 2025.

10. Income taxes (Continued)

The following table reconciles the statutory rate to the Company’s effective tax rate. The effective tax rate reconciliation is based on the U.S. federal statutory rate of 21% and State income tax rate of 8.7%.

	For the years ended June 30,
	2024	2025
US Statutory income tax rate	21.0%	21.0%
State income tax rate	8.7%	8.7%
Change in fair value of simple agreements for future equity	(18.6)%	(17.9)%
Changes in valuation allowance	(11.1)%	(11.8)%
Effective income tax rate	-	-

The Company’s effective income tax rate was 0% for both years ended June 30, 2024 and 2025. This is primarily attributable to the recognition of a full valuation allowance against the net deferred tax assets, as the Company has concluded that it is not more likely than not that these assets will be realized in the foreseeable future. Accordingly, no tax benefit has been recognized for the losses incurred during these periods.

The principal components of deferred tax assets and deferred tax liabilities were as follows:

	As of June 30,
	2024	2025
Deferred tax assets
Net operating loss carry forward	$748,679	$1,652,998
Total deferred tax assets	748,679	1,652,998
Less: valuation allowance	(748,679)	(1,652,998)
Total deferred tax assets, net	$-	$-

The changes in valuation allowance for the years ended June 30, 2024 and 2025 were as follows:

	For the years ended June 30,
	2024	2025
Balance at the beginning of the year	$(200,468)	$(748,679)
Additions	(548,211)	(904,319)
Balance at the end of the year	$(748,679)	$(1,652,998)

As of June 30, 2024 and 2025, the Company had net operating loss carryforwards (“NOLs”) of $2.5 million and $5.6 million for U.S. federal income tax purposes and $2.5 million and $5.6 million for state income tax purposes. The federal NOLs do not expire but are subject to an annual deduction limit of 80% of taxable income. The Company’s NOLs can be carried forward to offset current year profit for Delaware corporate income tax purposes, subject to certain limitations.

The Company recognizes deferred tax assets if it is more likely than not that those deferred tax assets will be realized. Management reviews deferred tax assets periodically for recoverability and makes estimates and judgments regarding the expected geographic sources of taxable income in assessing the need for a valuation allowance to reduce deferred tax assets to their estimated realizable value. Realization of the Company’s deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain.

The Company had no unrecognized tax benefits as of June 30, 2024 and 2025. The Company currently files income tax returns in the U.S., as well as Delaware. All tax years are open for examination. The Company currently has no federal or state tax examinations in progress.

11. Share-based compensation

For the years ended June 30, 2024 and 2025, total share-based compensation expenses recognized were $21,104 and $153,266, respectively.

The following table sets forth the share-based compensation expenses for the years ended June 30, 2024 and 2025:

	For the years ended June 30,
	2024	2025
Selling and marketing expenses	$-	$153,266
General and administrative expenses	21,104	-
Total	$21,104	$153,266

(1) Employee

On January 6, 2025, with the approval from the Board of the Company, an employee was granted equity award from inception of the employment agreement, which represented 0.1% of the Company’s total shares outstanding at issuance date (the “0.1% Award”, i.e., 1.5 shares). The equity award had a vesting period of 24 months after grant, but with no requisite service period. Alongside with the employee’s separation in September 2025, the equity award remained its vesting pace under the 24-month vesting schedule. As of June 30, 2025, 0.375 shares of the Company were vested, with remaining 1.125 shares unvested.

The Company determined January 6, 2025 to be the grant date of the 0.1% Award and recognized total share-based compensation expense amounted to $101,000 at the grant date for the award since the explicit service vesting condition is not the employee’s requisite service period, and the vesting condition is not a service condition but is merely a delayed exercisability provision. The share-based compensation expense was calculated based on the fair value of the 0.1% Award as of the grant date. The fair value of the 0.1% Award was determined with assistance of an independent third-party valuation specialist using discounted cash flow method with key assumptions of risk free rate of 4.24%, discount rate of 13.6% and perpetual rate of 3.0%.

(2) Non-employee

On December 2, 2024, with the approval from the Board of the Company, a contractor was granted equity award from inception of the contractor agreement representing 0.053333% of the Company’s total shares outstanding at issuance date (“0.05% Award”, i.e., 0.8 shares). The equity award had a vesting period of 24 months after grant, with half vested as of April 1, 2025 and remaining as of November 1, 2026, but with no requisite service period. As of June 30, 2025, the first half of the equity award had been vested, the remaining half had been outstanding.

The Company determined December 2, 2024 to be the grant date of the 0.05% Award and recognized total share-based compensation expense amounted to $52,266 at the grant date for the award since the explicit service vesting condition is not the nonemployee’s vesting period, and the vesting condition is not a service condition but is merely a delayed exercisability provision. The share-based compensation expense was calculated based on the fair value of the 0.1% Award as of the grant date. The fair value of the 0.05% Award was determined with assistance of an independent third-party valuation specialist using discounted cash flow method with key assumptions of risk free rate of 4.36%, discount rate of 14.9% and perpetual rate of 3.0%.

11. Share-based compensation (Continued)

On May 9, 2023, the Company entered into an agreement with a third-party Service Provider to receive accelerator training services. In consideration for these services, the Company agreed to grant the Service Provider equity equal to 0.425% of shares outstanding at issuance. The Company accounts for the award as consideration for services in accordance with ASC 718, Compensation—Stock Compensation. The Company measures equity instruments granted to a non-employee in exchange for services at their fair value on the grant date and engaged an independent third-party valuation specialist to determine the grant-date fair value using discounted cash flow method with key assumptions of risk free rate of 3.81%, discount rate of 15.5% and perpetual rate of 3.0%. The related compensation cost is recognized as expense, with a corresponding increase to additional paid-in capital, on a straight-line basis over the requisite service period during which the counterparty provides services, which was from May 2023 through July 2023. For the year ended June 30, 2024, the Company recognized $21,104, which was recorded within general and administrative expense in the statements of operations and comprehensive loss. The award was fully vested as of June 30, 2024 and 2025.

The Company’s share-based compensation awards are expected to be settled through transfers of existing ordinary shares held by the controlling shareholder, rather than through the issuance of new shares by the Company. The underlying ordinary shares are included in the issued and outstanding shares as of the balance sheet date; accordingly, such settlement is not expected to increase the Company’s total issued and outstanding shares. The vested shares are not recorded in the individual names of the holders on the Company’s stock ledger, but held by the controlling shareholder on their behalf, mainly due to the plan to a direct register of shares under the listed company during de-SPAC transaction. The Company, as well as the controlling shareholder deemed the grant as the time when the employee and non-employees are entitled to economic benefits and risks of the subsequent changes in fair value of the granted shares accordingly to the agreed vesting period.

12. Related party transactions

Hoansoo Lee serves as the Company’s Chief Executive Officer and Chief Financial Officer. The Company has entered into a consulting services agreement with Hoansoo Lee, pursuant to which Hoansoo Lee provides strategic consulting and advisory services to the Company.

For the years ended June 30, 2024 and 2025, the Company incurred and paid consulting fees totaling $75,245 and $100,150, respectively. As of June 30, 2024 and 2025, there were no outstanding balances payable to Hoansoo Lee as all amounts had been fully settled during the respective periods.

13. Basic and diluted net loss per share

Basic loss per share and diluted loss per share have been calculated in accordance with ASC 260, “Earnings Per Share” on computation of loss per share for the years ended June 30, 2024 and 2025 as follows:

	For the years ended June 30,
	2024	2025
Numerator:
Net loss attributable to ordinary shareholders	$(4,956,347)	$(7,659,667)

Denominator:
Denominator for basic and diluted loss per share
Weighted-average ordinary shares outstanding, Basic and diluted*	1,500	1,500
Basic and diluted loss per share	$(3,304.23)	$(5,106.44)

*	The Company’s share-based compensation awards are expected to be settled through transfers of existing ordinary shares held by the controlling shareholder, rather than through the issuance of new shares by the Company. The underlying ordinary shares are included in issued and outstanding shares as of the balance sheet date; accordingly, such settlement is not expected to increase the Company’s total issued and outstanding shares. During the years ended June 30, 2024 and 2025, diluted net loss per share is calculated in the same manner as basic net loss per share.

14. Segment information

The Company manages its business in a centralized manner and operates as a single segment and accordingly has only one operating and reportable segment, the provision of GPU computing platform services. The Company’s Chief Executive Officer serves as the Chief Operating Decision Maker (“CODM”). The CODM regularly reviews entity-level operating results, including revenue and net loss as presented in the statement of operations and comprehensive loss, when making decisions about resource allocation and assessing segment performance. Therefore, the Company has one reportable segment.

The primary measures of segment revenue and profitability for the Company’s operating segment are considered to be revenue and net loss. The CODM uses revenue to assess market performance and growth, and net loss to evaluate profitability and cost management. Both measures are used together to allocate resources, including personnel and capital resources. Significant expense categories regularly provided to and reviewed by the CODM include those presented in the statements of operations and comprehensive loss as well as disaggregated expenses of staff costs and employee benefits, professional service expenses, share-based compensation, and other general and administrative expenses.

The following table presents the segment information of the Company for the measurement of segment profitability for the years ended June 30, 2024 and 2025:

	For the years ended
	June 30,
	2024	2025
Revenues	1,319,115	7,015,512
Cost of revenues	(1,263,548)	(5,910,315)
Research and development expenses	(1,365,433)	(2,797,906)
Selling and marketing expenses
– Staff costs, employee benefits and office expenses	(262,614)	(835,889)
– Share-based compensation	-	(153,266)
General and administrative expenses
– Staff costs, employee benefits and Others	(244,651)	(328,662)
– Professional service expenses	(7,594)	(34,320)
– Share-based compensation	(21,104)	-

Loss from operations	(1,845,829)	(3,044,846)
Change in fair value of simple agreements for future equity	(3,110,518)	(4,614,821)
Loss before income tax expenses	(4,956,347)	(7,659,667)
Income tax expense	-	-

Net loss	(4,956,347)	(7,659,667)

Geographic Information

As substantially all of the Company’s long-lived assets are located in the United States, no geographical segments of assets are presented. The following table presents the Company’s revenue from major geographical areas for the periods indicated.

	For the years ended June 30,
	2024	2025
Singapore	$260,941	$2,484,905
United States of America	169,600	2,085,579
Canada	574,664	1,443,306
Hong Kong	157,500	600,000
United Kingdom	145,410	391,722
Others	11,000	10,000
Total	$1,319,115	$7,015,512

15. Commitments and contingencies

From inception to date, the Company has not been a party to any legal proceedings, claims, or disputes arising in the ordinary course of business. As of June 30, 2025, the Company had no outstanding litigation, and there were no commitments or contingencies that management believes would have a material effect on the financial statements.

16. Subsequent events

The Company evaluated all events and transactions that occurred after June 30, 2025, up through February 11, 2026, which is the date that these financial statements are issued, unless as disclosed elsewhere and below, there was no other material subsequent events occurred that would require recognition or disclosure in the Company’s financial statements.

Incorporation of a Subsidiary

On December 16, 2025, subsequent to the reporting period but prior to the authorization of these financial statements for issue, the Company incorporated its wholly-owned subsidiary, Evana Alpha Pte. Ltd., in Singapore. The Company subscribed for all 1,000 ordinary shares of the subsidiary, with a issued share capital of Singapore Dollars 1,000. The subsidiary’s principal business activity is information technology consultancy (excluding cybersecurity).

SAFEs

From October 1, 2025 to February 11, 2026, certain institutional and accredited investors provided $0.5 million to the Company in the form of SAFEs.

Capital Structure and Dual-Class Share Reclassification

In January 2026, the Company adopted an Amended and Restated Certificate of Incorporation, which established a dual-class ordinary share structure. Under this new structure, the Company’s equity is divided into Class A Ordinary Shares and Class B Ordinary Shares, which are entitled to one (1) vote and twenty (20) votes per share, respectively. Despite the differential in voting power, Class A and Class B Ordinary Shares rank pari passu in all other respects, sharing ratably in dividends and any distributions upon liquidation. Furthermore, all outstanding warrants, options, and SAFEs are designated to convert or settle exclusively into Class A Ordinary Shares.

Business combination agreement and related events

In January 2026, the Company entered into an BCA with BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and a direct, wholly owned subsidiary of BCAR and D. Boral Arc Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of BCAR. Upon closing of the transaction, the combined company will be named Exascale Labs Holdings Inc. and is expected to be traded on a national securities exchange.

The aggregate consideration for the Business Combination is $500.0 million, payable by the surviving publicly traded entity in the form of 50,000,000 newly issued ordinary shares valued at $10.00 per share. At the effective time of the merger of the Company into the surviving publicly traded entity pursuant to the BCA, the Company’s outstanding ordinary shares and outstanding SAFEs are expected to be cancelled and converted into the right to receive shares of the surviving publicly traded entity in accordance with the terms of the BCA and the applicable SAFE instruments. Class A ordinary shares are expected to have one vote per share, and Class B ordinary shares are expected to have 20 votes per share.

As of February 11, 2026, the transactions contemplated by the BCA had not been consummated. Accordingly, the Company has not recorded any amounts in these financial statements related to the BCA, as it represents a non-recognized subsequent event.

EXASCALE LABS INC.

UNAUDITED CONDENSED CONSOLIDATED

BALANCE SHEETS AS OF JUNE 30, 2025 AND MARCH 31, 2026

(All amounts in US$, except for number of shares)

	As of June 30, 2025	As of March 31, 2026
		(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$4,231,689	$984,830
U.S. Dollar Coin	-	4,074,415
Accounts receivable, net	152,536	1,830,105
Prepaid research and development expenses	-	625,000
Advance to suppliers	1,030,761	106,801
Refundable deposits receivable	681,125	510,000
Other receivables	1,207,626	-
Total Current Assets	7,303,737	8,131,151

Non-Current Assets
Deferred offering costs	-	95,000
Equipment, net	19,600	14,406
Total Non-Current Assets	19,600	109,406
Total Assets	$7,323,337	$8,240,557

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$90,015	$743,742
Simple agreements for future equity	18,243,885	26,842,205
Contract liabilities	432,760	109,657
Refundable deposits payable	1,445,580	1,174,702
Other current liabilities	107,481	283,612
Total Current Liabilities	20,319,721	29,153,918
Total Liabilities	$20,319,721	$29,153,918

Commitments and contingencies (Note 14)

Shareholders’ Deficit
Ordinary shares (US$0.01 par value per share; 1,500 shares authorized; 1,500 shares issued and outstanding as of June 30, 2025)	$15	$-
Class A ordinary shares (US$0.01 par value per share; 303 shares authorized; 303 shares issued and outstanding as of March 31, 2026)	-	3
Class B ordinary shares (US$0.01 par value per share; 1,197 shares authorized; 1,197 shares issued and outstanding as of March 31, 2026)	-	12
Additional paid-in capital	220,636	220,636
Accumulated deficit	(13,217,035)	(21,134,012)
Total Shareholders’ Deficit	$(12,996,384)	$(20,913,361)
Total Liabilities and Shareholders’ Deficit	$7,323,337	$8,240,557

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EXASCALE LABS INC.

UNAUDITED CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2025 AND 2026

(All amounts in US$, except for number of shares, and per share data)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2025	2026	2025	2026
Revenues	$1,862,158	$3,754,586	$4,475,885	$10,561,331
Cost of revenues	(1,649,077)	(3,167,659)	(3,827,444)	(8,902,966)
Gross profit	213,081	586,927	648,441	1,658,365

Operating expenses
Selling and marketing expenses	(378,511)	(104,729)	(726,914)	(310,582)
General and administrative expenses	(103,107)	(468,696)	(268,159)	(928,255)
Research and development expenses	(377,999)	(1,235,476)	(2,115,853)	(3,238,185)
Total operating expenses	(859,617)	(1,808,901)	(3,110,926)	(4,477,022)

Loss from operations	(646,536)	(1,221,974)	(2,462,485)	(2,818,657)
Change in fair value of simple agreements for future equity	(890,523)	(1,410,457)	(3,716,052)	(5,098,320)

Loss before income tax expenses	(1,537,059)	(2,632,431)	(6,178,537)	(7,916,977)
Income tax expenses	-	-	-	-
Net loss and comprehensive loss	$(1,537,059)	$(2,632,431)	$(6,178,537)	$(7,916,977)

Loss per ordinary share
Basic and diluted	$(1,024.70)	$(1,754.95)	$(4,119.02)	$(5,277.98)

Weighted average number of ordinary shares
Basic and diluted	1,500	1,500	1,500	1,500

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EXASCALE LABS INC.

UNAUDITED CONDENSED CONSOLIDATED

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2025 AND 2026

(All amounts in US$, except for number of shares)

For the Three Months Ended March 31, 2025

	Ordinary shares		Additional paid-in	Accumulated	Total shareholders’
	Shares	Amount	capital	deficit	deficit
Balance as of December 31, 2024 (unaudited)	1,500	$15	$119,636	$(10,198,846)	$(10,079,195)
Net loss	-	-	-	(1,537,059)	(1,537,059)
Share-based compensation	-	-	101,000	-	101,000
Balance as of March 31, 2025 (unaudited)	1,500	$15	$220,636	$(11,735,905)	$(11,515,254)

For the Nine Months Ended March 31, 2025

	Ordinary shares		Additional paid-in	Accumulated	Total shareholders’
	Shares	Amount	capital	deficit	deficit
Balance as of June 30, 2024	1,500	$15	$67,370	$(5,557,368)	$(5,489,983)
Net loss	-	-	-	(6,178,537)	(6,178,537)
Share-based compensation	-	-	153,266	-	153,266
Balance as of March 31, 2025 (unaudited)	1,500	$15	$220,636	$(11,735,905)	$(11,515,254)

For the Three Months Ended March 31, 2026

	Ordinary shares		Class A ordinary shares		Class B ordinary shares		Additional paid-in	Accumulated	Total shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balance as of December 31, 2025 (unaudited)	1,500	$15	-	$-	-	$-	$220,636	$(18,501,581)	$(18,280,930)
Re-designation of authorized ordinary shares	(1,500)	(15)	303	3	1,197	12	-	-	-
Net loss	-	-	-	-	-	-	-	(2,632,431)	(2,632,431)
Balance as of March 31, 2026 (unaudited)	-	$-	303	$3	1,197	$12	$220,636	$(21,134,012)	$(20,913,361)

For the Nine Months Ended March 31, 2026

	Ordinary shares		Class A ordinary shares		Class B ordinary shares		Additional paid-in	Accumulated	Total shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balance as of June 30, 2025	1,500	$15	-	$-	-	$-	$220,636	$(13,217,035)	$(12,996,384)
Re-designation of authorized ordinary shares	(1,500)	(15)	303	3	1,197	12	-	-	-
Net loss	-	-	-	-	-	-	-	(7,916,977)	(7,916,977)
Balance as of March 31, 2026 (unaudited)	-	$-	303	$3	1,197	$12	$220,636	$(21,134,012)	$(20,913,361)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EXASCALE LABS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF

CASH FLOWS FOR THE NINE MONTHS ENDED MARCH 31, 2025 AND 2026

(All amounts in US$)

	For the Nine Months Ended March 31,
	2025	2026
Cash flows from operating activities:
Net loss	$(6,178,537)	$(7,916,977)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of equipment	4,633	5,194
Share-based compensation	153,266	-
Change in fair value of simple agreements for future equity	3,716,052	5,098,320
Other operating activities settled in digital assets and U.S. Dollar Coin	-	(1,681,167)

Changes in operating assets and liabilities:
Accounts receivable	(10,483)	(1,677,569)
Advance to suppliers	(278,612)	923,960
Prepaid research and development expenses	-	(625,000)
Accounts payable	(104,717)	653,727
Other current liabilities	(113,693)	176,131
Contract liabilities	144,082	(323,103)
Refundable deposits receivable	(150,000)	171,125
Refundable deposits payable	224,279	(270,878)
Other receivables	1,835,770	1,707,626
Net cash used in operating activities	$(757,960)	$(3,758,611)

Cash flows from investing activities:
Disposal of digital assets and U.S. Dollar Coin	-	606,752
Purchase of equipment	(2,138)	-
Net cash (used in) provided by investing activities	$(2,138)	$606,752

Cash flows from financing activities:
Payment for deferred offering costs	-	(95,000)
Proceeds from Simple agreements for future equity	4,275,000	-
Net cash provided by (used in) financing activities	$4,275,000	$(95,000)
Net change in cash and cash equivalents	3,514,902	(3,246,859)
Cash and cash equivalents at the beginning of the period	969,626	4,231,689
Cash and cash equivalents at the end of period	$4,484,528	$984,830

Supplementary Information:
Income tax paid	$-	$-
Interest expense paid	$-	$-
Investment proceeds received by an employee on behalf of the Company from SAFEs investors	$-	$500,000
Investment proceeds received through USDC from SAFEs investors	$-	$3,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EXASCALE LABS INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in US$, except for number of shares and per share data)

1. Organization and principal activities

On June 1, 2022, Exascale Labs Inc. (the “Company”) was formally incorporated in the State of Delaware. In accordance with the Company’s Certificate of Incorporation, the total authorized share capital of the Company consists of 1,500 shares of ordinary shares, with a par value of $0.01 per share, all of which are of one class. The governance structure of the Company stipulates that the business and affairs of the Company shall be managed by or under the direction of its board of directors.

On December 16, 2025, the Company incorporated its wholly-owned subsidiary, Evana Alpha Pte. Ltd., in Singapore. The Company subscribed for all 1,000 ordinary shares of the subsidiary, with a total issued share capital of Singapore Dollars 1,000. The subsidiary’s principal business activity is information technology consultancy (excluding cybersecurity).

The Company is a next-generation artificial intelligence (“AI”) infrastructure provider operating an asset-light, software-defined graphics processing unit (“GPU”) compute platform and related AI infrastructure solutions. Exascale’s core business includes GPU as a Service (“GaaS”), through which it provides reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for artificial intelligence data center (“AIDC”) operators. In addition, Exascale has developed certain modular data center, high-density liquid cooling, high-voltage direct current (“HVDC”) power and energy storage solutions that are designed to address deployment bottlenecks in AI infrastructure and that Exascale believes are ready for commercial engagement, although these capabilities have not yet generated revenue as of the date of this proxy statement/prospectus. The platform is purpose-built for large-scale AI workloads, including large language model (“LLM”) training, fine-tuning, and high-concurrency inference.

In January 2026, the Company adopted an Amended and Restated Certificate of Incorporation, which established a dual-class ordinary share structure. Under this new structure, the Company’s equity is divided into 303 Class A ordinary shares and 1,197 Class B ordinary shares, which are entitled to one (1) vote and twenty (20) votes per share, respectively. Despite the differential in voting power, Class A and Class B ordinary shares rank pari passu in all other respects, sharing ratably in dividends and any distributions upon liquidation. Furthermore, all outstanding Simple Agreements for Future Equity (“SAFEs”) are designated to convert or settle exclusively into Class A ordinary shares.

In January 2026, the Company entered into an Agreement and Plan of Merger (“BCA”) with D. Boral ARC Acquisition I Corp.(“BCAR”), a publicly traded special purpose acquisition company (“SPAC”), D. Boral ARC Merger Corporation, a Delaware corporation and a direct, wholly owned subsidiary of BCAR and D. Boral Arc Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of BCAR. Upon closing of the transaction, the combined company will be named Exascale Labs Holdings Inc.(such surviving company, “PubCo”) and is expected to be traded on a national securities exchange.

2. Summary of significant accounting policies

a. Going concern

As of March 31, 2026, the Company had cash and cash equivalents and U.S. Dollar Coin (“USDC”) of $5.1 million and current liabilities of $29.2 million. For the nine months ended March 31, 2025, the Company used $0.8 million in operating activities, while for the nine months ended March 31, 2026, it used $3.8 million. The Company incurred net losses of $6.2 million and $7.9 million for these respective periods. Since inception, the Company has incurred recurring net losses from operations and negative cash flows from operating activities. As of March 31, 2026, the Company had an accumulated deficit of $21.1 million. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year of the date these unaudited condensed consolidated financial statements are issued.

2. Summary of significant accounting policies (Continued)

a. Going concern (Continued)

Management has formulated and is actively pursuing plans to mitigate these conditions and secure the Company’s continued operations. In connection with the Company’s contemplated business combination with a SPAC and related financing activities, the Company expects to access additional capital through external funding sources. In addition, the Company continues to focus on expanding its market presence and developing client relationships to drive revenue growth, while managing operating expenses, with the objective of improving cash flows from operations over time.

For purposes of this disclosure, “SPAC” refers to a special purpose acquisition company formed to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more operating businesses. “De-SPAC” refers to the business combination transaction pursuant to which an operating company combines with a SPAC, following which the combined company becomes publicly listed (or otherwise succeeds to the SPAC’s public company status).

The Company’s negative working capital position is primarily attributable to the classification of SAFEs. Excluding the accounting impact of the SAFEs, which will only be paid in cash upon Liquidity Events and Dissolution Event (as defined in Note 8), management believes the Company’s available cash resources are sufficient for near-term operating needs. If additional liquidity is required, the Company’s majority shareholder has entered into a binding support agreement to provide funding to cover anticipated operating cash flow shortfalls through the completion of the contemplated de-SPAC transaction. The support agreement is effective for a period of eighteen months from June 10, 2026.

However, the de-SPAC transaction (including the SAFEs conversion) have not been fully implemented as of the date these unaudited condensed consolidated financial statements are issued. There can be no assurance that these plans will be successfully completed within the required time frame, on acceptable terms, or at all. If the primary plans are not successful, the Company’s alternative courses of action would further intensify efforts in market expansion and client development to increase revenue, while diligently controlling costs to ensure sufficient cash flow from operating activities.

The Company may not be able to secure necessary financing in a timely manner or on favorable terms, or successfully execute its operational turnaround. These circumstances give rise to substantial doubt that the Company will continue as a going concern and these unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

b. Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the unaudited condensed consolidated financial statements prepared in accordance with U.S. GAAP have been condensed consolidated or omitted pursuant to such rules and regulations. As such, the information included in this interim financial report should be read in conjunction with the audited financial statements and accompanying notes for the two years ended June 30, 2025.

The accompanying unaudited condensed consolidated financial statements contain all normal recurring adjustments necessary to present fairly the financial position, operating results and cash flows of the Company for each of the periods presented. The results of operations for the three and nine months ended March 31, 2026 are not necessarily indicative of results to be expected for any other interim period or for the year ending June 30, 2026. The condensed consolidated balance sheet as of June 30, 2025 was derived from the audited financial statements at that date but does not include all of the disclosures required by U.S. GAAP for annual financial statements.

2. Summary of significant accounting policies (Continued)

c. Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. Management believes that the estimates used in preparing the unaudited condensed consolidated financial statements are reasonable and prudent; however, actual results could differ from these estimates under different assumptions or conditions. Significant accounting estimates include recognition and measurement of SAFEs notes, recognition and measurement of share-based compensation, the allowance for expected credit losses, deferred tax assets and valuation allowance.

d. Fair value measurements

In accordance with FASB ASC 820 Fair Value Measurements and Disclosures, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company uses a three-level hierarchy for fair value measurements of certain assets and liabilities for financial reporting purposes that distinguishes between market participant assumptions developed from market data obtained from outside sources (observable inputs) and the Company’s own assumptions about market participant assumptions developed from the best information available to us in the circumstances (unobservable inputs).

The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management during the nine months ended March 31, 2025 and 2026. The carrying amount of cash and cash equivalents, accounts receivable, refundable deposits receivable, other receivables, accounts payable, refundable deposits payable and other current liabilities approximated their fair values as of June 30, 2025 and March 31, 2026. For the nine months ended March 31, 2025 and 2026, the Company carried SAFEs and digital assets at their fair value (see Note 4-Fair Value Measurements for fair value information).

e. Functional currency

The accompanying unaudited condensed consolidated financial statements are presented in the United States dollar (“US$”). The functional currency of the Company and its subsidiary is the US$.

All transactions are measured and recorded in the Company’s functional currency.

f. Cash and cash equivalents

The Company considers all highly liquid investments instruments purchased with a maturity period of three months or less to be cash or cash equivalents. The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents approximate their fair value. As of June 30, 2025 and March 31, 2026, the Company does not have any cash equivalents.

2. Summary of significant accounting policies (Continued)

g. Crypto assets

The Company’s crypto assets classified in current assets are held primarily for use in the ordinary course of business which is expected to be actively utilized or converted within the normal operating cycle and such crypto assets can be sold in a highly liquid marketplace. During the nine months ended March 31, 2026, the Company only held crypto assets of Tether USD (“USDT”) and USDC, which are principally funded by SAFE investors and as a form of payment for transaction revenue. The Company’s crypto assets are held with qualified third-party custodians who provide secure storage and safeguarding of the Company’s crypto assets.

USDC

USDC is a stablecoin redeemable on a one-to-one basis for U.S. dollars and is accounted for as a financial instrument in the unaudited condensed consolidated balance sheets.

Crypto assets other than USDC

On December 13, 2023, the FASB issued ASU 2023-08, which addresses the accounting and disclosure requirements for certain cryptocurrencies. The new guidance requires entities to subsequently measure certain cryptocurrencies at fair value, with changes in fair value recorded in net income in each reporting period. The Company applied the ASU since its holding of crypto assets in December 2025.

Digital assets that are received as noncash consideration in our revenue arrangements and paid in purchases of professional service and others are presented as cash flows from operating activities in other operating activities settled in digital assets and USDC. Digital assets that are received in our revenue arrangements and sold for cash within seven days are presented as cash flows from operating activities, while other digital asset activity held longer than seven days is reflected as cash flows from investing activities under disposal of digital assets and USDC held in the consolidated statements of cash flows. The Company presents crypto assets other than USDC separately from other intangible assets and USDC, recorded as digital assets on the unaudited condensed consolidated balance sheets.

For the three months ended March 31, 2026, the Company recorded receipt and disbursement of digital assets amounted to $644,616 and $796,781. For the nine months ended March 31, 2026, the Company recorded receipt and disbursement of digital assets amounted to $939,397 and $939,397, respectively, which resulted in an ending balance of nil. The Company’s balances related to digital assets and stablecoins during the period included USDT and USDC, both of which are USD-pegged stablecoins. No fair value gain or loss on digital assets was recognized for the three and nine months ended March 31, 2026 considering the low volatility in the fair value of USDT during the three and nine months ended March 31, 2026.

h. Expected credit loss and accounts receivable

The Company adopted Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC”) 326 “Financial Instruments — Credit Losses” (“ASC 326”) on January 1, 2023.

2. Summary of significant accounting policies (Continued)

h. Expected credit loss and accounts receivable (Continued)

The Company’s accounts receivable are within the scope of ASC 326. ASC 326 introduces an approach based on expected credit losses on financial assets at amortized cost. Upon adoption of ASC 326, the Company estimates the expected credit losses for accounts receivable using the roll-rate method on a collective basis when similar risk characteristics exist. Expected credit losses are included in general and administrative expenses in the statements of operations and comprehensive loss. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Accounts receivable represents those receivables derived in the ordinary course of business, net of an allowance for any potentially uncollectible amounts. The Company makes estimates of expected credit and collectability trends for the allowance for credit losses based upon its assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions that may vary by geography, customer-type, or industry sub-vertical, and other factors that may affect its ability to collect from customers.

Although the Company has historically not experienced significant credit losses, they may experience increasing credit loss risks from accounts receivable in future periods if its customers are adversely affected by economic pressures or uncertainty associated with local or global economic recessions, or other customer-specific factors, and actual experience in the future may differ from their past experiences or current assessment.

i. Deferred offering costs

The Company follows the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal, and other professional expenses incurred through the balance sheet date that are directly related to the intended de-SPAC Transaction. These costs will be charged to shareholders’ equity, netted against the proceeds, upon the completion of the Business Combination. Should the transaction prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to the statements of operations and comprehensive loss. As of June 30, 2025 and March 31, 2026, the Company deferred nil and $95,000 of transaction costs, respectively.

j. Advance to suppliers

Advance to suppliers represent prepayments made to vendors in connection with the purchase of services. Advance is recorded at the amount paid and are classified as current assets when the related services are expected to be received within one year or the normal operating cycle.

k. Refundable deposits receivable

Refundable deposits receivable mainly represents security deposits and refundable cooperation deposits paid to suppliers and business partners that are contractually recoverable upon the completion of services. These amounts are recorded as assets when paid, generally at the amount paid. Deposits expected to be recovered within one year are classified as current; otherwise, they are classified as non-current. Allowance should be assessed under CECL, and write off when not recoverable. The Company evaluates the credit risk of refundable deposits receivable and recognizes an allowance for credit losses based on the current expected credit losses (“CECL”) model. Specific balances are written off when they are deemed uncollectible and all collection efforts have been exhausted. As of June 30, 2025 and March 31, 2026, no allowance for credit losses was recorded.

l. Prepaid research and development expenses

Prepaid research and development expenses represent advance payments to third-party service providers for technical, design, and development services. These amounts are initially recorded as prepaid assets and are subsequently recognized as research and development expenses in the period the services are rendered, in accordance with the terms of the respective agreements. The Company periodically reviews the status of these agreements to ensure the prepaid balance properly reflects the value of services not yet received. For the three and nine months ended March 31, 2026, the Company recognized $625,000 and $1,875,000, respectively, of expense related to the amortization of prepaid research and development costs, which was included in research and development expense.

2. Summary of significant accounting policies (Continued)

m. Other receivables

Other receivables represent funds temporarily held in trust by an employee acting on the Company’s behalf. As of June 30, 2025 and March 31, 2026, the balance were $1,207,626 and nil, respectively, with the nil balance as of March 31, 2026 resulting from the employee having repaid all outstanding amounts to the Company. The balance as of June 30, 2025 was primarily comprising proceeds from SAFEs agreements received via the employee and net of payments made to designated suppliers at the Company’s direction.

n. Equipment, net

Equipment, net is stated at cost less accumulated depreciation and impairment, if any. Depreciation is computed using the straight-line method over the estimated useful lives of three or five years, depending on the asset category.

o. Refundable deposits payable

Refundable deposits payable represent security payments received from a third party and customers, which are required for certain intelligent computing power service arrangements. As of June 30, 2025 and March 31, 2026, the balance were $1,445,580 and $1,174,702, respectively.

p. Impairment of long-lived assets

The Company reviews its long-lived assets, equipment, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated from the use of the asset and its eventual disposition. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the impaired assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. There was no impairment of long-lived assets for the nine months ended March 31, 2025 and 2026.

q. Simple agreements for future equity

SAFEs issued by the Company are freestanding financial instruments. As they contain certain redemption or liquidation features that may require the Company to settle the obligation in cash upon the occurrence of defined events (e.g., a change of control or dissolution), the instruments create an obligation that meets the definition of a liability. Accordingly, the SAFEs are classified in their entirety as liabilities on the balance sheets.

These liabilities are measured at fair value upon initial recognition and are subsequently remeasured at fair value at each reporting date. All changes in their fair value are recognized in the condensed consolidated statement of operations and comprehensive loss in the period in which they occur.

r. Revenue recognition

The Company applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC 606 requires the Company to (i) identify its contracts with clients, (ii) identify its performance obligations under those contracts, (iii) determine the transaction prices of those contracts, (iv) allocate the transaction prices to its performance obligations in those contracts, and (v) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

2. Summary of significant accounting policies (Continued)

r. Revenue recognition (Continued)

The Company reports all of its revenues on a gross basis. This determination is based on the Company’s assessment that it is the principal in its revenue arrangements. The Company controls the service delivery platform and infrastructure before the service is provided to the customer. It is primarily responsible for fulfilling the service promise, has discretion in setting prices, and assumes the credit risk associated with the customer receivable.

As a practical expedient, the Company elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Company otherwise would have recognized is one year or less.

Pursuant to ASC 606, the Company recognizes revenue based on the transaction price, which is the amount of consideration it expects to be entitled to exchange for transferring services to customers. For Intelligent Computing Power Services, contract consideration is generally fixed and is typically stated as a fixed monthly fee determined by (i) the contractually specified number of GPUs (capacity) and (ii) the service period. Accordingly, the transaction price is generally the fixed contractual amount. The Company recognizes revenue over time as the services are provided throughout the contract term. The Company offers payment terms ranging from 0 to 6 months, depending on customers’ credit profiles and service requirements.

The Company does not provide warranties for its services and does not offer service-type warranty arrangements.

The following is a description of the principal activities of the Company from which the Company generates its revenue under ASC 606.

(i) Revenue for intelligent computing power service

The Company leverages its expertise in high-performance computing and cloud-native architectures to build and operate stable, efficient, and scalable GPU computing platforms through modular data center design and liquid cooling technology. The Company uses these platforms to provide computing resources for large-scale AI training, model inference, and high-performance scientific computing to commercial enterprise clients with substantial GPU computing requirements. Supporting services include GPU server environment deployment, cluster scheduling and performance optimization, high-speed network interconnection, real-time monitoring and intelligent alerting systems, as well as industry-compliant security and regulatory assurance.

The Company accounts for the above promises as a single performance obligation because they are highly integrated and not separately identifiable in the context of the contract. The Company provides an integrated, managed GPU computing platform in which computing capacity, deployment/configuration, scheduling, networking, monitoring, and security/compliance are interdependent and together deliver a single combined service—continuous access to a functioning and secured platform over the contractual term.

The Company provides intelligent computing power services under two pricing models: (i) reserved capacity arrangements and (ii) on-demand (pay-as-you-go) arrangements. The following table presents revenue recognized during the period by arrangement type:

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2025	2026	2025	2026
Reserved capacity arrangements	$1,758,921	$3,725,315	$4,161,985	$10,428,983
On-demand arrangements	5,436	1,341	6,482	12,526
Total	$1,764,357	$3,726,656	$4,168,467	$10,441,509

2. Summary of significant accounting policies (Continued)

r. Revenue recognition (Continued)

Reserved capacity arrangements

The Company enters into reserved capacity arrangements, which generally provide committed intelligent computing power services for a defined service term ranging from 3 months to 3 years, with the majority of such arrangements having a one-year term. These contracts typically are non-cancelable, or may be canceled only under limited conditions with early notifications required. Payment terms generally range from 0-6 months upon the completion of services, and certain arrangements require prepayments. Any prepayments are recorded as contract liabilities and recognized over the service term.

The performance obligation is satisfied over time because the customer simultaneously receives and consumes the benefits. Revenue is recognized using a time-elapsed output method over the contractual service period.

On-demand (pay-as-you-go) arrangements

The Company provides customers with on-demand access to intelligent computing power and GPU resources under pay-as-you-go model which requires advance payment. Customer advances are recorded as contract liabilities and recognized as revenue over the time during the provision of related services underlying the contract term. The revenue is recognized over time because the customer can simultaneously receive and consume the benefits during the service period. These arrangements generally do not include a fixed contractual term or minimum usage commitments.

(ii) Revenue from comprehensive data center service

The Company leverages its project experience in infrastructure management, cluster optimization, and system monitoring to provide full-cycle operational support to data center asset owners. Services encompass facility environment deployment, network architecture implementation, security and compliance system development, daily operational monitoring, and emergency fault response. Revenue is recognized over time because the Company’s services are performed throughout the contract term and the customer benefits as the services are provided.

For the three months ended March 31, 2025 and 2026, $1,862,158 and $3,754,586 of the revenue of the Company’s was recognized over time, respectively. For the nine months ended March 31, 2025 and 2026, $4,475,885 and $10,561,331 of the revenue of the Company’s was recognized over time, respectively.

Revenue disaggregated by service lines for the three months and the nine months ended March 31, 2025 and 2026 is disclosed in the table below:

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2025	2026	2025	2026
Revenue from intelligent computing power service	$1,764,357	$3,726,656	$4,168,467	$10,441,509
Revenue from comprehensive data center service	97,801	27,930	307,418	119,822
Total	$1,862,158	$3,754,586	$4,475,885	$10,561,331

s. Contract liabilities

The Company receives advance payments from its customers for services to be provided in the future. These payments are recorded as contract liabilities on the balance sheet within “Contract liabilities”.

2. Summary of significant accounting policies (Continued)

s. Contract liabilities (Continued)

Contract liabilities are recognized when consideration is received from a customer prior to the Company satisfying its related performance obligations. For these service contracts, the Company recognizes revenue, and reduces the contract liabilities, over time as the services are rendered and the performance obligations are satisfied. Revenue recognized during the nine months ended March 31, 2025 and 2026 that was included in the contract liability balance at the beginning of the period was $95,326 and $366,075, respectively.

t. Cost of revenues

The Company’s cost of revenues primarily includes computing power service, professional service fees and staff costs and employee benefits. All the cost of revenues are recognized in the period in which the related services occur or the benefits are received.

u. Selling and marketing expenses

The Company’s selling and marketing expenses primarily include: (i) advertising and promotion expenses, (ii) staff costs, employee benefits and share-based compensation, and (iii) travel and other routine office expenses. All expenses are recognized in the period in which the related services occur or the benefits are received. The Company expenses advertising costs as incurred, and for the nine months ended March 31, 2025 and 2026, the Company incurred advertising and promotion expenses of $76,090 and $32,113, respectively.

v. Research and development expenses

The Company’s research and development expenses mainly consist of software development outsourcing service fees, staff costs and employee benefits, and testing expenses.

w. General and administrative expenses

The Company’s general and administrative expenses mainly consist of staff costs and employee benefits, professional service fees, depreciation expenses and other operating expenses.

x. Income tax

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the unaudited condensed consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

y. Capital structure

The Company is authorized to issue 1,500 ordinary shares of $0.01 par value each. As of June 30, 2025, there were 1,500 shares issued and outstanding.

2. Summary of significant accounting policies (Continued)

y. Capital structure (Continued)

Pursuant to the resolution of the board of directors on January 8, 2026, the authorized share capital of 1,500 ordinary shares was re-designated to 303 Class A ordinary shares and 1,197 Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights, except for voting and conversion rights. Each Class A ordinary share is entitled to one vote; and each Class B ordinary share is entitled to twenty votes and is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Furthermore, all outstanding warrants, options, and SAFEs are designated to convert or settle exclusively into Class A ordinary shares.

As of March 31, 2026, there were 303 Class A ordinary shares and 1,197 Class B ordinary shares outstanding.

z. Share-based compensation

The Company grants share options of the Company to eligible employees and non-employees. The Company accounts for share-based awards issued to employees and non-employees in accordance with ASC Topic 718 Compensation – Stock Compensation. The Company recognizes forfeitures as they occur. The share-based compensation expenses have been categorized as either general and administrative expenses or selling and marketing expenses, depending on the job functions of the grantees.

The Company’s share-based compensation awards are expected to be settled through transfers of existing ordinary shares held by the controlling shareholder, rather than through the issuance of new shares by the Company. The underlying ordinary shares are included in issued and outstanding shares as of the balance sheet date; accordingly, such settlement is not expected to increase the Company’s total issued and outstanding shares.

Employees’ share-based awards and non-employees’ share-based awards are measured at the grant date fair value of the awards and recognized as expenses a) immediately at grant date if no vesting conditions are required; or b) using graded vesting method, net of estimated forfeitures, over the requisite service period, which is the vesting period.

The Company employs discounted cash flow method to determine the fair value of our share-based compensation arrangements, where the key valuation variables include risk free rate, discount rate, and perpetual rate.

aa. Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CODM is the chief executive officer. The CODM regularly reviews consolidated operating results and reviews consolidated revenues and net loss when making decisions about allocating resources and assessing performance of the segment, and hence, the Group has only one reportable segment. Therefore, as the Group has determined it operates as a single reportable segment, the CODM assesses the Group’s performance and results of operations on a consolidated basis.

2. Summary of significant accounting policies (Continued)

bb. Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

cc. Comprehensive loss

Comprehensive loss is defined as a change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company’s comprehensive loss was the same as its reported net loss for all periods presented.

dd. Loss per share

Basic net loss per share of ordinary shares attributable to common shareholders is calculated by dividing net loss attributable to common shareholders by the weighted-average shares of common shares outstanding for the period. Potentially dilutive shares, which are based on the weighted-average shares of common stock underlying outstanding share-based awards or options using the treasury stock method or the if-converted method, as applicable, are included when calculating diluted net income per share of common stock attributable to common shareholders when their effect is dilutive.

Diluted net loss per share attributable to ordinary shareholders is computed by adjusting the weighted-average number of ordinary shares outstanding for the dilutive effect of all potential ordinary share equivalents. For the Company, potential ordinary share equivalents consist of share-based compensation, which are assessed using the treasury stock method. These potential shares are included in the diluted earnings per share calculation only when their effect is dilutive.

In periods where the Company reports a net loss, diluted net loss per share is calculated in the same manner as basic net loss per share because the inclusion of any potential ordinary shares would have an anti-dilutive effect. Consequently, all potential ordinary share equivalents were excluded from the calculation for the years in which a net loss was incurred.

ee. Dividends

Dividends are recognized when declared. No dividends were declared for the nine months ended March 31, 2025 and 2026, respectively. The Company does not have any present plan to pay any dividends on ordinary shares in the foreseeable future. The Company currently intends to retain the available funds and any future earnings to operate and expand its business.

ff. Emerging growth company

The Company intends to operate as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act permits companies with emerging growth company status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until such time as those standards would apply to private companies. The Company elected to use this extended transition period to enable it to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the Company’s financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.

2. Summary of significant accounting policies (Continued)

gg. Recently adopted accounting standard updates

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The new accounting standard introduced the current expected credit losses methodology (“CECL”) for estimating allowances for credit losses. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized costs, including loans and trade receivables. ASU 2016-13 is effective for the Company, as an emerging growth company, for annual and interim reporting periods beginning after December 15, 2022. The Company adopted the standard on July 1, 2023 using the modified retrospective method for all financial assets in scope. The adoption of the standard did not have a material impact on the Company’s statements of income, or statements of cash flows.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in this ASU are intended to improve reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. This ASU requires disclosure of significant segment expenses that are regularly provided to the chief operating decision mark (“CODM”), an amount for other segment items by reportable segment and a description of its composition, all annual disclosures required by FASB ASU Topic 280 in interim periods as well, and the title and position of the CODM and how the CODM uses the reported measures. Additionally, this ASU requires that at least one of the reported segment profit and loss measures should be the measure that is most consistent with the measurement principles used in an entity’s financial statements. Lastly, this ASU requires public business entities with a single reportable segment to provide all disclosures required by these amendments in this ASU and all existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company has early adopted ASU 2023-07 on July 1, 2023. As a result of adoption, the required disclosures have been included in Note 2 and Note 13.

hh. Recently accounting pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires entities to make incremental income tax disclosures on an annual basis. The amendments require that public business entities disclose specific categories in the rate reconciliation and provide additional information for reconciling items meeting a quantitative threshold. The amendments also require disclosure of income taxes paid to be disaggregated by jurisdiction, and the disclosure of income tax expense disaggregated by federal, state, and foreign. Amendments are effective for annual periods beginning after December 15, 2025 and thereafter, with early adoption permitted. The Company is evaluating adoption timing and the impact ASU 2023-09 will have on its financial statements and related disclosures.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The adoption did not have a material impact on the Company’s financial statement.

2. Summary of significant accounting policies (Continued)

hh. Recently accounting pronouncements (Continued)

In November 2024, the FASB issued ASU 2024-03 “Income Statement—Reporting comprehensive (loss) income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” (“ASU 2024-03”). The amendments in this update intend to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, selling, general and administrative expenses, and research and development). ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027. The Company is currently evaluating the impact from the adoption of this ASU on its financial statements.

In January 2025, the FASB issued Accounting Standards Update (ASU) No. 2025-01, Income Statement — Reporting comprehensive (loss) income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. The amendment clarifies the effective date of ASU No. 2024-03 that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted. The Company is currently evaluating the impact of the above new accounting pronouncements or guidance on the financial statements.

In July 2025, the FASB issued Accounting Standards Update (ASU) No. 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendment provides (1) all entities with a practical expedient to assume that current conditions as of the balance sheet date do not change for the remaining life of the assets and (2) entities other than public business entities with an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. This guidance is effective for annual reporting periods beginning after December 15, 2025 and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of the above new accounting pronouncements or guidance on the financial statements.

In September 2025, the FASB issued ASU 2025-06, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Accounting for and Disclosure of Software Costs (“ASU 2025-06”), which amends certain aspects of the accounting for and disclosure of internal-use software costs. ASU 2025-06 is effective for annual reporting periods beginning with the year ending December 31, 2028, with early adoption permitted. The Company is currently evaluating the impact of the above new accounting pronouncements or guidance on the financial statements.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, which clarifies interim disclosure requirements resulting in a comprehensive list of interim disclosures that are required by GAAP, and includes a disclosure principle that requires the disclosure of events since the end of the last annual reporting period that have a material impact on the Company. ASU 2025-11 is effective for the Company’s interim reporting periods within fiscal years beginning after December 15, 2028, with early adoption permitted. ASU 2025-11 may be applied either prospectively or retrospectively. The Company is currently evaluating the impact of the above new accounting pronouncements or guidance on the financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the balance sheets, statements of income and comprehensive loss and cash flows.

3. Concentration and risk

Concentration of credit risk

Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company performs ongoing credit evaluations of the customers’ financial condition and maintains an allowance for potential credit losses. This allowance consists of an amount identified for specific customers and an amount based on overall estimated exposure. Our overall estimated exposure excludes amounts covered by credit insurance.

Concentration of customers

The Company’s revenue was concentrated among a limited number of customers during the periods presented. The following table summarized customers with greater than 10% of the total revenue:

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2025	2026	2025	2026
Customer A	-**	24.9%	-**	24.6%
Customer B	11.7%	11.8%	10.0%	22.3%
Customer C	13.7%	-**	17.0%	-**
Customer D	-**	-**	10.2%	-**
Customer E	-**	-**	10.1%	-**
Customer F	15.6%	-**	-**	-**

**:	less than 10%

The Company’s account receivable was concentrated among a limited number of customers during the periods presented. The following table summarized customers with greater than 10% of the total account receivable:

	As of June 30,	As of March 31,
	2025	2026
Customer A	-**	29.7%
Customer B	-**	19.5%
Customer E	-**	10.5%
Customer G	42.7%	-**
Customer H	38.3%	-**
Customer I	19.0%	-**

**:	less than 10%

3. Concentration and risk (Continued)

Concentration of suppliers

The Company’s purchases was concentrated among a limited number of suppliers during the periods presented. The following table summarized suppliers with greater than 10% of the total purchase:

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2025	2026	2025	2026
Supplier A	-*	13.0%	-*	26.4%
Supplier B	14.4%	30.2%	21.1%	24.9%
Supplier C	32.9%	33.7%	24.0%	24.2%
Supplier D	-*	13.8%	-*	11.5%
Supplier E	45.5%	-**	47.6%	-**

*:	nil, new supplier for the nine months ended March 31, 2026
**:	less than 10%

The Company’s account payable was concentrated among a limited number of suppliers during the periods presented. The following table summarized suppliers with greater than 10% of the total account payable:

	As of June 30,	As of March 31,
	2025	2026
Supplier B	12.1%	74.0%
Supplier D	-*	12.6%
Supplier E	-**	13.4%
Supplier F	54.9%	-**
Supplier G	32.3%	-**

*:	nil, new supplier for the nine months ended March 31, 2026
**:	less than 10%

4. Fair value measurements

As of June 30, 2025 and March 31, 2026, information about inputs into the fair value measurement of the Company’s assets and liabilities that are measured at fair value on a recurring basis in periods subsequent to their initial recognition is as follows:

	Fair value measurement at reporting date using
Description	Fair value as of June 30, 2025	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Simple agreements for future equity(1)	$18,243,885	$-	$-	$18,243,885
Other payable related to the equity option(2)	53,333	-	-	53,333

4. Fair value measurements (Continued)

	Fair value measurement at reporting date using
Description	Fair value as of March 31, 2026	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Simple agreements for future equity(1)	$26,842,205	$-	$-	$26,842,205
Other payable related to the equity option(2)	53,333	-	-	53,333

(1)

The Company classifies its SAFEs as financial liabilities measured at fair value. The value of these agreements depends significantly on future financing activities, liquidity events, or other material milestones, and their valuation relies on significant inputs that are not observable in the public market. Accordingly, they are classified within Level 3 of the fair value hierarchy.

The fair value measurement is based on an integrated framework combining scenario analysis and financial instrument decomposition (i.e. Bond Plus Call Method). The proceeds of the SAFEs on the date of issuance were $14,092,500, Refer to Note 8-Simple Agreements for Future Equity for further details.

(2)	Equity options. On May 9, 2023, the Company entered into an agreement with a third-party service provider (the “Service Provider”). The Service Provider received a freestanding equity-linked right exercisable, at the Service Provider’s option, upon the closing of the Company’s next qualified equity financing. The right provides the ability to subscribe for up to the value of $200,000 at a 25% discount price per share on the grant date. The equity option is remeasured at fair value at each reporting date, with changes in fair value recognized in earnings. As of June 30, 2025 and March 31, 2026, the fair value of the equity option was $53,333, and no gain or loss from changes in fair value was recognized for the periods presented. The fair value measurement of the equity option is categorized within Level 3 of the fair value hierarchy and was determined using a scenario-based analysis, which incorporates significant unobservable inputs and management judgment regarding the probability and timing of potential future financing outcomes.

5. Crypto assets

The Company uses crypto assets like USDT and USDC as medium of exchange for collecting and settling business-related payments and for receiving investment proceeds. As of June 30, 2025 and March 31, 2026, the Company held nil and 4,074,415 units of USDT and USDC, respectively.

For the nine months ended March 31, 2026, the movement for digital assets and USDC were as below：

	Digital assets	USDC
Balance at June 30, 2025	$-	$-
Additions(i)	939,397	4,711,169
Disposals - sold for US dollars	(596,852)	(9,900)
Disposals - others(ii)	(342,545)	(626,854)
Balance at March 31, 2026	$-	$4,074,415

(i)	The Company acquired a total of 939,397 USDT at a cost of $939,397, funded by revenues and collections of other receivables. The Company acquired a total of 4,711,169 USDC at a cost of $4,711,169, funded by revenues, interest income, collections of other receivables and investment proceeds from SAFEs.
(ii)	The Company used digital assets and USDC to settle professional service fees and other expenditures.

5. Crypto assets (Continued)

The Company’s balances related to digital assets are USD-pegged stablecoins. No fair value gain or loss on digital assets was recognized for the three and nine months ended March 31, 2026 considering the low volatility in the fair value of USDT during the three and nine months ended March 31, 2026.

The following table summarizes other operating activities settled in digital assets and USDC:

For the Nine Months ended March 31, 2026
Revenue	$(1,197,326)
Other receivables	(1,452,102)
Cost and expenses	969,399
Interest income	(1,138)
Total operating activities settled in digital assets and USDC	$(1,681,167)

During the three and nine months ended March 31, 2026, the Company received $3.0 million of investment proceeds from SAFEs in USDC. These amounts were disclosed as supplemental non-cash financing information and therefore were not included in net cash provided by financing activities.

6. Accounts receivable

Accounts receivable consisted of the following:

	As of June 30, 2025	As of March 31, 2026
Accounts receivable	$152,536	$1,830,105
Less: allowance for credit losses	-	-
Accounts receivable, net	$152,536	$1,830,105

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for credit losses for expected losses over the life of the accounts receivable using the current expected credit loss methodology. The Company determines the allowance based on historical loss experience, current conditions, and reasonable and supportable forecasts. As of June 30, 2025 and March 31, 2026, there was no allowance for expected credit losses.

7. Equipment, net

Equipment, net consisted of the following:

	As of June 30, 2025	As of March 31, 2026
Equipment	$29,944	$29,198
Total	29,944	29,198
Less: accumulated depreciation	(10,344)	(14,792)
Net carrying amount	$19,600	$14,406

7. Equipment, net (Continued)

Depreciation expenses for the three months ended March 31, 2025 and 2026 were $1,601 and $1,565, respectively.

Depreciation expenses for the nine months ended March 31, 2025 and 2026 were $4,633 and $5,194 respectively.

8. Simple agreements for future equity

The Company has entered into SAFEs with various investors that were classified as liabilities on the Company’s balance sheets and accounted for at fair value, subject to remeasurement each reporting period. Each SAFEs has no maturity date, does not bear any interest and provides the investor with the right to convert into a variable number of shares of future equity in the Company at the stated conversion amount, if certain events or conditions are triggered.

During the period from October 2022 through March 31, 2026, the Company entered into Simple Agreements for Future Equity with third-party investors, receiving aggregate gross proceeds of $14,092,500. For the nine months ended March 31, 2025 and 2026, the Company received SAFEs proceeds of $4,275,000 and $3,500,000, respectively, with nil and $3,000,000 received in USDC, respectively. No issuance costs were incurred in connection with these arrangements. As of the date these unaudited condensed consolidated financial statements are issued, none of the SAFEs have been settled or converted.

The SAFEs agreements grant investors the right to participate in the Company’s future equity financing events. The agreements contain various conversion and redemption provisions, including conversion upon an equity financing event, as well as settlement in the event of a liquidity event or dissolution of the Company. Key terms of the SAFEs are as follows:

Equity Financing – Upon the occurrence of an equity financing event, each SAFEs automatically converts into a greater of (i) the number of shares of preferred stock equal to SAFEs purchase amount divided by the lowest price per share paid for the standard preferred stock or (ii) the number of shares of preferred stock equal to the SAFEs purchase amount divided by the SAFEs price.

●	“SAFEs price” means is calculated by dividing a fixed post-money valuation cap by the Company capitalization, a defined term that includes all outstanding equity and convertible instruments.

●	“Equity Financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells preferred share at a fixed valuation, including but not limited to, a pre-money or post-money valuation.

Not all SAFEs agreements contain the equity financing conversion provision described above. Certain SAFEs are structured without an Equity Financing conversion feature and are generally settled only upon a Liquidity Event or a Dissolution Event (as defined in the respective SAFEs agreements). The Company considered the contractual terms of the SAFEs, including whether an Equity Financing conversion feature is present and the settlement provisions upon a Liquidity Event or a Dissolution Event, in the valuation and measurement of these instruments. As of March 31, 2026, SAFEs with an aggregate purchase amount of $13,632,500 include an Equity Financing conversion feature, while SAFEs with an aggregate purchase amount of $460,000 do not include this feature and are generally settled only upon a Liquidity Event or a Dissolution Event, in accordance with their terms.

The Company does not have any preferred stock outstanding as of the date these unaudited condensed consolidated financial statements are issued; therefore, an equity financing event has not been triggered.

8. Simple agreements for future equity (Continued)

Liquidity Event – If there is a liquidity event before the conversion of each SAFE, the holder of each SAFEs will automatically be entitled to the greater of (i) SAFEs purchase amount, or (ii) the amount payable on the number of shares of ordinary shares equal to the purchase amount divided by the Liquidity Price.

●	“Liquidity Price” is calculated by dividing the post-money valuation cap by the separately defined capital base, referred to as “liquidity capitalization” in the SAFEs agreements.

●	“Liquidity Event” means a change of control, a direct Listing or an initial public offering.

Dissolution Event – If there is a dissolution event before the conversion of each SAFE, the holder of each SAFEs will automatically be entitled to receive a portion of proceeds equal to SAFEs purchase amount.

The Company classifies its SAFEs as financial liabilities measured at fair value. Since the value of these instruments depends on significant unobservable inputs, including future financing activities and liquidity events, they are classified as Level 3 within the fair value hierarchy.

The fair value measurement utilizes a combined scenario analysis and financial instrument decomposition approach. Based on management’s assessment of the Company’s prospects, probability distributions are assigned to potential settlement-triggering events. Valuation is performed using a “debt plus option” model: the debt component is valued using a discounted cash flow method with key assumptions including expected settlement timing, risk-free interest rate, and credit spread; the embedded conversion right is treated as a call option and valued using the Black-Scholes model, with key inputs including the fair value of ordinary shares, expected term, and volatility. The overall fair value represents the probability-weighted sum across all scenarios, supported by an independent third-party valuation specialist.

As of June 30, 2025 and March 31, 2026, the SAFE liabilities were measured at fair value using the above Level 3 methodology. Significant unobservable inputs—including timing of events, volatility, and credit spreads—are based on management’s reasonable estimates as of each valuation date.

The following tables set forth a summary of the activity of the SAFE liabilities, respectively, which represents a recurring fair value measurement at the end of each reporting period:

Amount
Balance at June 30, 2024	$9,321,564
Issuance of simple agreements for future equity	4,275,000
Change in fair value	3,716,052
Balance at March 31, 2025	$17,312,616

Balance at June 30, 2025	$18,243,885
Issuance of simple agreements for future equity	3,500,000
Change in fair value	5,098,320
Balance at March 31, 2026	$26,842,205

Subsequent to March 31, 2026 (see Note 1), in connection with the proposed business combination, the outstanding SAFEs are expected to be settled upon the closing of the transaction (the “Closing”). Pursuant to their terms, if a SPAC transaction occurs prior to the termination of the SAFEs, each SAFE will automatically convert at the Closing into the right to receive Class A ordinary shares of PubCo.

At the Closing of the BCA transaction, each SAFE is expected to convert into Class A shares of PubCo, if the amount payable of $26,842,205 is greater than the purchase amount.

9. Income taxes

Exascale Labs Inc. is incorporated in the State of Delaware and is subject to income taxes in its primary jurisdictions: U.S. federal income tax, California state corporate income tax and Delaware state corporate income tax. The statutory tax rates applicable to the Company are 21% at the federal level, 8.84% at the California state level and 8.7% at the Delaware state level.

Evana Alpha Pte. Ltd. is incorporated in Singapore and is subject to the statutory corporate income tax rate of 17%.

The current and deferred components of income tax expense reflected in the statements of operations and comprehensive loss were nil for the nine months ended March 31, 2025 and 2026.

The Company’s effective income tax rate was nil for the nine months ended March 31, 2025 and 2026. This was primarily attributable to the recognition of a full valuation allowance against the net deferred tax assets, as the Company has concluded that it is not more likely than not that these assets will be realized in the foreseeable future. Accordingly, no tax benefit has been recognized for the losses incurred during these periods.

The Company had no unrecognized tax benefits as of March 31, 2026. The Company currently files income tax returns in the United States, as well as Delaware and California. All tax years are open for examination. The Company currently has no federal or state tax examinations in progress.

10. Share-based compensation

For the three and nine months ended March 31, 2025, total share-based compensation expenses recognized were $101,000 and $153,266, respectively.

For the three and nine months ended March 31, 2026, total share-based compensation expenses recognized were nil.

(1) Employee

On January 6, 2025, with the approval from the Board of the Company, an employee was granted equity award from inception of the employment agreement, which represented 0.1% of the Company’s total shares outstanding at issuance date (the “0.1% Award”, i.e., 1.5 shares). The equity award had a vesting period of 24 months after grant, but with no requisite service period. Alongside the employee’s separation in September 2025, the equity award remained its vesting pace under the 24-month vesting schedule. As of March 31, 2026, 0.9375 shares of the Company were vested, with remaining 0.5625 shares unvested.

(2) Non-employee

On December 2, 2024, with the approval from the Board of the Company, a contractor was granted equity award from inception of the contractor agreement representing 0.053333% of the Company’s total shares outstanding at issuance date (“0.05% Award”, i.e., 0.8 shares). The equity award had a vesting period of 24 months after grant, with half vested as of April 1, 2025 and remaining as of November 1, 2026, but with no requisite service period. As of March 31, 2026, the first half of the equity award had been vested, the remaining half had been outstanding.

The Company’s share-based compensation awards are expected to be settled through transfers of existing ordinary shares held by the controlling shareholder, rather than through the issuance of new shares by the Company. The underlying ordinary shares are included in the issued and outstanding shares as of the balance sheet date; accordingly, such settlement is not expected to increase the Company’s total issued and outstanding shares. The vested shares are not recorded in the individual names of the holders on the Company’s stock ledger, but held by the controlling shareholder on their behalf, mainly due to the plan to a direct register of shares under the listed company during de-SPAC transaction. The Company, as well as the controlling shareholder deemed the grant as the time when the employee and non-employees are entitled to economic benefits and risks of the subsequent changes in fair value of the granted shares accordingly to the agreed vesting period.

11. Related party transactions

Hoansoo Lee serves as the Company’s Chief Executive Officer and Chief Financial Officer. The Company has entered into a consulting services agreement with Hoansoo Lee, pursuant to which Hoansoo Lee provides strategic consulting and advisory services to the Company.

For the three and nine months ended March 31, 2025, the Company incurred consulting service fees of $27,000 and $73,150, respectively.

For the three and nine months ended March 31, 2026, the Company incurred consulting service fees of nil and $27,000, respectively.

As of June 30, 2025 and March 31, 2026, there were no outstanding balances payable to Hoansoo Lee as all amounts had been fully settled during the respective periods.

12. Basic and diluted net loss per share

Basic loss per share and diluted loss per share have been calculated in accordance with ASC 260, “Earnings Per Share” on computation of earnings per share for the three and nine months ended March 31, 2025 and 2026 as follows:

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2025	2026	2025	2026
Numerator:
Net loss attributable to ordinary shareholders	$(1,537,059)	$(2,632,431)	$(6,178,537)	$(7,916,977)

Denominator:
Denominator for basic and diluted loss per share
Weighted-average ordinary shares outstanding(i)	1,500	1,500	1,500	1,500
Basic and diluted(ii)
Basic and diluted loss per share	$(1,024.70)	$(1,754.95)	$(4,119.02)	$(5,277.98)

(i)	In January 2026, the Company adopted an Amended and Restated Certificate of Incorporation, which established a dual-class ordinary share structure. Under this new structure, the Company’s equity is divided into 303 Class A ordinary shares and 1,197 Class B ordinary shares, which are entitled to one (1) vote and twenty (20) votes per share, respectively. Despite the differential in voting power, Class A and Class B ordinary shares rank pari passu in all other respects, sharing ratably in dividends and any distributions upon liquidation.
(ii)	During the three and nine months ended March 31, 2025 and 2026, diluted net loss per share is calculated in the same manner as basic net loss per share, as the Company was in a net loss position and all potential ordinary shares were anti-dilutive.

13. Segment information

The Company manages its business in a centralized manner and operates as a single segment and accordingly has only one operating and reportable segment, the provision of GPU computing platform services. The Company’s Chief Executive Officer serves as the CODM. The CODM regularly reviews entity-wide operating results and reviews consolidated revenues and net loss as reported in the statement of operations and comprehensive loss when making decisions about allocating resources and assessing performance of the segment, and hence, the Group has only one reportable segment.

13. Segment information (Continued)

The primary measures of segment revenue and profitability for the Group’s operating segment are considered to be consolidated revenue and net loss. The CODM uses consolidated revenue to assess market performance and growth, and net loss to evaluate segment profitability and cost management. Both measures are used together to allocate resources, including employee or capital resources. Significant expense categories regularly provided to and reviewed by the CODM include those presented in the statements of operations and comprehensive loss as well as disaggregated expenses of staff costs and employee benefits, professional service expenses, share-based compensation, and other general and administrative expenses.

The following table presents the segment information of the Company for the measurement of segment profitability for the three and nine months ended March 31, 2025 and 2026:

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2025	2026	2025	2026

Revenues	$1,862,158	$3,754,586	$4,475,885	$10,561,331
Cost of revenues	(1,649,077)	(3,167,659)	(3,827,444)	(8,902,966)
Gross profit	$213,081	$586,927	$648,441	$1,658,365
Research and development expenses	(377,999)	(1,235,476)	(2,115,853)	(3,238,185)
Selling and marketing expenses
– Staff costs, employee benefits and office expenses	(277,511)	(104,729)	(573,648)	(310,582)
– Share-based compensation	(101,000)	-	(153,266)	-
General and administrative expenses
– Staff costs, employee benefits and Others	(3,890)	(360,657)	(33,785)	(563,641)
– Professional service expenses	(99,217)	(108,039)	(234,374)	(364,614)
Loss from operations	$(646,536)	$(1,221,974)	$(2,462,485)	$(2,818,657)
Change in fair value of simple agreements for future equity	(890,523)	(1,410,457)	(3,716,052)	(5,098,320)
Income tax expenses	-	-	-	-
Net loss	$(1,537,059)	$(2,632,431)	$(6,178,537)	$(7,916,977)

Substantially all of the Company’s long-lived assets are located in the United States. The following table presents the Company’s revenue from major geographical areas for the periods indicated.

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2025	2026	2025	2026
United States of America	$581,009	$1,564,836	$1,273,279	$4,560,992
Canada	367,107	1,139,055	1,089,559	3,232,326
Singapore	662,559	425,009	1,361,844	1,237,464
Hong Kong	150,000	417,992	450,000	1,118,534
United Kingdom	98,483	207,694	291,203	412,015
Others	3,000	-	10,000	-
Total	$1,862,158	$3,754,586	$4,475,885	$10,561,331

14. Commitments and contingencies

From inception to date, the Company has not been a party to any legal proceedings, claims, or disputes arising in the ordinary course of business. As of March 31, 2026, the Company had no outstanding litigation, and there were no commitments or contingencies that management believes would have a material effect on the unaudited condensed consolidated financial statements.

15. Subsequent events

The Company evaluated all events and transactions that occurred after March 31, 2026, up through June 11, 2026, which is the date that these unaudited condensed consolidated financial statements are issued, unless as disclosed elsewhere, no other material subsequent events occurred that would require recognition or disclosure in the Company’s unaudited condensed consolidated financial statements.

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

D. BORAL ARC ACQUISITION I CORP.
as Parent,

D. BORAL ARC MERGER CORPORATION
as Purchaser

D. BORAL ARC MERGER SUB INC.,
as Merger Sub, and

EXASCALE LABS INC.,
as the Company

Dated as of January 11, 2026

i

TABLE OF CONTENTS CONTINUED

TABLE OF CONTENTS CONTINUED

TABLE OF CONTENTS CONTINUED

EXHIBITS.

Exhibit A	Form of Company Shareholder Support Agreement
Exhibit B	Form of Sponsor Support Agreement
Exhibit C	Form of Lock-Up Agreement

AGREEMENT AND PLAN OF MERGER dated as of January __, 2026 (this “Agreement”), by and among D. Boral ARC Acquisition I Corp., a company organized under the laws of the British Virgin Islands (“Parent”), D. Boral ARC Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), D. Boral Arc Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Exascale Labs Inc., a Delaware corporation (the “Company”). Parent, Purchaser, Merger Sub and Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth or referenced in Section 1.1.

RECITALS

WHEREAS, Parent is a blank check company formed for the sole purpose of entering into a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Purchaser is a wholly owned subsidiary of Parent and was formed for the sole purpose of effecting the merger of Parent with and into Purchaser (the “Reincorporation”), in which Purchaser will be the surviving company, in accordance with this Agreement and the BVI BCA;

WHEREAS, Parent and Purchaser represent that they have taken all corporate and governmental actions necessary to consummate the Reincorporation, are in good standing under applicable Law, and have no knowledge of any impediments or conditions that would reasonably be expected to prevent or delay the Reincorporation;

WHEREAS, promptly (but no earlier than the subsequent day and no later than the third (3rd) Business Day) after the Reincorporation, the Parties hereto intend to effect a merger of Merger Sub with and into the Company (the “Merger”), in which the Company will be the surviving entity, in accordance with this Agreement and the applicable Laws of Delaware;

WHEREAS, the Parties acknowledge that consummation of the Merger is conditioned upon, and shall occur immediately following, the consummation of the Reincorporation, and nothing herein shall obligate the Company to close the Merger absent the prior completion of the Reincorporation;

WHEREAS, for U.S. federal income Tax purposes, the parties intend, and each of Parent, Purchaser and the Company acknowledges, that each of the Reincorporation and the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and the Boards of Directors of Parent and Purchaser have approved this Agreement and intend that it constitute a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3 with respect to each of the Reincorporation and the Merger;

WHEREAS, upon consummation of the Merger, Merger Sub will cease to exist, the Company Surviving Corporation will become a wholly owned subsidiary of Purchaser Surviving Corporation and the outstanding Company Shares and SAFEs will be converted into the right to receive the consideration described in this Agreement;

Annex A-1

WHEREAS, each of the Boards of Directors of Purchaser and the Company has (a) determined that this Agreement, the Merger and the Transactions are fair and advisable to, and in the best interests of, their respective shareholders, (b) approved the Merger, (c) adopted this Agreement and (d) determined to recommend that its shareholders adopt, authorize and approve this Agreement, the Merger and the Transactions;

WHEREAS, the Board of Directors of Parent has (a) determined that this Agreement, the Reincorporation, the Merger and the Transactions are fair and advisable to, and in the best interests of Parent and its shareholders, (b) approved the Merger and adopted this Agreement and (d) determined to recommend that the shareholders of Parent adopt, authorize and approve this Agreement, the Reincorporation, the Merger and the Transactions;

WHEREAS, contemporaneously with the execution and delivery of this Agreement and in connection with the Transactions, Parent, the Company and the Company Shareholder which owns a majority voting interest in the Company (the “Majority Shareholder”) have entered into the Company Shareholder Support Agreement dated as of the date hereof, substantially in the form attached hereto as Exhibit A (the “Company Shareholder Support Agreement”), providing that, among other things, the Majority Shareholder will vote its Company Shares in favor of this Agreement, the Merger and the other Transactions; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement and in connection with the Transactions, the Company, Parent and Sponsor have entered into the Sponsor Support Agreement dated as of the date hereof, substantially in the form attached hereto as Exhibit B (the “Sponsor Support Agreement”), providing that, among other things, the Sponsor shall and each of the signatories thereto will direct the Sponsor, with respect to their allocation of Parent Shares to vote in favor of this Agreement, the Reincorporation, the Merger and the other Transactions and Sponsor shall agree to waive any anti-dilution or similar adjustment rights with respect to its Class B Parent Ordinary Shares (including any securities issued upon conversion of such Class B Parent Ordinary Shares).

NOW, THEREFORE, in consideration of the premises, covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the Parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. All capitalized terms used but not otherwise defined in this Agreement have the meanings set forth or referenced below:

“Additional Parent SEC Documents” has the meaning provided in Section 6.14(a).

Annex A-2

“Affiliate” means, as to any Person, another Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, “Affiliate” shall not include any individual family member of any officer, director or employee unless such individual otherwise has control.

“Affiliate Transaction” has the meaning provided in Section 5.24(a).

“Agreement” has the meaning provided in the Preamble to this Agreement.

“Alternative Proposal” has the meaning provided in Section 10.1(b).

“Alternative Transaction” means any of the following transactions involving the Company (other than the transactions contemplated by this Agreement, including Schedule 7.1(a)): (a) any merger, acquisition, consolidation, recapitalization, share exchange, business combination or other similar transaction, public investment or public offering or (b) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than sales of inventory or other transaction in the Ordinary Course) or any class or series of the capital stock, membership interests or other equity interests of the Company in a single transaction or series of transactions. For the avoidance of doubt, “Alternative Transaction” shall exclude any equity or debt financing, joint venture, strategic partnership, commercial agreement, or other transaction entered into for working capital or operational purposes in the Ordinary Course that does not otherwise constitute an Alternative Transaction.

“Anti-Corruption Laws” has the meaning provided in Section 5.14(a).

“Assets” means, with respect to any Person, all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned, leased, subleased or licensed by such Person.

“Authorization Notice” has the meaning provided in Section 2.11(b).

“Balance Sheet Date” has the meaning provided in Section 5.7(a).

“Benefit Arrangements” has the meaning provided in Section 5.22(a).

“Bonds” has the meaning provided in Section 5.17(a).

“Business Day” means a day except a Saturday, a Sunday or any other day on which the SEC or banks in the City of New York or the British Virgin Islands are authorized or required by Law to be closed.

“BVI BCA” means the Business Companies Act, (Revised Edition 2020) as amended, of the British Virgin Islands.

“BVI Registrar” means the Registrar of Corporate Affairs of the British Virgin Islands appointed under section 229 of the BVI BCA.

Annex A-3

“Class A Parent Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of Parent.

“Class B Parent Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of Parent initially issued to Sponsor in a private placement prior to the IPO, which will (a) automatically convert into Class A Parent Ordinary Shares upon consummation of Parent’s Reincorporation or (b) convert into Class A Parent Ordinary Shares at any time prior to the closing of Merger at the election of Sponsor.

“Closing Date” has the meaning provided in Section 3.2.

“Closing Press Release” has the meaning provided in Section 10.6(b).

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning provided in the Preamble to this Agreement.

“Company Class A Common Stock” means the Class A common stock of the Company, par value $0.01 per share, with each such share having one (1) vote per share.

“Company Class B Common Stock” means the Class B common stock of the Company, par value $0.01 per share, with each such share having twenty (20) votes per share.

“Company Disclosure Schedules” means the Disclosure Schedules delivered to Parent by the Company on the date hereof.

“Company Dissenting Shares” has the meaning provided in Section 3.12.

“Company Equityholders” means the Company Shareholders and Company Safeholders.

“Company Financial Statements” has the meaning provided in Section 5.7(a).

“Company Safeholder” means the holders of the SAFEs.

“Company Securities” means the Company Shares and SAFEs of the Company.

“Company Shareholder Approval” has the meaning provided in Section 5.2(c).

“Company Shareholders” means the holders of the Company Shares.

“Company Shares” means the Company Class A Common Stock and the Company Class B Common Stock.

“Company Surviving Corporation” has the meaning provided in Section 3.1.

“Company Transaction Expenses” means (a) the fees and disbursements of outside counsel to the Company incurred in connection with the Transactions and (b) the fees and expenses of any other agents, advisors, consultants, experts, financial advisors, accountants and other service providers engaged by the Company in connection with the Transactions. For the avoidance of doubt, “Company Transaction Expenses” shall not include any fees or expenses incurred by Parent, Purchaser or the Sponsor.

Annex A-4

“Computer Systems” has the meaning provided in Section 5.16(h).

“Contracts” means any and all written and oral agreements, contracts, deeds, arrangements, purchase orders, binding commitments and understandings, and other instruments and interests therein, and all amendments thereof.

“D&O Indemnitees” has the meaning provided in Section 8.6(a).

“DGCL” means the General Corporation Law of the State of Delaware.

“Effective Time” has the meaning provided in Section 3.3.

“Environmental and Safety Requirements” means all Laws and Orders concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

“Equityholder Allocation Schedule” has the meaning provided in Section 4.2(c).

“ERISA” has the meaning provided in Section 5.22(a).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Fund” has the meaning provided in Section 4.5(b).

“Excluded Matter” means any one or more of the following: (a) general economic or political conditions; (b) conditions generally affecting the industries in which such Person or its Subsidiaries operates; (c) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (d) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (e) any action required or permitted by this Agreement or any action or omission taken by the Company with the written consent or at the request of Parent or any action or omission taken by Parent or Merger Sub with the written consent or at the request of the Company; (f) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (g) the announcement, pendency or completion of the transactions contemplated by this Agreement; or (h) any natural or man-made disaster, acts of God or pandemics; provided, however, that the exclusions provided in the foregoing clauses (a) through (d), clause (f) and clause (h) shall not apply to the extent that Parent and Merger Sub, taken as a whole, on the one hand, or the Company, on the other hand, is disproportionately affected by any such exclusions or any change, event or development to the extent resulting from any such exclusions relative to all other similarly situated companies that participate in the industry in which they operate.

Annex A-5

“Export Control Laws” has the meaning provided in Section 5.14(a).

“Fully Diluted Company Capitalization” means, without duplication, the aggregate number of Company Shares (a) outstanding immediately prior to the Effective Time and (b) issuable upon the exercise of the SAFEs.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any United States, non-United States or multi-national government entity, body or authority, including any (a) United States federal, state or local government (including any town, village, municipality, district or other similar governmental or administrative jurisdiction or subdivision thereof, whether incorporated or unincorporated), (b) non-United States or multi-national government or governmental authority or any political subdivision thereof, (c) United States, non-United States or multi-national regulatory or administrative entity, authority, instrumentality, jurisdiction, agency, body or commission, exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, including any court, tribunal, commission or arbitrator, (d) self-regulatory organization or (e) official of any of the foregoing acting in such capacity.

“Indebtedness” means, without duplication, the following obligations of a Person, whether or not contingent: (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements), including with respect thereto, all interests, fees and costs and prepayment and other penalties; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) all reimbursement obligations with respect to mortgages, letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances or similar facilities issued for the account of the Company or its Subsidiaries (inclusive of any current portion thereof); (d) all obligations of such Person under capitalized leases to the extent required to be capitalized under GAAP; (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable, accrued expenses, deferred revenue and other trade payables incurred in the Ordinary Course and (i) not past due by more than 60 days or (ii) being contested in good faith); (f) all recourse Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (g) all guarantees by such Person; (h) all obligations of the type referred to in clauses (a) through (g) of another Person the payment of which the Company or any of its Subsidiaries has guaranteed or for which the Company or any of its Subsidiaries is responsible or liable, directly or indirectly, jointly or severally, as obligor or guarantor; and (i) any agreement to incur or provided any of the foregoing. For the avoidance of doubt, “Indebtedness” shall not include: (w) bonuses, severance, change-in-control amounts or other compensation obligations; (x) Taxes; (y) any amounts included in Company Transaction Expenses; or (z) any obligations or amounts outstanding pursuant to SAFEs, including any amounts classified as liabilities under GAAP.

Annex A-6

“Intellectual Property” means all of the worldwide intellectual property and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: (a) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b) discoveries, ideas, Know-How, systems, technology, whether patentable or not, and all issued patents, industrial designs, and utility models, and all applications pertaining to the foregoing, in any jurisdiction, including re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals, extensions, and other extension of legal protestation pertaining thereto; (c) trade secrets and other rights in confidential and other nonpublic information that derive economic value from not being generally known and not being readily ascertainable by proper means, including the right in any jurisdiction to limit the use or disclosure thereof; (d) software; (e) copyrights in writings, designs, software, mask works, content and any other original works of authorship in any medium, including applications or registrations in any jurisdiction for the foregoing; (f) data and databases; and (g) internet websites, domain names and applications and registrations pertaining thereto as well as social media accounts and respective social media identifiers.

“Interim Financial Statements” has the meaning provided in Section 5.7(a).

“International Trade Control Laws” has the meaning provided in Section 5.14(a).

“IPO” means the initial public offering of Parent pursuant to a prospectus dated July 30, 2025 and filed with the SEC on August 1, 2025 (the “Prospectus”).

“Key Employee” means each of the individuals identified on Schedule A of the Company Disclosure Schedules.

“Know-How” means all information, unpatented inventions (whether or not patentable), improvements, practices, algorithms, formulae, trade secrets, techniques, methods, procedures, knowledge, results, protocols, processes, models, designs, drawings, specifications, materials and any other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing of products.

“Knowledge of Parent” or “to Parent’s Knowledge” means the actual knowledge, after due inquiry, of David Boral, John Darwin, Kevin Chen, Luisa Ingargiola, and Matt Laker.

“Knowledge of the Company” or “to the Company’s Knowledge” means the actual knowledge, after due inquiry, of Hoansoo Lee, Wenying Jia, and Zachary Bright.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, ordinance, code, rule or regulation, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any applicable Governmental Authority.

“Leased Real Property(ies)” has the meaning provided in Section 5.13(b).

“Letter of Transmittal” has the meaning provided in Section 4.5(c).

Annex A-7

“Liability” means any known liability, obligation or commitment of any nature whatsoever, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Lien” means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, third-party-claim, encroachment, encumbrance, right-of-way, option, or other similar arrangement or interest in real or personal property, but excluding Intellectual Property licenses and covenants not to sue.

“Lock-Up Agreement” has the meaning provided in Section 7.4.

“Majority Shareholder” has the meaning provide in the Recitals to this Agreement.

“Material Adverse Effect” means any fact, effect, event, development, change, state of facts, condition, circumstance, violation or occurrence (an “Effect”) that, individually or together with one or more other contemporaneous Effects, (a) has or would reasonably be expected to have a materially adverse effect on the financial condition, assets, liabilities, business or results of operations of the Company and the Company’s Subsidiaries, on the one hand, or on Parent and Merger Sub, on the other hand, in either case taken as a whole; or (b) prevents or materially impairs or would reasonably be expected to prevent or materially impair the ability of the Company Equityholders and the Company, on the one hand, or on Parent and Merger Sub, on the other hand, to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement; provided, however, that (i) a Material Adverse Effect shall not be deemed to include Effects (and solely to the extent of such Effects) resulting from an Excluded Matter, and (ii) a Parent Material Adverse Effect (as defined below) shall not include (u) redemptions or anticipated redemptions, (v) loss of financing, PIPE or trust proceeds, (w) Nasdaq delisting risk or notices, (x) restatements of financials or SEC comments, (y) Sponsor resignations, or (z) any change in Parent’s share price, trading volume or redemption rate. A Material Adverse Effect with respect to the Company is sometimes referred to herein as a “Company Material Adverse Effect”; and a Material Adverse Effect with respect to Parent and Merger Sub is sometimes referred to herein as a “Parent Material Adverse Effect”.

“Material Contract” has the meaning provided in Section 5.25(a).

“Material Customer” has the meaning provided in Section 5.20.

“Material Partners” has the meaning provided in Section 5.20.

“Material Supplier” has the meaning provided in Section 5.20.

“Merger” has the meaning provided in the Recitals to this Agreement.

“Merger Consideration” has the meaning provided in Section 4.1.

“Merger Sub” has the meaning provided in the Preamble to this Agreement.

Annex A-8

“Merger Sub Shares” means the shares of common stock, no par value each of Merger Sub.

“Modification in Recommendation” has the meaning provided in Section 10.4.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Nasdaq Listing Application” has the meaning provided in Section 8.1.

“Non-Disclosure Agreement” means that certain Non-Disclosure and Confidentiality Agreement, dated as of August 11, 2025, by and between Parent and the Company.

“Non-U.S. Subsidiaries” has the meaning provided in Section 9.1(e).

“Odyssey” has the meaning provided in Section 4.5(b).

“Offer Documents” has the meaning provided in Section 10.3(a).

“Order” means any order, decision, ruling, charge, writ, judgment, injunction, decree, stipulation, award or binding determination issued, promulgated or entered by or with any Governmental Authority.

“Ordinary Course” means in the ordinary course of business of the Person, consistent with past practice before the date hereof.

“Organizational Documents” means the memorandum and articles of association or certificate or articles of incorporation and bylaws or certificate of formation and limited liability company operating agreement of a Person, as in effect from time to time including any amendments thereto.

“Outside Date” has the meaning provided in Section 12.1(d)(i).

“Owned Intellectual Property” has the meaning provided in Section 5.16(a).

“Owned Real Property” has the meaning provided in Section 5.13(a).

“Parent” has the meaning provided in the Preamble to this Agreement.

“Parent Certifications” has the meaning provided in Section 6.14(c).

“Parent Disclosure Schedules” means the Disclosure Schedules delivered to Company by Parent, Purchaser and/or Merger Sub on the date hereof.

“Parent Dissenting Shareholder” has the meaning provided in Section 2.11.

“Parent Excluded Shares” has the meaning provided in Section 2.6(d).

Annex A-9

“Parent Financial Statements” means, collectively, the financial statements and notes contained or incorporated by reference in Parent SEC Documents and the Additional Parent SEC Documents.

“Parent Ordinary Shares” means the Class A Parent Ordinary Shares and the Class B Parent Ordinary Shares, collectively.

“Parent Preferred Shares” means the preference shares of Parent, par value $0.0001.

“Parent Proposals” has the meaning provided in Section 10.3(e).

“Parent Public Shareholders” the shareholders of Parent who purchased Parent Units in the IPO.

“Parent Required Vote” has the meaning provided in Section 6.22(b).

“Parent SEC Documents” has the meaning provided in Section 6.14(a).

“Parent Shareholders” means the holders of Parent Shares.

“Parent Shareholders’ Meeting” the meeting of holders of Parent Shares to be called for the purpose of soliciting proxies from the holders of Parent Shares to, among other things, vote in favor of the adoption of this Agreement, the approval of the Reincorporation, the Merger and the other Parent Proposals.

“Parent Shares” means Parent Ordinary Shares and Parent Preferred Shares.

“Parent Transaction Expenses” means all fees, expenses and disbursements incurred by or on behalf of Merger Sub or Parent for outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of Parent or Merger Sub in connection with the Transactions.

“Parent Unit” means a unit of Parent comprised of (a) one Class A Parent Ordinary Share and (b) one-half of one Parent Warrant.

“Parent Warrant” means the redeemable warrants included as a component of Parent Units.

“PCAOB” means the Public Company Accounting Overview Board.

“Per Share Merger Consideration” means the quotient equal to the Merger Consideration divided by the Fully Diluted Company Capitalization.

“Permit” means any permit, license, authorization, registration, franchise, approval, consent, certificate, variance and similar right obtained, or required to be obtained for the conduct of the Company’s business as currently conducted, from any Governmental Authority.

Annex A-10

“Permitted Liens” means only (a) Liens for Taxes not yet due and delinquent or being contested in good faith by appropriate proceedings and for which appropriate and adequate reserves have been created in the applicable financial statements; (b) Liens arising under equipment leases, purchase-money financing, software licenses, IP licenses, or other Ordinary Course commercial agreements; (c) workers or unemployment compensation Liens arising in the Ordinary Course; (d) mechanic’s, materialman’s, supplier’s, vendor’s or similar Liens arising in the Ordinary Course securing amounts that are past due and being contested in good faith, and for which appropriate and adequate reserves have been created in the applicable financial statements, or not delinquent; (e) zoning ordinances, easements and other restrictions of legal record affecting real property which would be revealed by a survey or a search of public records and would not, individually or in the aggregate, materially interfere with the value or usefulness of such real property to the respective businesses of the Company or any of its Subsidiaries as presently conducted; (f) title of a lessor under a capital or operating lease; (g) Liens arising under Indebtedness to be paid at Closing; (h) Liens imposed by applicable securities Laws; (i) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair or interfere with the current use of the Company’s or its Subsidiary’s Assets that are subject thereto; and (j) rights of first refusal, rights of first offer, proxy, voting trusts, voting agreements or similar arrangements.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, joint stock company, joint venture, a trust or any other entity, including a Governmental Authority.

“PFIC” has the meaning provided in Section 9.1(e).

“Plan of Merger” has the meaning provided in Section 2.2.

“Policies” has the meaning provided in Section 5.17(a).

“Post-Closing Board of Directors” has the meaning provided in Section 3.6(a).

“Privacy Policy” has the meaning provided in Section 5.16(i).

“Proceeding” means any action, suit, proceeding, complaint, claim, charge, hearing, labor dispute, inquiry or investigation before or by a Governmental Authority or an arbitrator.

“Prohibited Party” has the meaning provided in Section 5.14(b).

“Prospectus” has the meaning set forth in the definition of IPO.

“Proxy Statement” has the meaning provided in Section 10.3(a).

“Purchaser” has the meaning provided in the Preamble to this Agreement.

“Purchaser Class A Shares” means the Class A shares of common stock, par value $0.0001 per share, of Purchaser Surviving Corporation, with each such share having one (1) vote per share.

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“Purchaser Class B Shares” means the Class B shares of common stock, par value $0.0001 per share, of Purchaser Surviving Corporation, with each such share having twenty (20) votes per share.

“Purchaser Shares” or “Purchaser Surviving Corporation Shares” means, collectively, the Purchaser Class A Shares and Purchaser Class B Shares.

“Purchaser Surviving Corporation” has the meaning provided in Section 2.1.

“Real Property Lease(s)” has the meaning provided in Section 5.13(b).

“Reincorporation” has the meaning provided in the Recitals.

“Reincorporation Effective Time” has the meaning provided in Section 2.2.

“Reincorporation Intended Tax Treatment” has the meaning provided in Section 2.9.

“Representative” means, with respect to any Person, shall mean persons authorized by such Party to act on its behalf in connection with the Transactions; contractors and distributors shall be Representatives only to the extent performing such authorized duties.

“Requisite Vote” has the meaning provided in Section 5.2(c).

“SAFEs” means those certain Simple Agreements for Future Equity, by and between the Company and each Company Safeholder.

“Sanctions Laws” has the meaning provided in Section 5.14(a).

“Scheduled Intellectual Property” has the meaning provided in Section 5.16(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Sensitive Data” means all confidential information, classified information, proprietary information, trade secrets and any other information, the security or confidentiality of which is protected by Law or Contract, that is collected, maintained, stored, transmitted, used, disclosed or otherwise processed by the Company. Sensitive Data also includes “personal data”, which is information held, stored, collected, transmitted, transferred (including cross-border transfers), disclosed, sold or used by the Company or its Subsidiaries that is defined as “personal data”, “personally identifiable information”, “personal information” or similar term under any applicable Laws.

“Specified Courts” has the meaning provided in Section 13.6.

“Sponsor” means MFH 1, LLC, a Delaware limited liability company.

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“Subsidiary”, when used with respect to any Person, shall mean any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such Party in such Party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as applicable, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests) are, as of such date, owned by such Party or one or more Subsidiaries of such Party or by such Party and one or more Subsidiaries of such Party.

“Tax” or “Taxes” means any and all federal, state, local, non-U.S. and other taxes, levies, fees, imposts, duties and charges of whatever kind in the nature of a tax (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, utility, unemployment compensation, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties, whether disputed or not.

“Tax Return” means all returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment, claim for refund or collection of any Tax, including any amendment or attachment thereto.

“Transaction Documents” means, collectively, to this Agreement, the Lock-Up Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated hereby.

“Transactions” means, collectively, the transactions contemplated by this Agreement and the other Transaction Documents, including the Reincorporation and the Merger.

“Trust Account” has the meaning provided in Section 6.8(a).

“Trust Agreement” has the meaning provided in Section 6.8(a).

1.2 Construction. The following rules of construction shall apply to this Agreement:

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

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(c) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The word “or” shall not be exclusive.

(d) Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including, in the case of agreements or instruments, by waiver or consent and, in the case of statutes, by succession of comparable successor statutes and including, in the case of agreements or instruments, all attachments thereto and instruments incorporated therein, and, in the case of statutes, all rules and regulations promulgated thereunder.

(e) References to a Person are also to its permitted successors and assigns.

(f) Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(g) All references to “$” or “dollars” shall mean United States Dollars.

(h) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II
REINCORPORATION

2.1 Reincorporation. At the Reincorporation Effective Time, subject to and upon the terms and conditions of this Agreement and in accordance with the applicable provisions of the BVI BCA and the DGCL, Parent shall be merged with and into Purchaser, the separate corporate existence of Parent shall cease and Purchaser shall continue as the surviving company. Purchaser as the surviving company after the Reincorporation is hereinafter sometimes referred to as “Purchaser Surviving Corporation”.

2.2 Reincorporation Effective Time. On a date no later than three (3) Business Days after the satisfaction or waiver of all the conditions set forth in ARTICLE XI that are required to be satisfied prior to the Closing Date, Parent and Purchaser shall cause the Reincorporation to be consummated by filing the plan of merger (and any other documents required by the BVI BCA and DGCL) (collectively, the “Plan of Merger”) with the BVI Registrar and the Delaware Secretary of State (the “DE SOS”) in accordance with the relevant provisions of the BVI BCA and DGCL. The effective time of Reincorporation shall be the date that the Plan of Merger is filed with, and the certificate of merger is issued by, the DE SOS, or such later time as specified in or in accordance with the Plan of Merger being the “Reincorporation Effective Time”.

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2.3 Effect of Reincorporation. At the Reincorporation Effective Time, the effect of Reincorporation shall be as provided in this Agreement, the Plan of Merger and the applicable provisions of the BVI BCA and DGCL. At the Reincorporation Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Parent and Purchaser prior to the Reincorporation Effective Time shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Purchaser Surviving Corporation, which shall include the assumption by Purchaser Surviving Corporation of any and all agreements, covenants, duties and obligations of Parent set forth in this Agreement or any other outstanding agreement to which Parent is a party to be performed after the Closing. All securities of Purchaser Surviving Corporation issued and outstanding as a result of the conversion under Section 2.6 shall be listed on Nasdaq.

2.4 Charter Documents. At the Reincorporation Effective Time, the certificate of incorporation of Purchaser shall be amended and restated to a form acceptable to the Company and Parent which shall become the certificate of incorporation of Purchaser Surviving Corporation (“Amended and Restated COI of Purchaser Surviving Corporation”). The new name of Purchaser Surviving Corporation will be such name as provided by the Company.

2.5 Directors and Officers of Purchaser Surviving Corporation. As of the Reincorporation Effective Time, the Persons constituting the officers and directors of Parent prior to the Reincorporation Effective Time shall continue to be the officers and directors of Purchaser Surviving Corporation (holding the same title as held at Parent) until the Effective Time.

2.6 Effect on Issued Securities of Parent.

(a) With respect to Parent Shares, at the Reincorporation Effective Time, (A) each issued and outstanding Class A Parent Ordinary Share (other than the Parent Excluded Shares, the Parent Dissenting Shares and Parent Ordinary Shares redeemed pursuant to the Offer) shall automatically be converted into one Purchaser Class A Share and (B) each issued and outstanding Class B Parent Ordinary Share (other than the Parent Excluded Shares, the Parent Dissenting Shares and Parent Ordinary Shares redeemed pursuant to the Offer) shall automatically be converted into one Purchaser Class A Share. At the Reincorporation Effective Time, all Parent Ordinary Shares shall cease to be outstanding, shall be canceled and shall cease to exist. The holders of issued Parent Ordinary Shares immediately prior to the Reincorporation Effective Time, as evidenced by the register of members of Parent, shall cease to have any rights with respect to such Parent Ordinary Shares, except the right to receive the same number of Purchaser Surviving Corporation Shares or as otherwise required by Law. Each certificate (if any) previously evidencing Parent Ordinary Shares (other than the Parent Excluded Shares, the Parent Dissenting Shares and Parent Ordinary Shares redeemed pursuant to the Offer) shall be exchanged for a certificate representing the same number of Purchaser Shares upon the surrender of such certificate in accordance with Section 2.7.

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(b) Each Parent Dissenting Share issued and outstanding immediately prior to the Reincorporation Effective Time shall no longer be outstanding and shall automatically be cancelled by virtue of the Reincorporation, and each former holder of Parent Dissenting Shares shall thereafter cease to have any rights with respect to such securities, except the right to be paid the fair value of such Parent Dissenting Shares and such other rights as are granted by the BVI BCA. Notwithstanding the foregoing, if any such holder shall have failed to perfect or prosecute or shall have otherwise waived, effectively withdrawn or lost its rights under the BVI BCA or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by the BVI BCA, then the right of such holder to be paid the fair value of such holder’s Parent Dissenting Shares under the BVI BCA shall cease and such former Parent Ordinary Shares shall no longer be considered Parent Dissenting Shares for purposes hereof and shall thereupon be deemed to have been converted as of the Reincorporation Effective Time into the right to receive the applicable Purchaser Surviving Corporation Shares pursuant to Section 2.6(a), without any interest thereon.

(c) At the Reincorporation Effective Time, (i) all Parent Units will separate into their individual components of Class A Parent Ordinary Shares and Parent Warrants, and will cease separate existence and trading and (ii) each issued and outstanding Parent Warrant shall cease to be a warrant with respect to Parent Ordinary Shares, shall be assumed by Purchaser Surviving Corporation and be converted into one Purchaser Surviving Corporation Warrant (exercisable for Purchaser Class A Shares) and shall cease separate existence and trading. Each Purchaser Surviving Corporation Warrant shall have, and be subject to, the same terms and conditions set forth in the applicable agreements governing the Parent Warrants that are outstanding immediately prior to the Reincorporation Effective Time (it being understood and agreed that such Parent Warrants shall be exercisable for Purchaser Class A Shares). At or prior to the Reincorporation Effective Time, Purchaser shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of Purchaser Surviving Corporation Warrants remain outstanding, a sufficient number of Purchaser Class A Shares for delivery upon the exercise of Purchaser Surviving Corporation Warrants after the Reincorporation Effective Time.

(d) At the Reincorporation Effective Time, any Parent Ordinary Shares owned by Parent as treasury shares or owned by any direct or indirect wholly owned subsidiary of Parent immediately prior to the Reincorporation Effective Time (the “Parent Excluded Shares”), shall be canceled and extinguished without any conversion thereof or payment therefor. In addition, as of the Reincorporation Effective Time, the one (1) share of Purchaser owned by Parent immediately prior to the Reincorporation Effective Time shall be automatically cancelled and extinguished without any conversion or consideration delivered in exchange therefor.

(e) Notwithstanding anything to the contrary in this Section 2.6, none of Purchaser Surviving Corporation, Parent, the Company or any other Party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.7 Surrender of Parent Shares. All securities issued upon the surrender of the Parent Shares in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of the Parent Shares shall also apply to Purchaser Surviving Corporation Shares so issued in conversion.

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2.8 Lost, Stolen or Destroyed Certificates. In the event any certificates representing securities shall have been lost, stolen or destroyed, Purchaser shall, upon the affidavit of that fact by the holder thereof, issue in exchange for such lost, stolen or destroyed certificates such securities as would be issuable under Section 2.6; provided, however, that Purchaser Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to execute and deliver a deed of indemnity with respect thereto in the form required by Purchaser Surviving Corporation as indemnity against any claim that may be made against it with respect to the certificates alleged to have been lost, stolen or destroyed.

2.9 Reincorporation Intended Tax Treatment. Parent and Purchaser intend that the Reincorporation qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder to which each of Parent and the Purchaser is a party under Section 368(b) of the Code (the “Reincorporation Intended Tax Treatment”). Each of Parent and Purchaser hereby (a) adopts this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g), (b) agrees to file and retain such information as shall be required under Treasury Regulation Section 1.368-3 and (c) agrees to file all Tax and other informational returns on a basis consistent with the Reincorporation Intended Tax Treatment.

2.10 Taking of Necessary Action; Further Action. If, at any time after the Reincorporation Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Purchaser Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Parent and Purchaser, the officers and directors of Parent and Purchaser are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement and does not create any additional obligations for the Company inconsistent with this Agreement.

2.11 Dissenter’s Rights.

(a) No Person who has validly exercised their dissenters’ rights in respect of the Reincorporation pursuant to section 179 of the BVI BCA (each, a “Parent Dissenting Shareholder”) shall be entitled to receive the securities of Purchaser Surviving Corporation in accordance with this Section 2.11, with respect to the shares of Parent owned by such Person (“Parent Dissenting Shares”) unless and until such Person shall have effectively withdrawn or lost such Person’s dissenters’ rights under the BVI BCA. Each Parent Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure in the BVI BCA with respect to the Parent Dissenting Shares owned by such Parent Dissenting Shareholder. If any Parent Shareholder gives to Parent, before the vote on the Reincorporation, written objection to the Reincorporation (each, an “RC Written Objection”) in accordance with the BVI BCA:

(b) Parent shall, in accordance with the BVI BCA, within twenty (20) days after the date on which the vote of members giving authorization of the Reincorporation is made, give a written notice of the authorization (the “Authorization Notice”) to each such Parent Shareholder who has made an RC Written Objection, and

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(c) No party shall be obligated to commence the Reincorporation, and the Plan of Merger shall not be filed with the BVI Registrar, until at least twenty (20) days shall have elapsed since the date on which the Authorization Notice is given (being the period allowed for written notice of an election to dissent under the BVI BCA, as referred to in the BVI BCA), but in any event subject to the satisfaction or waiver of all of the conditions set forth in ARTICLE XI.

ARTICLE III
THE MERGER

3.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the Organizational Documents of Merger Sub and in accordance with the DGCL, at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall thereupon cease, (c) the Company shall be the surviving company in the Merger (“Company Surviving Corporation”) and (d) the Company shall become a wholly-owned Subsidiary of Purchaser Surviving Corporation.

3.2 Closing. The closing of the Transactions (the “Closing”) shall take place by means of telecommunication on the third (3rd) Business Day following the satisfaction or waiver (to the extent permitted by applicable Law and the Organizational Documents of Parent) of the conditions set forth in ARTICLE XI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at such time), unless another time or date, or both, are agreed in writing by the Company and Parent but in no case earlier than the day after the completion of the Reincorporation; provided, however, that the Closing shall occur no earlier than the first (1st) Business Day following the Reincorporation. The Company and the Parent shall have the right to confirm that all conditions precedent are satisfied prior to Closing. The date on which the Closing is held is herein referred to as the “Closing Date”. The Closing will take place remotely via exchange of documents and signature pages via electronic transmission.

3.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, after the Reincorporation, Merger Sub or the Company shall file a certificate of merger with the DE SOS. The effective time of the Merger shall be the date that the certificate of merger has been filed with the DE SOS (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

3.4 Effects of the Merger. The Merger shall have the effects set forth herein and in the DGCL.

3.5 Certificate of Incorporation of Company Surviving Corporation. From and after the Effective Time and until further amended in accordance with applicable Law, the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of Company Surviving Corporation.

3.6 Post-Closing Board of Directors and Officers of Purchaser Surviving Corporation.

(a) Immediately after the Closing, the initial slate of Purchaser Surviving Corporation’s board of directors (the “Post-Closing Board of Directors”) will consist of five (5) directors, at least a majority of whom shall qualify as independent directors under the Securities Act and the Nasdaq rules (subject to any phase-in periods under the Nasdaq rules). All five (5) directors shall be designated by the Company.

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(b) The Company may, in its sole discretion, elect to classify the Post-Closing Board of Directors into two or more classes, effective immediately after the Closing or such other time after the Closing as the Company may determine in its discretion, with directors in each class serving staggered terms, with the term of office of at least one class expiring each year.

(c) Purchaser Surviving Corporation shall take all action necessary (if needed), including causing the executive officer(s) of Purchaser Surviving Corporation prior to the Closing to resign, so that the individuals serving as executive officers of Purchaser Surviving Corporation immediately after the Closing will be the individuals set forth on Schedule 3.6(c) (or such other Persons as designated by the Company prior to the Closing).

3.7 Directors and Officers of Company Surviving Corporation. From and after the Effective Time, the director(s) and officer(s) of Company Surviving Corporation shall be the person(s) set forth on Schedule 3.7 (or such other Persons as designated by the Company prior to the Closing). The director(s) and officer(s) of Company Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, Company Surviving Corporation’s Organizational Documents and applicable Law.

3.8 No Further Ownership Rights in Company Shares. At the Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Shares on the records of the Company.

3.9 [Reserved]

3.10 Taking of Necessary Action; Further Action. Purchaser Surviving Corporation, Merger Sub, and the Company, respectively, shall each use its respective best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under DGCL in accordance with Section 3.3. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Company Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the constituent corporations, the officers of Purchaser Surviving Corporation and Company Surviving Corporation are fully authorized in the name of each constituent corporation or otherwise to take, and shall take, all such lawful and necessary action.

3.11 Withholding. Purchaser Surviving Corporation and Company Surviving Corporation shall each be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code or under any provision of state, local or non-U.S. Tax Law. Purchaser Surviving Corporation and Company Surviving Corporation shall provide prompt notice to the Company and the affected Company Equityholder of any required withholding. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authorities in accordance with applicable Law, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Purchaser Surviving Corporation and Company Surviving Corporation shall use commercially reasonable efforts to reduce or eliminate any such withholding, including requesting and providing recipients of consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

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3.12 Dissenter’s Rights. Notwithstanding anything in this Agreement to the contrary, Company Shares issued and outstanding immediately prior to the Closing held by a Company Shareholder who has not voted in favor of the Merger or consented thereto in writing or executed an enforceable waiver of appraisal rights to the extent permitted by applicable Law, and who has properly exercised its appraisal rights with respect to such shares (the “Company Dissenting Shares”) in accordance with Section 262 of the DGCL (the “Dissenters’ Rights Statute”) shall not be converted into a right to receive the applicable portion of the Merger Consideration, but shall instead have the rights set forth in the Dissenters’ Rights Statute unless such Company Shareholder subsequently withdraws its demand for appraisal or waives, fails to perfect or otherwise loses such Company Shareholder’s appraisal rights, if any (in which case such Company Shares shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the applicable portion of the Merger Consideration). At the Closing, Company Shareholders holding Company Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided under applicable Law and as provided in this Section 3.12. If, after the Effective Time, such Company Shareholder fails to perfect or loses any such right to appraisal, each such Company Dissenting Share of such Company Shareholder shall be treated as a Company Share that had been converted as of the Closing into the right to receive the applicable portion of the Merger Consideration, without interest, in accordance with Section 4.2. The Company shall give Parent (i) prompt written notice of any demands for the Company to purchase the Company Shareholders’ Company Shares for cash received by the Company and withdrawals or attempted withdrawals of any such demands, and (ii) after the Closing, the right to direct and control all negotiations and proceedings with respect to any such demands. Prior to the Closing, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

3.13 Qualification as a Reorganization. The Parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder to which each of Purchaser, Merger Sub, and Company is a party under Section 368(b) of the Code (the “Merger Intended Tax Treatment”). Each of Purchaser, Merger Sub, and Company hereby (a) adopts this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g), (b) agrees to file and retain such information as shall be required under Treasury Regulation Section 1.368-3 and (c) agrees to file all Tax and other informational returns on a basis consistent with the Merger Intended Tax Treatment.

ARTICLE IV
MERGER CONSIDERATION

4.1 Merger Consideration. As consideration for the Merger, the Company Equityholders collectively shall be entitled to receive from Purchaser Surviving Corporation, in the aggregate, a number of Purchaser Surviving Corporation Shares, each valued at $10.00 per share, with an aggregate value equal to Five Hundred Million U.S. Dollars ($500,000,000) (“Merger Consideration”). Notwithstanding anything to the contrary, the type of Purchaser Surviving Corporation Shares to be received by the Company Equityholders shall be as set forth in Section 4.2 below.

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4.2 Conversion of Company Shares and SAFEs.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Shares, each Company Share issued and outstanding immediately prior to the Effective Time (other than (i) any Company Shares held in the treasury of the Company, which treasury shares shall be canceled as part of the Merger and shall not constitute “Company Shares” hereunder, and (ii) any Company Dissenting Shares) shall be canceled and converted as follows:

(i) Each issued and outstanding share of Company Class B Common Stock held by a Company Shareholder shall be cancelled and converted into the right to receive a number of Purchaser Class B Shares equal to the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) Ten Dollars ($10.00), with each such Purchaser Class B Share having twenty (20) votes per share; and each such Company Shareholder will cease to have any rights with respect to such Company Shares, except the right to receive the Per Share Merger Consideration as provided herein or by Law; and

(ii) Each issued and outstanding share of Company Class A Common Stock held by a Company Shareholder shall be cancelled and converted into the right to receive a number of Purchaser Class A Shares equal to the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) Ten Dollars ($10.00), with each such Purchaser Class A Share having one (1) vote per share; and each such Company Shareholder will cease to have any rights with respect to the Company Shares, except the right to receive the Per Share Merger Consideration as provided herein or by Law.

(b) At the Effective Time, by virtue of the Merger, each SAFE issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive a number of Purchaser Class A Shares calculated in accordance with the terms of the SAFE in the event of a Liquidity Event (as such term is defined in the SAFE), and each Company Safeholder will cease to have any rights with respect to the Company Securities, except the right to receive the Per Share Merger Consideration as provided herein or by Law. Notwithstanding anything to the contrary in this Agreement, the right of a Company Safeholder to receive Purchaser Class A Shares as contemplated herein shall be contingent on the execution by such Company Safeholder of an acknowledgement and such other agreements and other documents as the Company deems necessary, appropriate or expedient.

(c) Two (2) Business Days prior to the anticipated Closing Date (by 8:00 p.m. Eastern Time), the Company shall deliver to Purchaser Surviving Corporation a schedule setting forth the name of each Company Equityholder as of the Closing and its pro rata share of the Merger Consideration (the “Equityholder Allocation Schedule”). If there is any change to the Equityholder Allocation Schedule between the time of such delivery and the Closing, the Company shall promptly deliver an updated Equityholder Allocation Schedule to Purchaser Surviving Corporation.

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4.3 Effect on Share Capital of the Company.

(a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Purchaser Surviving Corporation, Merger Sub, or the Company, any Company Shares then held by the Company (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b) Each Company Dissenting Share issued and outstanding as of immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled by virtue of the Merger and each former holder of Company Dissenting Shares shall cease to have any rights with respect to such securities, except as set forth in Section 3.12.

4.4 Share Capital of Merger Sub. Each share in Merger Sub that is issued immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of Purchaser Surviving Corporation, continue to be part of the issued shares of Company Surviving Corporation (and such shares shall be the only issued shares of Company Surviving Corporation immediately after the Effective Time). Each certificate evidencing ownership of shares of Merger Sub will, as of the Effective Time, evidence ownership of such shares of Company Surviving Corporation.

4.5 Issuance of the Merger Consideration.

(a) No certificates representing fractional Purchaser Surviving Corporation Shares will be issued pursuant to the Merger, and instead any such fractional share that would otherwise be issued will be rounded to the nearest whole share, with a Company Equityholder’s portion of the Merger Consideration that would result in a fractional share of 0.50 or greater rounding up and a Company Equityholder’s portion of the Merger Consideration that would result in a fractional share of less than 0.50 rounding down.

(b) On the Closing Date, Purchaser Surviving Corporation shall deposit, or shall cause to be deposited, with Odyssey Transfer and Trust Company (“Odyssey”) for the benefit of the Company Equityholders, for exchange in accordance with this ARTICLE IV, the number of Purchaser Surviving Corporation Shares sufficient to deliver the aggregate Merger Consideration payable pursuant to this Agreement (such Purchaser Surviving Corporation Shares, the “Exchange Fund”). Purchaser Surviving Corporation shall cause Odyssey, pursuant to irrevocable instructions, to pay the Merger Consideration out of the Exchange Fund in accordance with the Equityholder Allocation Schedule and the other applicable provisions contained in this Agreement. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.

(c) As soon as practicable following the Effective Time, and in any event within two (2) Business Days following the Effective Time (but in no event prior to the Effective Time), Purchaser Surviving Corporation shall cause Odyssey to deliver to each Company Equityholder as of immediately prior to the Effective Time a letter of transmittal and instructions for use in exchanging such Company Equityholder’s Company Shares or canceling such Company Equityholder’s SAFEs, as applicable, for such party’s applicable portion of the Merger Consideration from the Exchange Fund (a “Letter of Transmittal”), and, promptly following receipt of a Company Equityholder’s properly executed Letter of Transmittal, deliver to such Company Equityholder its applicable portion of the Merger Consideration.

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(d) The Merger Consideration shall be adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Purchaser Surviving Corporation Shares occurring prior to the date the Merger Consideration is issued.

(e) Any portion of the Exchange Fund relating to the Merger Consideration that remains undistributed to the Company Equityholders for one (1) year after the Effective Time shall be delivered to Purchaser Surviving Corporation, upon demand, and any Company Equityholders who have not theretofore complied with this Section 4.5 shall thereafter look only to Purchaser Surviving Corporation for their portion of the Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by Company Equityholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Purchaser Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

4.6 No Liability. The Parties agree that Purchaser Surviving Corporation shall be entitled to rely conclusively on information set forth in the Equityholder Allocation Schedule and any amounts delivered by Purchaser Surviving Corporation to an applicable Company Equityholder in accordance with the Equityholder Allocation Schedule shall be deemed for all purposes to have been delivered to the applicable Company Equityholder in full satisfaction of the obligations of Purchaser Surviving Corporation under this Agreement and Purchaser Surviving Corporation shall not be responsible or liable for the calculations or the determinations regarding such calculations set forth therein.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

For purposes of this ARTICLE V, unless the context otherwise requires, references to the Company shall include, as appropriate, references to all direct and indirect Subsidiaries of the Company. Except as set forth in the Company Disclosure Schedules (which qualify (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced), the Company represents and warrants to Parent and Purchaser as hereafter set forth in this ARTICLE V, that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date (except for representations and warranties that are made as of a specific date, which are made only as of such date):

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5.1 Organization, Qualification and Standing.

(a) The Company is duly incorporated, validly existing and in good standing under the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate its Assets and to conduct its business as presently conducted, and is duly registered, qualified and authorized to transact business and in good standing in every jurisdiction in which the conduct of its business or the nature of its properties requires such registration qualification or authorization. The Organizational Documents of the Company, true, complete and correct copies of which have been made available to Parent, are in full force and effect. The Company is not in violation of its Organizational Documents.

(b) Schedule 5.1 sets forth a true, complete and correct list of each Subsidiary of the Company, and, except as set forth on Schedule 5.1, the Company does not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities or interests in any other Person. Each Subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing (or equivalent status) (to the extent such concept exists) under the laws of the jurisdiction of its incorporation or formation and the jurisdictions in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, and has the corporate power and authority to own, lease and operate its Assets and to conduct its business as presently conducted. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned (either directly or indirectly) by the Company free and clear of any Lien (except for Permitted Liens). No Subsidiary is in violation of its Organizational Documents.

5.2 Authority; Enforceability.

(a) The Company’s board of directors has authorized and approved the Merger, this Agreement and the Transactions contemplated herein. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or will be a party and to consummate the Transactions, subject only to obtaining the Company Shareholder Approval. The execution and delivery of this Agreement, the other Transaction Documents to which the Company is or will be a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Company Shareholder Approval.

(b) This Agreement has been, and the other Transaction Documents to which the Company is a party will be, duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by Parent, Purchaser and Merger Sub, constitute legal, valid and binding obligations of the Company, enforceable against each in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Law affecting creditors’ rights generally and, as to enforceability, subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).

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(c) The (i) affirmative vote of the holders of a majority of aggregate voting power of the Company Shares (the “Requisite Vote”) having voting power present in person or represented by proxy at a meeting of Company Shareholders at which a quorum is present or (ii) written consent of the Requisite Vote, is the only vote or consent of the holders of any class or series of share capital or other securities of the Company necessary to adopt this Agreement and approve the Transactions (the “Company Shareholder Approval”).

5.3 Consents; Required Approvals. Assuming the truth and accuracy of the representations and warranties of Parent, Purchaser and Merger Sub set forth in this Agreement, no notices to, filings with, or authorizations, consents, waivers or approvals from any Governmental Authority are necessary for the execution, delivery or performance by the Company of this Agreement or any other Transaction Document or the consummation by the Company of the Transactions, except (a) for the filing of the certificate of merger with the DE SOS and (b) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Company Material Adverse Effect.

5.4 Non-Contravention. Except as set forth on Schedule 5.4, the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is or will be a party by the Company, as applicable, and the consummation of the Merger and the other Transactions and compliance with the provisions hereof and thereof do not and will not with or without notice or lapse of time or both (a) violate any Law or Order to which the Company or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ Assets are subject, (b) violate any provision of the Organizational Documents of the Company or any Subsidiary (subject to obtaining the Company Shareholder Approval), (c) violate, conflict with, result in a breach of, constitute (or with due notice or lapse of time or both would become) a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, require any notice under, or otherwise give rise to any Liability under, any Material Contract, or (d) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the properties or Assets of the Company or the Company’s Subsidiaries.

5.5 Capitalization.

(a) As of the date of this Agreement, the Company is authorized to issue 1,500 Company Shares with par value $0.01 each, consisting of 303 Company Class A Common Stock and 1197 Company Class B Common Stock, of which all shares are issued and outstanding as of the date of this Agreement, and no other authorized equity interests of the Company are issued and outstanding. As of the date of this Agreement, all outstanding Company Shares are owned of record by the Persons set forth on Schedule 5.5(a) in the amounts set forth opposite their respective names. All of the outstanding Company Shares are validly issued and outstanding, fully paid and non-assessable with no personal Liability attaching to the ownership thereof.

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(b) Except for the SAFEs set forth on Schedule 5.5(a), as of the date hereof, there are and, immediately after consummation of the Closing, there will be, no (i) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any of its shares or other securities, (ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding capital stock of the Company or any securities convertible into or exchangeable for any shares of the Company, as applicable, (iii) treasury shares of the Company, (iv) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote, are issued or outstanding, (v) preemptive or similar rights to purchase or otherwise acquire shares or other securities of the Company pursuant to any provision of Law, the Company’s Organizational Documents or any Contract to which the Company is a party, or (vi) Liens (other than Permitted Liens) with respect to the sale or voting of shares or securities of the Company (whether outstanding or issuable).

(c) Upon the consummation of the Merger, Purchaser Surviving Corporation will own all of the issued and outstanding shares and equity securities of the Company free and clear of all Liens (other than Permitted Liens).

5.6 Bankruptcy. Neither the Company nor any of the Company’s Subsidiaries is involved in any Proceeding by or against it as a debtor before any Governmental Authority under the United States Bankruptcy Code or any other insolvency or debtors’ relief act or Law or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official for any part of the Assets of the Company or any of the Company’s Subsidiaries. Neither the Company nor or any of the Company’s Subsidiaries is, and after giving effect to the consummation of the Transactions, will be “insolvent” within the meaning of Section 101(32) of title 11 of the United States Code or any applicable fraudulent conveyance or transfer Law.

5.7 Financial Statements.

(a) Set forth on Schedule 5.7(a) are true, complete and correct copies of the (i) unaudited financial statements of the Company as of June 30, 2025 and June 30, 2024 and the related statements of income, cash flows and profit and loss statements for the fiscal year then ended (the “Annual Financial Statements”) and (ii) unaudited balance sheet as of September 30, 2025 (such date, the “Balance Sheet Date”) and the related statements of income, cash flows and profit and loss statements for the fiscal quarter then ended (the “Interim Financial Statements,” and together with the Annual Financial Statements, the “Company Financial Statements”).

(b) The Company Financial Statements (i) accurately reflect the books and records of the Company as of the times and for the periods referred to therein in all material respects, (ii) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for GAAP and exclude year-end adjustments which will not be material in amount), (iii) comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder (except with respect to any requirements for annual financial statements to be audited), (iv) fairly present in all material respects the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of the operations and cash flows of the Company for the periods indicated and (v) when delivered by the Company for inclusion in the Proxy Statement for filing with the SEC following the date of this Agreement in accordance with Section 7.3, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof. None of the Company or any of its Subsidiaries has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

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(c) The Company maintains accurate books and records reflecting its assets and Liabilities (excluding for the purpose of this section, unknown Liabilities) and maintains commercially reasonable internal accounting controls that provide reasonable assurance that (i) the Company does not maintain any off-the-book accounts and are designed to ensure that the Company’s assets are used only in accordance with management’s directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company, (iv) access to the Company’s assets is permitted only in accordance with management’s authorization, (v) the reporting of the Company’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and commercially reasonable procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis.

(d) All of the financial books and records of the Company are complete and accurate in all material respects and have been maintained in the Ordinary Course and in accordance with applicable Laws. Since its inception, the Company has not been subject to or involved in any fraud that involves management or other employees who have a role in the internal controls over financial reporting of the Company. Since its inception, the Company has not received any written, or the Knowledge of the Company, oral, complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices.

(e) All financial projections with respect to the Company that were delivered by or on behalf of the Company to Parent or its Representatives were prepared in good faith using assumptions that the Company believes to be reasonable at the time made, it being understood that projections are forward-looking in nature and subject to uncertainties and no representation or warranty is made regarding actual future performance.

5.8 Liabilities.

(a) Except (i) as set forth in the Company Financial Statements, (ii) for Liabilities incurred since the Balance Sheet Date in the Ordinary Course that are not material, or (iii) for Liabilities incurred in connection with the Transactions, the Company has no Liabilities (excluding for the purpose of this section, unknown Liabilities) of a nature required to be reflected on a balance sheet of the Company prepared in accordance with GAAP, except as would not reasonably be expected to be material.

(b) Set forth in Schedule 5.8(b) is a list of all Indebtedness of the Company and its Subsidiaries. Neither the Company nor any of the Company’s Subsidiaries has guaranteed any other Person’s Indebtedness.

5.9 Internal Accounting Controls. The Company has established a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations in all material respects, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with the Company’s historical practices and to maintain asset accountability in all material respects, (c) access to material assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for material assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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5.10 Absence of Certain Developments. Except as set forth in Schedule 5.10, between the Balance Sheet Date and the date hereof, none of the Company or any of the Company’s Subsidiaries has taken any action that, if such action were taken after the date hereof, would have required Parent consent pursuant to Section 7.1. As of the date hereof, none of the Company or any of the Company’s Subsidiaries has received any grant or other financial support, financial benefits or relief from any Governmental Authority.

5.11 Accounts Receivable; Accounts Payable.

(a) All notes and accounts receivable of the Company reflected in the Company Financial Statements are current and collectible in amounts not less than the aggregate amount thereof (net of reserves that are established in accordance with GAAP applied consistently with prior practice) carried (or to be carried) on the books of the Company and represent bona fide transactions that arose in the Ordinary Course and are properly reflected on the Company’s books and records. As of the date of this Agreement, none of such notes or accounts receivable that relate to a Material Customer are (i) past due more than ninety (90) days and, to the Knowledge of the Company, there is no material contest, claim, defense or right of setoff with any account debtor of an accounts receivable relating to the amount or validity of such accounts receivable and (ii) to the Knowledge of the Company, (A) all such notes or accounts receivable that relate to a Material Customer (net of reserves that are established in accordance with GAAP applied consistently with prior practice) are reasonably expected to be collectable in the Ordinary Course and (B) no request for or an agreement for a material deduction or discount has been made with respect to such accounts receivable that relate to a Material Customer.

(b) The accounts payable of the Company reflected in the Company Financial Statements and all accounts payable arising subsequent to the date thereof arose from bona fide transactions in the Ordinary Course consistent with past practice.

5.12 Compliance with Law.

(a) None of the Company or any of the Company’s Subsidiaries has been since inception, is in or has any Liability in respect of any violation of, and no event has occurred or circumstance exists that (with or without notice or due to lapse of time) would constitute or result in (i) a material violation by the Company or any of the Company’s Subsidiaries of, (ii) the material failure on the part of the Company or any of the Company’s Subsidiaries to comply with or (iii) any material Liability suffered or incurred by the Company or any of the Company’s Subsidiaries in respect of any violation of or material noncompliance with any Laws, Orders or policies of any Governmental Authority that are or were applicable to the Company or any such Subsidiary or the conduct or operation of its business or the ownership or use of any of its Assets, and no Proceeding is pending, or to the Knowledge of the Company, threatened in writing, alleging any such violation or noncompliance.

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(b) The Company and its Subsidiaries have all Permits necessary for the conduct of their businesses as presently conducted; and (i) each of the Permits is in full force and effect; (ii) the Company and its Subsidiaries are in compliance in all material respects with the terms, provisions and conditions thereof; (iii) there are no outstanding violations, notices of noncompliance, Orders or Proceedings adversely affecting any of the Permits; and (iv) no condition (including the execution of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the Transactions) exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would reasonably be expected to result in the suspension or revocation of any of the Permits other than by expiration of the term set forth therein, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

5.13 Title to Properties.

(a) Section 5.13(a) of the Company Disclosure Schedules sets forth as of the date hereof the address of each real property owned by the Company or any Subsidiary thereof (the “Owned Real Property”). The Company or the applicable Subsidiary has good and marketable title to all Owned Real Property and valid leasehold interests in all Leased Real Property.

(b) Schedule 5.13(b) hereto includes a true, complete and correct list, as of the date hereof, of (i) all Contracts under which the Company or any of the Company’s Subsidiaries leases, subleases, licenses or otherwise uses or occupies any real property as a lessee, sublessee, licensee or occupant thereof, whether in the Company’s or any Subsidiary’s capacity as lessee, sublessee, licensee, lessor, sublessor, or licensor, as the case may be (such Contracts are hereby referred to individually as a “Real Property Lease” and collectively, as the “Real Property Leases”) and (ii) the street address of the real property that is leased, subleased, licensed or otherwise used or occupied pursuant to each Real Property Lease (each, a “Leased Real Property” and collectively, the “Leased Real Properties”). The Company has made available to Parent true, complete and correct copies of all Real Property Leases. To the Knowledge of the Company, no Person other than the Company or a Subsidiary thereof has any option or right to terminate any of the Real Property Leases other than as expressly set forth in Schedule 5.13(b). There are no parties physically occupying or using any portion of any of the Leased Real Properties nor, to the Knowledge of the Company, do any other parties have the right to physically occupy or use any portion of the Leased Real Properties, in each case, other than the Company or its Subsidiaries.

(c) As of the date hereof, (i) all required deposits and additional rents due to date pursuant to each Real Property Lease have been paid in full, (ii) neither the Company nor any Subsidiary has prepaid rent or any other amounts due under any Real Property Lease more than thirty (30) days in advance and (iii) no party has any rights of offset against any rents, required security deposits or additional rents payable under any Real Property Lease except for rights that would not reasonably be expected to have a Company Material Adverse Effect. None of the Owned Real Property or Leased Real Property is subject to any Lien, except Permitted Liens.

(d) The Company and each of the Company’s Subsidiaries owns good, valid and marketable title, free and clear of all Liens (other than Permitted Liens), to all of their respective material tangible Assets. The Company and each of the Company’s Subsidiaries owns, leases under valid leases or has use of or valid access under valid agreements to all material facilities, machinery, equipment and other tangible Assets necessary for the conduct of their respective businesses as presently conducted, and all such facilities, machinery and equipment are in good working order in all material respects, Ordinary Course wear and tear excepted.

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5.14 International Trade Matters; Anti-Bribery Compliance.

(a) The Company and the Company’s Subsidiaries currently are, and each has since its inception been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable applicable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any applicable Governmental Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable applicable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including applicable Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable applicable Laws of other countries (collectively, “International Trade Control Laws”).

(b) None of the Company or the Company’s Subsidiaries, or to the Knowledge of the Company, any director, officer, employee or agent of the Company or the Company’s Subsidiaries (acting on behalf of the Company or the Company’s Subsidiaries), is or is acting under the direction, on behalf or for the benefit of a Person that is (i) the target of Sanctions Laws or identified on any sanctions or prohibited party lists administered by a an applicable Governmental Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Governmental Authority, or any Person that is fifty percent (50%) or more owned or otherwise controlled by any of the foregoing (collectively, “Prohibited Party”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea and Syria. None of the Company or the Company’s Subsidiaries, or, to the Knowledge of the Company, any director or officer or any employee or agent of the Company or the Company’s Subsidiaries (acting on behalf of the Company or the Company’s Subsidiaries), (A) has participated in any transaction involving a Prohibited Party or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

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(c) None of the Company or the Company’s Subsidiaries has received written notice of, and, to the Knowledge of the Company, none of their respective officers, employees, agents or Representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of the Company, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

5.15 Tax Matters.

(a) The Company and its Subsidiaries have filed all Tax Returns required by applicable Law to be filed by the Company; all such Tax Returns were true, complete and correct in all respects; and all Taxes (whether or not shown on any Tax Returns) due and owing by the Company and its Subsidiaries have been paid, other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP or that are not material in amount.

(b) There is no Proceeding, audit or claim now in progress against the Company or any of its Subsidiaries in respect of any Tax, nor has any Proceeding for additional Tax been asserted in writing by any Tax authority that has not been resolved or settled in full.

(c) No written claim has been made by any Tax authority in a jurisdiction where the Company or any of its Subsidiaries has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction.

(d) Neither the Company nor any of its Subsidiaries is a party to any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar agreement (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes).

(e) Each of the Company and each of its Subsidiaries has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(f) Neither the Company nor any of its Subsidiaries has an outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns, and there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company or any of its Subsidiaries that will remain outstanding as of the Closing Date.

(g) Neither the Company nor any of its Subsidiaries has distributed the stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(h) There are no Liens for Taxes upon any Assets of the Company or its Subsidiaries other than Permitted Liens.

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(i) Neither the Company nor any of its Subsidiaries has been a party to or bound by any closing agreement, private letter rulings, technical advice memoranda, offer in compromise or similar agreement with any Tax authority in respect of which the Company or any of its Subsidiaries could have any Tax Liability after the Closing. Neither the Company nor any of its Subsidiaries has any request for a ruling in respect of Taxes pending between the Company or its Subsidiaries and any Tax authority.

(j) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was the Company) or other comparable group for state, local or foreign Tax purposes or (ii) has Liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes), or otherwise by Law.

(k) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” or has failed to disclose a “reportable transaction” in each case required to be disclosed pursuant to Treasury Regulations Section 1.6011-4(b).

(l) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing as a result of (i) any use of an improper or change in method of accounting for any Tax period on or before the Closing, (ii) any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) executed on or before the Closing, (iii) any installment sale or open transaction disposition made on or before the Closing, (iv) any deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any predecessor provision or any similar provision of state, local or foreign Law) arising on or before the Closing; (v) prepaid amount received or deferred revenue accrued prior to the Closing outside the Ordinary Course, (vi) an election under Section 108(i) of the Code made on or before the Closing, (vii) the Company or any of its Subsidiaries that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) having “subpart F income” (within the meaning of Section 952(a) of the Code) accrued on or before the Closing, (viii) “global intangible low-taxed income” of the Company or any of its Subsidiaries within the meaning of Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to any taxable period (or portion thereof) on or before the Closing or (ix) election made pursuant to Section 965(h) of the Code.

(m) The unpaid Taxes of the Company or any of its Subsidiaries for the current fiscal year (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the financial statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Company and its Subsidiaries in filing Tax Returns.

(n) The Company is not aware of the existence of any fact, nor has the Company or any of its Subsidiaries taken or agreed to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying for the Merger Intended Tax Treatment.

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5.16 Intellectual Property.

(a) Schedule 5.16(a) sets forth a true, accurate and complete list of all (i) issued patents and pending patent applications (including provisional applications) including any application, registration, patent or serial numbers, application or registration date, the applicable jurisdiction and status, (ii) trademark registrations and pending trademark applications, including any application, registration, or serial numbers, application or registration date, the applicable jurisdiction and status, (iii) registered copyrights and pending copyright applications, including any application or registration numbers, application or registration date, the applicable jurisdiction and status, and (iv) internet domain name/weblinks, and (v) social media accounts, in each case that are owned by the Company or any of its Subsidiaries (“Scheduled Intellectual Property” and collectively, and together with other Intellectual Property owned by or purported to be owned by the Company or any of its Subsidiaries, the “Owned Intellectual Property”). All of the accounts, registrations, applications, and issuance within the Scheduled Intellectual Property are subsisting, in full force and effect, and are, to the Knowledge of the Company, valid.

(b) Except for any licenses granted to Owned Intellectual Property, the Company exclusively owns or otherwise possesses sufficient and valid rights to all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens, other than Permitted Liens. The Owned Intellectual Property that is licensed to a customer pursuant to a Contract is, to the Company’s Knowledge, valid, subsisting and enforceable. (i) No Owned Intellectual Property is the subject of any current opposition, cancellation, or similar Proceeding before any Governmental Authority other than Proceedings involving the examination of applications for registration of Intellectual Property (e.g., patent prosecution Proceedings, trademark prosecution Proceedings, copyright prosecution Proceedings, and Uniform Domain-Name Dispute-Resolution Policy Proceedings), (ii) neither the Company nor any of its Subsidiaries is subject to any injunction or other specific judicial, administrative or other Order that restricts or impairs its ownership, registrability, enforceability, use or distribution of any Owned Intellectual Property and (iii) neither the Company nor any of its Subsidiaries is subject to any current Proceeding that the Company reasonably expects would materially and adversely affect the validity, use or enforceability of any Owned Intellectual Property. To the Knowledge of the Company no Proceedings described in this Section 5.16(b) have been threatened in writing.

(c) To the Knowledge of the Company, the Company or its Subsidiary, as applicable, owns all right, title and interest in and to, or has valid, sufficient, subsisting and enforceable rights to use all Owned Intellectual Property material to its business as currently conducted. The Company and each of its Subsidiaries is in compliance with all material contractual obligations in a Contract set forth on Schedule 5.25(a)(viii) and to the Knowledge of the Company is in compliance with all material contractual obligations in all applicable Contracts involving open source software. The consummation of the Transactions will not, by itself, directly and immediately materially impair any rights of the Company or any of its Subsidiaries to any Owned Intellectual Property or any licensed Intellectual Property. Following the Closing, the Purchaser will have the right to exercise all of its rights under all Intellectual Property Contracts, to the same extent the Company would have been able to had the Transactions not occurred and without being required to pay any additional amounts or consideration other than fees, royalties or payments that the Company would otherwise be required to pay had the Transactions not occurred.

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(d) To the Knowledge of the Company, the conduct of the business of the Company, including its Subsidiaries, as is currently conducted or conducted since inception, including any use of the Owned Intellectual Property as currently used by the Company or any of its Subsidiaries, does not infringe, misappropriate, or violate any Intellectual Property or other proprietary right of any Person. There are no Proceedings that are pending in which it is alleged that the Company or any of its Subsidiaries is infringing, misappropriating, or violating the Intellectual Property of any Person.

(e) As of the date of this Agreement, there are no pending Proceedings in which it is alleged that any Person is infringing, misappropriating or violating rights of the Company or any of its Subsidiaries to Owned Intellectual Property. Except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, no Person is infringing, violating or misappropriating the rights of the Company or any of its Subsidiaries in or to any Owned Intellectual Property.

(f) Each current and former officer, employee or contractor of the Company or any of its Subsidiaries who, in the regular course of such Person’s employment or engagement with the Company or such Subsidiary, has created or contributed to the Owned Intellectual Property has executed an assignment or similar agreement with the Company or such Subsidiary assigning to the Company or such Subsidiary all right, title, and interest in and to such Owned Intellectual Property, except where failure to obtain such assignment would not reasonably be expected to have a Company Material Adverse Effect. No Governmental Authority or academic institution has any right to, ownership of, or right or royalties for, any Owned Intellectual Property.

(g) Each of the Company and each of its Subsidiaries has taken commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in and to, all non-public Owned Intellectual Property. To the Knowledge of the Company, no present or former officer, director, employee, agent or independent contractor of or consultant to the Company or any of its Subsidiaries has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of responsibilities to the Company or Subsidiary.

(h) The Company and its Subsidiaries have established and implemented, and, to the Knowledge of the Company, are operating in material compliance with, policies, programs and procedures that are commercially reasonable and include administrative, technical and physical safeguards, designed to protect the confidentiality and security of Sensitive Data in their possession, custody or control against unauthorized access, use, modification, disclosure or other misuse. The Company and its Subsidiaries maintain security controls for all material information technology systems owned by the Company or one of its Subsidiaries, including computer hardware, software, networks, information technology systems, electronic data processing systems, telecommunications networks, network equipment, interfaces, platforms and peripherals, and data or information contained therein or transmitted thereby, including any outsourced systems and processes (collectively, the “Computer Systems”), that are designed to protect the Computer Systems against attacks (including virus, worm and denial-of-service attacks), unauthorized activities or access of any employee, hackers or any other person, and to otherwise maintain and protect the integrity, operation and security of such Computer Systems and all information (including Sensitive Data) stored thereon or transmitted thereby. For the past twelve (12) months, the Computer Systems have not suffered any material failures, breakdowns, continued substandard performance, unauthorized intrusions, or other adverse events affecting any such Computer Systems that, in each case, have caused any substantial disruption of or interruption in or to the use of such Computer Systems, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, the Company has remedied in all material respects any material privacy or data security issues identified in any privacy or data security audits of its businesses (including third-party audits of the Computer Systems). To the Knowledge of the Company, the Computer Systems are sufficient in all material respects for the current operations of the Company and its Subsidiaries.

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(i) The Company and its Subsidiaries have in place policies (including a privacy policy), rules and procedures (collectively, the “Privacy Policy”) regarding the Company’s and its Subsidiaries’ collection, use, processing, disclosure, disposal, dissemination, storage and protection of customers’ personal data. To the Knowledge of the Company, the Company has materially complied with the Privacy Policy and applicable Laws regarding the collection, use, storage and transfer of personal data.

(j) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, no Proceedings are pending or, to the Knowledge of the Company, threatened in writing against the Company or its Subsidiaries relating to the collection, use, dissemination, storage and protection of personal data.

(k) None of the Software within the Owned Intellectual Property is currently or was in the past distributed or used by the Company or any Subsidiary thereof with any open source software in a manner that requires any such Software within the Owned Intellectual Property to be dedicated to the public domain, disclosed, distributed in source code form, made available at no charge or reverse engineered. The Company is not and has never been a member of, a contributor to, or affiliated with, any industry standards or open source organization, body, working group, project, or similar organization (a “Standards Organization”), and neither the Company, nor any Owned Intellectual Property, is subject to any licensing, assignment, contribution, disclosure, or other requirements or restrictions of any Standards Organization. None of the Software with the Owned Intellectual Property is currently or was in the past distributed or used by the Company or any Subsidiary thereof in a manner that requires any such Software within the Owned Intellectual Property to be dedicated to a Standard Organization or offered to members of the Standard Organization at a reduced licensing rate.

5.17 Insurance.

(a) Schedule 5.17 sets forth, as of the date hereof, a true, complete and correct list of all fidelity bonds, letters of credit, cash collateral, performance bonds and bid bonds issued to or in respect of the Company and its Subsidiaries (collectively, the “Bonds”) and all policies of title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant’s insurance, workers’ compensation, life insurance, disability insurance, excess or umbrella insurance and any other type of insurance insuring the properties, Assets, employees or operations of the Company and its Subsidiaries (collectively, the “Policies”), including in each case the applicable coverage limits, deductibles (if applicable) and the policy expiration dates. All Policies and Bonds are in amounts and types that the Company reasonably believes to be customary for businesses of similar size and risk profile.

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(b) All Policies and Bonds are in full force and effect and, to the Knowledge of the Company, will not be terminated, cancelled or materially adversely affected by reason of the consummation of the Transactions. None of the Company or any of its Subsidiaries is in default under any provisions of the Policies or Bonds; there is no claim by the Company or any of its Subsidiaries or any other Person pending under any of the Policies or Bonds as to which coverage has been materially disputed in writing by the underwriters or issuers of such Policies or Bonds; and none of the Company or any of its Subsidiaries has received any written notice from or on behalf of any insurance carrier or other issuer issuing such Policies or Bonds that (i) insurance rates or other annual premium or fee in effect as of the date hereof will hereafter be substantially increased (except to the extent that insurance rates or other fees may be increased for all similarly situated risks) or (ii) there will be a non-renewal, cancellation or increase in a deductible (or an increase in premiums in order to maintain an existing deductible) of any of the Policies or Bonds in effect as of the date hereof, except, in each case, as would not reasonably be expected to have a Company Material Adverse Effect.

5.18 Litigation. As of the date hereof, there is no Proceeding pending or, to the Knowledge of the Company, threatened in writing by or against the Company or the Company’s Subsidiaries or against any officer, director, shareholder, employee or agent of the Company or any of the Company’s Subsidiaries in their capacity as such or relating to their employment services or relationship with the Company or any of the Company’s Subsidiaries, and neither the Company nor any of its Subsidiaries is bound by any Order. As of the date hereof, the Company does not have any Proceedings pending against any Governmental Authority or other Person.

5.19 Bank Accounts; Powers of Attorney. Schedule 5.19 sets forth, as of the date hereof, a true, complete and correct list of each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company and each of the Company’s Subsidiaries has an account or safe deposit box, including the names and identification of all Persons authorized to draw thereon or have access thereto; provided, however, that the Company makes no representation regarding the continued authority or status of any such Persons following the Closing.

5.20 Material Partners. Schedule 5.20 sets forth the ten (10) largest customers of the Company and its Subsidiaries by revenue (each a “Material Customer”) and the three (3) largest vendors (including suppliers and manufacturers) of the Company and its Subsidiaries by expense (each a “Material Supplier”, and together with the Materials Customers, the “Material Partners”), in each case for the 12-month period ended December 31, 2024. No such Material Partner has terminated or materially adversely changed its relationship with the Company nor has the Company received written notification that any such Material Partner intends to terminate or materially and adversely change such relationship or that such Material Partner is not solvent. There are no currently pending or, to the Knowledge of the Company, written threatened disputes between the Company and any of its Material Partners that (a) could reasonably be expected to materially and adversely affect the relationship between the Company and any Material Partner or (b) could reasonably be expected to materially and adversely affect the Company. For purposes of clarity, routine contract negotiations, Ordinary Course service issues and immaterial disputes shall not be deemed to constitute “disputes” under this Section 5.20. To the Knowledge of the Company, there is no basis for any Material Partner to assert a claim against the Company or any of its Subsidiaries based upon the Company entering into of this Agreement or the other Transaction Documents to which it is a party or the consummation of the Transactions.

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5.21 Labor Matters.

(a) Since inception, the Company and each of its Subsidiaries has, in all material respects, complied with all applicable Laws relating to the hiring of employees and the employment of labor. Since inception, the Company and each of its Subsidiaries has met all material requirements required by Law or regulation relating to the employment of foreign citizens (if any), and neither the Company nor any of its Subsidiaries currently employs, nor has it ever employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed. Since inception, the Company and each of its Subsidiaries have complied with all applicable Laws in all material respects that could require overtime to be paid to any current or former employee of the Company and its Subsidiaries, and no employee has ever brought or, to the Knowledge of the Company, threatened in writing to bring a claim for unpaid compensation or employee benefits, including overtime amounts.

(b) Neither the Company nor any of its Subsidiaries is delinquent in any material respects in payments to any of its current or former employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees or in payments owed upon any termination of the employment of any such employees.

(c) There is no unfair labor practice complaint pending or, to the Knowledge of the Company, threatened in writing against or involving the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other Governmental Authority.

(d) There is no labor strike, material dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened in writing against or involving the Company or any of its Subsidiaries.

(e) No labor union represents any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. Since inception, to the Knowledge of the Company, no labor union has taken any action with respect to organizing the employees of the Company or any of its Subsidiaries regarding their employment with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement or union contract.

(f) To the Knowledge of the Company, (i) no Key Employee or officer of the Company or any of its Subsidiaries is a party to or is bound by any confidentiality agreement, non-competition agreement or other contract (with any Person) that would materially and adversely interfere with (A) the performance by such officer or Key Employee of any of his or her duties or responsibilities as an officer or employee of the Company or any of its Subsidiaries or (B) the Company’s business or operations; and (ii) no Key Employee or officer of the Company or any of its Subsidiaries, or any group of officers of the Company, has given written notice of their interest to terminate their employment with the Company, nor does the Company have any intention to terminate the employment of any of the foregoing.

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(g) Except as set forth on Schedule 5.21(g), the employment of each of the Key Employees is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All material sums due for employee compensation and benefits and all vacation time owing to any employees of the Company or any of its Subsidiaries have been duly and adequately accrued on the accounting records of the Company and its Subsidiaries.

(h) Since inception, with regard to any individual who performs or performed services for the Company and who is not treated as an employee for Tax purposes by the Company and each of its Subsidiaries, to the Knowledge of the Company, (i) the Company and its Subsidiaries have complied in all material respects with applicable Laws concerning independent contractors, including for Tax withholding purposes or Benefit Arrangement purposes and (ii) neither the Company nor any Subsidiary has any Liability by reason of any individual who performs or performed services for the Company or any Subsidiary, in any capacity, being improperly excluded from participating in any Benefit Arrangement. Since inception, to the Knowledge of the Company, each of the employees of the Company and the Subsidiaries has been properly classified by the Company and the Subsidiaries as “exempt” or “non-exempt” under applicable Law except as would not be material and adverse to the Company.

(i) Since inception, neither the Company nor any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by any director, officer or employee.

(j) Neither the execution, delivery and performance of this Agreement or the other Transaction Documents to which the Company is or will be a party nor the consummation of the Transactions will (either alone or in combination with another event) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that could reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) on account of the Transactions. No person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company any of its Subsidiaries as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

5.22 Employee Benefits.

(a) Schedule 5.22(a) sets forth an accurate and complete list of all “Benefit Arrangements”. For purposes of this Agreement, “Benefit Arrangements” means all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)), whether or not subject to ERISA, and any other bonus, profit sharing, compensation, pension, severance, savings, deferred compensation, fringe benefit, insurance, welfare, post-retirement health or welfare benefit, health, life, stock option, stock purchase, restricted stock, company car, scholarship, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, consulting, executive compensation, incentive, commission, payroll practices, retention, change in control, non-competition, or other plan, agreement, policy, trust fund, or arrangement (whether written or unwritten, insured or self-insured) maintained, sponsored, or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any of its Subsidiaries on behalf of any employee, officer, director, consultant or other service provider of the Company or any Subsidiary or under which the Company or any of its subsidiaries which has any material Liability.

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(b) With respect to each Benefit Arrangement, the Company has provided to Parent a true and complete copy, to the extent applicable, of (i) each writing constituting a part of such Benefit Arrangement and all amendments thereto, (ii) the most recent annual report and accompanying schedule, (iii) the current summary plan description and any material modifications thereto, (iv) the most recent annual financial and actuarial reports, (v) the most recent determination or opinion letter received by the Company or any Subsidiary from the IRS (if applicable) regarding the tax-qualified status of such Benefit Arrangement and (vi) the most recent written results of all required compliance testing.

(c) With respect to each Benefit Arrangement, (i) it has been established, maintained and administered in all material respects in accordance with its express terms and with the requirements of applicable Law; (ii) there are no pending or, to the Knowledge of the Company, written threatened actions, claims or lawsuits against or relating to the Benefit Arrangement or, to the Knowledge of the Company, against any fiduciary of the Benefit Arrangement with respect to the operation of such arrangements (other than routine benefits claims); (iii) no such Benefit Arrangement is under audit or investigation by any Governmental Authority or regulatory authority; and (iv) all payments required to be made by the Company or any of its subsidiaries under any Benefit Arrangement, any contract, or by Law (including all contributions (including all employer contributions and employee salary reduction contributions), insurance premiums or intercompany charges) since inception have been timely made or properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in accordance with the provisions of each of the Benefit Arrangement, applicable Law and GAAP, in each case, in all material respects.

(d) Neither the execution, delivery and performance of this Agreement or the other Transaction Documents to which the Company is or will be a party nor the consummation of the Transactions will (i) result in any severance or other payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee, officer, director, consultant or other service provider of the Company and its Subsidiaries; (ii) limit or restrict the right of the Company or any Subsidiary to merge, amend or terminate any Benefit Arrangement; or (iii) result in the acceleration of the time of payment or vesting, or result in any payment or funding (through a grantor trust or otherwise) of any such compensation or benefits under, or increase the amount of compensation or benefits due under, any Benefit Arrangement.

5.23 Environmental and Safety. Since inception, the Company and its Subsidiaries have complied in all material respects and are in compliance in all material respects with all, and have not received any written notice alleging or otherwise relating to any violation of any, Environmental and Safety Requirements, and there are no Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries alleging any failure to so comply. Since inception, neither the Company nor any of its Subsidiaries has received any written notice or report with respect to it or its facilities regarding any (a) actual or alleged violation of Environmental and Safety Requirements, or (b) actual or potential Liability arising under Environmental and Safety Requirements, including any investigatory, remedial or corrective obligation.

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5.24 Related Party Transactions.

(a) Schedule 5.24(a) sets forth a true, complete and correct list of the following (each such arrangement of the type required to be set forth thereon, whether or not actually set forth thereon, an “Affiliate Transaction”): (i) each Contract entered into between the Company or any of its Subsidiaries, on the one hand, and any current or former Affiliate of the Company or any of its Subsidiaries on the other hand; and (ii) all Indebtedness (for monies actually borrowed or lent) owed by any current or former Affiliate to the Company or any of its Subsidiaries.

(b) None of the Company Equityholders own or have any rights in or to any of the material Assets, properties or rights used by the Company or any of its Subsidiaries.

5.25 Material Contracts.

(a) Schedule 5.25 sets forth a true, complete and correct list, as of the date hereof, of each of the following Contracts (other than Benefit Arrangements) to which the Company or any of its Subsidiaries is a party (each such Contract of the type required to be set forth thereon, whether or not actually set forth thereof, a “Material Contract”):

(i) Contracts that require annual payments or expenses by, or annual payments or income to, the Company of $100,000 or more individually (other than standard purchase and sale orders entered into in the Ordinary Course);

(ii) Sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $100,000 individually on an annual basis;

(iii) Collective bargaining agreement or other Contract with any labor organization, union or association or Contract with a professional employer organization, or other Contract providing for co-employment of employees of the Company or any of its Subsidiaries, or Contract with a professional employer organization or co-employer organization or other Contract provision for co-employment of employees of the Company or its Subsidiaries;

(iv) Contracts that provide for a payment or benefit, accelerated vesting, upon the execution of this Agreement, the other Transaction Documents to which the Company is a party or the Closing in connection with any of the Transactions;

(v) Contract relating to Indebtedness, including the mortgaging, pledging or otherwise placing a Lien (other than Permitted Liens) on any Asset or group of Assets of the Company or any of its Subsidiaries and issuance of any Indebtedness by the Company or its Subsidiaries in excess of $100,000 individually;

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(vi) Real Property Leases and Contracts under which the Company or any of its Subsidiaries is the lessee of or the holder or operator of any material personal property owned by any other Person;

(vii) Contracts under which the Company or any of its Subsidiaries is the lessor of or permits any third Person to hold or operate any Owned Real Property, Leased Real Property or material personal property owned or controlled by the Company or any of its Subsidiaries;

(viii) Contracts (i) under which the Company or any of its Subsidiaries is currently: (A) licensing or otherwise providing the right to use to any third party of any Owned Intellectual Property or (B) licensing or otherwise receiving the right to use from any third party any material Intellectual Property, with the exception of (1) non-exclusive licenses and subscriptions to commercially available software or technology used for internal use by the Company, with a dollar value individually not in excess of $100,000 individually, (2) any Contract related to open source software and (3) any Contract under which the Company licenses any of its Intellectual Property in the Ordinary Course; and (ii) under which the Company or any of its Subsidiaries has entered into an agreement not to assert or sue with respect to any Intellectual Property;

(ix) Contracts with respect to Affiliate Transactions;

(x) Contracts involving any Governmental Authority other than Contracts for the sale of the Company’s products in the Ordinary Course;

(xi) Contracts relating to secrecy, confidentiality and nondisclosure agreements substantially limiting the freedom of the Company to compete in any line of business or with any Person or in any geographic area;

(xii) Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other material Intellectual Property Rights of the Company;

(xiii) Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(xiv) Contracts relating to the voting or control of the equity interests of the Company or the election of directors of the Company (other than the Organizational Documents of the Company);

(xv) Contracts that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents;

(xvi) Contracts relating to material property or assets (whether real or personal, tangible or intangible) in which the Company holds a leasehold interest; and

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(xvii) Contracts related to joint ventures, partnerships, relationships for joint marketing (other than co-marketed items) or joint development with another Person.

(b) Each Material Contract (i) is valid, binding and enforceable against the Company or its Subsidiary, as the case may be, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity, and (ii) is in full force and effect on the date hereof. The Company or its Subsidiary, as the case may be, has performed all obligations, including the making of all payments, required to be performed by it under, and is not in default or breach of in respect of, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. There has been made available to Parent a true, complete and correct copy of each of the Material Contracts listed on Schedule 5.25(a).

5.26 SEC Matters. The information relating to the Company and the Company’s Subsidiaries supplied by the Company expressly for inclusion in the Proxy Statement will not as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to Parent Shareholders or at the time of Parent Shareholders’ Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.27 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Company.

5.28 Disclaimer of Other Representations and Warranties. Notwithstanding the delivery or disclosure to Parent, Purchaser and/or Merger Sub or any of their respective Representatives of any documentation or other information (including any financial projections or other supplemental data), except for the representations and warranties contained in this ARTICLE V, none of the Company, the Company’s Subsidiaries or any other Person makes any express or implied representation or warranty, either written or oral, with respect to the Company or the Company’s Subsidiaries, and the Company and the Company’s Subsidiaries expressly disclaim any other representations or warranties, whether made by the Company, any Subsidiary of the Company or any other Person (including their respective Affiliates, officers, directors, managers, employees, agents, Representatives or advisors).

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PARENT, PURCHASER AND MERGER SUB

Except as set forth in the Parent Disclosure Schedules (which qualify (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced), Parent, Purchaser and Merger Sub, jointly and severally, represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date:

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6.1 Organization, Qualification and Standing. Each of Parent, Purchaser and Merger Sub is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate its Assets and to conduct its business as presently conducted, and is duly registered, qualified and authorized to transact business and in good standing in every jurisdiction in which the conduct of its business or the nature of its properties requires such registration qualification or authorization. The Organizational Documents of each of Parent, Purchaser and Merger Sub, true, complete and correct copies of which have been made available to the Company, are in full force and effect. Neither Parent, Purchaser nor Merger Sub is in violation of its Organizational Documents and neither Parent, Purchaser nor Merger Sub has taken any action in violation with any such Organizational Documents.

6.2 Authority; Enforceability.

(a) Each of Parent, Purchaser and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party and to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent, Purchaser and Merger Sub of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation by Parent, Purchaser and Merger Sub of the Transactions have been duly authorized and approved by their respective boards of directors and, subject to obtaining the Parent Required Vote, the approval of the shareholders of Purchaser and the approval of the shareholders of Merger Sub, no other corporate action on the part of Parent, Purchaser or Merger Sub is necessary to authorize the execution, delivery and performance by Parent, Purchaser or Merger Sub of this Agreement, the other Transaction Documents to which either is a party, and the consummation by them of the Transactions.

(b) This Agreement and the other Transaction Documents to which it is or will be a party have been duly executed and delivered by Parent, Purchaser or Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitute legal, valid and binding obligations of Parent, Purchaser or Merger Sub, enforceable against each in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar Law affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

6.3 Non-Contravention. Except as set forth on Schedule 6.3, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is or will be a party by Parent, Purchaser or Merger Sub, the consummation by Parent, Purchaser or Merger Sub of the Transactions, or compliance by Parent, Purchaser or Merger Sub with any of the terms or provisions hereof and thereof, do not and will not with or without notice or lapse of time or both (a) conflict with or violate any provision of the Organizational Documents of Parent, Purchaser or Merger Sub, (b) violate any Law or Order applicable to Parent, Purchaser or Merger Sub or any of their respective properties or Assets, or (c) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent, Purchaser or Merger Sub under, any of the terms, conditions or provisions of any Contract to which Parent, Purchaser or Merger Sub is a party or by which they or any of their respective properties or Assets may be bound or affected, except, in the case of clause (c), for such violations, conflicts, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the Transactions.

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6.4 Brokers and Other Advisors. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or its Affiliates who might be entitled to any fee or commission from Parent or any of its Affiliates upon consummation of the Transactions contemplated by this Agreement or any of the Transaction Documents.

6.5 Capitalization.

(a) The authorized share capital of Parent consists of (i) 500,000,000 Class A Parent Ordinary Shares, of which 29,200,000 Class A Parent Ordinary Shares are issued and outstanding as of the date hereof, (ii) 50,000,000 Class B Parent Ordinary Shares, of which 12,000,000 Class B Parent Ordinary Shares are issued and outstanding as of the date hereof, and (iii) 5,000,000 Parent Preferred Shares, none of which are issued and outstanding as of the date hereof. As of the date hereof, there are 14,100,000 Parent Warrants issued and outstanding, and 14,100,000 Parent Ordinary Shares are reserved for issuance upon the exercise of Parent Warrants. All outstanding Parent Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the BVI BCA, Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound. Other than as set forth in Parent’s Organizational Documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Shares or any capital equity of Parent. Other than as set forth in the Parent’s Organizational Documents, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the share capital of Parent or obligating Parent to issue or sell any shares of, or any other interest in, Parent. Parent does not have outstanding or authorized any share appreciation, phantom shares, profit participation or similar rights. Except as set forth in Schedule 6.5, there are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of Parent Shares. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) The authorized share capital of Purchaser consists of 555,000,000 Purchaser Class A Shares and 50,000,000 Purchaser Class B Shares, par value $0.0001 per share, of which one (1) Purchaser Class A Share is issued and outstanding as of the date hereof.

(c) Merger Sub is authorized to issue 100 Merger Sub Shares, with no par value each share, of which one (1) Merger Sub Share is issued and outstanding as of the date hereof.

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(d) Other than Purchaser and Merger Sub, Parent does not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities or interests in any other Person.

6.6 Issuance of Shares. The Merger Consideration, when issued in accordance with this Agreement, will be duly authorized and validly issued, fully paid and non-assessable.

6.7 Consents; Required Approvals. Except as set forth on Schedule 6.7, no notices to, designations, declarations or filings with, or authorizations, consents or approvals of any Governmental Authority are necessary for the execution, delivery or performance of this Agreement, the other Transaction Documents to which either is a party or the consummation by Parent, Purchaser, or Merger Sub of the Transactions.

6.8 Trust Account.

(a) As of the date hereof, Parent has approximately $281,963,221 in the trust account established by Parent for the benefit of Parent Public Shareholders (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940) and held in trust by Odyssey pursuant to the Investment Management Trust Agreement, dated as of July 30, 2025, between Parent and the Odyssey, as amended from time to time (as so amended, the “Trust Agreement”).

(b) The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms. Parent has complied in all respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to the Knowledge of Parent, by Odyssey.

(c) There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in Parent SEC Documents to be inaccurate in any material respect or that would entitle any Person to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except (i) to pay income and other Tax obligations from any interest income earned in the Trust Account or (ii) to redeem Class A Parent Ordinary Shares in accordance with the provisions of Parent’s Organizational Documents.

(d) There are no claims or proceedings pending or, to the Knowledge of Parent, threatened with respect to the Trust Account. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations which are relevant hereunder, neither Parent, Purchaser nor Merger Sub have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Parent and Merger Sub on the Closing Date.

6.9 Employees.

(a) Other than the individuals set forth on Schedule 6.9(a), Parent and Merger Sub have never employed any employees or retained any contractors.

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(b) Neither Parent nor Merger Sub has any unsatisfied Liability with respect to any officer or director.

(c) Parent, Purchaser and Merger Sub have never, and do not currently, maintain, sponsor, or contribute to or have any Liability pursuant to any plan, program or arrangement that would fall under the definition of “Benefit Arrangement” determined as if such definition referenced Parent instead of the Company.

6.10 Tax Matters. For purposes of this Section 6.10, any reference to “Parent” shall also include Purchaser and Merger Sub.

(a) Parent has filed all Tax Returns, if required by applicable Law to be filed by Parent, all such Tax Returns were true, complete and correct in all respects, and all Taxes (whether or not shown on any Tax Returns) due and owing by Parent have been paid other than Taxes being contested in good faith and for which adequate reserves have been established.

(b) There is no Proceeding, audit or claim now in progress or, to the Parent’s Knowledge, threatened against Parent in respect of any Tax, nor has any Proceeding for additional Tax been asserted in writing by any Tax authority that has not been resolved or settled in full.

(c) No written claim has been made by any Tax authority in a jurisdiction where Parent has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction.

(d) Parent is not a party to any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar agreement (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes).

(e) Parent has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(f) There is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns, and there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of Parent that will remain outstanding as of the Closing Date.

(g) Parent has not distributed the stock of another Person, or had its shares distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(h) There are no Liens for Taxes upon any Assets of Parent, except for Liens for Taxes not yet due and delinquent or being contested in good faith by appropriate proceedings and for which appropriate and adequate reserves have been created in the applicable financial statements.

(i) Parent has not been a party to or bound by any closing agreement, private letter rulings, technical advice memoranda, offer in compromise, or any similar agreement with any Tax authority in respect of which Parent could have any Tax Liability after the Closing. Parent does not have any request for a ruling in respect of Taxes pending between Parent and any Tax authority.

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(j) Parent (i) has not been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or other comparable group for state, local or foreign Tax purposes and (ii) has no Liability for the Taxes of any Person (other than Parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract (other than Contracts entered into in the Ordinary Course and not relating primarily to Taxes), or otherwise by Law.

(k) Parent has not participated in a “listed transaction” required to be disclosed pursuant to Treasury Regulations Section 1.6011-4(b).

(l) Parent will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing as a result of (i) any use of an improper or change in method of accounting for any Tax period that occurred on or before Closing, (ii) any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) executed on or before Closing, (iii) any installment sale or open transaction disposition made on or before the Closing, (iv) any deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any predecessor provision or any similar provision of state, local or foreign Law), (v) prepaid amount received or deferred revenue accrued on or before the Closing outside the Ordinary Course, or (vi) an election under Section 108(i) of the Code made on or before the Closing.

(m) The unpaid Taxes of the Parent for the current fiscal year (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the financial statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Parent in filing Tax Returns.

(n) Parent is not aware of the existence of any fact, nor has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Reincorporation from qualifying for the Reincorporation Intended Tax Treatment.

6.11 Listing. Parent Units, Class A Parent Ordinary Shares and Parent Warrants are listed on the Nasdaq Global Market, with trading tickers BCARU, BCAR, and BCARW, respectively. There is no Proceeding pending or, to the Knowledge of Parent, threatened against Parent by Nasdaq or the SEC with respect to any intention by such entity to prohibit, suspend or terminate the listing of Parent Units, Class A Parent Ordinary Shares and Parent Warrants on the Nasdaq Global Market.

6.12 Reporting Company. Parent is a publicly held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the Class A Parent Ordinary Shares, Parent Units and Parent Warrants are registered pursuant to Section 12(b) of the Exchange Act. There is no Proceeding pending or, to Parent’s Knowledge, threatened in writing against Parent by the SEC or any securities exchange with respect to the deregistration of the Parent Units, Class A Parent Ordinary Shares or Parent Warrants under the Exchange Act. Parent has taken no action in an attempt to terminate the registration of Parent Units, Class A Parent Ordinary Shares and Parent Warrants under the Exchange Act.

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6.13 Undisclosed Liabilities. Parent has no Liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to Parent Financial Statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except (a) Liabilities provided for or otherwise disclosed in the balance sheet included in the most recent Parent Financial Statements or in the notes to the most recent Parent Financial Statements, (b) Liabilities arising in the ordinary course of Parent’s business since the date of the most recent Parent Financial Statement including all promissory notes issued by Parent to Sponsor and (c) Liabilities incurred in the connection with the Transactions, none of which, individually or in the aggregate, would have a Parent Material Adverse Effect.

6.14 Parent SEC Documents and Parent Financial Statements.

(a) Since Parent’s formation, Parent has timely filed all forms, reports, schedules, statements and other documents, including all exhibits thereto, required to be filed or furnished by Parent with the SEC under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto (the “Parent SEC Documents”); and Parent will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Parent SEC Documents”). Parent has furnished to the Company true and correct copies of all documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. The Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as applicable. The Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed with the SEC (or, if any information contained in any Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 6.14, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. Each director and executive officer of Parent has timely filed with the SEC all documents required to be filed with respect to Parent by Section 16(a) of the Exchange Act.

(b) Each of the financial statements (including, in each case, any notes thereto) contained or incorporated by reference in any Parent SEC Document and/or Additional Parent SEC Document is or, when filed, will be in conformity with GAAP (applied on a consistent basis), Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated, and each is or, when filed, will be complete and each fairly presents or, when filed, will fairly present, in all material respects, the financial position, results of operations and cash flows of Parent as at the respective dates thereof and for the respective periods indicated therein.

(c) Parent has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to any Parent SEC Document (the “Parent Certifications”). Each of the Parent Certifications is true and correct.

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(d) Since its initial public offering, Parent has maintained, and currently maintains, disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, which controls and procedures are reasonably designed to ensure that all material information concerning Parent and other material information required to be disclosed by Parent in the reports and other documents that it files or furnishes under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of Parent’s SEC filings and other public disclosure documents. Such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic reports required under the Exchange Act.

(e) Parent maintains a standard system of accounting established and administered in accordance with GAAP. Parent has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Since its initial public offering, Parent has maintained and currently maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Parent has delivered to the Company, to the extent applicable, a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of Parent to Parent’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of Parent to record, process, summarize and report financial data. Since its incorporation, Parent has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of Parent, (ii) a “material weakness” in the internal controls over financial reporting of Parent or (iii) fraud, whether or not material, that involves management or other employees of Parent who have a significant role in the internal controls over financial reporting of Parent.

(f) Parent has no off-balance sheet arrangements. No financial statements other than those of Parent are required by GAAP to be included in the consolidated financial statements of Parent.

(g) Neither Parent nor, to the Knowledge of Parent, any manager, director, officer, employee, auditor, accountant or representative of Parent has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Parent has engaged in questionable accounting or auditing practices or fraud. No attorney representing Parent, whether or not employed by Parent, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to Parent’s board of directors (or any committee thereof) or to any director or officer of Parent. Since Parent’s inception, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or Parent’s board of directors or any committee thereof.

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(h) Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq and all rules and regulations promulgated by the SEC that are applicable to Parent, Purchaser and Merger Sub.

(i) There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent and Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(j) Except as and to the extent set forth in Parent SEC Documents, Parent does not have any Liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for Liabilities and obligations arising in the Ordinary Course of Parent’s and Merger Sub’s business.

(k) As of the date hereof, there are no outstanding comments from the SEC with respect to Parent SEC Documents. To the Knowledge of Parent, none of the Parent SEC Documents filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

(l) Except with respect to information about the Company and its Subsidiaries supplied by the Company expressly for inclusion in the Proxy Statement, the Proxy Statement will not, as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to Company Shareholders or at the time of the meeting of the Company Shareholders, contain any statement which, at such time and in light of the circumstances under which they were made, are false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

6.15 Business Activities. Since its formation, Parent has not conducted any business activities other than activities directed toward completing a business combination (as defined in Parent’s Organizational Documents). Each of Purchaser and Merger Sub was formed solely for the purpose of engaging in the Transactions, and neither Purchaser nor Merger Sub has engaged in any business activities or conducted any operations or incurred any obligation or Liability, other than as contemplated by this Agreement. Except as set forth in Parent’s Organizational Documents, there is no agreement, commitment or Order binding on Parent or to which Parent is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted or as contemplated to be conducted as of the Closing. Other than Purchaser and Merger Sub, Parent does not directly or indirectly own any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

6.16 Parent Contracts. Except as disclosed in Parent SEC Documents, as of the date hereof, Parent is not party to any Contract (other than engagement agreements and nondisclosure agreements containing customary terms that were entered into in the Ordinary Course).

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6.17 Litigation. There is no Proceeding pending or, to the Knowledge of Parent, threatened against Parent, Purchaser or Merger Sub or any of their respective properties or rights; and none of Parent, Purchaser nor Merger Sub is subject to any outstanding Order. As of the date hereof, there are no Proceedings (at Law or in equity) or investigations pending or, to the Knowledge of Parent, threatened that seek or would reasonably be expected to prevent, hinder, modify, delay or challenge the Transactions or would reasonably be expected to have a Parent Material Adverse Effect.

6.18 Independent Investigation. Parent acknowledges that it has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and that the Company has provided Parent with adequate access to the personnel, properties, premises and books and records of the Company for this purpose.

6.19 Information Supplied. None of the information supplied or to be supplied by Parent expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent Shareholders with respect to the solicitation of proxies to approve the Transactions will, at the date of filing or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or that is included in Parent SEC Documents).

6.20 Investment Company. As of the date of this Agreement, Parent is not, and, upon the Closing, Parent will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940.

6.21 Lockup. All existing lock up agreements between Parent and any of its shareholders or holders of any other securities of Parent entered into in connection with the IPO provide for a lock up period that is in full force and effect.

6.22 Board and Shareholder Approval.

(a) Parent’s board of directors (including any required committee or subgroup of such board but excluding any interested directors) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Reincorporation, the Merger and the other Transactions, (ii) determined that the Reincorporation, the Merger and the other Transactions are in the best interests of the shareholders of Parent, (iii) determined that the Transactions constitute a “business combination” as such term is defined in Parent’s Organizational Documents and (iv) resolved to recommend that the shareholders of Parent approve each of the matters requiring Parent Required Vote and directed that this Agreement, the Reincorporation and the Merger be submitted for consideration by the shareholders of Parent.

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(b) The affirmative vote of a majority of the directors of the Parent as, being entitled to vote at a meeting of the board of directors of the Parent called for such purpose or the execution of a resolution of directors in writing by all the directors of the Parent and the affirmative vote of a majority of in excess of fifty percent (50%) of the votes of the holders of Class A Parent Ordinary Shares and the holders of Class B Parent Ordinary Shares of the Parent (voting as a single class) as, being entitled to do so, vote in person or by proxy at the Parent Shareholders’ Meeting or a written resolution of members consented to in writing by the holders of Class A Parent Ordinary Shares and the holders of Class B Parent Ordinary Shares of the Parent holding in excess of fifty percent (50%) of the votes entitled to vote is required to approve the Reincorporation and the entry into the Plan of Merger, and the affirmative vote of the holders of a majority of in excess of fifty percent (50%) of the votes of the holders of Class A Parent Ordinary Shares and the holders of Class B Parent Ordinary Shares of the Parent (voting as a single class) entitled to vote thereon and present in person or by proxy at the Parent Shareholders’ Meeting or a written resolution of members consented to in writing by the holders of Class A Parent Ordinary Shares and the holders of Class B Parent Ordinary Shares of the Parent holding in excess of fifty percent (50%) of the votes entitled to vote is required to approve the entry into this Agreement and the consummation of the Transactions (the “Parent Required Vote”).

6.23 Disclaimer of Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE VI, none of Parent, Parent’s Affiliates or any other Person makes any express or implied representation or warranty with respect to Parent, and Parent expressly disclaims any other representations or warranties, whether made by Parent or any other Person (including its Affiliates, officers, directors, employees, agents, representatives or advisors).

6.24 Advice of U.S. Tax Counsel. Parent has, with advice of U.S. tax counsel, considered the qualification of the Reincorporation for the Reincorporation Intended Tax Treatment and, after such consideration, Parent is not aware of the existence of any fact, nor has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Reincorporation from qualifying for the Reincorporation Intended Tax Treatment.

6.25 International Trade Matters; Anti-Bribery Compliance.

(a) The Parent currently is, and has since its inception been, in compliance with all (i) Anti-Corruption Laws, (ii) Sanctions Laws, (iii) Export Control Laws, (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries, (v) anti-boycott regulations, as administered by the U.S. Department of Commerce, and (vi) International Trade Control Laws.

(b) Neither the Parent, nor to the Knowledge of the Parent, any director, officer, employee or agent of the Parent, is or is acting under the direction, on behalf or for the benefit of a Person that is (i) the target of Sanctions Laws or a Prohibited Party; or (ii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea and Syria. Neither the Parent nor, to the Knowledge of the Parent, any director or officer or any employee or agent of the Parent, (A) has participated in any transaction involving a Prohibited Party or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

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(c) The Parent has not received written notice of, and, to the Knowledge of the Parent, none of its officers, employees, agents or Representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of the Parent, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

ARTICLE VII
COVENANTS AND AGREEMENTS OF THE COMPANY

7.1 Conduct of Business of the Company.

(a) Except as contemplated by this Agreement, as set forth on Schedule 7.1(a) or as required by applicable Law, from the date of this Agreement until the earlier of the Effective Time or valid termination of this Agreement pursuant to ARTICLE XII, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed and may be given as set forth below), the Company and each of the Company’s Subsidiaries shall use commercially reasonable efforts to conduct its business in the Ordinary Course, preserve its goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with customers and vendors; and none of the Company or any Subsidiary shall:

(i) Amend its Organizational Documents;

(ii) Adopt a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization or otherwise merge or consolidate with or into any other Person;

(iii) Other than as set forth on Schedule 7.1(a), (A) issue, sell, pledge or grant, or authorize the issuance, sale, pledge or grant of, any equity interests of the Company or any of the Company’s Subsidiaries, or any convertible securities or other commitments or instruments pursuant to which the Company or any of the Company’s Subsidiaries may become obligated to issue or sell any of its shares of capital stock or other securities, or the holders may have the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company or the Company’s Subsidiaries may vote, other than the issuance of Company Shares, upon the exercise, exchange or conversion of convertible securities or other commitments or instruments; (B) split, combine, subdivide or reclassify any of its shares of capital stock, (C) declare, set aside or pay any dividend or other distribution with respect to shares of its capital stock other than dividends from a Subsidiary of the Company, or (D) redeem, purchase or otherwise acquire any of its shares of capital stock, other than in connection with the forfeiture or cancellation of such interests;

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(iv) (A) Make, cancel or compromise any loans, advances, guarantees or capital contributions to any Person other than to a Subsidiary of the Company or for amounts not in excess of $100,000 in the aggregate or (B) incur, assume, accelerate, guarantee or otherwise become liable for any Indebtedness;

(v) Make or commit to make any capital expenditures except (A) as contemplated by the Company’s current budget, (B) in the Ordinary Course, or (C) for amounts not in excess of $100,000 in the aggregate;

(vi) Acquire, transfer, mortgage, assign, sell, lease, create a Lien (other than Permitted Liens) upon or otherwise dispose of or pledge any Asset of the Company or any of its Subsidiaries other than in the Ordinary Course;

(vii) Acquire, directly or indirectly (including by merger, consolidation, purchase of equity interests or assets, or any other form of business combination), any corporation, partnership, limited liability company, business organization, division, or any material assets of any of the foregoing;

(viii) Commence any Proceeding or release, assign, compromise, settle, waive or abandon any pending or threatened Proceeding, other than any such Proceeding that would not reasonably be expected to result in damages or otherwise have a value, individually, in excess of $100,000 or are non-monetary in nature;

(ix) Except as required by applicable Law, under the terms of any Benefit Arrangement disclosed in Schedule 5.22(a) or in the Ordinary Course (A) grant or announce any increase in salaries, bonuses, severance, termination, retention or change-in-control pay, equity based or other compensation and benefits payable or to become payable by the Company or any of its Subsidiaries to any current or former employee in excess of $100,000 in the aggregate, (B) terminate, adopt, enter into or materially amend any Benefit Arrangement, or (C) adopt, establish or enter into any plan, policy or arrangement that would constitute a Benefit Arrangement if it were in existence on the date hereof, other than in the case of the renewal of group health or welfare plans;

(x) Enter into, amend, terminate or extend any collective bargaining agreement or any other agreement with a labor or trade union, employee association or works council or recognize or certify any labor union, labor organization, or group of employees of as the bargaining representative for any employees;

(xi) Change its fiscal year or any material method of accounting or material accounting practice, except for any such change required by GAAP;

(xii) Terminate, assign, waiver (other than expiration in accordance with its terms) or amend any material term of any Material Contract or enter into any Contract that would be a Material Contract if entered into prior to the date hereof;

(xiii) Assign, transfer, abandon, modify, waive, terminate, fail to renew, let lapse or otherwise fail to maintain or otherwise change any material Permit or insurance policy, except in the Ordinary Course;

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(xiv) Make, revoke or change any Tax election, adopt or change any Tax accounting method or period, file an amended Tax Return, enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement or settlement related to Taxes, settle any material Tax claim or assessment, or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;

(xv) Grant, modify, abandon, dispose of or terminate any rights relating to any Intellectual Property of the Company or the Company’s Subsidiaries, other than in the Ordinary Course, or otherwise permit any of its rights relating to any Intellectual Property to lapse (other than in the Ordinary Course or registrations for trademarks that are no longer in use by, are not planned to be used in the future by and are no longer being maintained by Company and its Subsidiaries);

(xvi) Take any action, or knowingly fail to take any action that would reasonably be expected to prevent or impede the Reincorporation Intended Tax Treatment;

(xvii) Enter into any new line of business; or

(xviii) Agree or commit to do, or resolve, authorize or approve any action to do, any of the foregoing, or take any action or omission that would result in any of the foregoing;

provided, however, that nothing in the Section 7.1(a) shall require the Company to do or not do anything that would be reasonably expected to violate applicable antitrust, competition Law or any Law.

(b) The Company shall be permitted to request consent from Parent in writing (including by electronic mail) by delivering written notice (including by electronic mail) to Parent in accordance with Section 13.9. For purposes of this Section 7.1, Parent shall respond (including by return email) to such request as promptly as practicable, and if Parent does not respond (including by return email) to any request within three Business Days after the Company delivers such written request for consent to Parent (including at the email addresses set forth in Section 13.9), Parent shall be deemed to have provided its prior written consent to the taking of such action.

7.2 Access to Information. Subject to confidentiality obligations that may be applicable to information furnished to the Company by third parties from time to time and applicable attorney-client privilege and, in all cases, solely to the extent permitted by applicable Law, from and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide to Parent and its authorized Representatives reasonable access (which access will be under the supervision of the Company’s personnel) to the personnel, books, records, properties, financial statements, internal and external audit reports, regulatory reports, Contracts, Permits, commitments and any other reasonably requested documents and other information of the Company and its Subsidiaries during normal business hours (in a manner so as to not interfere with the normal business operations of the Company or any of its Subsidiaries) and use commercially reasonable efforts to cause the employees, legal counsel, accountants and representatives of the Company to reasonably cooperate with Parent in its investigation of the Company; provided that no investigation pursuant to this Section 7.2 shall affect any representation or warranty given by the Company. All of such information shall be treated as confidential information pursuant to the terms of the Non-Disclosure Agreement. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, without the prior written consent of the Company, make inquiries of Persons having business relationships with the Company (including suppliers, customers and vendors) regarding the Company or such business relationships. From and after the Closing, the Non-Disclosure Agreement shall terminate and be of no force and effect with respect to any information relating to the Company and its Subsidiaries, unless terminated earlier by either party thereto in accordance with the terms thereof.

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7.3 Additional Financial Information.

(a) No later than January 31, 2026 or such other date that may be mutually agreed between the parties, the Company shall deliver to Parent (i) the Interim Financial Statements and (ii) the audited consolidated financial statements (the “Audited Financial Statements”) of the Company and its Subsidiaries (including, in each case, any related notes thereto), consisting of the balance sheets of the Company as of June 30, 2025 and June 30, 2024, and the related audited income statements, changes in stockholder equity and statements of cash flows for the fiscal years then ended, and as applicable, audited by a PCAOB qualified auditor in accordance with GAAP and the requirements of the PCAOB for public companies, and the related audited income statements, changes in stockholder equity and statements of cash flows for the twelve months then ended. If the Company does not deliver the Interim Financial Statements and the Audited Financial Statements on or before January 31, 2026, or such other agreed date, Parent shall have the right to terminate this Agreement in accordance with ARTICLE XI.

(b) Subsequent to the delivery of the Interim Financial Statements pursuant to Section 7.3(a), the Company shall deliver to Parent copies of the Company’s and its Subsidiaries’ unaudited consolidated interim financial information for each fiscal quarterly period thereafter no later than forty five (45) calendar days following the end of each such fiscal quarterly period.

(c) All of the financial statements to be delivered pursuant to this Section 7.3, shall be prepared under GAAP in accordance with requirements of the PCAOB for public companies and shall fairly present the financial position and results of operations of the Company and its Subsidiaries as of the date or for the periods indicated, in accordance with GAAP, except as otherwise indicated in such statements and subject to year-end audit adjustments. The Company will promptly provide additional Company financial information reasonably requested by Parent for inclusion in the Proxy Statement and any other filings to be made by Parent with the SEC.

7.4 Lock-Up. Prior to the Closing, the Company shall cause the Company Shareholders to enter into an agreement with Parent, substantially the form attached hereto as Exhibit C (the “Lock-Up Agreement”), to be effective as of the Closing, pursuant to which the each Company Shareholder’s pro rata share of the Merger Consideration shall be subject to a lock-up on the terms and conditions set forth therein.

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7.5 Notice of Changes. The Company shall give prompt written notice to Parent of (a) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 11.2(a) would not be satisfied, (b) any breach of any covenant or agreement of the Company contained in this Agreement such that the condition set forth in Section 11.2(b) would not be satisfied, (c) any event, circumstance or development that would reasonably be expected to have a Company Material Adverse Effect and (d) any Proceeding initiated by or against the Company or any of the Company’s Subsidiaries or any of their predecessors or against any officer or director of the Company or any of the Company’s Subsidiaries in their capacity as such in an amount in controversy equal to or greater than $100,000 individually as set out in the filings related to such Proceeding; provided, however, that in each case (i) no such notification shall affect the representations, warranties, covenants, agreements or conditions to the obligations of the Parties under this Agreement and (ii) no such notification shall be deemed to amend or supplement the Company Disclosure Schedules or to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty.

ARTICLE VIII
COVENANTS OF PARENT, PURCHASER AND MERGER SUB

8.1 Listing. Parent shall use its commercially reasonable efforts (a)(i) to maintain its existing listing on Nasdaq until the Closing Date, and (ii) to obtain approval of the listing of Purchaser Surviving Corporation and the listing of Purchaser Surviving Corporation Shares and Purchaser Surviving Corporation Warrants on Nasdaq; (b) without derogating from the generality of the requirements of clause (a) and to the extent required by the rules and regulations of Nasdaq, to (i) prepare and submit to Nasdaq a notification form for the listing of Purchaser Surviving Corporation Shares to be issued in the Merger and (ii) to cause such shares to be approved for listing (subject to notice of issuance) on Nasdaq (unless otherwise determined); and (c) to the extent required by Nasdaq Marketplace Rule 5110, to file an initial listing application for Purchaser Surviving Corporation Shares on Nasdaq (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be conditionally approved prior to the Effective Time. The Company will cooperate with Parent as reasonably requested by Parent with respect to the Nasdaq Listing Application and promptly furnish to Parent all information concerning the Company and its shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 8.1.

8.2 Trust Account. Parent has established the Trust Account from the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO for the benefit of Parent Public Shareholders and certain parties (including the underwriters of the IPO). Prior to the Closing, Parent shall disburse monies from the Trust Account only (a) to pay income and other Tax obligations from any interest income earned in the Trust Account or (b) to redeem Class A Parent Ordinary Shares in accordance with the provisions of Parent’s Organizational Documents. The Trust Agreement will not be amended or modified prior to the Effective Time unless deemed necessary.

8.3 Parent Public Filings. From the date hereof through the Closing, Parent will use commercially reasonable efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

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8.4 Section 16 Matters. Prior to the Closing, the board of directors of Parent, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Merger Consideration pursuant to this Agreement and the other agreements contemplated hereby by any Person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Purchaser following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

8.5 Notice of Changes. Parent shall give prompt written notice to the Company of (a) any representation or warranty made by Parent, Purchaser or Merger Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 11.3(a) would not be satisfied, (b) any breach of any covenant or agreement of Parent, Purchaser or Merger Sub contained in this Agreement such that the condition set forth in Section 11.3(b) would not be satisfied, (c) any event, circumstance or development that would reasonably be expected to have a Parent Material Adverse Effect and (d) any Proceeding initiated by or against Parent or its Subsidiaries or any of their predecessors or against any officer or director of Parent or any of its Subsidiaries in their capacity; provided, however, that in each case (i) no such notification shall affect the representations, warranties, covenants, agreements or conditions to the obligations of the Parties under this Agreement and (ii) no such notification shall be deemed to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty.

8.6 D&O Insurance; Indemnification of Officers and Directors.

(a) From and after the Closing Date through the sixth (6th) anniversary of the Closing Date, Purchaser shall cause (i) its Organizational Documents to contain provisions no less favorable to the current or former directors, managers, officers or employees of the Company or Parent (collectively, “D&O Indemnitees”) with respect to limitation of certain liabilities, advancement of expenses and indemnification than are set forth as of the date of this Agreement in the Organizational Documents of the Company or Parent, as applicable, which provisions in each case shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the D&O Indemnitees with respect to any acts or omissions occurring at or prior to the Closing, except as required by Law.

(b) Prior to the Closing Date, Parent shall purchase, at the expense of Purchaser Surviving Corporation, a directors’ and officers’ liability tail insurance policy on terms and conditions reasonably satisfactory to Parent for all of the officers and directors of Parent as of immediately prior to the Merger, with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c) The provisions of this Section 8.6 are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnitee for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

(d) On the Closing Date, Purchaser shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Purchaser with the post-Closing directors and officers of Purchaser, which indemnification agreements shall continue to be effective following the Closing.

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ARTICLE IX
TAX COVENANTS

9.1 Tax Matters.

(a) Each of the Parties shall use their reasonable best efforts to cause each of the Reincorporation and the Merger to qualify for the Reincorporation Intended Tax Treatment and the Merger Intended Tax Treatment, respectively, and no Party or their respective Affiliates has taken or will take any action (or fail to take any action), if such action (or failure to act), whether before or after the Effective Time, would reasonably be expected to prevent or impede the Reincorporation or the Merger from qualifying for such intended Tax treatment.

(b) Each of Parent, Purchaser, the Company, and their respective Affiliates shall file all Tax Returns consistent with the Reincorporation Intended Tax Treatment (including attaching the statement described in Treasury Regulations Section 1.368-(a) on or with its Tax Return for the taxable year of the Reincorporation), and shall take no position inconsistent with the Reincorporation Intended Tax Treatment (whether in audits, Tax Returns or otherwise), unless otherwise required by a Taxing Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code.

(c) Each of Purchaser, Merger Sub, and Company, and their respective Affiliates shall file all Tax Returns consistent with the Merger Intended Tax Treatment (including attaching the statement described in Treasury Regulations Section 1.368-(a) on or with its Tax Return for the taxable year of the Merger), and shall take no position inconsistent with the Merger Intended Tax Treatment (whether in audits, Tax Returns or otherwise), unless otherwise required by a Taxing Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code.

(d) Any and all Transfer Taxes shall be paid by Purchaser, unless the Transfer Taxes are imposed in connection with the Merger and are an obligation of the Company’s shareholders under applicable Law, in which case such Transfer Taxes shall be borne by the applicable Company’s shareholders. The party required by Law to do so shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, the parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other document. Notwithstanding any other provision of this Agreement, the parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

(e) Within sixty (60) days after the end of Purchaser’s current taxable year and each subsequent taxable year of Purchaser for which Purchaser reasonably believes that it may be a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”), Purchaser shall (i) determine its status as a PFIC, (ii) determine the PFIC status of each of its Subsidiaries that at any time during such taxable year was a foreign corporation within the meaning of Section 7701(a) of the Code (the “Non-U.S. Subsidiaries”) and (iii) make such PFIC status determinations available to the shareholders of Purchaser as of immediately prior to the Effective Time. If Purchaser determines that it was, or could reasonably be deemed to have been, a PFIC in such taxable year, Purchaser shall use commercially reasonable efforts to provide the statements and information (including a PFIC Annual Information Statement meeting the requirements of Treasury Regulation Section 1.1295-1(g))

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necessary to enable Purchaser shareholders as of immediately prior to the Effective Time and their direct or indirect owners that are United States persons (within the meaning of Section 7701(a)(30) of the Code) to comply with all provisions of the Code with respect to PFICs, including making and complying with the requirements of a “Qualified Electing Fund” election pursuant to Section 1295 of the Code or filing a “protective statement” pursuant to Treasury Regulation Section 1.1295-3 with respect to Purchaser or any of the Non-U.S. Subsidiaries, as applicable. The covenants contained in this Section 9.1(e), notwithstanding any provision elsewhere in this Agreement, shall survive in full force and effect until the later of (A) two (2) years after the end of Purchaser’s current taxable year or (B) such time as Purchaser has reasonably determined that it is not a PFIC for three (3) consecutive taxable years.

9.2 Opinion. In the event the SEC requires a tax opinion regarding the Reincorporation Intended Tax Treatment or its consequences to Parent security holders, Parent shall make commercially reasonable efforts to cause its U.S. tax counsel to deliver such tax opinion to Parent. In the event the SEC requires a tax opinion regarding the Merger Intended Tax Treatment or its consequences to Company security holders, the Company shall make commercially reasonable efforts to cause its U.S. tax counsel to deliver such tax opinion to the Company. Each party shall use commercially reasonable efforts to execute and deliver customary representation letters to the applicable tax counsel in form and substance reasonably satisfactory to such counsel. Notwithstanding anything to the contrary in this Agreement, Loeb & Loeb LLP shall not be required to provide any opinion to any party regarding the tax consequences or characterization of the Merger and Kesse PLLC shall not be required to provide any opinion to any party regarding the tax consequences or characterization of the Reincorporation and/or Merger.

ARTICLE X
ACTIONS PRIOR TO THE CLOSING

10.1 No Shop.

(a) From the date hereof through the earlier of the Closing Date and the date on which this Agreement is properly terminated in accordance with ARTICLE XI, the Company shall not, and the Company shall use commercially reasonable efforts to cause its members, officers, directors, Affiliates, managers, consultants, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage, participate, enter into discussions or negotiations with, or make any proposal to, any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction (including providing any due diligence materials), (iii) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover laws of any state or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction.

(b) In the event that there is an unsolicited proposal for, or an indication of an interest in entering into, an Alternative Transaction, communicated orally or in writing to the Company or any of their representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one Business Day after receipt) advise Parent orally and in writing of such Alternative Proposal and the material terms and conditions of such Alternative Proposal (including any changes thereto). The Company shall keep Parent informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.

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(c) From and after the date hereof, the Company shall instruct its officers and directors to, and such parties shall instruct and cause the Company’s representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to an Alternative Transaction.

10.2 Efforts to Consummate the Transactions.

(a) Subject to the terms and conditions herein provided, each of Parent, Purchaser, Merger Sub, and the Company shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Reincorporation and the Merger (including the satisfaction, but not waiver, of the closing conditions set forth in ARTICLE XI). Each of Parent, Purchaser, Merger Sub, and the Company shall use reasonable best efforts to obtain consents of any Governmental Authority necessary to consummate the Transactions as promptly as practicable.

(b) Without limiting the foregoing, the Parties agree to use reasonable best efforts to (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of) any communications from or with any Governmental Authority with respect to the this Agreement or the Transactions contemplated hereby; (ii) permit the other to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed written or oral communication with any Governmental Authority; (iii) not participate in any substantive meeting or have any substantive communication with any Governmental Authority unless it has given the other Parties a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Authority, gives the other the opportunity to attend and participate therein; (iv) furnish the other Parties’ outside legal counsel with copies of all filings and communications between it and any such Governmental Authority with respect to this Agreement and the Transactions; provided that such material may (A) be redacted as necessary (1) to comply with contractual arrangements, (2) to address legal privilege concerns or (3) to remove references concerning the valuation of the Parties or (B) be designated as “outside counsel only”, in which event such materials and the information contained therein shall be given only to outside counsel and previously-agreed outside economic consultants of the recipient and will not be disclosed by such outside counsel or outside economic consultants to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials; and (v) furnish the other parties’ outside legal counsel with such necessary information and reasonable assistance as the other parties’ outside legal counsel may reasonably request in connection with its preparation of necessary submissions of information to any such Governmental Authority.

(c) In the event any Proceeding by any Governmental Authority or other Person is commenced which questions the validity or legality of the Merger or seeks damages in connection therewith, Parent, Purchaser, Merger Sub, and the Company agree to cooperate and use their reasonable best efforts to defend against such Proceeding and, if an injunction or other Order is issued in any such Proceeding, to use reasonable best efforts to have such injunction or other Order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the Merger.

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(d) Notwithstanding the foregoing, nothing in this Section 10.2 shall require, or be construed to require, Parent, Purchaser, Merger Sub, or the Company or any of their respective Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Parent, Purchaser, Merger Sub, or the Company or any of their respective Affiliates, (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests or (iii) any modification or waiver of the terms and conditions of this Agreement.

(e) The Company shall use its commercially reasonable efforts to obtain or provide, as applicable, at the earliest practicable date, all consents, approvals and notices listed in Schedule 10.2(e). The Company shall keep Parent apprised of its efforts undertaken by reason of this Section 10.2(e) and the results of such efforts including by giving Parent copies of consents obtained and notices provided.

10.3 Cooperation with Proxy Statement; Other Filings.

(a) The Company shall promptly provide to Parent such information concerning the Company and the Company Shareholders as is either required by the federal securities Laws or reasonably requested by Parent for inclusion in the Offer Documents. Promptly after the receipt by Parent from the Company of all such information, Parent shall prepare and file with the SEC, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Parent Shares sufficient to obtain the necessary approval of such holders at the Parent Shareholders’ Meeting. Such proxy materials shall be in the form of a proxy/information statement/prospectus (the “Proxy Statement”), which shall be included in a Registration Statement on Form S-4 (the “Form S-4”) filed by Parent with the SEC, pursuant to which the offer and issuance of the Purchaser Shares in the Merger shall be registered. Parent shall promptly respond to any SEC comments on the Form S-4. The Proxy Statement, the Form S-4 and the documents included or referred to therein, together with any supplements, amendments or exhibits thereto, are referred to herein as the “Offer Documents”.

(b) Parent: (i) shall permit the Company and its counsel to review and comment on the Proxy Statement and the Form S-4 and any exhibits, amendments or supplements thereto (or other related documents) at a reasonable time prior to the filing; (ii) shall consider any such comments reasonably and in good faith; and (iii) shall not file the Proxy Statement and the Form S-4 or any exhibit, amendment or supplement thereto without giving reasonable and good faith consideration to the comments of the Company. As promptly as practicable after receipt thereof, Parent shall provide to the Company and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a summary thereof), including any comments from the SEC or its staff, between Parent or any of its Representatives, on the one hand, and the SEC or its staff or other government officials, on the other hand, with respect to the Proxy Statement and the Form S-4 and, in each case, shall consult reasonably and in good faith with the Company and its counsel concerning any such correspondence. Parent shall not file any response letters to any comments from the SEC without consulting reasonably and in good faith with the Company except to the extent not practicable or legally permissible. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Proxy Statement or the Form S-4 or any amendment or supplement thereto has been filed with the SEC and the time when the Form S-4 declared effective or any stop order relating to the Form S-4 is issued.

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(c) As soon as practicable following the date on which the Form S-4 is declared effective by the SEC (the “S-4 Effective Date”), Parent shall distribute the Proxy Statement to the holders of Parent Shares and, pursuant thereto, shall call the Parent Shareholders’ Meeting to be held on a date no later than 45 days after the S-4 Effective Date in accordance with its organizational documents and the laws of the British Virgin Islands and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to the Parent Shareholders for approval or adoption at the Parent Shareholders’ Meeting.

(d) Parent and the Company shall comply with all applicable provisions of and rules under the Securities Act, the Exchange Act, and all applicable Laws of the State of Delaware and the British Virgin Islands, and Nasdaq rules, in the preparation, filing and distribution of the Form S-4 and the Proxy Statement (or any amendment or supplement thereto), as applicable, the solicitation of proxies pursuant to the Proxy Statement and the calling and holding of the Parent Shareholders’ Meeting. Without limiting the foregoing, Parent shall use its reasonable best efforts to ensure that the Form S-4, at the time it is initially filed with the SEC, at each time at which it is amended, and on the S-4 Effective Date, and the Proxy Statement, on the date it is first distributed to Parent Shareholders and on the date of the Parent Shareholders’ Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided, that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company (or any other information) that is furnished by the Company expressly for inclusion in the Proxy Statement). The Company shall use its reasonable best efforts to ensure that the information relating to the Company that has been supplied by the Company expressly for inclusion in the Proxy Statement or the Form S-4, as applicable, (i) complies in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) does not, with respect to the Form S-4, at the time it is initially filed with the SEC, at each time at which it is amended, or on the S-4 Effective Date and, with respect to the Proxy Statement, on the date that the Proxy Statement (or any amendment or supplement thereto) is first distributed to Parent Shareholders or on the date of the Parent Shareholders’ Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, a change in the information relating to the Company or any other information furnished by Parent, Merger Sub or the Company for inclusion in the Proxy Statement that would make the preceding sentence incorrect should be discovered by Parent, Merger Sub or the Company, as applicable, such party shall promptly notify the other parties of such change or discovery and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Parent’s and the Company’s stockholders. In connection therewith, Parent, Merger Sub and the Company shall instruct their respective employees, counsel, financial advisors, auditors and other authorized Representatives to reasonably cooperate with Parent as relevant if required to achieve the foregoing.

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(e) In accordance with the Parent Certificate of Incorporation and applicable securities Laws and the BVI BCA, in the Proxy Statement, Parent shall seek from the holders of Parent Shares the approval of the following proposals: (i) the approval and adoption of the Business Combination (as defined in Parent’s Organizational Documents), this Agreement and the other Transaction Documents, the Merger and the other Transactions; (ii) the approval and adoption of the Reincorporation and the entry into the PM; (iii) adoption and approval of the Amended and Restated COI of Parent, with effect from the Closing, (iv) approval of the appointment of the director nominees to the Post-Closing Board of Directors as contemplated by Section 3.6; (v) approval to adjourn Parent Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing; and (vi) approval to obtain any and all other mutually agreed upon approvals necessary or advisable to effect the consummation of the Merger (the proposals set forth in the forgoing clauses (i) through (vi) are referred to as the “Parent Proposals”).

(f) Parent, with the assistance of the Company, shall use its reasonable best efforts to promptly respond to any comments from the SEC or its staff with respect to the Form S-4 and have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC, and to keep the Form S-4 effective as long as is necessary to consummate the transactions contemplated hereby. As soon as practicable after the S-4 Effective Date, Parent shall cause the Proxy Statement, together will all other Offer Documents, to be disseminated to holders of Parent Shares. The Offer Documents shall provide the public stockholders of Parent with the opportunity to redeem all or a portion of their Public Shares of Class A Parent Ordinary Shares, all in accordance with and as required by Parent’s Organizational Documents, the Trust Agreement, applicable Law and any applicable rules and regulations of the SEC. Within 45 days following the S-4 Effective Date, Parent shall call and hold the Parent Shareholders’ Meeting for the purpose of seeking the approval of each of the Parent Proposals, and Parent shall consult in good faith with the Company with respect to the date on which such meeting is to be held. Parent shall use reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Parent Proposals. If on the date for which the Parent Shareholders’ Meeting is scheduled (including any postponed or adjourned date), Parent has not received proxies representing a sufficient number of shares to obtain the approval of the Parent Shareholders, whether or not a quorum is present, Parent shall make one or more successive postponements or adjournments of the Parent Shareholders’ Meeting, each such postponement or adjournment to be no more than 10 Business Days, and shall continue to use its reasonable best efforts to solicit from its stockholders proxies in favor of the Parent Proposal; provided that, without the consent of the Company, Parent shall not postpone or adjourn the Parent Shareholders’ Meeting to a date later than the Closing Date.

(g) The Company acknowledges that a substantial portion of the Proxy Statement/Form S-4 shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Parent with such information as shall be requested by Parent for inclusion in or attachment to the Proxy Statement/Form S-4, and shall use its reasonable best efforts to ensure that such information is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company understands that such information shall be included in the Proxy Statement/Form S-4 or responses to comments from the SEC or its staff in connection therewith.

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(h) Notwithstanding anything else to the contrary in this Agreement or any Transaction Documents, each of Parent and the Company may make any public filing with respect to the Merger, this Agreement, or the Transaction Documents to the extent required by applicable Law, provided that (i) prior to making any filing that includes information regarding the Company, Parent shall provide a copy of the filing to the Company and permit the Company to make revisions to protect confidential or proprietary information of the Company, and (ii) prior to making any filing that includes information regarding the Parent, Purchaser or Merger Sub, the Company shall provide a copy of the filing to Parent and permit Parent to make revisions to protect confidential or proprietary information of the Parent, Purchaser or Merger Sub.

(i) Prior to the S-4 Effective Date, each of Parent and the Company shall use its commercially reasonable efforts to take all or any action required under any applicable federal or state securities Laws in connection with the issuance of the Purchase Surviving Corporation Shares pursuant to this Agreement. Each of Parent and the Company also agrees to use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby, and the Company shall furnish all information concerning the Company or the Company Shareholders as may be reasonably requested by Parent in connection with any such action.

(j) In connection with the preparation and filing of the Form S-4 and any amendments thereto, the Company shall reasonably cooperate with Parent and shall make its directors, officers and appropriate senior employees reasonably available to Parent and its counsel in connection with the drafting of the Form S-4, including the Proxy Statement, and responding in a timely manner to comments from the SEC or its staff thereon.

(k) Parent and the Company shall mutually agree upon and issue a press release announcing the effectiveness of this Agreement. Parent and the Company shall cooperate in good faith with respect to the prompt preparation of such press release, and, as promptly as practicable after the effective date of this Agreement (but in any event within four (4) Business Days thereafter), Parent shall file with the SEC, with cooperation and following consultation from the Company, a Form 8-K pursuant to the Exchange Act to report the execution of this Agreement as of its effective date. Prior to the Closing, Parent and the Company shall mutually agree upon and prepare the press release announcing the consummation of the transactions contemplated by this Agreement. Concurrently with or promptly after the Closing, Parent shall issue such press release. Parent and the Company shall cooperate in good faith with respect to the preparation of such press release, and, at least five (5) days prior to the Closing, Parent shall prepare, with cooperation and consultation from the Company, a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the required pro forma financial statements and the historical financial statements prepared by the Company and its accountant. Concurrently with the Closing, or as soon as practicable (but in any event within four (4) Business Days) thereafter, Parent shall file such Form 8-K with the SEC.

10.4 Shareholder Vote; Recommendation of Parent’s Board of Directors. Parent, through Parent’s board of directors, shall recommend that Parent Shareholders vote in favor of adopting and approving all Parent Proposals, and Parent shall include such recommendation in the Proxy Statement. Parent’s board of directors shall not withdraw, amend, qualify or modify its recommendation to the shareholders of Parent that they vote in favor of Parent Proposals (together with any withdrawal, amendment, qualification or modification of its recommendation to the shareholders of Parent, a “Modification in Recommendation”).

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10.5 Parent Shareholders’ Meeting. Parent shall take all action necessary under applicable Law, in consultation with the Company, to establish a record date for, call, give notice of and hold a meeting of the holders of Parent Shares to consider and vote on Parent Proposals at Parent Shareholders’ Meeting. Parent Shareholders’ Meeting shall be held as promptly as practicable, in accordance with applicable Law and Parent’s Organizational Documents, after the Proxy Statement is “cleared” by the SEC, but in no event later than 30 days following the date the Proxy Statement is “cleared” by the SEC. Parent shall take reasonable measures to ensure that all proxies solicited in connection with Parent Shareholders’ Meeting are solicited in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if on the date of Parent Shareholders’ Meeting, or a date preceding the date on which Parent Shareholders’ Meeting is scheduled, Parent (after consultation with the Company) reasonably believes that (i) it will not receive proxies sufficient to obtain Parent Required Vote for each Parent Proposal, whether or not a quorum would be present or (ii) it will not have sufficient Parent Shares represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of Parent Shareholders’ Meeting, Parent may adjourn, or make one or more successive adjournments of, Parent Shareholders’ Meeting in compliance with the Laws of the British Virgin Islands and Parent’s Organizational Documents, as long as the date of Parent Shareholders’ Meeting is not adjourned more than an aggregate of twenty (20) clear days in connection with any adjournments.

10.6 Form 8-K; Press Releases.

(a) As promptly as practicable after execution of this Agreement, but no later than four (4) Business Days thereafter, Parent will file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, a copy of which will be provided to the Company at least two Business Days before its filing deadline and which the Company may review and comment upon prior to filing. Promptly after the execution of this Agreement, Parent and the Company shall also issue a joint press release announcing the execution of this Agreement, in form and substance mutually acceptable to Parent and the Company.

(b) Prior to the Closing, Parent and the Company shall prepare a mutually agreeable press release announcing the consummation of the Merger (the “Closing Press Release”). Concurrently with the Closing, Parent shall distribute the Closing Press Release and, as soon as practicable thereafter, file a Current Report on Form 8-K with the SEC.

10.7 Fees and Expenses. Except as otherwise set forth in this Agreement, including in Section 9.1(c), each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants; provided that, if the Closing shall occur, Purchaser shall pay or cause to be paid the Company Transaction Expenses and Parent Transaction Expenses related to the Merger and the Transactions. Any payments to be made (or to cause to be made) by Purchaser pursuant to this Section 10.7 shall be paid upon consummation of the Merger and release of proceeds from the Trust Account.

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10.8 Shareholder Litigation. In the event that any litigation related to this Agreement, any Transaction Documents or the Transactions is brought or, to the Knowledge of Parent, threatened in writing, against Parent or the Board of Directors of Parent by any Parent Shareholder prior to the Closing, Parent shall promptly notify the Company of any such litigation and keep the Company reasonably informed with respect to the status thereof. Parent shall give due consideration to the Company’s advice with respect to such litigation and shall not settle any such litigation without prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

ARTICLE XI
CONDITIONS PRECEDENT

11.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) There shall not be any Order or Law in effect that restrains, enjoins, prevents, prohibits or make illegal the consummation of the Merger;

(b) The Reincorporation, the Merger and each of the Parent Proposals (other than Parent Proposals described in Section 10.3(e)(vi) – (vii)) have been approved by Parent Required Vote in accordance with the provisions of Parent’s Organizational Documents and the Laws of the British Virgin Islands;

(c) The Purchaser Surviving Corporation’s initial listing application in connection with the Transactions shall have been approved by Nasdaq so that immediately following the Merger, Purchaser Surviving Corporation’s satisfies any applicable initial and continuing listing requirements of Nasdaq;

(d) All consents, approvals and actions of, filings with and notices to any Governmental Authority required to consummate the Transactions shall have been made or obtained;

(e) The Offer shall have been completed in accordance with the terms hereof and the Proxy Statement; and

(f) The Purchaser shall have, as of the Closing Date, an aggregate amount not less than $5,000,000 in any combination of cash, cash in the Trust Account, a private investment in public equity, an equity line of credit, or third-party financing, net of any outstanding checks, wire transfers, or similar items not yet cleared, and net of any cash distributions or transfers made in connection with or as a result of the Transactions contemplated by this Agreement.

11.2 Conditions to Obligations of Parent, Purchaser and Merger Sub. The obligations of Parent, Purchaser and Merger Sub to effect the Reincorporation and the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

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(a) The representations and warranties of the Company set forth in Article V shall be true and correct as of the date hereof and as of the Closing, except (i) for representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time) and (ii) for breaches of the representations and warranties of the Company set forth in ARTICLE V that would not, individually or in the aggregate, have a Company Material Adverse Effect;

(b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(c) Since the date of this Agreement, there shall not be any event that is continuing that would individually, or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

(d) Parent shall have received a certificate or letter, signed by the CEO of the Company, certifying or confirming as to the matters set forth in Section 11.2(a), Section 11.2(b) and Section 11.2(c);

(e) The Company shall have executed and delivered to Parent a copy of each Transaction Document to which it is a party;

(f) The Company Shareholders shall have executed and delivered to Parent the Lock-Up Agreement;

(g) Parent shall have received a certificate or confirmation letter, signed by a director or officer of the Company and each of the Company’s Subsidiaries certifying or confirming that true, latest and correct copies of the Organizational Documents of the Company and each of the Company’s Subsidiaries, as in effect on the Closing Date, are attached to such certificate or confirmation letter;

(h) Parent shall have received copies of third party consents (if applicable) set forth on Schedule 11.2(h) in form and substance reasonably satisfactory to Parent, and no such consents have been revoked;

(i) Parent shall have received a certificate or letter, signed by a director or officer of the Company, certifying or confirming that true, complete and correct copies of (i) the resolutions of the directors of the Company and (ii) by the directors of the Company authorizing the execution and delivery of this Agreement and the other Transaction Documents to which it is a party and performance by the Company, as applicable, of the Transactions, including the Merger, having been duly and validly adopted and being in full force and effect as of the Closing Date, are attached to such certificate or letter; and

(j) The Company shall have delivered to Parent good standing certificates (or similar documents applicable for such jurisdictions) for the Company certified as of a date no earlier than five (5) days prior to the Closing Date from the Delaware Secretary of State and from each other jurisdiction in which the Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case provided that good standing certificates or similar documents for the Company are generally available in such jurisdictions.

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(k) Parent shall have received an acknowledgement duly executed by each Company Safeholder that such Company Safeholder is receiving Purchaser Class A Shares, in a form reasonably acceptable to Parent.

11.3 Conditions to Obligation of the Company. The obligation of the Company and the Company Equityholders to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) The representations and warranties of Parent, Purchaser and Merger Sub set forth in ARTICLE VI shall be true and correct in all material respects, on and as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent of changes or developments contemplated by the terms of this Agreement and (ii) for such representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time);

(b) Parent, Purchaser and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

(c) Since the date of this Agreement, there shall not be any event that is continuing that would individually, or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

(d) The Company shall have received a certificate or letter, signed by the CEO or CFO of Parent, certifying as to the matters set forth in Section 11.3(a), Section 11.3(b) and Section 11.3(c) above.

(e) Parent shall have executed and delivered to the Company copy of each Transaction Document to which it is a party;

(f) Parent shall have delivered to the Company a certificate, signed by an officer of Parent, certifying true, complete and correct copies of (i) the resolutions duly passed by Parent Required Vote at Parent Shareholders’ Meeting and by Purchaser, as the sole shareholder of Merger Sub, approving the Merger and the consummation of the Transactions contemplated by this Agreement and the other Transaction Documents; (ii) certified copies of the resolutions duly passed by Parent’s board of directors, Purchaser and Merger Sub authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party and the performance by Parent, Purchaser and Merger Sub of the Transactions, including the Merger, each having been duly and validly passed and being in full force and effect as of the Closing Date; and (iii) written resignations, in forms satisfactory to the Company, dated as of the Closing Date and effective as of the Closing, executed by such officer(s) and such person(s) serving as director(s) of Parent immediately prior to the Closing;

(g) Parent shall have delivered to the Company a certificate or letter, signed by an officer of Parent, certifying that true, complete and correct copies of the Organizational Documents of Parent, Purchaser and Merger Sub, as in effect on the Closing Date, are attached to such certificate or letter;

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(h) Parent shall have delivered to the Company certificates of good standing with respect to Parent, Purchaser and Merger Sub from their respective applicable jurisdictions of incorporation; and

(i) Except for Parent Shares to be issued pursuant to this Agreement, from the date of this Agreement through the Closing, no Parent Shares shall have been issued to any Person in an amount or on terms other than those approved with the prior written consent of the Company.

If the Closing occurs, all Closing conditions set forth in Section 11.1 and Section 11.3 that have not been fully satisfied as of the Closing will be deemed to have been waived by Company, and all closing conditions set forth in Section 11.1 and Section 11.2 that have not been fully satisfied as of the Closing will be deemed to have been waived by Parent, Purchaser and Merger Sub.

ARTICLE XII
TERMINATION

12.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

(a) By the mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors;

(b) By Parent, if any of the representations or warranties of the Company set forth in ARTICLE V shall not be true and correct, or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in either Section 11.2(a), Section 11.2(b) or Section 11.2(c) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by Parent) by the earlier of (i) the Outside Date or (ii) thirty (30) days after written notice thereof is delivered to the Company; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 12.1(b) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant or obligation hereunder, which breach has not been cured.

(c) By the Company, if any of the representations or warranties of Parent, Purchaser or Merger Sub set forth in ARTICLE VI shall not be true and correct, or if either Parent, Purchaser or Merger Sub has failed to perform any covenant or agreement on the part of Parent, Purchaser or Merger Sub set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in either Section 11.3(a) or Section 11.3(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Company) by the earlier of (i) the Outside Date or (ii) thirty (30) days after written notice thereof is delivered to Parent; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 12.1(c) if the Company is then in material breach of any representation, warranty, covenant or obligation hereunder, which breach has not been cured;

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(d) By either the Company or Parent:

(i) On or after September 1, 2026 (the “Outside Date”), if the Merger shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 12.1(d)(i) shall not be available to a Party if the failure of the Merger to have been consummated on or before the Outside Date was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(ii) If any Order having the effect set forth in Section 11.1 shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 12.1(d)(ii) shall not be available to a Party if such Order was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(iii) If any of Parent Proposals (other than Parent Proposals described in Section 10.3(e)(vi) or 10.3(e)(vii)) shall fail to receive Parent Required Vote for approval at Parent Shareholders’ Meeting (unless such Parent Shareholders’ Meeting has been adjourned, in which case at the final adjournment thereof);

(e) By the Company if there has been a Modification in Recommendation;

(f) By Parent if the Company Shareholder Approval shall not have been obtained within seven (7) Business Days of the delivery to the Company Shareholders of the Proxy Statement; provided that the termination right under this Section 12.1(f) shall be of no further force or effect if such Company Shareholder Approval is delivered to Parent prior to the termination of the Agreement (even if after the seven (7) Business Day period provided above); or

(g) By Parent if the Audited Financial Statements or the Interim Financial Statements have not been delivered by January 31, 2026 or such other date that may be mutually agreed between the parties.

12.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 12.1 (other than termination pursuant to Section 12.1(a))), written notice thereof shall be given by the Party desiring to terminate to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and, following such delivery, this Agreement shall become null and void (other than the provisions of ARTICLE XIII and this Section 12.2). The termination of this Agreement shall not affect the obligations of Parent or its Affiliates under the Non-Disclosure Agreement.

ARTICLE XIII
MISCELLANEOUS

13.1 Amendment or Supplement. This Agreement may only be amended, modified or supplemented by a duly authorized written agreement signed by each of the parties.

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13.2 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other Parties hereto, (b) extend the time for the performance of any of the obligations or acts of any other Parties hereto or (c) waive compliance by the other Parties with any of the agreements contained herein or any of such Party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

13.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 13.3 shall be null and void.

13.4 Counterparts; Facsimile; Electronic Transmission. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other parties. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

13.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Non-Disclosure Agreement, and the Transaction Documents (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) are not intended to and shall not confer any rights upon any Person other than the parties.

13.6 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof; provided that matters that as a matter of the Laws of the British Virgin Islands are required to be governed by the law of the British Virgin Islands (including the effects of the Reincorporation) shall be governed by, and construed in accordance with, the Laws of the British Virgin Islands, without regard to Laws that may be applicable under conflicts of laws principles that would cause the application of the Laws of any jurisdiction other than the British Virgin Islands. Subject to the previous sentence, all Proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Proceeding arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 13.10. Nothing in this Section 13.6 shall affect the right of any party to serve legal process in any other manner permitted by Law.

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13.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.7.

13.8 Specific Enforcement.

(a) The parties hereby agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Reincorporation, the Merger or the other Transactions) is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the parties agree that each party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in accordance with Section 13.6, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy).

(b) Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order or injunction.

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13.9 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), by 5:00 p.m. on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery, (b) when sent by email (with written confirmation of transmission) if by 5:00 p.m. on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such written confirmation; (c) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepared; or (d) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this Section 13.9):

If to Parent, Purchaser or Merger Sub:

D. Boral ARC Acquisition I Corp.
590 Madison Ave
New York, NY 10022
Attn: John Darwin, Chief Financial Officer
Email: jdarwin@dboralcapital.com

with a copy to (which shall not constitute notice):

Loeb & Loeb
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: David Levine
E-mail: dlevine@loeb.com

If to the Company:

Exascale Labs Inc.
820 Gessner Road, Suite 332
Houston, TX 77024
Attention: Hoansoo Lee
E-mail: hoansoo@exabits.xyz

with a copy to (which shall not constitute notice):

Kesse PLLC
845 Texas Avenue, Suite 200
Houston, TX 77002
Attention: Kelvin Kesse
E-mail: kelvinkesse@kessepllc.com

13.10 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

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13.11 Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a Party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

13.12 Waiver. The Company understands that Parent has established the Trust Account for the benefit of the Parent Shareholders and the underwriters of the IPO pursuant to the Trust Agreement and that Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement and Parent Organizational Documents. For and in consideration of Parent agreeing to enter into this Agreement, the Company and the Company Equityholders hereby agree that they do not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agree that they will not seek recourse against the Trust Account for any claim they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent.

13.13 Publicity. Except as required by any Governmental Authority or Law including any applicable securities Law or stock exchange rule, in which case the party making the announcement shall use commercially reasonable efforts to consult with the other party in advance as to its form, content and timing, or as contemplated by this Agreement, the Parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the Transactions without the prior approval of the other Parties hereto, which approval shall not be unreasonably withheld. If a Party is required to make such a disclosure as required by Law, the Parties will use their commercially reasonable efforts to cause a mutually agreeable release or public disclosure to be issued.

13.14 Non-Recourse. Except in the case of claims against a Person in respect of such Person’s actual fraud:

(a) Solely with respect to the Company, Parent and Merger Sub, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Company, Parent and Merger Sub as named Parties hereto; and

(b) Except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto), (i) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of the Company, Parent or Merger Sub and (ii) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Parent or Merger Sub under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

[signature pages follow]

Annex A-75

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

Parent:

D. BORAL ARC ACQUISITION I CORP.

By:	/s/ John Darwin
	Name:	John Darwin
	Title:	Chief Financial Officer

Purchaser:

D. BORAL ARC MERGER CORPORATION

By:	/s/ David Boral
	Name:	David Boral
	Title:	Chief Executive Officer

Merger Sub:

D. BORAL ARC MERGER SUB INC.

By:	/s/ David Boral
	Name:	David Boral
	Title:	Chief Executive Officer

The Company:

EXASCALE LABS INC.

By:	/s/ Hoansoo Lee
	Name:	Hoansoo Lee
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex A-76

ANNEX B-1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

D. BORAL ARC MERGER CORPORATION

D. Boral Arc Merger Corporation, a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is “D. Boral Arc Merger Corporation”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 19, 2025 (the “Original Certificate”). The name under which the Original Certificate was filed is “D. Boral Arc Merger Corporation”

2.	This Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate”), which both restates and amends the provisions of the Original Certificate, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3.	This Amended and Restated Certificate shall become effective upon filing with the Secretary of State of the State of Delaware.

4.	This Amended and Restated Certificate has been adopted in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 11, 2026, by and among the Corporation, D. Boral ARC Acquisition I Corp., D. Boral Arc Merger Sub Inc., and Exascale Labs Inc. (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”).

5.	This Amended and Restated Certificate hereby amends and restates the provisions of the Original Certificate to read in its entirety as follows:

ARTICLE I

The name of the corporation is Exascale Labs Holdings Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1521 Concord Pike, Suite 201, in the City of Wilmington, County of New Castle, State of Delaware, 19803, and the name of the Corporation’s registered agent at such address is Corporate Creations Network Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

ARTICLE IV

The total number of shares of capital stock that the Corporation shall have authority to issue is 300,000,000, consisting of: (i) 260,000,000 shares of Class A common stock, having a par value of $0.0001 per share (the “Class A Common Stock”); (ii) 35,000,000 shares of Class B common stock, having a par value of $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”); and (iv) 5,000,000 shares of preferred stock, having a par value of $0.0001 per share (the “Preferred Stock”).

Annex B-1-1

ARTICLE V

The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A. COMMON STOCK

1.	General. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the board of directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2.	Voting. Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders generally and shall be entitled to (i) one (1) vote for each share of Class A Common Stock and (ii) twenty (20) votes for each share of Class B Common Stock, in each case, held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate, as may be amended and/or restated from time to time (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock or other classes of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Certificate of Designation) or pursuant to the DGCL.

Except as otherwise required pursuant to this Amended and Restated Certificate and subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of each class of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto).

Except as otherwise required in this Amended and Restated Certificate or by the DGCL, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with such holders of Common Stock, as a single class with the holders of Preferred Stock).

3.	Dividends.

(i)	Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.

(ii)	Dividends of cash or property may not be declared or paid on any class of Common Stock unless a dividend of the same amount per share and same type of cash or property (or combination thereof) per share is concurrently declared or paid on the other classes of outstanding Common Stock.

(iii)	In no event will any stock dividend, stock split, reverse stock split, combination of stock, subdivision, exchange, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless a corresponding Stock Adjustment for all other classes of Common Stock at the time outstanding is made in the same proportion and the same manner (unless such requirement is waived in advance by the written consent or affirmative vote of the holders of shares representing a majority of the voting power of any such other class of Common Stock (voting separately as a single class), in which event, no such Stock Adjustment need be made for such other class of Common Stock). Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.

4.	Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

Annex B-1-2

5.	Merger, Consolidation, Tender or Exchange Offer. Except as expressly provided in this Article V, all shares of Common Stock shall, as among each other, have the same rights, preferences and privileges and rank equally, share ratably and be identical in all respects as to all matters (unless holders of shares representing a majority of the voting power of any outstanding class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing as to different treatment of such class of Common Stock, in which event different treatment may be permitted for such class of Common Stock). Without limiting the generality of the foregoing, unless such requirement as to different treatment of such class of Common Stock is waived in advance by the affirmative vote or written consent of holders of shares representing a majority of the voting power of any outstanding class of Common Stock (voting separately as a single class), in which event, different treatment may be permitted for such class of Common Stock, (i) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of any class of Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of any other class of Common Stock, and the holders of any class of Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of any other class of Common Stock, and (ii) in the event of (a) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (b) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of any class of Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of any other class of Common Stock, and the holders of any class of Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of any other class of Common Stock; provided that, for the purposes of the foregoing clauses (i) and (ii) and notwithstanding the first sentence of this Article V, Section A.5, in the event any such consideration includes securities, the consideration payable to holders of Class B Common Stock shall be deemed the same form of consideration and at least the same amount of consideration on a per share basis as the holders of Class A Common Stock on a per share basis if the only difference in the per share distribution to the holders of Class B Common Stock is that each share of the securities distributed to such holders has twenty (20) times the voting power of each share of the securities distributed to the holder of a share of Class A Common Stock.

6.	Transfer Rights. Subject to applicable law and the transfer restrictions set forth in the Bylaws and Article V, Section A.7 of this Amended and Restated Certificate, shares of Common Stock and the rights and obligations associated therewith shall be fully transferable to any transferee.

7.	Conversion of Class B Common Stock.

(i)	Voluntary Conversion. Each share of Class B Common Stock shall be convertible into one share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.

(ii)	Automatic Conversion. Each share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock upon a Transfer, other than to a Qualified Stockholder, of such share.

(iii)	Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of Class B Common Stock into Class A Common Stock and the general administration of this multi-class stock structure, including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem reasonably necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion into Class A Common Stock has not occurred. A determination in good faith by the Secretary of the Corporation that a Transfer results or has resulted in a conversion into Class A Common Stock shall be conclusive and binding.

Annex B-1-3

(iv)	Immediate Effect of Conversion. In the event of a conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article V, Section A.7, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred. Upon any conversion of Class B Common Stock into Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates (or book-entry position(s)) representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Article V, Section A.7 shall be retired and may not be reissued.

(v)	Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

8.	No Further Issuances. Except for a dividend payable in accordance with Article V, Section A.3 or a Stock Adjustment effectuated in accordance with Article V, Section A.3, the Corporation shall not at any time after the effective date of this Amended and Restated Certificate issue any additional shares of Class B Common Stock, unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class.

9.	For purposes of this Article V, Section A, references to:

(i)	“Change of Control Issuance” means the issuance by the Corporation, in a transaction or series of related transactions, of voting securities to any person or persons acting as a group as contemplated in Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision) that immediately prior to such transaction or series of related transactions held fifty percent (50%) or less of the total voting power of the outstanding voting securities of the Corporation, such that, immediately following such transaction or series of related transactions, such person or group of persons would hold more than fifty percent (50%) of the total voting power of the outstanding voting securities of the Corporation.

(ii)	“Change of Control Transaction” means (a) the sale, lease, exclusive license, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Board of Directors, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation), provided that any sale, lease, exclusive license, exchange or other disposition of property or assets exclusively between or among the Corporation and any direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (b) the merger, consolidation, business combination, or other similar transaction of the Corporation with any other entity, other than a merger, consolidation, business combination, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the outstanding voting securities of the Corporation (or such surviving or parent entity) or more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s (or such surviving or parent entity’s) capital stock, in each case as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination, or other similar transaction continuing to own voting securities of the Corporation, the surviving entity or its parent immediately following the merger, consolidation, business combination, or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned of the voting securities of the Corporation immediately prior to the transaction; (c) a recapitalization, liquidation, dissolution, or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation (or such surviving or parent entity) or more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s (or such surviving or parent entity’s) capital stock, in each case as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction continuing to own voting securities of the Corporation, the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned of the voting securities of the Corporation immediately prior to the transaction; and (d) any Change of Control Issuance.

Annex B-1-4

(iii)	“Dispositive Power” means the power to directly or indirectly cause a Transfer of the owner’s shares (including, without limitation, the power to direct a trustee of a Permitted Trust to Transfer such Permitted Trust’s shares).

(iv)	“Family Member” means an individual’s spouse, ex-spouse, domestic partner, lineal (including by adoption) descendant or antecedent, brother or sister, or the spouse or domestic partner of any child, adopted child or grandchild (including by adoption) of such individual.

(v)	“Founders” means Hoansoo Lee and Wenying Jia.

(vi)	“Permitted Entity” means, with respect to a Qualified Stockholder, (i) a corporation in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains Dispositive Power and Voting Control with respect to the shares of Class B Common Stock held by such corporation; (ii) a partnership in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains Dispositive Power and Voting Control with respect to the shares of Class B Common Stock held by such partnership; or (iii) a limited liability company in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains Dispositive Power and Voting Control with respect to the shares of Class B Common Stock held by such limited liability company.

(vii)	“Permitted Foundation” means with respect to a Qualified Stockholder: (i) a trust or private non-operating organization that is tax-exempt under Section 501(c)(3) of the Internal Revenue Code (the “Code”) so long as such Qualified Stockholder has Dispositive Power and Voting Control with respect to the shares of Class B Common Stock held by such trust or organization and the Transfer to such trust does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust or organization) to such Qualified Stockholder.

(viii)	“Permitted IRA” means an Individual Retirement Account, as defined in Section 408(a) of the Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which a Qualified Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code; provided that in each case such Qualified Stockholder has Dispositive Power and Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust.

(ix)	“Permitted Transfer” means, and is restricted to, any Transfer of a share of Class B Common Stock: (i) by a Qualified Stockholder to (a) any Permitted Trust of such Qualified Stockholder, (b) any Permitted IRA of such Qualified Stockholder, (c) any Permitted Entity of such Qualified Stockholder, and (d) any Permitted Foundation of such Qualified Stockholder; or (ii) by a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation of a Qualified Stockholder to (a) such Qualified Stockholder, or (b) any other Permitted Entity of such Qualified Stockholder.

(x)	“Permitted Trust” means with respect to a Qualified Stockholder a trust which (i) is held for the benefit of such Qualified Stockholder and/or one or more Family Members of the Qualified Stockholder in which no person other than such Qualified Stockholder and/or one or more Family Members of the Qualified Stockholder is then a beneficiary entitled to distributions of income or principal from such trust, and (ii) confers upon the Qualified Stockholder a Dispositive Power and Voting Control with respect to the shares of Class B Common Stock held by such trust.

Annex B-1-5

(xi)	“Qualified Stockholder” means (a) a Founder; (b) any other registered holder of a share of Class B Common Stock immediately after the effective time of this Amended and Restated Certificate; (c) the initial registered holder of any shares of Class B Common Stock that are originally issued by this Corporation pursuant to the exercise, conversion or settlement of a Right (provided that such Right was issued to and at all times held by a holder who would have been a Qualified Stockholder if such Right had been a share and without reference to this clause (c)); d) each natural person who Transfers shares of, or Rights for, Class B Common Stock to a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation that is or becomes a Qualified Stockholder in connection with such Transfer; or (e) a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

(xii)	“Rights” means any option, restricted stock unit, warrant, conversion right or contractual right of any kind to acquire (through purchase, conversion or otherwise) shares of the Corporation’s authorized but unissued capital stock (or issued but not outstanding capital stock).

(xiii)	“Transfer” means, with respect to a share of Class B Common Stock, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise; provided that the following shall not be considered a “Transfer”: (a) the granting of a revocable proxy to officers or directors or agents of the Corporation with the approval and at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders; (b) entering into a voting trust, agreement or arrangement (with or without granting a proxy) (1) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D or 13G filed with the Securities and Exchange Commission or in writing to the Secretary of this Corporation, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner, or (2) pursuant to a written agreement to which the Corporation is a party; (c) in connection with a Change of Control Transaction that has been approved by the Board of Directors, the entering into a support, voting, tender or similar agreement or arrangement (in each case, with or without the grant of a proxy) that has also been approved by the Board of Directors; (d) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder (or the Founder) continues to exercise Voting Control over such pledged shares and no such Voting Control is exercised by the Person to whom the shares are pledged (other than the Founder if the Founder is the Person to whom the shares are pledged), provided that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” or (e) the fact that, as of the effective time of this Amended and Restated Certificate or at any time thereafter, the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such shares of Class B Common Stock (including a Transfer by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order).

A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) an entity that is a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation or if there occurs a Transfer on a cumulative basis, from and after the effective date of this Amended and Restated Certificate, of a majority of the voting power of the voting securities of such entity or any direct or indirect parent of such entity, other than a Transfer to parties that are, as of the effective date of this Amended and Restated Certificate, holders of voting securities of any such entity or parent of such entity, or (ii) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the effective date of this Amended and Restated Certificate, of a majority of the voting power of the voting securities of such entity or any direct or indirect parent of such entity, other than a Transfer to parties that are, as of the effective date of this Amended and Restated Certificate, holders of voting securities of any such entity or parent of such entity.

Annex B-1-6

(xiv)	“Voting Control” means, with the respect to a share of Class B Common Stock, the power (whether directly or indirectly) to vote or direct the voting of an equity interest, interest in a trust or other interest or security by proxy, voting agreement, or otherwise. For this purpose, the Voting Control with respect to shares transferred to and held in a Permitted Trust shall be deemed to be held exclusively by the trustee of such Permitted Trust; provided, however, if there is any individual powerholder who possesses the power to remove and replace the trustee of such Permitted Trust (i) without cause and (ii) for any reason, then the Voting Control of such Permitted Trust’s shares shall be deemed to be held exclusively by such individual powerholder (and not the trustee of such Permitted Trust).

B. PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Amended and Restated Certificate (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate (including any Certificate of Designation).

ARTICLE VI

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A. The directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the whole Board of Directors. The initial Class I directors shall serve for a term expiring at the 2027 annual meeting of the stockholders of the Corporation; the initial Class II directors shall serve for a term expiring at the 2028 annual meeting of the stockholders of the Corporation; and the initial Class III directors shall serve for a term expiring at the 2029 annual meeting of stockholders of stockholders at the Corporation. At each annual meeting of stockholders of the Corporation beginning with the 2027 annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective class. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal in accordance with this Amended and Restate Certificate.

Annex B-1-7

B. Except as otherwise expressly provided by the DGCL or this Amended and Restate Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors in accordance with the Bylaws.

C. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time only for cause and then only by the affirmative vote of the holders of at least 66⅔% of the voting power of all the then outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

D. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled (i) after no shares of Class B Common Stock are outstanding, by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director and, (ii) when any shares of Class B Common Stock are outstanding, only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

E. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article VI, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article VI, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

F. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, without the assent or vote of the stockholders of the Corporation entitled to vote with respect thereto in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate or any provision of law that might otherwise permit a lesser vote of the stockholders, in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Amended and Restated Certificate (including any Certificate of Designation(s) in respect of one or more series of Preferred Stock) or the Bylaws of the Corporation, the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least 66⅔% of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors.

G. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

Annex B-1-8

ARTICLE VII

A. Any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of stockholders or may, except as otherwise required by applicable law or this Amended and Restated Certificate, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B. Subject to the special rights of the holders of one or more series of Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation may be called for any purpose or purposes, at any time only (i) by or at the direction of the Board of Directors, the Chairperson of the Board of Directors or the Chief Executive Officer, in each case, in accordance with the Bylaws, or (ii) by the Secretary of the Corporation upon the request, in writing, of any holder of record of at least 25% of the voting power of the issued and outstanding shares of stock of the Corporation. Any such special meeting so called may be postponed, rescheduled or cancelled by the Board of Directors or other person calling the meeting.

C. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes identified in the notice of meeting.

ARTICLE VIII

No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of this Amended and Restated Certificate inconsistent with this Article VIII, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE IX

A. Subject to Article IX, Section C, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Annex B-1-9

B. Subject to Article IX(C), the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

C. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article IX(A) or Article IX(B), as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

D. For purposes of any determination under Article IX(C), a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Article IX(D) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Article IX(A) or Article IX(B), as the case may be.

E. Notwithstanding any contrary determination in the specific case under Article IX(C), and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Article IX(A) or Article IX(B). The basis of such indemnification by the Corporation shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article IX(A) or Article IX(B), as the case may be. Neither a contrary determination in the specific case under Article IX(C) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Article IX shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Annex B-1-10

F. Expenses (including attorneys’ fees) incurred by a present or former director or officer in appearing at, participating in or defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article IX shall be paid by the Corporation upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by employees and agents of the Corporation or by persons acting at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

G. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Amended and Restated Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Article IX(A) or Article IX(B) shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Article IX(A) or Article IX(B) but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

H. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

I. For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article IX shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

J. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified as provided in this Article IX, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

K. Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Article IX, Section E), the Corporation shall not be obligated to indemnify any present or former director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

L. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and to persons serving at the request of the Corporation as directors, officers, employees and agents of another corporation, partnership, joint venture, trust or other enterprise similar to those conferred in this Article IX to directors and officers of the Corporation.

Annex B-1-11

M. Notwithstanding that a director, officer, employee or agent of the Corporation (collectively, the “Covered Persons”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), with respect to the rights to indemnification, advancement of expenses and/or insurance set forth herein, the Corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to Covered Persons are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Covered Persons are secondary); and (ii) shall be required to advance the full amount of expenses incurred by Covered Persons and shall be liable for the full amount of all liabilities, without regard to any rights Covered Persons may have against any of the Other Indemnitors. No advancement or payment by the Other Indemnitors on behalf of Covered Persons with respect to any claim for which Covered Persons have sought indemnification from the Corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Covered Persons against the Corporation. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this Article IX(M) shall only apply to Covered Persons in their capacity as Covered Persons.

N. Any repeal or amendment of this Article IX by the Board of Directors or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Article IX, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

ARTICLE X

A. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder or employee of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or this Amended and Restated Certificate (as either may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court, or (v) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer or stockholder governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Notwithstanding the foregoing, the provisions of this Article X(A) shall not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

B. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

C. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X.

Annex B-1-12

ARTICLE XI

A. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, the following provisions in this Amended and Restated Certificate may not be amended, altered, repealed or rescinded, in whole or in part, and no provision inconsistent therewith or herewith may be adopted, without the affirmative vote of the holders of at least 66⅔% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Article V, Article VI, Article VII, Article VIII, Article IX, Article X, and this Article XI; provided, however, that, in addition to any other vote required by law or this Certificate of Incorporation, any amendment to this Amended and Restated Certificate that (i) increases the voting power of the Class B Common Stock pursuant to Article V, Section A.2 or (ii) alters or changes Article V, Section A.7 in a manner that adversely affects the holders of Class A Common Stock shall not be approved, in each case, without the affirmative vote of the holders of at least a majority of the total voting power of all then-outstanding shares of Class A Common Stock of the Corporation entitled to vote thereon, voting as a separate class.

B. If any provision or provisions of this Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Amended and Restated Certificate (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

[Remainder of page intentionally left blank.]

Annex B-1-13

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate to be executed by its duly authorized officer as this [_] day of [_], 2026.

D. Boral Arc Merger Corporation

By:
Name:
Title:

Annex B-1-14

ANNEX B-2

Bylaws

of

Exascale Labs Holdings Inc.

(a Delaware corporation)

Annex B-2-i

Article V - Officers		12

5.1	Officers	12
5.2	Appointment of Officers	12
5.3	Subordinate Officers	12
5.4	Removal and Resignation of Officers	12
5.5	Vacancies in Offices	13
5.6	Representation of Shares of Other Corporations	13
5.7	Authority and Duties of Officers	13
5.8	Compensation	13

Article VI - Records		13

Article VII - General Matters		13

7.1	Execution of Corporate Contracts and Instruments	13
7.2	Stock Certificates	14
7.3	Special Designation of Certificates	14
7.4	Lost Certificates	14
7.5	Shares Without Certificates	14
7.6	Construction; Definitions	14
7.7	Dividends	14
7.8	Fiscal Year	15
7.9	Seal	15
7.10	Transfer of Stock	15
7.11	Stock Transfer Agreements	15
7.12	Registered Stockholders	15
7.13	Waiver of Notice	15

Article VIII - Notice		16

8.1	Delivery of Notice; Notice by Electronic Transmission	16

Article IX - Indemnification		16

9.1	Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation	16
9.2	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation	17
9.3	Authorization of Indemnification	17
9.4	Good Faith Defined	17
9.5	Indemnification by a Court	17
9.6	Expenses Payable in Advance	18
9.7	Nonexclusivity of Indemnification and Advancement of Expenses	18
9.8	Insurance	18
9.9	Certain Definitions	18
9.10	Survival of Indemnification and Advancement of Expenses	19
9.11	Limitation on Indemnification	19
9.12	Indemnification of Employees and Agents	19
9.13	Primacy of Indemnification	19
9.14	Amendments	19

Article X - Amendments		19

Article XI - Definitions		20

Annex B-2-ii

Bylaws

of

Exascale Labs Holdings Inc.
Article I - Corporate Offices

1.1 Registered Office.

The address of the registered office of Exascale Labs Holdings Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2 Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II - Meetings of Stockholders

2.1 Place of Meetings.

Meetings of stockholders shall be held at any place within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2 Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these bylaws may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

2.3 Special Meeting.

Special meetings of the stockholders may be called, postponed, rescheduled or cancelled only by such persons and only in such manner as set forth in the Certificate of Incorporation.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting.

2.4 Notice of Business to be Brought before a Meeting.

(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the Chairperson of the Board or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.4 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought

Annex B-2-1

before an annual meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 and Section 2.6 and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.

(ii) Without qualification, for business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.4(i)(iii), the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(iii) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(a) As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (2) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (the disclosures to be made pursuant to the foregoing clauses (1) and (2) are referred to as “Stockholder Information”);

(b) As to each Proposing Person, (1) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (2) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation, on the other hand, (3) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (4) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal, (5) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the Proposing Persons, and (6) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (6) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

(c) As to each item of business that the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), and (3) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

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For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(iv) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(v) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The Board or chairperson of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.4, if the Proposing Person (or a qualified representative of the Proposing Person) does not appear at the annual meeting to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(vi) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notwithstanding anything to the contrary contained in this Section 2.4, until no shares of Class B Common Stock are outstanding, any holder of record of at least 25% in voting power of the outstanding capital stock of the Corporation entitled to vote in an election of directors generally shall not be subject to the notice procedures set forth in the foregoing provisions of this Section 2.4 and may bring any business before an annual meeting of stockholders in person at the annual meeting, without prior notice.

(vii) For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or securityholders of the Corporation in general of such information including, without limitation, posting on the Corporation’s investor relations website.

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2.5 Notice of Nominations for Election to the Board of Directors.

(i) Subject in all respects to the provisions of the Corporation’s Certificate of Incorporation, nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (x) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (y) by a stockholder present in person (A) who was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.5 and Section 2.6 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors, the foregoing clause (y) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

(ii) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (1) provide Timely Notice (as defined in Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.

(iii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting in accordance with the Certificate of Incorporation, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (1) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (2) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting was first made.

(iv) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(v) In no event may a Nominating Person provide notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) (x) in the case of an annual meeting, the conclusion of the time period for Timely Notice or (y) in the case of a special meeting, the conclusion of the time period for Timely Notice as set forth in Section 2.5(iii), or (iii) the tenth day following the date of public disclosure (as defined in Section 2.4) of such increase.

(vi) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(a) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a));

(b) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(b) shall be made with respect to the election of directors at the meeting); and

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(c) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 and Section 2.6 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(i).

For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

(vii) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(viii) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding anything to the contrary contained in this Section 2.5, until no shares of Class B Common Stock are outstanding, any holder of record of at least 25% in voting power of the outstanding capital stock of the Corporation entitled to vote in an election of directors generally shall not be subject to the notice procedures set forth in the foregoing notice and nomination provisions of this Section 2.5 and Section 2.6 and may nominate any person for election at an annual meeting or at a special meeting in person at the annual or special meeting, without prior notice.

2.6 Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(i) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and such additional information with respect to such proposed nominee as would be required to be provided by the Corporation pursuant to Schedule 14A if such proposed nominee were a participant in the solicitation of proxies by the Corporation in connection with such annual or special meeting and (ii) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (A) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (B) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director.

Annex B-2-5

(ii) The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines, the Exchange Act and applicable stock exchange rules.

(iii) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(iv) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable. The Board or chairperson of the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. Notwithstanding the foregoing provisions of Section 2.5, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(v) Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5 and this Section 2.6.

2.7 Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

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2.8 Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.9 of these bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9 Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

2.10 Conduct of Business.

The chairperson of each annual and special meeting shall be the Chairperson of the Board or, in the absence (or inability or refusal to act) of the Chairperson of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of the chairperson of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairperson of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the chairperson of the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such chairperson should so determine, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairperson of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

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2.11 Voting.

Except as may be otherwise provided in the Certificate of Incorporation, these bylaws or the DGCL, each stockholder shall be entitled to (i) one (1) vote for each share of Class A Common Stock held by such stockholder, and (ii) twenty (20) votes for each shares of Class B Common Stock held by such stockholder.

Except as otherwise provided by the Certificate of Incorporation and subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.12 Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 days nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board, (i) when no prior action of the Board is required by the DGCL, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by the DGCL, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

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2.13 Proxies.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law in any manner provided under the DGCL or as otherwise provided under applicable law and filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the DGCL. A proxy may be in the form of an electronic transmission that sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.

2.14 List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

2.15 Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count all votes or ballots;

(iii) count and tabulate all votes;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.

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Article III - Directors

3.1 Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2 Number of Directors.

Subject to the Certificate of Incorporation or any certificate of designation with respect to any series of Preferred Stock, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. Except as otherwise provided in the Certificate of Incorporation, no reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors.

Directors shall be elected by stockholders at their annual meeting, and the term of each director shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.

3.4 Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt.

Subject to the special rights of the holders of one or more series of Preferred Stock to elect directors, except as otherwise provided by applicable law, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors shall be filled as set forth in the Certificate of Incorporation.

3.5 Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

3.6 Regular Meetings.

Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

3.7 Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be held within or outside the State of Delaware and called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

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(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile or electronic mail; or

(iv) sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8 Quorum.

At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9 Board Action without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.

3.10 Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV - Committees

4.1 Committees of Directors.

The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

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4.2 Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings; meetings by telephone);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings; notice);

(iv) Section 3.9 (board action without a meeting); and

(v) Section 7.13 (waiver of notice),

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members.

4.3 Subcommittees.

Unless otherwise provided in the Certificate of Incorporation, these bylaws, the resolutions of the Board designating the committee or the charter of such committee adopted by the Board, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V - Officers

5.1 Officers.

The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

5.2 Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.

5.3 Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4 Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

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Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled as provided in Section 5.2 or Section 5.3, as applicable.

5.6 Representation of Shares of Other Corporations.

The Chairperson of the Board, the Chief Executive Officer or the President of the Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8 Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI - Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in the DGCL, (ii) record the information specified in the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Article VII - General Matters

7.1 Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

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7.2 Stock Certificates.

The shares of the Corporation shall be uncertificated, provided that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be certificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board, Chief Executive Officer, the President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

7.3 Special Designation of Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face of back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4 Lost Certificates.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may, in addition to any other requirements as may be imposed by the Corporation, require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5 Shares Without Certificates.

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.6 Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.7 Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

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The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.8 Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.9 Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.10 Transfer of Stock.

Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.11 Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL or other applicable law.

7.12 Registered Stockholders.

The Corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.13 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

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Article VIII - Notice

8.1 Delivery of Notice; Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii) if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX - Indemnification

9.1 Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.

Subject to Section 9.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

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9.2 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.

Subject to Section 9.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

9.3 Authorization of Indemnification.

Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

9.4 Good Faith Defined.

For purposes of any determination under Section 9.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 9.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.1 or 9.2, as the case may be.

9.5 Indemnification by a Court.

Notwithstanding any contrary determination in the specific case under Section 9.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 9.1 or 9.2. The basis of such indemnification by the Corporation shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2, as the case may be. Neither a contrary determination in the specific case under Section 9.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Article IX shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

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9.6 Expenses Payable in Advance.

Expenses (including attorneys’ fees) incurred by a present or former director or officer in appearing at, participating in or defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article IX shall be paid by the Corporation upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by employees and agents of the Corporation or by persons acting at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

9.7 Nonexclusivity of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 9.1 or 9.2 shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.1 or Section 9.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

9.8 Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

9.9 Certain Definitions.

For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article IX shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

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9.10 Survival of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified as provided in this Article IX, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

9.11 Limitation on Indemnification.

Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 9.5), the Corporation shall not be obligated to indemnify any present or former director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of the Corporation.

9.12 Indemnification of Employees and Agents.

The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and to persons serving at the request of the Corporation as directors, officers, employees and agents of another corporation, partnership, joint venture, trust or other enterprise similar to those conferred in this Article IX to directors and officers of the Corporation.

9.13 Primacy of Indemnification.

Notwithstanding that a director, officer, employee or agent of the Corporation (collectively, the “Covered Persons”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), with respect to the rights to indemnification, advancement of expenses and/or insurance set forth herein, the Corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to Covered Persons are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Covered Persons are secondary); and (ii) shall be required to advance the full amount of expenses incurred by Covered Persons and shall be liable for the full amount of all liabilities, without regard to any rights Covered Persons may have against any of the Other Indemnitors. No advancement or payment by the Other Indemnitors on behalf of Covered Persons with respect to any claim for which Covered Persons have sought indemnification from the Corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Covered Persons against the Corporation. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this Section 9.13 shall only apply to Covered Persons in their capacity as Covered Persons.

9.14 Amendments.

Any repeal or amendment of this Article IX by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these bylaws inconsistent with this Article IX, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Article X - Amendments

The Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that such action by stockholders shall require, in addition to any other vote required by the Certificate of Incorporation or applicable law, the affirmative vote of the holders of at least 66⅔%) of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote generally in an election of directors, voting together as a single class.

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Article XI - Definitions

As used in these bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

Annex B-2-20

ANNEX C

EXASCALE LABS HOLDINGS INC.

2026 OMNIBUS EQUITY INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Exascale Labs Holdings Inc. 2026 Omnibus Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, non-employee directors and consultants of Exascale Labs Holdings Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board, or the Compensation Committee of the Board or a similar committee performing the functions of that committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Closing Date” means the date of the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 11, 2026, by and among the Company and the other parties thereto.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Annex C-1

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the Nasdaq Stock Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

“Incentive Stock Option” means any Stock Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means a right to receive, in cash and/or shares of Stock, as determined by the Administrator, the Fair Market Value of a share of Stock, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which, immediately upon completion of the transaction, an unrelated person, entity or group thereof acting in concert will own at least a majority of the outstanding voting power of the Company or any successor entity other than (A) as a result of the acquisition of securities directly from the Company and (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Class A Ordinary Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

Annex C-2

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a fifty percent (50%) interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)	Administration of Plan. The Plan shall be administered by the Administrator.

(b)	Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority to:

(i)	select the individuals to whom Awards may from time to time be granted;

(ii)	determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)	determine the number of shares of Stock to be covered by any Award;

(iv)	correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Certificate;

(v)	determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(vi)	accelerate at any time the exercisability or vesting of all or any portion of any Award or waive any forfeiture provision with respect to an Award;

(vii)	subject to the provisions of Section 5(c) or Section 6(d), extend at any time of the period in which Stock Options or Stock Appreciation Right, respectively, may be exercised; and

(viii)	at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)	Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

Annex C-3

(d)	Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)	Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the administration of the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s certificate of incorporation or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)	Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)	Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 10,000,000 shares (the “Initial Limit”), subject to adjustment as provided in this Section 3, plus on January 1, 2027 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by five percent (5%) of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or such lesser amount as determined by the Board (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2027 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 3,200,000 shares of Stock, subject in all cases to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the shares of Stock authorized for grant to any grantee in any calendar year.

Annex C-4

(b)	Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator, in its sole discretion, shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator may also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c)	Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, the Administrator shall have the option (in its sole discretion) to effect either of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder: (i) make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) permit a grantee to exercise all or any portion of such grantee’s outstanding Options and Stock Appreciation Rights (to the extent then exercisable), for a limited period of time on or before a date prior to the consummation of the Sale Event as specified by the Administrator, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate. The Administrator shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Awards other than Options and Stock Appreciation Rights, in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

(d)	Maximum Awards to Non-Employee Directors. The aggregate amount of compensation, including both Awards granted under this Plan and cash compensation, paid to any Non-Employee Director in a calendar year period shall not exceed $750,000; provided, however, that such amount shall be $1,000,000 for the calendar year in which the applicable Non-Employee Director is initially appointed to the Board. For the purpose of this limitation, the amount of any Award paid in a calendar year shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

Annex C-5

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5. STOCK OPTIONS

(a)	Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)	Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c)	Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)	Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)	Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:

(i)	In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)	Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan, with such surrendered shares to be valued at Fair Market Value on the exercise date;

(iii)	By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

Annex C-6

(iv)	To the extent permitted by the Administrator and set forth in an Award Certificate, with respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)	Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a)	Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)	Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c)	Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)	Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7. RESTRICTED STOCK AWARDS

(a)	Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

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(b)	Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company shall accrue and shall not be paid to the grantee until the lapse of restrictions on such Restricted Shares, and such dividends shall expire or be forfeited or annulled under the same conditions as the Restricted Shares. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)	Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)	Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a)	Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. The vesting conditions or other restrictions associated with the Restricted Stock Unit may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate). Restricted Stock Units with deferred settlement dates may be subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)	Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)	Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

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(d)	Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

(a)	Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. In no event shall any Dividend Equivalent Right be granted to an optionee as a component of a Stock Option. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)	Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TRANSFERABILITY OF AWARDS

(a)	Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

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(b)	Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c)	Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than fifty percent (50%) of the voting interests.

(d)	Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

(a)	Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal or non-U.S. income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)	Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14. SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

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SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)	Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b)	For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i)	a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

(ii)	an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing;

(iii)	an employee becoming a Consultant or a Non-Employee Director upon the termination of such employee’s employment, unless otherwise determined by the Administrator, in its sole discretion; or

(iv)	a Consultant or a Non-Employee Director becoming an employee.

SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. The Administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS

(a)	No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)	Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the

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exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)	Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)	Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)	Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)	Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 19. STATUS UNDER ERISA

The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

SECTION 20. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon the date immediately preceding the Closing Date subject to prior stockholder approval in accordance with applicable state law, the Company’s bylaws and certificate of incorporation, and applicable securities exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 21. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:

DATE APPROVED BY STOCKHOLDERS:

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ANNEX D

Execution Version

COMPANY SHAREHOLDER SUPPORT AGREEMENT

This COMPANY SHAREHOLDER SUPPORT AGREEMENT is dated as of January 11, 2026 (this “Support Agreement”), by the shareholder which has a majority interest in the Company as listed on Exhibit A hereto (“Shareholder”), Exascale Labs Inc., a Delaware corporation (“Company”), and D. Boral ARC Acquisition I Corp., a company organized under the laws of the British Virgin Islands (“Parent”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent and Company, together with Purchaser and Merger Sub have entered into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”), pursuant to which, among other things, (a) Parent will merge with and into Purchaser, in which Purchaser will be the surviving entity (the “Reincorporation Merger”); and (b) promptly following the Reincorporation Merger, Merger Sub will merge with and into Company, in which Company will be the surviving corporation and a wholly-owned subsidiary of Purchaser (the “Merger” and, together with Reincorporation Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, as of the date hereof, the Shareholder owns the number of shares of Company set forth opposite its name on Exhibit A (all such shares, or any additional shares of Company or any successor entity of which ownership of record or the power to vote, directly or indirectly, is hereafter acquired by the Shareholder prior to the termination of this Support Agreement being referred to herein as the “Shareholder Shares”); and

WHEREAS, in order to induce Parent, Purchaser and Merger Sub to enter into the Merger Agreement, the Shareholder is executing and delivering this Support Agreement to Parent.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements.

During the period commencing on the date hereof and ending on the earlier to occur of (i) the Closing Date, and (ii) such date and time as the Merger Agreement shall be terminated in accordance with Section 12.1 thereof (whichever is earlier, the “Expiration Time”), the Shareholder, in its capacity as a shareholder of Company, agrees that, at any meeting of Company’ shareholders related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of Company’ shareholders related to the Transactions (all meetings or consents related to the Merger Agreement, collectively, the “Meeting”), such Shareholder shall:

a. when the Meeting is held, appear at the Meeting or otherwise cause its Shareholder Shares to be counted as present thereat for the purpose of establishing a quorum;

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b. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shareholder Shares in favor of the Merger Agreement and the Transactions;

c. authorize and approve any amendment to Company’s Organizational Documents that is deemed necessary or advisable by Company for purposes of effecting the Transactions; and

d. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shareholder Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of Company under the Merger Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Support Agreement.

2. Restrictions on Transfer. Until the Expiration Time, the Shareholder agrees that, it shall not sell, assign or otherwise transfer any of its Shareholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in substantially the form set forth on Exhibit B. Company shall not register any sale, assignment or transfer of the Shareholder Shares on its stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. During the period commencing on the date hereof and ending at the Expiration Time, in the event that, (a) any Company Shares or other equity securities of Company are issued to the Shareholder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or other securities of any other entity in exchange for Company’ securities owned by the Shareholder, (b) the Shareholder purchases or otherwise acquires beneficial ownership of any Company Shares or other equity securities of Company or securities of any other entity in exchange for Company securities owned by the Shareholder, after the date of this Support Agreement, or (c) the Shareholder acquires the right to vote or share in the voting of any Company Shares (apart from Company’ securities owned by the Shareholder) or other equity securities of Company after the date of this Support Agreement (such Company Shares or other equity securities of Company, collectively the “New Securities”), then such New Securities acquired or purchased by the relevant Shareholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Shareholder Shares as of the date hereof.

4. No Challenge. The Shareholder agrees, in its capacity as a shareholder only, not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, Merger Sub or Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

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5. Consent to Disclosure. The Shareholder hereby consents to the publication and disclosure in the Proxy Statement, if necessary (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent, Purchaser, Merger Sub or Company to any Governmental Authority or to securityholders of Parent or Company) of such Shareholder’s identity and beneficial ownership of Shareholder Shares and the nature of such Shareholder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Parent, Purchaser, Merger Sub or Company, a copy of this Support Agreement. Each Shareholder will promptly provide any information reasonably requested by Parent, Purchaser, Merger Sub or Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

6. Termination of Company Financing Agreements, Related Agreements. The Shareholder, by this Support Agreement with respect to its Shareholder Shares, severally and not jointly, hereby agrees to terminate, subject to the Closing and effective as of the Effective Time, (a) all agreements with respect to Affiliate Transactions to which such Shareholder is party that are set forth on Schedule 5.24(a) of the Company Disclosure Schedules, if applicable to the Shareholder (the “Company Financing Agreements”); (b) any management rights or side letters between the Company and the Shareholder; and (c) any rights under any letter or agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to shareholders of the Company (clauses (a) through (c), collectively, the “Terminating Rights”) between Shareholder and the Company, but excluding, (i) for the avoidance of doubt, any rights Shareholder may have that relate to any commercial or employment agreements or arrangements between the Shareholder and the Company or any Subsidiary thereof, which shall survive the Closing in accordance with their terms, and (ii) any indemnification, advancement of expenses and exculpation rights of the Shareholder or any of its Affiliates set forth in the foregoing documents, which shall survive the Closing in accordance with their terms; provided that all Terminating Rights between the Company and any other holder of Company Shares shall also terminate at such time.

7. Waiver. The Shareholder irrevocably and unconditionally (a) waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the Transactions, including the Merger, that such Shareholder may have under applicable law and (b) waives its or its successor entity’s right to certain payments upon liquidation of Company or other entity of which the Shareholder Shares represents ownership interests pursuant to Company’ or such other entity’s Organizational Documents.

8. Shareholder Representations. The Shareholder represents and warrants to Parent and Company, as of the date hereof, that:

a. such Shareholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

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b. (i) if such Shareholder is an entity, such Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Shareholder’s powers and have been duly authorized by all necessary actions on the part of the Shareholder, or (ii) if such Shareholder is an individual, the signature on this Support Agreement is genuine and such Shareholder has legal competence and capacity to execute the same;

c. this Support Agreement has been duly executed and delivered by such Shareholder and, this Support Agreement constitutes a legally valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

d. the execution and delivery of this Support Agreement by such Shareholder do not, and the performance by such Shareholder of its obligations hereunder will not, (i) if such Shareholder is an entity, conflict with or result in a violation of the organizational documents of such Shareholder, or (ii) whether such Shareholder is any entity or an individual, require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Support Agreement;

e. there are no Proceedings pending or, to the knowledge of such Shareholder, threatened against such Shareholder before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of such Shareholder’s obligations under this Support Agreement;

f. no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Shareholder or, to the knowledge of such Shareholder, by Company;

g. such Shareholder has had the opportunity to read the Merger Agreement and this Support Agreement and has had the opportunity to consult with such Shareholder’s tax, financial and legal advisors;

h. such Shareholder has not entered into, and shall not enter into, any agreement that would prevent such Shareholder from performing any of such Shareholder’s obligations hereunder;

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i. such Shareholder has good title to the Shareholder Shares set forth opposite such Shareholder’s name on Exhibit A, free and clear of any Liens other than Liens pursuant to this Agreement, the other Transaction Documents, the Organizational Documents of Company and Permitted Liens, and such Shareholder has the sole power to vote or cause to be voted such Shareholder Shares; and

j. the Shareholder Shares listed opposite such Shareholder’s name on Exhibit A are the only shares of Company’ capital stock owned of record or beneficially owned by the Shareholder as of the date hereof, and none of such Shareholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Shareholder Shares that is inconsistent with such Shareholder’s obligations pursuant to this Support Agreement.

9. Damages; Remedies. The Shareholder hereby agrees and acknowledges that (a) Parent and Company would be irreparably injured in the event of a breach by the Shareholder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

10. Binding Effect of Merger Agreement. The Shareholder shall be bound by and comply with Sections 10.1 (No Shop) and 13.13 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (x) the Shareholder was an original signatory to the Merger Agreement with respect to such provisions, and (y) each reference to the “Company” contained in such provisions also referred to such Shareholder.

11. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

12. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Shareholder, Parent and Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

13. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Annex D-5

14. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

15. Governing Law; Jurisdiction; Jury Trial Waiver. Section 13.6 and Section 13.7 of the Merger Agreement are incorporated by reference herein and shall apply mutatis mutandis with full force to any disputes arising under this Support Agreement.

16. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 13.9 of the Merger Agreement to the applicable party, with respect to Parent or Company at the address set forth in Section 13.9 of the Merger Agreement, and, with respect to each Shareholder, at its address set forth on Exhibit A.

17. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve the Shareholder, Parent or Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

18. Adjustment for Stock Split. If, and as often as, there are any changes in the Shareholder Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Shareholder, Parent, Company and the Shareholder Shares as so changed.

19. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

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Annex D-6

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

D. BORAL ARC ACQUISITION I CORP.

By:	/s/ John Darwin
	Name:	John Darwin
	Title:	Chief Financial Officer

EXASCALE LABS INC.

By:	/s/ Hoansoo Lee
	Name:	Hoansoo Lee
	Title:	Chief Executive Officer

[Signature Page to Company Shareholder Support Agreement]

Annex D-7

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

SHAREHOLDER

/s/ Wenying Jia
Name:	Wenying Jia

[Signature Page to Company Shareholder Support Agreement]

Annex D-8

EXHIBIT A

SHAREHOLDER

Shareholder	Number of Shares	Email for Notices	Address for Notices

Annex D-9

EXHIBIT B

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with Company Shareholder Support Agreement dated as of [   ], 2026 (as the same may be amended from time to time, the “Support Agreement”), by and among Exascale Labs Inc., a Delaware corporation (“Company”), D. Boral ARC Acquisition I Corp., a company organized under the laws of the British Virgin Islands (“Parent”), and the shareholders party thereto. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Support Agreement.

By executing and delivering this Joinder Agreement to Company and Parent, the undersigned hereby agrees to become a party to, to be bound by and to comply with the Support Agreement as a Shareholder in the same manner as if the undersigned were an original signatory to the Support Agreement; provided, however, that (a) the expressions of “the date hereof” and “the date of this Support Agreement” or similar expressions the Support Agreement shall be deemed to be the date of this Joinder Agreement, and (b) for purposes of the Support Agreement and this Joinder Agreement, the Shareholder Shares owned by the Joining Party as of the date of this Joinder Agreement are __________ ___, 20__.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: __________ ___, 20__

[NAME OF JOINING PARTY]

By:
Name:
Title:

Notices Information:

Address:

Email:

Attention:

Annex D-10

ANNEX E

Execution Version

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT dated as of January 11, 2026 (this “Support Agreement”), is entered into by and among MFH 1, LLC, a Delaware limited liability company (“Sponsor”), Exascale Labs Inc., a Delaware corporation (“Company”), and D. Boral ARC Acquisition I Corp., a company organized under the laws of the British Virgin Islands (“Parent”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent and Company, together with Purchaser and Merger Sub have entered into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”), pursuant to which, among other things, (a) Parent will merge with and into Purchaser, with Purchaser as the surviving entity (the “Reincorporation Merger”); and (b) promptly following the Reincorporation Merger, Merger Sub will merge with and into Company, with Company as the surviving corporation and a wholly-owned subsidiary of Purchaser (the “Merger” and, together with Reincorporation Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, as of the date hereof, the Sponsor is the holder of record of 12,000,000 Class B ordinary shares of a par value of US$0.0001 each (“Class B Shares”) and 200,000 Class A ordinary shares of a par value of US$0.0001 each (“Class A Shares”) (all such shares, or any successor, replacement or additional shares of Parent of which ownership of record or the power to vote is hereafter acquired by the Sponsor prior to the termination of this Support Agreement being referred to herein as the “Sponsor Shares”); and

WHEREAS, in order to induce Company to enter into the Merger Agreement, the Sponsor is executing and delivering this Support Agreement to Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Closing Date and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 12.1 thereof (whichever is earlier, the “Expiration Time”), the Sponsor agrees that, at the Parent Shareholders’ Meeting, at any other meeting of Parent Shareholders related to the Transactions (whether annual or extraordinary and whether or not an adjourned meeting, however called and including any adjournment thereof) and/or in connection with any written resolution of Parent Shareholders related to the Transactions (the Parent Shareholders’ Meeting and all other meetings or resolutions related to the Merger Agreement, collectively, the “Meeting”), the Sponsor shall:

a. when the Meeting is held, appear at the Meeting or otherwise cause the Sponsor Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written resolution), or cause to be voted at the Meeting (or validly execute and return and cause such resolution to be passed with respect to), all of the Sponsor Shares in favor of each of the Parent Proposals; and

Annex E-1

c. vote (or execute and return an action by written resolution), or cause to be voted at the Meeting (or validly execute and return and cause such resolution to be passed with respect to), all of the Sponsor Shares against any action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent, Purchaser or Merger Sub under the Merger Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement contained in this Support Agreement.

The obligations of the Sponsor specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the board of directors of Parent.

2. Restrictions on Transfer. Until the Expiration Time, the Sponsor agrees that it shall not, directly or indirectly, sell, assign or otherwise transfer any of the Sponsor Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to Parent and Company. Parent shall not register any sale, assignment or transfer of the Sponsor Shares on Parent’s transfer books or register (book entry or otherwise) that is not in compliance with this Section 2.

3. No Redemption. The Sponsor hereby agrees that it shall not redeem, or submit a request to Parent’s transfer agent or otherwise exercise any right to redeem, any Sponsor Shares.

4. Waiver of Anti-dilution Rights. The Sponsor hereby waives any anti-dilution rights that the Sponsor may have under any Law or arising under the Organizational Documents of Parent.

5. New Securities. During the period commencing on the date hereof and ending at the Expiration Time, in the event that (a) any Parent Ordinary Shares or other equity securities of Parent are issued to the Sponsor after the date of this Support Agreement pursuant to any share dividend, share split, recapitalization, reclassification, combination, or other securities of any other entity are issued in exchange for Parent Ordinary Shares owned or held of record by the Sponsor, (b) the Sponsor purchases or otherwise acquires beneficial or record ownership of any Parent Ordinary Shares or other equity securities of Parent or securities of any other entity in exchange for Parent Shares after the date of this Support Agreement, or (c) the Sponsor acquires the right to vote or share in the voting of any Parent Ordinary Shares or other equity securities of Parent after the date of this Support Agreement (such Parent Ordinary Shares or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsor shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Sponsor Shares as of the date hereof.

Annex E-2

6. Consent to Disclosure. The Sponsor hereby consents to the publication and disclosure in the Proxy Statement, if necessary (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent, Purchaser, Merger Sub or Company to any Governmental Authority or to security holders of Parent or Company) of the Sponsor’s identity and ownership (legal or beneficial) of Sponsor Shares and the nature of the Sponsor’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Parent, Purchaser, Merger Sub or Company, a copy of this Support Agreement. The Sponsor will promptly provide any information reasonably requested by Parent, Purchaser, Merger Sub or Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

7. No Challenge. The Sponsor, in its capacity as a shareholder of Parent, agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, Merger Sub or Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

8. Waiver. The Sponsor irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the Transactions, including the Merger, that the Sponsor may have under applicable law.

9. Sponsor Representations. The Sponsor represents and warrants to Parent and Company, as of the date hereof, that:

a. the Sponsor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

b. the Sponsor has full right and power, without violating any agreement to which it is bound, to enter into this Support Agreement;

c. the Sponsor is duly incorporated, organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, formed or incorporated and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s powers and have been duly authorized by all necessary actions on the part of the Sponsor;

d. this Support Agreement has been duly executed and delivered by the Sponsor, this Support Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

Annex E-3

e. the execution and delivery of this Support Agreement by the Sponsor do not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Sponsor or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Support Agreement;

f. there are no Proceedings pending or, to the knowledge of the Sponsor, threatened against the Sponsor before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Support Agreement;

g. no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Sponsor or, to the knowledge of the Sponsor, by Parent;

h. the Sponsor has had the opportunity to read the Merger Agreement and this Support Agreement and has had the opportunity to consult with its tax and legal advisors;

i. the Sponsor has not entered into, and shall not enter into, any agreement that would prevent the Sponsor from performing any of its obligations hereunder;

j. the Sponsor has good title to the Sponsor Shares set forth opposite the Sponsor’s name on Exhibit A, free and clear of any Liens, and the Sponsor has the sole power to vote or cause to be voted such Sponsor Shares; and

k. the Sponsor Shares set forth opposite the Sponsor’s name on Exhibit A are the only Parent Ordinary Shares owned of record or beneficially owned by the Sponsor as of the date hereof, and none of such Sponsor Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Sponsor Shares that is inconsistent with the Sponsor’s obligations pursuant to this Support Agreement.

10. Damages; Remedies. The Sponsor hereby agrees and acknowledges that (a) Parent and Company would be irreparably injured in the event of a breach by the Sponsor of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

11. Binding Effect of Merger Agreement. The Sponsor shall be bound by and comply with Section 13.13 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Section) as if (a) the Sponsor was an original signatory to the Merger Agreement with respect to such provision, and (b) each reference to the “Parent” or a “party” contained in such provision also referred to the Sponsor.

Annex E-4

12. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on the Sponsor, Parent and Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

14. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

16. Governing Law; Jurisdiction; Jury Trial Waiver. Section 13.6 and Section 13.7 of the Merger Agreement are incorporated by reference herein and shall apply mutatis mutandis with full force to any disputes arising under this Support Agreement.

17. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 13.9 of the Merger Agreement to the applicable party, with respect to Company and Parent, at the address set forth in Section 13.9 of the Merger Agreement, and with respect to the Sponsor, at its address set forth on Exhibit A.

18. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve the Sponsor, Parent or Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

19. Adjustment for Share Split. If, and as often as, there are any changes in the Parent Shares or the Sponsor Shares by way of share split, share dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsor, Parent, Company and the Sponsor Shares as so changed.

20. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

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Annex E-5

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

D. BORAL ARC ACQUISITION I CORP.

By:	/s/ John Darwin
Name:	John Darwin
Title:	Chief Financial Officer

EXASCALE LABS INC.

By:	/s/ Hoansoo Lee
Name:	Hoansoo Lee
Title:	Chief Executive Officer

MFH 1, LLC

By:	/s/ John Darwin
Name:	John Darwin
Title:	Manager

[Signature page to Sponsor Support Agreement]

Annex E-6

Exhibit A

Sponsor

Name	Number of Sponsor Shares	Address for Notices

Annex E-7

ANNEX F

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [   ], 2026, by and between the undersigned (the “Holders”) and D. Boral ARC Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (as defined below) (“Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A.	D. Boral ARC Acquisition I Corp., a company organized under the laws of the British Virgin Islands (“Parent”), Purchaser, D. Boral Arc Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Exascale Labs Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger dated as of [ ], 2026 (the “Merger Agreement”).

B.	The Holders are the record and/or beneficial owners of a certain number of common shares of Company, or securities exchangeable or convertible into shares of Company Shares.

C.	As a condition of, and as a material inducement for Parent to enter into and consummate the transactions contemplated by the Merger Agreement, the Holders have agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-up.

(a) Except as permitted by this Section 1, during the Lock-up Period (as defined below), each Holder irrevocably agrees, it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of Purchaser Surviving Corporation.

(b) In furtherance of the foregoing, Purchaser or Purchaser Surviving Corporation, as the case may be, will (i) place a stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Purchaser Surviving Corporation’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Purchaser Surviving Corporation’s transfer agent not to process any attempts by any Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement. Such stop order will expire, be revoked or be rescinded upon the expiration of the Lock-up Period or any waiver, amendment or rescission of this Section 1 pursuant to the terms of this Agreement or the termination of this Agreement pursuant to Section 5.

Annex F-1

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means with respect to the Lock-up Shares, the period commencing on the Closing Date and ending on the earlier of (1) the date that is six (6) months after the Closing Date or (2) the date on which Purchaser Surviving Corporation completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the stockholders of Purchaser Surviving Corporation having the right to exchange their Purchaser Surviving Corporation Shares for cash, securities or other property.

Notwithstanding the foregoing, and subject to the conditions below, the restrictions set forth herein shall not apply to: (1) transfers or distributions of Lock-up Shares (or equity of the respective Holder or the respective Holder’s partners, members or stockholders) to the respective Holder’s current or former general or limited partners, subsidiaries, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or to the estates of any of the foregoing; (2) transfers by bona fide gift, including to charitable organizations, or to a member of the respective Holder’s immediate family or to a trust, the beneficiary of which is the respective Holder or a member of the respective Holder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the respective Holder; (4) transfers pursuant to a qualified domestic relations order; (5) transfers to Purchaser Surviving Corporation’s officers, directors or their affiliates; (6) private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Merger at prices no greater than the price at which the securities were originally purchased; (7) transfers pursuant to a bona fide tender offer, merger, consolidation, capital stock exchange, or other similar transaction (including negotiating and entering into an agreement providing for any such transaction) which results in all of the respective Holder’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the respective Holder’s completion of the Merger, provided that in the event that such tender offer, merger, capital stock exchange, consolidation or other such transaction is not completed, the respective Holder’s Lock-up Shares shall remain subject to the provisions of this Section 1; (8) by virtue of the laws of the State of Delaware or the State or other jurisdiction of the respective Holder’s incorporation or organization, the respective Holder’s limited liability company agreement, bylaws or other comparable document upon its dissolution, if applicable; or (9) the Purchaser’s liquidation prior to the completion of the Merger; provided, however, that, in the case of any transfer pursuant to the foregoing (1) through (5) clauses, it shall be a condition to any such transfer that the transferee/donee agrees in writing (a copy of which shall be provided by the respective Holder to the Purchaser Surviving Corporation), to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-up Period. For the avoidance of doubt, the restrictions set forth herein shall also not apply to transactions relating to Purchaser Surviving Corporation Shares or other securities convertible into or exercisable or exchangeable for shares acquired in open market transactions after the effective time of the Merger. Each Holder shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the applicable Lock-up Period so long as no transfers or other dispositions of the respective Holder’s Lock-up Shares in contravention of this Section 1 are effected prior to the expiration of the applicable Lock-up Period.

Annex F-2

In the event that any Holder is granted a discretionary release, waiver or termination of the restrictions set forth herein or in any other agreement containing restrictions similar to those contained in this Agreement, such discretionary release or waiver shall automatically apply pro rata to all Holders.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement (except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and principles of equity, whether considered at law or equity), and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. Each Holder has independently evaluated the merits of his/her/its decision to enter into and deliver this Agreement, and such Holder confirms that he/she/it has not relied on the advice of the Company, Parent, Purchaser, their respective legal counsels, or any other person.

3. Beneficial Ownership. Each Holder hereby represents and warrants that, as of the date of this Agreement, it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of Parent or Company, or any economic interest in or derivative of such stock, other than those securities specified on the signature page hereto. For purposes of this Agreement, the “Lock-up Shares” shall mean the Purchaser Shares held by such Holder immediately following the Closing.

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holders in connection with this Agreement.

5. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier to occur of (a) termination of the Merger Agreement in accordance with its terms or (b) the expiration of the Lock-up Period.

6. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00 PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a) If to Purchaser Surviving Corporation, to:

Exascale Labs Inc.
820 Gessner Road, Suite 332
Houston, TX 77024
Attention: Hoansoo Lee
E-mail: hoansoo@exabits.xyz

Annex F-3

with a copy to (which shall not constitute notice):

Kesse PLLC
845 Texas Avenue, Suite 200
Houston, TX 77002
Attention: Kelvin Kesse
E-mail: kelvinkesse@kessepllc.com

(b) If to any Holder, to the address set forth on the respective Holder’s signature page hereto, or to such other address as any party may have furnished to the others in writing in accordance herewith.

7. Enumeration and Headings; Interpretation. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement.

8. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement. The delivery of an electronic signature to, or a copy/scan of a manual signature on a counterpart to, this Agreement by facsimile, email or other electronic transmission shall be deemed an original signature for all purposes hereunder.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. Each Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Purchaser and its successors and assigns.

10. No Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

11. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

Annex F-4

12. Amendments and Waivers. This Agreement may be amended or modified by written agreement executed by each of the parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision

13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

14. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

15. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware.

16. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

Annex F-5

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

D. Boral ARC Merger Corporation

By:
Name:
Title:

[Signature Page to Company Shareholders Lock-up Agreement]

Annex F-6

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDERS:

[ ]

By:
Name:
Title:
Address:

NUMBER AND TYPE OF Lock-up Shares:

[Signature Page to Company Shareholders Lock-up Agreement]

Annex F-7

D. BORAL ARC ACQUISITION I CORP.

10 East 53rd Street, Suite 3001

New York, NY 10022

+ (332) 266-7344

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
D. BORAL ARC ACQUISITION I CORP.

The undersigned hereby appoints David Boral and John Darwin as proxies (the “Proxies”),with full power to act to appoint a substitute, and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all ordinary shares of D. Boral ARC Acquisition I Corp. (“BCAR”) held of record by the undersigned on July 6, 2026 at the Extraordinary General Meeting of shareholders to be held on July 29, 2026, or any postponement or adjournment thereof (the “Extraordinary General Meeting”). BCAR has determined that the Extraordinary General Meeting will be a virtual meeting conducted via live webcast at www.proxydocs.com/BCAR. For the purposes of British Virgin Islands law and the amended and restated memorandum and articles of association of BCAR, the physical location of the Extraordinary General Meeting will be at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 on July 29, 2026, at 10:00 A.M. Eastern Time and virtually by visiting www.proxydocs.com/BCAR. To register and receive access to the virtual meeting, shareholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Extraordinary General Meeting, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the Extraordinary General Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8 BELOW. BCAR’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1) Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution and adopt the Agreement and Plan of Merger, dated as of January 11, 2026 (the “Business Combination Agreement”), by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and a direct, wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of BCAR (“Merger Sub”), and Exascale Labs Inc., a Delaware corporation (“Exascale”), pursuant to which, among other things, BCAR shall continue out of the British Virgin Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger (the “Domestication Merger”) of BCAR with and into PubCo, with PubCo as the surviving company pursuant to the BVI Business Companies Act, (Revised Edition 2020) as amended, of the British Virgin Islands and the applicable provisions of the Delaware General Corporation Law, as amended. Following the closing of the Domestication Merger, Merger Sub shall be merged with and into Exascale, with Exascale surviving the merger as a wholly-owned subsidiary of PubCo (the “Acquisition Merger” and collectively with the Domestication Merger and the other agreements and transactions contemplated by the Business Combination Agreement, the “Business Combination”). We refer to this proposal as the “Business Combination Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(2) Proposal No. 2 — The Domestication Merger Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution and adopt the domestication of BCAR pursuant to the Business Combination Agreement. Subject to the conditions of the Business Combination Agreement, BCAR shall continue out of the British Virgin Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger of BCAR with and into PubCo, with PubCo as the surviving company pursuant to the BVI Business Companies Act, (Revised Edition 2020) as amended, of the British Virgin Islands and the applicable provisions of the Delaware General Corporation Law, as amended. Upon the Domestication Merger, PubCo shall change its name to “Exascale Labs Holdings Inc.” We refer to this proposal as the “Domestication Merger Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(3) Proposal No. 3 — Organizational Documents Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution the proposed amended and restated certificate of incorporation (the “Proposed Charter”) and the proposed amended and restated bylaws (“Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of PubCo. The forms of each of the Proposed Charter and the Proposed Bylaws are attached to the accompanying proxy statement/prospectus as Annex B-1 and Annex B-2, respectively. We refer to this proposal as the “Organizational Documents Proposal.”

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(4) Proposal No. 4 — The Advisory Organizational Documents Proposals — To consider and vote upon the following six (6) separate proposals (collectively, the “Advisory Organizational Documents Proposals”) to approve on an advisory non-binding basis by way of ordinary resolution the following material differences between the Current Charter and the Proposed Organizational Documents:

(A) Advisory Organizational Documents Proposal 4A (Authorized Shares) — authorize the amendment and redesignation of the authorized shares of BCAR from (a) 500,000,000 BCAR Class A Ordinary Shares, 50,000,000 BCAR Class B Ordinary Shares and 5,000,000 BCAR preference shares, in each case par value $0.0001 per share, to (b) 260,000,000 shares of PubCo Class A Ordinary Common Stock, 35,000,000 shares of PubCo Class B Super Common Stock and 5,000,000 shares of PubCo Preferred Stock, in each case par value $0.0001 per share (“Advisory Organizational Documents Proposal 4A”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(B) Advisory Organizational Documents Proposal 4B (Change in Voting Rights) — to change the voting rights of PubCo’s Common Stock such that, each PubCo Class A Ordinary Common Stock will be entitled to one (1) vote per PubCo Class A Ordinary Common Stock on all matters submitted to a vote of the stockholders of PubCo, and each PubCo Class B Super Common Stock will be entitled to twenty (20) votes per PubCo Class B Super Common Stock on all matters submitted to a vote of the stockholders of PubCo, and that the PubCo Class A Ordinary Common Stock and PubCo Class B Super Common Stock shall vote together on all matters except as explicitly required by the DGCL or as explicitly set forth in the Proposed Charter (“Advisory Organizational Documents Proposal 4B”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(C) Advisory Organizational Documents Proposal 4C (Exclusive Forum Provision) — to authorize adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act of 1933, as amended (the “Securities Act”) (“Advisory Organizational Documents Proposal 4C”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(D) Advisory Organizational Documents Proposal 4D (Required Vote to Amend Charter) — to approve provisions providing that the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares of capital stock of PubCo entitled to vote thereon, voting together as a single class, will be required to amend, alter, repeal or rescind any provision of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH or Article ELEVENTH of the Proposed Charter (“Advisory Organizational Documents Proposal 4D”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(E) Advisory Organizational Documents Proposal 4E (Removal of Directors) — to approve provisions permitting the removal of a director, but only for cause, and then by the affirmative vote of at least 66⅔% of the voting power of all the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class (“Advisory Organizational Documents Proposal 4E”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(F) Advisory Organizational Documents Proposal 4F (Name Change) — to approve the change of the name of PubCo to “Exascale Labs Holdings Inc.” (“Advisory Organizational Documents Proposal 4F”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(5) Proposal No. 5 — Directors Proposal — A proposal to elect Hoansoo Lee, Wenying Jia, David Card, Shachar Kariv and Jaeyoung Shin as the directors of PubCo, with Hoansoo Lee to serve until the 2029 annual meeting and until his successor has been duly elected and qualified or until his earlier resignation, removal or death, with each of Wenying Jia and David Card to serve until the 2028 annual meeting and until their respective successors have been duly elected and qualified or until their earlier resignation, removal or death, and with each of Shachar Kariv and Jaeyoung Shin to serve until the 2027 annual meeting and until their respective successors have been duly elected and qualified or until their earlier resignation, removal or death (the “Directors Proposal”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(6) Proposal No. 6 — The Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve by an ordinary resolution the Equity Incentive Plan (the “Equity Incentive Plan Proposal”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(7) Proposal No. 7 — The Nasdaq Proposal — To consider and vote upon a proposal to approve by an ordinary resolution, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635, the issuance of PubCo Common Stock and PubCo Warrants in connection with the Business Combination (the “Nasdaq Proposal”).

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(8) Proposal No. 8 — The Adjournment Proposal — To consider and vote upon a proposal to approve by way of ordinary resolution the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the Business Combination Proposal, the Domestication Merger Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the Directors Proposal, the Equity Incentive Plan Proposal, or the Nasdaq Proposal at the Extraordinary General Meeting.

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES AND “FOR” EACH OF THE OTHER PROPOSALS AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

IN THEIR DISCRETION THE PROXY IS AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!